UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Arch Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JOINT LETTER TO STOCKHOLDERS OF CONSOL ENERGY INC.

AND STOCKHOLDERS OF ARCH RESOURCES, INC.

Dear Stockholders:

On August 20, 2024, CONSOL Energy Inc. (“CONSOL”), Mountain Range Merger Sub Inc., a wholly owned subsidiary of CONSOL (“Merger Sub”), and Arch Resources, Inc. (“Arch”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), which provides for the combination of CONSOL and Arch in an all-stock merger of equals transaction. Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into Arch (the “merger”), with Arch continuing as the surviving corporation in the merger and a wholly owned subsidiary of CONSOL.

Holders of CONSOL common stock (as defined below) (the “CONSOL stockholders”) as of the close of business on November 26, 2024, the record date, are invited to virtually attend a special meeting of CONSOL stockholders (the “CONSOL special meeting”) on January 9, 2025, at 8:00 a.m. Eastern Time, via live webcast at www.virtualshareholdermeeting.com/CEIX2025SM (the “CONSOL special meeting website”). At the CONSOL special meeting, CONSOL stockholders will be asked to consider and vote upon: (1) a proposal to approve the issuance of shares of common stock, par value $0.01 per share, of CONSOL (“CONSOL common stock”) in connection with the merger (the “CONSOL issuance proposal”), (2) a proposal to adopt an amendment to CONSOL’s Amended and Restated Certificate of Incorporation (as amended prior to the date of this joint proxy statement/prospectus, the “CONSOL certificate of incorporation”), to increase the number of authorized shares of CONSOL common stock from 62,500,000 shares to 125,000,000 shares (the “CONSOL charter amendment proposal”) and (3) a proposal to approve one or more adjournments of the CONSOL special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the CONSOL special meeting to approve the CONSOL issuance proposal or the CONSOL charter amendment proposal (the “CONSOL adjournment proposal”).

Holders of Arch common stock (as defined below) (the “Arch stockholders”) as of the close of business on November 26, 2024, the record date, are invited to virtually attend a special meeting of Arch stockholders (the “Arch special meeting”) on January 9, 2025, at 8:00 a.m. Central Time, via live webcast at www.virtualshareholdermeeting.com/ARCH2025SM (the “Arch special meeting website”). At the Arch special meeting, Arch stockholders will be asked to consider and vote upon: (1) a proposal to adopt the merger agreement (the “Arch merger proposal”), (2) a non-binding advisory proposal to approve certain compensation that may be paid or become payable to Arch’s named executive officers that is based on or otherwise relates to the merger (the “Arch non-binding executive compensation advisory proposal”) and (3) a proposal to approve one or more adjournments of the Arch special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the Arch special meeting to approve the Arch merger proposal (the “Arch adjournment proposal”).

For Arch stockholders, if the merger is completed, you will be entitled to receive, for each issued and outstanding share of Class A common stock, par value $0.01 per share (“Arch Class A common stock”), and Class B common stock, par value $0.01 per share (“Arch Class B common stock” and together with Arch Class A common stock, “Arch common stock”), of Arch owned by you immediately prior to the effective time of the merger, 1.326 shares of CONSOL common stock (the “merger consideration”), as further described in the joint proxy statement/prospectus accompanying this notice. The market value of the merger consideration will fluctuate with the price of CONSOL common stock, and the difference between the market value of the merger consideration and the market value of Arch common stock will fluctuate with the market prices of CONSOL common stock and Arch Class A common stock. Based on the closing price of CONSOL common stock on August 20, 2024, the last trading day before the public announcement of the signing of the merger agreement, the value of the per share merger consideration payable to holders of Arch common stock upon completion of the merger was approximately $125.61, which is approximately $1.13 less than the closing price of Arch Class A common stock on August 20, 2024. Based on the closing price of CONSOL common stock on November 22, 2024, the last practicable date before the date of the joint proxy statement/prospectus accompanying this notice, the value of the per share merger consideration payable to holders of Arch common stock upon completion of the merger was approximately $174.67, which is approximately $1.03 more than the closing price of Arch Class A common stock on November 22, 2024. Arch stockholders should obtain current stock price quotations for CONSOL common stock and Arch Class A common stock. CONSOL common stock is traded on the New York Stock Exchange under the symbol “CEIX,” and Arch Class A common stock is traded on the New York Stock Exchange under the symbol “ARCH.”

The CONSOL board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the issuance of shares of CONSOL common stock in connection with the merger and the amendment to the CONSOL certificate of incorporation to increase the number of authorized shares of CONSOL common stock from 62,500,000 shares to 125,000,000 shares, are fair to, and in the best interests of, CONSOL and its stockholders; has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the issuance of shares of CONSOL common stock in connection with the merger and the amendment to the CONSOL certificate of incorporation to increase the number of authorized shares of CONSOL common stock from 62,500,000 shares to 125,000,000 shares; and unanimously recommends that CONSOL stockholders vote “FOR” the CONSOL issuance proposal, “FOR” the CONSOL charter amendment proposal and “FOR” the CONSOL adjournment proposal.

The Arch board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, Arch stockholders; has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger; and unanimously recommends that Arch stockholders vote “FOR” the Arch merger proposal, “FOR” the Arch non-binding executive compensation advisory proposal and “FOR” the Arch adjournment proposal.

CONSOL and Arch will each hold a virtual special meeting of its stockholders to consider certain matters relating to the merger, which may be attended via the CONSOL special meeting website and the Arch special meeting website, respectively. CONSOL and Arch cannot complete the merger unless, among other things, CONSOL stockholders approve the CONSOL issuance proposal and the CONSOL charter amendment proposal and Arch stockholders approve the Arch merger proposal.

Your vote is very important. To ensure your representation at your company’s special meeting, complete and return the applicable enclosed proxy card or submit your proxy by phone or the Internet. Please vote promptly whether or not you expect to virtually attend your company’s special meeting. Submitting a proxy now will not prevent you from being able to vote at your company’s special meeting.

The joint proxy statement/prospectus accompanying this notice is also being delivered to Arch stockholders as CONSOL’s prospectus for its offering of shares of CONSOL common stock in connection with the merger.

The obligations of CONSOL and Arch to complete the merger are subject to the satisfaction or waiver of the conditions set forth in the merger agreement, a copy of which is included as part of the accompanying joint proxy statement/prospectus. The joint proxy statement/prospectus provides you with detailed information about the merger. It also contains or references information about CONSOL and Arch and certain related matters. You are encouraged to read the joint proxy statement/prospectus carefully and in its entirety. In particular, you should carefully read the section entitled “Risk Factors” beginning on page 39 of the joint proxy statement/prospectus for a discussion of risks you should consider in evaluating the merger and the issuance of shares of CONSOL common stock in connection with the merger and how they will affect you.

Sincerely,	Sincerely,

James A. Brock Chairman and Chief Executive Officer CONSOL Energy Inc.	Paul A. Lang Chief Executive Officer Arch Resources, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying joint proxy statement/prospectus or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The joint proxy statement/prospectus is dated November 26, 2024 and is first being mailed to stockholders of CONSOL and Arch on or about November 26, 2024.

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS OF

CONSOL ENERGY INC.

TO BE HELD VIRTUALLY VIA LIVE WEBCAST ON JANUARY 9, 2025

Dear Stockholder,

You are cordially invited to attend a virtual-only special meeting of stockholders (the “CONSOL special meeting”) of CONSOL Energy Inc. (“CONSOL”) to be held on January 9, 2025, at 8:00 a.m. Eastern Time, via live webcast at www.virtualshareholdermeeting.com/CEIX2025SM (the “CONSOL special meeting website”), for the following purposes:

•

to vote on a proposal to approve the issuance of shares of common stock, par value $0.01 per share, of CONSOL (“CONSOL common stock”), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 20, 2024 (as it may be amended from time to time, the “merger agreement”), by and among CONSOL, Mountain Range Merger Sub Inc., a wholly owned subsidiary of CONSOL (“Merger Sub”), and Arch Resources, Inc. (“Arch”) (the “CONSOL issuance proposal”);

•

to vote on a proposal to adopt an amendment to CONSOL’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of CONSOL common stock from 62,500,000 shares to 125,000,000 shares (the “CONSOL charter amendment proposal”); and

•

to vote on a proposal to approve one or more adjournments of the CONSOL special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the CONSOL special meeting to approve the CONSOL issuance proposal or the CONSOL charter amendment proposal (the “CONSOL adjournment proposal” and, together with the CONSOL issuance proposal and the CONSOL charter amendment proposal, the “CONSOL proposals”).

The CONSOL special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. You will be able to attend the CONSOL special meeting online and vote your shares and submit questions electronically at the meeting by visiting the CONSOL special meeting website.

Stockholder approval of the CONSOL issuance proposal and the CONSOL charter amendment proposal is required to complete the transactions contemplated by the merger agreement, including the merger between Merger Sub and Arch (the “merger”). CONSOL stockholders will also be asked to approve the CONSOL adjournment proposal. CONSOL will transact no other business at the CONSOL special meeting. The record date for the CONSOL special meeting has been set as November 26, 2024. Only CONSOL stockholders of record as of the close of business on such record date are entitled to notice of, and to vote at, the CONSOL special meeting via the CONSOL special meeting website or any adjournment or postponement of the CONSOL special meeting. For additional information regarding the CONSOL special meeting, see the section entitled “Special Meeting of CONSOL Stockholders” beginning on page 57 of the joint proxy statement/prospectus accompanying this notice.

The CONSOL board unanimously recommends that CONSOL stockholders vote “FOR” the CONSOL issuance proposal, “FOR” the CONSOL charter amendment proposal and “FOR” the CONSOL adjournment proposal.

The accompanying joint proxy statement/prospectus describes the CONSOL proposals in more detail. Please refer to the attached document, including the merger agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the CONSOL special meeting. You are encouraged to read the entire document carefully before voting. A summary of the merger agreement is included in the accompanying joint proxy statement/prospectus in the section entitled “The Merger Agreement” and a copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus, each of which are incorporated by reference into this notice to the same extent as if fully set forth herein. In addition, see the section entitled “Risk Factors” beginning on page 39 of the joint proxy statement/prospectus accompanying this notice for an explanation of the risks associated with the merger and the other transactions contemplated by the merger agreement.

PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE CONSOL SPECIAL MEETING VIA THE CONSOL SPECIAL MEETING WEBSITE. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

If you have any questions concerning the CONSOL proposals, the merger or the accompanying joint proxy statement/prospectus, would like additional copies or need help voting your shares of CONSOL common stock, please contact CONSOL’s proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor, New York, NY 10018

Banks and Brokers Call Collect: (212) 929-5500

All Others Call Toll-Free: (800) 322-2885

Your vote is very important. The merger is conditioned on the approval of the CONSOL issuance proposal and the CONSOL charter amendment proposal by the CONSOL stockholders. The CONSOL issuance proposal requires the affirmative vote of a majority of the shares of CONSOL common stock present via the CONSOL special meeting website or by proxy at the CONSOL special meeting and entitled to vote on such proposal and the CONSOL charter amendment proposal requires the affirmative vote of a majority of the outstanding shares of CONSOL common stock entitled to vote on such proposal. CONSOL stockholders are requested to complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes by phone or the Internet. Simply follow the instructions provided on the enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Matthew S. Tyree

Interim General Counsel and Corporate Secretary

CONSOL Energy Inc.

One CityPlace Drive, Suite 300

St. Louis, Missouri 63141

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS OF

ARCH RESOURCES, INC.

TO BE HELD VIRTUALLY VIA LIVE WEBCAST ON JANUARY 9, 2025

Dear Stockholder,

You are cordially invited to attend a virtual-only special meeting of stockholders (the “Arch special meeting”) of Arch Resources, Inc. (“Arch”) to be held on January 9, 2025, at 8:00 a.m. Central Time, via live webcast at www.virtualshareholdermeeting.com/ARCH2025SM (the “Arch special meeting website”), for the following purposes:

•

to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 20, 2024 (as it may be amended from time to time, the “merger agreement”), among CONSOL Energy Inc. (“CONSOL”), Mountain Range Merger Sub Inc. (“Merger Sub”) and Arch (the “Arch merger proposal”), providing for, among other things, the acquisition of Arch by CONSOL pursuant to a merger between Merger Sub, a wholly owned subsidiary of CONSOL, and Arch (the “merger”);

•

to vote on a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Arch’s named executive officers that is based on or otherwise relates to the merger (the “Arch non-binding executive compensation advisory proposal”); and

•

to vote on a proposal to approve one or more adjournments of the Arch special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the Arch special meeting to approve the Arch merger proposal (the “Arch adjournment proposal” and, together with the Arch merger proposal and the Arch non-binding executive compensation advisory proposal, the “Arch proposals”).

The Arch special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. You will be able to attend the Arch special meeting online and vote your shares and submit questions electronically at the meeting by visiting the Arch special meeting website.

Stockholder approval of the Arch merger proposal is required to complete the merger between Merger Sub and Arch, as contemplated by the merger agreement. Arch stockholders will also be asked to approve the Arch non-binding executive compensation advisory proposal and the Arch adjournment proposal. Arch will transact no other business at the Arch special meeting. The record date for the Arch special meeting has been set as November 26, 2024. Only Arch stockholders of record as of the close of business on such record date are entitled to notice of, and to vote at, the Arch special meeting via the Arch special meeting website or any adjournment or postponement of the Arch special meeting. For additional information regarding the Arch special meeting, see the section entitled “Special Meeting of Arch Stockholders” beginning on page 66 of the joint proxy statement/prospectus accompanying this notice.

The Arch board unanimously recommends that Arch stockholders vote “FOR” the Arch merger proposal, “FOR” the Arch non-binding executive compensation advisory proposal, and “FOR” the Arch adjournment proposal.

The accompanying joint proxy statement/prospectus describes the Arch proposals in more detail. Please refer to the attached document, including the merger agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the Arch special meeting. You are encouraged to read the entire document carefully before voting. A summary of the merger agreement is included in the accompanying joint proxy statement/prospectus in the section entitled “The Merger Agreement”

and a copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus, each of which are incorporated by reference into this notice to the same extent as if fully set forth herein. In addition, see the section entitled “Risk Factors” beginning on page 39 of the joint proxy statement/prospectus accompanying this notice for an explanation of the risks associated with the merger and the other transactions contemplated by the merger agreement.

PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ARCH SPECIAL MEETING VIA THE ARCH SPECIAL MEETING WEBSITE. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

If you have any questions concerning the Arch proposals, the merger or the accompanying joint proxy statement/prospectus, would like additional copies or need help voting your shares of Arch common stock, please contact Arch’s proxy solicitors:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor, New York, NY 10022

Banks and Brokers Call Collect: (212) 750-5833

All Others Call Toll-Free: (877) 717-3905

or

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor, New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 848-3410

Your vote is very important. The merger is conditioned on the approval of the Arch merger proposal by the Arch stockholders. The Arch merger proposal requires the affirmative vote of a majority of the outstanding shares of Arch common stock entitled to vote on such proposal. Arch stockholders are requested to complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes by phone or the Internet. Simply follow the instructions provided on the enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Rosemary L. Klein

Senior Vice President—Law, General Counsel and Secretary

Arch Resources, Inc.

REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about CONSOL Energy Inc. (“CONSOL”) and Arch Resources, Inc. (“Arch”) from other documents that are not included in or delivered with this joint proxy statement/prospectus, including documents that CONSOL and Arch have filed with the U.S. Securities and Exchange Commission (“SEC”). For a listing of documents incorporated by reference herein, see the section entitled “Where You Can Find More Information.” This information is available for you to review free of charge at the public reference room of the SEC located at 100 F Street, N.E., Washington, DC 20549, and through the SEC’s website at www.sec.gov.

You may request copies of this joint proxy statement/prospectus and any of the documents incorporated by reference herein or other information concerning CONSOL or Arch, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal executive offices are listed below.

For CONSOL Stockholders:	For Arch Stockholders:
CONSOL Energy Inc. 275 Technology Drive, Suite 101 Canonsburg, Pennsylvania 15317 Attention: Investor Relations (724) 416-8300	Arch Resources, Inc. One CityPlace Drive, Suite 300 St. Louis, Missouri 63141 Attention: Investor Relations (314) 994-2700

To obtain timely delivery of these documents before the CONSOL special meeting (as defined in the section entitled “Questions and Answers about the Merger and the Special Meetings”), CONSOL stockholders must request the information no later than January 2, 2025 (which is five business days before the date of the CONSOL special meeting).

To obtain timely delivery of these documents before the Arch special meeting (as defined in the section entitled “Questions and Answers about the Merger and the Special Meetings”), Arch stockholders must request the information no later than January 2, 2025 (which is five business days before the date of the Arch special meeting).

In addition, if you have questions about the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, contact MacKenzie Partners, Inc., the proxy solicitor for CONSOL, toll-free at (800) 322-2885, or for banks and brokers, collect at (212) 929-5500, or Innisfree M&A Incorporated or D.F. King & Co., Inc., the proxy solicitors for Arch, toll-free at (877) 717-3905, or for brokers and banks, collect at (212) 750-5833, or toll-free at (800) 848-3410, or for brokers or banks, collect at (212) 269-5550, respectively. You will not be charged for any of these documents that you request.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by CONSOL (File No. 333-282453), constitutes a prospectus of CONSOL under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock of CONSOL, par value $0.01 per share (“CONSOL common stock”), to be issued to Arch stockholders pursuant to the Agreement and Plan of Merger, dated as of August 20, 2024 (as it may be amended from time to time, the “merger agreement”), among CONSOL, Mountain Range Merger Sub Inc. (“Merger Sub”) and Arch.

This document also constitutes a notice of meeting and proxy statement of each of CONSOL and Arch under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CONSOL has supplied all information contained or incorporated by reference herein relating to CONSOL, and Arch has supplied all information contained or incorporated by reference herein relating to Arch. CONSOL and Arch have both contributed to the information relating to the merger agreement contained in this joint proxy statement/prospectus.

Neither CONSOL nor Arch has authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this joint proxy statement/prospectus in connection with any vote, the giving or withholding of any proxy or any investment decision in connection with the merger agreement. CONSOL and Arch take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This joint proxy statement/prospectus is dated November 26, 2024, and you should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein. Further, you should not assume that the information incorporated by reference in this joint proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus to CONSOL or Arch stockholders nor the issuance by CONSOL of shares of CONSOL common stock pursuant to the merger agreement will create any implication to the contrary.

All currency amounts referenced in this joint proxy statement/prospectus are in U.S. dollars unless otherwise indicated.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS

The following are some questions that you, as a CONSOL stockholder or an Arch stockholder, as applicable, may have regarding the merger, the issuance of shares of CONSOL common stock to Arch stockholders in connection with the merger, the proposed amendment to CONSOL’s charter and the other matters being considered at the CONSOL special meeting and the Arch special meeting, and the answers to those questions. CONSOL and Arch urge you to carefully read the remainder of this joint proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger, the issuance of shares of CONSOL common stock in connection with the merger, the proposed amendment to CONSOL’s charter and the other matters being considered at the CONSOL special meeting and the Arch special meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this document.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:

You are receiving this joint proxy statement/prospectus because CONSOL, Arch and Merger Sub have entered into the merger agreement, which provides for the combination of CONSOL and Arch in an all-stock merger of equals transaction. Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into Arch, with Arch continuing as the surviving corporation in the merger and a wholly owned subsidiary of CONSOL. Your vote is required in connection with the merger. The merger agreement, which governs the terms of the merger, is attached to this joint proxy statement/prospectus as Annex A.

CONSOL Stockholders. In order to consummate the merger, holders of CONSOL common stock (the “CONSOL stockholders”) must (i) approve the issuance of shares of CONSOL common stock pursuant to the terms of the merger agreement (the “CONSOL issuance proposal”) and (ii) adopt an amendment to CONSOL’s Amended and Restated Certificate of Incorporation (as amended prior to the date of this joint proxy statement/prospectus, the “CONSOL certificate of incorporation”), in the form attached to this joint proxy statement/prospectus as Annex D (the “CONSOL charter amendment”), to increase the number of authorized shares of CONSOL common stock from 62,500,000 shares to 125,000,000 shares (the “CONSOL charter amendment proposal”), in each case in accordance with the rules of the New York Stock Exchange (the “NYSE”) and CONSOL’s organizational documents. CONSOL is holding a virtual special meeting of its stockholders (the “CONSOL special meeting”) to obtain those approvals. CONSOL stockholders will also be asked to vote on a proposal to approve one or more adjournments of the CONSOL special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the CONSOL special meeting to approve the CONSOL issuance proposal or the CONSOL charter amendment proposal (the “CONSOL adjournment proposal” and, together with the CONSOL issuance proposal and the CONSOL charter amendment proposal, the “CONSOL proposals”). Your vote is very important. We encourage you to submit a proxy to have your shares of CONSOL common stock voted as soon as possible.

Arch Stockholders. In order to consummate the merger, holders of Arch common stock (the “Arch stockholders”) must adopt the merger agreement (the “Arch merger proposal”) in accordance with the General Corporation Law of the State of Delaware (as it may be amended, the “DGCL”). Arch is holding a virtual special meeting of its stockholders (the “Arch special meeting”) to obtain this approval. Arch stockholders will also be asked to vote on (i) a non-binding advisory proposal to approve certain compensation that may be paid or become payable to Arch’s named executive officers that is based on or otherwise relates to the merger (the “Arch non-binding executive compensation advisory proposal”) and (ii) a proposal to approve one or more adjournments of the Arch special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the Arch special meeting to approve the Arch merger proposal (the “Arch adjournment proposal” and, together with the Arch merger proposal and the Arch non-binding executive compensation advisory proposal, the “Arch proposals”). Your vote is very important. We encourage you to submit a proxy to have your shares of Arch common stock voted as soon as possible.

Q:	When and where will the special meetings take place?

A:

CONSOL. The CONSOL special meeting will be held virtually via live webcast on January 9, 2025, at 8:00 a.m. Eastern Time. CONSOL stockholders will be able to attend the CONSOL special meeting online and vote their shares and submit questions electronically during the meeting by visiting www.virtualshareholdermeeting.com/CEIX2025SM (the “CONSOL special meeting website”). Because the CONSOL special meeting is completely virtual and being conducted via live webcast, CONSOL stockholders will not be able to attend the meeting in person.

Arch. The Arch special meeting will be held virtually via live webcast on January 9, 2025, at 8:00 a.m. Central Time. Arch stockholders will be able to attend the Arch special meeting online and vote their shares and submit questions electronically during the meeting by visiting www.virtualshareholdermeeting.com/ARCH2025SM (the “Arch special meeting website”). Because the Arch special meeting is completely virtual and being conducted via live webcast, Arch stockholders will not be able to attend the meeting in person.

Q:	What matters will be considered at the special meetings?

A:	CONSOL. The CONSOL stockholders are being asked to consider and vote on:

•	a proposal to approve the issuance of shares of CONSOL common stock to Arch stockholders in connection with the merger, which we refer to as the CONSOL issuance proposal;

•

a proposal to adopt an amendment to the CONSOL certificate of incorporation to increase the number of authorized shares of CONSOL common stock from 62,500,000 shares to 125,000,000 shares, which we refer to as the CONSOL charter amendment proposal; and

•

a proposal to approve one or more adjournments of the CONSOL special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the CONSOL special meeting to approve the CONSOL issuance proposal or the CONSOL charter amendment proposal, which we refer to as the CONSOL adjournment proposal.

Arch. The Arch stockholders are being asked to consider and vote on:

•	a proposal to adopt the merger agreement, which we refer to as the Arch merger proposal;

•

a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Arch’s named executive officers that is based on or otherwise relates to the merger, which we refer to as the Arch non-binding executive compensation advisory proposal; and

•

a proposal to approve one or more adjournments of the Arch special meeting to a later date or time, if necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the Arch special meeting to approve the Arch merger proposal, which we refer to as the Arch adjournment proposal.

Q:	How important is my vote as a CONSOL stockholder or an Arch stockholder?

A:

CONSOL. Your vote is very important. The merger cannot be completed unless (i) the CONSOL issuance proposal is approved by the affirmative vote of a majority of the shares of CONSOL common stock present via the CONSOL special meeting website or by proxy at the CONSOL special meeting and entitled to vote on such proposal and (ii) the CONSOL charter amendment proposal is approved by the affirmative vote of a majority of the outstanding shares of CONSOL common stock entitled to vote on such proposal. Only CONSOL stockholders as of the close of business on the record date are entitled to vote at the CONSOL special meeting. The board of directors of CONSOL (the “CONSOL board”) unanimously recommends that such CONSOL stockholders vote “FOR” the CONSOL issuance proposal, “FOR” the CONSOL charter amendment proposal and “FOR” the CONSOL adjournment proposal.

Arch. Your vote is very important. The merger cannot be completed unless the Arch merger proposal is approved by the affirmative vote of a majority of the outstanding shares of Arch common stock entitled to vote on such proposal. Only Arch stockholders as of the close of business on the record date are entitled to vote at the Arch special meeting. The board of directors of Arch (the “Arch board”) unanimously recommends that such Arch stockholders vote “FOR” the Arch merger proposal, “FOR” the Arch non-binding executive compensation advisory proposal and “FOR” the Arch adjournment proposal.

Q:	What CONSOL stockholder vote is required for the approval of the CONSOL issuance proposal, the CONSOL charter amendment proposal and the CONSOL adjournment proposal?

A:

The CONSOL issuance proposal. Approval of the CONSOL issuance proposal requires the affirmative vote of a majority of the shares of CONSOL common stock present via the CONSOL special meeting website or by proxy at the CONSOL special meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” the CONSOL issuance proposal, while broker non-votes or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have no effect on the outcome of the CONSOL issuance proposal.

The CONSOL charter amendment proposal. Approval of the CONSOL charter amendment proposal requires the affirmative vote of a majority of the outstanding shares of CONSOL common stock entitled to vote on such proposal. Abstentions, broker non-votes, or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have the same effect as a vote “AGAINST” the CONSOL charter amendment proposal.

The CONSOL adjournment proposal. Approval of the CONSOL adjournment proposal requires the affirmative vote of a majority of the shares of CONSOL common stock present via the CONSOL special meeting website or by proxy at the CONSOL special meeting and entitled to vote on such proposal, whether or not a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the CONSOL adjournment proposal, while broker non-votes or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have no effect on the outcome of the CONSOL adjournment proposal. Approval of this proposal is not a condition to the completion of the merger.

Q:	What Arch stockholder vote is required for the approval of the Arch merger proposal, the Arch non-binding executive compensation advisory proposal and the Arch adjournment proposal?

A:

The Arch merger proposal. Approval of the Arch merger proposal requires the affirmative vote of a majority of the outstanding shares of Arch common stock entitled to vote on such proposal. Abstentions, broker non-votes, or any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have the same effect as a vote “AGAINST” the Arch merger proposal.

The Arch non-binding executive compensation advisory proposal. Approval of the Arch non-binding executive compensation advisory proposal requires the affirmative vote of a majority of the shares of Arch common stock voting thereon at the Arch special meeting. Abstentions, broker non-votes, or any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have no effect on the outcome of the Arch non-binding executive compensation advisory proposal. As an advisory vote, this proposal is not binding on Arch or the Arch board or CONSOL or the CONSOL board, and approval of this proposal is not a condition to the completion of the merger.

The Arch adjournment proposal. Approval of the Arch adjournment proposal requires the affirmative vote of a majority of the shares of Arch common stock present via the Arch special meeting website or by proxy at the Arch special meeting, whether or not a quorum is present. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Arch adjournment proposal, while any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have no effect on the outcome of the Arch adjournment proposal. Approval of this proposal is not a condition to the completion of the merger.

Q:	If my shares of CONSOL and/or Arch common stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote those shares for me?

A:

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you. If this is the case, this joint proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee. You must provide the record holder of your shares with instructions on how to vote your shares. Otherwise, your broker, bank or other nominee cannot vote your shares on the CONSOL proposals or the Arch proposals to be considered at the CONSOL special meeting or the Arch special meeting, as applicable.

CONSOL Proposals

Under the current NYSE rules, brokers, banks or other nominees do not have discretionary authority to vote on any of the CONSOL proposals at the CONSOL special meeting. Because all of the proposals for consideration at the CONSOL special meeting are “non-routine,” it is not expected that there will be any broker non-votes at the CONSOL special meeting. However, if there are any broker non-votes, they will have (1) the same effect as a vote “AGAINST” the CONSOL charter amendment proposal and (2) no effect on the outcome of the CONSOL issuance proposal or the CONSOL adjournment proposal.

Arch Proposals

Under the current NYSE rules, brokers, banks or other nominees do not have discretionary authority to vote on any of the Arch proposals at the Arch special meeting. Because all of the proposals for consideration at the Arch special meeting are “non-routine,” it is not expected that there will be any broker non-votes at the Arch special meeting. However, if there are any broker non-votes, they will have (1) the same effect as a vote “AGAINST” the Arch merger proposal and the Arch adjournment proposal and (2) no effect on the outcome of the Arch non-binding executive compensation advisory proposal.

Q:	Who will count the votes?

A:

The votes at the CONSOL special meeting will be counted by an independent inspector of elections appointed by the CONSOL board. The votes at the Arch special meeting will be counted by an independent inspector of elections appointed by the Arch board.

Q:	Who do I contact if I am encountering difficulties attending the CONSOL special meeting or the Arch special meeting?

A:

CONSOL. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website (www.virtualshareholdermeeting.com/CEIX2025SM). If you encounter any difficulties accessing the CONSOL special meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website login page (www.virtualshareholdermeeting.com/CEIX2025SM). Please give yourself sufficient time to log in and ensure you can hear the streaming audio before the meeting starts.

Arch. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website (www.virtualshareholdermeeting.com/ARCH2025SM). If you encounter any difficulties accessing the Arch special meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website login page (www.virtualshareholdermeeting.com/ARCH2025SM). Please give yourself sufficient time to log in and ensure you can hear the streaming audio before the meeting starts.

Q:	What will Arch stockholders receive if the merger is completed?

A:

As a result of the merger, each share of Arch common stock issued and outstanding immediately prior to the effective time of the merger (other than any excluded shares and converted shares, each as defined in the section entitled “The Merger Agreement—Effect of the Merger on Capital Stock; Merger Consideration”) will be converted into the right to receive 1.326 shares of CONSOL common stock (the “merger consideration”). We refer to such shares of Arch common stock eligible to receive the merger consideration as “eligible shares.”

If you receive the merger consideration and would otherwise be entitled to receive a fractional share of CONSOL common stock, you will receive cash in lieu of such fractional share, and you will not be entitled to dividends, voting rights or any other rights in respect of such fractional share. For additional information regarding the merger consideration, see the sections entitled “The Merger—Consideration to Arch Stockholders” and “The Merger Agreement—Effect of the Merger on Capital Stock; Merger Consideration.”

Q:	What will holders of Arch equity awards receive if the merger is completed?

A:	Arch RSU Awards

Effective as of the effective time of the merger (i) except as otherwise provided in the merger agreement, each restricted stock unit award of Arch (an “Arch RSU award”) that is outstanding immediately prior to the effective time of the merger (and any related cash dividend equivalents) will, by virtue of the merger and without any action on the part of the holder thereof, fully vest, be cancelled and automatically converted into the right to receive, within five business days following the effective time of the merger, (A) a number of newly issued shares of CONSOL common stock equal to the product (rounded to the nearest whole number) of (x) the number of shares of Arch common stock subject to such Arch RSU award as of immediately prior to the effective time of the merger (whether vested or unvested), multiplied by (y) the exchange ratio; provided that CONSOL will withhold the number of shares of CONSOL common stock as reasonably determined by CONSOL to satisfy any tax withholding obligations associated with the settlement of such Arch RSU award (with any fractional shares of CONSOL common stock treated in accordance with the merger agreement), and (B) payment in cash of any accrued and unpaid dividend equivalents related to such Arch RSU award (as determined immediately prior to the effective time of the merger), less applicable withholdings, and (ii) each Arch RSU award that is granted after August 20, 2024 and outstanding and unvested immediately prior to the effective time of the merger will, by virtue of the merger and without any action on the part of the holder thereof, be converted into a restricted stock unit award corresponding to a number of shares of CONSOL common stock (a “CONSOL RSU award”) (rounded to the nearest whole number of shares) equal to the product of (x) the number of shares of Arch common stock subject to such Arch RSU award as of immediately prior to the effective time of the merger (whether vested of unvested), multiplied by (y) the exchange ratio. Each CONSOL RSU award will have the same terms and conditions as the corresponding Arch RSU award had immediately prior to the effective time of the merger.

Arch PSU Awards

Effective as of the effective time of the merger (i) except as otherwise provided in the merger agreement, each performance-based restricted stock unit award of Arch (an “Arch PSU award”) that is outstanding immediately prior to the effective time of the merger (and any related cash dividend equivalents) will, by virtue of the merger and without any action on the part of the holder thereof, be converted into the right to receive, within five business days following the effective time of the merger, (A) a number of newly issued shares of CONSOL common stock equal to the product (rounded to the nearest whole number) of (I) the number of shares of Arch common stock subject to such Arch PSU award as of immediately prior to the effective time of the merger equal to the greater of (x) 100% of the target number of shares of Arch common stock subject to the Arch PSU award and (y) the number of shares of Arch common stock subject to the portion of the Arch PSU award that would have vested as of the effective time of the merger based on actual achievement of the performance goals related to such Arch PSU award as of the effective time of the merger (the “Vested PSU Award”), multiplied by (II) the exchange ratio; provided, that CONSOL will withhold the number of shares of CONSOL common stock as reasonably determined by CONSOL to satisfy any tax withholding obligations associated with the settlement of such Arch PSU award (with any fractional shares of CONSOL common stock treated in accordance with the merger agreement), and (B) payment in cash of any dividend equivalents related to the Vested PSU Award (as determined immediately prior to the effective time of the merger), less applicable withholdings, and (ii) each Arch PSU award that is granted after August 20, 2024 and is outstanding as of immediately prior to the effective time of the merger will, by virtue of the merger and without any action on the part of the holder thereof, be converted into a CONSOL RSU award (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (x) the target number of shares of Arch common stock subject to such Arch PSU award by (y) the exchange ratio. Each CONSOL RSU award will have the same terms and conditions as the corresponding Arch PSU award had immediately prior to the effective time of the merger except that vesting of the award will be subject only to continuous service, and any performance-based objectives will cease to apply.

Assumption of Arch Equity Plan

At the effective time of the merger, CONSOL will assume Arch’s 2016 Omnibus Incentive Plan (the “Arch Equity Plan”) with the number of shares reserved and remaining for issuance under such Arch Equity Plan adjusted to a number of shares of CONSOL common stock determined by multiplying the number of shares of Arch common stock reserved and remaining for issuance under such Arch Equity Plan immediately prior to the effective time of the merger by the exchange ratio, rounded down to the nearest whole share.

For additional information regarding the treatment of Arch equity awards, see the section entitled “The Merger Agreement—Treatment of Arch Equity Awards in the Merger.”

Q:	What will holders of CONSOL equity awards receive if the merger is completed?

A:	CONSOL RSU Awards Granted Prior to August 20, 2024

At the effective time of the merger, each outstanding CONSOL RSU award granted prior to August 20, 2024 (and not previously forfeited in accordance with its terms) will vest and will be settled in the number of shares of CONSOL common stock covered by such award.

CONSOL RSU Awards Granted on or After August 20, 2024

Each outstanding CONSOL RSU award granted on or after August 20, 2024 will remain outstanding following the effective time and will have the same terms and conditions as in effect immediately prior to the effective time, including, in the case of executive officers of CONSOL, accelerated vesting of any such awards upon a qualifying termination.

CONSOL PSU Awards Granted Prior to August 20, 2024

At the effective time of the merger, each outstanding CONSOL PSU award granted prior to August 20, 2024 (and not previously forfeited in accordance with its terms) will be cancelled and converted into the right to receive a number of shares of CONSOL common stock equal to the number of shares of CONSOL common stock covered by such CONSOL PSU award (or cash equal to the market value of such shares, if applicable, under the award agreement terms) based on the greater of actual performance and target performance.

CONSOL PSU Awards Granted on or After August 20, 2024

Each outstanding CONSOL PSU award granted on or after August 20, 2024 will remain outstanding following the effective time and will have the same terms and conditions as in effect immediately prior to the effective time, including, in the case of executive officers of CONSOL, accelerated vesting of any such awards upon a qualifying termination.

For additional information regarding the treatment of CONSOL equity awards, see the section entitled “The Merger Agreement—Treatment of CONSOL Equity Awards in the Merger.”

Q:	What percentage ownership will Arch stockholders hold in the combined company immediately following the merger?

A:

Based on the number of issued and outstanding shares of CONSOL common stock and Arch common stock as of November 8, 2024, and the exchange ratio of 1.326 shares of CONSOL common stock for each share of Arch common stock, holders of shares of Arch common stock as of immediately prior to the effective time of the merger would hold, in the aggregate, approximately 45% of the issued and outstanding shares of CONSOL common stock immediately following the effective time of the merger. The exact percentage ownership of Arch stockholders in CONSOL immediately following the effective time of the merger will depend on the number of shares of CONSOL common stock and Arch common stock issued and outstanding immediately prior to the effective time of the merger and the number of issued and outstanding equity awards to be settled in shares of CONSOL common stock in connection with the merger, as provided in the sections entitled “The Merger Agreement—Effect of the Merger on Capital Stock; Merger Consideration,” “The Merger Agreement—Treatment of Arch Equity Awards in the Merger” and “The Merger Agreement—Treatment of CONSOL Equity Awards in the Merger.”

Q:	How do the CONSOL and Arch boards recommend that I vote?

A:

CONSOL. The CONSOL board unanimously recommends that CONSOL stockholders vote “FOR” the CONSOL issuance proposal, “FOR” the CONSOL charter amendment proposal and “FOR” the CONSOL adjournment proposal. For additional information regarding how the CONSOL board recommends that CONSOL stockholders vote, see the section entitled “The Merger—Recommendation of the CONSOL Board of Directors and Reasons for the Merger.”

Arch. The Arch board unanimously recommends that Arch stockholders vote “FOR” the Arch merger proposal, “FOR” the Arch non-binding executive compensation advisory proposal and “FOR” the Arch adjournment proposal. For additional information regarding how the Arch board recommends that Arch stockholders vote, see the section entitled “The Merger—Recommendation of the Arch Board of Directors and Reasons for the Merger.”

Q:	Do any of the officers or directors of CONSOL have interests in the merger that may differ from or be in addition to my interests as a CONSOL stockholder?

A:

Yes. In considering the recommendation of the CONSOL board that CONSOL stockholders vote to approve the CONSOL proposals, CONSOL stockholders should be aware that CONSOL’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of CONSOL stockholders generally. The CONSOL board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger and in unanimously recommending that CONSOL stockholders approve the CONSOL proposals. For additional information, see the section entitled “The Merger—Interests of CONSOL Directors and Executive Officers in the Merger” beginning on page 130.

Q:	Do any of the officers or directors of Arch have interests in the merger that may differ from or be in addition to my interests as an Arch stockholder?

A:

Yes. In considering the recommendation of the Arch board that Arch stockholders vote to approve the Arch proposals, Arch stockholders should be aware that Arch’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Arch stockholders generally.

The Arch board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger and in unanimously recommending that Arch stockholders approve the Arch proposals. For additional information, see the section entitled “The Merger—Interests of Arch Directors and Executive Officers in the Merger” beginning on page 125.

Q:	Why are the Arch stockholders being asked to vote on executive officer compensation?

A:

The SEC has adopted rules that require Arch to seek a non-binding advisory vote on certain compensation that may be paid or become payable to Arch’s named executive officers that is based on or otherwise relates to the merger. The vote is non-binding and will have no impact on the ability for the merger and the other transactions contemplated by the merger agreement to be completed. Arch urges its stockholders to read the section entitled “The Merger—Interests of Arch Directors and Executive Officers in the Merger.”

Q:	Who is entitled to vote at the CONSOL special meeting and the Arch special meeting?

A:

CONSOL special meeting. The CONSOL board has fixed November 26, 2024 as the record date for the CONSOL special meeting. All holders of record of shares of CONSOL common stock as of the close of business on the record date are entitled to receive notice of, and to vote at, the CONSOL special meeting via the CONSOL special meeting website or by proxy, provided that those shares remain outstanding on the date of the CONSOL special meeting. As of the record date, there are expected to be approximately 29,394,466 shares of CONSOL common stock outstanding. Attendance at the CONSOL special meeting via the CONSOL special meeting website is not required to vote. Instructions on how to vote your shares without virtually attending the CONSOL special meeting are provided in this section below.

Arch special meeting. The Arch board has fixed November 26, 2024 as the record date for the Arch special meeting. All holders of record of shares of Arch common stock as of the close of business on the record date are entitled to receive notice of, and to vote at, the Arch special meeting via the Arch special meeting website or by proxy, provided that those shares remain outstanding on the date of the Arch special meeting. As of the record date, there are expected to be approximately 18,108,352 shares of Arch Class A common stock outstanding and 257 shares of Arch Class B common stock outstanding. Attendance at the Arch special meeting via the Arch special meeting website is not required to vote. Instructions on how to vote your shares without virtually attending the Arch special meeting are provided in this section below.

Q:	How many votes do I have?

A:	CONSOL stockholders. Each CONSOL stockholder of record is entitled to one vote for each share of CONSOL common stock held of record by such stockholder as of the close of business on the record date.

Arch stockholders. Each Arch stockholder of record is entitled to one vote for each share of Arch common stock held of record by such stockholder as of the close of business on the record date.

Q:	I own shares of Arch Class B common stock as of the record date—am I entitled to vote at the Arch special meeting? Will my shares be treated the same as Arch Class A common stock in the merger?

A:

Yes. Holders of Arch Class A common stock and Arch Class B common stock will vote together as a class on the Arch proposals at the Arch special meeting and are entitled to the same per share merger consideration pursuant to the terms of the merger agreement.

Q:	What constitutes a quorum for each of the CONSOL special meeting and the Arch special meeting?

A:	Quorum for CONSOL special meeting. The holders of a majority in voting power of the outstanding shares of CONSOL common stock entitled to vote at the CONSOL special meeting, present via the CONSOL special meeting website or by proxy, shall constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you vote “against” the CONSOL proposals or “abstain” from voting on the CONSOL proposals, your shares of CONSOL common stock will be counted for purposes of calculating whether a quorum is present. Because all of the proposals for consideration at the CONSOL special meeting are “non-routine” under applicable NYSE rules, brokers, banks and other nominees do not have discretionary authority to vote on any of the CONSOL proposals and will not be able to vote on any of the CONSOL proposals absent instructions from the beneficial owner. Accordingly, it is not expected that there will be any broker non-votes at the CONSOL special meeting. Broker non-votes, if any, will not be considered present and entitled to vote on any of the CONSOL proposals for the purpose of determining the presence of a quorum with respect to the vote thereon.

Quorum for Arch special meeting. The holders of a majority of the outstanding shares of Arch common stock entitled to vote at the Arch special meeting, present via the Arch special meeting website or by proxy, shall constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you vote “against” the Arch proposals or “abstain” from voting on the Arch proposals, your shares of Arch common stock will be counted for purposes of calculating whether a quorum is present. Because all of the proposals for consideration at the Arch special meeting are “non-routine” under applicable NYSE rules, brokers, banks and other nominees do not have discretionary authority to vote on any of the Arch proposals and will not be able to vote on any of the Arch proposals absent instructions from the beneficial owner. Accordingly, it is not expected that there will be any broker non-votes at the Arch special meeting. Broker non-votes, if any, will not be considered present and entitled to vote on any of the Arch proposals for the purpose of determining the presence of a quorum with respect to the vote thereon.

Q:	What will happen to CONSOL as a result of the merger?

If the merger is completed, shares of CONSOL common stock will continue to trade on the NYSE following the merger. However, if the merger is completed, CONSOL will be renamed “Core Natural Resources, Inc.” and its shares of common stock will trade on the NYSE under the ticker symbol “CNR.” The combined company will retain CONSOL’s current headquarters in Canonsburg, Pennsylvania. CONSOL and Arch have also agreed to certain governance matters relating to the board of directors and management of the combined company following the completion of the merger. See “Summary—Board of Directors and Management of the Combined Company Following the Completion of the Merger” and “The Merger Agreement—Organizational Documents; Directors and Officers” for more information.

Q:	What will happen to Arch as a result of the merger?

A:

If the merger is completed, Merger Sub will merge with and into Arch. As a result of the merger, the separate corporate existence of Merger Sub will cease, and Arch will continue as the surviving corporation in the merger as a wholly owned subsidiary of CONSOL. Furthermore, shares of Arch Class A common stock will be delisted from the NYSE and will no longer be publicly traded.

Q:	I own shares of Arch common stock. What will happen to those shares as a result of the merger?

A:

If the merger is completed, your shares of Arch common stock will be converted into the right to receive the merger consideration. All such shares of Arch common stock, when so converted, will cease to be outstanding and will automatically be cancelled. Each holder of a share of Arch common stock that was outstanding immediately prior to the effective time of the merger will cease to have any rights with respect to shares of Arch common stock, except the right to receive the merger consideration, any dividends or distributions made with respect to shares of CONSOL common stock with a record date after the effective time of the merger, and any cash to be paid in lieu of any fractional shares of CONSOL common stock, in each case to be issued or paid upon the exchange of any certificates or book-entry shares of Arch common stock for merger consideration, and except for shares of Arch Class B common stock that have properly exercised and perfected their appraisal rights. For additional information, see the sections entitled “The

Merger—Consideration to Arch Stockholders” and “The Merger Agreement—Effect of the Merger on Capital Stock; Merger Consideration.”

Q:	Where will the shares of CONSOL common stock that Arch stockholders receive in the merger be publicly traded?

A:

Assuming the merger is completed, the shares of CONSOL common stock that Arch stockholders receive in the merger, as well as the shares of CONSOL common stock held by CONSOL stockholders, will be listed and traded on the NYSE under the ticker symbol “CNR.”

Q:	What happens if the merger is not completed?

A:

If the Arch merger proposal is not approved by Arch stockholders, if the CONSOL issuance proposal or the CONSOL charter amendment proposal is not approved by CONSOL stockholders or if the merger is not completed for any other reason, Arch stockholders will not receive any merger consideration in connection with the merger, and their shares of Arch common stock will remain outstanding. Arch will remain an independent public company, and Arch Class A common stock will continue to be listed and traded on the NYSE. Additionally, if the Arch merger proposal is not approved by Arch stockholders, or if the merger is not completed for any other reason, CONSOL will not issue shares of CONSOL common stock to Arch stockholders and the CONSOL charter amendment will not be implemented, regardless of whether the CONSOL issuance proposal and the CONSOL charter amendment proposal are approved by CONSOL stockholders. If the merger agreement is terminated under specified circumstances, either Arch or CONSOL (depending on the circumstances) may be required to pay the other party a termination fee or other termination-related payment. For a more detailed discussion of the termination-related fees, see “The Merger Agreement—Termination.”

Q:	What happens if the Arch non-binding executive compensation advisory proposal is not approved?

A:

The Arch non-binding executive compensation advisory proposal is advisory and non-binding, and neither the merger nor the payment of any executive compensation is conditioned or dependent upon the approval of such proposal.

Q:	What is a proxy?

A:	A proxy is a legal designation of another person to vote the stock you own.

Q:	How can I vote my shares via the CONSOL special meeting website or the Arch special meeting website?

A:

CONSOL. Shares of CONSOL common stock held directly in your name as the stockholder of record as of the close of business on November 26, 2024, the record date, may be voted at the CONSOL special meeting via the CONSOL special meeting website. Please note that attendance alone at the CONSOL special meeting via the CONSOL special meeting website will not cause the voting of your shares; you must affirmatively vote by proxy or via the CONSOL special meeting website. If you choose to attend the CONSOL special meeting and vote your shares via the CONSOL special meeting website, you will need the 16-digit control number included on your proxy card. If you are a beneficial owner of CONSOL common stock but not the stockholder of record of such shares of CONSOL common stock, you will need to obtain a control number from your broker, bank or other nominee holder of record giving you the right to vote the shares.

Arch. Shares of Arch common stock held directly in your name as the stockholder of record as of the close of business on November 26, 2024, the record date, may be voted at the Arch special meeting via the Arch special meeting website. Please note that attendance alone at the Arch special meeting via the Arch special meeting website will not cause the voting of your shares; you must affirmatively vote by proxy or via the Arch special meeting website. If you choose to attend the Arch special meeting and vote your shares via the

Arch special meeting website, you will need the 16-digit control number included on your proxy card. If you are a beneficial owner of Arch common stock but not the stockholder of record of such shares of Arch common stock, you will need to obtain a control number from your broker, bank or other nominee holder of record giving you the right to vote the shares.

Q:	How can I vote my shares without attending the special meetings?

A:

CONSOL. If you are a stockholder of record of CONSOL common stock as of the close of business on November 26, 2024, the record date, you can vote by proxy, phone, the Internet or mail by following the instructions provided in the enclosed proxy card. Please note that if you are a beneficial owner, you may vote by submitting voting instructions to your broker, bank or other nominee, or otherwise by following instructions provided by your broker, bank or other nominee. Phone and Internet voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

Arch. If you are a stockholder of record of Arch common stock as of the close of business on November 26, 2024, the record date, you can vote by proxy, phone, the Internet or mail by following the instructions provided in the enclosed proxy card. Please note that if you are a beneficial owner, you may vote by submitting voting instructions to your broker, bank or other nominee, or otherwise by following instructions provided by your broker, bank or other nominee. Phone and Internet voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

CONSOL. If your shares of CONSOL common stock are registered directly in your name with CONSOL’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and access to proxy materials is being provided directly to you. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in “street name.” Access to proxy materials is being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.

Arch. If your shares of Arch common stock are registered directly in your name with Arch’s transfer agent, Equiniti Trust Company, you are considered the stockholder of record with respect to those shares, and access to proxy materials is being provided directly to you. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in “street name.” Access to proxy materials is being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.

Q:	Can I vote my shares at the special meeting if I am only a beneficial owner and not a stockholder of record?

A:

If you are a beneficial owner of shares of CONSOL common stock or Arch common stock, you are also invited to attend the CONSOL special meeting or the Arch special meeting, respectively. However, because you are not the CONSOL stockholder of record or Arch stockholder of record, you will need to obtain a control number from your broker, bank or other nominee holder of record in order to vote your shares at the CONSOL special meeting or the Arch special meeting, respectively.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials relating to the CONSOL special meeting and/or the Arch special meeting if you hold shares of both CONSOL and Arch common stock or if you hold shares of CONSOL and/or Arch common stock in “street name” and also directly in your name as a stockholder of record or otherwise or if you hold shares of CONSOL and/or Arch common stock in more than one brokerage account.

Direct holders (stockholders of record). For shares of CONSOL and/or Arch common stock held directly, complete, sign, date and return each proxy card (or cast your vote by phone or the Internet as provided on each proxy card) or otherwise follow the voting instructions provided in this joint proxy statement/prospectus in order to ensure that all of your shares of CONSOL and/or Arch common stock are voted.

Shares in “street name.” For shares of CONSOL and/or Arch common stock held in “street name” through a broker, bank or other nominee, follow the instructions provided by your broker, bank or other nominee to vote your shares.

Q:	I hold shares of both CONSOL common stock and Arch common stock. Do I need to vote separately for each company?

A:

Yes. You will need to separately follow the applicable procedures described in this joint proxy statement/prospectus both with respect to the voting of shares of CONSOL common stock and with respect to the voting of shares of Arch common stock in order to effectively vote the shares of common stock you hold in each company.

Q:	If I give a proxy, how will my shares of CONSOL common stock or Arch common stock, as applicable, covered by the proxy be voted?

A:

If you provide a proxy with voting instructions, regardless of whether you provide that proxy by phone, the Internet or completing and returning the applicable enclosed proxy card, the individuals named on the enclosed proxy card will vote your shares of CONSOL common stock or your shares of Arch common stock, as applicable, in the way that you indicate when providing your proxy in respect of the shares of common stock you hold in such company. When completing the phone or Internet processes or the proxy card, you may specify whether your shares of CONSOL common stock or Arch common stock, as applicable, should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the CONSOL special meeting or the Arch special meeting, as applicable.

Q:	How will my shares of CONSOL common stock or Arch common stock, as applicable, be voted if I return a blank proxy?

A:

CONSOL. If you sign, date and return your proxy and do not indicate how you want your shares of CONSOL common stock to be voted, then your shares of CONSOL common stock will be voted “FOR” the CONSOL issuance proposal, “FOR” the CONSOL charter amendment proposal and “FOR” the CONSOL adjournment proposal.

Arch. If you sign, date and return your proxy and do not indicate how you want your shares of Arch common stock to be voted, then your shares of Arch common stock will be voted “FOR” the Arch merger proposal, “FOR” the Arch non-binding executive compensation advisory proposal and “FOR” the Arch adjournment proposal.

Q:	Can I change my vote after I have submitted my proxy?

A:

CONSOL. Yes. If you are a stockholder of record of CONSOL common stock as of the close of business on the record date, whether you vote by phone, the Internet or mail, you can change or revoke your proxy before it is voted at the CONSOL special meeting in one of the following ways:

•	submit a new proxy card bearing a later date, which must be received by the deadline specified on the accompanying proxy card;

•	vote again by phone or the Internet at a later time by the deadline specified on the accompanying proxy card;

•

give written notice of your revocation to CONSOL’s Interim General Counsel and Corporate Secretary at 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317, which must be received before your proxy is voted at the CONSOL special meeting; or

•

attend the CONSOL special meeting and vote your shares via the CONSOL special meeting website. Please note that your attendance at the meeting via the CONSOL special meeting website will not alone serve to revoke your previously submitted proxy; instead, you must vote your shares via the CONSOL special meeting website in order to do so.

If you are a beneficial owner of CONSOL common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Arch. Yes. If you are a stockholder of record of Arch common stock as of the close of business on the record date, whether you vote by phone, the Internet or mail, you can change or revoke your proxy before it is voted at the Arch special meeting in one of the following ways:

•	submit a new proxy card bearing a later date, which must be received by the deadline specified on the accompanying proxy card;

•	vote again by phone or the Internet at a later time by the deadline specified on the accompanying proxy card;

•

give written notice of your revocation to Arch’s Senior Vice President—Law, General Counsel and Secretary at One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, which must be received before your proxy is voted at the Arch special meeting; or

•

attend the Arch special meeting and vote your shares via the Arch special meeting website. Please note that your attendance at the meeting via the Arch special meeting website will not alone serve to revoke your previously submitted proxy; instead, you must vote your shares via the Arch special meeting website in order to do so.

If you are a beneficial owner of Arch common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q:	Where can I find the voting results of the special meetings?

A:

Within four business days following certification of the final voting results, CONSOL and Arch each intend to file the final voting results of its special meeting with the SEC in a Current Report on Form 8-K. A preliminary tally will also be reported at each special meeting; however, this tally will not be final and will be subject to change until reported by each company in its applicable Current Report on Form 8-K.

Q:	If I do not support the merger as a CONSOL and/or Arch stockholder, what are my rights?

A:

CONSOL stockholders. CONSOL stockholders may vote against the CONSOL issuance proposal and the CONSOL charter amendment proposal if they do not support the merger. Under Delaware law, CONSOL stockholders are not entitled to appraisal rights in connection with the issuance of shares of CONSOL common stock as contemplated by the merger agreement.

Arch stockholders. Arch stockholders may vote against the Arch merger proposal if they do not support the merger. Because shares of Arch Class A common stock are listed on the NYSE and Arch stockholders are not required to receive consideration other than shares of CONSOL common stock, which are listed on the NYSE, and cash in lieu of fractional shares in the merger, holders of Arch Class A common stock are not entitled to exercise appraisal rights under Delaware law in connection with the merger. Because shares of Arch Class B common stock are not listed on a nationally recognized exchange, holders of the 257 shares of Arch Class B common stock currently issued and outstanding are entitled to appraisal rights under Section 262 of the DGCL, provided that they have not waived such rights and comply with the conditions established by Section 262 of the DGCL. Additional information about the process to exercise appraisal rights will be provided to holders of Arch Class B common stock.

Q:	Are there any risks that I should consider as a CONSOL and/or Arch stockholder in deciding how to vote?

A:

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 39. You also should read and carefully consider the risk factors of CONSOL and Arch contained in the documents that are incorporated by reference in this joint proxy statement/prospectus.

Q:	What happens if I sell my shares before the special meetings?

A:

CONSOL stockholders. The record date for CONSOL stockholders entitled to vote at the CONSOL special meeting is earlier than the date of the CONSOL special meeting. If you transfer your shares of CONSOL common stock after the record date but before the CONSOL special meeting, you will, unless special arrangements are made, retain your right to vote at the CONSOL special meeting.

Arch stockholders. The record date for Arch stockholders entitled to vote at the Arch special meeting is earlier than the date of the Arch special meeting. If you transfer your shares of Arch common stock after the record date but before the Arch special meeting, you will, unless special arrangements are made, retain your right to vote at the Arch special meeting but will have transferred the right to receive the merger consideration to the person to whom you transferred your shares of Arch common stock.

Q:	What are the material U.S. federal income tax consequences of the merger to Arch stockholders?

A:

CONSOL and Arch intend for the merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. It is a condition to the obligation of Arch to complete the merger that Arch receives an opinion from external counsel, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The foregoing opinion of counsel will be based on, among other things, certain representations made by CONSOL and Arch and certain assumptions, all of which must be consistent with the state of facts existing at the time of the merger. If any of these representations and assumptions are, or become, inaccurate or incomplete, such opinion may be invalid, and the conclusions reached therein could be jeopardized. In addition, such opinion of counsel is not free from doubt because there is no authority directly addressing the treatment of all of the particular facts of the merger for U.S. federal income tax purposes. An opinion of counsel represents counsel’s best legal judgment and is not binding on the Internal Revenue Service (the “IRS”) or the courts, which may not agree with the conclusions set forth in such opinion.

If the merger qualifies as a reorganization, then U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 188) of shares of Arch common stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of CONSOL common stock in exchange for Arch common stock in the merger (other than gain or loss, if any, with respect to any cash received in lieu of a fractional share of CONSOL common stock). The material U.S. federal income tax consequences of the merger are discussed in more detail in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 188. The discussion of the material U.S. federal income tax consequences contained in this joint proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws or any U.S. federal tax laws other than U.S. federal income tax laws.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.

Q:	When is the merger expected to be completed?

A:

CONSOL and Arch are working to complete the merger as quickly as possible. Subject to the satisfaction or waiver of the conditions described in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger,” including the approval of the Arch merger proposal by Arch stockholders at the Arch special meeting and the approval of the CONSOL issuance proposal and the CONSOL charter amendment proposal by CONSOL stockholders at the CONSOL special meeting, the transaction is expected to close by the end of the first quarter of 2025. However, neither CONSOL nor Arch can predict the actual date on which the merger will be completed, nor can the parties assure that the merger will be completed, because completion is subject to conditions beyond either company’s control. In addition, if the merger is not completed by August 20, 2025 (or November 20, 2025, if extended pursuant to the merger agreement), either CONSOL or Arch may choose not to proceed with the merger by terminating the merger agreement.

Q:	What are the conditions to completion of the merger?

A:

The merger is subject to a number of conditions to closing as specified in the merger agreement. These closing conditions include, among others, that (i) the CONSOL issuance proposal and the CONSOL charter amendment proposal must have been approved by CONSOL stockholders, (ii) the Arch merger proposal must have been approved by Arch stockholders, (iii) any waiting period (and extension thereof or timing agreements pursuant to the merger agreement) applicable to the merger and the other transactions contemplated by the merger agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) must have expired or been terminated, (iv) all applicable filings, notifications, consents, clearances, approvals and expirations or termination of any waiting periods (or extensions thereof) under certain applicable foreign regulatory laws relating to the merger and the other transactions contemplated by the merger agreement must have been made, obtained, expired, or terminated, as the case may be, (v) no governmental entity having jurisdiction over CONSOL, Arch or Merger Sub has issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger, and no law that makes the consummation of the merger illegal or otherwise prohibited may have been enacted after August 20, 2024, (vi) the registration statement, of which this joint proxy statement/prospectus forms a part, must have been declared effective by the SEC under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order and (vii) the shares of CONSOL common stock issuable to Arch stockholders pursuant to the merger agreement must have been authorized for listing on the NYSE, subject only to official notice of issuance. More information may be found in “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 176.

Q:	If I am an Arch stockholder, how will I receive the merger consideration to which I am entitled?

A:

If you are a holder of physical (or paper) certificates that represent eligible shares of Arch common stock (“Arch common stock certificates”), as soon as reasonably practicable after the effective time of the merger, Computershare Trust Company, N.A. (the “exchange agent”) will mail you a notice advising you of the effectiveness of the merger and a letter of transmittal and instructions for the surrender of your Arch common stock certificates. After receiving a duly completed and validly executed letter of transmittal in accordance with the instructions, and such other documents as the exchange agent may reasonable require, the exchange agent will send to you (1) a statement reflecting the aggregate whole number of shares of CONSOL common stock (which will be in uncertificated book-entry form) that you have the right to receive pursuant to the merger agreement and (2) a check in the amount equal to the cash payable in lieu of any fractional shares of CONSOL common stock and dividends and other distributions on the shares of CONSOL common stock issuable to you as merger consideration.

If you are a holder of book-entry shares representing eligible shares of Arch common stock (“Arch book-entry shares”) that are held through the Depository Trust Company (“DTC”), the exchange agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the closing date the merger consideration, cash in lieu of any fractional shares of CONSOL common stock and any dividends and other distributions on the shares of CONSOL common stock issuable as merger consideration, in each case, that DTC has the right to receive pursuant to the merger agreement.

If you are a holder of record of Arch book-entry shares that are not held through DTC, the exchange agent will deliver to you, as soon as reasonably practicable after the effective time of the merger, (1) a notice advising you of the effectiveness of the merger, (2) a statement reflecting the aggregate whole number of shares of CONSOL common stock (which will be in uncertificated book-entry form) that you have a right to receive pursuant to the merger agreement and (3) a check in the amount equal to the cash payable in lieu of any fractional shares of CONSOL common stock and dividends and other distributions on the shares of CONSOL common stock issuable to you as merger consideration.

No interest will be paid or accrued on any amount payable for shares of Arch common stock eligible to receive the merger consideration pursuant to the merger agreement.

For additional information on the exchange of Arch common stock for the merger consideration, see the section entitled “The Merger Agreement—Payment for Securities; Exchange.”

Q:	If I am a holder of Arch common stock certificates, do I need to send in my Arch common stock certificates at this time to receive the merger consideration?

A:

No. Please DO NOT send your Arch common stock certificates with your proxy card. You should carefully review and follow the instructions set forth in the letter of transmittal, which will be mailed to you separately from the proxy materials, regarding the surrender of your stock certificates.

Q:	Will I receive a dividend during the pendency of the merger?

A:

Each of Arch and CONSOL is permitted to pay quarterly dividends of up to $0.25 per share to their respective stockholders during the pendency of the merger, with the declaration of any dividends subject to the approval of the respective company’s board of directors.

Q:	Will the combined company continue to pay a dividend after the completion of the merger?

A:

After the completion of the merger, decisions on whether, when and in which amounts to declare and pay any future dividend, whether fixed, variable or any combination thereof, will remain in the full discretion of the combined company’s board of directors (the “combined company’s board”).

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

CONSOL. CONSOL has retained MacKenzie Partners, Inc. (“MacKenzie Partners”) to assist in the solicitation process. CONSOL will pay MacKenzie Partners a fee of approximately $20,000, as well as reasonable and customary documented expenses in an amount not to exceed $10,000. CONSOL also has agreed to indemnify MacKenzie Partners against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Arch. Arch has retained Innisfree M&A Incorporated (“Innisfree”) and D.F. King & Co., Inc. (“King”) to assist in the solicitation process. Arch has paid Innisfree a fee of $17,500 and will pay Innisfree a fee of $17,500, which may be supplemented by additional appropriate fees for certain additional services, as well as reasonable and customary documented expenses. Arch has paid King a fee of $12,500 and will pay King a fee of $12,500, which may be supplemented by additional reasonable and documented fees for additional services at King’s reasonable and customary rates as mutually agreed to in writing, as well as reasonable and customary documented expenses. Arch also has agreed to indemnify each of Innisfree and King against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Q:	What is “householding”?

A:

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding CONSOL common stock but who share the same address, CONSOL has adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of this joint proxy statement/prospectus until such time as one or more of these stockholders notifies CONSOL that they want to receive separate copies. In addition, the broker, bank or other nominee for any stockholder who is a beneficial owner of CONSOL common stock may deliver only one copy of this joint proxy statement/prospectus to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the CONSOL stockholders. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. CONSOL stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Arch has also elected to institute householding.

Q:	What should I do now?

A:

You should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope or submit your voting instructions by phone or the Internet as soon as possible so that your shares of CONSOL common stock and/or Arch common stock will be voted in accordance with your instructions.

Q:	Who can answer my questions about the CONSOL special meeting and/or Arch special meeting or the transactions contemplated by the merger agreement?

A:

CONSOL stockholders. If you have any questions about the CONSOL special meeting or the information contained in this joint statement/prospectus or desire additional copies of this joint proxy statement/prospectus or additional proxies, contact CONSOL’s proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor, New York, NY 10018

Banks and Brokers Call Collect: (212) 929-5500

All Others Call Toll-Free: (800) 322-2885

Arch stockholders. If you have questions about the Arch special meeting or the information contained in this joint proxy statement/prospectus, or desire additional copies of this joint proxy statement/prospectus or additional proxies, contact Arch’s proxy solicitors:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor, New York, NY 10022

Banks and Brokers Call Collect: (212) 750-5833

All Others Call Toll-Free: (877) 717-3905

or

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor, New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 848-3410

Q:	Where can I find more information about CONSOL, Arch and the merger?

A:

You can find out more information about CONSOL, Arch and the merger by reading this joint proxy statement/prospectus and, with respect to CONSOL and Arch, from various sources described in the section entitled “Where You Can Find More Information,” including where you can find Arch’s and CONSOL’s filings with the SEC.

SUMMARY

This summary highlights selected information included in this joint proxy statement/prospectus and does not contain all of the information that may be important to you. You should read this joint proxy statement/prospectus and its annexes carefully and in its entirety, as well as the other documents to which CONSOL and Arch refer before you decide how to vote with respect to the proposals to be considered and voted on at the CONSOL special meeting or the Arch special meeting, as applicable. In addition, CONSOL and Arch incorporate by reference important business and financial information about CONSOL and Arch into this joint proxy statement/prospectus, as further described in the section entitled “Where You Can Find More Information” beginning on page 224. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 224. Each item in this summary includes a page reference directing you to a more complete description of that item in this joint proxy statement/prospectus.

Information About the Companies (page 56)

CONSOL Energy Inc.

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317

Telephone: (724) 416-8300

CONSOL is a leading, low-cost producer and exporter of high-quality bituminous coal, focused on the extraction and preparation of coal in the Appalachian Basin due to its ability to efficiently produce and deliver large volumes of high-quality coal at competitive prices both domestically and abroad through its wholly-owned CONSOL Marine Terminal, the strategic location of its mines and the industry experience of its management team. CONSOL common stock is listed on the NYSE, trading under the symbol “CEIX.”

For additional information about CONSOL and its subsidiaries, see the documents incorporated by reference in this joint proxy statement/prospectus in the section entitled “Where You Can Find More Information” beginning on page 224.

Arch Resources, Inc.

One CityPlace Drive, Suite 300

St. Louis, Missouri 63141

Telephone: (314) 994-2700

Arch is one of the world’s largest coal producers and a premier producer of metallurgical coal. For the year ended December 31, 2023, Arch sold approximately 75 million tons of coal, including approximately 0.1 million tons of coal Arch purchased from third parties. Arch sells substantially all of its coal to steel mills, power plants and industrial facilities. At December 31, 2023, Arch operated seven active mines located in three of the major coal-producing regions of the United States. The locations of Arch’s mines and access to export facilities enable it to ship coal worldwide. Arch Class A common stock is listed on the NYSE, trading under the symbol “ARCH.”

For additional information about Arch and its subsidiaries, see the documents incorporated by reference in this joint proxy statement/prospectus in the section entitled “Where You Can Find More Information” beginning on page 224.

Mountain Range Merger Sub Inc.

c/o CONSOL Energy Inc.

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317

Phone: (724) 416-8300

Merger Sub is a wholly owned subsidiary of CONSOL. Upon the completion of the merger, Merger Sub will cease to exist. Merger Sub was incorporated in Delaware on August 16, 2024 for the sole purpose of effecting the merger.

The Combined Company

Upon the completion of the merger, CONSOL will be renamed “Core Natural Resources, Inc.” and its shares of common stock will trade on the NYSE under the ticker symbol “CNR.” The combined company will retain CONSOL’s current headquarters in Canonsburg, Pennsylvania. CONSOL and Arch have also agreed to certain governance matters relating to the board of directors and management of the combined company following the completion of the merger. See “—Board of Directors and Management of the Combined Company Following the Completion of the Merger” below and “The Merger Agreement - Organizational Documents; Directors and Officers” for more information.

The Merger and the Merger Agreement (page 137)

The terms and conditions of the merger are contained in the merger agreement, which is the legal document that governs the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference herein in its entirety. CONSOL and Arch encourage you to read the merger agreement carefully and in its entirety.

Each of the CONSOL board and the Arch board has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. Pursuant to the terms and subject to the conditions included in the merger agreement, CONSOL has agreed to acquire Arch by means of a merger of Merger Sub with and into Arch, with Arch surviving the merger as a wholly owned subsidiary of CONSOL.

Merger Consideration (page 139)

As a result of the merger, each eligible share of Arch common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 1.326 shares of CONSOL common stock (the merger consideration).

Arch stockholders will not be entitled to receive any fractional shares of CONSOL common stock in the merger, and no Arch stockholders will be entitled to dividends, voting rights or any other rights in respect of any fractional shares of CONSOL common stock. Arch stockholders that would have otherwise been entitled to receive a fractional share of CONSOL common stock will instead be entitled to receive, in lieu of such fractional shares of CONSOL common stock, cash (without interest) in an amount equal to the product of (1) the aggregate net cash proceeds as determined by the next sentence and (2) a fraction, the numerator of which is such fractional part of a share of CONSOL common stock, and the denominator of which is the number of shares of CONSOL common stock constituting a portion of the exchange fund as represents the aggregate of all fractional entitlements of all Arch stockholders. As promptly as possible following the effective time of the merger, the exchange agent will sell at then-prevailing prices on the NYSE such number of shares of CONSOL common stock constituting a portion of the exchange fund as represents the aggregate of all fractional entitlements of all Arch stockholders, with the cash proceeds (net of all commissions, transfer taxes and other out-of-pocket costs and expenses of the exchange agent incurred in connection with such sales) of such sales to be used by the exchange agent to fund the foregoing payments in lieu of fractional shares.

Risk Factors (page 39)

The merger and an investment in CONSOL common stock involve risks, some of which are related to the transactions contemplated by the merger agreement. You should carefully consider the information about these risks set forth under the section entitled “Risk Factors” beginning on page 39, together with the other information included or incorporated by reference in this joint proxy statement/prospectus, particularly the risk factors contained in CONSOL’s and Arch’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Arch stockholders should carefully consider those risk factors before deciding how to vote with respect to the Arch merger proposal and the Arch non-binding executive compensation advisory proposal to be considered and voted on at the Arch special meeting, and CONSOL stockholders should carefully consider those risk factors before deciding how to vote with respect to the CONSOL issuance proposal and the CONSOL charter amendment proposal to be considered and voted on at the CONSOL special meeting. For additional information, see the section entitled “Where You Can Find More Information” beginning on page 224.

Treatment of Arch Equity Awards in the Merger (page 140)

Arch RSU Awards

Effective as of the effective time of the merger (i) except as otherwise provided in the merger agreement, each Arch RSU award that is outstanding immediately prior to the effective time of the merger (and any related cash dividend equivalents) will, by virtue of the merger and without any action on the part of the holder thereof, fully vest, be cancelled and automatically converted into the right to receive, within five business days following the effective time of the merger, (A) a number of newly issued shares of CONSOL common stock equal to the product (rounded to the nearest whole number) of (x) the number of shares of Arch common stock subject to such Arch RSU award as of immediately prior to the effective time of the merger (whether vested or unvested), multiplied by (y) the exchange ratio; provided that CONSOL will withhold the number of shares of CONSOL common stock as reasonably determined by CONSOL to satisfy any tax withholding obligations associated with the settlement of such Arch RSU award (with any fractional shares of CONSOL common stock treated in accordance with the merger agreement), and (B) payment in cash of any accrued and unpaid dividend equivalents related to such Arch RSU award (as determined immediately prior to the effective time of the merger), less applicable withholdings, and (ii) each Arch RSU award that is granted after August 20, 2024 and outstanding and unvested immediately prior to the effective time of the merger will, by virtue of the merger and without any action on the part of the holder thereof, be converted into a CONSOL RSU award (rounded to the nearest whole number of shares) equal to the product of (x) the number of shares of Arch common stock subject to such Arch RSU award as of immediately prior to the effective time of the merger (whether vested of unvested), multiplied by (y) the exchange ratio. Each CONSOL RSU award will have the same terms and conditions as the corresponding Arch RSU award had immediately prior to the effective time of the merger.

Arch PSU Awards

Effective as of the effective time of the merger (i) except as otherwise provided in the merger agreement, each Arch PSU award that is outstanding as of immediately prior to the effective time of the merger (and any related cash dividend equivalents) will, by virtue of the merger and without any action on the part of the holder thereof, be converted into the right to receive, within five business days following the effective time of the merger, (A) a number of newly issued shares of CONSOL common stock equal to the product (rounded to the nearest whole number) of (I) the number of shares of Arch common stock subject to such Arch PSU award as of immediately prior to the effective time of the merger equal to the greater of (x) 100% of the target number of shares of Arch common stock subject to the Arch PSU award and (y) the number of shares of Arch common stock subject to the portion of the Arch PSU award that would have vested as of the effective time of the merger based on actual achievement of the performance goals related to such Arch PSU award as of the effective time of the merger (the “Vested PSU Award”), multiplied by (II) the exchange ratio; provided, that CONSOL will withhold the number of shares of CONSOL common stock as reasonably determined by CONSOL to satisfy any tax withholding obligations associated with the settlement of such Arch PSU award (with any fractional shares of CONSOL common stock treated in accordance with the merger agreement), and (B) payment in cash of any dividend equivalents related to the Vested PSU Award (as determined immediately prior to the effective time of the merger), less applicable withholdings, and (ii) each Arch PSU award that is granted after August 20, 2024 and is outstanding as of immediately prior to the effective time of the merger will, by virtue of the merger and without any action on the part of the holder thereof, be converted into a CONSOL RSU award (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (x) the target number of shares of Arch common stock subject to such Arch PSU award by (y) the exchange ratio. Each CONSOL RSU award will have the same terms and conditions as the corresponding Arch PSU award had immediately prior to the effective time of the merger except that vesting of the award will be subject only to continuous service, and any performance-based objectives will cease to apply.

Assumption of Arch Equity Plan

At the effective time of the merger, CONSOL will assume the Arch Equity Plan with the number of shares reserved and remaining for issuance under such Arch Equity Plan adjusted to a number of shares of CONSOL common stock determined by multiplying the number of shares of Arch common stock reserved and remaining for issuance under such Arch Equity Plan immediately prior to the effective time of the merger by the exchange ratio, rounded down to the nearest whole share.

For additional information regarding the treatment of Arch equity awards, see the section entitled “The Merger Agreement—Treatment of Arch Equity Awards in the Merger.”

Treatment of CONSOL Equity Awards in the Merger (page 141)

CONSOL RSU Awards Granted Prior to August 20, 2024

At the effective time of the merger, each outstanding CONSOL RSU award granted prior to August 20, 2024 (and not previously forfeited in accordance with its terms) will vest and will be settled in the number of shares of CONSOL common stock covered by such award.

CONSOL RSU Awards Granted on or After August 20, 2024

Each outstanding CONSOL RSU award granted on or after August 20, 2024 will remain outstanding following the effective time and will have the same terms and conditions as in effect immediately prior to the effective time, including, in the case of executive officers of CONSOL, accelerated vesting of any such awards upon a qualifying termination.

CONSOL PSU Awards Granted Prior to August 20, 2024

At the effective time of the merger, each outstanding CONSOL PSU award granted prior to August 20, 2024 (and not previously forfeited in accordance with its terms) will be cancelled and converted into the right to receive a number of shares of CONSOL common stock equal to the number of shares of CONSOL common stock covered by such CONSOL PSU award (or cash equal to the market value of such shares, if applicable, under the award agreement terms) based on the greater of actual performance and target performance.

CONSOL PSU Awards Granted on or After August 20, 2024

Each outstanding CONSOL PSU award granted on or after August 20, 2024 will remain outstanding following the effective time and will have the same terms and conditions as in effect immediately prior to the effective time, including, in the case of executive officers of CONSOL, accelerated vesting of any such awards upon a qualifying termination.

For additional information regarding the treatment of CONSOL equity awards, see the section entitled “The Merger Agreement—Treatment of CONSOL Equity Awards in the Merger.”

Recommendation of the CONSOL Board of Directors and Reasons for the Merger (page 85)

The CONSOL board unanimously recommends that you vote “FOR” the CONSOL issuance proposal, “FOR” the CONSOL charter amendment proposal and “FOR” the CONSOL adjournment proposal. For the factors considered by the CONSOL board in reaching this decision and additional information on the recommendation of the CONSOL board, see the section entitled “The Merger—Recommendation of the CONSOL Board of Directors and Reasons for the Merger” beginning on page 85.

Recommendation of the Arch Board of Directors and Reasons for the Merger (page 102)

The Arch board unanimously recommends that you vote “FOR” the Arch merger proposal, “FOR” the Arch non-binding executive compensation advisory proposal and “FOR” the Arch adjournment proposal. For the factors considered by the Arch board in reaching this decision and additional information on the recommendation of the Arch board, see the section entitled “The Merger—Recommendation of the Arch Board of Directors and Reasons for the Merger” beginning on page 102.

Opinions of Financial Advisors (pages 91 and 106)

Opinion of Moelis & Company LLC, CONSOL’s Financial Advisor

At the meeting of the CONSOL board on August 20, 2024 to evaluate and approve the merger agreement and the transactions contemplated by the merger agreement, Moelis & Company LLC (“Moelis”) delivered an oral opinion, which was confirmed by delivery of a written opinion, dated August 20, 2024, addressed to the CONSOL board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the exchange ratio in the merger was fair, from a financial point of view, to CONSOL.

The full text of Moelis’ written opinion dated August 20, 2024, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the CONSOL board (solely in its capacity as such) in its evaluation of the merger. Moelis’ opinion is limited solely to the fairness from a financial point of view of the exchange ratio in the merger to CONSOL, and does not address CONSOL’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to CONSOL. Moelis’ opinion does not constitute a recommendation as to how any holder of securities of CONSOL or Arch should vote or act with respect to the merger or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

For additional information, see the section entitled “The Merger—Opinion of Moelis & Company LLC, CONSOL’s Financial Advisor” beginning on page 91 and the full text of the written opinion of Moelis attached as Annex B to this joint proxy statement/prospectus.

Opinion of Perella Weinberg Partners LP, Arch’s Financial Advisor

Arch retained Perella Weinberg Partners LP (“PWP”) to act as Arch’s financial advisor and provide an opinion in connection with the merger. In connection with this engagement, the Arch board requested that PWP evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of outstanding shares of Arch common stock (other than (x) CONSOL and its affiliates and (y) holders of excluded shares) in the proposed merger pursuant to the merger agreement. On August 20, 2024, PWP rendered to the Arch board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 20, 2024 that, as of such date, and based upon and subject to the assumptions made, procedures followed, factors considered and qualifications and limitations on PWP’s review, and based upon other matters as PWP considered relevant, the merger consideration to be received by the holders of outstanding shares of Arch common stock (other than (x) CONSOL and its affiliates and (y) holders of excluded shares) in the proposed merger pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of PWP’s written opinion, dated August 20, 2024, which describes the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by PWP in preparing its opinion, is attached as Annex C and is incorporated herein by reference. PWP delivered its opinion for the information and assistance of the Arch board in connection with and for purposes of its consideration of the merger and PWP’s opinion addressed only the fairness, from a financial point of view, as of August 20, 2024, of the merger consideration to be received by the holders of outstanding shares of Arch common stock (other than (x) CONSOL and its affiliates and (y) holders of excluded shares) in the proposed merger pursuant to the merger agreement. PWP’s opinion did not address any other term or aspect of the merger agreement or the merger and does not constitute a recommendation to any Arch stockholder or any other person as to how such stockholder or other person should vote or otherwise act with respect to the proposed merger or any other matter.

For additional information, see the section entitled “The Merger—Opinion of Perella Weinberg Partners LP, Arch’s Financial Advisor” beginning on page 106 and the full text of the written opinion of PWP attached as Annex C to this joint proxy statement/prospectus.

Special Meeting of CONSOL Stockholders (page 57)

Date, Time, Place and Purpose of the CONSOL Special Meeting

The CONSOL special meeting will be held virtually via live webcast on January 9, 2025, at 8:00 a.m. Eastern Time. Because the CONSOL special meeting is completely virtual and being conducted via live webcast, CONSOL stockholders will not be able to attend the CONSOL special meeting in person. CONSOL stockholders will be able to attend the CONSOL special meeting online and vote their shares and submit questions electronically during the meeting by visiting www.virtualshareholdermeeting.com/CEIX2025SM, which we refer to as the CONSOL special meeting website. CONSOL stockholders will need the 16-digit control number found on their proxy cards in order to access the CONSOL special meeting website.

The purpose of the CONSOL special meeting is to consider and vote on the CONSOL issuance proposal, the CONSOL charter amendment proposal and the CONSOL adjournment proposal. Approval of the CONSOL issuance proposal and the CONSOL charter amendment proposal is a condition to the obligation of CONSOL and Arch to complete the merger.

Record Date and Outstanding Shares of CONSOL Common Stock

Only holders of record of issued and outstanding shares of CONSOL common stock as of the close of business on November 26, 2024, the record date for the CONSOL special meeting, are entitled to notice of, and to vote at, the CONSOL special meeting, whether via the CONSOL special meeting website or by proxy, or any adjournment or postponement of the CONSOL special meeting.

As of the close of business on the record date, there are expected to be approximately 29,394,466 shares of CONSOL common stock issued and outstanding and entitled to vote at the CONSOL special meeting. CONSOL stockholders may cast one vote for each share of CONSOL common stock held by them as of the close of business on the record date.

A complete list of CONSOL stockholders entitled to vote at the CONSOL special meeting will be available for inspection at CONSOL’s offices in Canonsburg, Pennsylvania during ordinary business hours for a period of no less than 10 days before the CONSOL special meeting. If you would like to examine the list of CONSOL stockholders, please contact the CONSOL Secretary at 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317.

Quorum; Abstentions, Broker Non-Votes and Failure to Vote

A quorum of CONSOL stockholders is necessary for CONSOL to conduct business at the CONSOL special meeting. The holders of a majority in voting power of the outstanding shares of CONSOL common stock entitled to vote at the CONSOL special meeting, present via the CONSOL special meeting website or by proxy, shall constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you vote “against” the CONSOL proposals or “abstain” from voting on the CONSOL proposals, your shares of CONSOL common stock will be counted for purposes of calculating whether a quorum is present.

If you are a stockholder of record and you do not provide your proxy by signing and returning your proxy card or via the Internet, by telephone or vote at the CONSOL special meeting via the CONSOL special meeting website, your shares will not be voted with respect to a proposal at the CONSOL special meeting and will not be counted as present for purposes of determining whether a quorum exists.

Because all of the proposals for consideration at the CONSOL special meeting are “non-routine” under applicable NYSE rules, brokers, banks and other nominees do not have discretionary authority to vote on any of the CONSOL proposals and will not be able to vote on any of the CONSOL proposals absent instructions from the beneficial owner. Accordingly, it is not expected that there will be any broker non-votes at the CONSOL special meeting. Broker non-votes, if any, will not be considered present and entitled to vote on any of the CONSOL proposals for the purpose of determining the presence of a quorum with respect to the vote thereon.

Executed but unvoted proxies will be voted in accordance with the recommendation of the CONSOL board.

Required Vote to Approve the CONSOL Issuance Proposal

Approval of the CONSOL issuance proposal requires the affirmative vote of a majority of the shares of CONSOL common stock present via the CONSOL special meeting website or by proxy at the CONSOL special meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” the CONSOL issuance proposal, while broker non-votes or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have no effect on the outcome of the CONSOL issuance proposal.

The CONSOL issuance proposal is described in the section entitled “CONSOL Proposals” beginning on page 63.

Required Vote to Approve the CONSOL Charter Amendment Proposal

Approval of the CONSOL charter amendment proposal requires the affirmative vote of a majority of the outstanding shares of CONSOL common stock entitled to vote on such proposal. Abstentions, broker non-votes, or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have the same effect as a vote “AGAINST” the CONSOL charter amendment proposal.

The CONSOL charter amendment proposal is described in the section entitled “CONSOL Proposals” beginning on page 63.

Required Vote to Approve the CONSOL Adjournment Proposal

Approval of the CONSOL adjournment proposal requires the affirmative vote of a majority of the shares of CONSOL common stock present via the CONSOL special meeting website or by proxy at the CONSOL special meeting and entitled to vote on such proposal, whether or not a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the CONSOL adjournment proposal, while broker non-votes or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have no effect on the outcome of the CONSOL adjournment proposal. Approval of this proposal is not a condition to the completion of the merger.

The CONSOL adjournment proposal is described in the section entitled “CONSOL Proposals” beginning on page 63.

Voting by Directors and Executive Officers

As of November 26, 2024, the record date for the CONSOL special meeting, CONSOL directors and executive officers, and their affiliates, as a group, are expected to own and be entitled to vote approximately 598,020 shares of CONSOL common stock, or approximately 2.0% of the total outstanding shares of CONSOL common stock as of such date.

CONSOL currently expects that all of its directors and executive officers will vote their shares “FOR” the CONSOL issuance proposal, “FOR” the CONSOL charter amendment proposal and “FOR” the CONSOL adjournment proposal.

Special Meeting of Arch Stockholders (page 66)

Date, Time, Place and Purpose of the Arch Special Meeting

The Arch special meeting will be held virtually via live webcast on January 9, 2025, at 8:00 a.m. Central Time. Because the Arch special meeting is completely virtual and being conducted via live webcast, Arch stockholders will not be able to attend the Arch special meeting in person. Arch stockholders will be able to attend the Arch special meeting online and vote their shares and submit questions electronically during the meeting by visiting www.virtualshareholdermeeting.com/ARCH2025SM, which we refer to as the Arch special meeting website. Arch stockholders will need the 16-digit control number found on their proxy cards in order to access the Arch special meeting website.

The purpose of the Arch special meeting is to consider and vote on the Arch merger proposal, the Arch non-binding executive compensation advisory proposal and the Arch adjournment proposal. Approval of the Arch merger proposal is a condition to the obligation of Arch and CONSOL to complete the merger.

Record Date and Outstanding Shares of Arch Common Stock

Only holders of record of issued and outstanding shares of Arch common stock as of the close of business on November 26, 2024, the record date for the Arch special meeting, are entitled to notice of, and to vote at, the Arch special meeting, whether via the Arch special meeting website or by proxy, or any adjournment or postponement of the Arch special meeting.

As of the close of business on the record date, there are expected to be approximately 18,108,352 shares of Arch Class A common stock and 257 shares of Arch Class B common stock issued and outstanding and entitled to vote at the Arch special meeting. Arch stockholders may cast one vote for each share of Arch common stock held by them as of the close of business on the record date.

A complete list of Arch stockholders entitled to vote at the Arch special meeting will be available for inspection at Arch’s offices in St. Louis, Missouri during ordinary business hours for a period of no less than 10 days before the Arch special meeting. If you would like to examine the list of Arch stockholders, please contact the Arch Secretary at One CityPlace Drive, Suite 300, St. Louis, Missouri 63141.

Quorum; Abstentions, Broker Non-Votes and Failure to Vote

A quorum of Arch stockholders is necessary for Arch to conduct business at the Arch special meeting. The holders of a majority of the outstanding shares of Arch common stock entitled to vote at the Arch special meeting, present via the Arch special meeting website or by proxy, shall constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you vote “against” the Arch proposals or “abstain” from voting on the Arch proposals, your shares of Arch common stock will be counted for purposes of calculating whether a quorum is present.

If you are a stockholder of record and you do not provide your proxy by signing and returning your proxy card or via the Internet, by telephone or vote at the Arch special meeting via the Arch special meeting website, your shares will not be voted with respect to a proposal at the Arch special meeting and will not be counted as present for purposes of determining whether a quorum exists.

Because all of the proposals for consideration at the Arch special meeting are “non-routine” under applicable NYSE rules, brokers, banks and other nominees do not have discretionary authority to vote on any of the Arch proposals and will not be able to vote on any of the Arch proposals absent instructions from the beneficial owner. Accordingly, it is not expected that there will be any broker non-votes at the Arch special meeting. Broker non-votes, if any, will not be considered present and entitled to vote on any of the Arch proposals for the purpose of determining the presence of a quorum with respect to the vote thereon.

Executed but unvoted proxies will be voted in accordance with the recommendation of the Arch board.

Required Vote to Approve the Arch Merger Proposal

Approval of the Arch merger proposal requires the affirmative vote of a majority of the outstanding shares of Arch common stock entitled to vote on such proposal. Abstentions, broker non-votes, or any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have the same effect as a vote “AGAINST” the Arch merger proposal.

The Arch merger proposal is described in the section entitled “Arch Proposals” beginning on page 72.

Required Vote to Approve the Arch Non-Binding Executive Compensation Advisory Proposal

Approval of the Arch non-binding executive compensation advisory proposal requires the affirmative vote of a majority of the shares of Arch common stock voting thereon at the Arch special meeting. Abstentions, broker non-votes, or any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have no effect on the outcome of the Arch non-binding executive compensation advisory proposal. As an advisory vote, this proposal is not binding on Arch or the Arch board or CONSOL or the CONSOL board, and approval of this proposal is not a condition to the completion of the merger.

The Arch non-binding executive compensation advisory proposal is described in the section entitled “Arch Proposals” beginning on page 72.

Required Vote to Approve the Arch Adjournment Proposal

Approval of the Arch adjournment proposal requires the affirmative vote of a majority of the shares of Arch common stock present via the Arch special meeting website or by proxy at the Arch special meeting, whether or not a quorum is present. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Arch adjournment proposal, while any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have no effect on the outcome of the Arch adjournment proposal. Approval of this proposal is not a condition to the completion of the merger.

The Arch adjournment proposal is described in the section entitled “Arch Proposals” beginning on page 72.

Voting by Directors and Executive Officers

As of November 26, 2024, the record date for the Arch special meeting, Arch directors and executive officers, and their affiliates, as a group, are expected to own and be entitled to vote approximately 420,195 shares of Arch common stock, or approximately 2.3% of the total outstanding shares of Arch common stock as of such date.

Arch currently expects that all of its directors and executive officers will vote their shares “FOR” the Arch merger proposal, “FOR” the Arch non-binding executive compensation advisory proposal and “FOR” the Arch adjournment proposal.

Board of Directors and Management of the Combined Company Following the Completion of the Merger (page 124)

Under the terms of the merger agreement, CONSOL has agreed to take all actions as may be necessary to cause (1) the number of directors constituting the combined company’s board as of the effective time of the merger to be eight and (2) the combined company’s board as of the effective time of the merger to be composed of (A) four directors designated by CONSOL, one of whom will be James A. Brock, and (B) four directors designated by Arch, two of whom will be Paul A. Lang and Richard A. Navarre. From and after the effective time of the merger, each person designated as a director of the combined company will serve as a director until such person’s successor has been appointed and qualified or elected or such person’s earlier death, resignation or removal in accordance with the organizational documents of the combined company.

At the effective time of the merger, Mr. Brock will be appointed to serve as the Executive Chair of the combined company’s board, Mr. Lang will be appointed to serve as the Chief Executive Officer of the combined company, Miteshkumar B. Thakkar will be appointed to serve as the President and Chief Financial Officer of the combined company, Rosemary L. Klein will be appointed to serve as the Senior Vice President, Chief Legal Officer of the combined company, Kurt R. Salvatori will be appointed to serve as the Senior Vice President, Chief Administrative Officer of the combined company, George Schuller, Jr. will be appointed to serve as the Senior Vice President, Chief Operating Officer of the combined company, Deck S. Slone will be appointed to serve as the Senior Vice President, Strategy & Public Policy of the combined company, Robert J. Braithwaite, Jr. will be appointed to serve as the Senior Vice President, Marketing & Sales of the combined company and James C. (Chris) Sykes and Joshua T. Koontz will each be appointed to serve as a Vice President, Operations of the combined company, with each such officer serving until such officer’s successor is appointed or such officer’s earlier death, resignation, retirement, disqualification or removal in accordance with the organizational documents of the combined company. If, before the effective time of the merger, any such person is unable or unwilling to serve as an officer of the combined company, then a substitute officer will be selected by mutual written agreement of CONSOL and Arch.

Interests of Arch Directors and Executive Officers in the Merger (page 125)

In considering the recommendation of the Arch board with respect to the Arch proposals, Arch stockholders should be aware that the directors and executive officers of Arch have interests in the merger that may be different from, or in addition to, the interests of Arch stockholders generally. The members of the Arch board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and in determining to recommend that Arch stockholders approve the Arch proposals.

Interests of CONSOL Directors and Executive Officers in the Merger (page 130)

In considering the recommendation of the CONSOL board with respect to the CONSOL proposals, CONSOL stockholders should be aware that the directors and executive officers of CONSOL have interests in the merger that may be different from, or in addition to, the interests of CONSOL stockholders generally. The members of the CONSOL board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and in determining to recommend that CONSOL stockholders approve the CONSOL proposals.

Conditions to the Completion of the Merger (page 176)

Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following mutual conditions:

•

Stockholder Approval. The CONSOL issuance proposal and the CONSOL charter amendment proposal must have been approved by CONSOL stockholders and the Arch merger proposal must have been approved by Arch stockholders.

•

Regulatory Approval. Any waiting period (and any extension thereof or timing agreements related thereto) under the HSR Act applicable to the merger and the other transactions contemplated by the merger agreement must have expired or been terminated, and all applicable filings, notifications, consents, clearances, approvals and expirations or termination of any waiting periods (or extensions thereof) under certain applicable foreign regulatory laws relating to the merger and the other transactions contemplated by the merger agreement must have been made, obtained, expired, or terminated, as the case may be.

•

No Injunctions or Restraints. No governmental entity having jurisdiction over CONSOL, Arch or Merger Sub may have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger, and no law that makes the consummation of the merger illegal or otherwise prohibited may have been enacted after August 20, 2024.

•

Effectiveness of the Registration Statement. The registration statement, of which this joint proxy statement/prospectus forms a part, must have been declared effective by the SEC under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order.

•

NYSE Listing. The shares of CONSOL common stock issuable to Arch stockholders pursuant to the merger agreement must have been authorized for listing on the NYSE, subject only to official notice of issuance.

The obligations of CONSOL and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the accuracy of the representations and warranties of Arch contained in the merger agreement as of August 20, 2024 and as of the closing date (other than representations that by their terms speak specifically as of another date or period of time), subject to the materiality standards provided in the merger agreement;

•

Arch having performed or complied in all material respects with all of its obligations under the merger agreement required to be performed or complied with at or prior to the effective time of the merger; and

•

CONSOL having received a certificate of Arch signed by an executive officer of Arch, dated as of the closing date, confirming that the conditions set forth in the two bullet points directly above have been satisfied.

The obligation of Arch to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•

the accuracy of the representations and warranties of CONSOL contained in the merger agreement as of August 20, 2024 and as of the closing date (other than representations that by their terms speak specifically as of another date or period of time), subject to the materiality standards provided in the merger agreement;

•

CONSOL and Merger Sub having performed or complied in all material respects with all of their respective obligations under the merger agreement required to be performed or complied with by them at or prior to the effective time of the merger;

•

Arch having received a certificate of CONSOL signed by an executive officer of CONSOL, dated as of the closing date, confirming that the conditions in the two bullet points directly above have been satisfied; and

•

Arch having received the opinion from Latham & Watkins LLP (or another nationally recognized tax counsel reasonably acceptable to Arch), dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

No Solicitation (page 153)

No Solicitation by CONSOL

CONSOL has agreed that, from and after August 20, 2024, CONSOL and its officers and directors will, will cause CONSOL’s subsidiaries and their respective officers and directors to, and will use their reasonable best efforts to cause the other representatives of CONSOL and its subsidiaries to, immediately cease, and cause to be terminated, any discussion or negotiations conducted prior to August 20, 2024 with any third party with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a “CONSOL competing proposal” (as such term is defined in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—Definitions of Competing Proposals” beginning on page 164).

CONSOL has also agreed that, from and after August 20, 2024, CONSOL and its officers and directors will not, will cause CONSOL’s subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other representatives of CONSOL and its subsidiaries not to, directly or indirectly:

•

initiate, solicit, propose, knowingly encourage, or knowingly facilitate (including by way of furnishing non-public information) any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a CONSOL competing proposal;

•

engage in, continue or otherwise participate in any discussions with any person with respect to or negotiations with any person with respect to, relating to, or in furtherance of a CONSOL competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a CONSOL competing proposal;

•

furnish any non-public information regarding CONSOL or its subsidiaries, or access to the properties, assets or employees of CONSOL or its subsidiaries, to any person in connection with or in response to any CONSOL competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a CONSOL competing proposal;

•

approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent or agreement in principle, or other agreement providing for a CONSOL competing proposal (other than a confidentiality agreement entered into as permitted by the merger agreement); or

•	submit any CONSOL competing proposal to the vote of CONSOL stockholders.

Notwithstanding the agreements described above, prior to, but not after, the time the CONSOL issuance proposal and the CONSOL charter amendment proposal have been approved by CONSOL stockholders, CONSOL and its representatives may engage in the activities described in the second and third bullet points directly above with any person if CONSOL receives a bona fide written CONSOL competing proposal from such person that was not solicited at any time after August 20, 2024 in breach of the obligations described in “The Merger Agreement—No Solicitation; Changes of Recommendation—No Solicitation by CONSOL” beginning on page 153; provided, however, that:

•

no information that is prohibited from being furnished pursuant to the “no solicitation” obligations described in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—No Solicitation by CONSOL” may be furnished until CONSOL receives an executed confidentiality agreement, subject to certain conditions, including that the terms of such confidentiality agreement are no less favorable to CONSOL in the aggregate than the terms of the Confidentiality Agreement, dated September 14, 2023, between Arch and CONSOL, as supplemented by that certain Clean Team Addendum to Confidentiality Agreement (including standstill restrictions);

•

any non-public information furnished to such person will have previously been made available to Arch or is made available to Arch prior to or concurrently with the time such information is made available to such person; and

•

prior to taking any such actions, the CONSOL board or any committee of the CONSOL board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such CONSOL competing proposal is, or would reasonably be expected to lead to, a CONSOL superior proposal.

Notwithstanding the above-described restrictions, CONSOL or any of its representatives may, in response to an inquiry or proposal from a third party, inform a third party or its representative of the “no solicitation” obligations described above (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted under the merger agreement).

No Solicitation by Arch

Arch has agreed that, from and after August 20, 2024, Arch and its officers and directors will, will cause Arch’s subsidiaries and their respective officers and directors to, and will use their reasonable best efforts to cause the other representatives of Arch and its subsidiaries to, immediately cease, and cause to be terminated, any discussion or negotiations conducted prior to August 20, 2024 with any third party with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an “Arch competing proposal” (as such term is defined in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—Definitions of Competing Proposals” beginning on page 164).

Arch has also agreed that, from and after August 20, 2024, Arch and its officers and directors will not, will cause Arch’s subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other representatives of Arch and its subsidiaries not to, directly or indirectly:

•

initiate, solicit, propose, knowingly encourage, or knowingly facilitate (including by way of furnishing non-public information) any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, an Arch competing proposal;

•

engage in, continue or otherwise participate in any discussions with any person with respect to or negotiations with any person with respect to, relating to, or in furtherance of an Arch competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Arch competing proposal;

•

furnish any non-public information regarding Arch or its subsidiaries, or access to the properties, assets or employees of Arch or its subsidiaries, to any person in connection with or in response to any Arch competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Arch competing proposal;

•

approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent or agreement in principle, or other agreement providing for an Arch competing proposal (other than a confidentiality agreement entered into as permitted by the merger agreement); or

•	submit any Arch competing proposal to the vote of Arch stockholders.

Notwithstanding the agreements described above, prior to, but not after, the time the Arch merger proposal has been approved by Arch stockholders, Arch and its representatives may engage in the activities described in the second and third bullet points directly above with any person if Arch receives a bona fide written Arch competing proposal from such person that was not solicited at any time after August 20, 2024 in breach of the obligations described in “The Merger Agreement—No Solicitation; Changes of Recommendation—No Solicitation by Arch” beginning on page 155; provided, however, that:

•

no information that is prohibited from being furnished pursuant to the “no solicitation” obligations described in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—No Solicitation by Arch” may be furnished until Arch receives an executed confidentiality agreement, subject to certain conditions, including that the terms of such confidentiality agreement are no less favorable to Arch in the aggregate than the terms of the Confidentiality Agreement, dated September 14, 2023, between Arch and CONSOL, as supplemented by that certain Clean Team Addendum to Confidentiality Agreement (including standstill restrictions);

•

any non-public information furnished to such person will have previously been made available to CONSOL or is made available to CONSOL prior to or concurrently with the time such information is made available to such person; and

•

prior to taking any such actions, the Arch board or any committee of the Arch board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Arch competing proposal is, or would reasonably be expected to lead to, an Arch superior proposal.

Notwithstanding the above-described restrictions, Arch or any of its representatives may, in response to an inquiry or proposal from a third party, inform a third party or its representative of the “no solicitation” obligations described above (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted under the merger agreement).

Changes of Recommendation (page 153)

CONSOL Restrictions on Changes of Recommendation

Subject to certain exceptions described below, the CONSOL board may not effect a CONSOL recommendation change (as defined in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—CONSOL: Restrictions on Changes of Recommendation” beginning on page 157).

CONSOL: Permitted Changes of Recommendation in Connection with a CONSOL Superior Proposal

Prior to, but not after, the time the CONSOL issuance proposal and the CONSOL charter amendment proposal have been approved by CONSOL stockholders, in response to a bona fide written CONSOL competing proposal from a third party that was not solicited at any time following August 20, 2024 and did not arise from a breach of the first three bullet points set forth in “No Solicitation by CONSOL” or a material breach of CONSOL’s other obligations in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation” beginning on page 153, the CONSOL board may effect a CONSOL recommendation change (but may not publicly declare advisable or publicly propose to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement as permitted by the merger agreement)) if:

•

the CONSOL board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such CONSOL competing proposal is a CONSOL superior proposal and, after consultation with its outside legal counsel, that the failure to effect a CONSOL recommendation change in response to such CONSOL superior proposal would be inconsistent with the fiduciary duties owed by the CONSOL board to the CONSOL stockholders under applicable law; and

•

CONSOL provides Arch written notice of such proposed action and the basis of such proposed action at least four business days in advance and complies with certain obligations, each as described in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—CONSOL: Permitted Changes of Recommendation in Connection with a CONSOL Superior Proposal” beginning on page 159.

CONSOL: Permitted Changes of Recommendation in Connection with Intervening Events

Prior to, but not after, the time the CONSOL issuance proposal and the CONSOL charter amendment proposal have been approved by CONSOL stockholders, in response to a CONSOL intervening event (as defined in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—CONSOL: Permitted Changes of Recommendation in Connection with Intervening Events” beginning on page 160) that occurs or arises after August 20, 2024 and that did not arise from or in connection with a breach of the merger agreement by CONSOL, CONSOL may effect a CONSOL recommendation change (but may not publicly declare advisable or publicly propose to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement as permitted by the merger agreement)) if:

•

the CONSOL board determines in good faith, after consultation with its financial advisors and outside legal counsel, that a CONSOL intervening event has occurred and, after consultation with its outside legal counsel, that the failure to effect a CONSOL recommendation change in response to such CONSOL intervening event would be inconsistent with the fiduciary duties owed by the CONSOL board to the CONSOL stockholders under applicable law; and

•

CONSOL provides Arch written notice of such proposed action and the basis of such proposed action four business days in advance (including a reasonably detailed description of the facts and circumstances of the CONSOL intervening event) and complies with certain obligations, each as described in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation— CONSOL: Permitted Changes of Recommendation in Connection with Intervening Events” beginning on page 160.

Arch Restrictions on Changes of Recommendation

Subject to certain exceptions described below, the Arch board may not effect an Arch recommendation change (as defined in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—Arch: Restrictions on Changes of Recommendation” beginning on page 158).

Arch: Permitted Changes of Recommendation in Connection with an Arch Superior Proposal

Prior to, but not after, the time the Arch merger proposal has been approved by Arch stockholders, in response to a bona fide written Arch competing proposal from a third party that was not solicited at any time following August 20, 2024 and did not arise from a breach of the first three bullet points set forth in “No Solicitation by Arch” or a material breach of Arch’s other obligations in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation” beginning on page 153, the Arch board may effect an Arch recommendation change (but may not publicly declare advisable or publicly propose to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement as permitted by the merger agreement)) if:

•

the Arch board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Arch competing proposal is an Arch superior proposal and, after consultation with its outside legal counsel, that the failure to effect an Arch recommendation change in response to such Arch superior proposal would be inconsistent with the fiduciary duties owed by the Arch board to the Arch stockholders under applicable law; and

•

Arch provides CONSOL written notice of such proposed action and the basis of such proposed action at least four business days in advance and complies with certain obligations, each as described in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—Arch: Permitted Changes of Recommendation in Connection with an Arch Superior Proposal” beginning on page 161.

Arch: Permitted Changes of Recommendation in Connection with Intervening Events

Prior to, but not after, the time the Arch merger proposal has been approved by Arch stockholders, in response to an Arch intervening event (as defined in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—Arch: Permitted Changes of Recommendation in Connection with Intervening Events” beginning on page 162) that occurs or arises after August 20, 2024 and that did not arise from or in connection with a breach of the merger agreement by Arch, Arch may effect an Arch recommendation change (but may not publicly declare advisable or publicly propose to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement as permitted by the merger agreement)) if:

•

the Arch board determines in good faith, after consultation with its financial advisors and outside legal counsel, that an Arch intervening event has occurred and, after consultation with its outside legal counsel, that the failure to effect an Arch recommendation change in response to such Arch intervening event would be inconsistent with the fiduciary duties owed by the Arch board to the Arch stockholders under applicable law; and

•

Arch provides CONSOL written notice of such proposed action and the basis of such proposed action four business days in advance (including a reasonably detailed description of the facts and circumstances of the Arch intervening event) and complies with certain obligations, each as described in the section entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—Arch: Permitted Changes of Recommendation in Connection with Intervening Events” beginning on page 162.

Termination (page 178)

CONSOL and Arch may terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger by mutual written consent of CONSOL and Arch.

The merger agreement may also be terminated by either CONSOL or Arch at any time prior to the effective time of the merger in any of the following situations:

•

if any governmental entity having jurisdiction over CONSOL, Arch or Merger Sub has issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such order, decree, ruling or injunction or other action has become final and nonappealable, or if any law has been adopted that permanently makes the consummation of the merger illegal or otherwise permanently prohibited, so long as CONSOL’s or Merger Sub’s (in the case of a termination by CONSOL) or Arch’s (in the case of a termination by Arch) failure to fulfill any material covenant or agreement under the merger agreement has not been the cause of, materially contributed to or resulted in such order, decree, ruling, injunction or other action;

•	upon an end date termination event (as defined in the section entitled “The Merger Agreement— Termination—Termination Rights” beginning on page 178);

•

upon an Arch breach termination event or a CONSOL breach termination event (as each term is defined in the section entitled “The Merger Agreement—Termination—Termination Rights” beginning on page 178); or

•

upon an Arch stockholder approval termination event or a CONSOL stockholder approval termination event (as each term is defined in the section entitled “The Merger Agreement—Termination—Termination Rights” beginning on page 178).

In addition, the merger agreement may be terminated by CONSOL:

•	prior to, but not after, the approval of the Arch merger proposal by Arch stockholders, if the Arch board or a committee of the Arch board has effected an Arch recommendation change.

Further, the merger agreement may be terminated by Arch:

•

prior to, but not after, the approval of the CONSOL issuance proposal and the CONSOL charter amendment proposal by CONSOL stockholders, if the CONSOL board or a committee of the CONSOL board has effected a CONSOL recommendation change.

Termination Fees (page 179)

Termination Fees Payable by CONSOL

The merger agreement requires CONSOL to pay Arch a termination fee of $82 million (the “termination fee”) if:

•	Arch terminates the merger agreement due to a CONSOL recommendation change;

•

Arch or CONSOL terminates the merger agreement due to an end date termination event and both the approval of the CONSOL issuance proposal and the CONSOL charter amendment proposal have not been obtained and the CONSOL board or a committee thereof has effected a CONSOL recommendation change;

•	CONSOL terminates the merger agreement due to a CONSOL stockholder approval termination event at a time when Arch had the right to terminate the agreement due to a CONSOL recommendation change; or

•

(1) (A) CONSOL or Arch terminates the merger agreement due to a CONSOL stockholder approval termination event and on or before the date of any such termination a CONSOL competing proposal made after August 20, 2024 (but before any such termination) was publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five business days prior to the CONSOL special meeting or (B) CONSOL or Arch terminates the merger agreement due to an end date termination event or Arch terminates the merger agreement due to a CONSOL breach termination event and following August 20, 2024 (and on or before the date of any such termination) a CONSOL competing proposal has been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five business days prior to the date of such termination, and (2) within nine months after the date of such termination, CONSOL enters into a definitive agreement with respect to a CONSOL competing proposal and subsequently consummates such CONSOL competing proposal, whether during or following such nine-month period. For purposes of this paragraph, any reference in the definition of CONSOL competing proposal to “20%” will be deemed to be a reference to “50%” above.

In no event will CONSOL be required to pay the termination fee on more than one occasion.

The merger agreement also requires CONSOL to reimburse Arch for its out-of-pocket fees and transaction expenses (subject to a cap of $23.5 million) in the event either CONSOL or Arch terminates the merger agreement due to a CONSOL stockholder approval termination event except in the circumstances described above.

Termination Fees Payable by Arch

The merger agreement requires Arch to pay CONSOL the termination fee if:

•	CONSOL terminates the merger agreement due to an Arch recommendation change;

•

CONSOL or Arch terminates the merger agreement due to an end date termination event and both the approval of the Arch merger proposal has not been obtained and the Arch board or a committee thereof has effected an Arch recommendation change;

•	Arch terminates the merger agreement due to an Arch stockholder approval termination event at a time when CONSOL had the right to terminate the agreement due to an Arch recommendation change; or

•

(1) (A) CONSOL or Arch terminates the merger agreement due to an Arch stockholder approval termination event and on or before the date of any such termination an Arch competing proposal made after August 20, 2024 (but before any such termination) was publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five business days prior to the Arch special meeting or (B) CONSOL or Arch terminates the merger agreement due to an end date termination event or CONSOL terminates the merger agreement due to an Arch breach termination event and following August 20, 2024 (and on or before the date of any such termination) an Arch competing proposal has been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five business days prior to the date of such termination, and (2) within nine months after the date of such termination, Arch enters into a definitive agreement with respect to an Arch competing proposal and subsequently consummates such CONSOL competing proposal, whether during or following such nine-month period. For purposes of this paragraph, any reference in the definition of Arch competing proposal to “20%” will be deemed to be a reference to “50%” above.

In no event will Arch be required to pay the termination fee on more than one occasion.

The merger agreement also requires Arch to reimburse CONSOL for its out-of-pocket fees and transaction expenses (subject to a cap of $23.5 million) in the event either CONSOL or Arch terminates the merger agreement due to an Arch stockholder approval termination event except in the circumstances described above.

Regulatory Approvals (page 124)

The completion of the merger is subject to the receipt of antitrust clearance in the United States, Brazil, China and Poland. Under the HSR Act and the rules promulgated thereunder, the merger may not be completed until notification and report forms have been filed with the Federal Trade Commission (the “FTC”) and the Department of Justice (the “DOJ”), and the applicable waiting period (or any extensions of such waiting period) has expired or been terminated. For additional information regarding regulatory approvals in connection with the merger, see the section entitled “The Merger Agreement—Reasonable Best Efforts; Notification” on page 174.

CONSOL and Arch completed initial filings with respect to the merger in Brazil, China and Poland as of September 10, 2024. On September 11, 2024, the HSR filings with respect to the merger were made by CONSOL and Arch with the FTC and the DOJ. The Brazilian antitrust regulator issued a clearance notice on September 12, 2024 and closed the case on October 1, 2024. The waiting period with respect to the notification and report forms filed under the HSR Act expired at 11:59 p.m. Eastern Time on October 11, 2024. The Polish and Chinese antitrust regulators issued their respective clearance decisions on October 15, 2024 and October 17, 2024, respectively.

Neither CONSOL nor Arch is aware of any material governmental approvals or actions that are required for completion of the merger other than as described above. It is presently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.

For additional information, see the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals” on page 169.

Specific Performance; Remedies (page 181)

CONSOL, Arch and Merger Sub have agreed that each will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

Except in the case of actual fraud or a willful and material breach, the monetary remedies and the specific performance remedies set forth in the merger agreement will be each party’s sole and exclusive remedy against the other parties.

Appraisal Rights (page 213)

No appraisal rights will be available to CONSOL stockholders and holders of Arch Class A common stock with respect to the transactions contemplated by the merger agreement.

However, holders of the 257 shares of Arch Class B common stock currently issued and outstanding are entitled to appraisal rights under Section 262 of the DGCL.

For additional information, see the section entitled “Appraisal Rights” on page 213.

Material U.S. Federal Income Tax Consequences of the Merger (page 188)

CONSOL and Arch intend for the merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. It is a condition to the obligation of Arch to complete the merger that Arch receives an opinion from external counsel, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The foregoing opinion of counsel will be based on, among other things, certain representations made by CONSOL and Arch and certain assumptions, all of which must be consistent with the state of facts existing at the time of the merger. If any of these representations and assumptions are, or become, inaccurate or incomplete, such opinion may be invalid, and the conclusions reached therein could be jeopardized. In addition, such opinion of counsel is not free from doubt because there is no authority directly addressing the treatment of all of the particular facts of the merger for U.S. federal income tax purposes. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or the courts, which may not agree with the conclusions set forth in such opinion.

If the merger qualifies as a reorganization, then U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 188) of shares of Arch common stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of CONSOL common stock in exchange for Arch common stock in the merger (other than gain or loss, if any, with respect to any cash received in lieu of a fractional share of CONSOL common stock). The material U.S. federal income tax consequences of the merger are discussed in more detail in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 188. The discussion of the material U.S. federal income tax consequences contained in this joint proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws or any U.S. federal tax laws other than U.S. federal income tax laws.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.

Comparison of Stockholders’ Rights (page 200)

The rights of Arch stockholders who receive shares of CONSOL common stock in the merger will be governed by the CONSOL certificate of incorporation and the Third Amended and Restated Bylaws of CONSOL (the “CONSOL bylaws”), as each will be amended or amended and restated as of the closing of the merger, rather than by the Restated Certificate of Incorporation of Arch (the “Arch certificate of incorporation”) and the Amended and Restated Bylaws of Arch (the “Arch bylaws”). As a result, Arch stockholders will have different rights once they become stockholders of the combined company due to the differences in the organizational documents of Arch and CONSOL. The key differences are described in the section entitled “Comparison of Stockholders’ Rights” beginning on page 200.

Listing of CONSOL Shares; Delisting and Deregistration of Arch Shares (page 135)

If the merger is completed, the shares of CONSOL common stock to be issued in the merger will be listed for trading on the NYSE, shares of Arch Class A common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Arch will no longer be required to file periodic reports with the SEC pursuant to the Exchange Act.

Market Price Information

CONSOL common stock is listed on the NYSE under the symbol “CEIX.” Arch Class A common stock is listed on the NYSE under the symbol “ARCH.”

The high and low trading prices for the CONSOL common stock on August 20, 2024, the last trading day immediately before the public announcement of the merger, were $96.61 and $93.73, respectively. The high and low trading prices for the Arch Class A common stock on August 20, 2024, the last trading day immediately before the public announcement of the merger, were $126.94 and $124.00, respectively.

As of November 22, 2024, the last date before the date of this joint proxy statement/prospectus for which it was practicable to obtain this information, there were 29,394,466 shares of CONSOL common stock outstanding, 18,108,352 shares of Arch Class A common stock outstanding and 257 shares of Arch Class B common stock outstanding.

Because the exchange ratio will not be adjusted for changes in the market price of either CONSOL common stock or Arch Class A common stock, the market value of CONSOL common stock that Arch stockholders will have the right to receive on the date the merger is completed may vary significantly from the market value of the CONSOL common stock that Arch stockholders would receive if the merger were completed on the date of this joint proxy statement/prospectus. As a result, you should obtain recent market prices of CONSOL common stock and Arch Class A common stock prior to voting your shares. For additional information, see the section entitled “Risk Factors” beginning on page 39.

The following table sets forth the closing sale price per share of CONSOL common stock as reported on the NYSE and the closing sale price per share of Arch Class A common stock as reported on the NYSE, in each case on August 20, 2024, the last trading day before the public announcement of the merger, and on November 22, 2024, the last practicable trading day prior to the mailing of this joint proxy statement/prospectus. The table also shows the estimated implied value of the merger consideration proposed for each share of Arch Class A common stock as of the same two dates. The implied value was calculated by multiplying the NYSE closing price of a share of CONSOL common stock on the relevant date by the exchange ratio of 1.326 shares of CONSOL common stock for each share of Arch Class A common stock.

	CONSOL Common Stock Closing Price	Arch Class A Common Stock Closing Price	Exchange Ratio	Implied Per Share Value of Merger Consideration
August 20, 2024	$94.73	$126.74	1.326	$125.61
November 22, 2024	$131.73	$173.64	1.326	$174.67

CONSOL stockholders and Arch stockholders are encouraged to obtain current market quotations for CONSOL common stock and Arch Class A common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference herein. No assurance can be given concerning the market price of CONSOL common stock before or after the effective date of the merger. For additional information, see the section entitled “Where You Can Find More Information” beginning on page 224.

Recent Developments

The following is a Recent Development to Note 13—Commitments and Contingent Liabilities to CONSOL’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, relating to the United Mine Workers of America 1974 Pension Plan Litigation:

On November 8, 2024, the Superior Court of the State of Delaware (the “Court”) granted CONSOL’s former parent’s partial motion for summary judgment (the “Motion”). CONSOL has various legal defenses that it is considering regarding the ruling; however, with respect to the Court’s granting of the Motion, CONSOL now believes a loss is probable and has established an accrual with respect to the lawsuit for approximately $68 million, which amount is equal to the net present value of the payments over a five-year period, in its financial statements to be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

RISK FACTORS

In addition to the other information contained in or incorporated by reference herein, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote. You should also consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference herein, particularly the risk factors contained in CONSOL’s and Arch’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. For additional information, see the section entitled “Where You Can Find More Information.” In addition to the risks set forth below or referenced above, new risks may emerge from time to time and it is not possible to predict all risk factors, nor can CONSOL or Arch assess the impact of all factors on the merger and the combined company following the merger or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.

Risks Relating to the Merger

Because the exchange ratio is fixed and because the market prices of CONSOL common stock and Arch Class A common stock will fluctuate, Arch stockholders cannot be certain of the market value of the merger consideration they will receive in the merger or the difference between the market value of the merger consideration they will receive in the merger and the market value of Arch common stock immediately prior to the merger.

At the time the merger is completed, each issued and outstanding eligible share of Arch common stock will be converted into the right to receive the merger consideration of 1.326 shares of CONSOL common stock, with cash paid in lieu of the issuance of any fractional shares of CONSOL common stock. The exchange ratio for the merger consideration is fixed, and there will be no adjustment to the merger consideration, regardless of whether the market price of CONSOL common stock or Arch Class A common stock changes prior to the completion of the merger. The market prices of CONSOL common stock and Arch Class A common stock have fluctuated since the date on which CONSOL and Arch announced they had entered into the merger agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date(s) of the CONSOL special meeting and the Arch special meeting, and the date on which Arch stockholders that are entitled to receive the merger consideration actually receive the merger consideration. The market prices of CONSOL common stock and Arch Class A common stock will fluctuate during and after these periods as a result of a variety of factors, including general market and economic conditions, changes in CONSOL’s and Arch’s respective businesses, operations and prospects, market assessments of the likelihood that the merger will be completed and regulatory considerations. Such factors are difficult to predict and in many cases may be beyond the control of CONSOL and Arch. Consequently, at the time Arch stockholders must decide whether to approve the Arch proposals, they will not know the market value of the merger consideration they will receive in the merger, which will depend on the market value of the shares of CONSOL common stock as of the effective time of merger.

In addition, Arch stockholders will not know the difference between the market value of the merger consideration they will receive in the merger and the market value of Arch Class A common stock immediately prior to the merger, which will depend on the market value of CONSOL common stock and Arch Class A common stock as of the effective time of the merger. Unless otherwise mutually agreed to in writing between CONSOL and Arch, the completion of the merger will take place on the third business day immediately following the satisfaction or waiver of the conditions to the completion of the merger (other than any such conditions which by their nature cannot be satisfied until the closing date, which will be required to be so satisfied or (to the extent permitted by applicable law) waived in accordance with the merger agreement on the closing date). Arch stockholders should obtain current stock price quotations for shares of CONSOL common stock and Arch Class A common stock before voting their shares of Arch common stock. For additional information about the merger consideration, see the sections entitled “The Merger—Consideration to Arch Stockholders” and “The Merger Agreement—Effect of the Merger on Capital Stock; Merger Consideration.”

CONSOL stockholders and Arch stockholders, in each case as of immediately prior to the merger, will have reduced ownership in the combined company and less influence over management.

Based on the number of issued and outstanding shares of Arch common stock as of November 8, 2024 and the number of outstanding Arch equity awards currently estimated to be payable in shares of CONSOL common stock in connection with the merger, CONSOL anticipates issuing up to approximately 24,749,240 shares of CONSOL common stock pursuant to the merger agreement. The actual number of shares of CONSOL common stock to be issued pursuant to the merger agreement will be determined at the completion of the merger based on the number of shares of Arch common stock outstanding immediately prior to such time and the number of issued and outstanding Arch equity awards payable in shares of CONSOL common stock in connection with the merger.

Immediately after the completion of the merger, it is expected that CONSOL stockholders as of immediately prior to the merger will own approximately 55%, and Arch stockholders as of immediately prior to the merger will own approximately 45%, of the issued and outstanding shares of CONSOL common stock (in each case based on fully diluted shares outstanding of each company), which will trade on the NYSE under the ticker symbol “CNR” following the completion of the merger. As a result, current CONSOL stockholders and current Arch stockholders will have less influence on the management and policies of the combined company than they currently have on the management and policies of CONSOL and Arch, respectively.

The merger may not be accretive to certain financial metrics, which may negatively affect the market price of CONSOL common stock.

Preliminary financial estimates used in projected accretion to free cash flow may materially change. CONSOL and Arch may encounter additional transaction and integration-related costs, may fail to realize all of the benefits anticipated in the merger or may be subject to other factors that affect preliminary estimates. Any of these factors could decrease or delay the expected effect of the merger and contribute to a decrease in the market price of common stock of the combined company.

In addition, the issuance of new shares pursuant to the merger agreement could have the effect of depressing the market price of common stock of the combined company, through dilution of earnings per share or otherwise. Any dilution of, or delay of any accretion to, CONSOL’s earnings per share could cause the price of CONSOL common stock to decline or increase at a reduced rate.

The merger may not be completed, and the merger agreement may be terminated in accordance with its terms.

The merger is subject to a number of conditions that must be satisfied or waived prior to the completion of the merger, which are described in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger.” These conditions to the completion of the merger may not be satisfied or waived in a timely manner or at all, and, accordingly, the merger may be delayed or may not be completed.

In addition, if the merger is not completed by August 20, 2025 (which date may be extended to November 20, 2025 in certain circumstances), either CONSOL or Arch may choose not to proceed with the merger by terminating the merger agreement, and the parties can mutually decide to terminate the merger agreement at any time, before or after stockholder approval. In addition, CONSOL and Arch may elect to terminate the merger agreement in certain other circumstances as further detailed in the section entitled “The Merger Agreement—Termination.”

The merger agreement limits CONSOL’s ability and Arch’s ability to pursue alternatives to the merger, may discourage other companies from trying to acquire CONSOL or Arch and, in specified circumstances, could require CONSOL or Arch to pay the other party a termination fee.

The merger agreement contains provisions that may discourage a third party from submitting a CONSOL competing proposal or an Arch competing proposal that might result in greater value to their respective stockholders than the merger, or may result in a potential acquirer of CONSOL, or a potential competing acquirer of Arch, proposing to pay a lower per share price to acquire CONSOL or Arch, respectively, than it might otherwise have proposed to pay. These provisions include a general prohibition on CONSOL and Arch from soliciting or, subject to certain exceptions relating to the exercise of fiduciary duties by the CONSOL board or the Arch board, entering into discussions with any third party regarding any CONSOL competing proposal or Arch competing proposal. Further, even if the CONSOL board or the Arch board withholds, withdraws, qualifies or modifies its recommendation to stockholders with respect to the CONSOL issuance proposal or the CONSOL charter amendment proposal, in the case of the CONSOL board, or the Arch merger proposal, in the case of the Arch board, unless the merger agreement has been terminated in accordance with its terms, each of CONSOL and Arch will still be required to submit the CONSOL issuance proposal and the CONSOL charter amendment proposal, in the case of the CONSOL board, and the Arch merger proposal, in the case of the Arch board, to a vote by the CONSOL stockholders and Arch stockholders, respectively. The merger agreement further provides that under specified circumstances, including after a change of recommendation by either party’s board of directors and a subsequent termination of the merger agreement by the other party in accordance with its terms, CONSOL or Arch, as applicable, may be required to pay the other party a cash termination fee of $82 million. In addition, if the merger agreement is terminated under specified circumstances, CONSOL or Arch, as applicable, may be required to pay the other party a cash termination fee of $82 million if it enters into an agreement for a CONSOL competing proposal or Arch competing proposal, as applicable, within nine months following such termination. For additional information, see the sections entitled “The Merger Agreement—No Solicitation; Changes of Recommendation” and “The Merger Agreement—Termination.”

Failure to complete the merger could negatively impact the price of shares of CONSOL common stock and the price of shares of Arch Class A common stock, as well as CONSOL’s and Arch’s respective future businesses and financial results.

The merger agreement contains a number of conditions that must be satisfied or waived prior to the completion of the merger, which are described in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger.” There can be no assurance that all of the conditions to the completion of the merger will be satisfied or waived. If these conditions are not satisfied or waived, CONSOL and Arch will be unable to complete the merger.

If the merger is not completed for any reason, including the failure to receive the required approvals of the CONSOL stockholders or the Arch stockholders, CONSOL’s and Arch’s respective businesses and financial results may be adversely affected and, without realizing any of the benefits of having completed the merger, CONSOL and Arch would be subject to a number of risks, including as follows:

•	CONSOL and Arch may experience negative reactions from the financial markets, including negative impacts on the market price of CONSOL common stock and Arch Class A common stock;

•

CONSOL and Arch and their respective subsidiaries may experience negative reactions from their respective customers, distributors, suppliers, vendors, landlords, joint venture participants and other third parties with whom they do business, which in turn could affect CONSOL’s and Arch’s marketing operations or their ability to compete for new business or obtain renewals in the marketplace more broadly;

•	CONSOL and Arch may experience negative reactions from employees;

•	CONSOL and Arch will still be required to pay certain significant costs relating to the merger, such as legal, accounting, financial advisor and printing fees; and

•

CONSOL and Arch will have expended time and resources that could otherwise have been spent on CONSOL’s and Arch’s existing businesses and the pursuit of other opportunities that could have been beneficial to each company, and CONSOL’s and Arch’s ongoing business and financial results may be adversely affected.

In addition to the above risks, if the merger agreement is terminated and either party’s board seeks an alternative transaction, the holders of such party’s common stock cannot be certain that such party will be able to find a party willing to engage in a transaction on more attractive terms than the merger. If the merger agreement is terminated under specified circumstances, either CONSOL or Arch may be required to pay the other party a termination fee or other termination-related payment. For a description of these circumstances, see the section entitled “The Merger Agreement—Termination.”

Directors and executive officers of each party may have interests in the merger that may be different from, or in addition to, the interests of CONSOL stockholders and Arch stockholders generally.

In considering the recommendation of (1) the CONSOL board that CONSOL stockholders vote in favor of the proposals on the agenda for the CONSOL special meeting or (2) the Arch board that Arch stockholders vote in favor of the proposals on the agenda for the Arch special meeting, as applicable, CONSOL stockholders and Arch stockholders should be aware of and take into account the fact that certain CONSOL and Arch directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of CONSOL stockholders and Arch stockholders generally. The interests of CONSOL’s directors and executive officers include, among others, immediate vesting of certain equity or equity-based awards in connection with the merger, and certain change-in-control severance benefits, in the event of termination or constructive termination during specified time periods following the consummation of the merger, as further described in the section entitled “The Merger—Interests of CONSOL Directors and Executive Officers in the Merger.” The interests of Arch’s directors and executive officers include, among others, immediate vesting of equity or equity-based awards in connection with the merger, change-in-control severance benefits, in the event of termination or constructive termination prior to or during specified time periods following the consummation of the merger, and rights to continuing indemnification and directors’ and officers’ liability insurance, as further described in the section entitled “The Merger—Interests of Arch Directors and Executive Officers in the Merger.” The CONSOL board and the Arch board were aware of and considered the interests of their respective directors and officers, among other matters, in evaluating the terms and structure, and overseeing the negotiation of the merger, in approving the merger agreement and the transactions contemplated thereby, including the merger, and the recommendation of (1) the CONSOL board that CONSOL stockholders vote in favor of the proposals on the agenda for the CONSOL special meeting and (2) the Arch board that Arch stockholders vote in favor of the proposals on the agenda for the Arch special meeting.

The unaudited pro forma condensed combined financial statements and unaudited prospective financial information included in this joint proxy statement/prospectus are preliminary and future results of CONSOL or Arch may differ, possibly materially.

The unaudited pro forma condensed combined financial statements and unaudited prospective financial information contained in this joint proxy statement/prospectus are based on a variety of adjustments, assumptions and preliminary estimates and may not be indicative of the financial position or results of operations of the combined company following the merger for several reasons. Specifically, the unaudited pro forma condensed combined financial statements do not reflect the effect of any integration costs or any changes in CONSOL’s debt to capitalization ratio following the completion of the merger. In addition, the unaudited pro forma condensed combined financial statements have been prepared with the assumption that CONSOL will be identified as the acquirer under accounting principles generally accepted in the United States of America (“GAAP”) and reflect adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. For additional information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements.” In addition, the merger and post-merger integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of transaction-related litigation or other claims. Unexpected delays in completing the merger or in connection with the post-merger integration process may significantly increase the related costs and expenses incurred by the combined company. The actual financial position, financial performance and results of operations of the combined company following the merger may not be consistent with, or evident from, the unaudited pro forma condensed combined financial statements or prospective financial information included in this joint proxy statement/prospectus. In addition, the assumptions, including those regarding the future operating and financial performance of the combined company and future commodity prices, used in preparing the unaudited pro forma condensed combined financial statements and prospective financial information included in this joint proxy statement/prospectus may not prove to be accurate and may be affected by other factors. See “Risk Factors—Risks Relating to the Combined Company Following Completion of the Merger—The market price of CONSOL common stock after the completion of the merger may be affected by factors different from those that historically have affected or currently affect CONSOL common stock and Arch Class A common stock.” Any potential decline in the financial condition or results of operations of the combined company may cause significant variations in the price of the common stock of the combined company. For more information, see the unaudited pro forma condensed combined financial statements contained in this joint proxy statement/prospectus.

The opinions of CONSOL’s and Arch’s respective financial advisors do not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.

CONSOL and Arch have received opinions from their respective financial advisors in connection with the signing of the merger agreement, but have not obtained updated opinions from their respective financial advisors as of the date of this joint proxy statement/prospectus. Changes in the operations and prospects of CONSOL or Arch, general market and economic conditions and other factors that may be beyond the control of CONSOL or Arch, and on which CONSOL’s and Arch’s financial advisors’ opinions were based, may significantly alter the value of CONSOL or Arch or the prices of the shares of CONSOL common stock or Arch Class A common stock by the time the merger is completed. The opinions do not speak as of the time the merger will be completed or as of any date other than the date of such opinions. Because CONSOL and Arch do not currently anticipate asking their respective financial advisors to update their opinions, the opinions will not address the fairness of the merger consideration or the exchange ratio, as applicable, from a financial point of view at the time the merger is completed. The CONSOL board’s recommendation that CONSOL stockholders vote in favor of the proposals on the agenda for the CONSOL special meeting and the Arch board’s recommendation that Arch stockholders vote in favor of the proposals on the agenda for the Arch special meeting, however, are made as of the date of this joint proxy statement/prospectus.

For a description of the opinions that CONSOL and Arch received from their respective financial advisors, see the sections entitled “The Merger—Opinion of Moelis & Company LLC, CONSOL’s Financial Advisor” and “The Merger—Opinion of Perella Weinberg Partners LP, Arch’s Financial Advisor.” A copy of the opinion of Moelis, CONSOL’s financial advisor, is attached as Annex B to this joint proxy statement/prospectus, and a copy of the opinion of PWP, Arch’s financial advisor, is attached as Annex C to this joint proxy statement/prospectus, and each is incorporated by reference herein in its entirety.

The financial forecasts relating to CONSOL and Arch prepared in connection with the merger are based on various estimates and assumptions that may not be realized, which may adversely affect the market price of common stock of the combined company following the closing of the merger.

This joint proxy statement/prospectus includes certain financial forecasts considered by CONSOL and Arch in connection with their respective businesses. None of the financial forecasts prepared by CONSOL or Arch were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP or the guidelines established by the American Institute of Certified Public Accountants or any other regulatory or professional body for the preparation and presentation of financial forecasts. These forecasts are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These forecasts are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of CONSOL and Arch. Important factors that may affect the actual results of CONSOL and Arch and cause the internal financial forecasts to not be achieved include risks and uncertainties relating to CONSOL’s and Arch’s businesses, industry performance, the regulatory environment, general business and economic conditions and other factors referred to under the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” In view of these uncertainties, the inclusion of financial forecasts in this joint proxy statement/prospectus is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.

In addition, the financial forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for CONSOL’s and Arch’s businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. Further, any forward-looking statement speaks only as of the date on which it is made, and neither CONSOL nor Arch undertakes any obligation, other than as required by applicable law, to update the financial estimates to reflect events or circumstances after the dates as of which the financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances. In addition, since such financial forecasts cover multiple years, and the underlying information by its nature becomes less predictive with each successive year, there can be no assurance that CONSOL’s, Arch’s or the combined company’s financial condition or results of operations will be consistent with those set forth in such forecasts.

Uncertainties associated with the merger may cause a loss of management personnel and other key employees of CONSOL and Arch, which could adversely affect the future business and operations of the combined company following the merger.

Each of CONSOL and Arch depends on the experience and industry knowledge of its officers and other key employees to execute its business plans. The success of the combined company after the merger will depend in part on its ability to retain key management personnel and other key employees. Current and prospective employees of CONSOL and Arch may experience uncertainty about their roles within the combined company following the merger or other concerns regarding the timing and completion of the merger or the operations of the combined company following the merger, any of which may have an adverse effect on the ability of CONSOL and Arch to retain or attract key management and other key personnel. If CONSOL or Arch is unable to retain personnel, including CONSOL’s or Arch’s key management, who are critical to the future operations of the companies, CONSOL and Arch could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs. In addition, the loss of key CONSOL and Arch personnel could diminish the anticipated benefits of the merger. No assurance can be given that the combined company, following the merger, will be able to retain or attract key management personnel and other key employees of CONSOL and Arch to the same extent that CONSOL and Arch have previously been able to retain or attract their own employees.

The business relationships of CONSOL and Arch may be subject to disruption due to uncertainty associated with the merger, which could have a material effect on the business, financial condition, cash flows and results of operations of CONSOL or Arch pending the combined company and following the merger.

Parties with which CONSOL or Arch do business may experience uncertainty associated with the merger, including with respect to current or future business relationships with CONSOL or Arch following the merger. CONSOL’s and Arch’s business relationships may be subject to disruption as customers, distributors, suppliers, vendors, landlords, joint venture participants and other third parties with whom they do business may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than CONSOL or Arch following the merger. These disruptions could have a material and adverse effect on the business, financial condition, cash flows and results of operations, of CONSOL or Arch, regardless of whether the merger is completed, as well as a material and adverse effect on the combined company’s ability to realize the expected cost savings and other benefits of the merger. The risk, and adverse effects, of any disruption could be exacerbated by a delay in completion of the merger or termination of the merger agreement.

Completion of the merger may trigger change-in-control, right of first refusal or other provisions in certain agreements to which CONSOL or Arch is a party.

The completion of the merger may trigger change-in-control, right of first refusal or other provisions in certain agreements to which CONSOL or Arch is a party. If CONSOL and Arch are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the applicable agreements, including in some instances potentially terminating the agreements or seeking monetary damages. Even if CONSOL and Arch are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to the combined company.

In addition, in connection with the merger, CONSOL and Arch have agreed that the merger will constitute a “change in control,” “change of control,” or term of similar import under each applicable Arch plan and under each change-in-control agreement between CONSOL and certain of its officers as described in more detail in the sections entitled “The Merger—Interests of CONSOL Directors and Executive Officers in the Merger” and “The Merger—Interests of Arch Directors and Executive Officers in the Merger.”

CONSOL or Arch may waive one or more of the closing conditions without re-soliciting stockholder approval.

CONSOL or Arch may determine to waive, in whole or part, one or more of the conditions to closing the merger prior to CONSOL or Arch, as the case may be, being obligated to consummate the merger. Each of CONSOL and Arch currently expects to evaluate the materiality of any waiver and its effect on its respective stockholders in light of the facts and circumstances at the time of any such waiver in order to determine whether any amendment of this joint proxy statement/prospectus or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to the merger or to re-solicit stockholder approval or amending or supplementing this joint proxy statement/prospectus as a result of any such waiver will be made by CONSOL or Arch at the time of such waiver based on the facts and circumstances as they exist at that time.

The merger agreement subjects CONSOL and Arch to restrictions on their respective business activities prior to the effective time of the merger.

The merger agreement restricts CONSOL and Arch from entering into certain corporate transactions and taking other specified actions without the consent of the other party, and generally requires each party to continue its operations in the ordinary course through the completion of the merger. These restrictions could be in place for an extended period of time if completion of the merger is delayed and could prevent CONSOL and Arch from pursuing attractive business opportunities that may arise prior to the completion of the merger. For a description of the restrictive covenants to which CONSOL and Arch are subject, see the section entitled “The Merger Agreement—Interim Operations of Arch and CONSOL Pending the Merger.”

CONSOL and Arch are expected to incur significant costs in connection with the merger and integration of the two companies, which may be in excess of those anticipated by CONSOL or Arch.

Each of CONSOL and Arch has incurred and expects to continue to incur a number of non-recurring costs associated with negotiating and completing the merger and combining the operations of the two companies. These expenses have been, and will continue to be, substantial. The substantial majority of non-recurring expenses will consist of transaction costs related to the merger and include, among others, employee retention costs, fees paid to financial, legal and accounting advisors, severance and benefit costs, filing fees and debt restructuring costs. Many of these costs will be borne by CONSOL or Arch even if the merger is not completed.

CONSOL and Arch will also incur transaction costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. CONSOL and Arch will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the merger and the integration of the two companies’ businesses. Although CONSOL and Arch each expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow the combined company to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all. For additional information, see the risk factor entitled “—The failure to integrate the businesses and operations of CONSOL and Arch successfully in the expected time frame may adversely affect the combined company’s future results” below. The costs described above, as well as other unanticipated costs and expenses, could adversely effect the financial condition, cash flows and operating results of the combined company following the completion of the merger.

If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, Arch stockholders may be required to pay substantial U.S. federal income taxes.

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to the obligation of Arch to complete the merger that Arch receives an opinion from external counsel, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The foregoing opinion of counsel will be based on, among other things, certain representations made by CONSOL and Arch and certain assumptions, all of which must be consistent with the state of facts existing at the time of the merger. If any of these representations and assumptions are, or become, inaccurate or incomplete, such opinion may be invalid, and the conclusions reached therein could be jeopardized. In addition, such opinion of counsel is not free from doubt because there is no authority directly addressing the treatment of all of the particular facts of the merger for U.S. federal income tax purposes. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or the courts, which may not agree with the conclusions set forth in such opinion. If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Arch common stock would generally recognize capital gain or loss on the exchange of its Arch common stock for CONSOL common stock and cash in lieu of fractional shares of CONSOL common stock pursuant to the merger. For more information, see the section titled “Material U.S. Federal Income Tax Consequences of the Merger.”

Litigation relating to the merger, if any, could result in an injunction preventing the completion of the merger and/or substantial costs to CONSOL and Arch.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements like the merger agreement. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on CONSOL’s and Arch’s respective liquidity and financial condition. Lawsuits that may be brought against CONSOL, Arch or their respective directors could also seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the merger agreement already implemented and to otherwise enjoin the parties from consummating the merger. One of the conditions to the closing of the merger is that no injunction by any governmental entity having jurisdiction over CONSOL, Arch or Merger Sub has been entered and continues to be in effect and no law has been adopted, in either case, that prohibits the closing of the merger. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the merger, that injunction may delay or prevent the merger from being completed within the expected timeframe or at all, which may adversely affect CONSOL’s and Arch’s respective businesses, financial condition, cash flows and results of operations. In addition, either CONSOL or Arch may terminate the merger agreement if any governmental entity having jurisdiction over CONSOL, Arch or Merger Sub has issued any order, decree, ruling or injunction permanently prohibiting the closing of the merger that has become final and nonappealable or if any law has been adopted that permanently prohibits the closing of the merger, so long as CONSOL’s or Merger Sub’s (in the case of a termination by CONSOL) or Arch’s (in the case of a termination by Arch) failure to fulfill any material covenant or agreement under the merger agreement has not been the cause of, materially contributed to or resulted in such order, decree, ruling, injunction or other action.

There can be no assurance that any of the defendants would be successful in the outcome of any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect the combined company’s business, financial condition, cash flows and results of operations.

CONSOL stockholders and holders of Arch Class A common stock will not be entitled to appraisal rights in the merger.

Appraisal rights (also known as dissenters’ rights) are statutory rights that enable stockholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the applicable transaction. Under Section 262 of the DGCL, CONSOL stockholders and holders of Arch Class A common stock are not entitled to appraisal rights in connection with the merger or the issuance of common stock of the combined company in connection with the merger. However, holders of the 257 shares of Arch Class B common stock currently issued and outstanding are entitled to appraisal rights under Section 262 of the DGCL. For more information, see the section entitled “Appraisal Rights” on page 213.

Risks Relating to the Combined Company Following Completion of the Merger

The market price of CONSOL common stock will continue to fluctuate after the merger.

Upon completion of the merger, Arch stockholders who receive merger consideration will become holders of shares of CONSOL common stock which will trade on the NYSE under the ticker symbol “CNR.” The market price of CONSOL common stock may fluctuate significantly following completion of the merger, and holders of CONSOL common stock could lose some or all of the value of their investment. In addition, the stock market has experienced significant price and volume fluctuations in recent times, which, if they continue to occur, could adversely effect the market for, or liquidity of, CONSOL common stock, regardless of CONSOL’s actual operating performance.

The market price of CONSOL common stock after the completion of the merger may be affected by factors different from those that historically have affected or currently affect CONSOL common stock and Arch Class A common stock.

Upon completion of the merger, Arch stockholders who receive merger consideration will become holders of CONSOL common stock, which will trade on the NYSE under the ticker symbol “CNR.” CONSOL’s business differs from that of Arch and certain adjustments may be made to the combined company as a result of this merger of equals transaction. The financial position of the combined company after completion of the merger may differ from CONSOL’s financial position before the completion of the merger, and the results of operations and/or cash flows of CONSOL after the completion of the merger may be affected by factors different from those currently affecting the financial position or results of operations and/or cash flows of CONSOL and Arch, respectively. For example, the market price of Arch Class A common stock may be more sensitive to changes in metallurgical coal commodity prices currently than is the market price of CONSOL common stock currently, and the market price of CONSOL common stock may be more sensitive to changes in thermal coal commodity prices currently than is the market price of Arch Class A common stock currently. Accordingly, the market price of CONSOL common stock after the completion of the merger may be affected by factors different from those currently affecting the market prices of CONSOL common stock and Arch Class A common stock, respectively, in the absence of the merger. In addition, general fluctuations in stock markets could adversely effect the market for, or liquidity of, CONSOL common stock, regardless of the combined company’s actual operating performance. For a discussion of the businesses of CONSOL and Arch and of some important factors to consider in connection with those businesses, see the section entitled “Information About the Companies” and the documents incorporated by reference in the section entitled “Where You Can Find More Information,” including, in particular, in the sections entitled “Risk Factors” in each of CONSOL’s and Arch’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024.

The failure to integrate the businesses and operations of CONSOL and Arch successfully in the expected time frame may adversely affect the combined company’s future results.

CONSOL and Arch have operated and, until the completion of the merger, will continue to operate independently. Following the completion of the merger, their respective businesses may not be integrated successfully. It is possible that the integration process could result in the loss of key CONSOL employees or key Arch employees; the loss of customers, service providers, vendors or other business counterparties, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, potential unknown liabilities and unforeseen expenses, delays, or regulatory conditions associated with and following completion of the merger; or higher-than-expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following challenges, among others, must be addressed in integrating the operations of CONSOL and Arch in order to realize the anticipated benefits of the merger:

•	combining the companies’ operations and corporate functions and the resulting difficulties associated with managing a larger, more complex, diversified business;

•	combining the businesses of CONSOL and Arch in a manner that permits the combined company to achieve the cost savings and operating synergies anticipated to result from the merger;

•	avoiding delays in connection with the completion of the merger or the integration process;

•	integrating personnel from the two companies and minimizing the loss of key employees;

•	identifying and eliminating redundant functions and assets;

•	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

•

maintaining existing agreements with customers, service providers, vendors and other business counterparties and avoiding delays in entering into new agreements with prospective customers, service providers, vendors and other business counterparties;

•	addressing possible differences in business backgrounds, corporate cultures and management philosophies;

•	consolidating the companies’ operating, administrative and information technology infrastructure and financial systems; and

•	establishing the combined company’s headquarters in Canonsburg, Pennsylvania.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the merger and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may be beneficial, which may disrupt each company’s ongoing operations and the operations of the combined company. Furthermore, following the merger, the board of directors and executive leadership of the combined company will consist of former directors from each of CONSOL and Arch and former executive officers from each of CONSOL and Arch, respectively. Combining the boards of directors and management teams of each company into a single board and a single management team could require the reconciliation of differing priorities and philosophies.

The merger may result in a loss of customers, distributors, service providers, suppliers, vendors, joint venture participants and other business counterparties, and may result in the termination of existing contracts.

Following the merger, some of the customers, distributors, service providers, suppliers, vendors, joint venture participants and other business counterparties of CONSOL or Arch may terminate or scale back their current or prospective business relationships with the combined company. In addition, CONSOL and Arch have contracts with customers, distributors, service providers, suppliers, vendors, joint venture participants and other business counterparties that may require CONSOL or Arch to obtain consents from these other parties in connection with the merger, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, service providers, suppliers, vendors, joint venture participants and other business counterparties are adversely affected by the merger, or if the combined company, following the merger, loses the benefits of the contracts of CONSOL or Arch, the business, financial condition, cash flows and results of operations of the combined company could be adversely affected.

Each of CONSOL and Arch may have liabilities that are not known to the other party.

Each of CONSOL and Arch may have liabilities that the other party failed, or was unable, to discover in the course of performing its respective due diligence investigations. CONSOL and Arch may learn additional information about the other party that materially adversely affects it, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. As a result of these factors, the combined company may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure operations or incur impairment or other charges that could result in the combined company reporting losses. Even if CONSOL’s and Arch’s respective due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its expectations. If any of these risks materialize, this could adversely effect the combined company’s financial condition and results of operations and could contribute to negative market perceptions about, or price movements of, CONSOL common stock following the merger.

The combined company may fail to realize all of the anticipated benefits of the merger.

The success of the merger will depend, in part, on CONSOL’s ability to realize the anticipated benefits and cost savings from combining CONSOL’s and Arch’s businesses and operational synergies. The anticipated benefits and cost savings of the merger may not be realized fully or at all, may take longer to realize than expected, may not be realized or could have other adverse effects that CONSOL does not currently foresee, in which case, among other things, the merger may not be accretive to free cash flow and may not generate significant discretionary cash flow to return to stockholders via share buybacks or other means. Some of the assumptions that CONSOL and Arch have made, such as the achievement of the anticipated benefits related to the geographic, commodity and asset diversification and the expected size, scale, inventory and financial strength of the combined company, may not be realized. The integration process may, for each of CONSOL and Arch, result in the loss of key employees, the disruption of ongoing businesses or inconsistencies in standards, controls, procedures and policies. In addition, there could be potential unknown liabilities and unforeseen expenses associated with the merger that could adversely impact the combined company.

The provisions of the debt agreements of the combined company and the risks associated with the combined company’s debt could adversely affect the combined company and its financial condition, liquidity and results of operations.

As of September 30, 2024, CONSOL’s total outstanding indebtedness was approximately $187 million, including amounts outstanding under its credit facilities and revenue bonds. As of September 30, 2024, Arch’s total outstanding indebtedness was approximately $127 million, including amounts outstanding under its credit facilities and tax-exempt bonds. The merger is expected to be a change in control event that would accelerate the repayment of, or require the making of an offer to purchase, certain outstanding debt obligations of Arch. CONSOL and/or Arch may seek to repay, refinance, repurchase, redeem, exchange or otherwise terminate CONSOL’s existing indebtedness and/or Arch’s existing indebtedness prior to, in connection with or following the completion of the merger. If CONSOL and Arch do seek to refinance CONSOL’s existing indebtedness and/or Arch’s existing indebtedness, there can be no guarantee that CONSOL and/or Arch would be able to execute the refinancing on favorable terms or at all. Any increase in the indebtedness of the combined company could have adverse effects on its financial condition, cash flows and results of operations, including by:

•

imposing additional cash requirements on the combined company in order to support interest payments, which would reduce the amount available to fund its operations and other business activities and reduce its discretionary cash flow;

•	increasing the risk of default on debt obligations of the combined company;

•	increasing the vulnerability of the combined company to adverse changes in general economic and industry conditions, economic downturns and adverse developments in its business;

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limiting the ability of the combined company to sell assets, engage in strategic transactions or obtain additional financing for working capital, capital expenditures, general corporate and other purposes;

•	limiting the flexibility of the combined company in planning for or reacting to changes in its business and the industry in which it operates; and

•

increasing the exposure of the combined company to a rise in interest rates, which would generate greater interest expense to the extent the combined company does not have applicable interest rate fluctuation hedges.

In connection with any debt refinancing related to the merger, it is anticipated that CONSOL and Arch would seek ratings of the indebtedness of the combined company from one or more nationally recognized credit rating agencies. While S&P Global Ratings issued a report following the announcement of the merger stating that CONSOL’s credit ratings were on a CreditWatch with positive implications that indicates the possibility of an upgrade based on the combined company’s expected credit profile, there can be no guarantee that S&P Global Ratings or other nationally recognized credit rating agencies will upgrade the combined company’s credit ratings following the merger. Such credit ratings would reflect each rating organization’s opinion of the combined company’s financial strength, operating performance and ability to meet its debt obligations. Such credit ratings would affect the cost and availability of future borrowings and, accordingly, its cost of capital. There can be no assurance that the combined company will achieve a particular rating or maintain a particular rating in the future.

The future results of the combined company following the merger will suffer if the combined company does not effectively manage its expanded operations.

Following the merger, the size, geographic footprint and complexity of the combined company will increase significantly compared to the business of each of CONSOL and Arch. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and geographies and associated increased costs and complexity. The combined company may also face increased scrutiny from, and/or additional regulatory requirements of, governmental authorities as a result of the significant increase in the size, geographic footprint and complexity of its business. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings or other benefits currently anticipated from the merger.

There is no guarantee that CONSOL will continue to declare and pay dividends or repurchase shares of CONSOL common stock following the merger.

Although each of CONSOL and Arch has returned capital to its respective stockholders in the past, through a combination of cash dividends on, and repurchases of, its respective shares of common stock, the board of directors of the combined company may determine not to declare dividends, repurchases shares of its common stock or use other means to return capital to its stockholders in the future or may reduce the amount of capital returned to its stockholders through dividends, share repurchases and other means in the future. Decisions on whether, when, by what means and in what amounts to return capital to its stockholders will remain in the discretion of the board of directors of the combined company (as reconstituted following the merger). Any dividend payment or share repurchase amounts will be determined by the board of directors of the combined company on a quarterly basis, and it is possible that the board of directors of the combined company may increase or decrease the amount of dividends paid or shares repurchased in the future, or determine not to declare dividends and/or repurchase shares in the future, at any time and for any reason. CONSOL and Arch expect that any such decisions will depend on the combined company’s financial condition, results of operations, cash balances, cash requirements, future prospects, the outlook for commodity prices and other considerations that the board of directors of the combined company deems relevant, including, but not limited to:

•	whether the combined company has enough discretionary cash flow to return capital to its stockholders due to its cash requirements, capital spending plans, cash flows or financial position;

•	the combined company’s desire to maintain or improve the credit ratings on its debt; and

•	applicable restrictions under Delaware law.

Stockholders should be aware that they have no contractual or other legal right to dividends that have not been declared. For additional information, see the section entitled “The Merger—Dividend Policy.”

The combined company may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the combined company in the future.

In accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), the merger will be accounted for as an acquisition by CONSOL pursuant to the acquisition method of accounting for business combinations. Under the acquisition method of accounting, CONSOL will record the net tangible and identifiable intangible assets and liabilities of Arch and its subsidiaries as of the consummation of the merger, at their respective fair values. The reported financial condition and results of operations of CONSOL for periods after consummation of the merger will reflect Arch balances and results after consummation of the merger but will not be restated retroactively to reflect the historical financial position or results of operations of Arch and its subsidiaries for periods prior to the merger. For additional information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements.”

Under the acquisition method of accounting, the total purchase price will be allocated to Arch’s tangible assets and liabilities and identifiable intangible assets based on their fair values as of the date of completion of the merger, with any excess purchase price allocated to goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, the combined company may be required to recognize material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

CONSOL’s ability to utilize Arch’s historic net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2023, Arch had U.S. federal net operating loss carryforwards (“NOLs”) of approximately $319.3 million, $46.6 million of which is subject to expiration, if not utilized, starting in 2037. The remaining carryforwards do not expire. However, they can only be used to offset 80% of U.S. federal taxable income. CONSOL’s ability to utilize these NOLs and other tax attributes to reduce future taxable income following the closing of the merger depends on many factors, including its future income, which cannot be assured. Section 382 of the Code (“Section 382”) and Section 383 of the Code generally impose an annual limitation on the amount of NOLs and certain other tax attributes that may be used to offset taxable income when a corporation has undergone an “ownership change” (as determined under Section 382). An ownership change generally occurs if one or more stockholders (or groups of stockholders) who are each deemed to own at least 5% of such corporation’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. In the event that an ownership change occurs, utilization of Arch’s NOLs would be subject to an annual limitation under Section 382, generally determined by multiplying (1) the fair market value of its stock at the time of the ownership change by (2) the long-term tax-exempt rate published by the IRS for the month in which the ownership change occurs, subject to certain adjustments. Any unused annual limitation may be carried over to later years.

Arch presently anticipates that it would undergo an ownership change under Section 382 as a result of the merger, which would trigger a limitation (calculated as described above) on CONSOL’s ability to utilize Arch’s historic NOLs and could cause some of those NOLs to expire without being utilized.

Shares of CONSOL common stock received by Arch stockholders as a result of the merger will have different rights from shares of Arch common stock.

Upon completion of the merger, Arch stockholders will no longer be stockholders of Arch, and Arch stockholders who receive merger consideration will become holders of CONSOL common stock, which will trade on the NYSE under the ticker symbol “CNR.” There will be important differences between the current rights of Arch stockholders and the rights to which such stockholders will be entitled as CONSOL stockholders. For a discussion of the different rights associated with shares of CONSOL common stock as compared to shares of Arch common stock, see the section entitled “Comparison of Stockholders’ Rights.”

Future sales or issuances of CONSOL common stock could have a negative impact on the CONSOL common stock price.

Based on the number of shares of Arch common stock outstanding as of November 8, 2024 and the number of outstanding Arch equity awards currently estimated to be settled in CONSOL common stock following the merger, CONSOL expects to issue up to approximately 24,749,240 shares of CONSOL common stock in connection with the merger. The CONSOL common stock that Arch stockholders will receive upon the exchange of Arch common stock for the merger consideration generally may be sold immediately in the public market. It is possible that some former Arch stockholders may seek to sell some or all of the shares of CONSOL common stock they receive as merger consideration, and the merger agreement contains no restriction on the ability of former Arch stockholders to sell such shares of CONSOL common stock following completion of the merger. Other CONSOL stockholders may also seek to sell shares of CONSOL common stock held by them following completion of the merger. These sales or other dispositions of a significant number of shares of CONSOL common stock (or the perception that such sales or other dispositions may occur), coupled with the increase in the outstanding number of shares of CONSOL common stock as a result of the merger (as well as any increase resulting from future issuances of CONSOL common stock), may affect the market for CONSOL common stock in an adverse manner and may cause the price of CONSOL common stock to fall.

The exclusive-forum provision contained in the CONSOL certificate of incorporation could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with CONSOL or its directors, officers or other employees.

The CONSOL certificate of incorporation provides that, unless CONSOL consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of CONSOL, (2) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee or agent of CONSOL to CONSOL or its stockholders, (3) any action asserting a claim against CONSOL or any current or former director or officer or other employee of CONSOL arising pursuant to any provision of the DGCL or the CONSOL certificate of incorporation or the CONSOL bylaws or (4) any action asserting a claim related to or involving CONSOL governed by the internal affairs doctrine or asserting an “internal corporate claim” (as defined in Section 115 of the DGCL) shall, to the fullest extent permitted by law, be a state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

To the fullest extent permitted by applicable law, this exclusive-forum provision applies to state and federal law claims, including claims under the federal securities laws, including the Securities Act and the Exchange Act, although CONSOL stockholders will not be deemed to have waived CONSOL’s compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice-of-forum provisions in other companies’ bylaws has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws or otherwise, a court could find the exclusive forum provision contained in the CONSOL bylaws to be inapplicable or unenforceable.

This exclusive-forum provision may limit the ability of a stockholder, including a former holder of Arch common stock who becomes a holder of CONSOL common stock after the merger is completed, to bring a claim in a judicial forum of its choosing for disputes with CONSOL or its directors, officers or other employees, which may discourage lawsuits against CONSOL and its directors, officers and other employees. Alternatively, if a court were to find this exclusive-forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, CONSOL may incur additional costs associated with resolving such matters in other jurisdictions, which could negatively affect CONSOL’s business, results of operations and financial condition. In addition, stockholders who do bring a claim in a state or federal court located within the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. In addition, the court located in the State of Delaware may reach different judgments or results than would other courts, including courts where a stockholder would otherwise choose to bring the action, and such judgments or results may be more favorable to CONSOL than to its stockholders.

Risks Relating to CONSOL’s Business

In addition to the risk factors described above relating to the combined company following completion of the merger, you should read and consider risk factors specific to CONSOL’s businesses that will also affect the combined company after the completion of the merger. These risks are described in Part I, Item 1A of CONSOL’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Part II, Item 1A of CONSOL’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, and in other documents that are incorporated by reference herein. For the location of information incorporated by reference in this joint proxy statement/prospectus, see the section entitled “Where You Can Find More Information.”

Risks Relating to Arch’s Business

In addition to the risk factors described above relating to the combined company following completion of the merger, you should read and consider risk factors specific to Arch’s businesses that will also affect the combined company after the completion of the merger. These risks are described in Part I, Item 1A of Arch’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Part II, Item 1A of Arch’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, and in other documents that are incorporated by reference herein. For the location of information incorporated by reference in this joint proxy statement/prospectus, see the section entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus, and the documents to which CONSOL and Arch refer you in this joint proxy statement/prospectus, as well as oral statements made or to be made by CONSOL and Arch relating to their respective special meetings of stockholders, include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the United States Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this joint proxy statement/prospectus, including those that address activities, events or developments that CONSOL or Arch expects, believes or anticipates will or may occur in the future, are forward-looking statements. Such forward-looking statements include, but are not limited to: statements about the benefits of the merger involving CONSOL and Arch, including future financial and operating results, CONSOL’s and Arch’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the merger, and other statements that are not historical facts, including estimates of coal reserves, estimates of future production, assumptions regarding future coal pricing, planned delivery of coal to markets and the associated costs, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. Words such as “anticipate,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “forecast,” “outlook,” “target,” “commitment,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. No assurances can be given that the forward-looking statements contained in this communication will occur as projected and actual results may differ materially from those included in this joint proxy statement/prospectus. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those included in this joint proxy statement/prospectus. These risks and uncertainties include, without limitation:

•	the ability to obtain the requisite CONSOL and Arch approvals;

•	the risk that an event, change or other circumstance could give rise to the termination of the merger;

•	the risk that a condition to closing of the merger may not be satisfied;

•	the risk of delays in completing the merger;

•	the risk that the businesses will not be integrated successfully;

•	the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected;

•	the risk that any announcement relating to the merger could have adverse effects on the market price of CONSOL common stock or Arch common stock;

•	the risk of litigation related to the merger;

•	the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect;

•	the diversion of management time from ongoing business operations and opportunities as a result of the merger;

•	the risk of adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger;

•	the dilution caused by CONSOL’s issuance of additional shares of its capital stock in connection with the merger;

•

changes in coal prices, which may be caused by numerous factors, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity;

•	the volatility in commodity and capital equipment prices for coal mining operations;

•	the presence or recoverability of estimated reserves;

•	the ability to replace reserves;

•	environmental and geological risks;

•	mining and operating risk;

•	the risks related to the availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs;

•	foreign currency, competition, government regulation or other actions;

•	the ability of management to execute its plans to meet its goals;

•	risks associated with the evolving legal, regulatory and tax regimes;

•	changes in economic, financial, political and regulatory conditions;

•	natural and man-made disasters; civil unrest, pandemics, and conditions that may result from legislative, regulatory, trade and policy changes; and

•	other risks inherent in CONSOL’s and Arch’s businesses.

All of the forward-looking statements CONSOL and Arch make in or in connection with this joint proxy statement/prospectus are qualified by the information contained or incorporated by reference herein, including the information contained under this heading and the information detailed in CONSOL’s Annual Report on Form 10-K for the year ended December 31, 2023 and CONSOL’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, Current Reports on Form 8-K and other filings CONSOL makes with the SEC, which are incorporated herein by reference, and in Arch’s Annual Report on Form 10-K for the year ended December 31, 2023 and Arch’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, June 30, 2024 and September 30, 2024, Current Reports on Form 8-K and other filings Arch makes with the SEC, which are incorporated herein by reference. For additional information, see the sections entitled “Risk Factors” and “Where You Can Find More Information” beginning on pages 39 and 224, respectively.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, neither CONSOL nor Arch undertakes any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

INFORMATION ABOUT THE COMPANIES

CONSOL Energy Inc.

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317

Telephone: (724) 416-8300

CONSOL is a leading, low-cost producer and exporter of high-quality bituminous coal, focused on the extraction and preparation of coal in the Appalachian Basin due to its ability to efficiently produce and deliver large volumes of high-quality coal at competitive prices both domestically and abroad through its wholly-owned CONSOL Marine Terminal, the strategic location of its mines and the industry experience of its management team. CONSOL common stock is listed on the NYSE, trading under the symbol “CEIX.”

For additional information about CONSOL and its subsidiaries, see the documents incorporated by reference in this joint proxy statement/prospectus in the section entitled “Where You Can Find More Information” beginning on page 224.

Arch Resources, Inc.

One CityPlace Drive, Suite 300

St. Louis, Missouri 63141

Telephone: (314) 994-2700

Arch is one of the world’s largest coal producers and a premier producer of metallurgical coal. For the year ended December 31, 2023, Arch sold approximately 75 million tons of coal, including approximately 0.1 million tons of coal Arch purchased from third parties. Arch sells substantially all of its coal to steel mills, power plants and industrial facilities. At December 31, 2023, Arch operated seven active mines located in three of the major coal-producing regions of the United States. The locations of Arch’s mines and access to export facilities enable it to ship coal worldwide. Arch Class A common stock is listed on the NYSE, trading under the symbol “ARCH.”

For additional information about Arch and its subsidiaries, see the documents incorporated by reference in this joint proxy statement/prospectus in the section entitled “Where You Can Find More Information” beginning on page 224.

Mountain Range Merger Sub Inc.

c/o CONSOL Energy Inc.

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317

Phone: (724) 416-8300

Merger Sub is a wholly owned subsidiary of CONSOL. Upon the completion of the merger, Merger Sub will cease to exist. Merger Sub was incorporated in Delaware on August 16, 2024 for the sole purpose of effecting the merger.

The Combined Company

Upon the completion of the merger, CONSOL will be renamed “Core Natural Resources, Inc.” and its shares of common stock will trade on the NYSE under the ticker symbol “CNR.” The combined company will retain CONSOL’s current headquarters in Canonsburg, Pennsylvania. CONSOL and Arch have also agreed to certain governance matters relating to the board of directors and management of the combined company following the completion of the merger.

SPECIAL MEETING OF CONSOL STOCKHOLDERS

Date, Time and Place

The CONSOL special meeting will be held virtually via live webcast on January 9, 2025, at 8:00 a.m. Eastern Time. Because the CONSOL special meeting is completely virtual and being conducted via live webcast, CONSOL stockholders will not be able to attend the CONSOL special meeting in person. CONSOL stockholders will be able to attend the CONSOL special meeting online and vote their shares and submit questions electronically during the meeting by visiting www.virtualshareholdermeeting.com/CEIX2025SM, which we refer to as the CONSOL special meeting website. CONSOL stockholders will need the 16-digit control number found on their proxy cards in order to access the CONSOL special meeting website.

Purpose of the CONSOL Special Meeting

The purpose of the CONSOL special meeting is to consider and vote on the following proposals:

•	the CONSOL issuance proposal;

•	the CONSOL charter amendment proposal; and

•	the CONSOL adjournment proposal.

CONSOL will transact no other business at the CONSOL special meeting, except such business as may properly be brought before the CONSOL special meeting by or at the direction of the CONSOL board in accordance with the CONSOL bylaws.

Recommendation of the CONSOL Board of Directors

The CONSOL board unanimously recommends that CONSOL stockholders vote “FOR” the CONSOL issuance proposal, “FOR” the CONSOL charter amendment proposal and “FOR” the CONSOL adjournment proposal.

For additional information on the recommendation of the CONSOL board, see the section entitled “The Merger—Recommendation of the CONSOL Board of Directors and Reasons for the Merger.”

Record Date and Outstanding Shares of CONSOL Common Stock

Only holders of record of issued and outstanding shares of CONSOL common stock as of the close of business on November 26, 2024, the record date for the CONSOL special meeting, are entitled to notice of, and to vote at, the CONSOL special meeting, whether via the CONSOL special meeting website or by proxy, or any adjournment or postponement of the CONSOL special meeting.

As of the close of business on the record date, there are expected to be approximately 29,394,466 shares of CONSOL common stock issued and outstanding and entitled to vote at the CONSOL special meeting. CONSOL stockholders may cast one vote for each share of CONSOL common stock held by them as of the close of business on the record date.

A complete list of CONSOL stockholders entitled to vote at the CONSOL special meeting will be available for inspection at CONSOL’s offices in Canonsburg, Pennsylvania during ordinary business hours for a period of no less than 10 days before the CONSOL special meeting. If you would like to examine the list of CONSOL stockholders, please contact the CONSOL Secretary at 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317.

Quorum; Abstentions, Broker Non-Votes and Failure to Vote

A quorum of CONSOL stockholders is necessary for CONSOL to conduct business at the CONSOL special meeting. The holders of a majority in voting power of the outstanding shares of CONSOL common stock entitled to vote at the CONSOL special meeting, present via the CONSOL special meeting website or by proxy, shall constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you vote “against” the CONSOL proposals or “abstain” from voting on the CONSOL proposals, your shares of CONSOL common stock will be counted for purposes of calculating whether a quorum is present.

If you are a stockholder of record and you do not provide your proxy by signing and returning your proxy card or via the Internet, by telephone or vote at the CONSOL special meeting via the CONSOL special meeting website, your shares will not be voted with respect to a proposal at the CONSOL special meeting and will not be counted as present for purposes of determining whether a quorum exists.

Under the current NYSE rules, brokers, banks or other nominees do not have discretionary authority to vote on any of the CONSOL proposals at the CONSOL special meeting. Because all of the proposals for consideration at the CONSOL special meeting are “non-routine,” it is not expected that there will be any broker non-votes at the CONSOL special meeting. However, if there are any broker non-votes, they will have (1) the same effect as a vote “AGAINST” the CONSOL charter amendment proposal and (2) no effect on the outcome of the CONSOL issuance proposal or the CONSOL adjournment proposal.

Executed but unvoted proxies will be voted in accordance with the recommendation of the CONSOL board.

Required Vote

The votes required for each CONSOL proposal are as follows:

•

The CONSOL issuance proposal. Approval of the CONSOL issuance proposal requires the affirmative vote of a majority of the shares of CONSOL common stock present via the CONSOL special meeting website or by proxy at the CONSOL special meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” the CONSOL issuance proposal, while broker non-votes or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have no effect on the outcome of the CONSOL issuance proposal.

•

The CONSOL charter amendment proposal. Approval of the CONSOL charter amendment proposal requires the affirmative vote of a majority of the outstanding shares of CONSOL common stock entitled to vote on such proposal. Abstentions, broker non-votes, or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have the same effect as a vote “AGAINST” the CONSOL charter amendment proposal.

•

The CONSOL adjournment proposal. Approval of the CONSOL adjournment proposal requires the affirmative vote of a majority of the shares of CONSOL common stock present via the CONSOL special meeting website or by proxy at the CONSOL special meeting and entitled to vote on such proposal, whether or not a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the CONSOL adjournment proposal, while broker non-votes or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have no effect on the outcome of the CONSOL adjournment proposal. Approval of this proposal is not a condition to the completion of the merger.

An abstention occurs when the beneficial owner of shares, or a broker, bank or other nominee holding shares for a beneficial owner, is present via the CONSOL special meeting website or by proxy at the CONSOL special meeting and entitled to vote at the meeting, but such person refrains from voting as to a particular proposal by expressly marking the “abstain” box on the voting instruction form or ballot.

A broker non-vote occurs when a broker, bank or other nominee returns a valid proxy card without voting on such proposal because they did not receive voting instructions from the street name holder and do not have discretionary authority to vote the shares on a particular proposal. Shares represented by broker non-votes will not be voted on any proposal for which the broker, bank or other nominee has no discretionary authority to vote.

Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine. Brokers will not be permitted to vote shares of CONSOL common stock at the CONSOL special meeting with respect to any of the CONSOL proposals at the CONSOL special meeting without receiving instructions from the beneficial owner of such shares.

The CONSOL issuance proposal, the CONSOL charter amendment proposal and the CONSOL adjournment proposal are described in the section entitled “CONSOL Proposals.”

Methods of Voting

CONSOL stockholders of record may vote by providing their proxies via the Internet by going to the web address provided on the enclosed proxy card and following the instructions for Internet voting, by phone using the toll-free phone number listed on the enclosed proxy card, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

CONSOL stockholders of record may vote their shares via the CONSOL special meeting website at the CONSOL special meeting or by submitting their proxies:

•	by phone until 11:59 p.m. Eastern Time on January 8, 2025;

•	by the Internet until 11:59 p.m. Eastern Time on January 8, 2025; or

•	by completing, signing and returning your proxy card via mail. If you vote by mail, your proxy card must be received by January 8, 2025.

CONSOL stockholders who hold their shares in “street name” by a broker, bank or other nominee should refer to the voting instruction form or other information forwarded by their broker, bank or other nominee for instructions on how to vote their shares.

Voting via the CONSOL Special Meeting Website

Shares held directly in your name as stockholder of record may be voted at the CONSOL special meeting via the CONSOL special meeting website. If you choose to attend the CONSOL special meeting and vote your shares via the CONSOL special meeting website, you will need the 16-digit control number included on your proxy card. Even if you plan to attend the CONSOL special meeting, the CONSOL board recommends that you vote your shares in advance so that your vote will be counted if you later decide not to attend the CONSOL special meeting.

If you are a beneficial holder, you will need to obtain a control number from your broker, bank or other nominee holder of record giving you the right to vote the shares.

Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of CONSOL common stock, you may contact MacKenzie Partners, CONSOL’s proxy solicitor, at (800) 322-2885 (toll-free), or (212) 929-5500 (collect call).

Adjournment

If the CONSOL special meeting is adjourned, CONSOL stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. At any subsequent reconvening of the CONSOL special meeting, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the CONSOL special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.

The merger agreement provides that CONSOL may adjourn, postpone or otherwise delay the CONSOL special meeting (1) if CONSOL believes in good faith that such adjournment is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain approval of the CONSOL issuance proposal or the CONSOL charter amendment proposal or (B) ensure that any legally required supplement or amendment to this joint proxy statement/prospectus is provided to the CONSOL stockholders; (2) if, as of the time for which the CONSOL special meeting is scheduled, there are insufficient shares of CONSOL common stock to constitute a quorum necessary to conduct the business of the CONSOL special meeting; (3) if and to the extent such postponement or adjournment of the CONSOL special meeting is required by an order issued by any court or other governmental entity of competent jurisdiction in connection with the merger agreement; or (4) if the Arch special meeting has been adjourned or postponed by Arch as described in the section entitled “The Merger Agreement—Special Meetings—Arch Special Meeting,” to the extent necessary to enable the CONSOL special meeting and the Arch special meeting to be held within a single period of 24 consecutive hours. However, unless otherwise agreed to by Arch and CONSOL, the CONSOL special meeting will not be adjourned or postponed to a date in the case of (1) or (2) above that is more than 20 business days after the date for which the meeting was previously scheduled, and will not be adjourned to a date on or after the date that is two business days prior to August 20, 2025 (or November 20, 2025, if extended pursuant to the merger agreement).

Revocability of Proxies

If you are a stockholder of record of CONSOL, whether you vote by phone, the Internet or mail, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

•	submit a new proxy card bearing a later date;

•	vote again by phone or the Internet at a later time;

•	give written notice before the meeting to the CONSOL Secretary at the following address: 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317; or

•

attend the CONSOL special meeting and vote your shares. Please note that your attendance at the meeting via the CONSOL special meeting website will not alone serve to revoke your proxy; instead, you must vote your shares via the CONSOL special meeting website.

If you are a beneficial owner of CONSOL common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

Proxy Solicitation Costs

The enclosed proxy card is being solicited by CONSOL and the CONSOL board. In addition to solicitation by mail, CONSOL’s directors, officers and employees may solicit proxies in person, by phone or by electronic means. These persons will not be specifically compensated for conducting such solicitation.

CONSOL has retained MacKenzie Partners to assist in the solicitation process. CONSOL will pay MacKenzie Partners a fee of approximately $20,000, as well as reasonable and customary documented expenses in an amount not to exceed $10,000. CONSOL also has agreed to indemnify MacKenzie Partners against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

CONSOL will ask brokers, banks and other nominees to forward the proxy solicitation materials to the beneficial owners of shares of CONSOL common stock held of record by such nominee holders. CONSOL will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Appraisal Rights

Under Delaware law, CONSOL stockholders are not entitled to appraisal rights in connection with the issuance of shares of CONSOL common stock as contemplated by the merger agreement.

Other Information

The matters to be considered at the CONSOL special meeting are of great importance to the CONSOL stockholders. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this joint proxy statement/prospectus and submit your proxy by phone or the Internet or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you submit your proxy by phone or the Internet, you do not need to return the enclosed proxy card.

Assistance

If you need assistance in completing your proxy card or have questions regarding the CONSOL special meeting, contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor, New York, NY 10018

Banks and Brokers Call Collect: (212) 929-5500

All Others Call Toll-Free: (800) 322-2885

Vote of CONSOL’s Directors and Executive Officers

As of November 26, 2024, the record date for the CONSOL special meeting, CONSOL directors and executive officers, and their affiliates, as a group, are expected to own and be entitled to vote approximately 598,020 shares of CONSOL common stock, or approximately 2.0% of the total outstanding shares of CONSOL common stock as of such date.

CONSOL currently expects that all of its directors and executive officers will vote their shares “FOR” the CONSOL issuance proposal, “FOR” the CONSOL charter amendment proposal and “FOR” the CONSOL adjournment proposal.

Attending the CONSOL Special Meeting Virtually

You are entitled to attend the CONSOL special meeting only if you are a stockholder of record of CONSOL at the close of business on the record date or you held your shares of CONSOL common stock beneficially in the name of a broker, bank or other nominee as of the record date, or if you hold a valid proxy for the CONSOL special meeting.

If you were a stockholder of record of CONSOL at the close of business on the record date and wish to attend the CONSOL special meeting, you will need the 16-digit control number located on your proxy card.

If a broker, bank or other nominee is the record owner of your shares of CONSOL common stock, you will need to obtain your control number and further instructions from your broker, bank or other nominee.

Results of the CONSOL Special Meeting

Within four business days following the CONSOL special meeting, CONSOL intends to file the final voting results with the SEC on a Current Report on Form 8-K. If the final voting results have not been certified within that four business-day-period, CONSOL will report the preliminary voting results on a Current Report on

Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.

CONSOL STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE CONSOL PROPOSALS.

CONSOL PROPOSALS

CONSOL Issuance Proposal

It is a condition to the completion of the merger that CONSOL stockholders approve the issuance of shares of CONSOL common stock in the merger. In the merger, each Arch stockholder will receive, for each eligible share of Arch common stock that is issued and outstanding as of immediately prior to the effective time of the merger, the merger consideration of 1.326 shares of CONSOL common stock, further described in the sections entitled “The Merger—Consideration to Arch Stockholders” and “The Merger Agreement—Effect of the Merger on Capital Stock; Merger Consideration.”

Under NYSE rules, a company is required to obtain stockholder approval prior to the issuance of shares of common stock if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the shares of common stock. If the merger is completed pursuant to the merger agreement, CONSOL expects to issue up to approximately 24,749,240 shares of CONSOL common stock in connection with the merger based on the number of shares of Arch common stock outstanding as of November 8, 2024 and the number of outstanding Arch equity awards currently estimated to be settled in CONSOL common stock in connection with the merger. Accordingly, the aggregate number of shares of CONSOL common stock that CONSOL will issue in the merger will exceed 20% of the shares of CONSOL common stock outstanding before such issuance, and for this reason, CONSOL is seeking the approval of CONSOL stockholders for the issuance of shares of CONSOL common stock pursuant to the merger agreement. In the event the CONSOL issuance proposal is not approved by CONSOL stockholders, the merger will not be completed.

In the event the CONSOL issuance proposal is approved by CONSOL stockholders, but the merger agreement is terminated (without the merger being completed) prior to the issuance of shares of CONSOL common stock pursuant to the merger agreement, CONSOL will not issue any shares of CONSOL common stock as a result of the approval of the CONSOL issuance proposal.

Approval of the CONSOL issuance proposal requires the affirmative vote of a majority of shares of CONSOL common stock present via the CONSOL special meeting website or by proxy at the CONSOL special meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” the CONSOL issuance proposal, while broker non-votes or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have no effect on the outcome of the CONSOL issuance proposal.

The CONSOL board unanimously recommends that you vote “FOR” the CONSOL issuance proposal.

CONSOL Charter Amendment Proposal

The CONSOL certificate of incorporation currently provides that the total number of shares of CONSOL common stock that CONSOL is authorized to issue is 62,500,000 shares. It is a condition to the completion of the merger that CONSOL stockholders adopt an amendment to the CONSOL certificate of incorporation to increase the number of authorized shares of CONSOL common stock from 62,500,000 shares to 125,000,000 shares.

The increased number of authorized shares of CONSOL common stock will ensure that CONSOL is able to issue the merger consideration in the merger. In addition, the CONSOL board believes that the increased number of authorized shares of CONSOL common stock contemplated by the proposed amendment is important to the combined company in order for additional shares to be available for issuance from time to time, without further action or authorization by the CONSOL stockholders (except as required by applicable law or the NYSE rules), if needed for such corporate purposes as may be determined by the CONSOL board. The additional 62,500,000 shares authorized would be a part of the existing class of CONSOL common stock and, if issued, would have the same rights and privileges as the shares of CONSOL common stock presently issued and outstanding.

If the CONSOL stockholders approve the CONSOL charter amendment proposal and the merger is completed, CONSOL expects to file a Certificate of Amendment with the Secretary of State of the State of Delaware, in the form attached to this joint proxy statement/prospectus as Annex D, to increase the number of authorized shares of its capital and common stock. The Certificate of Amendment will only be effective if the merger is completed.

As of November 8, 2024, CONSOL had an aggregate of 29,394,466 shares of common stock issued and outstanding or reserved for issuance. Upon the completion of the merger, CONSOL anticipates issuing up to 24,749,240 shares of CONSOL common stock to Arch stockholders, resulting in 54,143,706 shares of CONSOL common stock issued and outstanding or reserved for issuance, which represents approximately 87% of CONSOL’s authorized shares of CONSOL common stock. The number of shares of CONSOL common stock that CONSOL anticipates issuing to Arch stockholders is based on the 18,664,328 shares of Arch Class A common stock outstanding, which includes outstanding awards of restricted Arch Class A common stock granted under Arch’s equity plans, and 257 shares of Arch Class B common stock outstanding, each as of November 8, 2024. In the event the CONSOL charter amendment proposal is not approved by CONSOL stockholders, the merger will not be completed.

Other than payment of the merger consideration and in connection with ordinary course equity compensation grants, the CONSOL board has no immediate plans to issue additional shares of common stock or securities that are convertible into common stock. However, the CONSOL board desires to have the shares available to provide flexibility for business and financial purposes and provide appropriate equity incentives for CONSOL’s employees, officers, directors, consultants and advisors. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: (1) raising capital, if CONSOL has an appropriate opportunity, through offerings of common stock or securities that are convertible into or exchangeable for shares of common stock; (2) exchanges of common stock or securities that are convertible into or exchangeable for shares of common stock for other outstanding securities; (3) providing equity incentives to employees, officers, directors, consultants or advisors; (4) expanding CONSOL’s business through the acquisition of other businesses or assets; (5) stock splits, dividends, and similar transactions; and (6) other purposes.

The CONSOL charter amendment would also implement the change of CONSOL’s corporate name to “Core Natural Resources, Inc.”

Approval of the CONSOL charter amendment proposal requires the affirmative vote of a majority of the outstanding shares of CONSOL common stock entitled to vote on such proposal. Abstentions, broker non-votes, or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have the same effect as a vote “AGAINST” the CONSOL charter amendment proposal.

The CONSOL board unanimously recommends that you vote “FOR” the CONSOL charter amendment proposal.

CONSOL Adjournment Proposal

CONSOL stockholders are being asked to approve a proposal that will grant the CONSOL board authority to adjourn the CONSOL special meeting, if necessary or appropriate, including to permit the further solicitation of additional votes or proxies if there are not sufficient votes cast at the CONSOL special meeting to approve the CONSOL issuance proposal or the CONSOL charter amendment proposal. Approval of this proposal is not a condition to the completion of the merger.

If the CONSOL adjournment proposal is approved, the CONSOL special meeting could be adjourned to any date. If the CONSOL special meeting is adjourned, CONSOL stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If it is necessary to adjourn the CONSOL special meeting, no notice of the adjourned CONSOL special meeting is required to be given to CONSOL stockholders so long as (i) the place, the date and time of the adjourned CONSOL special meeting is announced at the CONSOL special meeting and (ii) the adjourned CONSOL special meeting occurs within 30 calendar days of the original date for the CONSOL special meeting and CONSOL does not fix a new record date for the adjourned meeting.

Approval of the CONSOL adjournment proposal requires the affirmative vote of a majority of shares of CONSOL common stock present via the CONSOL special meeting website or by proxy at the CONSOL special meeting and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” the CONSOL adjournment proposal, while broker non-votes or any failure by a CONSOL stockholder to vote (e.g., by not submitting a proxy and not voting at the CONSOL special meeting) will have no effect on the outcome of the CONSOL adjournment proposal.

The CONSOL board unanimously recommends that you vote “FOR” the CONSOL adjournment proposal.

SPECIAL MEETING OF ARCH STOCKHOLDERS

Date, Time and Place

The Arch special meeting will be held virtually via live webcast on January 9, 2025, at 8:00 a.m. Central Time. Because the Arch special meeting is completely virtual and being conducted via live webcast, Arch stockholders will not be able to attend the Arch special meeting in person. Arch stockholders will be able to attend the Arch special meeting online and vote their shares and submit questions electronically during the meeting by visiting www.virtualshareholdermeeting.com/ARCH2025SM, which we refer to as the Arch special meeting website. Arch stockholders will need the 16-digit control number found on their proxy cards in order to access the Arch special meeting website.

Purpose of the Arch Special Meeting

The purpose of the Arch special meeting is to consider and vote on the following proposals:

•	the Arch merger proposal;

•	the Arch non-binding executive compensation advisory proposal; and

•	the Arch adjournment proposal.

Arch will transact no other business at the Arch special meeting, except such business as may properly be brought before the Arch special meeting by or at the direction of the Arch board in accordance with the Arch bylaws.

Recommendation of the Arch Board of Directors

The Arch board unanimously recommends that Arch stockholders vote “FOR” the Arch merger proposal, “FOR” the Arch non-binding executive compensation advisory proposal and “FOR” the Arch adjournment proposal.

For additional information on the recommendation of the Arch board, see the section entitled “The Merger—Recommendation of the Arch Board of Directors and Reasons for the Merger.”

Record Date and Outstanding Shares of Arch Common Stock

Only holders of record of issued and outstanding shares of Arch common stock as of the close of business on November 26, 2024, the record date for the Arch special meeting, are entitled to notice of, and to vote at, the Arch special meeting, whether via the Arch special meeting website or by proxy, or any adjournment or postponement of the Arch special meeting.

As of the close of business on the record date, there are expected to be approximately 18,108,352 shares of Arch Class A common stock issued and outstanding and 257 shares of Arch Class B common stock issued and outstanding. Arch stockholders may cast one vote for each share of Arch common stock held by them as of the close of business on the record date.

A complete list of Arch stockholders entitled to vote at the Arch special meeting will be available for inspection at Arch’s offices in St. Louis, Missouri during ordinary business hours for a period of no less than 10 days before the Arch special meeting. If you would like to examine the list of Arch stockholders, please contact the Arch Secretary at One CityPlace Drive, Suite 300, St. Louis, Missouri 63141.

Quorum; Abstentions, Broker Non-Votes and Failure to Vote

A quorum of Arch stockholders is necessary for Arch to conduct business at the Arch special meeting. The holders of a majority of the outstanding shares of Arch common stock entitled to vote at the Arch special meeting, present via the Arch special meeting website or by proxy, shall constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you vote “against” the Arch proposals or “abstain” from voting on the Arch proposals, your shares of Arch common stock will be counted for purposes of calculating whether a quorum is present.

If you are a stockholder of record and you do not provide your proxy by signing and returning your proxy card or via the Internet, by telephone or vote at the Arch special meeting via the Arch special meeting website, your shares will not be voted with respect to a proposal at the Arch special meeting and will not be counted as present for purposes of determining whether a quorum exists.

Under the current NYSE rules, brokers, banks or other nominees do not have discretionary authority to vote on any of the Arch proposals at the Arch special meeting. Because all of the proposals for consideration at the Arch special meeting are “non-routine,” it is not expected that there will be any broker non-votes at the Arch special meeting. However, if there are any broker non-votes, they will have (1) the same effect as a vote “AGAINST” the Arch merger proposal and the Arch adjournment proposal and (2) no effect on the outcome of the Arch non-binding executive compensation advisory proposal.

Executed but unvoted proxies will be voted in accordance with the recommendation of the Arch board.

Required Vote

The votes required for each Arch proposal are as follows:

•

The Arch merger proposal. Approval of the Arch merger proposal requires the affirmative vote of a majority of the outstanding shares of Arch common stock entitled to vote on such proposal. Abstentions, broker non-votes, or any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have the same effect as a vote “AGAINST” the Arch merger proposal.

•

The Arch non-binding executive compensation advisory proposal. Approval of the Arch non-binding executive compensation advisory proposal requires the affirmative vote of a majority of the shares of Arch common stock voting thereon at the Arch special meeting. Abstentions, broker non-votes, or any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have no effect on the outcome of the Arch non-binding executive compensation advisory proposal. As an advisory vote, this proposal is not binding on Arch or the Arch board or CONSOL or the CONSOL board, and approval of this proposal is not a condition to the completion of the merger.

•

The Arch adjournment proposal. Approval of the Arch adjournment proposal requires the affirmative vote of a majority of the shares of Arch common stock present via the Arch special meeting website or by proxy at the Arch special meeting, whether or not a quorum is present. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Arch adjournment proposal, while any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have no effect on the outcome of the Arch adjournment proposal. Approval of this proposal is not a condition to the completion of the merger.

An abstention occurs when the beneficial owner of shares, or a broker, bank or other nominee holding shares for a beneficial owner, is present via the Arch special meeting website or by proxy at the Arch special meeting, and entitled to vote at the meeting, but such person refrains from voting as to a particular proposal by expressly marking the “abstain” box on the voting instruction form or ballot.

A broker non-vote occurs when a broker, bank or other nominee returns a valid proxy card without voting on such proposal because they did not receive voting instructions from the street name holder and do not have discretionary authority to vote the shares on a particular proposal. Shares represented by broker non-votes will not be voted on any proposal for which the broker, bank or other nominee has no discretionary authority to vote.

Under applicable rules, brokers or other nominees have discretionary voting power with respect to matters that are considered routine. Brokers will not be permitted to vote shares of Arch common stock at the Arch special meeting with respect to any of the Arch proposals at the Arch special meeting without receiving instructions from the beneficial owner of such shares.

The Arch merger proposal, the Arch non-binding executive compensation advisory proposal and the Arch adjournment proposal are described in the section entitled “Arch Proposals.”

Methods of Voting

Arch stockholders of record may vote by providing their proxies via the Internet by going to the web address provided on the enclosed proxy card and following the instructions for Internet voting, by phone using the toll-free phone number listed on the enclosed proxy card, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Arch stockholders of record may vote their shares via the Arch special meeting website at the Arch special meeting or by submitting their proxies:

•	by phone until 11:59 p.m. Central Time on January 8, 2025;

•	by the Internet until 11:59 p.m. Central Time on January 8, 2025; or

•	by completing, signing and returning your proxy card via mail. If you vote by mail, your proxy card must be received by January 8, 2025.

Arch stockholders who hold their shares in “street name” by a broker, bank or other nominee should refer to the voting instruction form or other information forwarded by their broker, bank or other nominee for instructions on how to vote their shares.

Voting via the Arch Special Meeting Website

Shares held directly in your name as stockholder of record may be voted at the Arch special meeting via the Arch special meeting website. If you choose to attend the Arch special meeting and vote your shares via the Arch special meeting website, you will need the 16-digit control number included on your proxy card. Even if you plan to attend the Arch special meeting, the Arch board recommends that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Arch special meeting.

If you are a beneficial holder, you will need to obtain a control number from your broker, bank or other nominee holder of record giving you the right to vote the shares.

Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of Arch common stock, you may contact Innisfree or King, Arch’s proxy solicitors, at (877) 717-3905 (toll-free), or (212) 750-5833 (collect call) or at (800) 848-3410 (toll free), or (212) 269-5550 (collect call), respectively.

Adjournment

If the Arch special meeting is adjourned, Arch stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. At any subsequent reconvening of the Arch special meeting, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Arch special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.

The merger agreement provides that Arch may adjourn, postpone or otherwise delay the Arch special meeting (1) if Arch believes in good faith that such adjournment is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain approval of the Arch merger proposal or (B) ensure that any legally required supplement or amendment to this joint proxy statement/prospectus is provided to the Arch stockholders; (2) if, as of the time for which the Arch special meeting is scheduled, there are insufficient shares of Arch common stock to constitute a quorum necessary to conduct the business of the Arch special meeting; (3) if and to the extent such postponement or adjournment of the Arch special meeting is required by an order issued by any court or other governmental entity of competent jurisdiction in connection with the merger agreement; or (4) if the CONSOL special meeting has been adjourned or postponed by CONSOL as described in the section entitled “The Merger Agreement—Special Meetings—CONSOL Special Meeting,” to the extent necessary to enable the Arch special meeting and the CONSOL special meeting to be held within a single period of 24 consecutive hours. However, unless otherwise agreed to by CONSOL and Arch, the Arch special meeting will not be adjourned or postponed to a date in the case of (1) or (2) above that is more than 20 business days after the date for which the meeting was previously scheduled, and will not be adjourned to a date on or after the date that is two business days prior to August 20, 2025 (or November 20, 2025, if extended pursuant to the merger agreement).

Revocability of Proxies

If you are a stockholder of record of Arch, whether you vote by phone, the Internet or mail, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

•	submit a new proxy card bearing a later date;

•	vote again by phone or the Internet at a later time;

•	give written notice before the meeting to the Arch Secretary at One CityPlace Drive, Suite 300, St. Louis, Missouri 63141; or

•

attend the Arch special meeting and vote your shares. Please note that your attendance at the meeting via the Arch special meeting website will not alone serve to revoke your proxy; instead, you must vote your shares via the Arch special meeting website.

If you are a beneficial owner of Arch common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

Proxy Solicitation Costs

The enclosed proxy card is being solicited by Arch and the Arch board. In addition to solicitation by mail, Arch’s directors, officers and employees may solicit proxies in person, by phone or by electronic means. These persons will not be specifically compensated for conducting such solicitation.

Arch has retained Innisfree and King to assist in the solicitation process. Arch has paid Innisfree a fee of $17,500 and will pay Innisfree a fee of $17,500, which may be supplemented by additional appropriate fees for certain additional services, as well as reasonable and customary documented expenses. Arch has paid King a fee of $12,500 and will pay King a fee of $12,500, which may be supplemented by additional reasonable and documented fees for additional services at King’s reasonable and customary rates as mutually agreed to in writing, as well as reasonable and customary documented expenses. Arch also has agreed to indemnify each of Innisfree and King against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Arch will ask brokers, banks and other nominees to forward the proxy solicitation materials to the beneficial owners of shares of Arch common stock held of record by such nominee holders. Arch will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Appraisal Rights

Under Delaware law, holders of Arch Class A common stock are not entitled to appraisal rights in connection with the issuance of shares of CONSOL common stock as contemplated by the merger agreement.

However, holders of the 257 shares of Arch Class B common stock currently issued and outstanding are entitled to appraisal rights under Section 262 of the DGCL. For more information, see the section entitled “Appraisal Rights” on page 213.

Other Information

The matters to be considered at the Arch special meeting are of great importance to the Arch stockholders. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this joint proxy statement/prospectus and submit your proxy by phone or the Internet or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you submit your proxy by phone or the Internet, you do not need to return the enclosed proxy card.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Arch special meeting, contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor, New York, NY 10022

Banks and Brokers Call Collect: (212) 750-5833

All Others Call Toll-Free: (877) 717-3905

or

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor, New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 848-3410

Vote of Arch’s Directors and Executive Officers

As of November 26, 2024, the record date for the Arch special meeting, Arch directors and executive officers, and their affiliates, as a group, are expected to own and be entitled to vote approximately 420,195 shares of Arch common stock, or approximately 2.3% of the total outstanding shares of Arch common stock as of such date.

Arch currently expects that all of its directors and executive officers will vote their shares “FOR” the Arch merger proposal, “FOR” the Arch non-binding executive compensation advisory proposal and “FOR” the Arch adjournment proposal.

Attending the Arch Special Meeting Virtually

You are entitled to attend the Arch special meeting only if you are a stockholder of record of Arch at the close of business on the record date or you held your shares of Arch common stock beneficially in the name of a broker, bank or other nominee as of the record date, or if you hold a valid proxy for the Arch special meeting.

If you were a stockholder of record of Arch at the close of business on the record date and wish to attend the Arch special meeting, you will need the 16-digit control number located on your proxy card.

If a broker, bank or other nominee is the record owner of your shares of Arch common stock, you will need to obtain your control number and further instructions from your broker, bank or other nominee.

Results of the Arch Special Meeting

Within four business days following the Arch special meeting, Arch intends to file the final voting results with the SEC on a Current Report on Form 8-K. If the final voting results have not been certified within that four-business-day period, Arch will report the preliminary voting results on a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.

ARCH STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE ARCH PROPOSALS.

ARCH PROPOSALS

Arch Merger Proposal

It is a condition to the completion of the merger that Arch stockholders approve the Arch merger proposal. In the merger, each Arch stockholder will receive, for each eligible share of Arch common stock that is issued and outstanding as of immediately prior to the effective time of the merger, the merger consideration of 1.326 shares of CONSOL common stock, as further described in the sections entitled “The Merger—Consideration to Arch Stockholders” and “The Merger Agreement—Effect of the Merger on Capital Stock; Merger Consideration.”

Pursuant to Section 251 of the DGCL and in order to fulfill a condition to the consummation of the merger contained in the merger agreement, Arch stockholders are being asked to adopt the merger agreement as it relates to the merger.

The Arch board has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, Arch stockholders and has unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger. For a summary of the merger agreement and the merger, including the background of the merger, Arch’s reasons for the merger, the opinion of Arch’s financial advisor and related matters, see the sections entitled “The Merger” and “The Merger Agreement.”

Approval of the Arch merger proposal requires the affirmative vote of a majority of the outstanding shares of Arch common stock entitled to vote on such proposal. Abstentions, broker non-votes, or any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have the same effect as a vote “AGAINST” the Arch merger proposal.

The Arch board unanimously recommends that you vote “FOR” the Arch merger proposal.

Arch Non-Binding Executive Compensation Advisory Proposal

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, Arch is required to provide its stockholders the opportunity to vote to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Arch’s named executive officers that is based on or otherwise relates to the merger, as described in the section entitled “The Merger—Interests of Arch Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Arch’s Named Executive Officers—Golden Parachute Compensation.” Accordingly, Arch stockholders are being provided the opportunity to cast an advisory vote on such payments. As an advisory vote, this proposal is not binding upon Arch or the Arch board, or upon CONSOL or the CONSOL board, and approval of this proposal is not a condition to the completion of the merger and is a vote separate and apart from the Arch merger proposal and the Arch adjournment proposal. Accordingly, you may vote to approve the Arch merger proposal and the Arch adjournment proposal and vote not to approve the Arch non-binding executive compensation advisory proposal and vice-versa. Because the merger-related executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements with Arch’s named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger is completed (subject only to the contractual conditions applicable thereto). However, Arch seeks the support of its stockholders and believes that stockholder support is appropriate as the executive compensation programs are designed to incentivize executives to successfully execute a transaction such as that contemplated by the merger from its early stages until consummation. Accordingly, Arch stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of Arch Resources, Inc. approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the named executive officers of Arch Resources, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger—Interests of Arch Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to Arch’s Named Executive Officers—Golden Parachute Compensation.”

Approval of the Arch non-binding executive compensation advisory proposal requires the affirmative vote of a majority of the shares of Arch common stock voting thereon at the Arch special meeting. Abstentions, broker non-votes, or any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have no effect on the outcome of the Arch non-binding executive compensation advisory proposal.

The Arch board unanimously recommends that you vote “FOR” the Arch non-binding executive compensation advisory proposal.

Arch Adjournment Proposal

Arch stockholders are being asked to approve a proposal that will grant the Arch board authority to adjourn the Arch special meeting, if necessary or appropriate, including to permit the further solicitation of additional votes or proxies if there are not sufficient votes cast at the Arch special meeting to approve the Arch merger proposal.

If the Arch adjournment proposal is approved, the Arch special meeting could be adjourned to any date. If the Arch special meeting is adjourned, Arch stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If it is necessary to adjourn the Arch special meeting, no notice of the adjourned Arch special meeting is required to be given to Arch stockholders so long as (i) the place, date and time of the adjourned Arch special meeting is announced at the Arch special meeting and (ii) the adjourned Arch special meeting occurs within 30 days of the original date for the Arch special meeting and Arch does not fix a new record date for the adjourned meeting.

Approval of the Arch adjournment proposal requires the affirmative vote of a majority of the shares of Arch common stock present via the Arch special meeting website or by proxy at the Arch special meeting, whether or not a quorum is present. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Arch adjournment proposal, while any failure by an Arch stockholder to vote (e.g., by not submitting a proxy and not voting at the Arch special meeting) will have no effect on the outcome of the Arch adjournment proposal. Approval of this proposal is not a condition to the completion of the merger.

The Arch board unanimously recommends that you vote “FOR” the Arch adjournment proposal.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and incorporated by reference herein in its entirety. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Transaction Structure

At the effective time of the merger, Merger Sub will merge with and into Arch. As a result of the merger, the separate corporate existence of Merger Sub will cease, and Arch will continue as the surviving corporation in the merger and as a wholly owned subsidiary of CONSOL.

Consideration to Arch Stockholders

As a result of the merger, each eligible share of Arch common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 1.326 shares of CONSOL common stock, which we refer to as the merger consideration.

Arch stockholders will not be entitled to receive any fractional shares of CONSOL common stock in the merger, and no Arch stockholders will be entitled to dividends, voting rights or any other rights in respect of any fractional shares of CONSOL common stock. Arch stockholders that would have otherwise been entitled to receive a fractional share of CONSOL common stock will instead be entitled to receive, in lieu of such fractional shares of CONSOL common stock, cash (without interest) in an amount equal to the product of (1) the aggregate net cash proceeds as determined by the next sentence and (2) a fraction, the numerator of which is such fractional part of a share of CONSOL common stock, and the denominator of which is the number of shares of CONSOL common stock constituting a portion of the exchange fund as represents the aggregate of all fractional entitlements of all Arch stockholders. As promptly as possible following the effective time of the merger, the exchange agent will sell at then-prevailing prices on the NYSE such number of shares of CONSOL common stock constituting a portion of the exchange fund as represents the aggregate of all fractional entitlements of all Arch stockholders, with the cash proceeds (net of all commissions, transfer taxes and other out-of-pocket costs and expenses of the exchange agent incurred in connection with such sales) of such sales to be used by the exchange agent to fund the foregoing payments in lieu of fractional shares.

Background of the Merger

The terms of the merger are the result of arms’-length negotiations between Arch and CONSOL. The following is a summary of the events leading up to the parties’ agreement to merge and the key meetings, negotiations, discussions and actions between Arch and CONSOL and their respective advisors that preceded the public announcement of the proposed merger.

The management and board of directors of each of Arch and CONSOL regularly review and assess their respective company’s performance, strategy, financial position, leverage, opportunities and risks in light of current business and economic conditions and overall industry trends and developments. These reviews have included, at various times and at the direction of the board of directors of each of Arch and CONSOL, the evaluation of various potential alternatives available to Arch and CONSOL, respectively, including mergers, acquisitions, divestitures, joint ventures and other strategic opportunities as well as review of the then-current business plan and the considerations associated with maintaining the status quo and continuing to execute on the then-current business plan. As part of these reviews, the board of directors of each of Arch and CONSOL receives periodic updates from management and certain of their advisors regarding the general landscape of mergers and acquisitions, potential acquirers and merger and acquisition candidates.

With respect to Arch, as demand in the United States domestic thermal market has declined due to, among other matters, competition from natural gas and subsidized alternative energy sources, Arch has sought to enhance stockholder value by pursuing strategic opportunities that would be likely to increase its operating cash flow, reduce the impact of fluctuations in the metallurgical coal market on its cash flows, expand its footprint in the seaborne market where Arch believes the demand for energy-dense coal appears more durable and optimize its capital structure, thereby strengthening its competitive position in the market as a large-scale, low-cost provider of energy, and enhance its overall competitiveness of the business by unlocking optimization opportunities and reducing overhead costs. In addition, the Arch board believed that any significant strategic combination would need to be with a partner that had a similar operating philosophy and focus on enhancement of stockholder value.

As part of the Arch board’s ordinary review of strategic opportunities, Mr. Paul A. Lang, the Chief Executive Officer of Arch, had a discussion with the Arch board at a regularly scheduled board meeting on October 29, 2022, regarding the retention of outside advisors to consider potential strategic alternatives that may be available to Arch to enhance long-term stockholder value. Following this discussion, and as part of this exercise, representatives of Arch had several conversations and meetings with various banks and consultants in late 2022 and early 2023.

On January 25 and 26, 2023, Mr. Lang, Mr. Matthew C. Giljum, Chief Financial Officer of Arch, Mr. Deck S. Slone, Senior Vice President, Strategy, of Arch, and Mr. Renato Paladino, Vice President of Business Development of Arch, met with Perella Weinberg Partners LP (“PWP”) to review potential strategic alternatives for Arch. Following this meeting with PWP and other potential advisors, Messrs. Lang and Slone recommended that the Arch board engage PWP to assist Arch with a potential review of strategic alternatives. The Arch board ultimately retained PWP based on management’s recommendation, PWP’s reputation and experience in the coal industry and PWP’s experience advising companies in mergers and acquisitions. Through this work with PWP and in consultation with the Arch board, several initial strategic alternatives were developed and identified for potential further exploration, which alternatives were shared in a preliminary fashion at Arch’s regularly scheduled board meeting on February 9, 2023. At this meeting, Mr. Lang was directed by the Arch board to continue to explore these alternatives.

During February 2023, Mr. Lang was also approached by a strategic company in the energy industry (“Company A”) regarding a possible strategic transaction with Arch. In connection with these discussions, Company A provided some high-level background information and a summary of their operations. After review by Arch management and several discussions between Mr. Lang and members of the Arch board, members of the Arch board advised Mr. Lang not to continue pursuit of this potential strategic transaction because such members believed that it would be difficult to combine the two companies and achieve certain synergies and that Company A had certain operational risks that made the financial benefits of such strategic combination uncertain.

After several informal discussions regarding industry dynamics, on February 28, 2023, at the BMO Metals and Mining Conference in Fort Lauderdale, Florida, and again on March 7, 2023, Mr. Lang met with the Chief Executive Officer of a strategic company in the coal industry (“Company B”) to discuss a potential business transaction between Arch, Company B and another strategic company in the coal industry (“Company C”). Mr. Lang informed Mr. John W. Eaves, the former Executive Chairman of the Arch board, of the conversations and Mr. Eaves directed Mr. Lang to continue to explore the potential strategic transaction.

On March 28, 2023, Messrs. Lang and Slone, along with representatives of Arch’s legal counsel, Latham & Watkins LLP (“Latham”), met at the offices of a potential financial advisor to Company B to discuss a potential joint acquisition of Company C by Arch and Company B. Through the end of March 2023 and into April 2023, a series of calls were held with Company B, PWP and other outside advisors about the potential transaction.

On May 12, 2023, the Arch board held a regularly scheduled meeting attended by members of Arch management and representatives of Latham. The topics included the general state of the market for acquisitions and divestitures and consolidation in the coal industry and potential strategic alternatives for Arch’s consideration at such time. During the meeting, representatives of Arch management updated the Arch board on the discussions with Company A and Company B since the last meeting. The Arch board agreed with the prior assessment that a strategic transaction with Company A was not likely to be in the best interests of Arch and its stockholders given the potential for other potential strategic alternatives. Also during the meeting, the Arch board considered a potential strategic transaction between Arch and Company B and Company C, as well as a potential merger of Arch with a strategic company in the coal industry (“Company D”) who Mr. Eaves had several informal discussions with from 2018 through 2020. Following discussion and deliberation, the Arch board determined that it would be in the best interests of Arch and its stockholders to pursue a strategic combination with Company D. Accordingly, the Arch board directed Mr. Lang to submit a non-binding letter of interest for a business combination with Company D. Following this meeting, at the direction of the Arch board, Mr. Lang informed Company A that the Arch board had determined not to continue discussing a potential strategic transaction with Company A.

Mr. Lang worked with PWP and Latham to draft a non-binding letter of interest expressing Arch’s interest in pursuing a business combination between Arch and Company D. On May 31, 2023, Messrs. Lang and Slone attended an in-person meeting with the Chief Executive Officer and Chief Financial Officer of Company D, where Mr. Lang presented the non-binding letter of interest. Representatives of Company D expressed that they did not think that a market-based merger of equals with no premium would be of interest to the board of directors of Company D.

On June 1, 2023, Mr. Eaves spoke with the chairman of Company D to further discuss the proposal that Arch had provided to Company D. Subsequently, on June 13, 2023, Company D sent a letter to Arch indicating that Company D was not interested in pursuing a transaction at that time. After a follow-up discussion between Mr. Eaves and the chairman of Company D on June 21, 2023, no further discussions were had between Arch and Company D.

On July 20, 2023, the Arch board held a regularly scheduled meeting with Arch management. The meeting included Arch’s annual review of company strategy and a presentation by Arch management and PWP related to various organic and inorganic growth alternatives and an update on the discussions with Company D. At this meeting, the Arch board directed Arch management to continue to explore several alternatives, including a possible merger of equals with CONSOL.

On August 7, 2023, a representative of PWP reached out to Mr. Brock to schedule a meeting between Mr. Brock and Mr. Lang.

Subsequently, on September 12, 2023, at an in-person meeting in Canonsburg, Pennsylvania, Mr. Lang and James A. Brock, the Chief Executive Officer of CONSOL, discussed a possible merger of equals transaction between Arch and CONSOL at an exchange ratio commensurate with the companies’ trading prices, with no premium. Following those discussions, Arch and CONSOL entered into a mutual non-disclosure agreement on September 14, 2023 (the “NDA”), which contained a customary mutual standstill provision that terminates upon either party entering into a definitive agreement with a third party involving more than 50% of such party’s equity securities or assets. Also following these discussions, Mr. Brock updated Mr. William P. Powell, who was then the Chairman of the CONSOL board, on the discussion with Mr. Lang.

On September 18, 2023, representatives of Moelis & Company LLC (“Moelis”) met with representatives of CONSOL management to discuss preliminary considerations with respect to the potential transaction with Arch, and the potential engagement of Moelis to advise CONSOL. Pursuant to a letter agreement, dated November 16, 2023, between CONSOL and Moelis, Moelis was engaged as financial advisor to CONSOL in connection with the proposed merger. The CONSOL board retained Moelis based on management’s recommendation, Moelis’ reputation and experience in the coal industry and Moelis’ experience advising companies in mergers and acquisitions.

On September 22, 2023, at a board meeting of the National Mining Association, Messrs. Lang and Brock had a brief discussion regarding a possible merger, with a focus on deal logistics and starting the process of evaluating the business combination. Messrs. Lang and Brock did not discuss any material terms of such potential merger.

On October 4, 2023, Messrs. Lang and Brock met in person at the Washington County, Pennsylvania airport to discuss a possible transaction between Arch and CONSOL, including potential synergies and post-closing governance matters for the combined company. Following that discussion, on October 6, 2023, representatives of Arch and PWP met with representatives of CONSOL and Moelis, at the Spirit of St. Louis airport to discuss the potential transaction. Mr. Brock updated Mr. Powell, with respect to these discussions.

On October 19, 2023, the Arch board held a regularly scheduled meeting attended by members of Arch management. Mr. Lang provided an update as to the status of the discussions with CONSOL and was directed by the Arch board to continue discussions.

On October 24, 2023, the CONSOL board held a special meeting attended by representatives of CONSOL management. Mr. Brock and Miteshkumar B. Thakkar, CONSOL’s President and Chief Financial Officer, presented to the CONSOL board regarding the potential transaction with Arch and provided an update as to the discussions to date with Arch and its representatives. During the meeting, among other things, the CONSOL board discussed the potential transaction as compared to a range of different strategic alternatives potentially available to CONSOL, including maintaining the status quo. After discussion, the CONSOL board directed Messrs. Brock and Thakkar to continue such discussions.

On November 2, 2023, Messrs. Lang, Eaves, Brock and Powell met in Westchester, New York to discuss the potential transaction, including post-closing governance arrangements.

Between November 6, 2023, and November 16, 2023, representatives of Arch, CONSOL, PWP and Moelis participated in multiple due diligence calls, which included discussions of potential synergies, pricing and macroeconomic assumptions to be utilized in preparing the respective five-year forecasts for Arch and CONSOL.

On November 17, 2023, the Arch board convened a special meeting, which members of Arch management and representatives of Latham and PWP attended. PWP provided an update on the possible transaction with CONSOL, including the ongoing synergy analysis, preparation of comparative financial models for the two companies and due diligence conducted to date. The PWP presentation included an exchange ratio analysis based on the then-current and historic stock prices of the two companies. Arch management provided an update on due diligence performed to date. Representatives from Latham advised the Arch board of their fiduciary duties with respect to a potential merger transaction and discussed certain legal due diligence matters. After detailed discussion regarding the transaction, including the common pricing assumptions that would be reflected in the financial models, the Arch board directed Arch management to continue to progress the transaction workstreams in advance of the next meeting of the Arch board.

Arch, CONSOL and their advisors continued to progress due diligence over the following weeks, including entering into a clean team addendum to the NDA on November 25, 2023, to allow for sharing of certain information between Arch’s and CONSOL’s clean team members. In addition, on November 27, 2023, Arch and CONSOL exchanged forecast models for their respective businesses, and representatives of Arch, CONSOL, PWP and Moelis held several calls on November 28, 2023, and November 29, 2023, to answer questions regarding the models. Also during this period, through December 2023, there were several due diligence calls held between the parties.

On November 28, 2023, Mr. Lang met with the Chief Executive Officer of Company B in St. Louis, Missouri regarding prior discussions of a possible transaction with Company C. During the meeting, the Chief Executive Officer of Company B raised the potential of a merger of Company B with Arch (with or without a subsequent potential transaction involving Company C).

On November 29, 2023, Messrs. Lang and Brock met in person at the Washington County, Pennsylvania airport to discuss the status of the ongoing workstreams relating to the transaction, including due diligence.

On November 30, 2023, the CONSOL board convened a special meeting, which representatives of CONSOL management and Moelis attended. During the meeting, representatives of Moelis presented to the CONSOL board regarding the management forecast models prepared by CONSOL management and Arch management, respectively. The CONSOL board discussed with CONSOL management and representatives of Moelis the status of discussions regarding the potential merger with Arch and considerations with respect to the potential transaction, including progress on due diligence, the potential transaction structure, the clean team addendum to the NDA, transaction documentation and remaining high priority due diligence items.

On December 1, 2023, the Arch board convened a special meeting, which members of Arch management and representatives of Latham and PWP attended. During the meeting, representatives of PWP provided an updated exchange ratio analysis based on the then-current and historic stock prices of the two companies, and presented preliminary financial analyses with respect to a potential transaction with CONSOL. Representatives of Arch management presented the financial models for the two companies and answered questions from the Arch directors with respect to pricing assumptions and industry outlook for the thermal and metallurgical coal markets. Representatives from Latham presented on litigation risks in merger transactions and provided an update on due diligence. Following discussion, the Arch board directed Arch’s management and advisors to continue progressing a potential transaction and to continue the due diligence evaluation of CONSOL.

On December 2, 2023, representatives of Latham shared with representatives of Wachtell Lipton Rosen & Katz (“Wachtell Lipton”), outside counsel to CONSOL, a draft merger agreement, which provided that Arch would be the acquiring entity in a merger of equals with CONSOL.

Between December 4, 2023, and December 8, 2023, representatives from Arch, PWP, CONSOL and Moelis held additional meetings focused on the status of the thermal coal market, financial due diligence and a pro forma combined capital structure for the two companies.

On December 5, 2023, Messrs. Lang, Eaves, Brock and Powell met in person at the Westchester, New York airport to discuss the status of the discussions between Arch and CONSOL.

On December 6, 2023, representatives of Wachtell Lipton shared with representatives of Latham a draft merger agreement, which provided that CONSOL would be the acquiring entity in a merger of equals with Arch. Neither Latham nor Wachtell Lipton commented on the other party’s draft merger agreement.

On December 8, 2023, the CONSOL board convened a special meeting, which representatives of CONSOL management and Moelis attended. During the meeting, representatives of Moelis presented to the CONSOL board regarding preliminary financial analysis for a potential merger between CONSOL and Arch. The CONSOL board discussed with CONSOL management and representatives of Moelis the status of discussions regarding the potential merger with Arch and considerations with respect to the potential transaction.

On December 11, 2023, the Arch board convened a regularly scheduled meeting, which members of Arch management and representatives of Latham and PWP attended. During the meeting, representatives of Latham provided an update on due diligence. Following deliberation, the Arch board directed Mr. Lang to express to CONSOL the concerns held by the Arch board regarding certain potential indemnification obligations of CONSOL relating to alleged pension plan liabilities, and the need for Arch to further diligence this risk before transaction negotiations could progress. Mr. Lang also updated the Arch board on the discussions with the Chief Executive Officer of Company B and was directed to continue exploring a potential transaction with Company B.

On December 11, 2023, after the meeting of the Arch board, Mr. Lang called Mr. Brock and conveyed this message.

On December 12, 2023, Arch engaged Vedder Price P.C. (“Vedder Price”) and Dinsmore & Shohl LLP (“Dinsmore”) to assist with the ongoing due diligence of CONSOL’s potential pension plan indemnification liabilities given their significant experience in this area and expertise in the coal industry. From December 12,

2023, to January 3, 2024, members of Arch management and representatives of Latham, Vedder Price and Dinsmore continued to evaluate the magnitude of CONSOL’s potential pension plan indemnification liability.

On December 12, 2023, the CONSOL board convened a special meeting, which representatives of CONSOL management and Moelis attended. During the meeting, CONSOL management updated the CONSOL board on the status of discussions with Arch. After discussion, and noting the significant time and resources that CONSOL had already expended in satisfying Arch’s due diligence requests, the CONSOL board authorized Mr. Brock to terminate discussions with Arch regarding the potential transaction if Arch was unable to reach a conclusion as to its comfort with respect to CONSOL’s potential pension plan indemnification liabilities in a reasonable timeframe.

On December 12, 2023, Mr. Lang communicated to Mr. Brock that Arch was not willing to move forward with a potential transaction between Arch and CONSOL without greater clarity on CONSOL’s potential pension plan indemnification liabilities. Messrs. Lang and Brock determined to officially terminate the discussions between Arch and CONSOL.

On December 13, 2023, each of Arch and CONSOL closed its virtual data room to the other party and the parties ceased discussions regarding a potential strategic combination.

On January 3, 2024, members of Arch management and representatives from Latham, Vedder Price and Dinsmore held a telephonic meeting to discuss the evaluation of CONSOL’s potential pension plan indemnification liability that Arch and its advisors had independently conducted (without any additional information from or contact with CONSOL) following the meeting of the Arch board on December 11, 2023. Latham discussed the fiduciary duties of the board in connection with evaluating a potential transaction involving a material risk identified in the due diligence process. The discussion highlighted the significant perceived risks to Arch stockholders raised by CONSOL’s exposure to pension plan liabilities and the limited comfort that Arch and its advisors had with the level of information that was available to them at the time.

On January 4, 2024, Mr. Lang provided Arch legal counsels’ findings, along with the detailed underlying analysis, to the Arch board along with his recommendation that Arch stop any further work on the potential merger with CONSOL.

On January 24, 2024, Mr. Lang and the Chief Executive Officer of Company B met in St. Louis, Missouri to continue discussions regarding a potential transaction. Following this meeting, Mr. Lang and the Chief Executive Officer of Company B had several additional phone calls and meetings to discuss a potential transaction.

Between January 2024 and March 2024, Messrs. Lang and Brock had several informal discussions regarding industry conditions. During this time, Arch continued informal discussions with other potential merger partners, including entering into a mutual non-disclosure agreement with Company B on February 2, 2024, which contained a customary mutual standstill provision that terminates upon either party entering into a definitive agreement with a third party involving more than 50% of such party’s equity securities or assets.

On February 21, 2024, the Arch board held a regularly scheduled meeting attended by members of Arch management. Mr. Lang updated the Arch board on the continuing discussions with Company B and was directed to continue exploring a potential transaction with Company B.

On March 4, 2024, CNX Resources Corporation (“CNX”), CONSOL’s former parent company, entered into a settlement agreement with respect to certain potential pension plan liabilities of CNX, and subsequently sought indemnification for the full amount of the settlement payment, plus other costs and expenses, including legal expenses, interest and punitive damages, from CONSOL pursuant to the agreements entered into in connection with the separation of CNX and CONSOL.

On March 12, 2024, Mr. Brock contacted Mr. Lang to inform Mr. Lang of the pension plan settlement. Messrs. Brock and Lang discussed potentially reengaging in discussions regarding a possible transaction between Arch and CONSOL in light of the settlement. Each of Mr. Lang and Mr. Brock indicated to the other that he would update their respective board of directors on the discussion.

On March 14, 2024, the CONSOL board held a regularly scheduled meeting attended by representatives of CONSOL management. Mr. Brock updated the CONSOL board on his outreach to Mr. Lang. After discussion, the CONSOL board authorized CONSOL management to re-commence the exploration of a potential transaction with Arch.

On March 18 and 19, 2024, Messrs. Lang and Brock had discussions regarding management changes announced at Arch and the pension plan settlement.

On March 26, 2024, a large container vessel lost power and struck one of the main support piers of the Francis Scott Key Bridge, effectively blocking shipping access to Baltimore Harbor. This incident disrupted operations for companies in a wide array of industries and geographies, including Arch and CONSOL.

Messrs. Lang, Eaves, Brock and Mr. Richard A. Navarre, a director of Arch, met in person at the Pittsburgh, Pennsylvania airport on April 3, 2024, to discuss a potential transaction and introduce Mr. Navarre as Arch’s incoming Chairman of the Board given Mr. Eaves’ upcoming retirement.

On April 12, 2024, Messrs. Lang, Eaves, Navarre, Brock, Thakkar and John T. Mills, a director of CONSOL, met to discuss post-transaction governance and introduce Mr. Mills as CONSOL’s new lead outside director following the death of Mr. Powell. The representatives of Arch and CONSOL again discussed the concept of a merger of equals with no premium to either party, along with various social and governance issues, including that the surviving entity in the merger of equals would be the one with the larger market capitalization at the time of signing and the combined company would have a name other than Arch or CONSOL following the closing of the merger.

On April 18, 2024, representatives of CONSOL and Arch met to discuss the macroeconomic environment and the forecast models for their respective businesses.

On April 19, 2024, Mr. Lang updated Mr. Brock on Arch’s announced executive management changes and potential implications of the executive management changes for the combined company if a transaction were to be further pursued.

On April 23, 2024, the Arch board convened a special meeting, which members of Arch management attended. During the meeting, Mr. Lang provided an update on a potential transaction with CONSOL, including an update on the post-closing governance terms most recently discussed between the parties.

On April 24, 2024, Messrs. Lang, Brock, Giljum, Thakkar, Slone, and Paladino, Ms. Martha A. Wiegand, General Counsel of CONSOL, and Ms. Rosemary L. Klein, General Counsel of Arch, had a telephonic meeting to discuss due diligence matters.

On May 7, 2024, the Arch board held a regularly scheduled meeting with members of Arch management, and Mr. Lang provided the Arch board with an update on the status of merger discussions with CONSOL, including with respect to post-closing governance items, as well as the continuing discussions with Company B.

On May 8, 2024, Messrs. Lang and Brock discussed the status of due diligence. On May 16, 2024, Messrs. Lang and Brock, together with other members of Arch management, met to discuss the potential transaction.

On May 12, 2024, Arch and CONSOL exchanged updated forecast models for their respective businesses.

On May 15, 2024, representatives of CONSOL and Arch met to discuss potential synergies in connection with the merger.

On May 22, 2024, the CONSOL board held a special meeting attended by representatives of CONSOL management and Moelis. During the meeting, Messrs. Brock and Thakkar updated the CONSOL board on the status of discussions with Arch and the evaluation of a potential merger transaction. Also during the meeting, representatives of Moelis presented to the CONSOL board regarding a market trading and sector update and the updated management forecast models prepared by CONSOL management and Arch management, respectively.

Between May 23, 2024 and May 30, 2024, Messrs. Lang and Brock held multiple discussions regarding the status of due diligence.

On May 24, 2024, the Arch board convened a special meeting, which members of Arch management and representatives of Latham and PWP attended by video conference. During the meeting, Mr. Lang, other members of Arch management and representatives of Latham and PWP provided an update on a potential transaction with CONSOL.

On May 30, 2024, the CONSOL board convened a special meeting, which representatives of CONSOL management attended. During the meeting, Messrs. Brock and Thakkar updated the CONSOL board on the status of discussions with Arch and the evaluation of a potential merger transaction, and the CONSOL board discussed due diligence matters and focus areas as well as other potential strategic alternatives available to CONSOL.

On June 2, 2024, Messrs. Lang, Brock, Thakkar and Mr. John T. Drexler, President of Arch, briefly discussed ongoing due diligence while attending the Global Coal Forum outside of Bristol, Tennessee.

On June 11, 2024, Messrs. Navarre and Brock discussed the status of the potential transaction and positions on certain social issues.

On June 12, 2024, and June 19, 2024, Messrs. Lang and Brock discussed the status of the due diligence process and made arrangements for site visits to key mines. The parties held several site visits on June 6, 2024, June 20, 2024, and June 22, 2024.

On June 18, 2024, the CONSOL board held a special meeting attended by representatives of CONSOL management. During the meeting, Mr. Brock updated the CONSOL board on the status of discussions with Arch and the evaluation of a potential merger transaction. The CONSOL board agreed that Mr. Brock would provide the CONSOL board with a further update following the completion of the scheduled mine tours and, at that point, the CONSOL board would consider whether to authorize further exploration of the potential merger transaction.

On June 23 and 24, 2024, Messrs. Lang and Navarre had in-person meetings in Texas with the Chief Executive Officer and Chairman of the board of directors of Company B to discuss a possible transaction. Among other topics related to a possible transaction, the representatives of Arch and Company B discussed the effect of certain overlaps in the companies’ operations on the regulatory approval process and closing certainty and timing. The parties raised several social issues and acknowledged that these matters would be further discussed if discussions regarding a potential transaction progressed.

On June 25, 2024, the CONSOL board held a special meeting attended by members of CONSOL management. During the meeting, Mr. Brock provided an update to the CONSOL board regarding the site visits conducted at the Arch mines. After discussion, the CONSOL board authorized CONSOL management to continue its exploration of a potential transaction.

On July 8, 2024, each of Arch and CONSOL reopened its respective virtual data room to the other party, and there was an update discussion between Messrs. Brock and Navarre. On July 11, 2024, following a discussion between Messrs. Lang and Brock on July 10, 2024, regarding the possible transaction, each of Arch and CONSOL made certain information available to the other party’s clean team members.

On July 9, 2024, the CONSOL board held a special meeting attended by representatives of CONSOL management. During the meeting, Messrs. Brock and Thakkar and Ms. Wiegand provided an update to the

CONSOL board regarding the status of the exploration of the transaction with Arch, including due diligence matters and the draft merger agreement, and a potential transaction negotiation / due diligence timeline.

On July 15, 2024, representatives of Arch, CONSOL, PWP and Moelis discussed the status of a possible transaction between Arch and CONSOL, including with respect to remaining due diligence.

On July 17 and 18, 2024, the Arch board held a regularly scheduled meeting in Gillette, Wyoming, which members of Arch management attended. During the meeting, Mr. Lang and representatives of PWP provided an update on the possible transaction with CONSOL by video conference. Mr. Lang also provided an update to the Arch board on the status of discussions with Company B and was directed to provide an analysis of the possible combination with Company B as compared to a possible transaction with CONSOL.

On July 18, 2024, representatives of Wachtell Lipton shared with Latham a draft merger agreement, which, among other matters, provided that CONSOL would be the parent corporation in a merger of equals with Arch. Additionally, the draft merger agreement reflected, among other provisions, reciprocal representations, warranties and interim operating covenants, a “force the vote” provision requiring each of Arch and CONSOL to hold their respective stockholder meetings relating to the merger regardless of a change in the respective board of directors’ recommendation, a termination fee of $100 million payable by each party in certain situations and an expense reimbursement payable by each party in certain situations.

On July 25, 2024, Messrs. Navarre and Brock had an update conversation on the status of Arch and CONSOL’s due diligence.

On July 27, 2024, representatives of Latham shared a revised draft of the merger agreement with representatives of Wachtell Lipton, which similarly provided that CONSOL would be the parent corporation in a merger of equals with Arch. The revised merger agreement included a termination fee based on each party’s respective enterprise value, proposed an end date of nine months, with an automatic three-month extension in certain circumstances, after which either party could terminate the merger agreement if the transaction had not been consummated by such time, and allowed for Arch to continue paying a fixed quarterly dividend to its stockholders through the closing.

Between July 27, 2024, and August 7, 2024, representatives of Arch and Company B, along with representatives of Arch’s financial advisors, participated in due diligence calls and engaged in discussions with respect to a potential transaction between Arch and Company B. In addition, on July 30, 2024, Arch and Company B exchanged forecast models for their respective businesses. The parties discussed the models on a call on August 1, 2024.

On August 2, 2024, the Arch board convened a special meeting, which members of Arch management and representatives of Latham, PWP and antitrust counsel to Arch, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), attended. During the meeting, Mr. Lang provided an update on the remaining open items in the transaction between Arch and CONSOL, including with respect to post-closing governance of the combined company, and the status of transaction discussions between Arch and Company B. Representatives of Arch and Latham provided a summary of the draft merger agreement with CONSOL and an update on due diligence, including with respect to potential pension plan indemnification liabilities and litigation matters. PWP presented a preliminary financial analysis for a possible transaction with Company B, and Gibson Dunn presented an overview of antitrust considerations with respect to a possible transaction with Company B. Following this discussion, the Arch board directed members of Arch management to prioritize the merger with CONSOL over a potential transaction with Company B. Mr. Lang later informed the Chief Executive Officer of Company B that Arch was prioritizing another transaction.

On August 5, 2024, representatives of Wachtell Lipton shared a revised draft of the merger agreement with representatives of Latham. The revised merger agreement included a termination fee for both parties based on the combined company’s equity value implied by the merger, proposed an end date of 12 months, with an automatic three-month extension, and provided that CONSOL would also have the flexibility to declare and pay quarterly dividends to its stockholders prior to the closing.

On August 9, 2024, Company B shared a draft merger agreement with Arch and Latham. The agreement contemplated that Arch would negotiate a divestiture of certain assets ahead of signing in order to address the regulatory concerns previously discussed between the parties. The agreement was otherwise silent on a number of points, including the proposed exchange ratio and post-closing governance matters.

On August 9, 2024, the CONSOL board held a special meeting attended by representatives of CONSOL management, Moelis and Wachtell Lipton. During the meeting, representatives of Moelis presented to the CONSOL board regarding a market trading and sector update. In addition, during the meeting, Mr. Brock updated the CONSOL board regarding the status of discussions with Arch and the evaluation of a potential transaction.

On August 10, 2024, Arch and CONSOL exchanged updated forecast models for their respective businesses.

On August 12, 2024, the Arch board convened a special meeting, which members of Arch management, representatives of Latham, PWP and Gibson Dunn attended. Representatives of Arch, Latham, PWP and Gibson Dunn provided a summary of the key provisions and issues in the draft merger agreement from Company B, including the contemplated divestiture of certain of Arch’s assets prior to signing the merger agreement. Following further discussion with representatives of Latham, PWP and Gibson Dunn, the Arch board and members of Arch management determined that the possible transaction with CONSOL was more economically attractive and posed significantly less risk and uncertainty than a possible transaction with Company B. Given these factors, the Arch board and members of Arch management further determined that it would not be in the best interests of Arch and its stockholders to risk losing a possible transaction with CONSOL in order to further pursue a transaction with Company B.

On August 12, 2024, representatives of Latham shared a revised draft of the merger agreement with representatives of Wachtell Lipton. The revised merger agreement included a termination fee based on each party’s respective enterprise value and allowed for the parties to declare and pay quarterly dividends in an amount proportionate to the exchange ratio.

On August 13, 2024, the CONSOL board held a special meeting attended by representatives of CONSOL management, Moelis, Wachtell Lipton and McGuireWoods LLP, counsel to CONSOL (“McGuireWoods”). During the meeting, representatives of Moelis presented to the CONSOL board regarding the updated management forecast models prepared by CONSOL management and Arch management, respectively, and preliminary financial analysis for a potential merger between CONSOL and Arch. In addition, during the meeting, representatives of Wachtell Lipton presented to the CONSOL board regarding the required regulatory and stockholder approvals required in connection with the potential transaction and the potential timeline to signing of the merger agreement and closing of the transaction.

On August 14, 2024, representatives of Wachtell Lipton shared a revised draft of the merger agreement with representatives of Latham. The revised merger agreement included a termination fee for both parties based on Arch’s equity value, allowed for the parties to declare and pay quarterly dividends (subject to an aggregate cap) and provided for a one-time dividend to be declared by CONSOL at the announcement of the merger in an amount proportionate to Arch’s second quarter dividend.

On August 14, 2024, representatives of CONSOL, Arch, Moelis and PWP met to discuss potential synergies in connection with the merger.

On August 15, 2024, the Arch board convened a special meeting, which members of Arch management and representatives of Latham and PWP attended. Representatives of Arch provided an update on the status of the draft merger agreement and due diligence with CONSOL. Representatives of PWP then presented preliminary financial analyses with respect to a possible transaction with CONSOL which had been updated to reflect revised forecasted coal prices due to market conditions, and discussed the impact of market conditions on Arch’s stock price and the proposed exchange ratio in a possible transaction with CONSOL. Following discussion, the Arch board directed Mr. Lang and PWP to seek an increased exchange ratio in light of market conditions. The Arch board also directed Latham to share a revised draft of the merger agreement with representatives of Wachtell Lipton.

On August 15, 2024, the CONSOL board held a special meeting attended by representatives of CONSOL management, Moelis, Wachtell Lipton and McGuireWoods. During the meeting, representatives of management and McGuireWoods presented to the CONSOL board regarding the due diligence conducted with respect to the investigation of the potential transaction.

On August 16, 2024, representatives of Latham shared a revised draft of the merger agreement with representatives of Wachtell Lipton, which included a termination fee based on each party’s respective equity value.

Also on August 16, 2024, Messrs. Lang, Brock and Thakkar met to discuss and agree upon the pro forma headquarters, name and management team of the combined company as well as other governance matters. In addition, between August 16, 2024, and August 18, 2024, Messrs. Lang, Brock and Navarre, as well as representatives of PWP and Moelis, had several conversations regarding the proposed exchange ratio to be used in the possible transaction between Arch and CONSOL. During such discussions, Messrs. Lang and Navarre and representatives of PWP each proposed using an exchange ratio based on a trailing volume-weighted-average price of the companies rather than a current trading price.

On August 18, 2024, the CONSOL board convened a special meeting, which representatives of CONSOL management attended. During the meeting, Mr. Brock updated the CONSOL board regarding the exchange ratio proposed by representatives of Arch and PWP. After discussion, the CONSOL board instructed Mr. Brock to reject the exchange ratio proposed by representatives of Arch. Following the meeting, Mr. Brock indicated to Mr. Lang that CONSOL would not accept Arch’s proposed exchange ratio.

On August 18, 2024, the Arch board convened a special meeting, which members of Arch management and representatives of Latham and PWP attended. During the meeting, Mr. Lang provided an update on discussions with CONSOL regarding a possible transaction, including that after further discussion between the CONSOL board and its advisors, CONSOL had rejected Arch’s proposed method of calculating the exchange ratio. Mr. Lang provided an overview of the rationale for, and risks associated with, a possible transaction with CONSOL at the proposed exchange ratio, including considering Arch management’s view of Arch’s future performance, the synergies that the transaction could create and the lower execution risk offered by the CONSOL transaction. Representatives of PWP then presented preliminary financial analyses with respect to a possible transaction with CONSOL at the proposed exchange ratio, and representatives of Latham then provided a summary of the draft merger agreement with CONSOL. Following discussion, the Arch board approved members of Arch management and representatives of Latham and PWP continuing to negotiate a possible transaction with CONSOL based on an exchange ratio calculated based on current market prices.

On August 19, 2024, Mr. Lang indicated to Mr. Brock that Arch was willing to agree to an exchange ratio that was based on current market prices rather than a trailing volume-weighted-average price. Messrs. Lang and Brock agreed that the exchange ratio would be calculated after market closing on August 19, 2024 based on the closing prices as of such date in an “at-the-market” deal with no premium.

On August 19, 2024, following such agreement, representatives of Wachtell Lipton shared a revised draft of the merger agreement with representatives of Latham, which provided for a termination fee for both parties based on

Arch’s equity value and an equal per-share cap on quarterly dividends for each of Arch and CONSOL. On August 20, 2024, representatives of Latham shared a revised draft of the merger agreement with representatives of Wachtell Lipton, and following further discussion between Messrs. Lang and Brock, Arch and CONSOL agreed on the remaining open points in the merger agreement.

On August 20, 2024, the CONSOL board convened a special meeting, which representatives of CONSOL management, Moelis, Wachtell Lipton and McGuireWoods attended. During the meeting, representatives of Wachtell Lipton provided an overview of the CONSOL directors’ fiduciary duties with respect to a possible transaction and the terms of the proposed merger agreement with Arch and other definitive transaction documentation. Representatives of Moelis then reviewed with the CONSOL board its financial analyses of the exchange ratio and delivered to the CONSOL board an oral opinion, which was confirmed by delivery of a written opinion, dated August 20, 2024, addressed to the CONSOL board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the exchange ratio in the merger was fair, from a financial point of view, to CONSOL. Following further discussion, the CONSOL board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the CONSOL stock issuance pursuant to the merger agreement and the CONSOL charter amendment, were fair to, and in the best interests of, CONSOL and the holders of CONSOL common stock, approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the CONSOL stock issuance pursuant to the merger agreement and the CONSOL charter amendment, and resolved to recommend that the holders of CONSOL common stock approve the CONSOL stock issuance pursuant to the merger agreement and the CONSOL charter amendment.

On August 20, 2024, the Arch board convened a special meeting, which members of Arch management and representatives of Latham, PWP and Gibson Dunn attended. During the meeting, representatives of Latham provided an overview of the Arch directors’ fiduciary duties with respect to a possible transaction. Representatives of Arch and Latham then provided a summary of the proposed merger agreement with CONSOL, including the provisions restricting the parties and their representatives from soliciting competing offers, the provisions requiring the parties to use reasonable best efforts and take certain actions with respect to obtaining regulatory approval for the merger and the provisions restricting each party’s conduct of business between the execution of the merger agreement and the closing without the other party’s consent. Representatives of PWP then presented financial analyses with respect to a possible transaction with CONSOL at the proposed exchange ratio, and the Arch board asked questions regarding the financial analyses. Following such discussion, PWP delivered to the Arch board its opinion that, as of the date of such opinion and based upon and subject to the various limitations, qualifications and assumptions and other matters set forth therein, the merger consideration to be received by holders of Arch common stock (other than CONSOL and its affiliates and holders of excluded shares) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. Following further discussion, the Arch board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were fair to, and in the best interests of, Arch and the holders of Arch common stock, approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and resolved to recommend that the holders of Arch common stock adopt the merger agreement.

Following the meetings of the Arch and CONSOL boards of directors on August 20, 2024, representatives of Latham and Wachtell Lipton finalized the merger agreement and other transaction documents, and the merger agreement and other transaction documents were executed by the parties. Before the opening of stock market trading on August 21, 2024, Arch and CONSOL issued a joint press release announcing the transaction.

Recommendation of the CONSOL Board of Directors and Reasons for the Merger

By a unanimous vote at a meeting held on August 20, 2024, the CONSOL board determined that the merger agreement and the transactions contemplated by the merger agreement, including the issuance of shares of

CONSOL common stock in connection with the merger and the amendment to the CONSOL certificate of incorporation to increase CONSOL’s authorized shares of common stock, were fair to, and in the best interests of, CONSOL and its stockholders, and approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the issuance of shares of CONSOL common stock in connection with the merger and the amendment of the CONSOL certificate of incorporation, and resolved to recommend that the CONSOL stockholders approve the issuance of shares of CONSOL common stock in connection with the merger and the amendment of the CONSOL certificate of incorporation.

The CONSOL board unanimously recommends that CONSOL stockholders vote “FOR” the CONSOL issuance proposal, “FOR” the CONSOL charter amendment proposal and “FOR” the CONSOL adjournment proposal.

In the course of reaching its determinations and recommendations, the CONSOL board met multiple times and reviewed and discussed a significant amount of information and consulted with members of CONSOL’s senior management and CONSOL’s outside legal and financial advisors. The following are some of the significant factors that supported the CONSOL board’s determinations and recommendation (which are presented below in no particular order and are not exhaustive):

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the anticipated pro forma financial impact of the merger on the combined company, including that the CONSOL board believes the merger will be accretive to free cash flow for the combined company in the first full year post-closing;

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the fact that the merger will create a combined company with greater scale as compared to CONSOL on a standalone basis, including that the combined company would have been the largest North American coal producer (based on market capitalization as of August 20, 2024, the date of the execution of the merger agreement) and the second-largest North American coal producer based on pro forma 2023 Adjusted EBITDA, and the CONSOL board’s belief that such increased scale will drive potentially greater efficiencies and opportunities for the combined company;

•

the CONSOL board’s belief that the combined company will have the potential to generate significant discretionary cash flow which is expected to be used to drive substantial capital returns, value creating investments and long-term value for the stockholders of the combined company;

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analysis of CONSOL’s, Arch’s and the combined company’s businesses, operations, financial condition, liquidity, market capitalization, stock performance, asset type and quality, earnings and prospects. In reviewing these factors, including the information obtained through due diligence, the CONSOL board considered that CONSOL’s and Arch’s respective businesses, operations, risk profile and geographic footprint complement each other and that the companies’ separate earnings and prospects, and the synergies and scale potentially available in the proposed transaction, create the opportunity for the combined company to leverage complementary and diversified product sales and revenue streams and to have superior, more stable future earnings and prospects as compared to CONSOL’s earnings and prospects on a standalone basis;

•

the fact that the merger will advance CONSOL’s strategy of further expanding into the metallurgical coal markets and that the combined company will have a diversity of high-quality coal and coal-related assets across the United States, including multiple operating mines, significant thermal and metallurgical reserves, and ownership interests in two Atlantic coast terminals enabling the combined company to sell a broad portfolio of high-quality thermal and metallurgical coal products domestically and globally;

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the CONSOL board’s belief that the combined company will have a strong balance sheet, significant financial flexibility and liquidity and improved access to capital as compared to CONSOL on a standalone basis, including based on the fact that the combined company would have had approximately $260 million of pro forma net cash and $900 million of pro forma liquidity as of June 30, 2024 and approximately $5.7 billion of pro forma 2023 total revenue;

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the CONSOL board’s belief that the combined company will have approximately 25 million tons of coal export capacity through ownership in two East Coast terminals—the wholly owned CONSOL Marine Terminal and the 35% owned Dominion Terminal Associates terminal as well as connectivity to West Coast and Gulf of Mexico ports through longstanding existing Arch relationships, which collectively will facilitate continuing and growing coal sales into global markets;

•	the CONSOL board’s belief that the combined company’s diversity of assets helps mitigate risk to its operations and financial results;

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the CONSOL board’s belief that the combined company will be positioned to realize cost savings and other synergies through, among other things, optimization of capacity at port assets to be owned by the combined company, product blending and related opportunities, vendor purchase optimization, efficiencies from sharing of best practices, technology and deep technical expertise and optimization of SG&A functions and elimination of duplicative public company costs, which will enhance the generation of free cash flow, Adjusted EBITDA and overall general value for stockholders of the combined company following the merger;

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the expectation that the increased market capitalization of the combined company following the merger as compared to CONSOL’s standalone market capitalization would provide greater trading liquidity to stockholders of the combined company following the merger;

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the CONSOL board’s belief that the combined company’s enhanced operational and financial scale and asset diversity will offer an improved ability to withstand commodity supply and demand and price volatility and the risks and uncertainties related to the ongoing disruption to coal demand, as compared to CONSOL on a standalone basis;

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the CONSOL board’s belief that each of CONSOL and Arch have shared values based on safety, compliance and best in class operations that empower employees and catalyze operating excellence, as evidenced by each company’s strong safety records, and that the combined company will continue to prioritize safety, environmental stewardship, innovation and ongoing community support;

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the CONSOL board’s knowledge of the current industry environment, including national and global economic conditions, current regulatory environments and domestic and global initiatives by power generators and utilities to focus on alternative energy sources other than coal, and the likely effects of these factors on CONSOL’s and the combined company’s longer-term potential growth, development, productivity and strategic options;

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the CONSOL board’s expectation that the combined company will continue to operate the CONSOL Innovations platform, providing the combined company with the ability to focus on developing and commercializing cutting edge technologies and diversification in carbon products and carbon management and offering an increased ability to expand certain CONSOL Innovations projects with high growth and diversification potential;

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the fact that the combined company will be overseen by an experienced, majority-independent board composed equally of four directors from each of CONSOL and Arch, and will be managed by an experienced team of executives led by CONSOL’s current Chief Executive Officer, James A. Brock, who will serve as Executive Chair of the combined company, Arch’s current Chief Executive Officer, Paul A. Lang, who will serve as Chief Executive Officer of the combined company, and Miteshkumar B. Thakkar, CONSOL’s current President and Chief Financial Officer, who will serve as President and Chief Financial Officer of the combined company;

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the CONSOL board’s expectation that the experienced and highly talented operating management teams and mine-level employees for the combined company’s key operating assets will remain in place immediately after the merger;

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the fact that the combined company will retain CONSOL’s existing headquarters in Canonsburg, Pennsylvania, allowing the combined company to leverage its close proximity to the majority of its mining and export operations;

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the proposed amendment and restatement of the CONSOL bylaws to be implemented in connection with closing of the merger (which is described in further detail in the section entitled “The Merger Agreement—Organizational Documents; Directors and Officers”), which provides for certain agreed-upon governance arrangements following the closing of the merger;

•	the CONSOL board’s review and discussions with CONSOL’s senior management and outside legal and financial advisors concerning CONSOL’s due diligence examination of Arch;

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the exchange ratio, and the fact that CONSOL stockholders will own approximately 55% of the issued and outstanding shares of the combined company following the consummation of the merger and that the exchange ratio was calculated to provide for an “at-the-market” merger of equals transaction, and the CONSOL board’s evaluation of the exchange ratio based on a number of factors, including an assessment of the benefits of the merger;

•

the opinion of Moelis to the effect that, as of August 20, 2024, and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in Moelis’ written opinion, the exchange ratio in the merger was fair, from a financial point of view, to CONSOL, as well as the financial analyses prepared by Moelis, as reviewed and discussed with the CONSOL board;

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the fact that the exchange ratio is fixed and will not fluctuate in the event that the market price of Arch common stock increases or that the market price of CONSOL common stock decreases between the date of the execution of the merger agreement and the completion of the merger;

•	the CONSOL senior management team’s recommendation in support of the merger;

•	the fact that CONSOL is permitted under the terms of the merger agreement to declare and pay a quarterly dividend of up to $0.25 per share of CONSOL common stock during the pendency of the merger;

•	the expectation that CONSOL common stockholders generally should not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger;

•	the CONSOL board’s belief that the transaction will be consummated due to the limited number and customary nature of the closing conditions;

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the fact that CONSOL’s stockholders will have an opportunity to vote on the issuance of CONSOL common stock in the merger and proposed amendment of CONSOL’s certificate of incorporation in connection with the merger, which approvals are conditions to closing of the merger; and

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the CONSOL board’s belief that the terms of the merger agreement, taken as a whole, including the parties’ representations, warranties, covenants and conditions to closing, and the circumstances under which the merger agreement may be terminated, are reasonable, including the following provisions contained in the merger agreement (which are presented below in no particular order and are not exhaustive):

•

the fact that CONSOL has the ability under the merger agreement, under certain circumstances, to provide information to and to engage in discussions or negotiations with a third party that makes an unsolicited acquisition proposal;

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the fact that the CONSOL board has the ability, in specified circumstances, to change its recommendation to CONSOL stockholders in favor of the CONSOL issuance proposal and CONSOL charter amendment proposal;

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the fact that there are limited circumstances in which the Arch board may terminate the merger agreement or change its recommendation that Arch stockholders approve the Arch merger proposal, and if the merger agreement is terminated under specified circumstances Arch would be required to pay CONSOL a termination fee of $82 million;

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the fact that, if the merger agreement is terminated by either party because the Arch stockholders do not approve the Arch merger proposal (other than in circumstances in which the termination fee is payable by Arch), then Arch has agreed to pay CONSOL an expense reimbursement of up to $23.5 million;

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the requirement that Arch must hold a stockholder vote on the approval of the Arch merger proposal, even if the Arch board has withdrawn or changed its recommendation in favor of the Arch merger proposal, and the inability of Arch to terminate the merger agreement in connection with an alternative acquisition proposal;

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the fact that the CONSOL board, after discussing with its advisors the termination fee of $82 million and expense reimbursement amounts contemplated by the merger agreement to be paid by CONSOL in certain circumstances (subject to a $23.5 million cap), believed that such fees and amounts were consistent with market practice; and

•	the fact that the CONSOL board believed that the restrictions imposed on CONSOL’s business and operations during the pendency of the merger are reasonable and not unduly burdensome.

The CONSOL board also considered and balanced against the potentially positive factors with a number of uncertainties, risks and other countervailing factors in its deliberations concerning the merger and the merger agreement, including the following (which are presented below in no particular order and are not exhaustive):

•	the possibility that the merger may not be completed in a timely manner or at all and the potential consequences of non-completion or delays in completion;

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the regulatory and other approvals required in connection with the merger and the risk that such regulatory approvals may not be received in a timely manner or at all or may impose unacceptable conditions;

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the effect that the length of time from announcement of the merger until completion of the merger could have on the market price of CONSOL common stock, CONSOL’s operating results and CONSOL’s relationship with its employees, stockholders, industry contacts and others who do business with CONSOL;

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the fact that stockholders of the combined company will be more greatly exposed to metallurgical coal commodity price risks, in addition to thermal coal commodity price risks, after the consummation of the merger;

•	the inherent uncertainty of achieving CONSOL’s and Arch’s respective management’s internal financial projections or synergies for the combined company within the expected time periods or at all;

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the fact that CONSOL’s and Arch’s actual financial results in future periods prior to the closing of the proposed merger or the combined company’s financial results in future periods after the closing of the proposed merger could differ materially and adversely from projections at the time of the Board’s consideration of the proposed merger;

•	the other numerous risks and uncertainties that could adversely affect CONSOL’s, Arch’s or the combined company’s future operating performance and financial results;

•

the possibility that the integration of CONSOL and Arch may not be as successful as expected and that the anticipated benefits of the merger may not be realized in full or in part, including the risk that synergies and cost-savings may not be achieved or not achieved in the expected time frame or at all;

•

the possibility that the attention of CONSOL’s senior management may be diverted from other possible strategic priorities to focus on implementing the merger, including making arrangements for the integration of CONSOL’s and Arch’s operations, assets and employees within the combined company following the merger;

•	the possibility that CONSOL stockholders may not approve the CONSOL issuance proposal or the CONSOL charter amendment proposal (each of which is a condition to the consummation of the merger);

•	the possibility that Arch stockholders may not approve the Arch merger proposal (which is a condition to the consummation of the merger);

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the possibility that the Arch board could, under certain circumstances, consider alternative proposals and change its recommendation to the Arch stockholders, and the possibility that the no-shop and termination provisions of the merger agreement could discourage alternative bidders that might have been willing to submit superior proposals for CONSOL;

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the fact that the exchange ratio is fixed and will not fluctuate in the event that the relative market values of CONSOL common stock and Arch Class A common stock change between the date of the execution of the merger agreement and the completion of the merger;

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the fact that the merger agreement imposes “no-shop” restrictions on CONSOL’s ability to solicit alternative transactions and make certain acquisitions, which are described in the sections entitled “The Merger Agreement—No Solicitation; Changes of Recommendation—No Solicitation by CONSOL” and “The Merger Agreement—No Solicitation; Changes of Recommendation—CONSOL: Restrictions on Changes of Recommendation”;

•

the fact that there are limited circumstances in which the CONSOL board may terminate the merger agreement or change its recommendation that CONSOL stockholders approve the CONSOL issuance proposal and charter amendment proposal and, if the merger agreement is terminated under specified circumstances, CONSOL would be required to pay Arch a termination fee of $82 million;

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the fact that, if the merger agreement is terminated by either party because CONSOL stockholders have not approved the CONSOL issuance proposal or charter amendment proposal (other than in circumstances in which the termination fee is payable by CONSOL), then CONSOL has agreed to pay Arch an expense reimbursement of up to $23.5 million;

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the requirement that CONSOL must hold a stockholder vote on the approval of the CONSOL issuance proposal and the CONSOL charter amendment proposal, even if the CONSOL board has withdrawn or changed its recommendation in favor of the CONSOL issuance proposal or the CONSOL charter amendment proposal, as well as the inability of CONSOL to terminate the merger agreement in connection with an alternative acquisition proposal;

•	the transaction costs to be incurred by CONSOL in connection with the merger;

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the interests of the officers and directors of CONSOL and Arch in the merger that are different from or in addition to the interests of each company’s stockholders, including the matters described under “—Interests of CONSOL Directors and Executive Officers in the Merger” and “—Interests of ARCH Directors and Executive Officers in the Merger”;

•

the possibility that the merger could have adverse effects on relationships with third parties with whom CONSOL and Arch do business (including existing supplier, financing and surety, customer and employee relationships), including under contracts that may require consents for merger transactions or transactions resulting in a change of control;

•	the possibility of lawsuits being brought against CONSOL, Arch or their respective boards in connection with the merger;

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the restrictions on the conduct of business of CONSOL during the period between the execution of the merger agreement and the consummation of the merger as set forth in the merger agreement, including the requirement that CONSOL must conduct its business only in the ordinary course, subject to specific exceptions, which could negatively impact CONSOL’s ability to pursue various business opportunities or strategic transactions;

•

the risks associated with the occurrence of events that may materially and adversely affect the financial condition, properties, assets, liabilities, business or results of operations of Arch and its subsidiaries but that will not entitle CONSOL to terminate the merger agreement;

•	the potential impact on the market price of CONSOL common stock as a result of the issuance of the merger consideration to holders of eligible shares of Arch common stock; and

•	various other risks described in the section entitled “Risk Factors.”

The CONSOL board considered all of these factors as a whole and unanimously determined that the merger agreement and the transactions contemplated thereby, including the issuance of shares of CONSOL common stock in connection with the merger and the amendment to the CONSOL certificate of incorporation to increase CONSOL’s authorized shares of common stock, were fair to, and in the best interests of, CONSOL and its stockholders. The foregoing discussion of the information and factors considered by the CONSOL board in reaching its conclusions and recommendation includes the principal factors considered by the CONSOL board, but is not intended to be exhaustive and may not include all of the factors considered by the CONSOL board. In view of the wide variety of factors considered by the CONSOL board in connection with its evaluation of the merger and the complexity of these matters, the CONSOL board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative or specific weights to the specific factors that it considered in reaching its decision. Rather, the CONSOL board viewed its decisions as being based on the totality of the factors and information it considered. In considering the factors described above and any other factors, each individual member of the CONSOL board applied his or her own personal business judgment to the process and may have viewed factors differently or given different weight or merit to different factors.

In considering the recommendation of the CONSOL board that the CONSOL stockholders vote to approve the CONSOL issuance proposal and the CONSOL charter amendment proposal, CONSOL stockholders should be aware that the directors and executive officers of CONSOL have certain interests in the merger that may be different from, or in addition to, the interests of CONSOL stockholders generally. The CONSOL board was aware of these interests and considered them when approving the merger agreement and recommending that CONSOL stockholders vote to approve the CONSOL issuance proposal, which are described in the section entitled “—Interests of CONSOL Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the CONSOL board is forward-looking in nature and should be read in light of the factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Moelis & Company LLC, CONSOL’s Financial Advisor

At the meeting of the CONSOL board on August 20, 2024 to evaluate and approve the merger agreement and the transactions contemplated by the merger agreement, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated August 20, 2024, addressed to the CONSOL board to the effect that, as of the date of its opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the exchange ratio in the merger was fair, from a financial point of view, to CONSOL.

The full text of Moelis’ written opinion dated August 20, 2024, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the CONSOL board (solely in its capacity as such) in its evaluation of the merger. Moelis’ opinion is limited solely to the fairness from a financial point of view of the exchange ratio in the merger to CONSOL, and does not address CONSOL’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to CONSOL. Moelis’ opinion does not constitute a recommendation as to how any holder of securities of CONSOL or Arch should vote or act with respect to the merger or any other matter.

In arriving at its opinion, Moelis, among other things:

•	reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts, relating to CONSOL and Arch;

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of CONSOL furnished to Moelis by CONSOL, including financial forecasts provided to or discussed with Moelis by the management of CONSOL (described beginning on page 115 of this joint proxy statement/prospectus in the section titled “—CONSOL Unaudited Prospective Financial Information”);

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Arch furnished to Moelis by Arch, including financial forecasts provided to or discussed with Moelis by the management of Arch (described beginning on page 118 of this joint proxy statement/prospectus in the section titled “—Arch Unaudited Prospective Financial Information”);

•

reviewed information regarding the capitalization of CONSOL (furnished to Moelis by CONSOL) and Arch (furnished to Moelis by Arch) (described in the section titled “—Unaudited Prospective Financial Information—Projected Synergies”);

•

reviewed certain internal information relating to cost savings, synergies and related expenses and certain pro forma effects, in each case expected to result from the merger, furnished to Moelis by CONSOL and Arch;

•	reviewed certain internal information relating to the NOLs of Arch, including estimates of utilization, furnished to Moelis by Arch;

•

conducted discussions with members of the senior management and representatives of CONSOL and Arch concerning the information described in the first six bullets in this paragraph, as well as the businesses and prospects of CONSOL and Arch generally;

•	reviewed the reported prices and trading activity for CONSOL common stock and Arch common stock;

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•	considered certain other transactions as Moelis deemed appropriate;

•	reviewed an execution version of the merger agreement;

•	participated in certain discussions and negotiations among representatives of CONSOL and Arch and their advisors; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its analysis and opinion, Moelis relied on the information supplied to, discussed with or reviewed by it being complete and accurate in all material respects. Moelis did not independently verify any such information (or assume any responsibility for the independent verification of any such information). Moelis also relied on the representation of CONSOL management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. Moelis relied upon, without independent verification, the assessment of CONSOL and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts and other information relating to CONSOL, Arch, the projected synergies and the NOLs referred to above, Moelis assumed, at the direction of the CONSOL board, that they were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of CONSOL or Arch, as the case may be, as to the future performance of CONSOL and Arch, such projected synergies (including the amount, timing and achievability thereof) and the NOLs (including the timing and utilization thereof). Moelis also assumed, at the direction of the

CONSOL board, that the future financial results and the projected synergies and the NOLs would be achieved at the times and in the amounts projected. In addition, Moelis relied on the assessments of the managements of CONSOL and Arch as to CONSOL’s ability to retain key employees of Arch and to integrate the businesses of CONSOL and Arch. Moelis did not express any views as to the reasonableness of any financial forecasts or the projected synergies or the NOLs or the assumptions on which they were based. In addition, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of CONSOL or Arch, nor was it furnished with any such evaluation or appraisal.

Moelis’ opinion did not address CONSOL’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to CONSOL. Moelis’ opinion did not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, and Moelis did not, offer any opinion as to any terms of the merger agreement or any aspect or implication of the merger, except for the fairness of the exchange ratio from a financial point of view to CONSOL. Moelis’ opinion relates to the relative values of CONSOL and Arch. Moelis expressed no opinion as to what the value of CONSOL common stock actually would be when issued pursuant to the merger or the prices at which CONSOL common stock or Arch common stock may trade at any time. Moelis did not express any opinion as to fair value, viability or the solvency of CONSOL or Arch following the closing of the merger. In rendering its opinion, Moelis assumed that the final executed form of the merger agreement would not differ in any material respect from the version that Moelis reviewed, that the merger would be consummated in accordance with its terms without any waiver or modification that could be material to its analysis, that the representations and warranties of each party set forth in the merger agreement were accurate and correct, and that the parties to the merger agreement would comply with all the material terms of the merger agreement. Moelis assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the merger would be obtained, except to the extent that could not be material to its analysis. In addition, representatives of CONSOL advised Moelis, and Moelis assumed, that the merger would qualify as a tax free reorganization for federal income tax purposes. Moelis was not authorized to solicit and have not solicited indications of interest in a possible transaction with CONSOL from any party.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of its opinion, and Moelis assumed no responsibility to update its opinion for developments after the date of its opinion. As the CONSOL board was aware, the credit, financial and stock markets had been experiencing unusual volatility and Moelis expressed no opinion or view as to any potential effects of such volatility on CONSOL, Arch or the merger.

Moelis’ opinion did not address the fairness of the merger or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of CONSOL, other than the fairness of the exchange ratio from a financial point of view to CONSOL. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the exchange ratio or otherwise. Moelis’ opinion was approved by a Moelis fairness opinion committee.

Summary of Financial Analyses

The following is a summary of the material financial analyses presented by Moelis to the CONSOL board at its meeting held on August 20, 2024, in connection with delivery of its opinion. This summary describes the material analyses underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

For the purposes of Moelis’ analyses:

•

“Legacy Liability Adjusted EBITDA” (or “LL-Adjusted EBITDA”) was generally calculated as the relevant company’s earnings before interest expense, net, income tax benefit or expense, depreciation and amortization, and any one-time and non-recurring items for a specified time period as adjusted, where applicable, to remove the estimated impact of expenses and credits associated with black lung and workers’ compensation, salary retirement, long-term disability, pension and other post-employment benefits and stock-based compensation (“SBC”). To ensure a like-for-like comparison between CONSOL and Arch, for purposes of the Moelis analyses, Arch’s Adjusted EBITDA excluded the impact of SBC expense.

•

“Adjusted Total Enterprise Value” (or “Adjusted TEV”) was generally calculated as the market value of the relevant company’s fully diluted common equity based on its closing stock price as of August 19, 2024 (the “equity value”) (i) plus preferred stock, if any, (ii) plus debt, including financing leases, (iii) less cash and cash equivalents, (iv) plus, where applicable, liabilities relating to black lung and workers’ compensation, salary retirement, long-term disability, pension and other post-employment benefits, on a tax-effected basis, net of associated assets and (v) plus the book value of non-controlling interests, if any (in each of the foregoing cases (i) through (v), as of the relevant company’s most recently reported quarter end).

•

Implied share price calculations for each of CONSOL and Arch, as shown in the financial analyses below, were calculated by Moelis using capitalization information provided by CONSOL management and Arch management, respectively.

Discounted Cash Flow Analysis—Standalone

Utilizing the August 2024 CONSOL Projections and the August 2024 Arch Projections, Moelis performed a discounted cash flow (“DCF”) analysis of each of CONSOL and Arch, respectively, to calculate the present value of the estimated future unlevered free cash flows projected by their respective managements to be generated by CONSOL and Arch and the present value of the estimated terminal value of each of CONSOL and Arch.

CONSOL

Moelis calculated CONSOL’s unlevered free cash flow as LL-Adjusted EBITDA (i) less SBC expense, (ii) less cash taxes, (iii) less capital expenditures, (iv) plus decreases in net working capital, (v) less increases in net working capital and (vi) less greenhouse gas reduction initiatives.

Moelis utilized a range of discount rates of 9.25% to 12.00% based on an estimated range of CONSOL’s weighted average cost of capital (the “WACC”). The estimated WACC range reflected a derived cost of equity range using the capital asset pricing model (“CAPM”) and a size premium. Moelis used the foregoing range of discount rates to calculate estimated present values as of June 30, 2024 of (i) estimated unlevered free cash flows of CONSOL for the second half of the calendar year ending December 31, 2024 through the end of the calendar year ending December 31, 2028 (in each case, discounted using a mid-year discounting convention) and (ii) estimated terminal values derived by applying a range of selected terminal multiples of 4.00x to 5.00x to CONSOL’s terminal year LL-Adjusted EBITDA (which was equal to LL-Adjusted EBITDA for the calendar year ending December 31, 2028).

For purposes of selecting the reference range to apply to CONSOL’s estimated terminal year LL-Adjusted EBITDA, Moelis noted that (i) the selected reference range was primarily informed by the current and recent trading multiples for CONSOL and the Selected Companies (as defined below), with greater emphasis placed on the trading multiples for CONSOL over the last one-year time period, (ii) longer-dated historical trading multiples were considered but relied less upon due to the differences between the current and projected versus historical coal market dynamics, (iii) the similarities between the more normalized recent coal pricing environments and the coal pricing assumptions underpinning the financial projections received from CONSOL management and (iv) the implied trading multiple discount of CONSOL relative to that of Arch over the last one- and two-year time periods. Based on the foregoing analysis and its professional judgment and experience, Moelis selected a terminal multiple range of 4.00x to 5.00x CONSOL’s estimated terminal year LL-Adjusted EBITDA. Moelis then applied such multiple range to CONSOL’s estimated terminal year LL-Adjusted EBITDA based on the August 2024 CONSOL Projections to calculate the estimated terminal values.

In calculating the implied equity value of CONSOL, Moelis removed the income statement and free cash flow impacts of the legacy liabilities for CONSOL and treated these liabilities as net debt adjustments.

The standalone implied range of equity values for CONSOL and implied range of share prices for the CONSOL common stock derived from the DCF analysis for CONSOL are presented below:

	Implied Equity Value ($ in millions)	Implied Share Price ($ per share)
CONSOL	$3,775 - $4,794	$126.33 - $160.43

Arch

Moelis calculated Arch’s unlevered free cash flow as LL-Adjusted EBITDA (i) less SBC expense, (ii) less cash taxes, (iii) less capital expenditures, (iv) plus decreases in net working capital, (v) less increases in net working capital, (vi) plus loss from equity investments, (vii) less purchases of investments and advances to affiliates, (viii) less additions to prepaid royalties and (ix) less other cash flow items.

Moelis utilized a range of discount rates of 9.25% to 12.00% based on an estimated range of Arch’s WACC. The estimated WACC range reflected a derived cost of equity range using CAPM and a size premium. Moelis used the foregoing range of discount rates to calculate estimated present values as of June 30, 2024 of (i) estimated unlevered free cash flows of Arch for the second half of the calendar year ending December 31, 2024 through the end of the calendar year ending December 31, 2028 (in each case, discounted using a mid-year discounting convention) and (ii) estimated terminal values derived by applying a range of selected terminal multiples of 4.50x to 5.50x to Arch’s terminal year LL-Adjusted EBITDA (which was equal to LL-Adjusted EBITDA for the calendar year ending December 31, 2028).

For purposes of selecting the reference range to apply to Arch’s estimated terminal year LL-Adjusted EBITDA, Moelis noted that (i) the selected reference range was primarily informed by the current and recent trading multiples for Arch and the Selected Companies (as defined below), with greater emphasis placed on the trading multiples for Arch over the last one-year time period, (ii) longer-dated historical trading multiples were considered but relied less upon due to the differences between the current and projected versus historical coal market dynamics, (iii) the similarities between the more normalized recent coal pricing environments and the coal pricing assumptions underpinning the financial projections received from Arch management and (iv) the implied trading multiple premium of Arch relative to that of CONSOL over the last one- and two-year time periods. Based on the foregoing analysis and its professional judgment and experience, Moelis selected a terminal multiple range of 4.50x to 5.50x Arch’s estimated terminal year LL-Adjusted EBITDA. Moelis then applied such multiple range to Arch’s estimated terminal year LL-Adjusted EBITDA based on the August 2024 Arch Projections to calculate the estimated terminal values.

In calculating the implied equity value of Arch, Moelis separately valued the NOLs of Arch by utilizing the NOL balance of approximately $359 million as of June 30, 2024 and taking into account Arch’s projected NOL utilization and cash tax savings, based on a U.S. federal corporate tax rate assumption, each as provided by Arch management. For the purpose of discounting the estimated tax savings, Moelis utilized a range of discount rates of 9.25% to 12.75% based on an estimated range of Arch’s cost of equity. Moelis also removed the income statement and free cash flow impacts of the legacy liabilities for Arch and treated these liabilities as net debt adjustments.

The standalone implied range of equity values for Arch and implied range of share prices for the Arch common stock derived from the DCF analysis for Arch are presented below:

	Implied Equity Value ($ in millions)	Implied Share Price ($ per share)
Arch(1)	$3,448 - $4,256	$186.71 - $230.50

(1)

The high end of Arch’s standalone NOL value was added to the high end of the Implied Equity Value and used to derive the Implied Share Price and the low end of Arch’s standalone NOL value was added to the low end of the Implied Equity Value and used to derive the Implied Share Price.

DCF-Based Exchange Ratio and Ownership Percentage Analysis

Based on the standalone implied range of share prices for the CONSOL common stock and the Arch common stock presented in the standalone DCF analyses above, Moelis calculated a range of implied exchange ratios, which are presented below. Based on the standalone implied range of equity values for CONSOL and Arch presented in the standalone DCF analyses above, Moelis also calculated a range of implied pro forma ownership percentages of CONSOL in the combined company after giving effect to the merger (the “implied pro forma CONSOL ownership percentage”), which are presented below:

	Implied Exchange Ratio(1)	Implied Pro Forma CONSOL Ownership Percentage(1)
DCF Analysis	1.164x - 1.825x	47.0% - 58.2%

(1)

The high end of the range of the implied exchange ratios and the implied pro forma CONSOL ownership percentages represent the high end of the implied share price range or implied equity value range of CONSOL versus the low end of the implied share price range or implied equity value range of Arch, respectively. The low end of the range of the implied exchange ratios and the implied pro forma CONSOL ownership percentages represents the low end of the implied share price range or implied equity value range of CONSOL versus the high end of the implied share price range or implied equity value range of Arch, respectively.

Moelis compared (i) the range of the implied exchange ratios above to the exchange ratio of 1.326x in the merger and (ii) the range of the implied pro forma CONSOL ownership percentages above to the pro forma CONSOL ownership percentage of approximately 55.0% (assuming an exchange ratio of 1.326x in the merger).

Selected Publicly Traded Companies Analysis—Standalone

Moelis performed a selected publicly traded companies analysis of each of CONSOL and Arch. Financial data for the selected publicly traded companies was based on public filings and other publicly available information available as of August 19, 2024. In performing a selected publicly traded companies analysis of each of CONSOL and Arch, Moelis reviewed and analyzed, among other things, Adjusted TEV of the selected publicly traded companies as a multiple of both estimated LL-Adjusted EBITDA for the calendar year ending December 31, 2024 (“2024E LL-Adjusted EBITDA”) and estimated LL-Adjusted EBITDA for the calendar year ending December 31, 2025 (“2025E LL-Adjusted EBITDA”), and certain other financial information and market trading data related to the following selected publicly traded companies that Moelis believed, based on its professional judgment and experience, were generally relevant in certain respects to CONSOL and Arch for purposes of its analysis.

Moelis selected publicly traded companies that operate in North America that extract, process and market metallurgical and/or thermal coal, and considered selected publicly traded companies on the basis of business models, scale, geographic presence and corporate structure, among other factors. Although none of the Selected Companies (as defined below) are directly comparable to CONSOL or Arch, the Selected Companies were selected by Moelis, based on its professional judgment and experience.

Moelis considered, but ultimately excluded from its analysis, large cap diversified mining companies with significant coal production given that, while these large cap diversified mining companies produce comparable coal types / products as CONSOL and Arch, Moelis viewed them as less relevant due to the fact that their coal mines are predominantly outside of North America, and they have significant commodity diversification outside of coal.

Below are the publicly traded companies (the “Selected Companies”) Moelis considered in its analysis:

•	Alpha Metallurgical Resources (“Alpha”)

•	Coronado Global Resources (“Coronado”)

•	Peabody Energy (“Peabody”)

•	Ramaco Resources (“Ramaco”)

•	Warrior Met Coal (“Warrior”)

Moelis used Wall Street research analyst consensus estimates as of August 19, 2024 (which are referred to herein as “consensus estimates”) to derive 2024E LL-Adjusted EBITDA and 2025E LL-Adjusted EBITDA for the Selected Companies, including CONSOL and Arch.

The following table summarizes the Adjusted TEV to 2024E LL-Adjusted EBITDA and 2025E LL-Adjusted EBITDA multiples for the Selected Companies, as well as CONSOL and Arch:

	Adjusted TEV ($ in millions)	Adjusted TEV / 2024E LL-Adjusted EBITDA	Adjusted TEV / 2025E LL-Adjusted EBITDA
Selected Companies
Alpha	$3,199	5.8x	4.9x
Warrior	$2,693	4.8x	4.4x
Peabody	$2,687	3.2x	3.3x
Coronado	$1,632	4.0x	3.1x
Ramaco	$748	5.0x	3.5x
Median	$2,687	4.8x	3.5x
CONSOL	$3,323	4.9x	4.7x
Arch	$2,465	5.5x	3.7x

CONSOL

In determining the selected reference ranges to apply to CONSOL’s estimated financial metrics, Moelis noted that the selected reference ranges were informed (i) primarily by CONSOL’s current trading multiples given its business mix and relative exposure to API2 coal prices as compared to the Selected Companies and (ii) to some extent, by the corresponding trading multiples of the Selected Companies.

Based on the foregoing analysis and its professional judgement and experience, Moelis selected (i) a reference range for Adjusted TEV / 2024E LL-Adjusted EBITDA multiples for CONSOL of 4.25x to 5.25x and (ii) a reference range for Adjusted TEV / 2025E LL-Adjusted EBITDA multiples for CONSOL of 4.00x to 5.00x. Moelis then applied these multiples to CONSOL’s 2024E LL-Adjusted EBITDA and 2025E LL-Adjusted EBITDA based on the August 2024 CONSOL Projections.

The standalone implied range of equity values for CONSOL and implied range of share prices for CONSOL common stock derived from the selected publicly traded companies analysis for CONSOL are presented below:

CONSOL	Implied Equity Value ($ in millions)	Implied Share Price ($ per share)
2024E LL-Adjusted EBITDA	$2,644 - $3,370	$88.47 - $112.77
2025E LL-Adjusted EBITDA	$2,833 - $3,652	$94.81 - $122.22

Arch

In determining the selected reference ranges to apply to Arch’s estimated financial metrics, Moelis noted that the selected reference ranges were informed (i) by Arch’s current trading multiples and (ii) by the corresponding trading multiples of the Selected Companies that are primarily met coal producers.

Based on the foregoing analysis and its professional judgment and experience, Moelis selected (i) a reference range for Adjusted TEV / 2024E LL-Adjusted EBITDA multiples for Arch of 4.75x to 5.75x and (ii) a reference range for Adjusted TEV / 2025E LL-Adjusted EBITDA multiples for CONSOL of 3.75x to 4.75x. Moelis then applied these multiples to Arch’s 2024E LL-Adjusted EBITDA and 2025E LL-Adjusted EBITDA based on the August 2024 Arch Projections.

The standalone implied range of equity values for Arch and implied range of share prices for Arch common stock derived from the selected publicly traded companies analysis for Arch are presented below:

Arch	Implied Equity Value ($ in millions)	Implied Share Price ($ per share)
2024E LL-Adjusted EBITDA	$2,038 - $2,488	$110.38 - $134.76
2025E LL-Adjusted EBITDA	$2,707 - $3,456	$146.62 - $187.17

Selected Publicly Traded Companies-Based Implied Exchange Ratio Analysis

Based on the standalone implied range of equity values for CONSOL and Arch and implied range of share prices for the CONSOL common stock and the Arch common stock described above, Moelis calculated a range of implied exchange ratios and implied pro forma CONSOL ownership percentages, which are presented below:

CONSOL	Implied Exchange Ratio(1)	Implied Pro Forma CONSOL Ownership Percentage(1)
2024E LL-Adjusted EBITDA	0.979x - 1.523x	51.5% - 62.3%
2025E LL-Adjusted EBITDA	1.200x - 1.974x	45.0% - 57.4%

(1)

The high end of the range of the implied exchange ratios and the implied pro forma CONSOL ownership percentages represent the high end of the implied share price range or implied equity value range of CONSOL versus the low end of the implied share price range or implied equity value range of Arch, respectively. The low end of the range of the implied exchange ratios and the implied pro forma CONSOL ownership percentages represents the low end of the implied share price range or implied equity value range of CONSOL versus the high end of the implied share price range or implied equity value range of Arch, respectively.

Moelis compared (i) the range of implied exchange ratios above to the exchange ratio of 1.326x in the merger and (ii) the range of the implied pro forma CONSOL ownership percentages above to the pro forma CONSOL ownership percentage of approximately 55.0% (assuming an exchange ratio of 1.326x in the merger).

Summary of Pro Forma Transaction Analysis

DCF-Based Has/Gets Analysis

Moelis performed a DCF-based has/gets analysis to calculate the equity value uplift to CONSOL implied by the merger. This has/gets analysis compared (i) the standalone implied equity value of CONSOL based on the DCF analysis of CONSOL (the “has”) with (ii) the implied value of the pro forma equity in the combined company that will be owned by the pre-merger holders of CONSOL common stock after giving effect to the merger (assuming a pro forma CONSOL ownership percentage of approximately 55.0% and an exchange ratio of 1.326x in the merger) (the “gets”).

To calculate the implied pro forma DCF equity value of the combined company after giving effect to the merger, Moelis utilized (i) the implied standalone DCF equity value ranges (including NOLs, if applicable) for CONSOL and Arch (described above under the heading “—Discounted Cash Flow Analysis—Standalone”), (ii) the implied present value range of estimated annual synergies of $125 million (representing the midpoint of a range of $110—$140 million, net of non-equity costs to achieve those synergies of $60 million (representing the midpoint of a range of $50—$70 million)), all as provided by the management of CONSOL and Arch, derived using (A) a range of discount rates of 8.75% to 11.50% based on the estimated pro forma WACC ranges for each of CONSOL and Arch and (B) a terminal year Adjusted EBITDA multiple range of 4.23x to 5.23x based on the weighted average of the selected terminal year LL-Adjusted EBITDA multiple ranges for each of CONSOL and Arch, (iii) the implied present value range of NOL dis-synergies (calculated as the difference between the net present value of the Arch pre-merger NOLs and the net present value of the pro forma combined company NOLs), (iv) estimated transaction expenses of $50 million as provided by CONSOL management and Arch management and (v) cost of capital synergies (calculated by comparing the standalone implied equity value of CONSOL and Arch based on the DCF analysis of CONSOL and Arch against a similar DCF analysis computed utilizing a WACC range derived based on a size premium which correlated to the size of the pro forma combined company).

The following table summarizes the results of the DCF-based has/gets analysis:

	Implied Equity Value ($ in millions)	Implied Per Share Value
“Has”: Stand-alone CONSOL DCF Equity Value	$3,775 - $4,794	$126.33 - $160.43
“Gets”: Share of Pro Forma Combined Company DCF Equity Value	$4,314 - $5,418	$144.35 - $181.32
Equity Value Uplift (%)	14.3% - 13.0%	14.3% - 13.0%

2024E Trading Multiples-Based Has/Gets Analysis

Moelis performed a trading multiples-based has/gets analysis to calculate the equity value uplift to CONSOL common stock implied by the merger. This has/gets analysis compared (i) the standalone equity value of CONSOL of $2,863 million as of August 19, 2024 (based on the closing trading price of the CONSOL common stock of $95.81 per share on August 19, 2024) (the “has”) with (ii) the implied value of the pro forma synergized equity value of the combined company that will be owned by the pre-merger holders of CONSOL common stock after giving effect to the merger (assuming a pro forma CONSOL ownership percentage of approximately 55.0% and an exchange ratio of 1.326x in the merger) (the “gets”).

To calculate the implied pro forma value of the combined company after giving effect to the merger, Moelis utilized (i) the standalone equity value of CONSOL of $2,863 million as of August 19, 2024 (based on the closing trading price of the CONSOL common stock of $95.81 per share on August 19, 2024) and the standalone equity value of Arch of $2,345 million as of August 19, 2024 (based on the closing trading price of the Arch common stock of $127.00 on August 19, 2024), (ii) the implied value of estimated annual synergies of $125 million (representing the midpoint of a range of $110—$140 million), as provided by CONSOL management and Arch management (valued at $615 million assuming an illustrative 2024E LL-Adjusted EBITDA blended trading multiple of 4.9x), (iii) non-equity related costs to achieve those synergies of $60 million and (iv) estimated transaction expenses of $50 million, all as provided by CONSOL management and Arch management.

The following table summarizes the results of the 2024E trading multiples-based has/gets analysis:

	Implied Equity Value ($ in millions)	Implied Per Share Value
“Has”: Stand-alone CONSOL Equity Value	$2,863	$95.81
“Gets”: Pro Forma Combined Company Equity Value	$3,140	$105.08
Equity Value Uplift (%)	9.7%	9.7%

2025E Trading Multiples-Based Has/Gets Analysis

Moelis performed a trading multiples-based has/gets analysis to calculate the equity value uplift to CONSOL common stock implied by the merger. This has/gets analysis compared (i) the standalone equity value of CONSOL of $2,863 million as of August 19, 2024 (based on the closing trading price of the CONSOL common stock of $95.81 per share on August 19, 2024) (the “has”) with (ii) the implied value of the pro forma synergized equity value of the combined company that will be owned by the pre-merger holders of CONSOL common stock after giving effect to the merger (assuming a pro forma CONSOL ownership percentage of approximately 55.0% and an exchange ratio of 1.326x in the merger) (the “gets”).

To calculate the implied pro forma value of the combined company after giving effect to the merger, Moelis utilized (i) the standalone equity value of CONSOL of $2,863 million as of August 19, 2024 (based on the closing trading price of the CONSOL common stock of $95.81 per share on August 19, 2024) and the standalone equity value of Arch of $2,345 million as of August 19, 2024 (based on the closing trading price of the Arch common stock of $127.00 on August 19, 2024), (ii) the implied value of estimated annual synergies of $125 million (representing the midpoint of a range of $110—$140 million), as provided by CONSOL management and Arch management (valued at $461 million assuming an illustrative 2025E LL-Adjusted EBITDA blended trading multiple of 3.7x), (iii) non-equity related costs to achieve those synergies of $60 million and (iv) estimated transaction expenses of $50 million, all as provided by CONSOL management and Arch management.

The following table summarizes the results of the 2025E trading multiples-based has/gets analysis:

	Implied Equity Value ($ in millions)	Implied Per Share Value
“Has”: Stand-alone CONSOL Equity Value	$2,863	$95.81
“Gets”: Pro Forma Combined Company Equity Value	$3,056	$102.26
Equity Value Uplift (%)	6.7%	6.7%

Other Information

Moelis also noted for the CONSOL board certain additional factors that were not considered part of Moelis’ financial analysis with respect to its opinion but were referenced for informational purposes only, including, among other things:

Selected Precedent Transactions Analysis

Moelis considered select precedent transactions in the coal sector, but determined not to rely on a selected precedent transactions analysis in its financial analysis because there were limited relevant precedent transactions completed, particularly during the current sector cycle and transaction multiples are highly dependent on sector cycle dynamics, making any comparison less relevant.

Equity Research Share Price Targets

Moelis reviewed publicly available consensus estimate stock price targets for shares of CONSOL common stock published as of August 9, 2024, which ranged from $103.00 to $120.00 per share (which implied a range of equity values for CONSOL of $3,078 million to $3,586 million). Moelis compared this range with the closing trading price of the CONSOL common stock of $95.81 per share on August 19, 2024 (which implied an equity value of CONSOL of $2,863 million).

Moelis also reviewed publicly available consensus estimate stock price targets for shares of Arch common stock published as of August 19, 2024, which ranged from $155.00 to $200.00 per share (which implied a range of equity values for Arch of $2,862 million to $3,693 million). Moelis compared this range with the closing trading price of the Arch common stock of $127.00 per share on August 19, 2024 (which implied an equity value of Arch of $2,345 million).

52-Week High / Low

Moelis reviewed the historical trading performance of the CONSOL common stock over a 52-week period ending August 19, 2024, which ranged from a closing low of $76.29 per share to a high of $113.09 per share (which implied a range of equity values for CONSOL of $2,280 million to $3,379 million). Moelis compared the range with the closing trading price of CONSOL common stock of $95.81 per share on August 19, 2024 (which implied an equity value of CONSOL of $2,863 million).

Moelis also reviewed the historical trading performance of the Arch common stock over a 52-week period ending August 19, 2024, which ranged from a closing low of $120.82 per share to a high of $185.75 per share (which implied a range of equity values for Arch of $2,231 million to $3,430 million). Moelis compared the range with the closing trading price of Arch common stock of $127.00 per share on August 19, 2024 (which implied an equity value of Arch of $2,345 million).

Miscellaneous

This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its professional judgment and experience after considering the results of all of its analyses.

No company used in the analyses described above is identical to CONSOL or Arch. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above (including much of the information used therein) are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither CONSOL nor Moelis or any other person assumes responsibility if future results are materially different from those forecast.

Except as described in this summary, CONSOL and the CONSOL board imposed no other instructions or limitations on Moelis with respect to the investigations made or procedures followed by Moelis in rendering its opinion. The exchange ratio was determined through arms’ length negotiations between CONSOL, on the one hand, and Arch, on the other, and was approved by the CONSOL board and the Arch board. Moelis did not recommend any specific consideration to CONSOL or the CONSOL board, or that any specific amount or type of consideration constituted the only appropriate consideration for the merger.

Moelis acted as financial advisor to CONSOL in connection with the merger. CONSOL agreed to pay Moelis certain fees for its services, including an opinion fee of $3.5 million upon delivery of its opinion (regardless of the conclusion reached in that opinion) and a transaction fee of $18 million upon consummation of the merger. The opinion fee is offset against the transaction fee. In addition, CONSOL has agreed to reimburse Moelis for certain of its expenses, including reasonable attorney’s fees and disbursements, and to indemnify Moelis and related persons for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of CONSOL, Arch or their respective affiliates. Aside from the fees described above in connection with the merger, in the past two years prior to the date of its opinion, Moelis has not been engaged by (and has not received any fees from) CONSOL or Arch. In the future, Moelis may provide such investment banking or other services to CONSOL or Arch or their affiliates and may receive compensation for such services.

The CONSOL board selected Moelis as its financial advisor in connection with the merger because Moelis has substantial experience in similar transactions and familiarity with CONSOL. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Recommendation of the Arch Board of Directors and Reasons for the Merger

By unanimous vote, the Arch board, at a meeting held on August 20, 2024, (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were fair to, and in the best interests of, Arch and the holders of Arch common stock, (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and (3) resolved to recommend that the holders of Arch common stock adopt the merger agreement. The Arch board unanimously recommends that Arch stockholders vote “FOR” the Arch merger proposal, “FOR” the Arch non-binding executive compensation advisory proposal and “FOR” the Arch adjournment proposal.

In the course of reaching its determination and recommendation, the Arch board met many times to consider a potential transaction with CONSOL, and consulted with Arch’s senior management, outside legal counsel and financial advisor. In addition, the Arch board considered a number of factors, including the following factors (which list is not exhaustive and is not necessarily presented in order of relative importance), which the Arch board viewed as being positive or favorable in coming to its determination and recommendation.

Compelling value on both a relative and absolute basis. The aggregate value and nature of the consideration to be received in the merger by Arch’s stockholders, including the fact that:

•

based on the closing trading price of Arch Class A common stock of $127.00 and the closing trading price of CONSOL common stock of $95.81, in each case on August 19, 2024, the last trading day prior to the date of the execution of the merger agreement, the parties agreed to a merger with the purchase price based on the market prices of the companies;

•

the all-stock consideration, which the Arch board believes will be a highly attractive currency that will benefit near and long term from the combination, enables Arch’s stockholders to have a significant continued ownership position in the combined company (approximately 45.0% of the combined company based on the issued and outstanding shares of Arch common stock and CONSOL common stock on August 19, 2024); and

•

following the merger, Arch stockholders will also have the opportunity as stockholders of the combined company to participate in the upside of the combined company, including substantial and more sustainable free cash flow generation, enhanced capital allocation flexibility, reduced volatility and potentially more significant returns of capital.

Combined business governance and leadership. The combined business will be overseen by an experienced, diverse and majority-independent board composed equally of four directors from each of Arch and CONSOL, with CONSOL Chief Executive Officer James A. Brock serving as Executive Chairman. The Lead Independent Director will be designated by Arch. The combined company will be managed by an experienced team of executives led by Arch Chief Executive Officer Paul A. Lang.

Increases scale and diversification. The Arch board considered that the strategic combination with CONSOL creates a premier, pure play, low-cost global coal supplier with increased access to global markets, with the size, scale and diversity to potentially become a key holding for large-scale institutional investors. The Arch board believes the combined company’s ability to provide a range of coal qualities and blends will enable it to serve a much more diverse customer base across end uses and geographies. Additionally, the Arch board also considered various other expected benefits of the combined company to Arch’s stockholders, including the opportunity to (i) share each company’s technical expertise with immediate knowledge transfer in the combined company, (ii) combine exceptional technical teams with similar execution-focused cultures and (iii) retain a talented workforce.

Substantial, sustained free cash flow resulting in expected capital return program. The Arch board considered that the merger with CONSOL will result in a combined business able to generate substantial free cash flow due to the nature of the asset base, synergies, scale and financial strength of the combination, supported by a diversified operating portfolio and the strength of the balance sheet of the combined company which will not incur any incremental debt. The Arch board believes the ability to generate substantial free cash flow will support opportunities for significant capital returns to the stockholders of the combined company.

Resilience. The Arch board expects that the combined company will have a stronger balance sheet and that the merger will be credit-enhancing. The Arch board also expects that the size of the combined company will lead to a materially lower cost of capital and that the combined company will have low cost of supply, which will lead to enhanced capital efficiency, reduced free cash flow breakeven across market conditions and improved access to capital markets.

Combination of complementary portfolios. The Arch board considered that the merger would result in a company with a combination of leading metallurgical and seaborne thermal mine portfolios operating in complementary sectors, anchored by eight low-cost longwall operations with significant operating runway. This combination creates a metallurgical portfolio totaling more than 12 million tons of High-Vol A, Low-Vol, High-Vol B and cross over coals, and creates a high-quality thermal portfolio that currently directs approximately 15 million tons into seaborne markets, and that could shift another 10 million tons into seaborne markets in the future. The Arch board further considered the ability of the combined company to supply growing demand in the seaborne steel, industrial and power markets.

Global export logistics. The combined company will have increased access to global markets via ownership interests in two East Coast terminals (annual throughput capacity of approximately 25 million tons) and longstanding linkages with ports on the West Coast of the United States, Canada and the Gulf of Mexico.

Drives significant cost synergies. The Arch board considered the expectation that the merger would result in cost and operational synergies from logistics optimization, coal blending and related opportunities as well as procurement and SG&A efficiencies that could drive approximately $110 to $140 million of projected annual synergies within six to 18 months of the closing of the merger.

Shared values. Arch and CONSOL have a base of shared values, including a strong emphasis on health, safety and environmental matters, a core belief in listening to stakeholders and being an active participant of the communities in which they operate, and the development of talent and helping their employees achieve their potential. The Arch board believes that these shared values will support a smooth integration of Arch and CONSOL.

Merger closing risk. The Arch board considered the likelihood that the merger would be completed on a timely basis based on conversations with its outside financial and legal advisors.

Superior alternative to continuation of standalone Arch. The Arch board considered Arch’s standalone business, prospects and opportunities and the risks of remaining as a standalone public company, including the risks associated with Arch’s relative lack of scale and volatility of cash flows as compared to the combined business. Based on these considerations, the Arch board believed the value offered to Arch’s stockholders pursuant to the merger would be more favorable to Arch’s stockholders than the potential value that might reasonably be expected to result from remaining as an independent public company.

Superior alternative to other transactions potentially available to Arch. Following consultation with Arch management, legal counsel and financial advisors, the Arch board believed it was unlikely an alternative strategic counterparty would be willing or able to execute on a transaction that would provide Arch’s stockholders with greater value, including the opportunity to benefit from cost savings and synergies and from future value creation, or lower execution risk, than is being provided in connection with the merger, including taking into account the likelihood of consummation of the merger as compared to other alternatives. The Arch board evaluated relative valuation, financial accretion, balance sheet strength, industrial logic and investor relevance, among other factors, and believed that the value to Arch stockholders resulting from a transaction with CONSOL would be significantly greater than would result from a transaction with other potential counterparties. Specifically, in connection with this review, after deliberation and consultation with its financial and legal advisors, the Arch board considered that no alternative potential counterparties other than Company B expressed interest in pursuing definitive transaction documentation with Arch and, with respect to Company B, the Arch board considered, among other things, the very high risk that an acquisition by or a combination with Company B would not receive necessary regulatory approvals, or would receive such clearances only with the imposition by governmental authorities of conditions that would be extremely difficult and take a long time to satisfy.

In an environment in which companies in the coal industry face significant challenges in attracting and retaining investors, the Arch board viewed the uniqueness of the combined business on these metrics to be a significant strength, as well as an improvement relative to Arch on a standalone basis.

Opportunity to receive alternative acquisition proposals. The Arch board considered the terms of the merger agreement related to the Arch board’s ability to respond to unsolicited acquisition proposals and determined that third parties would be unlikely to be deterred from making a competing proposal by the provisions of the merger agreement, including because the Arch board may, under certain circumstances, furnish information or enter into discussions in connection with a competing proposal, subject to compliance with the non-solicitation restrictions contained in the merger agreement. In this regard, the Arch board considered:

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subject to its compliance with the merger agreement, that the Arch board can change its recommendation to Arch stockholders with respect to the adoption of the merger agreement prior to the adoption thereof by the vote of Arch stockholders if the Arch board determines in good faith (after consultation with its financial advisors and outside legal advisors) that, with respect to a superior proposal or an intervening event, the failure to take such action would be inconsistent with the Arch board’s fiduciary duties; and

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while the merger agreement contains (1) a termination fee of $82 million, representing approximately 3.5% of Arch’s equity value as of the execution of the merger agreement, that Arch would be required to pay to CONSOL in certain circumstances, including if CONSOL terminates the merger agreement in connection with a change in the Arch board’s recommendation to stockholders with respect to adoption of the merger agreement or if Arch or certain representatives of Arch violate the non-solicitation obligations under the merger agreement under certain circumstances set forth therein and (2) an obligation on the Arch board to present the merger to Arch stockholders for approval even if a third party were to propose an alternative transaction that the Arch board determined to be a superior proposal, that the Arch board believes that this fee and the foregoing obligation (each of which is applicable to CONSOL in a reciprocal manner) are reasonable in light of the circumstances and the overall terms of the merger agreement, consistent with fees and provisions in comparable stock-for-stock mergers involving companies with equivalent equity value and not preclusive of other offers.

Receipt of fairness opinion from PWP. The Arch board considered the financial analyses reviewed and discussed with representatives of PWP, as well as the oral opinion of PWP rendered to the Arch board on August 20, 2024, which opinion was subsequently confirmed in writing, to the effect that, as of the date of such opinion and based upon and subject to the various limitations, qualifications and assumptions and other matters set forth therein, the merger consideration to be received by holders of Arch common stock (other than CONSOL and its affiliates and holders of excluded shares) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. See below under the heading “— Opinion of Perella Weinberg Partners LP, Arch’s Financial Advisor.”

Tax considerations. The merger is intended to qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, with the result that U.S. holders of shares of Arch common stock generally should not recognize any gain or loss for U.S. federal income tax purposes upon receipt of any portion of the merger consideration delivered in the form of CONSOL common stock.

Other terms of the merger agreement. The Arch board concluded, after consultation with Arch’s legal advisors, that the other terms of the merger agreement, taken as a whole, including the parties’ representations, warranties, covenants and conditions to closing, and the circumstances under which the merger agreement may be terminated, are reasonable.

The Arch board also considered a number of uncertainties, risks and factors it deemed generally negative or unfavorable in making its determination, approval and related recommendation, including the following (which list is not exhaustive and is not necessarily presented in order of relative importance):

Fixed exchange ratio. The Arch board considered the fact that, because the merger consideration is based on a fixed exchange ratio rather than a fixed value, Arch stockholders bear the risk of a decrease in the trading price of CONSOL common stock during the pendency of the merger, and the fact that the merger agreement does not provide Arch with a collar or a value-based termination right.

Volatility in commodity prices. The Arch board considered that the combined company will be subject to the risks inherent in both the domestic and global markets, as both thermal and metallurgical coal prices are subject to change based on a variety of factors and can be extremely volatile.

Potential risks associated with decrease in demand for thermal coal in North America. The Arch board considered the declining demand for thermal coal in the domestic market, particularly the domestic power plant market that CONSOL has traditionally supplied.

Potential risks associated with seaborne thermal coal. The Arch board considered the risks associated with seaborne thermal coal, particularly from the Pennsylvania Mining Complex (the “PAMC”). The factors considered included (i) global industrial demand, (ii) competition against other seaborne coal and lower cost products, such as petcoke, (iii) CONSOL standing on the domestic and global cost curve to remain competitive and (iv) the quality of seaborne thermal from the PAMC and its acceptance in the global market.

Potential operational risks with the seaborne thermal coal market. The Arch board considered a variety of operational risks associated with the seaborne thermal coal market, including (i) incidents at the PAMC that could impact the entire complex and inhibit the ability to deliver on customer contracts, (ii) the inability to deliver on costs and quality outlined in CONSOL’s business plan and (iii) the heavy reliance on railroads to meet delivery expectations.

Risks associated with the pendency of the merger. The Arch board considered the risks and contingencies relating to the announcement and pendency of the merger (including the likelihood of litigation or other opposition brought by or on behalf of Arch stockholders or CONSOL stockholders challenging the merger and the other transactions contemplated by the merger agreement) and the risks and costs to Arch if the completion of the merger is not accomplished in a timely manner or if the merger does not close at all, including potential employee attrition, the impact on Arch’s relationships with third parties and the effect that the termination of the merger agreement may have on the trading price of Arch common stock and Arch’s operating results.

Interim operating covenants. The Arch board considered the restrictions on the conduct of Arch’s and its subsidiaries’ businesses during the period between the execution of the merger agreement and the completion of the merger as set forth in the merger agreement.

Interests of Arch directors and executive officers. The Arch board considered that Arch’s directors and executive officers may have interests in the merger that may be different from, or in addition to, those of Arch stockholders. For more information about such interests, see below under the heading “- Interests of Arch Directors and Executive Officers in the Merger.”

Merger costs. The Arch board considered the costs associated with the completion of the merger, including management’s time and energy and potential opportunity costs.

Other risks. The Arch board considered risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements.”

The Arch board believed that, overall, the potential benefits of the merger to Arch stockholders outweighed the risks and uncertainties of the merger.

The foregoing discussion of factors considered by the Arch board in reaching its conclusions and recommendation includes the principal factors considered by the Arch board, but is not intended to be exhaustive and may not include all of the factors considered by the Arch board. In light of the variety of factors considered in connection with its evaluation of the merger, the Arch board did not find it practicable to, and did not, quantify or otherwise assign relative or specific weights to the specific factors considered in reaching its determinations and recommendation. Moreover, each member of the Arch board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Arch board based its recommendation on the totality of the information available to it, including discussions with Arch management and outside legal and financial advisors.

It should be noted that this explanation of the reasoning of the Arch board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statements Regarding Forward-Looking Statements.”

Opinion of Perella Weinberg Partners LP, Arch’s Financial Advisor

Introduction

Arch retained PWP to act as Arch’s financial advisor and provide an opinion in connection with the merger. The Arch board instructed PWP to evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of outstanding shares of Arch common stock (other than (x) CONSOL and its affiliates and (y) holders of excluded shares) in the proposed merger pursuant to the merger agreement.

On August 20, 2024, at a meeting of the Arch board held to evaluate the merger and the merger agreement, PWP delivered an oral opinion to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by PWP as set forth in the written opinion delivered subsequently and based upon other matters as PWP considered relevant, the merger consideration to be received by the holders of outstanding shares of Arch common stock (other than (x) CONSOL and its affiliates and (y) holders of excluded shares) in the proposed merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. PWP delivered its written opinion on August 20, 2024 to the Arch board.

The PWP opinion speaks only as of the date thereof, and not as of the time the merger may be completed, or any other time. The PWP opinion does not reflect changes that may occur or may have occurred after its delivery, which could significantly alter the value, facts or elements on which the opinion was based.

The full text of PWP’s written opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by PWP, is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. The summary of PWP’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Arch stockholders are encouraged to read the PWP opinion carefully in its entirety. PWP delivered its opinion for the information and assistance of the Arch board in connection with, and for the purpose of, its evaluation of the merger, and PWP’s opinion does not address any other term or aspect of the merger agreement or the merger and does not constitute a recommendation as to how the Arch board, Arch or any other person (including any holder of Arch common stock) should vote or otherwise act with respect to the proposed merger or any other matter. PWP consented in writing to the inclusion of its opinion in full and the description of such opinion in this joint proxy statement/prospectus.

In connection with rendering its opinion, PWP, among other things:

•	reviewed certain publicly available financial statements and other publicly available business and financial information with respect to Arch and CONSOL, including equity research analyst reports;

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reviewed certain internal financial statements, analyses and forecasts (for purposes of this section, the “Arch Forecasts”) and other internal financial information and operating data relating to the business of Arch, in each case, prepared by management of Arch and approved for PWP’s use by management of Arch;

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reviewed certain internal financial statements, analyses and forecasts (for purposes of this section, the “CONSOL Forecasts” and, together with the Arch Forecasts, the “Forecasts”) and other internal financial information and operating data relating to the business of CONSOL, in each case, prepared by management of CONSOL, as approved for PWP’s use by management of Arch;

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discussed the CONSOL Forecasts and, at the instruction of senior management of Arch, certain sensitivities with respect thereto with senior management of Arch, the Arch board and other representatives and advisors of Arch;

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discussed the past and current business, operations, financial condition and prospects of Arch and the combined company with senior management of Arch, the Arch board, and other representatives and advisors of Arch;

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discussed the past and current business, operations, financial condition and prospects of CONSOL and the combined company with senior management of Arch and CONSOL, the Arch board, and other representatives and advisors of Arch and CONSOL;

•	discussed with members of the senior management of Arch and CONSOL their assessment of the strategic rationale for, and the potential benefits of, the merger;

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reviewed certain estimates as to the amount and timing of certain cost savings and related expenses, operating efficiencies, revenue effects and financial synergies anticipated by management of CONSOL and Arch to result from the consummation of the merger (for purposes of this section, the “Synergies”) as approved for PWP’s use by the management of Arch;

•	compared the financial performance of Arch and CONSOL with that of certain publicly-traded companies that PWP believed to be generally relevant;

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reviewed the historical trading prices for the Arch Class A common stock and the CONSOL common stock and compared such price activity with that of securities of certain publicly-traded companies that PWP believed to be generally relevant;

•	participated in discussions among representatives of Arch and CONSOL and their respective advisors;

•	reviewed a draft of the merger agreement dated August 20, 2024; and

•	conducted such other financial studies, analyses and investigations, and considered such other factors, as it deemed appropriate.

For purposes of its opinion, PWP assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by PWP (including information that was available from public sources) and PWP further relied upon the assurances of management of Arch that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Arch Forecasts and the Synergies, PWP was advised by management of Arch and assumed, with their consent, that the Arch Forecasts and Synergies were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Arch as to the future financial performance of Arch and the other matters covered thereby and PWP expressed no view as to the reasonableness of the Arch Forecasts, the Synergies or the assumptions on which they were based. With respect to the CONSOL Forecasts, PWP was advised by management of CONSOL and assumed, with their consent, that such CONSOL Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of CONSOL as to the future financial performance of CONSOL and the other matters covered thereby, and PWP expressed no view as to the reasonableness of the CONSOL Forecasts or the assumptions on which they were based. In particular, the Arch Forecasts, CONSOL Forecasts and Synergies reflect certain assumptions regarding the coal mining industry, including with respect to commodity prices, that are subject to significant uncertainty and that, if different than assumed, could have a material impact on PWP’s analysis and its opinion. In arriving at its opinion, PWP did not make or was not provided with any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of Arch, CONSOL or any of their respective subsidiaries other than that certain actuarial report prepared by Mercer LLC, dated February 28, 2020, regarding certain retiree medical liabilities under the Coal Industry Retiree Health Benefit Act of 1992 and certain federal black lung liabilities under the Black Lung Benefits Act. PWP did not assume any obligation to conduct, nor did PWP conduct, any physical inspection of the properties or facilities of Arch, CONSOL or any other party. In addition, PWP did not evaluate the solvency of any party to the merger agreement, or the impact of the merger thereon, including under any applicable laws relating to bankruptcy, insolvency or similar matters.

PWP assumed that the final merger agreement would not differ from the draft of the merger agreement reviewed by PWP in any respect material to its analysis or its opinion. PWP also assumed that (i) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein were true and correct in all respects material to PWP’s analysis and its opinion, (ii) each party to the merger agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to PWP’s analysis and its opinion, and (iii) the merger would be consummated in a timely manner in accordance with the terms set forth in the merger agreement, without any modification, amendment, waiver or delay that would be material to PWP’s analysis or its opinion. In addition, PWP assumed that in connection with the receipt of all approvals and consents required in connection with the proposed merger, no delays, limitations, conditions or restrictions would be imposed that would be material to PWP’s analysis.

The opinion addressed only the fairness from a financial point of view, as of August 20, 2024, to the holders (other than (x) CONSOL and its affiliates and (y) holders of excluded shares) of Arch common stock of the merger consideration in the proposed merger pursuant to the merger agreement. For purposes of its opinion, PWP assumed, with Arch’s consent, that the Arch Class A common stock and Arch Class B common stock are economically equivalent. PWP was not asked to, nor did it, offer any opinion as to any other term of the merger agreement or any other document contemplated by or entered into in connection with the merger agreement, the form or structure of the merger or the likely timeframe in which the merger would be consummated. In addition, PWP expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any party to the merger agreement, or any class of such persons, whether relative to the merger consideration or otherwise. PWP expressed no opinion as to the fairness of the merger to the holders of any other class of securities, creditors or other constituencies of Arch, as to the underlying decision by Arch to engage in the merger or as to the relative merits of the merger compared with any alternative transactions or business strategies. Nor did PWP express any opinion as to any tax or other consequences that may result from the transactions contemplated by the merger agreement or any other related document. PWP’s opinion did not address any legal, tax, regulatory or accounting matters, as to which PWP understood Arch had received such advice as it deemed necessary from qualified professionals.

PWP’s opinion was necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to PWP as of, August 20, 2024. PWP assumed no obligation to update, revise or reaffirm its opinion and expressly disclaimed any responsibility to do so based on subsequent developments that may affect PWP’s opinion.

The estimates contained in PWP’s analysis and the results from any particular analysis are not necessarily indicative of future results, which may be significantly more or less favorable than suggested by any analysis. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, PWP’s analysis and estimates are inherently subject to substantial uncertainty.

In arriving at its opinion, PWP did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. PWP employed several analytical methodologies in its analyses, and no one single method of analysis should be regarded as dispositive of PWP’s overall conclusion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, PWP believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and all factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. PWP’s conclusion, therefore, is based upon the application of PWP’s own experience and judgment to all analyses and factors considered by it, taken as a whole. PWP’s opinion was reviewed and approved by its fairness opinion committee.

The data and analyses summarized below in this joint proxy statement/prospectus are from PWP’s presentation to the Arch board delivered on August 20, 2024. The analyses summarized below include information presented in tabular format. To fully understand the financial analyses performed, the tables must be considered together with the textual summary of the analyses and full text of PWP’s written opinion, which is included as Annex C of this joint proxy statement/prospectus.

Summary of PWP’s Financial Analyses

The following is a summary of the material financial analyses performed by PWP and reviewed by the Arch board in connection with PWP’s opinion and does not purport to be a complete description of the financial analyses performed by PWP. The order of analyses described below does not represent the relative importance or weight given to those analyses by PWP. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand PWP’s financial analyses, these tables must be read together with the text of each summary. These tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of PWP’s financial analyses. Future results may differ from those described and such differences may be material.

Selected Public Companies Analysis

PWP reviewed and analyzed certain financial information including market valuation multiples for Arch and CONSOL and the following companies with publicly traded equity securities and coal mining operations:

•	Alliance Resource Partners Inc.

•	Alpha Metallurgical Resources, Inc.

•	Coronado Global Resources Inc.

•	Peabody Energy Corporation

•	Warrior Met Coal, Inc.

The preceding companies are referred to in this discussion as the “selected public companies.” No selected public company or group of companies is identical to Arch or CONSOL. Accordingly, PWP believes that purely quantitative analyses are not, in isolation, determinative in the context of the merger and that qualitative judgments concerning differences between the financial and operating characteristics and prospects of Arch, CONSOL and the selected public companies that could affect the public trading values of each also are relevant.

The financial information reviewed included enterprise value as a multiple of normalized adjusted EBITDA, which we calculate as the average of actual 2023, estimated 2024 and estimated 2025 adjusted EBITDA and which we refer to as “Normalized EBITDA,” and estimated 2024 and 2025 adjusted EBITDA, which we refer to as “2024E EBITDA” and “2025E EBITDA,” respectively, based on median broker consensus estimates and, with respect to Arch and CONSOL, the Arch Forecasts and CONSOL Forecasts, with balance sheet items in each case as of June 30, 2024. The low to high of observed EV / Normalized EBITDA multiples for the selected public companies was 2.9x to 4.5x with a median of 4.3x. The low to high of observed EV / 2024E EBITDA multiples for the selected public companies was 3.3x to 5.8x with a median of 4.6x. The low to high of observed EV / 2025E EBITDA multiples for the selected public companies was 3.5x to 4.9x with a median of 4.4x.

Based on the ranges observed among the selected public companies, PWP applied selected EV / normalized adjusted EBITDA multiple ranges to the applicable Arch and CONSOL financial metrics, including analyst consensus estimates, the Arch Forecasts and the CONSOL Forecasts, to derive implied enterprise values for Arch and CONSOL. To calculate the implied equity value of Arch from its implied enterprise value, PWP added cash and cash equivalents, subtracted debt (including capital leases), subtracted pension, other post-employment benefits and black lung liabilities (on a post-tax basis) and subtracted net asset reclamation obligations (on a post-tax basis), in each case as provided by Arch management. To calculate the implied equity value of CONSOL from its implied enterprise value, PWP added cash and cash equivalents, subtracted debt (including capital leases), subtracted pension and other post-employment benefits (on a post-tax basis), subtracted black lung and long-term disability liabilities (on a post-tax basis) and subtracted asset reclamation obligations (on a post-tax basis), in each case as provided by CONSOL management. PWP calculated implied values per share by dividing the implied equity values by the applicable diluted shares (based upon the number of issued and outstanding shares as of August 14, 2024), based on information provided by Arch management and CONSOL management, as applicable, and with respect to Arch, including restricted stock units, and with respect to CONSOL, including restricted stock units and performance share units. PWP applied a selected multiple range of 4.0x to 5.0x to Arch’s 2023A-2025E Average EBITDA, resulting in implied reference ranges per share of Arch common stock of $129 to $162 and $125 to $158, based the Arch Forecasts and on analyst consensus estimates, respectively. PWP applied a selected multiple range of 4.0x to 5.0x to CONSOL’s 2023A-2025E Average EBITDA, resulting in implied reference ranges per share of CONSOL common stock of $99 to $127 and $91 to $117, based the CONSOL Forecasts and on analyst consensus estimates, respectively.

PWP then calculated the exchange ratio ranges implied by the selected publicly-traded companies analysis. For each of the foregoing analyses, PWP calculated (i) the ratio of the highest implied value per share for Arch derived from the selected public companies analysis to the lowest implied value per share for CONSOL derived from the selected public companies analysis and (ii) the ratio of the lowest implied value per share for Arch derived from the selected public companies analysis to the highest implied value per share for CONSOL derived from the selected public companies analysis to calculate an implied exchange ratio range of 1.013x to 1.644x and 1.069x to 1.740x, based on the Forecasts and analyst consensus estimates, respectively. PWP compared these implied exchange ratio ranges to the 1.326x exchange ratio provided for in the merger agreement.

Discounted Cash Flow Value Analysis

PWP conducted a discounted cash flow analysis for each of Arch and CONSOL based on the Forecasts to derive a range of implied enterprise values for Arch and CONSOL by:

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calculating the present value as of August 20, 2024 of the estimated standalone unlevered free cash flows in the case of Arch, calculated as Adjusted EBITDA (as defined in in the section entitled “The Merger Agreement—Arch Unaudited Prospective Financial Information” beginning on page 118 of this joint proxy) minus cash taxes, plus/minus the change in net working capital, minus capital invested in equity investments, minus capital expenditures, minus non-operating expenses, minus other operating and investing activities, plus certain legacy liability costs, minus dividends forecasted to be paid in the third quarter of 2024 and fourth quarter of 2024, minus the cash tax benefit from net operating losses and in the case of CONSOL, calculated as Adjusted EBITDA (as defined in in the section entitled “The Merger Agreement—CONSOL Unaudited Prospective Financial Information” beginning on page 115 of this joint proxy) minus stock based compensation, plus annual non-service costs related to pension, supplemental executive retirement plan (SERP), other post-employment benefits, black lung liabilities and long term disability benefits, minus cash taxes, plus/minus the change in net working capital, minus capital expenditures, minus gains attributable to asset sales, plus changes in other assets and liabilities, minus employee-related long-term liabilities, minus dividends forecasted to be paid in the third quarter of 2024 and fourth quarter of 2024, expected to be generated by Arch and CONSOL for the six months ending December 31, 2024 and the years ending

December 31, 2025 through December 31, 2028, as included in the Forecasts, using discount rates ranging from, in the case of Arch, 9.5% to 10.75% and, in the case of CONSOL, 9.75% to 11.00%, and a mid-year convention for discounting; and

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adding the present value as of August 20, 2024 of the terminal value of Arch and CONSOL at the end of calendar year 2028 using an implied terminal EBITDA multiple range of, in the case of Arch, 4.0x to 5.0x 2028E Adjusted EBITDA (as defined in in the section entitled “The Merger Agreement—Arch Unaudited Prospective Financial Information” beginning on page 118 of this joint proxy) and, in the case of CONSOL, 4.0x to 5.0x 2028E Adjusted EBITDA (as defined in in the section entitled “The Merger Agreement—CONSOL Unaudited Prospective Financial Information” beginning on page 115 of this joint proxy) minus stock based compensation, plus annual non-service costs related to pension, supplemental executive retirement plan (SERP), other post-employment benefits, black lung liabilities and long term disability benefits, and discount rates ranging from, in the case of Arch, 9.5% to 10.75% and, in the case of CONSOL, 9.75% to 11.00%. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts to a specific point in time by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors taken into account based on the professional judgment and experience of PWP.

PWP estimated the implied terminal EBITDA multiple ranges utilizing its professional judgment and experience, taking into account current and historical trading multiples for Arch, CONSOL and selected public companies.

PWP used the discount rates as determined based on PWP’s analysis of Arch’s and CONSOL’s respective weighted average cost of capital.

From the range of implied enterprise values, PWP derived a range of implied equity values for Arch and CONSOL. To calculate the implied equity value of Arch from its implied enterprise value, PWP added cash and cash equivalents, subtracted debt (including capital leases), subtracted pension, other post-employment benefits and black lung liabilities (on a post-tax basis), subtracted net asset reclamation obligations (on a post-tax basis) and added the present value of net operating losses (using a discount rate of approximately 6.50%, which rate reflects the midpoint of Arch’s post-tax cost of debt as of August 19, 2024), in each case as provided by Arch management. To calculate the implied equity value of CONSOL from its implied enterprise value, PWP added cash and cash equivalents, subtracted debt (including capital leases), subtracted pension and other post-employment benefits (on a post-tax basis), subtracted black lung and long-term disability liabilities (on a post-tax basis) and subtracted asset reclamation obligations (on a post-tax basis), in each case as provided by CONSOL management. PWP calculated implied values per share by dividing the implied equity values by the applicable diluted shares (based upon the number of issued and outstanding shares as of August 14, 2024), based on information provided by Arch management and CONSOL management, as applicable, and with respect to Arch, including restricted stock units, and with respect to CONSOL, including restricted stock units and performance share units.

This analysis resulted in an implied per share equity value reference range for (i) the Arch common stock of approximately $181 to $213 per share and (ii) for the CONSOL common stock of approximately $129 to $155 per share.

PWP used the implied reference ranges above for each of Arch and CONSOL to calculate the corresponding ranges of implied exchange ratios from its discounted cash flow analysis by dividing the low figure from the reference range of Arch by the high figure of the corresponding reference range of CONSOL, and the high figure from the reference range of Arch by the low figure of the corresponding reference range of CONSOL. This resulted in an implied range of exchange ratios of: 1.171x to 1.660x. PWP compared these implied exchange ratio ranges to the 1.326x exchange ratio provided for in the merger agreement.

Summary of Additional Reference Data

In connection with conducting the analyses described above, PWP reviewed the following data, which were used for reference purposes only and were not used in PWP’s determination of the fairness, from a financial point of view, of the merger consideration to be received by the holders of outstanding shares of Arch common stock pursuant to the merger agreement.

Historical Trading Prices and Exchange Ratios

PWP reviewed the historical trading prices for shares of Arch common stock and CONSOL common stock since September 30, 2023 including the five-day, three-month and 12-month periods, in each case ending on August 19, 2024, and the corresponding range of historical implied exchange ratios (calculated by dividing the closing per share price of Arch common stock by the closing per share price of CONSOL common stock on a given date) for such periods. The implied historical exchange ratio ranges are set forth in the table below.

Historical Exchange Ratios
Time Period	Implied Exchange Ratio
Five-Day	1.261x – 1.364x
Last Three Months	1.126x – 2.034x
Last Twelve Months	1.068x – 2.435x

PWP compared each of the historical exchange ratios ranges listed above with the 1.326x exchange ratio provided for in the merger agreement.

Equity Research Analysts’ Price Targets

PWP reviewed sell-side analyst price targets per share of Arch common stock prepared and published since July 2024. These targets generally reflect each analyst’s estimate of the 12-month future public market trading price per share of Arch common stock and discounted them to present value using a discount rate of approximately 10.50% for Arch common stock, which rate reflects the midpoint of Arch’s cost of equity, as derived using the Capital Asset Pricing Model as of August 19, 2024. The analysts’ range of discounted price targets for shares of Arch common stock was $140 per share to $179 per share.

PWP also reviewed sell-side analyst price targets per share of CONSOL common stock prepared and published since August 2024. These targets generally reflect each analyst’s estimate of the 12-month future public market trading price per share of CONSOL common stock and discounted them to present value using a discount rate of approximately 11.00% for CONSOL common stock, which rate reflects the approximate midpoint of CONSOL’s cost of equity, as derived using the Capital Asset Pricing Model as of August 19, 2024. The analyst’s range of discounted price targets for shares of CONSOL common stock was $93 per share to $95 per share.

Based on comparisons of the high and low research analyst price targets for Arch and CONSOL, PWP derived a range of implied exchange ratios of shares of Arch common stock to shares of CONSOL common stock of 1.483x to 1.931x. PWP compared this exchange ratio range to the exchange ratio of 1.326 shares of CONSOL common stock to be received for each share of Arch common stock as provided for in the merger agreement. The price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of Arch common stock or CONSOL common stock and these estimates are subject to uncertainties, including the future financial performance of Arch, CONSOL and future financial market conditions.

Illustrative Value Analysis

PWP performed an illustrative analysis comparing the value to Arch shareholders of the combined company (giving effect to estimated synergies) to Arch on a standalone basis. PWP calculated the illustrative value as the difference between (i) the implied equity value of the pro forma Arch ownership percentage of the combined company of approximately 45% (assuming an exchange ratio of 1.326x in the merger) equal to $2,586 million based on the standalone equity value of CONSOL of $2,863 million as of August 19, 2024 (based on the closing trading price of the CONSOL common stock of $95.81 per share on August 19, 2024) and the standalone equity value of Arch of $2,345 million as of August 19, 2024 (based on the closing trading price of the Arch common stock of $127.00 on August 19, 2024) and after taking into account estimated annual run-rate synergies of $125 million and (ii) the standalone equity value of Arch of $2,345 million as of August 19, 2024 (based on the closing trading price of the Arch common stock of $127.00 on August 19, 2024), in each case attributing value on the basis of an original holding of one Arch common stock. Such difference represented an approximate 10.3% premium to the standalone equity value of Arch of $2,345 million as of August 19, 2024 (based on the closing trading price of the Arch common stock of $127.00 on August 19, 2024). In reaching its results, PWP calculated the implied present value of the estimated synergies that the combined company was forecasted to generate from 2025E through 2028E assuming a 50% phase-in for the synergies in 2025E and 100% in 2026E through 2028E, net of (i) non-equity costs to achieve those synergies of $60 million (representing the midpoint of a range of $50—$70 million) and (ii) estimated transaction expenses equal to $100 million and after giving effect to an annual pro forma average tax rate of 14.25%, based on a discounted cash flow analysis of estimated synergies and costs to achieve such synergies using a discount rate of 10.25% (representing the midpoint of the combined company’s weighted average cost of capital) and an implied terminal multiple of 4.5x, all as provided by CONSOL management and Arch management.

General

PWP was not requested to, and it did not, solicit third-party indications of interest in the possible acquisition of all or part of Arch, nor was it requested to consider, and its opinion did not address, the underlying business decision by Arch to engage in the merger or the relative merits of the merger as compared with any alternative transactions or business strategies.

PWP and its affiliates, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions, as well as for estate, corporate and other purposes.

PWP and its affiliates also engage in securities trading and brokerage, equity research and other financial services. PWP disclosed to the Arch board that PWP and its affiliates have, within the past two years, provided investment banking and financial advisory services to CONSOL or its affiliates for which PWP or such affiliates have not received, and are not owed, any compensation. Except in connection with PWP’s engagement as financial advisor to Arch in connection with the merger, during the two-year period prior to August 20, 2024, no material relationship existed between PWP or its affiliates, on the one hand, and Arch or any of its affiliates pursuant to which PWP or its affiliates has received or anticipates receiving compensation. PWP and its affiliates in the future may provide investment banking and other financial services to CONSOL and/or Arch and their respective affiliates and in the future may receive compensation for the rendering of these services. In the ordinary course of PWP’s business activities, PWP and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for PWP’s own account or the accounts of its customers or clients, in (i) debt, equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of Arch, CONSOL or any of their respective affiliates and (ii) any currency or commodity that may be material to Arch and/or CONSOL or otherwise involved in the merger.

In addition, PWP and its affiliates and certain of its employees, including members of the team performing services in connection with the merger, as well as certain private equity funds and investment management funds associated or affiliated with PWP in which they may have financial interests, may from time to time acquire, hold or make direct or indirect investments in or otherwise finance a wide variety of companies, including Arch, CONSOL or their respective equityholders or affiliates, other potential participants in the merger or their respective equityholders or affiliates.

PWP is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Arch board selected PWP to act as its financial advisor in connection with the merger on the basis of PWP’s experience in mergers similar to the merger, its reputation in the investment community and its familiarity with Arch and its business.

PWP acted as financial advisor to Arch in connection with, and participated in certain negotiations leading to, the merger. PWP expects to receive aggregate fees of approximately $31 million for its services, $3 million of which became payable upon the rendering of its opinion and the principal portion of which is contingent upon the consummation of the merger. PWP will also be entitled to receive a termination fee equal to a portion of any compensation Arch may receive as a result of the termination of the merger agreement. In addition, Arch has agreed to reimburse certain of PWP’s expenses and indemnify PWP against certain liabilities arising out of its engagement. PWP disclosed to the Arch board that PWP and its affiliates had, within the two years prior to August 20, 2024, provided M&A advisory services to CONSOL or its affiliates, for which neither PWP nor its affiliates have received, nor are they owed, any compensation. PWP may provide investment banking or other financial services to Arch, CONSOL or any of the other parties to the merger or their respective stockholders or affiliates in the future. In connection with such investment banking or other financial services, PWP may receive compensation. In addition, Arch has agreed to reimburse PWP for its reasonable out-of-pocket expenses incurred in connection with the engagement, including fees and disbursements of its legal counsel. Arch also agreed to indemnify PWP, its affiliates and their respective officers, directors, partners, members, employees, consultants and agents and controlling persons for certain liabilities related to or arising out of its rendering of services under its engagement or to contribute to payments that PWP may be required to make in respect of these liabilities.

The description set forth above constitutes a summary of the analyses employed and factors considered by PWP in rendering its opinion to the Arch board. The preparation of a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description.

CONSOL Unaudited Prospective Financial Information

CONSOL does not as a matter of course make public long-term forecasts or internal projections as to future performance, revenues, production, earnings, or other results due to, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates. However, in connection with its evaluation of the merger, CONSOL management prepared certain unaudited internal financial forecasts and estimates with respect to CONSOL, which were provided to the CONSOL board and Arch, as well as CONSOL’s and Arch’s respective financial advisors, in connection with their evaluation of the proposed merger. In addition, CONSOL management was provided with certain non-public financial forecasts, which were prepared by Arch management and not for public disclosure, which forecasts were subsequently reviewed and approved by CONSOL management for use by Moelis in connection with its evaluation of the fairness of the exchange ratio from a financial point of view to CONSOL. The inclusion of this information should not be regarded as an indication that any of CONSOL or its affiliates, officers, directors, advisors, or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

This information includes non-GAAP financial measures, including Adjusted EBITDA and Levered Free Cash Flow for CONSOL and Arch. The SEC rules, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to Moelis or to the CONSOL board in connection with a proposed business combination like the merger if the disclosure is included in a document like this joint proxy statement/prospectus. Please see the tables below for a description of how non-GAAP financial measures are defined. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by CONSOL or Arch may not be comparable to similarly titled measures used by other companies.

This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of CONSOL management, including, among others, CONSOL’s and Arch’s future results, changes in coal prices, which may be caused by numerous factors, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity, the volatility in commodity and capital equipment prices for coal mining operations; the presence or recoverability of estimated reserves; the ability to replace reserves; environmental and geological risks; mining and operating risks; the risks related to the availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs, general economic and regulatory conditions, and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. None of CONSOL or its affiliates, officers, directors, advisors or other representatives can give any assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially and adversely from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to its business, industry performance, the regulatory environment, general business and economic conditions, and other matters described in the section entitled “Risk Factors.” Please also see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

The CONSOL prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The CONSOL prospective financial information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, management of CONSOL. Ernst & Young LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying CONSOL prospective financial information and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. The Ernst & Young LLP report incorporated by reference in this joint proxy statement/prospectus relates to CONSOL’s previously issued financial statements. It does not extend to the CONSOL prospective financial information and should not be read to do so.

Furthermore, the CONSOL unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. CONSOL can give no assurance that, had the unaudited prospective financial information been prepared as of the date of the merger agreement, the date of this joint proxy statement/prospectus or the date of the CONSOL special meeting or the Arch special meeting, similar estimates and assumptions would be used. Except as required by applicable securities laws, CONSOL does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the merger under GAAP, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account all the possible financial and other effects on CONSOL or Arch of the merger, the effect on CONSOL or Arch of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions, which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed, or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on CONSOL or Arch of any possible failure of the merger to occur. None of CONSOL or its affiliates, officers, directors, advisors, or other representatives has made, makes, or is authorized in the future to make any representation to any CONSOL or Arch stockholder or other person regarding CONSOL’s or Arch’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The inclusion of the unaudited prospective financial information herein should not be deemed an admission or representation by CONSOL, its advisors, or any other person that it is viewed as material information of CONSOL or Arch, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote in favor of the CONSOL proposals, the Arch proposals or any other proposal to be considered at the special meetings, but is being provided solely because it was made available to the CONSOL board, Arch, and CONSOL’s and Arch’s respective financial advisors in connection with the merger.

In light of the foregoing, and considering that the special meetings will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, CONSOL stockholders and Arch stockholders are cautioned not to place undue reliance on such information, and CONSOL urges all CONSOL stockholders and Arch stockholders to review CONSOL’s most recent SEC filings for a description of CONSOL’s reported financial results and Arch’s most recent SEC filings for a description of Arch’s reported financial results. Please see the section entitled “Where You Can Find More Information.”

Summary of CONSOL Unaudited Prospective Financial Information

At the end of 2023, as part of the CONSOL board’s and CONSOL management’s financial analysis of the proposed merger, CONSOL management prepared certain unaudited, preliminary financial projections for CONSOL for fiscal years 2023 through 2028 (which we refer to as, the “2023 CONSOL Projections”). The 2023 CONSOL Projections were made available to Arch in November 2023 as part of Arch’s due diligence investigation of CONSOL.

In May 2024, in connection with CONSOL’s and Arch’s re-engagement regarding the proposed merger, CONSOL management prepared certain unaudited, preliminary financial projections for CONSOL for fiscal years 2024 through 2028 (which we refer to as, the “May 2024 CONSOL Projections”). The May 2024 CONSOL Projections were subsequently made available to Arch on May 12, 2024 as part of Arch’s due diligence investigation of CONSOL.

Thereafter, CONSOL management made updates to the May 2024 CONSOL Projections, which were finalized in August 2024, to reflect updated commodity pricing and to take into account additional information about 2024 that became available since the preparation of the May 2024 CONSOL Projections (such updated financial projections, the “August 2024 CONSOL Projections”). The CONSOL board reviewed the August 2024 CONSOL Projections and considered the August 2024 CONSOL Projections in connection with its evaluation of the proposed merger. The August 2024 CONSOL Projections were also made available to Arch as part of its ongoing due diligence investigation of CONSOL.

The 2023 CONSOL Projections, the May 2024 CONSOL Projections and the August 2024 CONSOL Projections are referred to collectively as the “CONSOL Management Projections.” CONSOL is including a summary of the CONSOL Management Projections to provide CONSOL stockholders with access to information that the CONSOL board considered in connection with its evaluation of the proposed merger.

The CONSOL Management Projections described below are based on certain commodity pricing assumptions, described in the section “Unaudited Prospective Financial Information—Commodity Pricing Assumptions.”

The following tables summarize the CONSOL Management Projections for the fiscal years 2024 through 2028 on a stand-alone basis.

2023 CONSOL Projections

($ in millions)

	2023E	2024E	2025E	2026E	2027E	2028E
Revenue	$2,245	$2,164	$2,163	$2,206	$2,311	$2,458
Adjusted EBITDA	$1,051	$907	$896	$930	$1,004	$1,123
Levered Free Cash Flow	$654	$505	$551	$626	$705	$815

May 2024 CONSOL Projections

($ in millions)

	2024E	2025E	2026E	2027E	2028E
Revenue	$1,935	$2,060	$2,065	$2,150	$2,259
Adjusted EBITDA	$679	$803	$799	$856	$941
Levered Free Cash Flow	$328	$464	$506	$568	$645

August 2024 CONSOL Projections

($ in millions)

	2024E	2025E	2026E	2027E	2028E
Revenue	$2,010	$2,037	$2,040	$2,123	$2,231
Adjusted EBITDA	$692	$785	$779	$835	$919
Levered Free Cash Flow	$324	$452	$486	$547	$623

The CONSOL Management Projections set forth in the table above do not take into account any circumstances or events occurring after the date each was prepared. Given that the CONSOL and Arch special meetings will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, CONSOL and Arch stockholders are cautioned not to place undue reliance on such information.

Certain of the CONSOL Management Projections set forth in the table above are not measures that have a standardized meaning prescribed by GAAP and may not be comparable with similar measures presented by other issuers. For purposes of the CONSOL Management Projections presented above, (A) Adjusted EBITDA is a non-GAAP measure defined as (i) net income (loss) plus income taxes, interest expense and depreciation, depletion, and amortization, as adjusted for (ii) certain non-cash items, such as stock-based compensation and loss on debt extinguishment, and (B) Levered Free Cash Flow is a non-GAAP measure defined as net cash provided by operating activities plus proceeds from sales of assets less capital expenditures and investments in mining-related activities. These measures should not be considered as alternatives to any measures derived in accordance with GAAP.

CONSOL Unlevered Free Cash Flow

Moelis calculated unlevered free cash flow for CONSOL based on the August 2024 CONSOL Projections, which calculations were approved by CONSOL management and authorized by the CONSOL board to be used and relied upon by Moelis in connection with its financial analyses and opinion described in “Opinion of Moelis & Company LLC, CONSOL’s Financial Advisor.” The following table sets forth the results of these calculations regarding CONSOL for the second half of the calendar year ending December 31, 2024 (“2H 2024”) through the end of the calendar year ending December 31, 2028.

	CONSOL Unlevered Free Cash Flow Based on the August 2024 CONSOL Projections
	2H 2024E	2025E	2026E	2027E	2028E
Unlevered Free Cash Flow(1)	$253	$500	$526	$577	$645

(1)

Unlevered Free Cash Flow is a non-GAAP measure defined as LL-Adjusted EBITDA (i) less stock-based compensation expense, (ii) less cash taxes, (iii) less capital expenditures, (iv) plus decreases in net working capital, (v) less increases in net working capital and (vi) less greenhouse gas initiatives.

CONSOL DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE CONSOL MANAGEMENT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Arch Unaudited Prospective Financial Information

Arch does not as a matter of course make public long-term forecasts or internal projections as to future performance, revenues, production, earnings, or other results due to, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates. However, in connection with its evaluation of the merger, Arch management prepared certain unaudited internal financial and operating forecasts and estimates with respect to Arch, which were provided to the Arch board and CONSOL, as well as Arch’s and CONSOL’s respective financial advisors, in connection with their evaluation of the proposed merger. In addition, Arch management was provided with certain non-public financial forecasts covering multiple years which were prepared by CONSOL management and not for public disclosure, which forecasts were subsequently reviewed, adjusted and approved by Arch management for use by PWP in connection with its evaluation of the fairness of the merger. The inclusion of this information should not be regarded as an indication that any of Arch or its affiliates, officers, directors, advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

This information includes non-GAAP financial measures, including Adjusted EBITDA and Levered Free Cash Flow for Arch. The SEC rules, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to PWP or to the Arch board in connection with a proposed business combination like the merger if the disclosure is included in a document like this joint proxy statement/prospectus. Please see the tables below for a description of how non-GAAP financial measures are defined. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by Arch may not be comparable to similarly titled measures used by other companies.

This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the Arch Projections (as defined below) reflect numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Arch’s management, including, among others, Arch’s and CONSOL’s future results, coal industry activity, volatility in coal prices, changes in the demand, supply or other market conditions affecting coal, general economic and regulatory conditions and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The Arch Projections reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. None of Arch or its affiliates, officers, directors, advisors or other representatives can give any assurance that the Arch Projections and the underlying estimates and assumptions will be realized. In addition, since the Arch Projections cover multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially and adversely from those set forth below, and important factors that may affect actual results and cause the Arch Projections to be inaccurate include, but are not limited to, risks and uncertainties relating to its business, industry performance, the regulatory environment, general business and economic conditions and other matters described in the section entitled “Risk Factors.” Please also see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

The Arch Projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Arch Projections included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, management of Arch. Ernst & Young LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying unaudited prospective financial and operating information and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. The Ernst & Young LLP report incorporated by reference in this joint proxy statement/prospectus relates to Arch’s previously issued financial statements. It does not extend to the Arch Projections and should not be read to do so.

Furthermore, the Arch Projections do not take into account any circumstances or events occurring after the date it was prepared. Arch can give no assurance that, had the Arch Projections been prepared as of the date of the merger agreement, the date of this joint proxy statement/prospectus or the date of the Arch special meeting or the CONSOL special meeting, similar estimates and assumptions would be used. Except as required by applicable securities laws, Arch does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Arch Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the merger under GAAP, or to reflect changes in general economic or industry conditions. The Arch Projections do not take into account all the possible financial and other effects on Arch of the merger, the effect on Arch of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Arch Projections do not take into account the effect on Arch of any possible failure of the merger to occur. None of Arch or its affiliates, officers, directors, advisors or other representatives has made, makes, or is authorized in the future to make any representation to any Arch or CONSOL stockholder or other person regarding Arch’s or CONSOL’s ultimate performance compared to the information contained in the Arch Projections or that the forecasted results will be achieved. The inclusion of the Arch Projections herein should not be deemed an admission or representation by Arch, its advisors, or any other person that it is viewed as material information of Arch or CONSOL, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Arch Projections included below is not being included to influence your decision whether to vote in favor of the Arch proposals, the CONSOL proposals or any other proposal to be considered at the special meetings, but is being provided solely because it was made available to the Arch board, CONSOL, and Arch’s and CONSOL’s respective financial advisors in connection with the merger.

In light of the foregoing, and considering that the special meetings will be held after the Arch Projections were prepared, as well as the uncertainties inherent in any forecasted information, Arch stockholders and CONSOL stockholders are cautioned not to place undue reliance on such information, and Arch urges all Arch stockholders and CONSOL stockholders to review Arch’s most recent SEC filings for a description of Arch’s reported financial results and CONSOL’s most recent SEC filings for a description of CONSOL’s reported financial results. Please see the section entitled “Where You Can Find More Information.”

2023 Arch Projections

Set forth below are prospective Sales Volume, Mine Netback Revenue, Adjusted EBITDA and Levered Free Cash Flow for Arch for fiscal years 2024 through 2028, which projections were prepared by Arch management in late 2023 (which we refer to as the “2023 Arch Projections”).

The 2023 Arch Projections were based on Arch’s annual budgeting process and five-year projections developed for ordinary course corporate purposes. In addition, the 2023 Arch Projections were based on various assumptions of Arch management as of late 2023, including pricing assumptions regarding USEC High-Vol A, Newcastle and PRB 8,800 coal from Arch management for fiscal years 2024 through 2028 listed in the section “Unaudited Prospective Financial Information—Commodity Pricing Assumptions.”

The 2023 Arch Projections were provided to PWP in connection with PWP’s preliminary financial analyses with respect to a potential transaction with CONSOL in late 2023, as well as to CONSOL on November 27, 2023.

($ in millions and volumes in short tons, except as otherwise stated)	2024	2025	2026	2027	2028
Sales Volume (MST)	68.3	60.6	54.6	49.6	49.5
Mine Netback Revenue	$2,824	$2,694	$2,460	$2,444	$2,500
Adjusted EBITDA	$827	$843	$729	$773	$846
Levered Free Cash Flow	$669	$631	$553	$613	$681

May 2024 Arch Projections

Set forth below are prospective Sales Volume, Mine Netback Revenue, Adjusted EBITDA and Levered Free Cash Flow for Arch for fiscal years 2024 through 2028, which projections were prepared by Arch management in mid-2024 (which we refer to as the “May 2024 Arch Projections”).

The May 2024 Arch Projections were prepared by Arch management after re-engaging with CONSOL regarding a possible transaction in March 2024, following the pause in formal transaction discussions between the parties in late 2023. Arch management reviewed and updated the 2023 Arch Projections to reflect Arch’s actual performance since the 2023 Arch Projections were prepared and Arch management’s updated business outlook as of such time. The May 2024 Arch Projections were based on various assumptions of Arch management as of mid-2024, including pricing assumptions regarding USEC High-Vol A, Newcastle and PRB 8,800 coal from Arch management for fiscal years 2025 through 2028 listed in the section “Unaudited Prospective Financial Information—Commodity Pricing Assumptions.” The May 2024 Arch Projections were provided to PWP in connection with PWP’s preliminary financial analyses with respect to a potential transaction with CONSOL in May 2024, as well as to CONSOL on May 12, 2024.

($ in millions and volumes in short tons, except as otherwise stated)	2024	2025	2026	2027	2028
Sales Volume (MST)	63.5	60.6	54.6	49.6	49.5
Mine Netback Revenue	$2,406	$2,745	$2,489	$2,455	$2,491
Adjusted EBITDA	$493	$916	$767	$780	$839
Levered Free Cash Flow	$299	$677	$598	$611	$668

August 2024 Arch Projections

Set forth below are prospective Sales Volume, Mine Netback Revenue, Adjusted EBITDA and Levered Free Cash Flow for Arch for fiscal years 2024 through 2028, which projections were prepared by Arch management in summer 2024 (which we refer to as the “August 2024 Arch Projections” and together with the 2023 Arch Projections and the May 2024 Arch Projections, the “Arch Projections”).

The August 2024 Arch Projections were prepared by Arch management following the finalization of Arch’s financial results for the second quarter of 2024. Arch management reviewed and updated the May 2024 Arch Projections to reflect Arch’s actual performance since the May 2024 Arch Projections were prepared and Arch management’s updated business outlook as of such time. In particular, as a result of a continued trend of lower-than-projected metallurgical coal prices since March 2024 as well as general weakness in the global macroeconomic environment as of the finalization of Arch’s financial results for the second quarter of 2024, Arch management determined to update pricing assumptions in their projections, including assumptions regarding the price of USEC High-Vol A, Newcastle and PRB 8,800 coal for fiscal years 2025 through 2028 listed in the section “Unaudited Prospective Financial Information—Commodity Pricing Assumptions.” Non-pricing inputs for fiscal years 2025 through 2028 in the August 2024 Arch Projections were generally consistent with the non-pricing inputs for such periods in the May 2024 Arch Projections.

The August 2024 Arch Projections were provided to PWP in connection with PWP’s financial analyses with respect to a potential transaction with CONSOL in August 2024, as well as to CONSOL on August 10, 2024.

($ in millions and volumes in short tons, except as otherwise stated)	2024	2025	2026	2027	2028
Sales Volume (MST)	63.1	60.6	54.6	49.6	49.5
Mine Netback Revenue	$2,305	$2,554	$2,364	$2,329	$2,365
Adjusted EBITDA	$423	$720	$671	$657	$696
Levered Free Cash Flow	$246	$543	$504	$489	$506

The Arch Projections set forth in the tables above do not take into account any circumstances or events occurring after the date they were prepared. Given that the Arch special meeting and the CONSOL special meeting will be held after the Arch Projections were prepared, as well as the uncertainties inherent in any forecasted information, Arch stockholders and CONSOL stockholders are cautioned not to place undue reliance on such information.

The Arch Projections set forth in the tables above are not measures that have a standardized meaning prescribed by GAAP and may not be comparable with similar measures presented by other issuers. For purposes of the Arch Projections presented above, Adjusted EBITDA is a non-GAAP measure defined as net income attributable to Arch before the effect of net interest expense, income taxes, depreciation, depletion and amortization, the amortization of sales contracts, the accretion on asset retirement obligations and nonoperating income (expenses). In addition, for purposes of the Arch Projections presented above, Levered Free Cash Flow is a non-GAAP measure defined as cash flow from operations less capex and other investing activities (including purchase and redemption of debt securities). These measures should not be considered as alternatives to any measures derived in accordance with GAAP.

Arch Unlevered Free Cash Flow

PWP calculated unlevered free cash flow for Arch based on the August 2024 Arch Projections, which calculations were approved by Arch management and authorized by the Arch board to be used and relied upon by PWP in connection with its financial analyses and opinion described in “—Opinion of Perella Weinberg Partners LP, Arch’s Financial Advisor.” The following table sets forth the results of these calculations regarding Arch for the second half of the calendar year ending December 31, 2024 (“2H 2024”) through the end of the calendar year ending December 31, 2028.

	Arch Unlevered Free Cash Flow Based on the August 2024 Arch Projections
(in millions)	2H 2024E	2025E	2026E	2027E	2028E
Unlevered Free Cash Flow(1)	$118	$463	$463	$455	$472

(1)

Unlevered Free Cash Flow is a non-GAAP measure defined as Adjusted EBITDA (i) minus cash taxes, (ii) plus/minus the change in net working capital, (iii) minus capital invested in equity investments, (iv) minus capital expenditures, (v) minus non-operating expenses, (vi) minus other operating and investing activities, (vii) plus certain legacy liability costs, (viii) minus dividends forecasted to be paid in the third quarter of 2024 and fourth quarter of 2024 and (ix) minus the cash tax benefit from net operating losses.

ARCH DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ARCH PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Unaudited Prospective Financial Information—Commodity Pricing Assumptions

The CONSOL Management Projections and the Arch Management Projections are based on certain commodity pricing assumptions.

The commodity pricing assumptions reflect a combination of historical, current and expected pricing dynamics as well as certain inflation expectations for certain coal types.

Furthermore, while the below commodity pricing assumptions illustrate some of the coal types relevant to either or both of CONSOL and Arch, it should be noted that only a sub-set of these coal types are relevant to each individual company. In the case of CONSOL, the most relevant coal types are API2, Petcoke, and NAPP. In the case of Arch, the most relevant coal type is USEC HVA.

Pricing Assumptions for the 2023 CONSOL Projections and the 2023 Arch Projections

($ / metric tonne)	2024	2025	2026	2027	2028
USEC HVA	$267	$222	$230	$238	$246
API2	$125	$122	$127	$131	$136
Petcoke	$90	$85	$88	$92	$95
Newcastle	$143	$148	$153	$158	$164

($ / short ton)
NAPP	$65	$65	$65	$65	$65
PRB 8,800	$15.00	$15.00	$15.00	$15.00	$15.00

Pricing Assumptions for the May 2024 CONSOL Projections and the May 2024 Arch Projections

($ / metric tonne)	2025E	2026E	2027E	2028E
USEC HVA	$235	$240	$244	$249
API2	$115	$117	$120	$122
Petcoke	$80	$82	$83	$85
Newcastle	$140	$143	$146	$149

($ / short ton)
NAPP	$59	$60	$60	$61
PRB 8,800	$15.00	$15.15	$15.30	$15.45

Pricing Assumptions for the August 2024 CONSOL Projections and the August 2024 Arch Projections

($ / metric tonne)	2025E	2026E	2027E	2028E
USEC HVA	$225	$230	$234	$239
API2	$115	$117	$120	$122
Petcoke	$80	$82	$83	$85
Newcastle	$140	$143	$146	$149

($ / short ton)
NAPP	$59	$60	$60	$61
PRB 8,800	$14.50	$14.65	$14.79	$14.94

Unaudited Prospective Financial Information—Projected Synergies

CONSOL management’s projected synergies were provided to Moelis and were authorized by the CONSOL board for its use and reliance in connection with its financial analyses and opinion described in “—Opinion of Moelis & Company LLC, CONSOL’s Financial Advisor.” Arch management’s projected synergies were provided to PWP and were authorized by the Arch board for its use and reliance in connection with its financial analyses and opinion described in “—Opinion of Perella Weinberg Partners LP, Arch’s Financial Advisor.”

The following table sets forth a summary of such projected synergies (the “projected synergies”) for the years ending December 31, 2024 through 2028 as prepared by CONSOL management and Arch management. The projected synergies should not be regarded as an indication that either CONSOL or Arch considered, or now considers, these projections to be necessarily predictive of actual future events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.

For purposes of the projected synergies, each of CONSOL management and Arch management estimated $125 million of annual synergies to result from the merger (representing the midpoint of a range of $110—$140 million, net of non-equity costs to achieve those synergies of $60 million (representing the midpoint of a range of $50—$70 million)). CONSOL management and Arch management gave effect to the following assumptions as part of the calculation of the projected synergies: (i) estimated costs to achieve the projected synergies of approximately $60 million in 2025 and (ii) an annual pro forma average tax rate of approximately 14%.

	Unaudited Projected Synergies Provided by CONSOL Management and Arch Management
(in millions)	2024E	2025E	2026E	2027E	2028E
Net Cost Synergies	—	$3	$125	$125	$125

Free Cash Flow from Synergies	—	$2	$107	$107	$107

Regulatory Approvals

The completion of the merger is subject to the receipt of antitrust clearance in the United States, Brazil, China and Poland. Under the HSR Act and the rules promulgated thereunder, the merger may not be completed until notification and report forms have been filed with the FTC and the DOJ, and the applicable waiting period (or any extensions of such waiting period) has expired or been terminated. For additional information regarding regulatory approvals in connection with the merger, see the section entitled “The Merger Agreement—Reasonable Best Efforts; Notification.”

CONSOL and Arch completed initial filings with respect to the merger in Brazil, China and Poland as of September 10, 2024. On September 11, 2024, the HSR filings with respect to the merger were made by CONSOL and Arch with the FTC and the DOJ. The Brazilian antitrust regulator issued a clearance notice on September 12, 2024 and closed the case on October 1, 2024. The waiting period with respect to the notification and report forms filed under the HSR Act expired at 11:59 p.m. Eastern Time on October 11, 2024. The Polish and Chinese antitrust regulators issued their respective clearance decisions on October 15, 2024 and October 17, 2024, respectively.

Neither CONSOL nor Arch is aware of any material governmental approvals or actions that are required for completion of the merger other than as described above.

For additional information, see the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals.”

Board of Directors and Management of the Combined Company Following the Completion of the Merger

Under the terms of the merger agreement, CONSOL has agreed to take all actions as may be necessary to cause (1) the number of directors constituting the combined company’s board as of the effective time of the merger to be eight and (2) the combined company’s board as of the effective time of the merger to be composed of (A) four directors designated by CONSOL, one of whom will be James A. Brock, and (B) four directors designated by Arch, two of whom will be Paul A. Lang and Richard A. Navarre. From and after the effective time of the merger, each person designated as a director of the combined company will serve as a director until such person’s successor has been appointed and qualified or elected or such person’s earlier death, resignation or removal in accordance with the organizational documents of the combined company.

At the effective time of the merger, Mr. Brock will be appointed to serve as the Executive Chair of the combined company’s board, Mr. Lang will be appointed to serve as the Chief Executive Officer of the combined company, Miteshkumar B. Thakkar will be appointed to serve as the President and Chief Financial Officer of the combined company, Rosemary L. Klein will be appointed to serve as the Senior Vice President, Chief Legal Officer of the combined company, Kurt R. Salvatori will be appointed to serve as the Senior Vice President, Chief Administrative Officer of the combined company, George J. Schuller, Jr. will be appointed to serve as the Senior Vice President, Chief Operating Officer of the combined company, Deck S. Slone will be appointed to serve as the Senior Vice President, Strategy & Public Policy of the combined company, Robert J. Braithwaite, Jr. will be appointed to serve as the Senior Vice President, Marketing & Sales of the combined company and James C. (Chris) Sykes and Joshua T. Koontz will each be appointed to serve as a Vice President, Operations of the combined company, with each such officer serving until such officer’s successor is appointed or such officer’s earlier death, resignation, retirement, disqualification or removal in accordance with the organizational documents of the combined company.

At the effective time of the merger, the combined company’s bylaws will provide that (1) Mr. Brock may not be removed from, nor may there be any diminution in or modification of the duties of the Executive Chair and the combined company’s board may not fail to appoint, re-elect or re-nominate Mr. Brock to, his position as Executive Chair of the combined company’s board until the two-year anniversary of the effective time of the merger, (2) Mr. Lang may not be removed from, nor may there be any diminution in or modification of the duties of the Chief Executive Officer and the combined company’s board may not fail to appoint, re-elect or re-nominate Mr. Lang to, his position as Chief Executive Officer of the combined company until the two-year anniversary of the effective time for any reason and (3) there may not be any change to the agreed size or composition of the combined company’s board until the two-year anniversary of the effective time of the merger, in each case without an affirmative vote of at least 75% of the total number of members of the combined company’s board (rounded to the nearest whole number).

Interests of Arch Directors and Executive Officers in the Merger

In considering the recommendation of the Arch board with respect to the Arch proposals, Arch stockholders should be aware that the directors and executive officers of Arch have interests in the merger that may be different from, or in addition to, the interests of Arch stockholders generally. The members of the Arch board were aware of and considered these interests, among other matters, in evaluating, negotiating and approving the merger agreement and in determining to recommend that Arch stockholders approve the Arch merger proposal. For more information, see the sections entitled “—Background of the Merger” and “—Recommendation of the Arch Board of Directors and Reasons for the Merger.” Such interests are described in more detail below.

For purposes of this disclosure, the named executive officers of Arch are:

•	John W. Eaves, Executive Chair;*

•	Paul A. Lang, Chief Executive Officer;

•	Matthew C. Giljum, Senior Vice President and Chief Financial Officer;

•	John T. Drexler, President; and

•	Rosemary L. Klein, Senior Vice President – Law, General Counsel and Corporate Secretary

* Mr. Eaves retired from Arch on May 7, 2024.

Treatment of Arch Equity Awards

The treatment of outstanding Arch equity awards held by Arch employees at the effective time of the merger is summarized below. The outstanding Arch equity awards held by Arch’s executive officers and Arch non-employee directors immediately prior to the effective time of the merger will be generally treated in the same manner as those Arch equity awards held by other employees of Arch, and, except as described below, will be treated in accordance with the terms and conditions that were applicable to such awards before the effective time of the merger.

Treatment of Arch Restricted Stock Units Granted Prior to August 20, 2024. Consistent with Arch’s equity plans and the existing terms of the underlying award agreements, each Arch RSU award that is outstanding immediately prior to the effective time of the merger will automatically become fully vested and be cancelled and converted into the right to receive (a) a number of newly issued shares of CONSOL common stock equal to the product of (1) the number of shares of Arch common stock subject to such Arch RSU award immediately prior to the effective time of the merger (whether vested or unvested) (and in the case of any Arch performance-based RSUs, equal to the greater of (x) 100% of the target number of shares of Arch common stock subject the Arch performance-based RSU award and (y) the number of shares of Arch common stock subject to the portion of the Arch performance-based RSU award that would have vested as of the effective time of the merger based on actual achievement of the performance goals related to such Arch performance-based RSU award as of the effective time of the merger), multiplied by (2) the exchange ratio, with any fractional shares rounded to the nearest whole number of shares of CONSOL common stock and (b) payment in cash of any accrued and unpaid dividend equivalents related to such Arch RSU award, less applicable withholdings.

Treatment of Arch Restricted Stock Units Granted on or After August 20, 2024. Any outstanding and vested Arch RSU that is granted after the execution of the merger agreement will automatically be converted into an RSU award corresponding to a number of shares of CONSOL common stock (each, a “New CONSOL RSU”), equal to the product of (1) the number of shares of Arch common stock subject to such Arch RSU award immediately prior to the effective time of the merger, multiplied by (2) the exchange ratio, with any fractional shares rounded to the nearest whole number of shares of CONSOL common stock. Each New CONSOL RSU will have the same terms and conditions as the corresponding Arch RSU immediately prior to such conversion, except that for any converted Arch performance-based RSUs, any performance-based objectives will cease to apply.

Additionally, CONSOL is required to withhold the number of shares of CONSOL common stock as reasonably determined by CONSOL to satisfy any tax withholding obligations associated with the settlement of such Arch RSU awards (with any fractional shares of CONSOL common stock treated in accordance with the merger agreement).

The estimated value of the unvested Arch equity awards held by each of the named executive officers is set forth below in “—Quantification of Potential Payments and Benefits to Arch’s Named Executive Officers” on page 128.

Executive Change in Control Agreements

Each of Arch’s executive officers is party to a change in control agreement which provides for certain severance benefits prior to a change in control upon a termination of employment by Arch other than for “cause” and following a change in control upon a termination of employment by Arch other than for “cause” or by the executive officer for “good reason” (each of which (if their occurrence is within the two year period following a change of control), we refer to as a “qualifying termination”). The merger will constitute a change in control under the change in control agreements.

The change in control agreements provide for the following entitlements upon a qualifying termination following a change in control, subject to the executive officer’s execution and non-revocation of a release of claims:

•	two times (three times for Mr. Lang) the executive’s highest annual base salary during the preceding three years;

•

two times (three times for Mr. Lang) the higher of the executive’s annual cash incentive award for the most recent year or the executive’s average annual cash incentive award over the three preceding years;

•	the full amount of any long-term cash and equity-based awards and a pro rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards;

•	a cash payment equal to 18 times the effective monthly COBRA rate;

•	a cash payment equal to 24 times (36 times for Mr. Lang) the applicable monthly life insurance premium rate;

•	a cash payment equal to the matching contribution under the Arch’s 401(k) plan as if the executive continued to participate in the plan for a period of 24 months (36 months for Mr. Lang);

•	the value of any unused vacation time; and

•

reimbursement for the cost of financial counseling services (up to a maximum of $5,000) for a period of 24 months (36 months for Mr. Lang) and the cost of reasonable outplacement services for a period of 24 months (36 months for Mr. Lang).

The change in control agreements contain a Section 280G “best-net” cutback provision, which provides that, if the total payments to the executive officer under their change in control agreement would exceed the applicable threshold under Section 280G of the Code, then those payments will be reduced to the applicable threshold to avoid the imposition of the excise taxes under Section 4999 of the Code in the event such reduction would result in a better after-tax result for the executive officer. The change in control agreements also contain perpetual confidentiality covenants and six months post-termination non-competition (one year for Mr. Lang) and one year post-termination non-solicitation covenants.

For estimates of the values of the payments and benefits described above that would be payable to Arch’s named executive officers under the change in control agreements upon a qualifying termination in connection with the merger, see the section entitled “—Quantification of Potential Payments and Benefits to Arch’s Named Executive Officers” beginning on page 128.

Other Actions

Under the merger agreement, each continuing Arch employee who, as of immediately prior to the effective time of the merger, is eligible for an annual cash bonus under an Arch plan for calendar year 2024, will receive an annual bonus for 2024 (to the extent such bonus is not otherwise paid prior to the effective time of the merger) in an amount not less than the amount that would have been payable based on performance through closing of the merger under the terms of the Arch plan, payable no later than 30 days following the effective time of the merger.

Additionally, under the merger agreement, Arch may (i) establish a cash-based retention program for Arch employees that is designed to promote retention and reward extraordinary effort, (ii) provide relocation benefits to any executive officers who moves to Pittsburgh in connection with the transaction, (iii) take actions to mitigate the effects of Section 280G of the Code on any executive officer, including waiving the Section 280G “best-net” cutback provision discussed above and (iv) pay to its non-employee directors any unpaid cash director fees for the calendar year in which the effective time of the merger occurs, without proration. As of the date of this proxy statement/prospectus, Arch has not taken any of these permitted actions with respect to any of its executive officers or non-employee directors. Arch may also make other adjustments or increases to the compensation and benefits of Arch executive officers and non-employee directors generally in the ordinary course of business.

Mr. Lang’s Role with the Combined Company following Completion of the Merger

On August 20, 2024, Mr. Lang entered into a Waiver, Acknowledgment and Amendment (the “Lang Waiver”), pursuant to which the Change in Control Agreement between Arch and Mr. Lang, dated April 30, 2020 (the “Lang CIC Agreement”) will be deemed amended to reflect Mr. Lang’s new role as Chief Executive Officer of the combined company, reporting to Mr. Brock, and serving in such capacity at the combined company’s headquarters in Pittsburgh, Pennsylvania, following the effective time of the merger. Under the Lang Waiver, Mr. Lang also agreed that any change in his duties that results from his new role upon completion of the merger will not constitute “Good Reason” for purposes of and as defined in the Lang CIC Agreement, nor will his relocation to the Pittsburgh headquarters.

The Combined Company Officers and Membership on the Combined Company’s Board

After the effective time of the merger, the following current officers of Arch will serve as officers of the combined company in the following capacities:

•	Mr. Paul A. Lang, Chief Executive Officer

•	Ms. Rosemary L. Klein, Senior Vice President, Chief Legal Officer and Corporate Secretary

•	Mr. George J. Schuller Jr., Senior Vice President, Chief Operating Officer

•	Mr. Deck S. Slone, Senior Vice President, Strategy & Public Policy

At the effective time of the merger, four designated Arch directors, two of whom will be Messrs. Lang and Navarre, will be appointed to continue to serve on the combined company’s board. Non-employee members of the combined company’s board will be compensated for such service.

For additional information, see the section entitled “—Board of Directors and Management of the Combined Company Following Completion of the Merger” beginning on page 124.

Indemnification and Insurance

Under the merger agreement, each current and former director and officer of Arch or any of its subsidiaries is entitled to continued indemnification and insurance coverage through the combined business for acts or omissions occurring before the completion of the merger. For a more detailed description, see the section entitled “The Merger Agreement - Indemnification; Directors’ and Officers’ Insurance” beginning on page 172.

Quantification of Potential Payments and Benefits to Arch’s Named Executive Officers

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Arch’s named executive officers that is based on or that otherwise relates to the merger. The merger-related compensation payable to these individuals is subject to a non-binding advisory vote of Arch’s stockholders, as described above in “Arch Proposals - Arch Non-Binding Executive Compensation Advisory Proposal.” The table below sets forth, for the purposes of this merger-related compensation disclosure, the amount of payments and benefits that each Arch named executive officer would receive in connection with the merger, assuming (i) the effective time of the merger occurs on September 20, 2024 (which is an assumed date solely for the purposes of the calculations in this section); (ii) each named executive officer experiences a qualifying termination of employment under their change in control agreement immediately following the effective time of the merger; (iii) base salary and bonus amounts received by the named executive officer during the three years preceding September 20, 2024; (iv) Arch equity awards that are outstanding as of September 20, 2024; (v) performance under all performance-based Arch restricted stock units is satisfied at the target performance level; and (vi) a price per share of CONSOL common stock of $94.05, the average closing price per share over the first five business days following the announcement of the merger agreement, which, based on the exchange ratio, represents an implied value of $124.71 per share of Arch common stock. The calculations in the table do not include amounts that Arch’s named executive officers were already entitled to receive or were vested in as of the date of this joint proxy statement/prospectus. These amounts also do not reflect compensation actions that may occur after the date of this joint proxy statement/prospectus but before the effective time of the merger, including any additional equity grants, retention payments, relocation benefits and 280G mitigation. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

For purposes of this golden parachute disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the completion of the merger and “double trigger” refers to payments and benefits that require two conditions, which are the completion of the merger and a qualifying termination of employment.

Golden Parachute Compensation

Named Executive Officer(5)(6)	Cash ($)(1)	Equity Awards ($)(2)	401(k) ($)(3)	Benefits ($)(4)	Total ($)
Paul A. Lang	$9,225,652	$9,054,990	$62,100	$270,168	$18,612,910
Matthew C. Giljum	$2,519,895	$3,837,165	$41,400	$149,491	$6,547,951
John T. Drexler	$3,920,164	$5,927,858	$41,400	$147,709	$10,037,131
Rosemary L. Klein	$2,049,657	$3,227,614	$41,400	$144,446	$5,463,117

(1)

Cash Severance for Named Executive Officers. Pursuant to each named executive officer’s change in control agreement, upon a qualifying termination, they will become entitled to a cash severance payment equal to:

•	the applicable multiple of the applicable named executive officer’s highest annual base salary during the three years prior to their termination date, plus

•

the applicable multiple of the higher of the applicable named executive officer’s annual cash incentive award for the most recent year or the average annual cash incentive award for the three preceding years, and

•

the full amount of any long-term cash and equity-based awards and a pro rata portion of any amounts to which the applicable named executive officer would be entitled under Arch’s annual cash incentive awards.

The applicable multiple is 3.0 for Mr. Lang and 2.0 for all other named executive officers. These cash severance payments are conditioned upon the named executive officer’s execution and non-revocation of an effective release of claims against Arch. The amounts in this column are “double trigger” as they will only become payable in the event of a qualifying termination of employment following the effective time of the merger.

Named Executive Officer	Base Salary Component of Severance ($)	Bonus Component of Severance ($)	Pro Rata Annual Bonus Component of Severance ($)	Total ($)
Paul A. Lang	$3,000,000	$5,324,013	$901,639	$9,225,652
Matthew C. Giljum	$1,000,000	$1,213,338	$306,557	$2,519,895
John T. Drexler	$1,400,000	$2,017,758	$502,406	$3,920,164
Rosemary L. Klein	$900,000	$922,444	$227,213	$2,049,657

(2)

Outstanding and Unvested Arch Equity Awards. The amounts in this column represent the estimated value that may be realized by Arch’s named executive officers in respect of their unvested and outstanding Arch restricted stock unit awards.

Consistent with Arch’s equity plans and the existing terms of the underlying award agreements, all Arch restricted stock unit awards granted prior to the date of the merger agreement will vest and be converted at the effective time of the merger into the right to receive the merger consideration, provided that, each Arch performance-based restricted stock unit settled in connection with the merger will vest at the greater of target level performance or Arch’s actual performance through the effective time of the merger. The amounts for the named executive officers in this column are “single trigger,” as these outstanding awards will become vested solely as a result of the completion of the transaction. Amounts include accrued, but unpaid cash dividends, corresponding to the relevant equity awards.

Any equity awards granted to the named executive officers after the date of the merger agreement will not vest at the effective time of the merger but will instead be converted into corresponding time-based restricted stock unit awards with respect to CONSOL common stock, subject to “double-trigger” vesting; however, no such awards were outstanding as of September 20, 2024. See the section entitled “—Treatment of Arch Equity Awards” above.

Named Executive Officer	Value of Unvested Time-Based RSUs ($)	Value of Unvested Performance-Based RSUs ($)	Total ($)
Paul A. Lang	$2,832,360	$6,222,630	$9,054,990
Matthew C. Giljum	$1,576,960	$2,260,205	$3,837,165
John T. Drexler	$2,507,652	$3,420,206	$5,927,858
Rosemary L. Klein	$1,175,847	$2,051,767	$3,227,614

* Amounts include accrued, but unpaid cash dividends, corresponding to the relevant equity awards.

(3)

401(k). The amounts in this column represent the estimated value of a cash payment equal to Arch’s matching contribution under its 401(k) plan as if the named executive officer continued to participate in the plan for a period of 24 months (36 months for Mr. Lang). The amounts in this column are considered “double trigger,” as they will only become payable in the event of a qualifying termination of employment following the effective time of the merger.

(4)

Benefits. The amounts in this column represent the estimated value of other benefits the named executive officers will receive from Arch following a qualifying termination of employment. These benefits include (i) a cash payment equal to 18 times the effective monthly COBRA rate for the named executive officer and any covered dependents, (ii) a cash payment equal to 24 times (36 times for Mr. Lang) the applicable monthly life insurance premium rate, (iii) the value of any accrued and unpaid salary and accrued and unused vacation time, and (iv) Arch’s reimbursement to each named executive officer for the cost of financial counseling services (up to a maximum of $5,000) and for the cost of reasonable outplacement services for a period of 24 months (36 months for Mr. Lang). The amounts in this column are considered “double trigger,” as they will only become payable in the event of a qualifying termination of employment following the effective time of the merger.

Named Executive Officer	Healthcare Continuation Coverage ($)	Life Insurance Premiums ($)	Financial Counseling and Outplacement Services ($)	Accrued Salary and Accrued Vacation ($)	Total ($)
Paul A Lang	$29,026	$112,680	$40,000	$88,462	$270,168
Matthew C. Giljum	$48,501	$26,760	$30,000	$44,230	$149,491
John T. Drexler	$29,026	$26,760	$30,000	$61,923	$147,709
Rosemary L. Klein	$33,638	$41,000	$30,000	$39,808	$144,446

(5)

No payment or benefits are provided under any of the change in control agreements unless the named executive officer executes, and does not revoke, a release of claims against Arch. The change in control agreements also contain perpetual confidentiality covenants and six months post-termination non-competition (one year for Mr. Lang) and one year post-termination non-solicitation covenants.

(6)	John W. Eaves, Arch’s former Executive Chair, retired from Arch on May 7, 2024 and he is not entitled to receive any compensation in connection with, or as a result of, the merger.

Interests of CONSOL Directors and Executive Officers in the Merger

In considering the recommendation of the CONSOL board that CONSOL stockholders adopt the CONSOL issuance proposal and the CONSOL charter amendment proposal, CONSOL stockholders should be aware that the executive officers and directors of CONSOL have certain interests in the merger and related transactions that may be different from, or in addition to, the interests of CONSOL stockholders generally. The CONSOL board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by it, including the merger, and in making their recommendation that CONSOL’s stockholders approve the CONSOL issuance proposal and the CONSOL charter amendment proposal.

For purposes of this disclosure:

•	the named executive officers of CONSOL are:

•	James A. Brock, Chairman of the CONSOL board, Chief Executive Officer and President;

•	Miteshkumar B. Thakkar, President and Chief Financial Officer;

•	Martha A. Wiegand, former General Counsel and Secretary;*

•	Kurt R. Salvatori, Chief Administrative Officer; and

•	John M. Rothka, Chief Accounting Officer and Controller.

*	Martha A. Wiegand departed CONSOL on August 7, 2024.

•

“Qualifying termination” means a termination of employment without “cause” or for “good reason,” either during the ninety days prior to, or the two years following, a change of control of CONSOL (which includes completion of the proposed transaction with Arch).

Treatment of CONSOL Equity Awards

CONSOL RSU Awards Granted Prior to August 20, 2024. At the effective time of the merger, each outstanding CONSOL RSU award granted prior to August 20, 2024 (and not previously forfeited in accordance with its terms) will vest and will be settled in the number of shares of CONSOL common stock covered by such award.

CONSOL RSU Awards Granted on or After August 20, 2024. Each outstanding CONSOL RSU award granted on or after August 20, 2024 will remain outstanding following the effective time and will have the same terms and conditions as in effect immediately prior to the effective time, including, in the case of executive officers of CONSOL, accelerated vesting of any such awards upon a qualifying termination.

CONSOL PSU Awards Granted Prior to August 20, 2024. At the effective time of the merger, each outstanding CONSOL PSU award granted prior to August 20, 2024 (and not previously forfeited in accordance with its terms) will be cancelled and converted into the right to receive a number of shares of CONSOL common stock equal to the number of shares of CONSOL common stock covered by such CONSOL PSU award (or cash equal to the market value of such shares, if applicable, under the award agreement terms) based on the greater of actual performance and target performance.

CONSOL PSU Awards Granted on or After August 20, 2024. Each outstanding CONSOL PSU award granted on or after August 20, 2024 will remain outstanding following the effective time and will have the same terms and conditions as in effect immediately prior to the effective time, including, in the case of executive officers of CONSOL, accelerated vesting of any such awards upon a qualifying termination.

For an estimate of the value of unvested equity awards, including any corresponding accrued, but unpaid cash dividends, that would vest assuming that the merger occurs on September 20, 2024 and each of the named executive officers experiences a qualifying termination on that date, see “—Quantification of Potential Payments and Benefits to CONSOL’s Named Executive Officers” below. We estimate that the aggregate value of unvested equity awards, including any corresponding accrued, but unpaid cash dividends, held by all non-employee directors of CONSOL that would vest assuming that the merger occurs on September 20, 2024 and that no such directors continue with the CONSOL board is $655,420.

CONSOL CEO Employment Agreement and Executive Change in Control Severance Agreements

Mr. Brock is a party to an employment agreement with CONSOL (the “Brock Employment Agreement”) and each of the other CONSOL executive officers is covered by a Change in Control Severance Agreement (the “Change in Control Severance Agreements”). The Brock Employment Agreement and each of the Change in Control Severance Agreements provide that, in the event of a qualifying termination, the applicable executive will be entitled to:

•

an amount equal to a multiple (3.0 for Mr. Brock, 2.5 for Mr. Thakkar, 2.0 for Mr. Salvatori and 1.5 for Mr. Rothka) of the sum of the executive officer’s base salary plus target annual bonus under the CONSOL short term incentive plan, payable in a cash lump sum;

•

a pro-rata portion of the executive’s annual bonus under the CONSOL short term incentive plan, based on the greater of: (i) the executive’s target bonus for which the executive was eligible during the period that includes the employment termination date, and (ii) the average of the annual bonuses actually paid by CONSOL to the executive for the three years prior to the year that includes the employment termination date;

•

for Messrs. Brock, Thakkar and Salvatori, a lump sum cash payment equal to the total amount that the executive would have received under CONSOL’s 401(k) plan as a company matching contribution if the executive were eligible to participate in such 401(k) plan for the 18-month period after the executive’s employment termination date and the executive contributed the maximum amount to the plan for the match;

•

for Messrs. Brock, Thakkar and Salvatori, a lump sum cash payment equal to the difference between the present value of the executive’s accrued pension benefits at the executive’s employment termination date under CONSOL’s qualified defined benefit plan and (if eligible) any plan or plans sponsored by CONSOL or any of its affiliates providing nonqualified retirement benefits (the qualified and nonqualified plans together being referred to as the “pension plans”) and the present value of the accrued pension benefits to which the executive would have been entitled under the pension plans if the executive had continued participation in those plans for the 18-month period after the executive’s employment termination date;

•	a lump sum payment for outplacement services; and

•	a lump-sum payment to cover the continuation of medical, drug and dental coverage for 18 months.

No payment or benefits are provided under any of these agreements (including the Brock Employment Agreement) unless the executive executes, and does not revoke, a written release of any and all claims against CONSOL (other than entitlements under the terms of the agreements or which may not be released under applicable law).

The agreements also contain confidentiality, non-competition and non-solicitation obligations for each of our executive officers pursuant to which the executive officers have agreed not to compete with the business for two years, or to solicit customers or employees for one year following a termination of employment.

For an estimate of the value of the severance payments and benefits described above that would be payable to CONSOL’s named executive officers under the Brock Employment Agreement, in the case of Mr. Brock, and under the Change in Control Severance Agreements, in the case of the other named executive officers, upon a qualifying termination on September 20, 2024, see “—Quantification of Potential Payments and Benefits to CONSOL’s Named Executive Officers” below.

Retention Program

Under the merger agreement, CONSOL may establish a cash-based retention program for CONSOL employees that is designed to promote retention and reward extraordinary effort. As of the date of this proxy statement/prospectus, CONSOL has not awarded any awards under the retention program to any executive officer.

Other Actions

Under the merger agreement, each continuing CONSOL employee who, as of immediately prior to the effective time of the merger, is eligible for an annual cash bonus under a CONSOL plan for calendar year 2024 will receive an annual bonus for 2024 (to the extent such bonus is not otherwise paid prior to the effective time of the merger) in an amount not less than the amount that would have been payable based on performance through the closing of the merger under the terms of the CONSOL plan, payable no later than 30 days following the effective time of the merger.

Mr. Brock’s Role with the Combined Company following Completion of the Merger

On August 20, 2024, Mr. Brock entered into a Waiver, Acknowledgment and Amendment, pursuant to which Mr. Brock has agreed to serve as Executive Chair of the combined company, reporting to the combined company’s board, following completion of the merger. Mr. Lang will serve as Chief Executive Officer of the combined company following the merger, reporting to Mr. Brock. Mr. Brock has further agreed that the change in his duties upon completion of the merger will not constitute “Good Reason” for purposes of and as defined in the Brock Employment Agreement.

Quantification of Potential Payments and Benefits to CONSOL’s Named Executive Officers

The table below sets forth the amount of payments and benefits that each of CONSOL’s named executive officers would receive in connection with the merger, assuming (i) that the merger were consummated and each such named executive officer experienced a qualifying termination on September 20, 2024 (which is the assumed date solely for purposes of this golden parachute compensation disclosure); (ii) a per share price of CONSOL common stock of $94.05; (iii) that each named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of the date of this proxy statement; and (iv) equity awards that are outstanding as of September 20, 2024 receive the treatment described below. The calculations in the table below do not include any amounts that the named executive officers were entitled to receive or that were vested as of the date hereof. In addition, these amounts do not attempt to forecast any additional awards, grants or forfeitures that may occur prior to the effective time of the merger or any awards that, by their terms, vest irrespective of the merger prior to September 20, 2024. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

For purposes of this discussion, “single trigger” refers to benefits that arise as a result of the completion of the merger and “double trigger” refers to benefits that require two conditions, which are the completion of the merger and a qualifying termination.

Golden Parachute Compensation

Named Executive Officer(6)	Cash ($)(1)	Equity Awards ($)(2)	401(k) ($)(3)	Pension ($)(4)	Benefits ($)(5)	Total ($)
James A. Brock	$10,073,763	$13,148,526	$31,050	$556,111	$57,704	$23,867,154
Miteshkumar B. Thakkar	$4,310,638	$3,850,626	$31,050	$145,334	$62,267	$8,399,914
Martha A. Wiegand(7)	N/A	N/A	N/A	N/A	N/A	N/A
Kurt R. Salvatori	$2,058,811	$1,981,943	$31,050	$531,556	$61,678	$4,665,038
John M. Rothka	$718,741	$512,410	$—	$—	$62,267	$1,293,418

(1)

Cash Severance for Named Executive Officers. The Brock Employment Agreement and each of the Change in Control Severance Agreements provide that, in the event of a qualifying termination, the applicable executive will be entitled to:

•

an amount equal to a multiple (3.0 for Mr. Brock, 2.5 for Mr. Thakkar, 2.0 for Mr. Salvatori and 1.5 for Mr. Rothka) of the sum of the executive officer’s base salary plus target annual bonus under the CONSOL short term incentive plan, payable in a cash lump sum; and

•

a pro-rata portion of the executive’s annual bonus under the CONSOL short term incentive plan, based on the greater of: (i) the executive’s target bonus for which the executive was eligible during the period that includes the employment termination date, and (ii) the average of the annual bonuses actually paid by CONSOL to the executive for the three years prior to the year that includes the employment termination date, calculated by reference to the number of days during the year of the executive’s termination during which he was employed by CONSOL.

Named Executive Officer	Base Salary Component of Severance ($)	Bonus Component of Severance ($)	Pro-Rata Annual Bonus ($)	Total ($)
James A. Brock	$3,000,000	$5,576,625	$1,497,138	$10,073,763
Miteshkumar B. Thakkar	$1,625,000	$2,031,250	$654,388	$4,310,638
Martha A. Wiegand	N/A	N/A	N/A	N/A
Kurt R. Salvatori	$910,000	$819,000	$329,811	$2,058,811
John M. Rothka	$412,500	$199,255	$106,986	$718,741

(2)

Equity Awards Granted Prior to August 20, 2024. At the effective time of the merger, each outstanding CONSOL equity award that was granted prior to August 20, 2024 (and not previously forfeited under its terms) will vest with (a) CONSOL RSU awards settled in the number of shares of CONSOL common stock covered by the award and (b) CONSOL PSU awards settled in a cash amount equal to the value of such shares, if applicable, under the award agreement terms, with the number of shares of CONSOL common stock covered by a CONSOL PSU award based on the greater of target and actual performance (single trigger). Amounts include accrued, but unpaid cash dividends, corresponding to the relevant equity awards. For purposes of determining the number of shares of CONSOL common stock covered by CONSOL PSU awards, this table assumes target performance.

Equity Awards Granted on or After August 20, 2024. Each outstanding CONSOL RSU award and each outstanding CONSOL PSU award, in each case, that was granted on or after August 20, 2024 will remain outstanding following the effective time and will have the same terms and conditions as in effect immediately prior to the effective time, including, in the case of executive officers of CONSOL, accelerated vesting of any such awards upon a qualifying termination (double trigger). Amounts include accrued, but unpaid cash dividends, corresponding to the relevant equity awards.

Named Executive Officer	Value of Unvested RSUs ($)	Value of Unvested PSUs ($)	Total ($)
James A. Brock	$6,643,768	$6,504,758	$13,148,526
Miteshkumar B. Thakkar	$1,939,728	$1,910,898	$3,850,626
Martha A. Wiegand	N/A	N/A	N/A
Kurt R. Salvatori	$998,783	$983,159	$1,981,943
John M. Rothka	$258,589	$253,821	$512,410

* Amounts include accrued, but unpaid cash dividends, corresponding to the relevant equity awards.

(3)

401(k). Lump sum cash payment equal to the total amount that the executive would have received under CONSOL’s 401(k) plan as a company matching contribution if the executive were eligible to participate in such 401(k) plan for the 18-month period after the executive’s employment termination date and the executive contributed the maximum amount to the plan for the match (double trigger).

(4)

Pension. Lump sum cash payment equal to the difference between the present value of the executive’s accrued pension benefits at the executive’s employment termination date under CONSOL’s qualified defined benefit plan and (if eligible) any plan or plans sponsored by CONSOL providing nonqualified retirement benefits (the qualified and nonqualified plans together being referred to as the “pension plans”) and the present value of the accrued pension benefits to which the executive would have been entitled under the pension plans if the executive had continued participation in those plans for the 18-month period after the executive’s employment termination date (double trigger).

(5)	Benefits. Includes a lump sum payment for outplacement services and a lump-sum payment to cover the continuation of medical, drug and dental coverage for 18 months (double trigger).

Named Executive Officer	Outplacement Services ($)	Continuation Coverage ($)	Total ($)
James A. Brock	$25,000	$32,704	$57,704
Miteshkumar B. Thakkar	$25,000	$37,267	$62,267
Martha A. Wiegand	N/A	N/A	N/A
Kurt R. Salvatori	$25,000	$36,678	$61,678
John M. Rothka	$25,000	$37,267	$62,267

(6)

No payment or benefits are provided under any of these agreements (including the Brock Employment Agreement) unless the named executive officer executes, and does not revoke, a written release of any and all claims against CONSOL (other than entitlements under the terms of the agreements or which may not be released under applicable law). The agreements also contain confidentiality, non-competition and non-solicitation obligations for each of CONSOL’s named executive officers (including the Brock Employment Agreement) pursuant to which the named executive officers have agreed not to compete with the business for two years, or to solicit customers or employees for one year following a termination of employment.

(7)

Martha A. Wiegand, CONSOL’s former General Counsel and Secretary, departed CONSOL on August 7, 2024, and she is not entitled to receive any compensation in connection with, or as a result of, the merger. On November 6, 2024, Ms. Wiegand entered into a Separation of Employment and General Release Agreement with CONSOL and Consol Mining Company LLC, effective as of August 7, 2024, and is entitled to received certain payments and benefits thereunder, as described in CONSOL’s Current Report on Form 8-K filed with the SEC on November 12, 2024, which is incorporated herein by reference.

Indemnification and Insurance

Under the merger agreement, each present and former director and officer of Arch or any of its subsidiaries or who acts as a fiduciary under any company employee benefit plan is entitled to continued indemnification and insurance coverage through the combined company for acts or omissions occurring before or at the completion of the merger. For a more detailed description, see the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 172.

Listing of CONSOL Shares; Delisting and Deregistration of Arch Shares

If the merger is completed, the shares of CONSOL common stock to be issued in the merger will be listed for trading on the NYSE, shares of Arch Class A common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Arch will no longer be required to file periodic reports with the SEC pursuant to the Exchange Act. Upon completion of the merger, CONSOL will be renamed “Core Natural Resources, Inc.” and its shares of common stock will trade on the NYSE under the ticker symbol “CNR.”

Accounting Treatment of the Merger

CONSOL and Arch prepare their respective financial statements in accordance with GAAP. Although the parties have structured the merger as a merger of equals, GAAP requires that one party to the merger be identified as the acquirer. The merger will be accounted for using the acquisition method of accounting, as required by ASC 805, which requires identification of both the accounting acquirer and the accounting acquiree.

CONSOL management has determined that CONSOL represents the accounting acquirer in the merger. In identifying CONSOL as the acquiring entity for accounting purposes, CONSOL took into account a number of factors, including:

•	the issuer of equity interests, which in the case of the merger is CONSOL; and

•	the intended corporate governance structure and senior management of the combined company following the effective time of the merger.

No single factor was the sole determinant in the overall conclusion that CONSOL is the acquirer for accounting purposes; rather, all pertinent facts and circumstances were considered in arriving at such conclusion. As a result, CONSOL will record the business combination in its financial statements and will apply the acquisition method to account for the acquired assets and assumed liabilities of Arch at their respective fair values upon consummation of the merger.

Treatment of Indebtedness

As of December 31, 2023, CONSOL had approximately $199 million of total long-term indebtedness, consisting of $103 million under its 5.75% Maryland Economic Development Corporation Port Facilities Refunding Revenue Bonds due September 2025, $75 million under its 9.00% Pennsylvania Economic Development Financing Authority Solid Waste Disposal Revenue Bonds due April 2028, $14 million associated with finance leases due through 2028 and $7 million of miscellaneous debt. CONSOL and Arch are reviewing CONSOL’s existing indebtedness and Arch’s existing indebtedness and CONSOL and/or Arch may seek to repay, refinance, repurchase, redeem, exchange or otherwise terminate CONSOL’s existing indebtedness and/or Arch’s existing indebtedness prior to, in connection with or following the completion of the merger.

This joint proxy statement/prospectus does not constitute an offer to sell or the solicitation of an offer to buy any debt securities of CONSOL or Arch. It does not constitute a prospectus or prospectus equivalent document for any such securities. No offering of any debt securities of CONSOL or Arch will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

For a description of CONSOL’s and Arch’s existing indebtedness, see CONSOL’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 5, 2024 and Arch’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 5, 2024, each of which is incorporated by reference into this joint proxy statement/prospectus.

Dividend Policy

Each of CONSOL and Arch is permitted to pay quarterly dividends of up to $0.25 per share to their respective stockholders during the pendency of the merger, with the declaration of any dividends subject to the approval of the respective company’s board of directors.

Decisions on whether, when and in which amounts to declare and pay any future dividend, whether fixed, variable or any combination thereof, will remain in the full discretion of the combined company’s board. Any dividend payment amounts will be determined by the combined company’s board on a quarterly basis, and it is possible that the board may increase or decrease the amount of dividends paid in the future, or determine not to declare dividends in the future, at any time and for any reason. CONSOL and Arch expect that any such decisions will depend on the financial condition, results of operations, cash balances, cash requirements and future prospects of the combined company, the outlook for commodity prices, the desire to maintain or improve the credit ratings on the indebtedness of the combined company, restrictions under applicable provisions of Delaware law and other factors deemed relevant by the combined company’s board. For additional information regarding risks associated with future dividends, please see “Risk Factors—Risks Relating to the Combined Company Following Completion of the Merger—There is no guarantee that CONSOL will continue to declare and pay dividends or repurchase shares of CONSOL common stock following the merger.”

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement, which was executed on August 20, 2024. The description of the merger agreement in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary are included solely to provide you with information regarding the terms of the merger agreement. Factual disclosures about CONSOL, Arch or any of their respective subsidiaries or affiliates contained in this joint proxy statement/prospectus or in CONSOL’s or Arch’s public reports filed with the SEC may supplement, update or modify the factual disclosures about CONSOL or Arch, as applicable, contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by CONSOL, Arch and Merger Sub were made solely for the purposes of the merger agreement and as of specific dates and were qualified and subject to important limitations agreed to by CONSOL, Arch and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to complete the merger if the representations and warranties of the other parties prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by the matters contained in the respective disclosure letters that CONSOL and Arch delivered to each other in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the merger agreement was signed on August 20, 2024. You should not rely on the merger agreement representations, warranties, covenants or any descriptions thereof as characterizations of the actual state of facts of CONSOL, Arch and Merger Sub or any of their respective subsidiaries or affiliates.

The Merger

Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, Merger Sub will be merged with and into Arch in accordance with the DGCL. As a result of the merger, the separate existence of Merger Sub will cease and Arch will continue its existence under the laws of the State of Delaware as the surviving corporation (in such capacity, we sometimes refer to Arch as the “surviving corporation”).

At the effective time of the merger, the merger will have the effects set forth in the merger agreement and the applicable provisions of the DGCL, and all the property, rights, privileges, powers and franchises of each of Arch and Merger Sub will vest in the surviving corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Arch and Merger Sub will become the debts, liabilities, obligations, restrictions, disabilities and duties of the surviving corporation.

Closing

Unless otherwise mutually agreed to in writing between CONSOL and Arch, the completion of the merger will take place at 9:00 a.m. Eastern Time on the third business day immediately following the satisfaction or waiver of the conditions to the completion of the merger (other than any such conditions which by their nature cannot be satisfied until the closing date, which will be required to be so satisfied or (to the extent permitted by applicable law) waived in accordance with the merger agreement on the closing date). For more information on the conditions to the completion of the merger, please see the section entitled “—Conditions to the Completion of the Merger.” We refer to the date on which the completion of the merger occurs as the “closing date.”

On the closing date, a certificate of merger prepared and executed in accordance with the relevant provisions of the DGCL will be filed with the Office of the Secretary of State of the State of Delaware and the merger will become effective upon the filing and acceptance of such certificate of merger with the Office of the Secretary of State of the State of Delaware, or at such later time as agreed in writing by CONSOL and Arch and specified in such certificate of merger.

Organizational Documents; Directors and Officers

At the effective time of the merger, (1) the certificate of incorporation of Arch in effect immediately prior to the effective time of the merger will be amended and restated in its entirety to be in the form set forth in Annex C to the merger agreement, and as so amended will be the certificate of incorporation of the surviving corporation, until duly amended, as provided by such certification of incorporation or by applicable law, and (2) the bylaws of Arch in effect immediately prior to the effective time of the merger will be amended and restated in their entirety to be in the form of the bylaws of Merger Sub in effect immediately prior to the effective time of the merger, except for the name of the surviving corporation, which will be mutually agreed between the parties, and as so amended will be the bylaws of the surviving corporation, until duly amended, as provided by such bylaws or by applicable law.

Subject to the approval by the CONSOL stockholders of the CONSOL charter amendment proposal, prior to the effective time of the merger, CONSOL will take all necessary actions to cause the CONSOL charter amendment to become effective at the effective time of the merger, and the CONSOL certificate of incorporation, as amended by the CONSOL charter amendment, will be the certificate of incorporation of the combined company until thereafter amended in accordance with the provisions thereof and applicable law.

Prior to the effective time of the merger, CONSOL will take all necessary actions to cause the CONSOL bylaws to be amended and restated as set forth in Annex D to the merger agreement (the “amended and restated bylaws of the combined company”) as of the effective time of the merger, and the amended and restated bylaws of the combined company will be the bylaws of the combined company until thereafter amended in accordance with the provisions thereof and applicable law.

The directors and officers of Merger Sub immediately prior to the effective time of the merger will be the initial directors and officers of the surviving corporation as of immediately after the effective time of the merger. Such directors and officers will serve until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

Prior to the effective time of the merger, CONSOL has agreed to take all actions as may be necessary to cause (1) the number of directors constituting the combined company’s board as of the effective time of the merger to be eight, and (2) the combined company’s board as of the effective time of the merger to be composed of (A) four directors designated by CONSOL, one of whom will be James A. Brock, and (B) four directors designated by Arch, two of whom will be Paul A. Lang and Richard A. Navarre, who will serve as the lead independent director. From and after the effective time of the merger, each person designated as a director of CONSOL will serve as a director until such person’s successor has been appointed and qualified or elected or such person’s earlier death, resignation or removal in accordance with the organizational documents of the combined company.

At the effective time of the merger, Mr. Brock will be appointed to serve as the Executive Chair of the combined company’s board, Mr. Lang will be appointed to serve as the Chief Executive Officer of the combined company,

Miteshkumar B. Thakkar will be appointed to serve as the President and Chief Financial Officer of the combined company, Rosemary L. Klein will be appointed to serve as the Senior Vice President, Chief Legal Officer of the combined company, Kurt R. Salvatori will be appointed to serve as the Senior Vice President, Chief Administrative Officer of the combined company, George J. Schuller, Jr. will be appointed to serve as the Senior Vice President, Chief Operating Officer of the combined company, Deck S. Slone will be appointed to serve as the Senior Vice President, Strategy & Public Policy of the combined company, Robert J. Braithwaite, Jr. will be appointed to serve as the Senior Vice President, Marketing & Sales of the combined company and James C. (Chris) Sykes and Joshua T. Koontz will each be appointed to serve as a Vice President, Operations of the combined company, with each such officer serving until such officer’s successor has been appointed and qualified or elected or such officer’s earlier death, resignation, retirement, disqualification or removal in accordance with the organizational documents of the combined company. If, before the effective time of the merger, any such person is unable or unwilling to serve as an officer of the combined company, then a substitute officer will be selected by mutual written agreement of CONSOL and Arch.

Immediately following the closing, the principal offices of the combined company and its subsidiaries (including the surviving corporation) will be located at 275 Technology Drive, Canonsburg, Pennsylvania 15317. At the effective time of the merger, the name of CONSOL will be “Core Natural Resources, Inc.” CONSOL may also take all actions necessary to change the NYSE ticker symbol of the combined company, as of the effective time of the merger, to be as mutually agreed between CONSOL and Arch. CONSOL and Arch have agreed that CONSOL common stock will trade on the NYSE under the ticker symbol “CNR” following the completion of the merger.

At the effective time of the merger, the amended and restated bylaws of the combined company will provide, among other things, that (1) Mr. Brock may not be removed from, nor may there be any diminution in or modification of the duties of the Executive Chair and the combined company’s board may not fail to appoint, re-elect or re-nominate Mr. Brock to, his position as Executive Chair of the combined company’s board until the two year anniversary of the effective time of the merger for any reason, (2) Mr. Lang may not be removed from, nor may there be any diminution in or modification of the duties of the Chief Executive Officer and the combined company’s board may not fail to appoint, re-elect or re-nominate Mr. Lang to, his position as Chief Executive Officer of the combined company until the two-year anniversary of the effective time of the merger for any reason and (3) there may not be a change to the agreed size or composition of the combined company’s board, in each case without an affirmative vote of at least 75% of the total number of members of the combined company’s board (rounded to the nearest whole number).

Effect of the Merger on Capital Stock; Merger Consideration

At the effective time of the merger, by virtue of the merger and without any action on the part of CONSOL, Merger Sub, Arch, or any holder of any securities of CONSOL, Merger Sub or Arch:

•

Each share of capital stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and will represent one fully paid and nonassessable share of common stock of the surviving corporation.

•

Each share of Arch common stock issued and outstanding immediately prior to the effective time of the merger (excluding any excluded shares (as defined below) or converted shares (as defined below) (which shares of Arch common stock we refer to as the “eligible shares”) will be converted into the right to receive from CONSOL that number of fully paid and nonassessable shares of CONSOL common stock (the “merger consideration”) equal to 1.326 (the “exchange ratio”).

All such eligible shares, when so converted pursuant to the provisions of the merger agreement, will cease to be outstanding and will automatically be cancelled and cease to exist. Each holder of a share of Arch common stock that was outstanding immediately prior to the effective time of the merger (excluding any excluded shares or converted shares) will cease to have any rights with respect thereto, except the right to receive the merger consideration, any dividends or other distributions paid with respect to such shares following the effective time of the merger and any cash to be paid in lieu of any fractional shares of CONSOL common stock.

All shares of Arch common stock held by Arch as treasury shares or by CONSOL or Merger Sub immediately prior to the effective time of the merger and, in each case, not held on behalf of third parties (collectively, “excluded shares”) will automatically be cancelled and cease to exist as of the effective time of the merger, and no consideration will be delivered in exchange for excluded shares.

Each share of Arch common stock that is owned by any direct or indirect subsidiary of Arch or CONSOL (other than Merger Sub) (collectively, “converted shares”) will automatically be converted into a number of fully-paid and nonassessable shares of CONSOL common stock equal to the exchange ratio, subject to adjustment as described below.

Without limiting the parties’ respective obligations as further described in the section entitled “—Interim Operations of Arch and CONSOL Pending the Merger,” in the event of any change in the number or class of eligible shares or the number or class of shares of CONSOL common stock or securities convertible or exchangeable into or exercisable for eligible shares or CONSOL common stock (in each case issued and outstanding after August 20, 2024 and before the effective time of the merger) by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the exchange ratio and the merger consideration will be equitably adjusted to reflect the effect of such change.

Treatment of Arch Equity Awards in the Merger

Arch RSU Awards

Effective as of the effective time of the merger (i) except as otherwise provided in the merger agreement, each Arch RSU award that is outstanding immediately prior to the effective time of the merger (and any related cash dividend equivalents) will, by virtue of the merger and without any action on the part of the holder thereof, fully vest, be cancelled and automatically converted into the right to receive, within five business days following the effective time of the merger, (A) a number of newly issued shares of CONSOL common stock equal to the product (rounded to the nearest whole number) of (x) the number of shares of Arch common stock subject to such Arch RSU award as of immediately prior to the effective time of the merger (whether vested or unvested), multiplied by (y) the exchange ratio; provided that CONSOL will withhold the number of shares of CONSOL common stock as reasonably determined by CONSOL to satisfy any tax withholding obligations associated with the settlement of such Arch RSU award (with any fractional shares of CONSOL common stock treated in accordance with the merger agreement), and (B) payment in cash of any accrued and unpaid dividend equivalents related to such Arch RSU award (as determined immediately prior to the effective time of the merger), less applicable withholdings, and (ii) each Arch RSU award that is granted after August 20, 2024 and outstanding and unvested immediately prior to the effective time of the merger will, by virtue of the merger and without any action on the part of the holder thereof, be converted into a CONSOL RSU award (rounded to the nearest whole number of shares) equal to the product of (x) the number of shares of Arch common stock subject to such Arch RSU award as of immediately prior to the effective time of the merger (whether vested of unvested), multiplied by (y) the exchange ratio. Each CONSOL RSU award will have the same terms and conditions as the corresponding Arch RSU award had immediately prior to the effective time of the merger.

Arch PSU Awards

Effective as of the effective time of the merger (i) except as otherwise provided in the merger agreement, each Arch PSU award that is outstanding as of immediately prior to the effective time of the merger (and any related cash dividend equivalents) will, by virtue of the merger and without any action on the part of the holder thereof, be converted into the right to receive, within five business days following the effective time of the merger, (A) a number of newly issued shares of CONSOL common stock equal to the product (rounded to the nearest whole number) of (I) the number of shares of Arch common stock subject to such Arch PSU award as of immediately prior to the effective time of the merger equal to the greater of (x) 100% of the target number of shares of Arch common stock subject to the Arch PSU award and (y) the number of shares of Arch common stock subject to the portion of the Arch PSU award that would have vested as of the effective time of the merger based on actual achievement of the performance goals related to such Arch PSU award as of the effective time of the merger (the “Vested PSU Award”), multiplied by (II) the exchange ratio; provided, that CONSOL will withhold the number of shares of CONSOL common stock as reasonably determined by CONSOL to satisfy any tax withholding obligations associated with the settlement of such Arch PSU award (with any fractional shares of CONSOL common stock treated in accordance with the merger agreement), and (B) payment in cash of any dividend equivalents related to the Vested PSU Award (as determined immediately prior to the effective time of the merger), less applicable withholdings, and (ii) each Arch PSU award that is granted after August 20, 2024 and is outstanding as of immediately prior to the effective time of the merger will, by virtue of the merger and without any action on the part of the holder thereof, be converted into a CONSOL RSU award (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (x) the target number of shares of Arch common stock subject to such Arch PSU award by (y) the exchange ratio. Each CONSOL RSU award will have the same terms and conditions as the corresponding Arch PSU award had immediately prior to the effective time of the merger except that vesting of the award will be subject only to continuous service, and any performance-based objectives will cease to apply.

Assumption of Arch Equity Plan

At the effective time of the merger, CONSOL will assume the Arch Equity Plan with the number of shares reserved and remaining for issuance under such Arch Equity Plan adjusted to a number of shares of CONSOL common stock determined by multiplying the number of shares of Arch common stock reserved and remaining for issuance under such Arch Equity Plan immediately prior to the effective time of the merger by the exchange ratio, rounded down to the nearest whole share.

Treatment of CONSOL Equity Awards in the Merger

CONSOL RSU Awards Granted Prior to August 20, 2024

At the effective time of the merger, each outstanding CONSOL RSU award granted prior to August 20, 2024 (and not previously forfeited in accordance with its terms) will vest and will be settled in the number of shares of CONSOL common stock covered by such award.

CONSOL RSU Awards Granted on or After August 20, 2024

Each outstanding CONSOL RSU award granted on or after August 20, 2024 will remain outstanding following the effective time and will have the same terms and conditions as in effect immediately prior to the effective time, including, in the case of executive officers of CONSOL, accelerated vesting of any such awards upon a qualifying termination.

CONSOL PSU Awards Granted Prior to August 20, 2024

At the effective time of the merger, each outstanding CONSOL PSU award granted prior to August 20, 2024 (and not previously forfeited in accordance with its terms) will be cancelled and converted into the right to receive a number of shares of CONSOL common stock equal to the number of shares of CONSOL common stock covered by such CONSOL PSU award (or cash equal to the market value of such shares, if applicable, under the award agreement terms) based on the greater of actual performance and target performance.

CONSOL PSU Awards Granted on or After August 20, 2024

Each outstanding CONSOL PSU award granted on or after August 20, 2024 will remain outstanding following the effective time and will have the same terms and conditions as in effect immediately prior to the effective time, including, in the case of executive officers of CONSOL, accelerated vesting of any such awards upon a qualifying termination.

Payment for Securities; Exchange

Prior to the effective time of the merger, CONSOL will enter into, or cause Merger Sub to enter into, an agreement with Computershare Trust Company, N.A. to act as agent for the holders of Arch common stock in connection with the merger, which we refer to as the exchange agent. Prior to the filing of the certificate of merger, CONSOL has agreed to deposit, or cause to be deposited, with the exchange agent, for the benefit of the holders of eligible shares, the number of shares of CONSOL common stock issuable as merger consideration pursuant to the merger agreement. CONSOL has also agreed to make available to the exchange agent, from time to time as needed, cash sufficient to pay certain dividends and other distributions on the shares of CONSOL common stock issuable as merger consideration (which cash, together with any shares of CONSOL common stock deposited with the exchange agent, we refer to as the “exchange fund”). CONSOL or the surviving corporation will pay all charges and expenses, including those of the exchange agent, in connection with the exchange of eligible shares pursuant to the merger agreement. The cash portion of the funds deposited with the exchange agent may be invested by the exchange agent as reasonably directed by CONSOL subject to certain limitations designed to prevent losses and CONSOL’s obligation to reasonably promptly deposit or cause to be deposited additional cash to fund any losses.

Certificates

As soon as reasonably practicable after the effective time of the merger, CONSOL has agreed to cause the exchange agent to deliver to each record holder of eligible share certificates, as of immediately prior to the effective time of the merger, a notice advising such holders of the effectiveness of the merger and a letter of transmittal and instructions for use in effecting the surrender of such certificates for payment of the merger consideration. Upon surrender to the exchange agent of an eligible share certificate, together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the exchange agent or CONSOL, the holder of such eligible share certificate will be entitled to receive in exchange therefor (1) a statement reflecting the aggregate whole number of shares of CONSOL common stock (which will be in uncertificated book-entry form) that such holder has the right to receive pursuant to the merger agreement and (2) a check in the amount equal to the cash payable in lieu of any fractional shares of CONSOL common stock and dividends and other distributions on the shares of CONSOL common stock issuable as merger consideration pursuant to the applicable provisions of the merger agreement.

Non-DTC Book-Entry Shares

As soon as reasonably practicable after the effective time of the merger, CONSOL has agreed to cause the exchange agent to deliver to each record holder, as of immediately prior to the effective time of the merger, of Arch book-entry shares not held through DTC, (1) a notice advising such holders of the effectiveness of the merger, (2) a statement reflecting the number of shares of CONSOL common stock (which will be in uncertificated book-entry form) representing, in the aggregate, the whole number of shares of CONSOL common stock that such holder has the right to receive pursuant to the merger agreement (after taking into account all shares of Arch common stock then held by such holder) and (3) a check in the amount equal to the cash payable in lieu of any fractional shares of CONSOL common stock and dividends and other distributions on the shares of CONSOL common stock issuable as merger consideration pursuant to the applicable provisions of the merger agreement.

DTC Book-Entry Shares

With respect to Arch book-entry shares held through DTC, CONSOL and Arch have agreed to cooperate to establish procedures with the exchange agent and DTC to ensure the exchange agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the closing date, upon surrender of the shares held of record by DTC, the merger consideration, cash in lieu of any fractional shares of CONSOL common stock and any dividends and other distributions on the shares of CONSOL common stock issuable as merger consideration (pursuant to the applicable provisions of the merger agreement), in each case, that DTC has the right to receive.

No Interest

No interest will be paid or accrued on any amount payable for eligible shares pursuant to the merger agreement.

Termination of Rights

All merger consideration and any cash in lieu of fractional shares of CONSOL common stock paid upon the surrender of eligible share certificates and book-entry shares will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Arch common stock. At the effective time of the merger, the stock transfer books of the surviving corporation will be closed immediately, and there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Arch common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, eligible share certificates or book-entry shares are presented to the surviving corporation for any reason, they will be cancelled and exchanged for the merger consideration, any cash in lieu of fractional shares of CONSOL common stock and dividends and other distributions on the shares of CONSOL common stock issuable as merger consideration.

Any merger consideration that remains undistributed to the former Arch stockholders on the twelve-month anniversary of the closing date will be delivered to CONSOL, upon demand, and any former Arch stockholders who have not received the merger consideration, any cash in lieu of fractional shares of CONSOL common stock and dividends and other distributions on the shares of CONSOL common stock issuable as merger consideration after such time may look only to the surviving corporation and CONSOL (subject to applicable abandoned property, escheat or similar laws) for payment of their claim for such amounts.

No Liability

None of the surviving corporation, CONSOL, Merger Sub or the exchange agent will be liable to any Arch stockholder for any amount of merger consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

Lost, Stolen, or Destroyed Certificates

If any eligible share certificate (other than a certificate evidencing excluded shares or converted shares) has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Arch common stock certificate to be lost, stolen or destroyed (in the form and substance reasonably satisfactory to the surviving corporation and the exchange agent) and, if reasonably required by the surviving corporation, the posting by such person of a bond in such customary amount as the surviving corporation may direct as is reasonably necessary as indemnity against any claim that may be made against it with respect to such Arch common stock certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed Arch common stock certificate the merger consideration, any cash in lieu of fractional shares of CONSOL common stock and dividends and other distributions on the shares of CONSOL common stock issuable as merger consideration.

No Fractional Shares of CONSOL Common Stock

No certificates or scrip or shares representing fractional shares of CONSOL common stock will be issued upon the exchange of eligible shares of Arch common stock, and such fractional share interests will not entitle the owner of such fractional share interests to vote or to have any rights of a stockholder of CONSOL or a holder of shares of CONSOL common stock. Each holder of eligible shares exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of CONSOL common stock (after taking into account all certificates and book-entry shares held by such holder) will receive, in lieu of such fractional shares of CONSOL common stock, cash (without interest) in an amount equal to the product of (1) the aggregate net cash proceeds as determined by the next sentence and (2) a fraction, the numerator of which is such fractional part of a share of CONSOL common stock, and the denominator is the number of shares of CONSOL common stock constituting a portion of the exchange fund as represents the aggregate of all fractional entitlements of all Arch stockholders. As promptly as possible following the effective time of the merger, the exchange agent will sell at then-prevailing prices of the NYSE such number of shares of CONSOL common stock constituting a portion of the exchange fund as represents the aggregate of all fractional entitlements of all Arch stockholders, with the cash proceeds (net of all commissions, transfer taxes and other out-of-pocket costs and expenses of the exchange agent incurred in connection with such sales) of such sales to be used by the exchange agent to fund the foregoing payments in lieu of fractional shares.

Withholding Taxes

CONSOL, Arch, Merger Sub, the surviving corporation and the exchange agent are entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement any amount required to be deducted and withheld with respect to the making of such payment under applicable law and will pay the amount deducted or withheld to the appropriate taxing authority in accordance with applicable law. CONSOL, Arch, Merger Sub, the surviving corporation and the exchange agent, as the case may be, will cooperate in good faith to minimize any such deduction or withholding. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority by CONSOL, Arch, Merger Sub, the surviving corporation or the exchange agent, as the case may be, such deducted or withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.

Appraisal Rights

In accordance with the DGCL, no appraisal rights will be available to CONSOL stockholders and holders of Arch Class A common stock with respect to the transactions contemplated by the merger agreement.

However, holders of the 257 shares of Arch Class B common stock currently issued and outstanding are entitled to appraisal rights under Section 262 of the DGCL. For additional information, see the section entitled “Appraisal Rights” on page 213.

Representations and Warranties

Representations and Warranties

The merger agreement contains customary and, in most cases, reciprocal representations and warranties by Arch and CONSOL that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in forms, reports, certifications, schedules, statements and documents filed with or furnished to the SEC by Arch or CONSOL, as applicable, from December 31, 2021 through August 19, 2024 or in the disclosure letters delivered by Arch and CONSOL to each other in connection with the merger agreement. These representations and warranties relate to, among other things:

•	organization, good standing and qualification to conduct business;

•	capitalization;

•

corporate authority, conflicts and approvals relating to the execution, delivery and performance of the merger agreement, including regarding the approval by the CONSOL board and Arch board of the merger agreement and the transactions contemplated by the merger agreement;

•

the absence of a default or adverse change in the rights or obligations under any provision of any loan or credit agreement, note, bond, mortgage, indenture, Parent Contract (or, as applicable, Company

Contract) (each as defined in the merger agreement), permit, franchise or license to which CONSOL or any of its subsidiaries (or, as applicable, Arch or any of Arch’s subsidiaries) are a party or violation of CONSOL’s (or, as applicable, Arch’s) organizational documents or the creation of any encumbrance on any of CONSOL’s or its subsidiaries’ properties or assets as a result of entering into, delivering and performing under the merger agreement and consummating the merger;

•

governmental filings, notices, reports, registrations, approvals, consents, ratifications, permits, permissions, waivers or expirations of waiting periods or authorizations required in connection with the execution, delivery and performance of the merger agreement and the completion of the merger;

•	filings with the SEC since December 31, 2021 and the financial statements included therein;

•	compliance with the applicable requirements under the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002;

•	the absence of certain material changes and effects since June 30, 2024;

•	the conduct of business in the ordinary course of business since June 30, 2024;

•	the absence of certain undisclosed liabilities;

•

compliance with applicable laws (including mining, reclamation and similar laws and fraud and bribery laws), the absence of governmental investigations (including investigations into mining permit eligibility) and the possession of and compliance with licenses and permits necessary for the conduct of business;

•	the absence of any notices from governmental authorities regarding ineligibility to receive mining permits;

•	the status of new permit applications;

•	employee benefit plans;

•	labor matters;

•	tax matters;

•	the absence of certain legal proceedings, investigations and governmental orders pending or threatened against CONSOL and its subsidiaries (or, as applicable, against Arch and its subsidiaries);

•	intellectual property matters;

•	real property;

•

the obtainment of financial assurances required under applicable permits, mining and mining safety laws or environmental laws or for CONSOL’s and its subsidiaries’ (or, as applicable, Arch’s and its subsidiaries’) business;

•	the absence of conflicts, breaches, terminations or defaults under any financial assurance and compliance with such financial assurances;

•

the liability for asset retirement obligations recorded on the balance sheet and the projected cash flows used to calculate the liability relative to the amount expected to be expended to satisfy such obligations;

•	environmental matters;

•	Parent Contracts (or, as applicable, Company Contracts);

•	insurance matters;

•	receipt by CONSOL (or, as applicable, Arch) of a fairness opinion from its financial advisor regarding the fairness of the exchange ratio;

•	the absence of any undisclosed broker’s or finder’s fees; and

•	the absence of any undisclosed related party transactions.

The merger agreement also contains additional representations and warranties by Arch relating to, among other things, the inapplicability of anti-takeover laws.

The merger agreement also contains additional representations and warranties by CONSOL and Merger Sub relating to the following, among other things:

•	CONSOL common stock to be issued pursuant to the merger agreement;

•	ownership of shares of Arch common stock;

•	Merger Sub transaction approvals; and

•	the conduct of the business of Merger Sub.

Definition of Material Adverse Effect

A “material adverse effect” means, when used with respect to CONSOL or Arch, as applicable, any circumstance, effect, change, event or development that has had, or would reasonably be expected to have, a material adverse effect on the financial condition, business or operations of such party and its subsidiaries, taken as a whole, except, however, that no effect (by itself or when aggregated or taken together with any other effects) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following will be deemed to be or constitute a material adverse effect or will be taken into account when determining whether a material adverse effect has occurred or would reasonably be expected to occur:

•	general economic conditions (or changes in such conditions) or changes in global or national economic conditions generally;

•

conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets, including changes in interest rates and changes in exchange rates for the currencies of any countries and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

•

changes or conditions generally affecting the coal mining industry, including changes (on a current or forward basis) in the market price of thermal coal or other carbon based sources of energy or power, other mineral products used or sold by CONSOL, Arch, Merger Sub or their respective subsidiaries or any geographic markets in which either CONSOL, Arch or Merger Sub operates;

•

political conditions (or changes in such conditions) or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism and including the conflicts in Ukraine and the Middle East and the escalation or general worsening thereof and including cyberattacks), including any results of elections;

•

acts of god or force majeure events, including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or manmade disasters, pandemics (including the existence and impact of the COVID-19 pandemic) or weather conditions;

•

the announcement of the merger agreement or the pendency or consummation of the merger and the other transactions contemplated by the merger agreement (other than with respect to any representation or warranty that is intended to address the consequences of the execution or delivery of the merger agreement or the announcement or consummation of the merger and the other transactions contemplated by the merger agreement) or the identity of CONSOL or Merger Sub (with respect to an Arch material adverse effect (as defined below)) or Arch (with respect to a CONSOL material adverse effect (as defined below)) as a party to the merger agreement;

•	compliance with the terms of, or the taking of any action expressly required by, the merger agreement (except for certain obligations under the merger agreement to operate in the ordinary course);

•

changes in law or other legal or regulatory conditions, or the authoritative interpretation or enforcement thereof, or changes in GAAP or other accounting standards (or the authoritative interpretation or enforcement thereof); or

•

any changes in such party’s stock price or the trading volume of such party’s stock, or any failure by such party to meet any analysts’ estimates or expectations of such party’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such party or any of its subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be, a material adverse effect to the extent not otherwise excluded in the bulleted exclusions above).

Notwithstanding the bullet points above, if such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the first five bullet points directly above disproportionately adversely affect such party and its subsidiaries, taken as a whole, as compared to other similarly situated industry participants, in which case only the incremental disproportionate impact will be taken into account when determining whether a material adverse effect has occurred or would reasonably be expected to occur.

An “Arch material adverse effect” means a material adverse effect with respect to Arch, and a “CONSOL material adverse effect” means a material adverse effect with respect to CONSOL.

Interim Operations of Arch and CONSOL Pending the Merger

Interim Operations of Arch

Arch has agreed that, except (1) as provided in the disclosure letter Arch delivered to CONSOL in connection with the execution of the merger agreement, (2) as expressly permitted or required by the merger agreement, (3) for any actions required by applicable law, (4) for any commercially reasonable actions in response to certain emergency conditions, subject to certain terms and conditions in the merger agreement, or (5) as otherwise consented to by CONSOL in writing (which consent will not be unreasonably withheld, conditioned or delayed), until the earlier of the effective time of the merger and the termination of the merger agreement, Arch will, and will cause each of its subsidiaries to, use its reasonable best efforts to:

•	conduct its business in the ordinary course; and

•

preserve substantially intact its present business organization, goodwill and assets, to keep available the services of its current officers and employees and preserve its existing relationships and goodwill with governmental entities and its key employees, customers, suppliers, licensors, licensees, distributors, lessors, joint venture partners and others having significant business dealings with Arch.

In addition, Arch has further agreed that, except (1) as provided in the disclosure letter it delivered to CONSOL in connection with the execution of the merger agreement, (2) as expressly permitted or required by the merger agreement or Arch’s capital budget, (3) any actions required by applicable law or (4) as otherwise consented to by CONSOL in advance in writing (which consent will not be unreasonably withheld, conditioned or delayed), until the earlier of the effective time of the merger and the termination of the merger agreement, Arch will not, and will not permit its subsidiaries to:

•

declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Arch or its subsidiaries, except for dividends and distributions by a direct or indirect wholly owned subsidiary of Arch to Arch or another direct or indirect wholly owned subsidiary of Arch or dividends on Arch common stock not to exceed a certain agreed amount set forth in the disclosure letter Arch delivered to CONSOL in connection with the execution of the merger agreement;

•

split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Arch or any of its subsidiaries;

•

purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Arch or any subsidiary of Arch, except as required to satisfy any applicable tax withholding in respect of the vesting, exercise or settlement of any Arch equity awards outstanding as of August 20, 2024 or granted thereafter without violating the merger agreement, in accordance with the terms of the Arch equity plans and applicable award agreements;

•

offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Arch or any of its subsidiaries or joint ventures or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (1) the issuance or delivery of Arch common stock upon the vesting, settlement or exercise of or lapse of any restrictions on any Arch equity awards outstanding on August 20, 2024 or granted thereafter without violating the merger agreement, in each case, in accordance with the terms of such Arch equity awards, (2) issuances by a wholly owned subsidiary of Arch of such subsidiary’s capital stock or other equity interests to Arch or any other wholly owned subsidiary of Arch and (3) shares of capital stock issued as a dividend made in accordance with the first bullet above;

•	amend or propose to amend Arch’s or any of its subsidiaries’ organizational documents (other than immaterial amendments to the organizational documents of Arch’s subsidiaries);

•

other than any acquisitions permitted by the merger agreement that do not involve consideration valued in excess of $25 million individually or $50 million in the aggregate (in each case, subject to Arch’s obligations described in “—No Solicitation; Changes of Recommendation - No Solicitation by Arch”), acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or any assets of, exchanging, licensing, or by any other manner), any business, assets or properties of any corporation, partnership, association or other business organization or division thereof;

•

sell, lease, transfer, farmout, license, encumber (other than encumbrances permitted by the merger agreement), discontinue or otherwise dispose of (including through a joint venture) (A) any portion of its assets, rights or properties, other than (1) sales, leases or dispositions in an arm’s length transaction of non-operating assets for which the value of the applicable assets, rights or properties is less than $50 million in the aggregate, (2) the dispositions of personal property, inventory or Arch real property in the ordinary course, (3) sales of obsolete, uneconomic or worthless equipment in the ordinary course, (4) among Arch and its wholly owned subsidiaries or (5) asset swaps in an arm’s length transaction involving exclusively non-operating assets that have a fair market value of less than $50 million in the aggregate; or (B) any interest in any existing joint venture;

•

authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Arch or any of its subsidiaries, in each case, except as would not otherwise prevent, delay or impair the consummation of the transactions contemplated by the merger agreement;

•	change in any material respect their material financial accounting principles, practices or methods, except as required by GAAP;

•

except in the ordinary course, (1) change or revoke any material election relating to taxes; (2) enter into any closing agreement with respect to any material amount of taxes; or (3) settle or compromise any material tax claim, audit, assessment or dispute for an amount materially in excess of the amount reserved therefor in forms, reports, certifications, schedules, statements and documents filed with or furnished to the SEC by Arch;

•

except as required by the terms of an employee benefit plan sponsored, maintained or contributed to by Arch or with respect to which Arch has any liability (an “Arch plan”) or in the ordinary course, increase the compensation or benefits payable or to become payable to any of its current or former directors, officers, or employees;

•

except as required by the terms of any Arch plan or in the ordinary course, take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits;

•

except as required by the terms of any Arch plan or in the ordinary course, enter into any new, or amend any existing, employment, severance, change in control, retention or similar agreement or arrangement;

•

except as required by the terms of any Arch plan or in the ordinary course and solely with respect to arrangements not covered in the preceding bullet point, enter into, establish or adopt any Arch plan (or any arrangement that would be an Arch plan if in effect as of August 20, 2024), or amend or terminate any Arch plan in existence as of August 20, 2024, other than amendments that do not have the effect of enhancing any benefits thereunder or otherwise resulting in materially increased costs to Arch;

•	except as required by the terms of any Arch plan or in the ordinary course, hire or promote any employee who is (or would be) an executive officer;

•	except as required by the terms of any Arch plan or in the ordinary course, terminate the employment of any executive officer, other than for cause;

•	except as required by the terms of any Arch plan or in the ordinary course, enter into, amend or terminate any collective bargaining agreement or other labor agreement;

•

retire, repay, defease, repurchase, discharge, satisfy or redeem all or any portion of the outstanding aggregate principal amount of Arch’s indebtedness that has a repayment cost, “make whole” amount, prepayment penalty or similar obligation (other than by mutual agreement of Arch and CONSOL in accordance with the merger agreement and indebtedness incurred by Arch or its wholly owned subsidiaries and owed to Arch or its wholly owned subsidiaries), other than any such amounts under Arch’s existing credit facilities;

•

incur, create or assume any indebtedness or guarantee any such indebtedness of another person or create any encumbrances on any property or assets of Arch or any of its subsidiaries in connection with any indebtedness thereof, other than encumbrances permitted by the merger agreement, except for: (1) the incurrence of indebtedness under Arch’s existing credit facilities in the ordinary course and in no event exceeding $25 million of borrowings in the aggregate, (2) the incurrence of indebtedness by Arch that is owed to any wholly owned subsidiary of Arch or by any subsidiary of Arch that is owed to Arch or a wholly owned subsidiary of Arch, (3) the incurrence of indebtedness incurred or assumed in connection with certain acquisitions permitted by the merger agreement, (4) following consultation with CONSOL, refinancings or amendments of existing indebtedness that will mature or be subject to mandatory tender or redemption within six months of such refinancing or amendment, provided that such refinanced indebtedness does not exceed the aggregate principal amount of the indebtedness (including any unutilized commitments) being refinanced (plus accrued but unpaid interest, premiums and any associated reasonable costs and fees), (5) the incurrence of indebtedness in an amount not to exceed $25 million, (6) other indebtedness incurred by mutual agreement of Arch and CONSOL in accordance with the merger agreement, (7) the obtainment, provision or posting of financial assurances to the extent required pursuant to a permit or mining and mining safety law, (8) the entry into capital leases, (9) insurance premium financings in the ordinary course, or (10) the creation of any encumbrances securing any indebtedness permitted by the items in this bullet point;

•

enter into any contract that would be a Company Contract (as defined in the merger agreement), if it were in effect on August 20, 2024, or modify, amend, terminate or assign, or waive or assign any rights under, any Company Contract (other than in the ordinary course);

•	enter into certain contracts, transactions, understandings or arrangements set forth in the disclosure letter Arch delivered to CONSOL in connection with the execution of the merger agreement;

•

cancel, modify or waive any debts or claims held by Arch or any of its subsidiaries or waive any rights held by Arch or any of its subsidiaries having in each case a value in excess of $5 million in the aggregate;

•

waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any proceeding (excluding any audit, claim or other proceeding in respect of taxes, which shall be governed by the tenth bullet in this section) other than (1) the settlement of such proceedings involving only the payment of monetary damages by Arch or any of its subsidiaries of any amount not exceeding $10 million in the aggregate (in excess of insurance coverage) and (2) as would not result in any restriction on future activity or conduct or a finding or admission of a violation of law; except that Arch will be permitted to settle any transaction litigation in accordance with the merger agreement;

•

except as permitted by the merger agreement, make or commit to make any capital expenditures not included in Arch’s capital budget, except for capital expenditures (1) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course, (2) to repair damage resulting from insured casualty events, or (3) required on an emergency basis or for the safety of individuals, assets or the environment;

•	abandon, permit to lapse, modify in any material respect or fail to renew any material Arch permit or any material mining rights outside the ordinary course;

•	close any facilities that are material to Arch’s operations outside the ordinary course;

•

enter into material interest rate swaps, foreign exchange or commodity agreements and other similar hedging arrangements other than in the ordinary course for purposes of offsetting a bona fide exposure (including counterparty risk);

•	enter into any transaction or contract with any affiliate or other person that would be required to be disclosed by Arch under Item 404 of Regulation S-K promulgated under the Exchange Act;

•

take any action or omit to take any action that is reasonably likely to cause any of the conditions to the merger to not be satisfied, as further described in the section entitled “—Conditions to the Completion of the Merger”; or agree to take any action prohibited by the above bullet points.

Interim Operations of CONSOL

CONSOL has agreed that, except (1) as provided in the disclosure letter CONSOL delivered to Arch in connection with the execution of the merger agreement, (2) as expressly permitted or required by the merger agreement, (3) for any actions required by applicable law, (4) for any commercially reasonable actions in response to certain emergency conditions, subject to certain terms and conditions in the merger agreement, or (5) as otherwise consented to by Arch in advance in writing (which consent will not be unreasonably withheld, conditioned or delayed), until the earlier of the effective time of the merger and the termination of the merger agreement, CONSOL will, and will cause each of its subsidiaries to, use its reasonable best efforts to:

•	conduct its business in the ordinary course; and

•

preserve substantially intact its present business organization, goodwill and assets, to keep available the services of its current officers and employees and preserve its existing relationships and goodwill with governmental entities and its key employees, customers, suppliers, licensors, licensees, distributors, lessors, joint venture partners and others having significant business dealings with CONSOL.

In addition, CONSOL has further agreed that, except (1) as provided in the disclosure letter it delivered to Arch in connection with the execution of the merger agreement, (2) as expressly permitted or required by the merger agreement or CONSOL’s capital budget, (3) any actions required by applicable law, or (4) as otherwise consented to by Arch in writing (which consent will not be unreasonably withheld, conditioned or delayed), until the earlier of the effective time of the merger and the termination of the merger agreement, CONSOL will not, and will not permit its subsidiaries to:

•

declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, CONSOL or its subsidiaries, except for dividends and distributions by a direct or indirect wholly owned subsidiary of CONSOL to CONSOL or another direct or indirect wholly owned subsidiary of CONSOL or dividends on the CONSOL common stock in an amount not to exceed a certain agreed amount set forth in the disclosure letter CONSOL delivered to Arch in connection with the execution of the merger agreement;

•

split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in CONSOL or any of its subsidiaries;

•

purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, CONSOL or any subsidiary of CONSOL, except as required to satisfy any applicable tax withholding in respect of the vesting, exercise or settlement of any CONSOL equity awards outstanding as of August 20, 2024 or granted thereafter without violating the merger agreement, in accordance with the terms of the CONSOL equity plans and applicable award agreements;

•

offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, CONSOL or any of its subsidiaries or joint ventures or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (1) the issuance or delivery of CONSOL common stock upon the vesting, settlement or exercise of or lapse of any restrictions on any CONSOL equity awards outstanding on August 20, 2024 or granted thereafter without violating the merger agreement, in each case, in accordance with the terms of such CONSOL equity awards, (2) issuances by a wholly owned subsidiary of CONSOL of such subsidiary’s capital stock or other equity interests to CONSOL or any other wholly owned subsidiary of CONSOL and (3) shares of capital stock issued as a dividend made in accordance with the first bullet above;

•	amend or propose to amend CONSOL’s or any of its subsidiaries’ organizational documents (other than immaterial amendments to the organizational documents of CONSOL’s subsidiaries);

•

other than any acquisitions permitted by the merger agreement that do not involve consideration valued in excess of $25 million individually or $50 million in the aggregate (in each case, subject to CONSOL’s obligations described in “—No Solicitation; Changes of Recommendation—No Solicitation by CONSOL”), acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or any assets of, exchanging, licensing, or by any other manner), any business, assets or properties of any corporation, partnership, association or other business organization or division thereof;

•

sell, lease, transfer, farmout, license, encumber (other than encumbrances permitted by the merger agreement), discontinue or otherwise dispose of (including through a joint venture), any portion of its assets, rights or properties, other than (1) sales, leases or dispositions in an arm’s length transaction of non-operating assets for which the value of the applicable assets, rights or properties is less than $50 million in the aggregate, (2) the dispositions of personal property, inventory or CONSOL real property in the ordinary course, (3) sales of obsolete, uneconomic or worthless equipment in the ordinary course, (4) among CONSOL and its wholly owned subsidiaries or (5) asset swaps in an arm’s length transaction involving exclusively non-operating assets that have a fair market value of less than $50 million in the aggregate;

•

authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of CONSOL or any of its subsidiaries, in each case, except as would not otherwise prevent, delay or impair the consummation of the transactions contemplated by the merger agreement;

•	change in any material respect their material financial accounting principles, practices or methods, except as required by GAAP;

•

except in the ordinary course, (1) change or revoke any material election relating to taxes; (2) enter into any closing agreement with respect to any material amount of taxes; or (3) settle or compromise any material tax claim, audit, assessment or dispute for an amount materially in excess of the amount reserved therefor in forms, reports, certifications, schedules, statements and documents filed with or furnished to the SEC by CONSOL;

•

except as required by the terms of an employee benefit plan sponsored, maintained or contributed to by CONSOL or with respect to which CONSOL has any liability (a “CONSOL plan”) or in the ordinary course, increase the compensation or benefits payable or to become payable to any of its current or former directors, officers, or employees;

•

except as required by the terms of any CONSOL plan or in the ordinary course, take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits;

•

except as required by the terms of any CONSOL plan or in the ordinary course, enter into any new, or amend any existing, employment, severance, change in control, retention or similar agreement or arrangement;

•

except as required by the terms of any CONSOL plan or in the ordinary course and solely with respect to arrangements not covered in the preceding bullet point, enter into, establish or adopt any CONSOL plan, or amend or terminate any CONSOL plan (or arrangement that would be a CONSOL plan if in effect as of August 20, 2024) in existence as of August 20, 2024, other than amendments that do not have the effect of enhancing any benefits thereunder or otherwise resulting in materially increased costs to CONSOL;

•	except as required by the terms of any CONSOL plan or in the ordinary course, hire or promote any employee who is (or would be) an executive officer;

•	except as required by the terms of any CONSOL plan or in the ordinary course, terminate the employment of any executive officer, in each case, other than for cause;

•	except as required by the terms of any CONSOL plan or in the ordinary course, enter into, amend or terminate any collective bargaining agreement or other labor agreement;

•

retire, repay, defease, repurchase, discharge, satisfy or redeem all or any portion of the outstanding aggregate principal amount of CONSOL’s indebtedness that has a repayment cost, “make whole” amount, prepayment penalty or similar obligation (other than by mutual agreement of CONSOL and Arch in accordance with the merger agreement and indebtedness incurred by CONSOL or its wholly owned subsidiaries and owed to CONSOL or its wholly owned subsidiaries), other than any such amounts under CONSOL’s existing credit facilities;

•

incur, create or assume any indebtedness or guarantee any such indebtedness of another person or create any encumbrances on any property or assets of CONSOL or any of its subsidiaries in connection with any indebtedness thereof, other than encumbrances permitted by the merger agreement, except for: (1) the incurrence of indebtedness under CONSOL’s existing credit facilities in the ordinary course and in no event exceeding $25 million of borrowings in the aggregate, (2) the incurrence of indebtedness by CONSOL that is owed to any wholly owned subsidiary of CONSOL or by any subsidiary of CONSOL that is owed to CONSOL or a wholly owned subsidiary of CONSOL, (3) the incurrence of indebtedness incurred or assumed in connection with certain acquisitions permitted by the merger agreement, (4) following consultation with Arch, refinancings or amendments of existing indebtedness that will mature or be subject to mandatory tender or redemption within six months of such refinancing or amendment, provided that such refinanced indebtedness does not exceed the aggregate principal amount of the indebtedness (including any unutilized commitments) being refinanced (plus accrued but unpaid interest, premiums and any associated reasonable costs and fees), (5) the incurrence of indebtedness in an amount not to exceed $25 million, (6) other indebtedness incurred by mutual agreement of Arch and CONSOL in accordance with the merger agreement, (7) the obtainment, provision or posting of financial assurances to the extent required pursuant to a permit or mining and mining safety law, (8) the entry into capital leases, (9) insurance premium financings in the ordinary course, or (10) the creation of any encumbrances securing any indebtedness permitted by the items in this bullet point;

•

enter into any contract that would be a Parent Contract (as defined in the merger agreement), if it were in effect on August 20, 2024, or modify, amend, terminate or assign, or waive or assign any rights under, any Parent Contract (other than in the ordinary course);

•

cancel, modify or waive any debts or claims held by CONSOL or any of its subsidiaries or waive any rights held by CONSOL or any of its subsidiaries having in each case a value in excess of $5 million in the aggregate;

•

waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any proceeding (excluding any audit, claim or other proceeding in respect of taxes, which shall be governed by the tenth bullet in this section) other than (1) the settlement of such proceedings involving only the payment of monetary damages by CONSOL or any of its subsidiaries of any amount not exceeding $10 million in the aggregate (in excess of insurance coverage) and (2) as would not result in any restriction on future activity or conduct or a finding or admission of a violation of law; except that CONSOL will be permitted to settle any transaction litigation in accordance with the merger agreement;

•

except as permitted by the merger agreement, make or commit to make any capital expenditures not included in CONSOL’s capital budget, except for capital expenditures (1) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course, (2) to repair damage resulting from insured casualty events or (3) required on an emergency basis or for the safety of individuals, assets or the environment;

•	abandon, permit to lapse, modify in any material respect or fail to renew any material CONSOL permit or any material mining rights outside the ordinary course;

•	close any facilities which are material to CONSOL operations outside the ordinary course;

•

enter into material interest rate swaps, foreign exchange or commodity agreements and other similar hedging arrangements other than in the ordinary course for purposes of offsetting a bona fide exposure (including counterparty risk);

•	enter into any transaction or contract with any affiliate or other person that would be required to be disclosed by CONSOL under Item 404 of Regulation S-K promulgated under the Exchange Act;

•

take any action or omit to take any action that is reasonably likely to cause any of the conditions to the merger to not be satisfied, as further described in the section entitled “—Conditions to the Completion of the Merger”; or agree to take any action prohibited by the above bullet points.

No Solicitation; Changes of Recommendation

No Solicitation by CONSOL

CONSOL has agreed that, except as permitted by the provisions of the merger agreement, from and after August 20, 2024, CONSOL and its officers and directors will, will cause CONSOL’s subsidiaries and their respective officers and directors to, and will use their reasonable best efforts to cause the other representatives of

CONSOL and its subsidiaries to, immediately cease, and cause to be terminated, any discussion or negotiations conducted prior to August 20, 2024 with any third party with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a “CONSOL competing proposal” (as defined below). CONSOL agreed that by August 21, 2024, CONSOL would have delivered written notice to each third party that received non-public information regarding CONSOL for purposes of evaluating any transaction that could be a CONSOL competing proposal within the 12 months prior to August 20, 2024 requesting the prompt return or destruction of all confidential information concerning CONSOL and its subsidiaries and all documents or material incorporating such confidential information in the possession of such third party or its representatives. CONSOL also agreed to terminate any data access related to any potential CONSOL competing proposal previously granted to such third parties by August 21, 2024.

CONSOL has also agreed that, from and after August 20, 2024 and until the effective time of the merger or, if earlier, the termination of the merger agreement, except as otherwise permitted by the provisions of the merger agreement, CONSOL and its officers and directors will not, will cause CONSOL’s subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other representatives of CONSOL and its subsidiaries not to, directly or indirectly:

•

initiate, solicit, propose, knowingly encourage, or knowingly facilitate (including by way of furnishing non-public information) any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a CONSOL competing proposal;

•

engage in, continue or otherwise participate in any discussions with any person with respect to or negotiations with any person with respect to, relating to, or in furtherance of a CONSOL competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a CONSOL competing proposal;

•

furnish any non-public information regarding CONSOL or its subsidiaries, or access to the properties, assets or employees of CONSOL or its subsidiaries, to any person in connection with or in response to any CONSOL competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a CONSOL competing proposal;

•

approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent or agreement in principle, or other agreement providing for a CONSOL competing proposal (other than a confidentiality agreement entered into as permitted by the merger agreement); or

•	submit any CONSOL competing proposal to the vote of CONSOL stockholders.

Notwithstanding the above restrictions, CONSOL or any of its representatives may, in response to an inquiry or proposal from a third party, inform a third party or its representative of the “no solicitation” obligations described above (without conveying, requesting or attempting to gather any other information, except as otherwise specifically permitted under the merger agreement).

From and after August 20, 2024, CONSOL has agreed to promptly (and in any event within the shorter of one business day and 48 hours) notify Arch of the receipt by CONSOL (directly or indirectly) of any CONSOL competing proposal or any bona fide expression of interest, inquiry, proposal or offer with respect to a CONSOL competing proposal made on or after August 20, 2024, any request for information or data relating to CONSOL or any of its subsidiaries made by any person in connection with a CONSOL competing proposal or any request for discussions or negotiations with CONSOL or a representative of CONSOL relating to a CONSOL competing proposal (including the identity of such person), and CONSOL will provide to Arch promptly (and in any event within the shorter of one business day and 48 hours) (1) a copy of any such expression of interest, inquiry, proposal or offer with respect to a CONSOL competing proposal made in writing provided to CONSOL or any of its subsidiaries or (2) if any such expression of interest, inquiry, proposal or offer with respect to a CONSOL competing proposal not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter CONSOL has agreed to (1) keep Arch reasonably informed

(including upon Arch’s request), on a prompt basis (and in any event within the shorter of one business day and 48 hours), of any material development regarding the status or terms of any such expressions of interest, proposals or offers (including any amendments thereto) or material requests and will promptly (and in any event within the shorter of one business day or 48 hours) apprise Arch of the status of any such discussions or negotiations and (2) provide to Arch as soon as practicable after receipt or delivery thereof (and in any event within the shorter of one business day and 48 hours) copies of all material written correspondence and other material written materials provided to CONSOL or its representatives from any person. CONSOL has agreed to notify Arch if CONSOL determines to begin providing information or to engage in discussions or negotiations concerning a CONSOL competing proposal, prior to providing any such information or engaging in any such discussions or negotiations.

CONSOL: No Solicitation Exceptions

Prior to, but not after, the time the CONSOL issuance proposal has been approved by CONSOL stockholders, CONSOL and its representatives may engage in the activities described in the second and third bullet points in the second paragraph of the section directly above with any person if CONSOL receives a bona fide written CONSOL competing proposal from such person that was not solicited at any time after August 20, 2024 in breach of the obligations described in “—No Solicitation by CONSOL”; provided, however, that:

•

no information that is prohibited from being furnished pursuant to the “no solicitation” obligations described in the section entitled “—No Solicitation by CONSOL” may be furnished until CONSOL receives an executed confidentiality agreement, subject to certain conditions, including that the terms of such confidentiality agreement are no less favorable to CONSOL in the aggregate than the terms of the Confidentiality Agreement, dated September 14, 2023, between Arch and CONSOL, as supplemented by that certain Clean Team Addendum to Confidentiality Agreement (including standstill restrictions);

•

any non-public information furnished to such person will have previously been made available to Arch or is made available to Arch prior to or concurrently with the time such information is made available to such person; and

•

prior to taking any such actions, the CONSOL board or any committee of the CONSOL board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such CONSOL competing proposal is, or would reasonably be expected to lead to, a CONSOL superior proposal.

In addition, prior to, but not after, the time the CONSOL issuance proposal has been approved by CONSOL stockholders, the CONSOL board will be permitted, through its representatives or otherwise, to seek clarification from (but not, unless otherwise allowed pursuant to the merger agreement, to provide any non-public information to) any person that has made a CONSOL competing proposal solely to clarify and understand the terms and conditions of such proposal to provide adequate information for the CONSOL board to make an informed determination under the last bullet above.

No Solicitation by Arch

Arch has agreed that, except as permitted by the provisions of the merger agreement, from and after August 20, 2024, Arch and its officers and directors will, will cause Arch’s subsidiaries and their respective officers and directors to, and will use their reasonable best efforts to cause the other representatives of Arch and its subsidiaries to, immediately cease, and cause to be terminated, any discussion or negotiations conducted prior to August 20, 2024 with any third party with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an “Arch competing proposal” (as defined below). Arch agreed that by August 21, 2024, Arch would have delivered written notice to each third party that received non-public information regarding Arch for purposes of evaluating any transaction that could be an Arch competing proposal within the 12 months prior to August 20, 2024 requesting the prompt return or destruction of all confidential information concerning Arch and its subsidiaries and all documents or material incorporating such confidential information in the possession of such third party or its representatives. Arch also agreed to terminate any data access related to any potential Arch competing proposal previously granted to such third parties by August 21, 2024.

Arch has also agreed that, from and after August 20, 2024 and until the effective time of the merger or, if earlier, the termination of the merger agreement, except as otherwise permitted by the provisions of the merger agreement, Arch and its officers and directors will not, will cause Arch’s subsidiaries and their respective officers and directors not to, and will use their reasonable best efforts to cause the other representatives of Arch and its subsidiaries not to, directly or indirectly:

•

initiate, solicit, propose, knowingly encourage, or knowingly facilitate (including by way of furnishing non-public information) any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, an Arch competing proposal;

•

engage in, continue or otherwise participate in any discussions with any person with respect to or negotiations with any person with respect to, relating to, or in furtherance of an Arch competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Arch competing proposal;

•

furnish any non-public information regarding Arch or its subsidiaries, or access to the properties, assets or employees of Arch or its subsidiaries, to any person in connection with or in response to any Arch competing proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Arch competing proposal;

•

approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent or agreement in principle, or other agreement providing for an Arch competing proposal (other than a confidentiality agreement entered into as permitted by the merger agreement); or

•	submit any Arch competing proposal to the vote of Arch stockholders.

Notwithstanding the above restrictions, Arch or any of its representatives may, in response to an inquiry or proposal from a third party, inform a third party or its representative of the “no solicitation” obligations described above (without conveying, requesting or attempting to gather any other information, except as otherwise specifically permitted under the merger agreement).

From and after August 20, 2024, Arch has agreed to promptly (and in any event within the shorter of one business day and 48 hours) notify CONSOL of the receipt by Arch (directly or indirectly) of any Arch competing proposal or any bona fide expression of interest, inquiry, proposal or offer with respect to an Arch competing proposal made on or after August 20, 2024, any request for information or data relating to Arch or any of its subsidiaries made by any person in connection with an Arch competing proposal or any request for discussions or negotiations with Arch or a representative of Arch relating to an Arch competing proposal (including the identity of such person), and Arch will provide to CONSOL promptly (and in any event within the shorter of one business day and 48 hours) (1) a copy of any such expression of interest, inquiry, proposal or offer with respect to an Arch competing proposal made in writing provided to Arch or any of its subsidiaries or (2) if any such expression of interest, inquiry, proposal or offer with respect to an Arch competing proposal not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter, Arch has agreed to (1) keep CONSOL reasonably informed (including upon CONSOL’s request), on a prompt basis (and in any event within the shorter of one business day and 48 hours), of any material development regarding the status or terms of any such expressions of interest, proposals or offers (including any amendments thereto) or material requests and will promptly (and in any event within the shorter of one business day and 48 hours) apprise CONSOL of the status of any such discussions or negotiations and (2) provide to CONSOL as soon as practicable after receipt or delivery thereof (and in any event within the shorter of one business day and

48 hours) copies of all material written correspondence and other material written materials provided to Arch or its representatives from any person. Arch has agreed to notify CONSOL if Arch determines to begin providing information or to engage in discussions or negotiations concerning an Arch competing proposal, prior to providing any such information or engaging in any such discussions or negotiations.

Arch: No Solicitation Exceptions

Prior to, but not after, the time the Arch merger proposal has been approved by Arch stockholders, Arch and its representatives may engage in the activities described in the second and third bullet points in the second paragraph of the section directly above with any person if Arch receives a bona fide written Arch competing proposal from such person that was not solicited at any time after August 20, 2024 in breach of the obligations described in “—No Solicitation by Arch”; provided, however, that:

•

no information that is prohibited from being furnished pursuant to the “no solicitation” obligations described in the section entitled “—No Solicitation by Arch” may be furnished until Arch receives an executed confidentiality agreement, subject to certain conditions, including that the terms of such confidentiality agreement are no less favorable to Arch in the aggregate than the terms of the Confidentiality Agreement, dated September 14, 2023, between CONSOL and Arch, as supplemented by that certain Clean Team Addendum to Confidentiality Agreement (including standstill restrictions);

•

any non-public information furnished to such person will have previously been made available to CONSOL or is made available to CONSOL prior to or concurrently with the time such information is made available to such person; and

•

prior to taking any such actions, the Arch board or any committee of the Arch board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Arch competing proposal is, or would reasonably be expected to lead to, an Arch superior proposal.

In addition, prior to, but not after, the time the Arch merger proposal has been approved by Arch stockholders, the Arch board will be permitted, through its representatives or otherwise, to seek clarification from (but not, unless otherwise allowed pursuant to the merger agreement, to provide any non-public information to) any person that has made an Arch competing proposal solely to clarify and understand the terms and conditions of such proposal to provide adequate information for the Arch board to make an informed determination under the last bullet above.

CONSOL: Restrictions on Changes of Recommendation

Subject to certain exceptions described below, the CONSOL board, including any committee of the CONSOL board, may not:

•

change, withhold, withdraw, qualify or modify, or publicly propose or announce any intention to change, withhold, withdraw, qualify or modify, in a manner adverse to Arch, its recommendation that CONSOL stockholders approve the CONSOL issuance proposal and the CONSOL charter amendment proposal;

•	fail to include its recommendation that CONSOL stockholders approve the CONSOL issuance proposal and the CONSOL charter amendment proposal in this joint proxy statement/prospectus;

•	approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any CONSOL competing proposal;

•

publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than certain confidentiality agreements entered into in accordance with the merger agreement) relating to a CONSOL competing proposal;

•

in the case of a CONSOL competing proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of CONSOL common stock (other than by Arch or an affiliate of Arch), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to the earlier of (A) three business days prior to the date the CONSOL special meeting is held, including adjournments (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third business day prior to the date the CONSOL special meeting is held, including adjournments) and (B) 10 business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;

•

if a CONSOL competing proposal has been publicly announced or disclosed (other than pursuant to the bullet point directly above), fail to publicly reaffirm its recommendation that CONSOL stockholders approve the CONSOL issuance proposal and the CONSOL charter amendment proposal (or refer to its recommendation that CONSOL stockholders approve the CONSOL issuance proposal and CONSOL charter amendment proposal) on or prior to the earlier of (A) five business days after Arch so requests in writing and (B) three business days prior to the date of the CONSOL special meeting (or promptly after announcement or disclosure of such CONSOL competing proposal if announced or disclosed on or after the third business day prior to the date of the CONSOL special meeting); or

•

cause or permit CONSOL to enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than certain confidentiality agreements entered into in accordance with the merger agreement) relating to a CONSOL competing proposal.

We refer to the taking of any of the actions described in the seven bullet points directly above as a “CONSOL recommendation change.”

Arch: Restrictions on Changes of Recommendation

Subject to certain exceptions described below, the Arch board, including any committee of the Arch board, may not:

•

change, withhold, withdraw, qualify or modify, or publicly propose or announce any intention to change, withhold, withdraw, qualify or modify, in a manner adverse to CONSOL or Merger Sub, its recommendation that Arch stockholders approve the Arch merger proposal;

•	fail to include its recommendation that Arch stockholders approve the Arch merger proposal in this joint proxy statement/prospectus;

•	approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Arch competing proposal;

•

publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than certain confidentiality agreements) relating to an Arch competing proposal;

•

in the case of an Arch competing proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Arch common stock (other than by CONSOL or an affiliate of CONSOL), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to the earlier of (A) three business days prior to the date the Arch special meeting is held, including adjournments (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third business day prior to the date the Arch special meeting is held, including adjournments) and (B) 10 business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;

•

if an Arch competing proposal has been publicly announced or disclosed (other than pursuant to the bullet point directly above), fail to publicly reaffirm its recommendation that Arch stockholders approve the Arch merger proposal (or refer to its recommendation that Arch stockholders approve the Arch merger proposal) on or prior to the earlier of (A) five business days after CONSOL so requests in writing and (B) three business days prior to the date of the Arch special meeting (or promptly after announcement or disclosure of such Arch competing proposal if announced or disclosed on or after the third business day prior to the date of the Arch special meeting); or

•

cause or permit Arch to enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than certain confidentiality agreements entered into in accordance with the merger agreement) relating to an Arch competing proposal.

We refer to the taking of any of the actions described in the seven bullet points directly above as an “Arch recommendation change.”

CONSOL: Permitted Changes of Recommendation in Connection with a CONSOL Superior Proposal

Prior to, but not after, the time the CONSOL issuance proposal and the CONSOL charter amendment proposal have been approved by CONSOL stockholders, in response to a bona fide written CONSOL competing proposal from a third party that was not solicited at any time following August 20, 2024 and did not arise from a breach of the first three bullet points set forth in “—No Solicitation by CONSOL” or a material breach of the other obligations described above and in the section entitled “—CONSOL: Restrictions on Changes of Recommendation” if the CONSOL board so chooses, the CONSOL board may effect a CONSOL recommendation change (but may not publicly declare advisable or publicly propose to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement as permitted by the merger agreement)) if:

•	the CONSOL board determines in good faith after consultation with its financial advisors and outside legal counsel that such CONSOL competing proposal is a CONSOL superior proposal;

•

the CONSOL board determines in good faith, after consultation with its outside legal counsel, that failure to effect a CONSOL recommendation change in response to such CONSOL superior proposal would be inconsistent with the fiduciary duties owed by the CONSOL board to the CONSOL stockholders under applicable law;

•

CONSOL provides Arch written notice of such proposed action and the basis of such proposed action at least four business days in advance, which notice will set forth in writing that the CONSOL board intends to consider whether to take such action and includes a copy of the available proposed CONSOL competing proposal and any applicable transaction and financing documents;

•

after giving such notice and prior to effecting such CONSOL recommendation change, CONSOL will make itself available to negotiate with Arch (and cause its applicable representatives to be available to negotiate) (to the extent Arch wishes to negotiate) to make such adjustments or revisions to the terms of the merger agreement as would permit the CONSOL board not to effect a CONSOL recommendation change; and

•

at the end of the four-business-day period, prior to taking action to effect a CONSOL recommendation change, the CONSOL board takes into account any adjustments or revisions to the terms of the merger agreement proposed by Arch in writing and any other information offered by Arch in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the CONSOL competing proposal remains a CONSOL superior proposal and that the failure to effect a CONSOL recommendation change in response to such CONSOL superior proposal would be inconsistent with the fiduciary duties owed by the CONSOL board to the CONSOL stockholders under applicable law.

In the event of any material amendment or material modification to any CONSOL superior proposal, CONSOL will be required to deliver a new written notice to Arch and to comply with the foregoing requirements with respect to such new written notice, except that the advance written notice obligation will be reduced to two business days. Any amendment or modification to the economic terms of any such CONSOL superior proposal will be deemed material for the purposes of the foregoing sentence.

CONSOL: Permitted Changes of Recommendation in Connection with Intervening Events

Prior to, but not after, the time the CONSOL issuance proposal and the CONSOL charter amendment proposal have been approved by CONSOL stockholders, in response to a CONSOL intervening event that occurs or arises after August 20, 2024 and that did not arise from or in connection with a breach of the merger agreement by CONSOL, CONSOL may, if the CONSOL board so chooses, effect a CONSOL recommendation change (but may not publicly declare advisable or publicly propose to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement as permitted by the merger agreement)) if:

•	the CONSOL board determines in good faith after consultation with its financial advisors and outside legal counsel that a CONSOL intervening event has occurred;

•

the CONSOL board determines in good faith, after consultation with its outside legal counsel, that failure to effect a CONSOL recommendation change in response to such CONSOL intervening event would be inconsistent with the fiduciary duties owed by the CONSOL board to the CONSOL stockholders under applicable law;

•

CONSOL provides Arch written notice of such proposed action and the basis of such proposed action four business days in advance, which notice will set forth in writing that the CONSOL board intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the CONSOL intervening event;

•

after giving such notice and prior to effecting such CONSOL recommendation change, CONSOL negotiates in good faith with Arch (and causes its applicable representatives to negotiate) (to the extent Arch wishes to negotiate) to make such adjustments or revisions to the terms of the merger agreement as would permit the CONSOL board not to effect a CONSOL recommendation change in response thereto; and

•

at the end of the four-business-day period, prior to taking action to effect a CONSOL recommendation change, the CONSOL board takes into account any adjustments or revisions to the terms of the agreement proposed by Arch in writing and any other information offered by Arch in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the failure to effect a CONSOL recommendation change in response to such CONSOL intervening event would be inconsistent with the fiduciary duties owed by the CONSOL board to the CONSOL stockholders under applicable law.

In the event of any material changes regarding any CONSOL intervening event, CONSOL will be required to deliver a new written notice to Arch and to comply with the foregoing requirements with respect to such new written notice, except that the advance written notice obligation will be reduced to two business days.

A “CONSOL intervening event” is a material development or change in circumstance that occurs or arises after August 20, 2024 that was not known to or reasonably foreseeable by the CONSOL board as of August 20, 2024 (or, if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the CONSOL board as of August 20, 2024), except that in no event will the following constitute a CONSOL intervening event: (1) the receipt, existence or terms of an actual or possible CONSOL competing proposal or CONSOL superior proposal, (2) any change, in and of itself, in the price or trading volume of shares of CONSOL common stock or Arch Class A common stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a CONSOL intervening event, to the extent otherwise permitted by this definition), (3) the fact that CONSOL or any of its subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a CONSOL intervening event, to the extent otherwise permitted by this definition), (4) changes in general economic or business conditions, or conditions (or changes in such conditions) in the coal industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable law), in each case in the United States or elsewhere in the world, or (5) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other person (including certain acquisitions permitted by the merger agreement).

Arch: Permitted Changes of Recommendation in Connection with an Arch Superior Proposal

Prior to, but not after, the Arch merger proposal has been approved by Arch stockholders, in response to a bona fide written Arch competing proposal from a third party that was not solicited at any time following August 20, 2024 and did not arise from a breach of the first three bullet points set forth in “—No Solicitation by Arch” or a material breach of the other obligations described above and in the section entitled “—Arch: Restrictions on Changes of Recommendation” if the Arch board so chooses, the Arch board may effect an Arch recommendation change (but may not publicly declare advisable or publicly propose to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement as permitted by the merger agreement)) if:

•	the Arch board determines in good faith after consultation with its financial advisors and outside legal counsel that such Arch competing proposal is an Arch superior proposal;

•

the Arch board determines in good faith, after consultation with its outside legal counsel, that failure to effect an Arch recommendation change in response to such Arch superior proposal would be inconsistent with the fiduciary duties owed by the Arch board to the Arch stockholders under applicable law;

•

Arch provides CONSOL written notice of such proposed action and the basis of such proposed action at least four business days in advance, which notice will set forth in writing that the Arch board intends to consider whether to take such action and includes a copy of the available proposed Arch competing proposal and any applicable transaction and financing documents;

•

after giving such notice and prior to effecting such Arch recommendation change, Arch will make itself available to negotiate with CONSOL (and cause its applicable representatives to be available to negotiate) (to the extent CONSOL wishes to negotiate) to make such adjustments or revisions to the terms of the merger agreement as would permit the Arch board not to effect an Arch recommendation change; and

•

at the end of the four-business-day period, prior to taking action to effect an Arch recommendation change, the Arch board takes into account any adjustments or revisions to the terms of the merger agreement proposed by CONSOL in writing and any other information offered by CONSOL in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the Arch competing proposal remains an Arch superior proposal and that the failure to effect an Arch recommendation change in response to such Arch superior proposal would be inconsistent with the fiduciary duties owed by the Arch board to the Arch stockholders under applicable law.

In the event of any material amendment or material modification to any Arch superior proposal, Arch will be required to deliver a new written notice to CONSOL and to comply with the foregoing requirements with respect to such new written notice, except that the advance written notice obligation will be reduced to two business days. Any amendment or modification to the economic terms of any such Arch superior proposal will be deemed material for the purposes of the foregoing sentence.

Arch: Permitted Changes of Recommendation in Connection with Intervening Events

Prior to, but not after, the time the Arch merger proposal has been approved by Arch stockholders, in response to an Arch intervening event that occurs or arises after August 20, 2024 and that did not arise from or in connection with a breach of the merger agreement by Arch, Arch may, if the Arch board so chooses, effect an Arch recommendation change (but may not publicly declare advisable or publicly propose to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement as permitted by the merger agreement)) if:

•	the Arch board determines in good faith after consultation with its financial advisors and outside legal counsel that an Arch intervening event has occurred;

•

the Arch board determines in good faith, after consultation with its outside legal counsel, that failure to effect an Arch recommendation change in response to such Arch intervening event would be inconsistent with the fiduciary duties owed by the Arch board to the Arch stockholders under applicable law;

•

Arch provides CONSOL written notice of such proposed action and the basis of such proposed action four business days in advance, which notice will set forth in writing that the Arch board intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the Arch intervening event;

•

after giving such notice and prior to effecting such Arch recommendation change, Arch negotiates in good faith with CONSOL (and causes its applicable representatives to negotiate) (to the extent CONSOL wishes to negotiate) to make such adjustments or revisions to the terms of the merger agreement as would permit the Arch board not to effect an Arch recommendation change in response thereto; and

•

at the end of the four-business-day period, prior to taking action to effect an Arch recommendation change, the Arch board takes into account any adjustments or revisions to the terms of the merger agreement proposed by CONSOL in writing and any other information offered by CONSOL in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the failure to effect an Arch recommendation change in response to such Arch intervening event would be inconsistent with the fiduciary duties owed by the Arch board to the Arch stockholders under applicable law.

In the event of any material changes regarding any Arch intervening event, Arch will be required to deliver a new written notice to CONSOL and to comply with the foregoing requirements with respect to such new written notice, except that the advance written notice obligation will be reduced to two business days.

An “Arch intervening event” is a material development or change in circumstance that occurs or arises after August 20, 2024 that was not known to or reasonably foreseeable by the Arch board as of August 20, 2024 (or, if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the Arch board as of August 20, 2024), except that in no event will the following constitute an Arch intervening event: (1) the receipt, existence or terms of an actual or possible Arch competing proposal or Arch superior proposal, (2) any change, in and of itself, in the price or trading volume of shares of Arch Class A common stock or CONSOL common stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Arch intervening event, to the extent otherwise permitted by this definition), (3) the fact that Arch or any of its subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Arch intervening event, to the extent otherwise permitted by this definition), (4) changes in general economic or business conditions, or conditions (or changes in such conditions) in the coal industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable law), in each case in the United States or elsewhere in the world, or (5) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other person (including certain acquisitions permitted by the merger agreement).

CONSOL: Confidentiality and Standstill Arrangements

From August 20, 2024 and continuing until the earlier of the effective time of the merger and the termination of the merger agreement, CONSOL has agreed not to (and to cause its subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its subsidiaries is a party, and CONSOL has agreed to (and to cause its subsidiaries to) enforce the standstill provisions in any such agreement. However, prior to, but not after, the time the CONSOL issuance proposal and the CONSOL charter amendment proposal have been approved by CONSOL stockholders, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the CONSOL board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties owed by the CONSOL board to the CONSOL stockholders under applicable law, CONSOL may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a CONSOL competing proposal to the CONSOL board and communicate such waiver to the applicable third party. CONSOL must advise Arch at least one business day prior to taking such action.

Arch: Confidentiality and Standstill Arrangements

From August 20, 2024 and continuing until the earlier of the effective time of the merger and the termination of the merger agreement, Arch has agreed not to (and to cause its subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its subsidiaries is a party, and Arch has agreed to (and to cause its subsidiaries to) enforce the standstill provisions in any such agreement. However, prior to, but not after, the time the Arch merger proposal has been approved by Arch stockholders, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Arch board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties owed by the Arch board to the Arch stockholders under applicable law, Arch may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make an Arch competing proposal to the Arch board and communicate such waiver to the applicable third party. Arch must advise CONSOL at least one business day prior to taking such action.

Certain Permitted Disclosure

The Arch board or the CONSOL board may, after consultation with its respective outside legal counsel, make such disclosures as each determines in good faith are necessary to comply with Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or make any “stop, look and listen” communication or any other disclosure to the Arch stockholders or the CONSOL stockholders, as applicable, pursuant to Rule 14d-9(f) under the Exchange Act or make a disclosure that is required by applicable law. If such disclosure has the effect of withdrawing or adversely modifying, in the case of CONSOL, the recommendation of the CONSOL board that its stockholders vote in favor of the CONSOL issuance proposal and the CONSOL charter amendment proposal or, in the case of Arch, the recommendation of the Arch board that its stockholders vote in favor of the Arch merger proposal, such disclosure will be deemed to be a CONSOL recommendation change or an Arch recommendation change, as applicable, and the other party will have the right to terminate the merger agreement.

Definitions of Competing Proposals

A “CONSOL competing proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with Arch or any of its subsidiaries) involving, directly or indirectly:

•

any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any third party or group of any business or assets of CONSOL or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that accounted for or generated, as applicable, 20% or more of the value of CONSOL’s and its subsidiaries’ assets (by fair market value), net revenue or EBITDA for the preceding 12 months;

•

any acquisition of beneficial ownership by any third party or group of 20% or more of the outstanding shares of CONSOL common stock or any other securities entitled to vote in the election of directors or any tender or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares of CONSOL common stock entitled to vote in the election of directors; or

•

any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving CONSOL or any of its subsidiaries, except in connection with certain acquisitions permitted by the merger agreement.

An “Arch competing proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with CONSOL or any of its subsidiaries) involving, directly or indirectly:

•

any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any third party or group of any business or assets of Arch or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that accounted for or generated, as applicable, 20% or more of the value of Arch’s and its subsidiaries’ assets (by fair market value), net revenue or EBITDA for the preceding 12 months;

•

any acquisition of beneficial ownership by any third party or group of 20% or more of the outstanding shares of Arch common stock or any other securities entitled to vote in the election of directors or any tender or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares of Arch common stock entitled to vote in the election of directors; or

•

any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Arch or any of its subsidiaries, except in connection with certain acquisitions permitted by the merger agreement.

Definitions of Superior Proposals

A “CONSOL superior proposal” means a bona fide written proposal that is made after August 20, 2024 by any person or group (other than Arch or any of its affiliates) involving the purchase, acquisition, transfer or sale of, directly or indirectly, in one or a series of related transactions, (1) the businesses or assets of CONSOL or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that account for all or substantially all of the fair market value of CONSOL’s and its subsidiaries’ assets or that generated all or substantially all of CONSOL’s and its subsidiaries’ net revenue or EBITDA for the preceding 12 months, respectively, or (2) all or substantially all of the outstanding shares of CONSOL common stock, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good-faith determination of the CONSOL board, after consultation with its financial advisors and outside legal advisors, if consummated, would result in a transaction more favorable to CONSOL’s stockholders than the merger after considering all factors the CONSOL board deems relevant in exercising their fiduciary duties in accordance with applicable law.

An “Arch superior proposal” means a bona fide written proposal that is made after August 20, 2024 by any person or group (other than CONSOL or any of its affiliates) involving the purchase, acquisition, transfer or sale of, directly or indirectly, in one or a series of related transactions(1) the businesses or assets of Arch or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that account for all or substantially all of the fair market value of Arch’s and its subsidiaries’ assets or that generated all or substantially all of Arch’s and its subsidiaries’ net revenue or EBITDA for the preceding 12 months, respectively, or (2) all or substantially all of the outstanding shares of Arch common stock, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good-faith determination of the Arch board, after consultation with its financial advisors and outside legal advisors, if consummated, would result in a transaction more favorable to Arch’s stockholders than the merger after considering all factors the Arch board deems relevant in exercising their fiduciary duties in accordance with applicable law.

Preparation of Joint Proxy Statement/Prospectus and Registration Statement

Both parties have agreed to promptly furnish to the other party such data and information relating to it, its subsidiaries (including Merger Sub, in the case of CONSOL) and the holders of its capital stock, as the other party may reasonably request for the purpose of including such data and information in this joint proxy statement/prospectus and any amendments or supplements hereto and the registration statement, of which this joint proxy statement/prospectus forms a part, and any amendments or supplements to such registration statement.

Arch and CONSOL have agreed to each use reasonable best efforts to cause this joint proxy statement/prospectus and the registration statement, of which this joint proxy statement/prospectus forms a part, to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. CONSOL and Arch will each use its reasonable best efforts to cause the registration statement, of which this joint proxy statement/prospectus forms a part, to become effective under the Securities Act as soon after such filing as reasonably practicable and CONSOL will use its reasonable best efforts to keep the registration statement, of which this joint proxy statement/prospectus forms a part, effective as long as is necessary to consummate the merger. Each of Arch and CONSOL will advise the other promptly after it receives any request by the SEC for amendment of this joint proxy statement/prospectus or the registration statement, of which this joint proxy statement/prospectus forms a part, or comments thereon and responses thereto or any request by the SEC for additional information. Each of Arch and CONSOL have agreed to use its reasonable best efforts to cause all documents that it is responsible for filing with the SEC in connection with the transactions contemplated by the merger agreement to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Prior to filing the registration statement, of which this joint proxy statement/prospectus forms a part (or any amendment or supplement thereto), or mailing this joint proxy statement/prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Arch and CONSOL has agreed to (1) provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (2) include in such document or response all comments reasonably and promptly proposed by the other. Arch and CONSOL will cause this joint proxy statement/prospectus to be disseminated to Arch stockholders and the CONSOL stockholders as promptly as reasonably practicable after the resolution of any comments of the SEC or its staff with respect to this joint proxy statement/prospectus.

CONSOL and Arch have agreed to make all necessary filings with respect to the merger and the transactions contemplated by the merger agreement under the Securities Act, the Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Each party will advise the other, promptly after it receives notice thereof, of the time when the registration statement, of which this joint proxy statement/prospectus forms a part, has become effective or any supplement or amendment has been filed, the issuance of any stop order or the suspension of the qualification of the CONSOL common stock issuable in connection with the merger for offering or sale in any jurisdiction. Each of Arch and CONSOL will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

If at any time prior to the effective time of the merger, any information relating to CONSOL or Arch, or any of their respective affiliates, officers or directors, should be discovered by CONSOL or Arch that should be set forth in an amendment or supplement to the registration statement, of which this joint proxy statement/prospectus forms a part, or this joint proxy statement/prospectus, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information will promptly notify the other party and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the Arch and CONSOL stockholders.

Special Meetings

CONSOL Special Meeting

CONSOL will use commercially reasonable efforts to take all action necessary in accordance with applicable laws and the organizational documents of CONSOL to duly give notice of, convene and hold (in person or virtually, in accordance with applicable law) a meeting of the CONSOL stockholders for the purpose of obtaining the approval of the CONSOL issuance proposal and the CONSOL charter amendment proposal by the CONSOL stockholders, to be held as promptly as reasonably practicable after the clearance of this joint proxy statement/prospectus by the SEC and the registration statement, of which this joint proxy statement/prospectus forms a part, is declared effective by the SEC. Except as permitted in the merger agreement, the CONSOL board must recommend that the CONSOL stockholders vote in favor of the CONSOL issuance proposal and the CONSOL charter amendment proposal, and the CONSOL board must solicit from the CONSOL stockholders’ proxies in favor of the CONSOL issuance proposal and the CONSOL charter amendment proposal, and this joint proxy statement/prospectus is required to include such recommendation of the CONSOL board.

CONSOL may adjourn, postpone or otherwise delay the CONSOL special meeting (1) if CONSOL believes in good faith that such adjournment is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain the approval of the CONSOL issuance proposal and the CONSOL charter amendment proposal or (B) ensure that any legally required supplement or amendment to this joint proxy statement/prospectus is provided to the CONSOL stockholders, (2) if, as of the time for which the CONSOL special meeting is scheduled, there are insufficient shares of CONSOL common stock represented to constitute a quorum necessary to conduct business at the CONSOL special meeting, (3) if and to the extent such postponement or adjournment of the CONSOL special meeting is required by an order issued by any court or other governmental entity of competent jurisdiction in connection with the merger agreement or (4) if the Arch special meeting has been adjourned or postponed by Arch as described in the section entitled “—Arch Special Meeting,” to the extent necessary to enable the CONSOL special meeting and the Arch special meeting to be held within a single period of 24 consecutive hours. However, in the case of any adjournment or postponement pursuant to clauses (1) and (2) above, the CONSOL special meeting will not be adjourned or postponed to a date that is more than 20 business days after the date for which the CONSOL special meeting was previously scheduled. Further, in any event, the CONSOL special meeting will not be adjourned or postponed to a date on or after two business days prior to August 20, 2025 (or November 20, 2025, if extended pursuant to the merger agreement).

If requested by Arch, CONSOL will promptly provide all voting tabulation reports relating to the CONSOL special meeting prepared by CONSOL’s representatives and will otherwise keep Arch reasonably informed regarding the status of the solicitation. Unless there has been a CONSOL recommendation change, the parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the CONSOL stockholders or any other person to prevent the approval of the CONSOL issuance proposal and the CONSOL charter amendment proposal by the CONSOL stockholders.

Once CONSOL has established a record date for the CONSOL special meeting, CONSOL may not change such record date or establish a different record date for the CONSOL special meeting without the prior written consent of Arch (which consent will not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable law or its organizational documents or in connection with a postponement or adjournment permitted under the merger agreement. Without the prior written consent of Arch or as required by applicable law, (1) unless part of an annual meeting, the CONSOL issuance proposal and the CONSOL charter amendment proposal will be the only matters that CONSOL may propose to be acted on by the CONSOL stockholders at the CONSOL special meeting and (2) other than customary annual meeting proposals at an annual meeting, CONSOL may not call any meeting of the CONSOL stockholders other than the CONSOL special meeting. CONSOL has agreed that its obligation to hold the CONSOL special meeting will not be affected by the making of a CONSOL recommendation change and such obligations will not be affected by the commencement, announcement, disclosure or communication to CONSOL of any CONSOL competing proposal or other proposal (including a CONSOL superior proposal) or the occurrence or disclosure of any CONSOL intervening event.

Arch Special Meeting

Arch will use commercially reasonable efforts to take all action necessary in accordance with applicable laws and the organizational documents of Arch to duly give notice of, convene and hold (in person or virtually, in accordance with applicable law) a meeting of the Arch stockholders for the purpose of obtaining the approval of the Arch merger proposal by the Arch stockholders, to be held as promptly as reasonably practicable after the clearance of this joint proxy statement/prospectus by the SEC and the registration statement, of which this joint proxy statement/prospectus forms a part, is declared effective by the SEC. Except as permitted in the merger agreement, the Arch board must recommend that the Arch stockholders vote in favor of the Arch merger proposal and the Arch board must solicit from the Arch stockholders proxies in favor of the Arch merger proposal, and this joint proxy statement/prospectus is required to include such recommendation of the Arch board.

Arch may adjourn, postpone or otherwise delay the Arch special meeting (1) if Arch believes in good faith that such adjournment is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain the approval of the Arch merger proposal or (B) ensure that any legally required supplement or amendment to this joint proxy statement/prospectus is provided to the Arch stockholders, (2) if, as of the time for which the Arch special meeting is scheduled, there are insufficient shares of Arch common stock represented to constitute a quorum necessary to conduct business at the Arch special meeting, (3) if and to the extent such postponement or adjournment of the Arch special meeting is required by an order issued by any court or other governmental entity of competent jurisdiction in connection with the merger agreement or (4) if the CONSOL special meeting has been adjourned or postponed by CONSOL as described in the section entitled “—CONSOL Special Meeting,” to the extent necessary to enable the Arch special meeting and the CONSOL special meeting to be held within a single period of 24 consecutive hours. However, in the case of any adjournment or postponement pursuant to clauses (1) and (2) above, the Arch special meeting will not be adjourned or postponed to a date that is more than 20 business days after the date for which the Arch special meeting was previously scheduled. Further, in any event, the Arch special meeting will not be adjourned or postponed to a date on or after two business days prior to August 20, 2025 (or November 20, 2025, if extended pursuant to the merger agreement).

If requested by CONSOL, Arch will promptly provide all voting tabulation reports relating to the Arch special meeting prepared by Arch’s representatives and will otherwise keep CONSOL reasonably informed regarding the status of the solicitation. Unless there has been an Arch recommendation change, the parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the Arch stockholders or any other person to prevent the approval of the Arch merger proposal by the Arch stockholders.

Once Arch has established a record date for the Arch special meeting, Arch may not change such record date or establish a different record date for the Arch special meeting without the prior written consent of CONSOL (which consent will not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable law or its organizational documents or in connection with a postponement or adjournment permitted under the merger agreement. Without the prior written consent of CONSOL or as required by applicable law, (1) unless part of an annual meeting, the Arch merger proposal will be the only matter (other than a non-binding advisory proposal regarding compensation that may be paid or become payable to the named executive officers of Arch in connection with the merger and matters of procedure) that Arch may propose to be acted on by the Arch stockholders at the Arch special meeting and (2) other than customary annual meeting proposals at an annual meeting, Arch may not call any meeting of the Arch stockholders other than the Arch special meeting. Arch has agreed that its obligation to hold the Arch special meeting will not be affected by the making of an Arch recommendation change and such obligations will not be affected by the commencement, announcement, disclosure or communication to Arch of any Arch competing proposal or other proposal (including an Arch superior proposal) or the occurrence or disclosure of any Arch intervening event.

Timing of Special Meetings

CONSOL and Arch are required to cooperate and use their reasonable best efforts to hold the CONSOL special meeting and the Arch special meeting on the same day, and to establish the same record date for both the CONSOL special meeting and the Arch special meeting.

Access to Information

Subject to applicable law and certain other exceptions set forth in the merger agreement, during the period prior to the earlier of the effective time of the merger and the termination of the merger agreement, Arch and CONSOL have each agreed to (and to cause its respective subsidiaries to), upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with this joint proxy statement/prospectus, the registration statement, of which this joint proxy statement/prospectus forms a part, or any other statement, filing, notice or application made by or on behalf of CONSOL, Arch or any of its respective subsidiaries to any third party or any governmental entity in connection with the transactions contemplated by the merger agreement.

Arch and CONSOL have each agreed to, and to cause each of its subsidiaries to, afford to the other party and its representatives, during the period prior to the earlier of the effective time of the merger and the termination of the merger agreement, reasonable access, during normal business hours upon reasonable prior notice, to the officers, key employees, agents, properties, offices and other facilities of Arch or CONSOL, as applicable, and each of their subsidiaries, as applicable, and to each of their books, records, contracts and documents and to, and to cause each of its subsidiaries to, furnish reasonably promptly to Arch or CONSOL, as applicable, and each of their representatives, as applicable, such information concerning its and its subsidiaries’ business, properties, contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of Arch or CONSOL, as applicable. Arch or CONSOL, as applicable, and each of its representatives, as applicable, are required to conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of Arch or CONSOL, as applicable, or each of its subsidiaries, as applicable, or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of Arch or CONSOL, as applicable, and each of its subsidiaries, as applicable, of their normal duties. Any such activities will be coordinated through the General Counsels of CONSOL and Arch or their designees.

HSR and Other Regulatory Approvals

Except for the filings and notifications made pursuant to regulatory laws, the parties have agreed to, promptly after August 20, 2024, prepare and file with the appropriate governmental entities and other third parties all authorizations, consents, notifications, certifications, registrations, declarations and filings that are necessary, proper or advisable in order to consummate the transactions contemplated by the merger agreement and to diligently and expeditiously prosecute, and cooperate fully with each other in the prosecution of, such matters. However, in no event will either Arch or CONSOL or any of its respective affiliates be required to pay any consideration to any third parties or give anything of value to obtain any such person’s authorization, approval, consent or waiver to effectuate the transactions contemplated by the merger agreement, other than filing, recordation or similar fees. CONSOL and Arch will have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to CONSOL or Arch, as applicable, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any governmental entity in connection with the transactions contemplated by the merger agreement (including this joint proxy statement/prospectus). Neither party nor its subsidiaries will agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the transactions contemplated by the merger agreement without the prior written consent of the other party (which consent, subject to certain commitments relating to antitrust laws, may be withheld in such other party’s sole discretion). CONSOL and Arch have agreed to cooperate and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with one another in doing, all things necessary, proper or advisable to obtain any and all necessary actions or nonactions, consents, clearances, approvals and expirations or termination of any waiting periods pursuant to any applicable regulatory law so as to consummate and make effective the merger and the other transactions prior to August 20, 2025 (or November 20, 2025, if extended pursuant to the merger agreement), including (i) preparing and filing any notification and report forms required under the HSR Act no later than 15 business days following August 20, 2024; (ii) preparing and filing any other filings or notifications (or drafts thereof) under any other applicable regulatory law as promptly as reasonably practicable following August 20, 2024; and (iii) responding to and complying with, as promptly as reasonably practicable, any request for additional information, documentary material or data by any governmental entity pursuant to the HSR Act or any other applicable regulatory law. CONSOL and Arch will not (A) commit to or agree, or allow any of its respective affiliates to commit to or agree, with any governmental entity to (1) stay, toll or extend any applicable waiting period under the HSR Act, (2) pull and refile or resubmit the notification and report forms pursuant to the HSR Act as applicable to the merger or the transactions contemplated by the merger, (3) not consummate the merger or any other transaction contemplated by the merger before an agreed to date, or (4) any timing agreement, without the prior written consent of the other party; or (B) take any action that could reasonably be expected to hinder or delay in any material respect the obtaining of clearance or the expiration of the required waiting period under the HSR Act or consent, clearance, approval or the expiration or termination of any waiting period under any other applicable regulatory law.

Notwithstanding the above, neither CONSOL, Merger Sub or Arch will be required to take any action, including entering into any consent decree, hold separate or other arrangements, that requires (i) selling, divesting or disposing of any share capital or other equity voting interests, assets (whether tangible or intangible), businesses, contracts, divisions, operations or properties of CONSOL, Arch or any of its respective subsidiaries, (ii) terminating, transferring or creating relationships, contractual rights or other obligations of CONSOL, Arch or any of its respective subsidiaries, or (iii) otherwise taking or committing to take actions that after closing of the merger would limit CONSOL’s, Arch’s and any of its respective affiliates’ freedom of action with respect to, or their ability to retain, any share capital or other equity voting interests, assets (whether tangible or intangible), businesses, divisions, operations or properties of CONSOL or Arch or any of its respective subsidiaries, except that CONSOL, Merger Sub and Arch will be required to take, or cause to be taken, such actions set forth in clauses (i) through (iii) above as may be necessary to avoid or eliminate any impediment under any regulatory law so as to enable the closing of the merger to occur no later than August 20, 2025 (or November 20, 2025, if extended pursuant to the merger agreement) if such actions are (x) conditioned on the closing of the merger and (y) not reasonably expected to materially impair the benefits or advantages the parties expect to receive from the merger. Neither Arch nor CONSOL will take, or agree with any governmental entity to take (or permit any of its subsidiaries to take or agree to take), any such action or actions without the prior written consent of Arch (in the case of CONSOL) or CONSOL (in the case of Arch).

If any administrative or judicial action, including any action by a private party, is instituted (or threatened to be instituted) challenging the merger or any other transaction contemplated by the merger agreement as violative of any regulatory law, each of CONSOL and Arch will use its respective best efforts to contest and resist any such action and to have vacated, lifted, reversed or overturned any order on or before August 20, 2025 (or November 20, 2025, if extended pursuant to the merger agreement), whether temporary, preliminary or permanent, that results from such action and that prohibits, prevents or restricts consummation of the merger or any other transaction contemplated by the merger agreement.

CONSOL and Arch have agreed to (i) consult and cooperate in all respects with each other in connection with any filing or submission with a governmental entity and with any investigation or other inquiry by or before a governmental entity or any other person, (ii) keep the other party informed of any communication received by such party from any governmental entity or other person (and in the case of written communications, furnish the other parties with a copy of such communication), (iii) permit the other party to review and discuss in advance, and consider in good faith the views of the other parties in connection with any proposed filing, submission or other communication to any governmental entity or other person, (iv) promptly provide a copy of any such filing, submission or communication made (or, in the case of an oral communication, a summary of such communication) by any party to a governmental entity or other person, and (v) to the extent not prohibited by the applicable governmental entity, give the other party the opportunity to attend and participate in any phone, videoconference, in-person or other meeting or conference, in each case of clauses (i) through (v), solely as it relates to any review, investigation, inquiry or other action pursuant to any applicable regulatory law in connection with the merger or the transactions contemplated by the merger agreement.

Each of CONSOL and Arch have agreed to pay 50% of any filing fees payable to any governmental entity with respect to any filings made by the parties pursuant to the merger agreement under any applicable regulatory law.

Employee Matters

CONSOL and Arch have agreed that, prior to the closing of the merger, CONSOL and Arch will cooperate in reviewing, evaluating and analyzing the Arch plans and the CONSOL plans with a view toward developing appropriate new employee benefit plans (in either case, “new plans”) with respect to each individual who is employed as of the closing date by Arch or its subsidiaries and who remains employed by CONSOL or its subsidiaries (including the surviving corporation or any of its subsidiaries) (“continuing Arch employees”) and each individual who is employed as of the closing date by CONSOL or its subsidiaries and who remains employed by CONSOL or its subsidiaries (including the surviving corporation or any of its subsidiaries) (“continuing CONSOL employees”), which new plans will, to the extent permitted by applicable law, and among other things:

•	treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities; and

•	not discriminate between employees who were covered by Arch plans, on the one hand, and those covered by CONSOL plans, on the other hand, at the effective time of the merger.

CONSOL and Arch have agreed that for the period beginning on the closing date and ending on the first anniversary thereof, each continuing Arch employee and each continuing CONSOL employee will be provided with the following:

•

a total target cash compensation opportunity (consisting of base salary or wages, as applicable, and annual cash incentive opportunity) that is no less favorable than that provided to such employee immediately prior to the closing of the merger, provided that the continuing Arch employee’s or continuing CONSOL employee’s base compensation (salary or wages, as applicable) may not be reduced below the level in effect for such employee as of immediately prior to the closing date;

•

target long-term incentive compensation opportunities that are no less favorable than that provided to such employee immediately prior to the closing date, which opportunities will be provided so that no continuing Arch employee or continuing CONSOL employee will be deprived of annual long-term incentive compensation awards for any calendar year as a result of differences in grant timing of long-term incentive awards by Arch and CONSOL prior to the closing date;

•

employee benefits (including retirement plan participation but excluding severance benefits) at a level that is no less favorable in the aggregate than those in effect for such employee immediately prior to the closing date; and

•	eligibility for severance benefits that are no less favorable than those in effect for such employee as of immediately prior to the closing date.

In addition, CONSOL and Arch have agreed that from and after the effective time of the merger:

•

for all purposes under the new plans, each continuing Arch employee will be credited with his or her years of service with Arch and its subsidiaries prior to the effective time of the merger, and each continuing CONSOL employee will be credited with his or her years of service with CONSOL and its subsidiaries prior to the effective time of the merger, to the same extent as such employee was entitled, before the effective time of the merger, to credit for such service under any corresponding Arch plan or CONSOL plan, as applicable, except for benefit accrual under any new plan that is a “defined benefit plan” as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended, for purposes of eligibility for any retiree medical, dental or life insurance benefits or disability benefits, or to the extent it would result in a duplication of benefits for the same period of service;

•

CONSOL and Arch will, or will cause the surviving corporation and its subsidiaries to: (1) cause each continuing Arch employee and continuing CONSOL employee and his or her eligible dependents to be immediately eligible to participate, without any waiting time, in any and all new plans to the extent coverage under such new plan replaces coverage under a comparable Arch plan or CONSOL plan in which such employee participated immediately before the effective time of the merger (such plans, collectively, the “old plans”); (2) for purposes of each new plan providing medical, dental, pharmaceutical or vision benefits to any continuing Arch employee or continuing CONSOL employee, cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such employee and his or her covered dependents; and (3) use commercially reasonable efforts to give each continuing Arch employee and continuing CONSOL employee credit under the applicable new plans for the plan year in which the closing date occurs toward applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the closing date under the corresponding old plans for which payment has been made, in each case, to the extent permitted by the applicable insurance plan provider; and

•	Arch and CONSOL will honor, and will cause their subsidiaries to honor, all Arch plans and CONSOL plans in accordance with their terms.

Each continuing Arch employee and each CONSOL employee who, as of immediately prior to the effective time of the merger, is eligible for an annual cash bonus under a CONSOL plan or Arch plan for calendar year 2024, will receive an annual bonus for 2024 (to the extent such bonus is not otherwise paid prior to the effective time of the merger) in an amount not less than the amount payable based on the reasonable projection of CONSOL or Arch, as applicable, as of immediately prior to the effective time of the merger, of performance achievement for calendar year 2024 under the terms of the applicable CONSOL plan or Arch plan, determined in a manner consistent with past practice and payable no later than 30 days following the effective time of the merger.

In addition, Arch and CONSOL have agreed that the merger will constitute a “change in control,” “change of control,” or term of similar import under each applicable Arch plan, each applicable CONSOL plan, any employment agreement with an Arch employee that is substantially similar to the employment agreement that is a form, report, certification, schedule, statement or document filed with or furnished to the SEC by Arch and any employment agreement with a CONSOL employee that is substantially similar to the employment agreement that is a form, report, certification, schedule, statement or document filed with or furnished to the SEC by CONSOL.

Arch agreed to provide to CONSOL current, updated calculations related to Section 280G of the Code that it obtains from the advisor that it retains to perform such calculations, promptly following receipt of such calculations and will provide to CONSOL the most recent version of such calculations that exists ten business days prior to closing of the merger.

Indemnification; Directors’ and Officers’ Insurance

CONSOL and the surviving corporation have agreed, from and after the effective time of the merger, to, jointly and severally, indemnify, defend and hold harmless each indemnified person against all indemnified liabilities, including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of the fact that such person is or was a director or officer of Arch or any of its subsidiaries, a fiduciary under any Arch plan or is or was serving at the request of Arch or any of its subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such person in any such capacity whether pertaining to any act or omission occurring or existing prior to or at, but not after, the effective time of the merger and whether asserted or claimed prior to, at or after the effective time of the merger, including any indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the merger agreement or the transactions contemplated by the merger agreement, in each case to the fullest extent permitted under applicable law (and CONSOL and the surviving corporation will, jointly and severally, pay expenses incurred in connection therewith in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each indemnified person to the fullest extent permitted under applicable law).

From and after the effective time of the merger, CONSOL and the surviving corporation will not amend, repeal or otherwise modify any provision in the organizational documents of the surviving corporation or any of its subsidiaries in any manner that would affect (or manage the surviving corporation or its subsidiaries with the intent to or in a manner that would affect) adversely the rights thereunder of any indemnified person to indemnification, exculpation and advancement except to the extent required by applicable law. CONSOL has agreed to, and will cause the surviving corporation to, fulfill and honor any indemnification, expense advancement or exculpation agreements between Arch or any of its subsidiaries and any of its directors or officers existing and in effect prior to August 20, 2024.

From and after the effective time of the merger, CONSOL and the surviving corporation will indemnify any indemnified person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in the merger agreement, relating to the enforcement of such indemnified person’s rights under the merger agreement or under any charter, bylaw or contract, so long as to the extent required by applicable law, such indemnified person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such indemnified person is not entitled to indemnification.

CONSOL and Arch will cause to be put in place and maintain, and CONSOL will fully prepay immediately prior to, and conditioned upon the occurrence of, the effective time of the merger, “tail” insurance policies with a claims period of at least six years from the effective time of the merger (the “tail period”) from an insurance carrier with the same or better credit rating as Arch’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as Arch’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to, but not after, the effective time of the merger. In no event will the aggregate cost of such directors’ and officers’ liability insurance exceed during the tail period 300% of the current aggregate annual premium paid by Arch for such purpose. If the cost of such insurance coverage exceeds such amount, Arch has agreed to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

In the event that, prior to the sixth anniversary of the effective time of the merger, CONSOL or the surviving corporation or any of its successors or assignees after the effective time of the merger (1) consolidates with or merges into any other person and neither CONSOL nor the surviving corporation, as applicable, is the continuing or surviving company or entity of such consolidation or merger or (2) transfers all or substantially all of its properties and assets to any person, then, in each such case, CONSOL has agreed to make proper provisions so that the successors and assigns of CONSOL or the surviving corporation, as the case may be, will assume the indemnification, insurance coverage and expense advancement obligations set forth in the merger agreement.

Transaction Litigation

In the event any litigation or other legal proceeding by any governmental entity or other person questioning the validity of or legality of the transactions contemplated by the merger agreement or seeking damages in connection therewith is commenced or, to the knowledge of CONSOL or Arch, is threatened, the applicable party will promptly notify the other party of any such litigation and keep that party reasonably informed of its status. CONSOL or Arch, as applicable, has agreed to give the other party a reasonable opportunity to participate in CONSOL’s or Arch’s, as applicable, defense or settlement of any transaction litigation against CONSOL or Arch, as applicable, and will consult regularly with the other party in good faith and give reasonable consideration to the other party’s advice with respect to such litigation. Each of CONSOL or Arch, as applicable, has agreed that it will not cease to defend, consent to the entry of any judgment, settle or offer to settle any transaction litigation commenced against CONSOL or Arch, as applicable, without the prior written consent of the other party, which may not be unreasonably withheld, conditioned or delayed.

Public Announcements

Each party to the merger agreement, its subsidiaries or its representatives may issue a public announcement or other public disclosure to the extent such announcement or other disclosure is (1) required by applicable law, (2) required by the rules of any stock exchange upon which such party’s or its subsidiary’s capital stock is traded or (3) consistent with the press release relating to the execution of the merger agreement issued and the investor presentation given to investors on August 21, 2024. However, in each case, such party must use its reasonable best efforts to afford the other party a reasonable opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon. The merger agreement does not restrict a party’s ability to communicate with its employees and neither party will be required to consult with or obtain any approval from the other party with respect to a public announcement or press release issued in connection with the receipt and existence of an Arch competing proposal or a CONSOL competing proposal, as applicable, and matters related thereto or an Arch change of recommendation or CONSOL change of recommendation, as applicable, other than as described in the sections entitled “—No Solicitation; Changes of Recommendation—Arch: Permitted Changes of Recommendation in Connection with an Arch Superior Proposal” or “—No Solicitation; Changes of Recommendation—CONSOL: Permitted Changes of Recommendation in Connection with a CONSOL Superior Proposal,” as applicable.

Advice of Certain Matters

Subject to compliance with applicable law, Arch and CONSOL, as the case may be, have agreed to confer on a regular basis with each other and will promptly provide each other (or their respective counsel) with copies of all filings made by such party or its subsidiaries with the SEC or any other governmental entity in connection with the merger agreement and the transactions contemplated by the merger agreement, to the extent permitted by applicable law.

Reasonable Best Efforts; Notification

CONSOL and Arch have agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the merger and the other transactions contemplated by the merger agreement.

CONSOL and Arch have agreed, subject to applicable law and as otherwise required by any governmental entity, to keep the other apprised of the status of matters relating to the completion of the transactions contemplated by the merger agreement, including promptly furnishing the other with copies of notices or other communications received by CONSOL or Arch, as applicable, or any of its subsidiaries, from any third party or any governmental entity with respect to the transactions contemplated by the merger agreement (including those alleging that the approval or consent of such person is or may be required in connection with the transactions contemplated by the merger agreement).

Section 16 Matters

Prior to the effective time of the merger, the parties have agreed to take all such steps as may be reasonably necessary, proper or advisable to cause any dispositions of equity securities of Arch or acquisitions of equity securities of CONSOL in connection with the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Arch, or will become subject to such reporting requirements with respect to CONSOL, to be exempt under Rule 16b-3 under the Exchange Act.

Stock Exchange Listing and Delistings

CONSOL will take all action necessary, proper and advisable to cause the shares of CONSOL common stock to be issued in the merger to be approved for listing on the NYSE prior to the effective time of the merger, subject to official notice of issuance.

Prior to the closing date, Arch will cooperate with CONSOL and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable law and the rules and policies of the NYSE to enable the delisting by the surviving corporation of the shares of Arch common stock from the NYSE and the deregistration of the shares of Arch common stock under the Exchange Act as promptly as practicable after the effective time of the merger. If the surviving corporation is required to file any quarterly or annual report pursuant to the Exchange Act by a filing deadline that is imposed by the Exchange Act and which falls on a date within the 15 days following the closing date then, upon CONSOL’s reasonable request, Arch must make available to CONSOL, at least 10 business days prior to the closing date (or, if such request occurs within 10 business days of the closing date, promptly following such request), a substantially advanced draft of any such annual or quarterly report reasonably likely to be required to be filed during such period. Arch will not be in breach of this obligation unless it has both (x) been notified by CONSOL of such breach and (y) failed to cure such breach by delivering the most recent version of such annual or quarterly report within two business days of receipt of such notice.

Financing and Indebtedness

During the period from August 20, 2024 to the effective time of the merger, CONSOL and Arch have agreed to cooperate in good faith to mutually determine and use reasonable best efforts to implement any necessary, appropriate or desirable arrangements in anticipation of the consummation of the transactions contemplated by the merger agreement, regarding each party’s and its subsidiaries’ credit agreements, indentures or other documents governing or relating to indebtedness of the parties and their subsidiaries, including arrangements by way of amendments, consents, offers to exchange, offers to purchase, redemption, payoff, new financing or otherwise, with respect to refinancing, or retaining a party’s or its subsidiaries’ credit agreements or senior notes.

Tax Matters

Each of CONSOL, Merger Sub and Arch will (and will cause its respective subsidiaries to) use its reasonable best efforts to cause the merger to qualify, and will not take, cause to be taken, knowingly fail to take or knowingly cause to fail to be taken (and will cause its subsidiaries not to take, cause to be taken, knowingly fail to take or knowingly cause to fail to be taken) any actions that would, or would reasonably be expected to, prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Each of CONSOL, Merger Sub and Arch will use its reasonable best efforts and will cooperate with one another to obtain (x) an opinion of Latham & Watkins LLP (or another nationally recognized tax counsel reasonably acceptable to Arch) (“Arch’s tax counsel”), dated as of the closing date (the “Company Tax Opinion”) to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (y) in connection with the filing of the registration statement of which this joint proxy statement/prospectus forms a part, an opinion of each of Wachtell, Lipton, Rosen & Katz (or another nationally recognized tax counsel reasonably acceptable to CONSOL) (“CONSOL’s tax counsel”) and Arch’s tax counsel, each dated as of such date as may be required by the SEC in connection with the filing of the registration statement of which this joint proxy statement/prospectus forms a part, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (z) any other opinion(s) of counsel to be issued in connection with the declaration of effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part by the SEC (or as of the closing date of the merger) regarding the U.S. federal income tax treatment of the transactions contemplated by the merger agreement. In connection with the foregoing, (1) CONSOL will deliver to Arch’s tax counsel and CONSOL’s tax counsel a duly executed officer’s certificate in substantially the form set forth in the disclosure letter delivered by CONSOL to Arch in connection with the merger agreement, with any modifications reasonably requested by such counsel and (2) Arch will deliver to Arch’s tax counsel and CONSOL’s tax counsel a duly executed officer’s certificate in substantially the form set forth in the disclosure letter delivered by Arch to CONSOL in connection with the merger agreement, with any modifications reasonably requested by such counsel, in the case of each of clauses (1) and (2) above, at such times as such counsel will reasonably request (including in connection with the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and at the closing of the merger). CONSOL and Arch have also agreed to provide such other information as reasonably requested by Arch’s tax counsel or CONSOL’s tax counsel for purposes of rendering any opinion described above.

Takeover Laws

Each of the parties to the merger agreement has agreed that it will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by the merger agreement from any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under applicable law, including Section 203 of the DGCL, of any state that purport to apply to the merger agreement or the transactions contemplated by the merger agreement.

Obligations of Merger Sub

CONSOL has agreed to take all action necessary to cause Merger Sub and the surviving corporation to perform their respective obligations under the merger agreement.

Dividends

CONSOL and Arch have agreed that prior to the effective time of the merger, CONSOL and Arch will coordinate with each other regarding the declaration and payment of dividends in respect of shares of Arch common stock and CONSOL common stock and the record and payment dates relating thereto so that no Arch stockholders will receive two dividends, or (if dividends are declared in such quarter) fail to receive one dividend for any single quarter with respect to its applicable shares of Arch common stock and CONSOL common stock received as merger consideration. CONSOL and Arch will be permitted to declare and pay dividends solely to the extent permitted under the merger agreement.

Conditions to the Completion of the Merger

Mutual Conditions

The respective obligations of CONSOL, Arch and Merger Sub to consummate the merger are subject to the satisfaction at or prior to the effective time of the merger of the following conditions, any or all of which may be waived jointly by CONSOL, Arch and Merger Sub, in whole or in part, to the extent permitted by applicable law:

•	CONSOL Stockholder Approval. The CONSOL stockholder approval must have been obtained.

•	Arch Stockholder Approval. The Arch stockholder approval must have been obtained.

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Regulatory Approval. Any waiting period (and any extension thereof or timing agreements entered into with any governmental entity in accordance with the merger agreement) under the HSR Act applicable to the merger and the other transactions contemplated by the merger agreement must have expired or been terminated. All applicable filings, notifications, consents, clearances, approvals and expirations or termination of any waiting periods (or extensions thereof) under each other applicable regulatory law relating to the transactions contemplated by the merger agreement as set forth in the disclosure letter CONSOL delivered to Arch in connection with the execution of the merger agreement will have been made, obtained, expired, or terminated, as the case may be.

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No Injunctions or Restraints. No governmental entity having jurisdiction over CONSOL, Arch and Merger Sub may have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger. No law that makes the consummation of the merger illegal or otherwise prohibited may have been enacted after August 20, 2024.

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Effectiveness of the Registration Statement. The registration statement, of which this joint proxy statement/prospectus forms a part, must have been declared effective by the SEC under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order.

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NYSE Listing. The shares of CONSOL common stock issuable to Arch stockholders pursuant to the merger agreement must have been authorized for listing on the NYSE, subject only to official notice of issuance.

Additional Conditions to the Obligations of CONSOL and Merger Sub

The obligations of CONSOL and Merger Sub to consummate the merger are subject to the satisfaction at or prior to the effective time of the merger of the following conditions, any or all of which may be waived exclusively by CONSOL, in whole or in part, to the extent permitted by applicable law:

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certain representations and warranties of Arch set forth in the merger agreement regarding capital structure must have been true and correct as of August 20, 2024 and must be true and correct as of the closing date, as though made on and as of the closing date in all but any de minimis respects (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time);

•

the representations and warranties of Arch set forth in the merger agreement regarding the absence of certain changes or events and brokers must have been true and correct as of August 20, 2024 and must be true and correct as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time will have been true and correct only as of such date or period of time);

•

certain representations and warranties of Arch set forth in the merger agreement regarding authority with respect to the merger agreement and the merger and all other representations and warranties of Arch set forth in the merger agreement relating to capital structure must have been true and correct in all material respects as of August 20, 2024 and must be true and correct in all material respects as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time must have been true and correct in all material respects only as of such date or period of time);

•

all other representations and warranties of Arch set forth in the merger agreement which are qualified by an “Arch material adverse effect” standard must have been true and correct as of August 20, 2024 and must be true and correct as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time must have been true and correct only as of such date or period of time);

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all other representations and warranties of Arch set forth in the merger agreement which are not qualified by an “Arch material adverse effect” standard must have been true and correct as of August 20, 2024 and must be true and correct as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time must have been true and correct only as of such date or period of time), except where the failure of any such representation or warranty to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, an Arch material adverse effect;

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Arch must have performed, or complied with, in all material respects, all agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time of the merger; and

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CONSOL must have received a certificate of Arch signed by an executive officer of Arch, dated as of the closing date, confirming that the conditions in the preceding six bullet points above have been satisfied.

Additional Conditions to the Obligations of Arch

The obligation of Arch to consummate the merger is subject to the satisfaction at or prior to the effective time of the merger of the following conditions, any or all of which may be waived exclusively by Arch, in whole or in part, to the extent permitted by applicable law:

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certain representations and warranties of CONSOL and Merger Sub set forth in the merger agreement regarding capital structure must have been true and correct as of August 20, 2024 and must be true and correct as of the closing date, as though made on and as of the closing date, in all but any de minimis respects (except that representations and warranties that speak as of a specified date or period of time must have been true and correct only as of such date or period of time);

•

the representations and warranties of CONSOL and Merger Sub set forth in the merger agreement regarding the absence of certain changes or events and brokers must have been true and correct as of August 20, 2024 and must be true and correct as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time must have been true and correct only as of such date or period of time);

•	the representations and warranties of CONSOL and Merger Sub set forth in the merger agreement regarding authority with respect to the merger agreement and the merger and all other representations and warranties of CONSOL set forth in the merger agreement relating to capital structure must have been true and correct in all material respects as of August 20, 2024 and must be true and correct in all material respects as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time must have been true and correct in all material respects only as of such date or period of time);

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all other representations and warranties of CONSOL set forth in the merger agreement which are qualified by a “CONSOL material adverse effect” standard must have been true and correct as of August 20, 2024 and must be true and correct as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time must have been true and correct only as of such date or period of time);

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all other representations and warranties of CONSOL set forth in the merger agreement which are not qualified by a “CONSOL material adverse effect” standard must have been true and correct as of August 20, 2024 and must be true and correct as of the closing date, as though made on and as of the closing date (except that representations and warranties that speak as of a specified date or period of time must have been true and correct only as of such date or period of time), except where the failure of any such representation or warranty to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a CONSOL material adverse effect;

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CONSOL and Merger Sub each must have performed, or complied with, in all material respects, all agreements and covenants required to be performed or complied with by them under the merger agreement at or prior to the effective time of the merger;

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Arch must have received a certificate of CONSOL signed by an executive officer of CONSOL, dated as of the closing date, confirming that the conditions in the preceding six bullet points above have been satisfied; and

•	Arch must have received the Company Tax Opinion.

Frustration of Closing Conditions

None of CONSOL, Arch or Merger Sub may rely, either as a basis for not consummating the merger or for terminating the merger agreement, on the failure of any condition set forth above, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of the merger agreement.

Termination

Termination Rights

CONSOL and Arch may terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger by mutual written consent of CONSOL and Arch.

The merger agreement may also be terminated by either CONSOL or Arch at any time prior to the effective time of the merger in any of the following situations:

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if any governmental entity having jurisdiction over any party has issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such order, decree, ruling or injunction or other action has become final and nonappealable, or if any law has been adopted that permanently makes the consummation of the merger illegal or otherwise permanently prohibited, so long as CONSOL’s or Merger Sub’s (in the case of a termination by CONSOL) or Arch’s (in the case of a termination by Arch) failure to fulfill any material covenant or agreement under the merger agreement has not been the cause of, materially contributed to or resulted in such order, decree, ruling, injunction or other action;

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if the merger has not been consummated on or before 11:59 p.m. Eastern Time on August 20, 2025 or, if on such date and time, one or more of the conditions to the closing relating to the obtainment of regulatory approvals or the absence of an injunction, restraint or regulatory law prohibiting the merger has not been satisfied, but all other conditions to the closing have been satisfied (or in the case of conditions that by their terms are to be satisfied at the closing, will be capable of being satisfied or waived on such date) or waived, then such date will be automatically extended until 11:59 p.m. Eastern Time on November 20, 2025 (or such other date and time as may be otherwise agreed by Arch and CONSOL in writing), so long as CONSOL’s or Merger Sub’s (in the case of a termination by CONSOL) or Arch’s (in the case of a termination by Arch) failure to fulfill any material covenant or agreement under the merger agreement has not been the cause of, materially contributed to or resulted in such order, decree, ruling, injunction or other action (the “end date termination event”);

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in the event of a breach of any representation, warranty, covenant or other agreement contained in the merger agreement which would give rise to the failure of an applicable closing condition (and such breach is not curable prior to August 20, 2025 (or November 20, 2025, if extended pursuant to the merger agreement), or if curable prior to August 20, 2025 (or November 20, 2025, if extended pursuant to the merger agreement), has not been cured by the earlier of (1) 30 days after the giving of written notice to the breaching party of such breach and (2) five business days prior to August 20, 2025 (or November 20, 2025, if extended pursuant to the merger agreement), so long as the terminating party (or Merger Sub, with respect to CONSOL as the terminating party) is not then in such breach of any representation, warranty, covenant or other agreement in the merger agreement)) (which, in the case of a breach by Arch, we refer to as an “Arch breach termination event” and, in the case of a breach by CONSOL or Merger Sub, we refer to as a “CONSOL breach termination event”); or

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if (1) the Arch stockholders do not approve the Arch merger proposal upon a vote held at a duly held and completed Arch special meeting after, if applicable, final adjournment and postponement of the Arch special meeting (an “Arch stockholder approval termination event”), or (2) the CONSOL stockholders do not approve either the CONSOL issuance proposal or the CONSOL charter amendment proposal upon a vote held at a duly held and completed CONSOL special meeting after, if applicable, final adjournment and postponement of the CONSOL special meeting (a “CONSOL stockholder approval termination event”).

In addition, the merger agreement may be terminated by CONSOL:

•	if prior to, but not after, the approval of the Arch merger proposal by Arch stockholders, the Arch board or a committee of the Arch board has effected an Arch recommendation change.

Further, the merger agreement may be terminated by Arch:

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if prior to, but not after, the approval of the CONSOL issuance proposal and the CONSOL charter amendment proposal by CONSOL stockholders, the CONSOL board or a committee of the CONSOL board has effected a CONSOL recommendation change.

Termination Fees Payable by CONSOL

The merger agreement requires CONSOL to pay Arch the termination fee if:

•	Arch terminates the merger agreement due to a CONSOL recommendation change;

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Arch or CONSOL terminates the merger agreement due to an end date termination event and both the approvals of the CONSOL issuance proposal and the CONSOL charter amendment proposal have not been obtained and the CONSOL board or a committee of the CONSOL board has effected a CONSOL recommendation change;

•	CONSOL terminates the merger agreement due to a CONSOL stockholder approval termination event at a time when Arch had the right to terminate the agreement due to a CONSOL recommendation change; and

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(1) (A) CONSOL or Arch terminates the merger agreement due to a CONSOL stockholder approval termination event and on or before the date of any such termination a CONSOL competing proposal made after August 20, 2024 but before any termination was publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five business days prior to the CONSOL special meeting or (B) CONSOL or Arch terminates the merger agreement due to an end date termination event or Arch terminates the merger agreement due to a CONSOL breach termination event and following August 20, 2024 and on or before the date of any such termination a CONSOL competing proposal has been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five business days prior to the date of such termination, and (2) (x) within nine months after the date of such termination, CONSOL enters into a definitive agreement with respect to a CONSOL competing proposal and (y) such transaction is subsequently consummated, whether during or following such nine-month period. For purposes of this paragraph, any reference in the definition of CONSOL competing proposal to “20%” will be deemed to be a reference to “50%.”

In no event will CONSOL be required to pay the termination fee on more than one occasion.

Termination Fees Payable by Arch

The merger agreement requires Arch to pay CONSOL the termination fee if:

•	CONSOL terminates the merger agreement due to an Arch recommendation change;

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CONSOL or Arch terminates the merger agreement due to an end date termination event and both the approval of the Arch merger proposal has not been obtained and the Arch board or a committee of the Arch board has effected an Arch recommendation change;

•	Arch terminates the merger agreement due to an Arch stockholder approval termination event at a time when CONSOL had the right to terminate the agreement due to an Arch recommendation change; and

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(1) (A) CONSOL or Arch terminates the merger agreement due to an Arch stockholder approval termination event and on or before the date of any such termination an Arch competing proposal made after August 20, 2024 but before any termination was publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five business days prior to the Arch special meeting or (B) CONSOL or Arch terminates the merger agreement due to an end date termination event or CONSOL terminates the merger agreement due to an Arch breach termination event and following August 20, 2024 and on or before the date of any such termination an Arch competing proposal has been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five business days prior to the date of such termination, and (2) (x) within nine months after the date of such termination, Arch enters into a definitive agreement with respect to an Arch competing proposal and (y) such transaction is subsequently consummated, whether during or following such nine-month period. For purposes of this paragraph, any reference in the definition of Arch competing proposal to “20%” will be deemed to be a reference to “50%.”

In no event will Arch be required to pay the termination fee on more than one occasion.

CONSOL Expenses Payable by Arch

The merger agreement requires Arch to pay CONSOL an amount equal to CONSOL’s costs and expenses incurred in connection with the transactions up to a cap of $23.5 million if either Arch or CONSOL terminates the merger agreement due to an Arch stockholder approval termination event, other than in the circumstances described above in the section entitled “—Termination Fees Payable by Arch,” as applicable. In no event will CONSOL be entitled to receive more than one such reimbursement. If CONSOL receives the termination fee, then CONSOL will not be entitled to also receive such reimbursement. Upon the payment of any termination fee by Arch, any previously paid reimbursement will be credited against the amount of the termination fee.

Arch Expenses Payable by CONSOL

The merger agreement requires CONSOL to pay Arch an amount equal to Arch’s costs and expenses incurred in connection with the transactions up to a cap of $23.5 million if either Arch or CONSOL terminates the merger agreement due to a CONSOL stockholder approval termination event, other than in the circumstances described above in the section entitled “—Termination Fees Payable by CONSOL.” In no event will Arch be entitled to receive more than one payment of such reimbursement. If Arch receives the termination fee, then Arch will not be entitled to also receive such reimbursement. Upon the payment of any termination fee by CONSOL, any previously reimbursement will be credited against the amount of the termination fee.

Effect of Termination

In the event of termination of the merger agreement pursuant to the provisions described in the section entitled “—Termination,” the merger agreement (other than certain provisions as set forth in the merger agreement) will become void and of no effect with no liability or obligation on the part of any party to the merger agreement. However, except as otherwise expressly provided in the merger agreement, no termination of the merger agreement will relieve any party to the merger agreement of any liability for any damages for any willful and material breach of the merger agreement or actual fraud (as defined under Delaware law) to the extent arising out of the express representations and warranties made by a party under the merger agreement (including the loss to the CONSOL stockholders or the Arch stockholders, as applicable, of the benefits of the transactions contemplated by the merger agreement).

Expenses

Except as otherwise provided in the merger agreement, whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring the expense. CONSOL will bear and pay the expenses incurred in connection with the filing of the registration statement, of which this joint proxy statement/prospectus forms a part, and the printing and mailing to the CONSOL stockholders of this joint proxy statement/prospectus and Arch will bear and pay the expenses incurred in connection with the filing, printing and mailing to the Arch stockholders of this joint proxy statement/prospectus. Except as otherwise provided in the merger agreement, all transfer, documentary, sales, use, stamp, registration and other similar taxes and fees imposed with respect to, or as a result of, the merger will be borne by CONSOL or the surviving corporation, and expressly will not be a liability of holders of Arch common stock.

Specific Performance; Remedies

CONSOL, Arch and Merger Sub have agreed that prior to the termination of the merger agreement, each of them will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. CONSOL, Arch and Merger Sub accordingly have agreed (1) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages, (2) the alleged breaching party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under the merger agreement, and (3) the alleged breaching party will not plead in defense thereto that there would be an adequate remedy at law. CONSOL, Arch and Merger Sub have also agreed that no other party or person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any such remedy.

The monetary remedies and the equitable remedies set forth in the merger agreement will be the sole and exclusive remedies of (1) Arch and its subsidiaries against CONSOL and Merger Sub and any of their respective former, current or future directors, officers, stockholders, representatives or affiliates for any loss suffered as a result of the failure of the merger to be consummated, except in the case of actual fraud (as defined under Delaware law) to the extent arising out of the express representations and warranties made by CONSOL under the merger agreement or a willful and material breach of any covenant, agreement or obligation (in which case only CONSOL and Merger Sub will be liable for damages for such fraud or willful and material breach), and, upon payment of such amount, none of CONSOL or Merger Sub or any of their respective former, current or future directors, officers, stockholders, representatives or affiliates will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement, except for the liability of CONSOL or Merger Sub, as applicable, in the case of actual fraud (as defined under Delaware law) to the extent arising out of the express representations and warranties made by CONSOL under the merger agreement or a willful and material breach of any covenant, agreement or obligation and (2) CONSOL and Merger Sub against Arch and its subsidiaries and any of their respective former, current or future directors, officers, stockholders, representatives or affiliates for any loss suffered as a result of the failure of the merger to be consummated, except in the case of actual fraud (as defined under Delaware law) to the extent arising out of the express representations and warranties made by Arch under the merger agreement or a willful and material breach of any covenant, agreement or obligation (in which case only Arch will be liable for damages for such fraud or willful and material breach), and, upon payment of such amount, none of Arch and its subsidiaries or any of their respective former, current or future directors, officers, stockholders, representatives or affiliates will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement, except for the liability of Arch in the case of actual fraud (as defined under Delaware law) to the extent arising out of the express representations and warranties made by Arch under the merger agreement or a willful and material breach of any covenant, agreement or obligation.

No Third-Party Beneficiaries

Nothing in the merger agreement, express or implied, is intended to or confers upon any person other than CONSOL, Arch and Merger Sub any right, benefit or remedy of any nature whatsoever under or by reason of the merger agreement, except:

•	the right of the indemnified persons to enforce the obligations described under “—Indemnification; Directors’ and Officers’ Insurance”; and

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the rights of Arch, on behalf of Arch’s stockholders and the rights of CONSOL, on behalf of CONSOL’s stockholders to pursue specific performance as set forth in the merger agreement or, if specific performance is not sought or granted as a remedy, damages (including damages based on the loss of the benefits of the transactions contemplated by the merger agreement to such stockholders) in accordance with the merger agreement in the event of fraud or willful and material breach (it being agreed that in no event will any Arch or CONSOL stockholder be entitled to enforce any of their rights, or any of the party’s obligations, under the merger agreement directly in the event of any such breach, but rather that (i) Arch will have the sole and exclusive right to do so in its sole and absolute discretion, as agent for Arch’s stockholders, and (ii) CONSOL will have the sole and exclusive right to do so in its sole and absolute discretion, as agent for CONSOL’s stockholders, and Arch or CONSOL, as applicable, may retain any amounts obtained in connection therewith).

Amendment

The merger agreement may be amended in writing at any time by an instrument in writing signed on behalf of each of Arch, CONSOL and Merger Sub; however, after the approval by Arch stockholders of the Arch merger proposal or the approval by CONSOL stockholders of the CONSOL issuance proposal, no amendment may be made which would require further approval by Arch stockholders or CONSOL stockholders pursuant to applicable law unless such further approval is obtained.

Governing Law

The merger agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to the merger agreement, or the negotiation, execution or performance of the merger agreement, are governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles of conflicts of law thereof that would result in the application of the laws of any other jurisdiction.

CONSOL CHARTER AMENDMENT

This section describes the material terms of the proposed amendment to CONSOL’s certificate of incorporation, which will be adopted if the CONSOL charter amendment proposal is approved and if the merger is completed. The description of the CONSOL charter amendment in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the CONSOL charter amendment, a copy of which is attached as Annex D to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the CONSOL charter amendment that is important to you. You are encouraged to read the CONSOL charter amendment carefully and in its entirety.

The CONSOL certificate of incorporation currently provides that the total number of shares of CONSOL common stock that CONSOL is authorized to issue is 62,500,000 shares, par value of $0.01 per share. CONSOL is seeking to amend the CONSOL certificate of incorporation prior to the merger in order to increase the number of authorized shares of CONSOL common stock from 62,500,000 shares to 125,000,000 shares.

The increased number of authorized shares of CONSOL common stock will ensure that CONSOL is able to issue the merger consideration in the merger. In addition, the CONSOL board believes that the increased number of authorized shares of CONSOL common stock contemplated by the proposed amendment is important to the combined company in order for additional shares to be available for issuance from time to time, without further action or authorization by the CONSOL stockholders (except as required by applicable law or the NYSE rules), if needed for such corporate purposes as may be determined by the CONSOL board. The additional 62,500,000 shares authorized would be a part of the existing class of CONSOL common stock and, if issued, would have the same rights and privileges as the shares of CONSOL common stock presently issued and outstanding.

If the CONSOL stockholders approve the CONSOL charter amendment proposal and the merger is completed, CONSOL expects to file a Certificate of Amendment with the Secretary of State of the State of Delaware, in the form attached to this joint proxy statement/prospectus as Annex D, to increase the number of authorized shares of its capital and common stock. The Certificate of Amendment will only be effective if the merger is completed.

As of November 8, 2024, CONSOL had an aggregate of 29,394,466 shares of common stock issued and outstanding or reserved for issuance. Upon the completion of the merger, CONSOL anticipates issuing up to 24,749,240 shares of CONSOL common stock to Arch stockholders, resulting in 54,143,706 shares of CONSOL common stock issued and outstanding or reserved for issuance, which represents approximately 87% of CONSOL’s authorized shares of CONSOL common stock. The number of shares of CONSOL common stock that CONSOL anticipates issuing to Arch stockholders is based on the 18,664,328 shares of Arch Class A common stock outstanding, which includes outstanding awards of restricted Arch common stock granted under Arch’s equity plans, and 257 shares of Arch Class B common stock outstanding, each as of November 8, 2024. In the event the CONSOL charter amendment proposal is not approved by CONSOL stockholders, the merger will not be completed.

Other than payment of the merger consideration and in connection with ordinary course equity compensation grants, the CONSOL board has no immediate plans to issue additional shares of common stock or securities that are convertible into common stock. However, the CONSOL board desires to have the shares available to provide flexibility for business and financial purposes and provide appropriate equity incentives for CONSOL’s employees, officers, directors, consultants and advisors. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: (1) raising capital, if CONSOL has an appropriate opportunity, through offerings of common stock or securities that are convertible into or exchangeable for shares of common stock; (2) exchanges of common stock or securities that are convertible into or exchangeable for shares of common stock for other outstanding securities; (3) providing equity incentives to employees, officers, directors, consultants or advisors; (4) expanding CONSOL’s business through the acquisition of other businesses or assets; (5) stock splits, dividends, and similar transactions; and (6) other purposes.

The CONSOL charter amendment would also implement the change of CONSOL’s corporate name to “Core Natural Resources, Inc.”

AMENDED AND RESTATED BYLAWS OF THE COMBINED COMPANY

This section describes the material terms of the amended and restated bylaws of the combined company, which will only be adopted if the merger is completed. The description of the amended and restated bylaws of the combined company in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the amended and restated bylaws of the combined company, a copy of which is attached as Annex E to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the amended and restated bylaws of the combined company that is important to you. You are encouraged to read the amended and restated bylaws of the combined company carefully and in their entirety.

In connection with the completion of the merger, effective as of the effective time of the merger, the combined company will amend and restate the CONSOL bylaws in order to provide, among other things, that James A. Brock will serve as the Executive Chair of the combined company’s board and Paul A. Lang will serve as the Chief Executive Officer of the combined company and a member of the combined company’s board, and that the initial term of Mr. Brock as Executive Chair of the combined company’s board will expire effective as of the earlier of (i) the two-year anniversary of the effective time of the merger (the “Expiration Date”) or (ii) any date as of which Mr. Brock ceases to serve as a member of the combined company’s board for any reason in accordance with the combined company’s bylaws. The initial term of Mr. Lang as Chief Executive Officer of combined company will expire no earlier than the two-year anniversary of the effective time of the merger other than in the case of (and limited to) (1) the Chief Executive Officer’s resignation or death prior to such date or (2) the Chief Executive Officer’s removal from such office by the combined company’s board in accordance with the applicable requirements of the combined company’s bylaws. The amended and restated bylaws of the combined company will also clarify the role of the Executive Chair and will include corresponding revisions to the duties of the Chief Executive Officer to take into account the existence of the Executive Chair role.

Mr. Brock may not be removed from, and the combined company’s board may not diminish or modify the duties of Executive Chair of the combined company’s board or fail to appoint, re-elect or re-nominate Mr. Brock to, his position as Executive Chair of the combined company’s board, Mr. Lang may not be removed from, and the combined company’s board may not diminish or modify the duties of Chief Executive Officer or fail to appoint, re-elect or re-nominate Mr. Lang to, his position as Chief Executive Officer of combined company’s, and there may not be any change in size or composition of the combined company’s board as set forth in the combined company’s bylaws, in each case, until the two-year anniversary of the effective time of the merger for any reason without the affirmative vote of at least 75% of the total number of members of the combined company’s board (rounded to the nearest whole number).

The amended and restated bylaws of the combined company will also provide that effective as of the effective time of the merger, the number of directors that comprises the full combined company’s board will be eight with four of the eight directors designated by CONSOL prior to the effective time of the merger, one of whom will be James A. Brock, and the remaining four directors designated by Arch prior to the effective time of the merger, two of whom will be Paul A. Lang and Richard A. Navarre, who will serve as the initial lead independent director. From and after the effective time of the merger, each person designated as a director of the combined company will serve as a director until such person’s successor has been appointed and qualified or elected or such person’s earlier death, resignation or removal in accordance with the organizational documents of the combined company.

Any director of CONSOL who was designated by CONSOL to be a director of the combined company as of the effective time of the merger pursuant to the merger agreement, and any director of the combined company who was subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of any such director (or any successor thereto) pursuant to the merger agreement (each such person, a “Continuing CONSOL Director”) and any director of Arch who was designated by Arch to be a director of the combined company as of the effective time of the merger pursuant to the merger agreement, and any director of the combined company who was subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of any such director (or any successor thereto) pursuant to the merger agreement (each such person, a “Continuing Arch Director”), in each case, who is then serving as a member of the combined company’s board and whose term is expiring at an annual meeting of stockholders held on a date that is prior to the Expiration Date will be nominated by the combined company’s board for election to the combined company’s board at such annual meeting, subject to applicable stock exchange, legal and other applicable requirements, in each case provided that if the Continuing CONSOL Director or Continuing Arch Director, as applicable, was an independent director of the combined company, such individual continues to be an independent director of the combined company, and unless such Continuing CONSOL Director or Continuing Arch Director, as applicable, notifies the combined company’s board of his or her desire not to be so nominated. From and after the effective time of the merger agreement until the Expiration Date, no vacancy on the combined company’s board created by the cessation of service of a director will be filled by the combined company’s board, and the combined company’s board will not appoint or nominate any individual to fill such vacancy, unless (x) if the predecessor director leading to the creation of such vacancy was an independent director of the combined company, such individual would be an independent director of the combined company, (y) in the case of a vacancy created by the cessation of service of a Continuing CONSOL Director, not less than a majority of the Continuing CONSOL Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, and (z) in the case of a vacancy created by the cessation of service of a Continuing Arch Director, not less than a majority of the Continuing Arch Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy; provided, that any such appointment or nomination pursuant to clause (y) or (z) will be made in accordance with applicable law and the rules of the NYSE (or other national securities exchange on which combined company’s securities are then listed).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion addresses the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of shares of Arch common stock that exchange their shares of Arch common stock for shares of CONSOL common stock in the merger. The discussion is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretations. This discussion assumes that the merger will be completed in accordance with the merger agreement and as further described in this joint proxy statement/prospectus. Tax considerations arising under foreign, state, or local laws, or U.S. federal laws other than those pertaining to U.S. federal income tax, are not addressed in this joint proxy statement/prospectus.

For purposes of this discussion, the term “U.S. holder” refers to a beneficial owner of Arch common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (as defined in the Code); or|

•	an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion applies only to U.S. holders of Arch common stock that hold their shares of Arch common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the tax consequences of the merger and, in particular, does not address any consequences arising under any alternative minimum tax, unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). This discussion does not address holders that are not U.S. holders. This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular U.S. holder in light of its particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, for example:

•	banks, thrifts, mutual funds, or other financial institutions;

•	partnerships, S corporations or other pass-through entities (or investors in partnerships, S corporations or other pass-through entities);

•	insurance companies;

•	tax-exempt organizations or governmental organizations;

•	dealers or brokers in stocks and securities, commodities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	individual retirement or other deferred accounts;

•	persons that hold shares of Arch common stock as part of a straddle, hedge, appreciated financial position, constructive sale, conversion, integrated or other risk reduction transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons who are not citizens or residents of the United States;

•	U.S. expatriates;

•	persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•

holders who actually or constructively own (or actually or constructively held at any time during the five-year period ending on the date of the disposition of such holder’s Arch common stock pursuant to the merger) 5% or more of Arch common stock; and

•

stockholders who acquired their shares of Arch common stock through the exercise of an employee stock option, as a restricted stock award, or otherwise as compensation or through a tax-qualified retirement plan.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Arch common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partner and partnership. Partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the merger to them.

This discussion is not tax advice and does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the merger. The actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within CONSOL’s or Arch’s control. You should consult with your own tax advisor as to the tax consequences of the merger (including the ownership and disposition of CONSOL common stock received in the merger) in your particular circumstances, including the applicability and effect of any alternative minimum tax and any state, local or foreign and other tax laws and of any potential changes in those laws.

CONSOL and Arch intend for the merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. It is a condition to the obligation of Arch to complete the merger that Arch receives an opinion from external counsel, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The foregoing opinion of counsel will be based on, among other things, certain representations made by CONSOL and Arch and certain assumptions, all of which must be consistent with the state of facts existing at the time of the merger. If any of these representations and assumptions are, or become, inaccurate or incomplete, such opinion may be invalid, and the conclusions reached therein could be jeopardized. In addition, such opinion of counsel is not free from doubt because there is no authority directly addressing the treatment of all of the particular facts of the merger for U.S. federal income tax purposes. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or the courts, which may not agree with the conclusions set forth in such opinion. If the IRS were to challenge the “reorganization” status of the merger successfully, the tax consequences would differ from those set forth in this joint proxy statement/prospectus and holders of Arch common stock could be subject to U.S. federal income tax upon the receipt of CONSOL common stock in the merger.

Provided the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the merger to U.S. holders of Arch common stock generally will be as follows:

Exchange of Shares of Arch Common Stock for Shares of CONSOL Common Stock

U.S. holders who exchange all of their shares of Arch common stock for shares of CONSOL common stock generally will not recognize any gain or loss for U.S. federal income tax purposes, except with respect to cash, if any, received in lieu of a fractional share of CONSOL common stock (see below for tax treatment of such cash received for a fractional share). Each U.S. holder’s aggregate tax basis in the shares of CONSOL common stock received in the merger (including any fractional share) will equal such U.S. holder’s aggregate adjusted tax basis in the shares of Arch common stock surrendered in the merger. The holding period of the shares of CONSOL common stock received by a U.S. holder in the merger (including any fractional share) will include such U.S. holder’s holding period for the shares of Arch common stock surrendered in the merger. If a U.S. holder holds different blocks of Arch common stock (generally, Arch common stock acquired on different dates or at different prices), such U.S. holder should consult its tax advisor with respect to the determination of the tax bases and/or holding periods of the particular shares of CONSOL common stock received in the merger.

Receipt of Cash in Lieu of Fractional Shares

No fractional shares of CONSOL common stock will be distributed to a U.S. holder of shares of Arch common stock in connection with the merger. A U.S. holder that receives cash in lieu of fractional shares of CONSOL common stock as a part of the merger will generally recognize capital gain or loss measured by the difference between the cash received for such fractional shares and the portion of the U.S. holder’s tax basis in the shares of Arch common stock allocable to the fractional shares. Such capital gain or loss will generally be long term capital gain or loss if the holding period for such fractional shares of CONSOL common stock is more than one year. Long term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. U.S. holders that acquired different blocks of Arch common stock at different times or different prices should consult their tax advisor regarding the manner in which gain or loss should be determined in their specific circumstances.

Backup Withholding and Information Reporting

Payments of any cash to U.S. holders in lieu of a fractional share of CONSOL common stock in connection with the merger generally will be subject to information reporting and may be subject to U.S. federal backup withholding (currently, at a rate of 24%). To prevent backup withholding, U.S. holders of Arch common stock should provide the exchange agent with a properly completed IRS Form W-9 certifying such U.S. holder’s correct taxpayer identification number and that such U.S. holder is not subject to backup withholding and otherwise comply with all the applicable backup withholding rules or otherwise establish an applicable exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. holder of shares of Arch common stock under the backup withholding rules may be allowed as a refund or credit against a U.S. holder’s federal income tax liability provided that such U.S. holder timely furnishes the required information to the IRS. The IRS may impose a penalty upon any taxpayer that fails to provide the correct taxpayer identification number.

The preceding discussion is intended only as an overview of the material U.S. federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 20, 2024, CONSOL, Arch and Merger Sub entered into the merger agreement, which provides for the combination of CONSOL and Arch in an all-stock merger of equals transaction. Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into Arch, with Arch continuing as the surviving corporation in the merger and a wholly owned subsidiary of CONSOL. If the merger is completed, Arch stockholders will receive, in exchange for each share of Arch common stock, 1.326 shares of CONSOL common stock.

The following unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes. The unaudited pro forma condensed combined financial statements have been prepared from the respective historical consolidated financial statements of CONSOL and Arch and have been adjusted to reflect the unaudited pro forma condensed combined statement of income for the year ended December 31, 2023 and for the nine months ended September 30, 2024 as if the merger had been completed on January 1, 2023. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 is presented as if the merger had been completed on September 30, 2024.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the unaudited consolidated financial statements of CONSOL included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024;

•	the unaudited condensed consolidated financial statements of Arch included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024;

•	the audited consolidated financial statements of CONSOL included in its Annual Report on Form 10-K for the year ended December 31, 2023;

•	the audited consolidated financial statements of Arch included in its Annual Report on Form 10-K for the year ended December 31, 2023; and

•	other information relating to CONSOL and Arch contained in or incorporated by reference into this joint proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements have been prepared to reflect adjustments to CONSOL’s historical consolidated financial information that management believes are factually supportable and are expected to have a continuing impact on CONSOL’s results of operations, with the exception of certain nonrecurring items to be incurred in connection with the merger. Accordingly, the unaudited pro forma condensed combined financial statements reflect the following:

•	the reclassification of certain items within Arch’s historical presentation to conform to CONSOL’s financial statement presentation;

•	the merger, using the acquisition method of accounting, with CONSOL as the accounting acquirer and each share of Arch common stock converted into 1.326 shares of CONSOL common stock; and

•	the payment of expenses directly attributable to the merger, including nonrecurring items.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with GAAP. CONSOL has been treated as the acquirer for accounting purposes, primarily due to CONSOL holding majority voting interests in the combined company and CONSOL issuing equity interests to effect the merger. Thus, CONSOL will account for the merger as a business combination in accordance with ASC 805. The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The assets and liabilities of Arch have been measured based on various preliminary estimates using assumptions that CONSOL management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial statements and could have a material impact on the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial statements is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

The unaudited pro forma condensed combined financial statements have been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial statements. The pro forma adjustments reflect transaction accounting adjustments related to the merger, which are discussed in further detail below. Amounts presented reflect the accounting for the acquisition of Arch by CONSOL. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the merger been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by CONSOL as set forth in the audited historical financial statements. Based on CONSOL’s initial review and understanding of Arch’s summary of significant accounting policies from the date of the acquisition, no material adjustments were included in the unaudited pro forma condensed combined financial statements to conform Arch’s historical financial information to CONSOL’s significant accounting policies. A more comprehensive comparison and assessment will occur, which may result in additional differences identified. Additionally, CONSOL has included certain reclassifications for consistency in the financial statement presentation. See Note (a) in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements for more information.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or cost savings or synergies that may be achieved because of the merger.

Arch and CONSOL have not had any historical material relationship prior to the merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2024

(in thousands)

	CONSOL Historical	Arch Historical	Transaction Accounting Adjustments			Combined Pro Formas
ASSETS
Current Assets:
Cash and Cash Equivalents	$331,674	$219,595	$(121,420)	(b	)	$371,849
			(58,000)	(c	)
Short-Term Investments	84,333	36,347				120,680
Accounts and Notes Receivable, net	144,972	248,574				393,546
Inventories	116,632	235,091	8,069	(b	)	359,792
Other Current Assets	66,982	48,816				115,798

Total Current Assets	744,593	788,423	(171,351)			1,361,665
Total Property, Plant and Equipment—Net	1,909,345	1,238,534	1,541,365	(b	)	4,689,244
Other Assets:
Deferred Income Taxes	—	126,608	(126,608)	(b	)	—
Other Noncurrent Assets, net	170,179	217,313				387,492

Total Other Assets	170,179	343,921	(126,608)			387,492

TOTAL ASSETS	$2,824,117	$2,370,878	$1,243,406			$6,438,401

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$145,301	$153,189				$298,490
Current Portion of Long-Term Debt	111,898	126,897	(119,116)	(b	)	119,679
Other Current Liabilities	282,816	112,767				395,583

Total Current Liabilities	540,015	392,853	(119,116)			813,752
Long-Term Debt:
Long-Term Debt	83,680	—				83,680
Deferred Credits and Other Liabilities:
Long-Term Employee and Retiree Liabilities	410,494	206,248				616,742
Asset Retirement Obligations	208,375	267,486				475,861
Deferred Income Taxes	36,579	—	179,967	(b	)	216,546
Other Noncurrent Liabilities	15,479	60,337				75,816

Total Deferred Credits and Other Liabilities	670,927	534,071	179,967			1,384,965

TOTAL LIABILITIES	1,294,622	926,924	60,851			2,282,397
Stockholders’ Equity:
Common Stock	294	308	245	(e	)	539
			(308)	(f	)
Capital in Excess of Par Value	538,054	764,202	2,684,264	(e	)	3,222,318
			(764,202)	(f	)
Retained Earnings	1,138,957	1,839,125	(1,839,125)	(f	)	1,080,957
			(58,000)	(c	)
Treasury Stock	—	(1,193,884)	1,193,884	(f	)	—
Accumulated Other Comprehensive (Loss) Income	(147,810)	34,203	(34,203)	(f	)	(147,810)

TOTAL EQUITY	1,529,495	1,443,954	1,182,555			4,156,004

TOTAL LIABILITIES AND EQUITY	$2,824,117	$2,370,878	$1,243,406			$6,438,401

Please refer to the notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Nine Months Ended September 30, 2024

(in thousands except share and per share data)

	CONSOL Historical	Arch Historical	Presentation Adjustments			Transaction Accounting Adjustments			Combined Pro Formas
Total Revenue and Other Income	$1,641,020	$1,924,008	$33,567	(a	)				$3,598,595
Costs and Expenses:
Operating and Other Costs	1,084,122	1,653,907	9,713	(a	)				2,747,742
Depreciation, Depletion and Amortization	165,173	135,757				58,571	(g	)	359,501
General and Administrative Costs	77,669	82,359							160,028
Other Operating Income, net	—	(23,854)	23,854	(a	)				—
Interest Expense	15,063	12,161				(6,283)	(g	)	20,941

Total Costs and Expenses	1,342,027	1,860,330	33,567			52,288			3,288,212

Earnings Before Income Tax	298,993	63,678	—			(52,288)			310,383
Income Tax Expense (Benefit)	43,409	(887)				(10,980)	(h	)	31,542

Net Income	$255,584	$64,565	$—			($41,308)			$278,841

Earnings per Share:
Total Basic Earnings per Share	$8.60	$3.55							$5.12
Total Dilutive Earnings per Share	$8.57	$3.50							$5.12
Weighted Average Common Shares Outstanding
Basic	29,705,627	18,180,000							54,434,066	(i	)
Dilutive	29,824,589	18,450,000							54,434,066	(i	)

Please refer to the notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2023

(in thousands except share and per share data)

	CONSOL Historical	Arch Historical	Presentation Adjustments			Transaction Accounting Adjustments			Combined Pro Formas
Total Revenue and Other Income	$2,568,877	$3,163,102	$18,037	(a	)				$5,750,016
Costs and Expenses:
Operating and Other Costs	1,416,893	2,340,868	7,439	(a	)				3,765,200
Depreciation, Depletion and Amortization	241,317	167,588				89,894	(g	)	498,799
General and Administrative Costs	103,470	98,871				58,000	(c	)	281,878
						21,537	(d	)
Other Operating Income, net	—	(10,598)	10,598	(a	)				—
Interest Expense	29,325	14,821				(6,223)	(g	)	37,923

Total Costs and Expenses	1,791,005	2,611,550	18,037			163,208			4,583,800

Earnings Before Income Tax	777,872	551,552	—			(163,208)			1,166,216
Income Tax Expense	121,980	87,514				(34,274)	(h	)	175,220

Net Income	$655,892	$464,038	$—			($128,934)			$990,996

Earnings per Share:
Total Basic Earnings per Share	$19.91	$25.45							$17.18
Total Dilutive Earnings per Share	$19.79	$24.20							$17.18
Weighted Average Common Shares Outstanding
Basic	32,941,654	18,233,000							57,679,911	(i	)
Dilutive	33,142,007	19,183,000							57,679,911	(i	)

Please refer to the notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The CONSOL and Arch historical financial information has been derived from each respective company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 and Annual Report on Form 10-K for the year ended December 31, 2023. Certain of Arch’s historical amounts have been reclassified to conform to CONSOL’s financial statement presentation. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes thereto of CONSOL and Arch.

The unaudited pro forma condensed combined balance sheet is presented as if the merger had been completed on September 30, 2024. The unaudited pro forma condensed combined statements of income are presented as if the merger had been completed on January 1, 2023.

The unaudited pro forma condensed combined financial statements have been prepared assuming the acquisition method of accounting in accordance with GAAP. Under this method, Arch’s assets and liabilities have been recorded at their respective fair values. Although no material goodwill has been identified as a result of the preliminary evaluations performed in connection with preparing the unaudited pro forma condensed combined financial statements, upon completion of purchase accounting at the closing of the transaction, to the extent that any differences are present between the purchase price for Arch and the fair value of the identifiable net assets acquired (including intangibles), any such differences will be recorded as goodwill. Any goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually. The unaudited pro forma condensed combined financial statements are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis.

The pro forma adjustments represent management’s estimates based on information available as of the date of this joint proxy statement/prospectus and are subject to change as additional information becomes available and additional analyses are performed.

One-time direct and incremental transaction costs will be expensed as incurred under ASC 805 and are assumed to be cash settled.

CONSOL has performed a preliminary review of Arch’s and CONSOL’s accounting policies, and no material adjustments are expected as a result of converging the accounting policies of Arch and CONSOL.

Merger Consideration and Purchase Price Allocation

As the accounting acquirer, CONSOL will account for the merger using the acquisition method of accounting for business combinations in accordance with ASC 805. The allocation of the preliminary estimated purchase price with respect to the merger is based on CONSOL’s estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of September 30, 2024 using currently available information. Because the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations of the combined business may be materially different from the pro forma amounts included herein. CONSOL expects to finalize the purchase price allocation as soon as reasonably practicable after completing the merger.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•

changes in the estimated fair value of the CONSOL common stock consideration issued to Arch stockholders, based on the CONSOL common stock closing price and the number of shares of Arch common stock outstanding on the closing date of the merger;

•

changes in the estimated fair value of Arch’s identifiable assets acquired and liabilities assumed, including the estimated value of inventory and other equity investments, as of the closing date of the merger;

•	the tax basis of Arch’s assets and liabilities as of the closing date of the merger; and

•	the factors described in the section entitled “Risk Factors” beginning on page 39.

The preliminary value of the merger consideration is based on CONSOL issuing approximately 24.5 million shares of CONSOL common stock for the shares of Arch common stock issued and outstanding, as well as the accelerated vesting of certain Arch RSU awards and Arch PSU awards. The merger consideration also includes repayment of certain outstanding debt obligations of Arch that have preexisting provisions that would require acceleration upon the occurrence of a change in control. For purposes of the unaudited pro forma condensed combined financial statements, we have assumed that the holders of Arch’s tax-exempt bonds and other relevant debt instruments will exercise the option to redeem because of a change in control resulting from the merger. Based upon the closing price of CONSOL common stock on October 30, 2024, and the preceding factors, the purchase price consideration would be approximately $2.8 billion, and its allocation to the net assets acquired is as follows:

(In thousands)	Preliminary Purchase Price Allocation
Total purchase price consideration	$2,805,929

Assets Acquired:
Cash and cash equivalents	$219,595
Short-term investments	36,347
Accounts and notes receivable, net	248,574
Inventories	243,160
Other current assets	48,816
Property, plant and equipment, net	2,779,899
Other assets	217,313

Total assets acquired	$3,793,704
Liabilities Assumed:
Accounts payable	$153,189
Current portion of long-term debt and other current liabilities	120,548
Long-term employee and retiree liabilities	206,248
Asset retirement obligations	267,486
Deferred income taxes	179,967
Other noncurrent liabilities	60,337

Total liabilities assumed	$987,775

Net assets acquired	$2,805,929

As a result of the merger, Arch stockholders will receive, in exchange for each share of Arch common stock, 1.326 shares of CONSOL common stock.

From August 20, 2024, the last trading day before the public announcement of the signing of the merger agreement, to October 30, 2024, the preliminary value of CONSOL’s merger consideration to be issued increased by approximately $365.5 million as a result of the increase in the share price of CONSOL common stock from $94.73 to $109.66. The final value of CONSOL’s consideration will be determined based on the actual number of shares of CONSOL common stock issued and the market price of CONSOL common stock at the closing of the merger. A fifteen percent increase or decrease in the closing price of CONSOL common stock, as compared to the October 30, 2024 closing price of $109.66, would increase or decrease the merger consideration by approximately $0.4 billion, assuming all other factors are held constant. An increase in the closing price of CONSOL common stock could potentially result in goodwill as of the closing date of the merger.

Pro Forma Adjustments

The pro forma adjustments are based on currently available information and certain estimates and assumptions that CONSOL believes are reasonable. The actual effects of the merger will differ from the pro forma adjustments. A general description of the pro forma adjustments is provided below:

(a)	The following reclassifications and other adjustments conform Arch’s historical financial information to CONSOL’s financial statement classification:

Unaudited Pro Forma Condensed Combined Statements of Income for the Nine Months Ended September 30, 2024 and for the Year Ended December 31, 2023

•	Revenue and other income. Reclassification of Arch’s other operating income to total revenue and other income.

•	Costs and expenses. Reclassification of Arch’s other operating expense to operating and other costs.

(b)

Reflects the estimated fair value of CONSOL common stock of $2.7 billion of consideration payable by CONSOL to Arch stockholders and the adjustment of the historical book values of the assets and liabilities of Arch to their estimated fair values as follows:

•

Property, plant and equipment, net. $1,541.4 million increase in Arch’s net book basis of coal properties to reflect them at fair value. The property, plant and equipment fair value was primarily related to mineral reserves, which accounted for approximately 49% of the fair value balance, and personal property, which accounted for approximately 51% of the fair value balance. The estimated weighted average remaining useful lives of mineral reserves and personal property were 25 years and 8 years, respectively.

•

Deferred income taxes. $180.0 million increase in deferred tax liabilities to reflect adjustments to the book basis of the assets acquired and liabilities assumed, which affect the excess of the book basis over the tax basis in the applicable assets and liabilities, based on the statutory tax rate of 21 percent, at which the basis differences are anticipated to reverse.

•

Debt. Reflects the repayment of certain outstanding debt obligations of Arch that have preexisting provisions that would require acceleration upon the occurrence of a change in control. For the purposes of the unaudited pro forma condensed combined financial statements, we have assumed that the holders of Arch’s tax-exempt bonds and other relevant debt instruments will exercise the option to redeem as a result of a change in control resulting from the merger. The unaudited pro forma condensed combined statements of income reflect a reduction in interest expense under the assumption that the amounts outstanding under these debt instruments would have been settled on January 1, 2023.

•	Inventories. $8.1 million increase in inventories to reflect them at market value.

(c)

Reflects the estimated transaction costs of $58.0 million related to the merger, including financial advisory, legal and accounting fees. These costs were not incurred prior to September 30, 2024 and accordingly are not reflected in the historical September 30, 2024 condensed consolidated balance sheets of CONSOL and Arch, but are reflected in the unaudited pro forma condensed combined balance sheet as a decrease to cash and cash equivalents and retained earnings as they will be expensed by CONSOL and Arch as incurred. This amount has been reflected in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2023. This adjustment is a nonrecurring item.

(d)

Reflects the acceleration of the vesting of certain market-based and performance-based share awards previously granted to certain CONSOL executives and employees and the issuance of the underlying shares at the closing date of the merger. These costs are not reflected in the historical financial statements of CONSOL, but are reflected in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2023. This adjustment is a nonrecurring item.

Certain executives and employees of Arch and CONSOL are parties to change in control agreements whereby in the event of a change in control and subsequent termination event, each Arch or CONSOL executive and employee will be entitled to certain change of control benefits. As of the date of the merger agreement through the date of the filing of the registration statement of which this joint proxy statement/prospectus forms a part, CONSOL and Arch have not yet determined the number of executives and employees that will be terminated, and the associated financial impact, as a result of the merger. CONSOL has not reflected these potential charges in the unaudited pro forma condensed combined financial statements due to the uncertainty of the potential charges, as certain key decisions around the organization of the combined business have not yet been determined.

(e)	Reflects the increase in CONSOL common stock and additional paid-in capital resulting from the issuance of CONSOL common stock to Arch stockholders to effect the merger.

(f)	Reflects the elimination of Arch’s historical equity balances.

(g)	Reflects the pro forma impacts related to the purchase price allocation discussed in adjustment (b). This includes the following impacts:

•	Depreciation expense—Reflects an increase in depreciation expense related to real property and personal property, calculated using the estimated weighted average remaining useful life of 8 years.

•	Depletion expense—Reflects an increase in depletion expense related to mineral reserves, calculated using the estimated remaining useful life of 25 years.

•	Interest expense—Reflects a reduction in interest expense under the assumption that the amounts outstanding under certain debt instruments would have been settled on January 1, 2023.

(h)	Reflects the approximate income tax effects of the pro forma adjustments at the statutory tax rate of 21 percent for the year ended December 31, 2023 and the nine months ended September 30, 2024.

(i)

Reflects the adjustment to outstanding shares of CONSOL common stock for purposes of calculating pro forma earnings per share as a result of issuing CONSOL stock to Arch stockholders and the acceleration of vesting of certain CONSOL market-based and performance-based share awards. As a result of the accelerated vesting of outstanding share-based awards and the assumption within the unaudited pro forma condensed combined statements of income that the merger occurred as of January 1, 2023, there are no dilutive awards assumed to be outstanding during the year ended December 31, 2023 or the nine months ended September 30, 2024 and accordingly, for each of those periods, the number of shares outstanding for dilutive earnings per share is similar to that of basic earnings per share.

COMPARISON OF STOCKHOLDERS’ RIGHTS

This section describes the material differences between the rights of holders of shares of CONSOL common stock and the rights of holders of shares of Arch common stock. CONSOL and Arch are each incorporated under the laws of the State of Delaware and, accordingly, the rights of CONSOL stockholders and Arch stockholders are both governed by the laws of the State of Delaware. The differences between the rights of CONSOL stockholders and Arch stockholders primarily result from differences between the organizational documents of CONSOL and Arch. As a result of the merger, holders of shares of Arch common stock that receive merger consideration in respect of their shares of Arch common stock will become holders of shares of common stock of the combined company. As a result, following the merger, the rights of Arch stockholders who become CONSOL stockholders in the merger will continue to be governed by the laws of the State of Delaware and will also then be governed by the CONSOL certificate of incorporation and the CONSOL bylaws, as each will be amended or amended and restated as of the closing of the merger.

This section does not include a complete description of all differences between the rights of CONSOL stockholders and Arch stockholders, nor does it include a complete description of the specific rights referred to below. Furthermore, the description of some of the differences in the rights in this section is not intended to indicate that other differences that may be equally important do not exist. All CONSOL stockholders and Arch stockholders are urged to read carefully the relevant provisions of the DGCL, as well as each company’s organizational documents. This summary is qualified in its entirety by reference to the full text of each of the Arch certificate of incorporation, the Arch bylaws, the Arch governance guidelines, the CONSOL certificate of incorporation, the CONSOL bylaws and the CONSOL corporate governance guidelines. For information on how to obtain a copy of these documents, see the section entitled “Where You Can Find More Information.”

CONSOL Stockholders	Arch Stockholders
Authorized Capital Stock

The authorized capital stock of CONSOL consists of (1) 62,500,000 shares of common stock, par value $0.01 per share, and (2) 500,000 shares of preferred stock, par value $0.01 per share. If the CONSOL stockholders approve the CONSOL charter amendment proposal and the merger is completed, the CONSOL certificate of incorporation will authorize 125,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share.

The CONSOL board is authorized to issue preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, if any. Unless required by applicable law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of CONSOL common stock.

As of November 26, 2024, the record date for the CONSOL special meeting, there are expected to be outstanding (1) approximately 29,394,466 shares of CONSOL common stock and (2) no shares of preferred stock of CONSOL.

The authorized capital stock of Arch consists of (1) 299,589,834 shares of class A common stock, par value $0.01 per share (“Arch Class A common stock”), (2) 410,166 shares of class B common stock, par value $0.01 per share (“Arch Class B common stock”), and (3) 50,000,000 shares of preferred stock, par value $0.01 per share (“Arch preferred stock”).

The Arch board is authorized to issue preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, if any. Unless required by applicable law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by Arch stockholders.

As of November 26, 2024, the record date for the Arch special meeting, there are expected to be outstanding (1) approximately 18,108,352 shares of Arch Class A common stock, (2) approximately 257 shares of Arch Class B common stock and (3) no shares of Arch preferred stock.

CONSOL Stockholders	Arch Stockholders
Voting Rights

Each holder of shares of CONSOL common stock is entitled to one vote for each share of CONSOL common stock held by the stockholder on the record date for any action, on all matters on which the CONSOL stockholders are entitled to vote, whether voting separately as a class or otherwise; provided, however, that, except as otherwise required by law, holders of CONSOL common stock, as such, are not entitled to vote on any amendment to the CONSOL certificate of incorporation that alters or changes the powers, preferences, rights or other terms of one or more then outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other then outstanding series of preferred stock, to vote thereon pursuant to a Preferred Stock Certificate of Designation or pursuant to the DGCL.

Each holder of Arch Class A common stock is entitled to one vote for each share of Arch Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Arch Class A common stock are not entitled to vote on any amendment to the Arch certificate of incorporation that relates solely to the terms of one or more outstanding classes or series of Arch preferred stock if the holders of such affected class or series are entitled to vote thereon pursuant to the Arch certificate of incorporation or pursuant to the DGCL.

A holder of one share of Arch Class A common stock is entitled at all times to the same number of vote or votes as a holder of one share of Arch Class B common stock, as such, on all matters on which stockholders generally are entitled to vote.

Each holder of Arch Class B common stock is entitled to one vote for each share of Arch Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Arch Class B common stock are not entitled to vote on any amendment to the Arch certificate of incorporation that relates solely to the terms of one or more outstanding classes or series of Arch preferred stock if the holders of such affected class or series are entitled to vote thereon pursuant to the Arch certificate of incorporation or pursuant to the DGCL.

A holder of one share of Arch Class B common stock is entitled at all times to the same number of vote or votes as a holder of one share of Arch Class A common stock, as such, on all matters on which stockholders generally are entitled to vote.

Except as otherwise required in the Arch certificate of incorporation or by applicable law, the holders of Arch common stock vote together as a single class on all matters (or, if any holders of Arch preferred stock are entitled to vote together with the holders of Arch common stock, as a single class with such holders of Arch preferred stock).

CONSOL Stockholders	Arch Stockholders
Quorum and Adjournment

The CONSOL bylaws provide that, at a meeting of the stockholders, a quorum consists of the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or by proxy, except in any case that the presence of a larger quorum is required by applicable law or the CONSOL certificate of incorporation. In the case when a specified item of business requires a separate vote by a class or series or classes or series of stock, the holders of a majority of the outstanding shares of such class or series or classes or series entitled to vote at the meeting, present in person or represented by proxy, constitute quorum for the transaction of such business, subject to applicable law, the CONSOL certificate of incorporation or the CONSOL bylaws. The stockholders present at any duly organized meeting may continue to transact business until adjournment or postponement, despite the withdrawal of sufficient stockholders to otherwise render the remaining stockholders less than a quorum.

The CONSOL bylaws provide that a meeting of stockholders may be adjourned or postponed by the chair of the board, CEO or chair of the meeting for any purpose and to any other time and place at which a meeting may be held under the CONSOL bylaws, and notice need not be given of any such reconvened meeting if the time, place (if any) and the means of remote communication (if any) by which stockholders may be deemed present and vote at the meeting are (1) announced at the meeting at which the adjournment is taken, (2) displayed during the time for the meeting on the same electronic network used to enable stockholders to participate in the meeting by means of remote communication or (3) set forth in the notice of the meeting given in accordance with the CONSOL bylaws, as long as the date of the adjourned meeting is not more than 30 days after the date for which the first meeting was originally noticed. If a new record date is fixed for the adjourned meeting, notice stating the place (if any), date, time and means of remote communication (if any) will be sent in accordance with the CONSOL bylaws or otherwise by applicable law.

The Arch bylaws provide that the holders of a majority of the outstanding shares of stock entitled to vote, present in person or by proxy, constitutes a quorum at any meeting of the stockholders for the transaction of business, except as otherwise required by law or by the Arch certificate of incorporation. The stockholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to otherwise render the remaining stockholders less than a quorum.

If a quorum fails to attend any meeting, the presiding person of the meeting or the holders of a majority of the stock, present in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

The Arch bylaws provide that any meeting of stockholders, annual or special, may be adjourned by the presiding person of the meeting or the holders of a majority of the stock, present in person or by proxy, from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At the adjourned meeting Arch may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

CONSOL Stockholders	Arch Stockholders
Number of Directors and Composition of Board of Directors

The CONSOL bylaws provide that the number of directors on the CONSOL board will be fixed exclusively by the CONSOL board as determined from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors which CONSOL would have if there were no vacancies. There are currently five members of the CONSOL board; however, as of the effective time of the merger, the size of the CONSOL board will be increased to eight members, as described in the section entitled “The Merger—Board of Directors and Management of the Combined Company Following the Completion of the Merger.”	The Arch certificate of incorporation provides that the number of directors on the Arch board will be fixed by the Arch board as determined from time to time by resolution adopted by affirmative vote of not less than two-thirds of the members of the entire Arch board, which in no event shall be less than three. There are currently seven members of the Arch board.

The CONSOL corporate governance guidelines state that the CONSOL board will consist of at least the number of “independent” directors required by the SEC and the NYSE, as defined in applicable statutes and NYSE regulations.	The Arch corporate governance guidelines state that the Audit Committee, ESG and Nominating Committee and the P&C Committee of the Arch board consist only of independent directors under criteria established by the NYSE.

Election of Directors

The CONSOL bylaws provide that each director will be elected by the plurality of the votes cast at any meeting for the election of directors at which a quorum is present; subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances.

The CONSOL bylaws provide that if a nominee for director who is an incumbent director receives a greater number of votes “withheld” from his or her election than votes “for” such director nominee’s election, he or she will promptly tender his or her resignation to the board following certification of the election results. The Nominating and Corporate Governance Committee of the CONSOL board (the “CONSOL Nominating and Corporate Governance Committee”) shall make a recommendation to the CONSOL board on the action to be taken with respect to such offered resignation. The CONSOL board will act on the tendered resignation, taking into account the CONSOL Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The CONSOL Nominating and Corporate Governance Committee in making its recommendation, and the board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Arch bylaws provide that at each meeting of the stockholders for the election of directors at which a quorum is present, the persons nominated in accordance with the Arch bylaws receiving the greatest number of votes, up to the number of directors to be elected, are the directors, except as otherwise provided in the Arch certificate of incorporation.

Arch’s corporate governance guidelines state that any nominee for director in an uncontested elected who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall, promptly following a certification of the stockholder vote, offer to provide his or her irrevocable resignation for consideration. The ESG and Nominating Committee of the Arch board would then evaluate the best interests of Arch and its stockholders and make a recommendation to the Arch board on the action to be taken with respect to such offered resignation, which may include (i) accepting the resignation, (ii) maintaining the director but addressing what the ESG and Nominating Committee believes to be the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. In such event, the Arch board would then determine whether to accept such director’s resignation, taking into

CONSOL Stockholders	Arch Stockholders
account the recommendation of the ESG and Nominating Committee of the Arch board and any additional information and factors the Arch board believes to be relevant. The Arch board will nominate for election or re-election as director only those candidates who agree in advance in writing to tender a resignation letter as described above.

Filling Vacancies on the Board of Directors

The CONSOL certificate of incorporation and the CONSOL bylaws provide that, subject to applicable law and the rights of the holders of any series of preferred stock with respect to such series of preferred stock, and unless the CONSOL board otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, or there is a newly created directorship resulting from any increase in the authorized number of directors, a successor may be filled only by the CONSOL board by an affirmative vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each such successor will hold office for the remaining term of the predecessor director and until such director’s successor has been duly elected and qualified.	The Arch certificate of incorporation and the Arch bylaws provide that any vacancy on the Arch board resulting from an increase in the number of directors (other than with respect to any director elected exclusively by the holders of one or more series of Arch preferred stock) may be filled only by a majority of the directors then in office if a quorum is present, and any other vacancy on the Arch board (other than with respect to any director elected exclusively by the holders of one or more series of Arch preferred stock) may be filled by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. With regard to the term of such directors, the Arch certificate of incorporation provides that any director so elected will hold office until the next annual meeting of Arch and until his or her successor has been elected and qualified, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law.

Removal of Directors

Subject to any rights granted to the holders of shares of any series of preferred stock then outstanding, the CONSOL certificate of incorporation and the CONSOL bylaws allow for the stockholders to remove any director from office by an affirmative vote of a majority in interest of the capital stock issued and outstanding and entitled to vote in an election of such director.

As of the effective time of the merger, the CONSOL bylaws will be amended and restated to provide that James A. Brock will serve as Executive Chair of the combined company’s board. Further, the amended and restated bylaws will provide that, prior to the two-year anniversary of the effective time of the merger, the affirmative vote of at least 75% of the total number of members of the combined company’s board (rounded to the nearest whole number) will be required to, among other things: (i) remove Mr. Brock as Executive Chair (or any diminution in or modification of the duties of the

The Arch bylaws provide that any or all of the directors (other than the directors elected exclusively by the holders of one or more series of Arch preferred stock) may be removed by the stockholders, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Executive Chair) or any election or appointment of a replacement Executive Chair (including to fill a vacancy in any such position), (ii) fail to appoint, re-elect or re-nominate Mr. Brock as Executive Chair and a director on the combined company’s board, and fail to appoint, re-elect or re-nominate Paul A. Lang as a director on the combined company’s board, and (iii) change the size or composition of the combined company’s board. For additional information, see the sections entitled “Amended and Restated Bylaws of the Combined Company,” “The Merger—Board of Directors and Management of the Combined Company Following the Completion of the Merger” and “The Merger Agreement—Organizational Documents; Directors and Officers.”

Director Nominations by Stockholders and Stockholder Proposals

The CONSOL bylaws allow stockholders to nominate an individual(s) for election to the CONSOL board and to propose business to be brought before an annual meeting, provided the stockholders are record holders of CONSOL stock, both at the time of the meeting and at the time notice was given for the meeting and are entitled to vote at such meeting. Such proposals and nominations may only be brought by a stockholder who has given timely notice in proper written form (as described in the CONSOL bylaws). A stockholder may nominate an individual(s) to the CONSOL board at a special meeting at which directors are to be elected, provided the stockholder is a record holder of CONSOL stock, both at the time of the meeting and at the time notice was given for the meeting, is entitled to vote at such meeting, and complies with the procedures set forth in the CONSOL bylaws as to such nomination. The CONSOL bylaws do not provide for the consideration of stockholder proposals at a special meeting.

With respect to director nominations or proposals for matters to be considered at an annual meeting, the notice must be in writing, meet the notice requirements of the CONSOL bylaws and be delivered to the corporate secretary at the principal executive offices of CONSOL not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting, except that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting (or, if less than

The Arch bylaws allow stockholders to nominate a candidate(s) for election to the Arch board (other than the directors elected exclusively by the holders of one or more series of Arch preferred stock) and propose business to be brought before an annual meeting, provided the stockholders are entitled to vote at the meeting, comply with the procedures set forth in the Arch bylaws and are stockholders of record at the time the applicable notice is delivered to the Arch secretary and at the time of the meeting. Such proposals and nominations, however, may only be brought by a stockholder who has given timely notice in proper written form (as defined in the Arch bylaws) to Arch’s corporate secretary prior to the meeting.

With respect to director nominations or proposals for matters to be considered at an annual meeting, the notice must meet the requirements of the Arch bylaws and be delivered to the Arch secretary at the principal executive offices of Arch not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, except that in the event that the annual meeting is called for a date that is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to the date of such annual meeting and not later than 90 days prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting was first made. In no event will any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

CONSOL Stockholders	Arch Stockholders

100 days’ prior notice or public announcement of the scheduled meeting date is given or made, then the 10th day following the day on which such public announcement was made). In no event will any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

With respect to director nominations made by stockholders for a special meeting at which directors are to be elected, the notice must comply with the CONSOL bylaws and be delivered to the corporate secretary at the principal executive offices of CONSOL not less than 90 days nor more than 120 days prior to the special meeting, or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of the special meeting, the 10th day following the day on which the public announcement is first made. Any necessary updates to the notice will be given timely in accordance with CONSOL’s bylaws. In no event will any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

In the event that the number of directors to be elected to the CONSOL board at an annual meeting is increased and there is no public announcement by CONSOL that names all of the nominees for director or specifies the size of the increased board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice to nominate a director will be considered timely, but only with respect to nominees for any new positions created by such increase if it is delivered to the corporate secretary not later than the close of business on the 10th day following the day on which the public announcement was made.

In the event that Arch increases the number of directors subject to election at the meeting after the time period for which notice of nominations would otherwise be due and there is no public announcement by Arch naming Arch’s nominees for such additional directorships prior to the end of such time period for delivery of nomination notices, a stockholder’s notice of any nominations with respect to any additional nominees will be due on the tenth day following the date of public announcement of such increase.

A stockholder may propose business to be brought before a special meeting of the stockholders by submitting a written request to the Arch board to fix a record date to determine stockholders entitled to call a special meeting, which includes the business proposed to be conducted, and, if such stockholder is determined to be a stockholder of record on such a date, subsequently sending a demand to the Arch secretary to call a special meeting of the stockholders, subject to the other requirements of the Arch bylaws. (See “Special Meetings of Stockholders” below).

Proxy Access

The CONSOL bylaws provide that, subject to Rule 14a-8 and Rule 14a-19 of the Exchange Act, no stockholder is permitted to include or have disseminated or described in CONSOL’s proxy statement any nomination of director(s) or any other business proposal.	The Arch bylaws contain proxy access provisions which allow eligible stockholders to nominate candidates for election to the Arch board. Such nominations, however, may only be brought by a stockholder who has given timely notice in proper written form to the Arch secretary prior to the meeting. For what constitutes timely notice, refer to the discussion above under “Director Nominations by Stockholders and Stockholder Proposals.”

CONSOL Stockholders	Arch Stockholders

An “eligible stockholder” is one or more Arch stockholder(s) of record (but not more than 20) who has owned continuously at least three percent of Arch’s outstanding common stock for at least two years as of both the date the nomination notice is delivered to Arch and the record date for determining stockholders entitled to vote at the applicable annual meeting.

The maximum number of stockholder nominees appearing in Arch’s proxy materials may not exceed the largest whole number that does not exceed twenty percent of the number of directors in office as of the last day on which a nomination notice may be delivered, among other limitations that may further reduce the maximum number of nominees.

Any stockholder nominee by an eligible stockholder who is successfully included in Arch’s proxy materials for a meeting of stockholders but either withdraws from (or otherwise becomes ineligible or unavailable for election at the meeting) or does not receive at least 25% of the votes cast in favor of such stockholder nominee’s election at such meeting will be ineligible to be a stockholder nominee pursuant to such rules for the next two annual meetings.

Action by Stockholders

The CONSOL bylaws provide that except as otherwise provided by law, the CONSOL certificate of incorporation, or the CONSOL bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the matter will be the act of the stockholders (see above “—Election of Directors”).

The CONSOL certificate of incorporation and bylaws permit stockholders to take any action required or permitted to be taken by the CONSOL stockholders at an annual or special meeting by written consent and without a meeting, without prior notice, and without a vote, only if a consent(s) in writing, setting forth the action to be taken is signed by all of the stockholders entitled to vote with respect to the action that is the subject of the consent, subject to the rights of the holders of any then outstanding series of preferred stock with respect to such series of preferred stock.

The Arch bylaws provide that except as otherwise provided by law, the Arch certificate of incorporation, or the Arch bylaws, the affirmative vote of a majority of the shares voting thereon at a duly organized meeting and entitled to vote on the subject matter will be the act of the stockholders. (see above “—Election of Directors”).

Any action required or permitted to be taken by the Arch stockholders may be effected by the consent in writing of the holders of a majority of the outstanding shares of stock entitled to vote in lieu of a meeting of such stockholders.

CONSOL Stockholders	Arch Stockholders
Certificate of Incorporation Amendments

Under the CONSOL certificate of incorporation, CONSOL reserves the right to amend, alter, change or repeal any provision in the CONSOL certificate of incorporation in the manner prescribed by the CONSOL certificate of incorporation and the DGCL.

Under the DGCL, amendments to the CONSOL certificate of incorporation generally must be approved by the CONSOL board and by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by the affirmative vote of holders of a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series.

Under the Arch certificate of incorporation, Arch reserves the right to amend or repeal any provision contained in the Arch certificate of incorporation in the manner prescribed by the Arch certificate of incorporation or the DGCL.

Under the DGCL, amendments to the Arch certificate of incorporation generally must be approved by the Arch board and by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by the affirmative vote of the holders of a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series.

Bylaw Amendments

The CONSOL certificate of incorporation provides that the CONSOL board has the power, without the assent or vote of the stockholders, to adopt, amend, alter or repeal the CONSOL bylaws.

The CONSOL bylaws provide that the CONSOL bylaws may be altered, amended or repealed by the affirmative vote of the stockholders holding a majority of voting power of the outstanding capital stock entitled to vote thereon, voting as a single class. The CONSOL bylaws provide that the board has the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the CONSOL bylaws, subject to the CONSOL certificate of incorporation.

As of the effective time of the merger, the CONSOL bylaws will be amended and restated to provide that prior to the two-year anniversary of the effective time of the merger, the affirmative vote of at least 75% of the total number of members of the combined company’s board (rounded to the nearest whole number) will be required to make certain amendments to the CONSOL bylaws.

The Arch certificate of incorporation provides that the Arch board has the power to make, alter or repeal the Arch bylaws; provided, however, any amendment, waiver, alteration or repeal of any provision of, or addition to, the Arch bylaws that would adversely affect, alter, repeal, change or otherwise impair any of the powers, preferences, rights or privileges of the Arch Class A common stock or Arch Class B common stock, without similarly affecting the other class, also must be approved by the affirmative vote of the holders of a majority of the Arch Class A common stock or Arch Class B common stock, as the case may be, voting as a separate class.

The Arch bylaws provide that the Arch bylaws may be adopted, repealed, altered or amended by the Arch board at any regular or special meeting. Except as otherwise fixed by the Arch certificate of incorporation relating to the voting rights of the holders of any class or series of Arch preferred stock, the Arch stockholders may adopt, repeal, alter or amend the Arch bylaws by the affirmative vote of not less than a majority of the shares of the common stock of Arch.

CONSOL Stockholders	Arch Stockholders
Special Meetings of Stockholders

Subject to the rights of the holders of any series of preferred stock, the CONSOL bylaws provide that a special meeting of the CONSOL stockholders may be called only by the chair of the CONSOL board, by the chief executive officer or by the CONSOL board pursuant to a resolution adopted by a majority of the total number of directors which CONSOL would have if there were no vacancies.	Unless otherwise provided by the DGCL, special meetings of the stockholders may be called only (i) pursuant to resolution of the Arch board or (ii) by the Arch secretary, following his or her receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who hold, in the aggregate, at least 20% of the outstanding shares of stock entitled to vote. No stockholder may demand that the Arch secretary call a special meeting of the stockholders unless a stockholder of record has first submitted a request in writing that the Arch board fix a record date for the purpose of determining the stockholders entitled to demand that the Arch secretary call such special meeting. Such written demand must be in proper form and timely provided to the Arch secretary at the principal executive offices in accordance with the Arch bylaws.

Notice of Meetings of Stockholders

Under the CONSOL bylaws, written notice stating the place (if any), date and time of any meeting, the means of remote communication (if any), and, in the case of special meetings, the purpose(s) for which the meeting is called will be given to stockholders of record entitled to vote at the meeting as of the record date not less than 10 days nor more than 60 days before the date of the meeting.	Under the Arch bylaws, for each meeting of stockholders, notice stating the place (if any), date and time of each meeting, the means of remote communications (if any), the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called must be given not less than 10 days nor more than 60 days before the date of the meeting.

Proxies

The CONSOL bylaws provide that at all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the DGCL) by the stockholder, or by such stockholder’s duly authorized attorney in fact.	The Arch bylaws provide that each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such person by proxy. Every proxy must be in writing and signed by the stockholder or such stockholder’s attorney-in-fact or executed in such other manner as may be permitted by law, and approved by the Arch board. No proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy is irrevocable for the period stated therein if the proxy states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

CONSOL Stockholders	Arch Stockholders
Forum Selection

Under the CONSOL certificate of incorporation, unless CONSOL consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions is a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). These actions include:	Under the Arch certificate of incorporation, unless Arch consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions is a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). These actions include:

•  any derivative action or proceeding brought on behalf of CONSOL;

•  any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent of CONSOL to CONSOL or CONSOL stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty;

•  any action asserting a claim against CONSOL or any current or former director or officer or other employee of CONSOL arising pursuant to any provision of the DGCL, the CONSOL certificate of incorporation or the CONSOL bylaws;

•  any action asserting a claim related to or involving CONSOL governed by the internal affairs doctrine; and

•  any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.

•  any derivative action or proceeding brought on behalf of Arch;

•  any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Arch to Arch or Arch stockholders;

•  any action asserting a claim arising pursuant to any provision of the DGCL, the Arch certificate of incorporation or the Arch bylaws; and

•  any action asserting a claim governed by the internal affairs doctrine.

Limitation of Liability of Directors and Officers

The DGCL provides that a corporation may limit or eliminate a director’s and an officer’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director or as an officer, except for liability for: (1) any breach of the director’s or officer’s duty of loyalty to such corporation or its stockholders, (2) acts or omissions by a director or an officer not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director’s willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions, (4) any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation.	The DGCL provides that a corporation may limit or eliminate a director’s and an officer’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director or as an officer, except for liability for: (1) any breach of the director’s or officer’s duty of loyalty to such corporation or its stockholders, (2) acts or omissions by a director or an officer not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director’s willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions, (4) any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation.

CONSOL Stockholders	Arch Stockholders
The CONSOL certificate of incorporation provides that no director or officer of CONSOL will be personally liable to CONSOL or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer of CONSOL, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as described above. Any amendment, modification or repeal of the foregoing sentence in the CONSOL certificate of incorporation will not adversely affect any right or protection of a director or officer of CONSOL existing immediately prior to the time of such amendment, modification or repeal. If the DGCL is amended to authorize corporate action further eliminating the personal liability of directors, then the liability of a director of CONSOL will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.	The Arch certificate of incorporation provides that no director of Arch will be personally liable to Arch or any of its stockholders for monetary damages for breach of fiduciary duty as a director of Arch, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as described above. No repeal of or amendment to the provisions of the Arch certificate of incorporating relating to such limitation of liability will apply to or have any effect on the liability or alleged liability of any director of Arch for or with respect to any acts or omissions of such director occurring prior to such repeal or amendment. If the DGCL is amended to authorize corporate action further eliminating the personal liability of directors, then the liability of a director of Arch will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

Indemnification of Directors and Officers

The CONSOL bylaws provide that CONSOL will indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is the legal representative is or was, a director or officer of CONSOL, or, while serving as a director or officer of CONSOL, is or was serving at the request of CONSOL as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by CONSOL against expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by DGCL if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of CONSOL (and in the case of a criminal action or proceeding, had no reasonable cause to believe such person’s actions were unlawful).

The DGCL and the CONSOL bylaws permit CONSOL to purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of CONSOL, or is or was serving at the request of CONSOL as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any

The Arch bylaws provide that Arch will indemnify and hold harmless any director or officer of Arch who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Arch or, while serving as a director or officer of Arch, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such proceeding, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended. Notwithstanding the preceding sentence, except as otherwise provided in Arch’s bylaws, Arch is required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized in the specific case by the Arch board.

The DGCL and the Arch bylaws permit Arch to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Arch, or is or was serving at the request of Arch as a director, officer, employee or agent of another corporation,

CONSOL Stockholders	Arch Stockholders
expense, liability or loss asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not CONSOL would have the power to indemnify such person against such expense, liability or loss under the DGCL.	partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not Arch would have the power to indemnify such person against such liability or loss under the DGCL.

Certain Business Combinations

CONSOL has not opted out of Section 203 of the DGCL, which provides that a corporation may not engage in certain business combinations, including mergers, sales and leases of assets, issuances of securities and other similar transactions, with any stockholder that owns 15% or more of the outstanding voting stock of a corporation (an “interested stockholder”) for three years following the date such stockholder became an interested stockholder unless one of the following exceptions applies: (1) the CONSOL board approved the business combination or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans or (3) the transaction is approved by the CONSOL board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. An interested stockholder also includes the affiliates and associates of a 15% or more owner and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock within the preceding three-year period (subject to certain exceptions).	Arch has expressly elected not to be governed by Section 203 of the DGCL in the Arch certificate of incorporation.

Stockholder Rights Plan

CONSOL does not currently have a stockholder rights plan.	Arch does not currently have a stockholder rights plan.

APPRAISAL RIGHTS

Under Delaware law, CONSOL stockholders are not entitled to appraisal rights in connection with the issuance of shares of CONSOL common stock as contemplated by the merger agreement.

Because shares of Arch Class A common stock are listed on the NYSE and Arch stockholders are not required to receive consideration other than shares of CONSOL common stock, which are listed on the NYSE, and cash in lieu of fractional shares in the merger, holders of Arch Class A common stock are not entitled to exercise appraisal rights under Delaware law in connection with the merger. Because shares of Arch Class B common stock are not listed on a nationally recognized exchange, holders of the 257 shares of Arch Class B common stock currently issued and outstanding are entitled to appraisal rights under Section 262 of the DGCL, provided that they have not waived such rights and comply with the conditions established by Section 262 of the DGCL. Additional information about the process to exercise appraisal rights will be provided to holders of Arch Class B common stock.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT/DIRECTORS OF CONSOL

The following table sets forth, as of November 8, 2024, information known to CONSOL regarding the beneficial ownership of CONSOL common stock by each director and named executive officer of CONSOL and by all directors and executive officers of CONSOL as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of CONSOL common stock shown as beneficially owned by them.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including securities that such he, she or it has the right to acquire within 60 days.

The beneficial ownership of CONSOL common stock is based on 29,394,466 shares of CONSOL common stock issued and outstanding as of November 8, 2024.

Name	Number of Shares of CONSOL Common Stock Beneficially Owned		Percent of Class
James A. Brock	444,935		1.51%
John T. Mills	54,217	(1)	*
Cassandra Pan	2,626	(2)	*
Valli Perera	2,626	(3)	*
Joseph P. Platt	33,957		*
John M. Rothka	10,423		*
Kurt R. Salvatori	3,120		*
Miteshkumar B. Thakkar	21,768		*
Martha A. Wiegand	24,348	(4)	*
All directors and executive officers as a group (9 individuals)	598,020		2.03%

*	Represents less than 1% of the outstanding CONSOL common stock.
(1)	Includes 49,870 vested restricted stock units (“RSUs”) for which John T. Mills has elected to defer delivery.
(2)	Includes 2,626 vested RSUs for which Cassandra Pan has elected to defer delivery.
(3)	Includes 2,626 vested RSUs for which Valli Perera has elected to defer delivery.
(4)

On August 7, 2024, Martha A. Wiegand, General Counsel and Secretary of CONSOL Energy Inc., departed CONSOL. Beneficial ownership reported for Ms. Wiegand is based on information available to CONSOL as of August 7, 2024.

The following table sets forth, as of November 8, 2024, information known to CONSOL regarding the beneficial ownership of CONSOL common stock by holders of more than five percent (5%) of CONSOL common stock as of the dates reported by such holders. Unless otherwise noted, all ownership information is based upon filings made by such persons with the SEC.

Name	Number of Shares of CONSOL Common Stock Owned		Percent of Class
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	4,462,441	(1)	15.18%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	2,697,919	(2)	9.18%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	2,140,738	(3)	7.28%

Greenlight Capital, Inc. 140 East 45th Street, 24th Floor New York, NY 10017	2,105,577	(4)	7.16%

State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	1,813,503	(5)	6.17%

(1)

BlackRock, Inc. has sole voting power with respect to 4,410,015 shares and sole dispositive power with respect to 4,462,441 shares. BlackRock, Inc. filed its Schedule 13G/A reporting its ownership of CONSOL common stock on behalf of the following subsidiaries: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC. BlackRock, Inc. also reports that (i) iShares Core S&P Small-Cap ETF has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of CONSOL common stock and has an interest in CONSOL common stock of more than five percent of the total outstanding common stock and (ii) BlackRock Fund Advisors beneficially owns greater than 5% of CONSOL common stock. This information is based solely on the reporting person’s most recent Schedule 13G/A filed with the SEC on January 23, 2024, as updated for shares outstanding as of November 8, 2024.

(2)

The Vanguard Group has shared voting power with respect to 26,359 shares, sole dispositive power with respect to 2,642,146 shares and shared dispositive power with respect to 55,773 shares. This information is based solely on the reporting person’s most recent Schedule 13G filed with the SEC on November 4, 2024, as updated for shares outstanding as of November 8, 2024.

(3)

Dimensional Fund Advisors LP has sole voting power with respect to 2,132,760 shares and sole dispositive power with respect to 2,140,738 shares. This information is based solely on the reporting person’s most recent Schedule 13G filed with the SEC on February 9, 2024, as updated for shares outstanding as of November 8, 2024.

(4)

According to a Schedule 13G/A filed with the SEC on February 14, 2024 by Greenlight Capital, Inc. (“Greenlight”), DME Advisors GP, LLC (“DME GP”), DME Advisors, LP, DME Capital Management, LP and David Einhorn: (i) Greenlight has shared voting and dispositive power over 676,724 shares, (ii) DME GP has shared voting and dispositive power over 1,411,426 shares, (iii) DME Capital Management, LP has shared voting and dispositive power over 1,067,793 shares, (iv) DME Advisors, LP has shared voting and dispositive power over 343,633 shares, and (v) David Einhorn has shared voting and dispositive power over 2,105,577 shares. This information is based solely upon the reporting person’s most recent Schedule 13G/A filed with the SEC on February 14, 2024, as updated for shares outstanding as of November 8, 2024.
(5)

State Street Corporation has shared voting power with respect to 1,776,230 shares and shared dispositive power with respect to 1,813,503 shares. State Street Corporation filed its Schedule 13G/A reporting its ownership of CONSOL common stock on behalf of the following subsidiaries: SSgA Funds Management, Inc.; State Street Global Advisors Limited; State Street Global Advisors Europe Limited; State Street Global Advisors Trust Company; and State Street Global Advisors Asia Limited. This information is based solely on the reporting person’s most recent Schedule 13G/A filed with the SEC on January 25, 2024, as updated for shares outstanding as of November 8, 2024.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT/DIRECTORS OF ARCH

The following table sets forth, as of November 8, 2024, information known to Arch regarding the beneficial ownership of Arch common stock by each director and named executive officer of Arch and by all directors and executive officers of Arch as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Arch common stock shown as beneficially owned by them.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including securities that such he, she or it has the right to acquire within 60 days.

Applicable percentage ownership and voting power is based on 18,108,609 shares of Arch common stock issued and outstanding as of November 8, 2024.

Name	Number of Shares of Arch Common Stock Beneficially Owned(1)		Percentage of Class
Richard A. Navarre	15,848		*
Pamela R. Butcher	200		*
Holly Keller Koeppel	13,276		*
Patrick A. Kriegshauser	16,461		*
Molly P. Zhang	3,293		*
Paul A. Lang	182,605		1.01%
John T. Drexler	110,911		*
Matthew C. Giljum	40,005		*
Rosemary L. Klein	27,457		*
John W. Eaves, Former Executive Chair	124,116	(2)	*
All directors and executive officers as a group (13 individuals)	463,509		2.56%

*	Represents less than 1% of the outstanding Arch common stock.
(1)

Includes shares of Arch common stock and, for executive officers, it also includes time-based restricted stock units that have vested or will vest within 60 days of November 8, 2024. For directors, includes shares underlying vested restricted stock units that have been deferred and will be settled on the earlier of the three-month anniversary of the date of the director’s termination of service from the Arch Board or the date of a change of control, including vested restricted stock units resulting from the reinvestment of dividend equivalents earned on the restricted stock units.

(2)

On May 7, 2024, John W. Eaves, former Executive Chair of the Arch board, retired from the Arch board. Beneficial ownership reported for Mr. Eaves is based on the Form 4 filed by Mr. Eaves on March 8, 2024 and information available to Arch as of May 7, 2024.

The following table sets forth, as of November 8, 2024, information known to Arch regarding the beneficial ownership of Arch common stock by holders of more than five percent (5%) of Arch common stock as of the dates reported by such holders. Unless otherwise noted, all ownership information is based upon filings made by such persons with the SEC.

Name	Number of Shares of Arch Common Stock Owned		Percent of Class
BlackRock, Inc.	2,791,247	(1)	15.41%
The Vanguard Group	2,061,209	(2)	11.38%
State Street Corporation	1,101,145	(3)	6.08%
Dimension Fund Advisors LP	998,662	(4)	5.51%

(1)

According to Amendment No. 7 to Schedule 13G, dated April 5, 2024, filed with the SEC by BlackRock, Inc. (55 East 52nd Street, New York, New York 10055), it has sole voting power over 2,763,380 shares of Arch common stock and sole dispositive power over 2,791,247 shares of Arch common stock.

(2)

According to Amendment No. 9 to Schedule 13G, dated February 13, 2024, filed with the SEC by The Vanguard Group (100 Vanguard Blvd., Malvern, Pennsylvania 19355), it has shared voting power over 16,886 shares of Arch common stock, sole dispositive power over 2,027,832 shares of Arch common stock and shared dispositive power over 33,377 shares of Arch common stock.

(3)

According to the Schedule 13G, dated October 16, 2024, filed with the SEC by State Street Corporation (One Congress Street, Suite 1, Boston, Massachusetts 02114), it has shared voting power over 1,079,908 shares of Arch common stock and shared dispositive power over 1,101,145 shares of Arch common stock.

(4)

According to the Schedule 13G, dated October 31, 2024, filed with the SEC by Dimensional Fund Advisors LP (6300 Bee Cave Road, Building One, Austin, Texas 78746), it has sole voting power over 983,649 shares of Arch common stock and sole dispositive power over 998,662 shares of Arch common stock.

VALIDITY OF COMMON STOCK

The validity of the shares of CONSOL common stock offered hereby will be passed upon for CONSOL by McGuireWoods LLP.

EXPERTS

CONSOL Energy Inc.

The consolidated financial statements of CONSOL Energy Inc. appearing in CONSOL Energy Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of CONSOL Energy Inc.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information incorporated in this joint proxy statement/prospectus by reference from CONSOL Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 concerning estimates of CONSOL Energy Inc.’s coal resources and coal reserves was derived from the technical report summaries prepared by, and has been incorporated by reference upon the authority of, the John T. Boyd Company, as a qualified person with respect to the matters covered by such reports and in giving such report. The John T. Boyd Company is not affiliated with CONSOL Energy Inc. or another entity that has an ownership, royalty or other interest in the properties that are the subject of the technical report summaries.

Arch Resources, Inc.

The consolidated financial statements of Arch Resources, Inc. appearing in Arch Resources, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Arch Resources, Inc.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information incorporated in this joint proxy statement/prospectus by reference from Arch Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 concerning estimates of Arch Resources, Inc.’s coal resources and coal reserves was derived from the technical report summaries prepared by, and has been incorporated by reference upon the authority of, Weir International, Inc., as a qualified person with respect to the matters covered by such reports and in giving such report. Weir International, Inc. is not affiliated with Arch Resources, Inc. or another entity that has an ownership, royalty or other interest in the properties that are the subject of the technical report summaries.

The information incorporated in this joint proxy statement/prospectus by reference from Arch Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 concerning estimates of Arch Resources, Inc.’s coal resources and coal reserves was derived from the technical report summaries prepared by, and has been incorporated by reference upon the authority of, Marshall Miller and Associates, Inc., as a qualified person with respect to the matters covered by such reports and in giving such report. Marshall Miller and Associates, Inc. is not affiliated with Arch Resources, Inc. or another entity that has an ownership, royalty or other interest in the properties that are the subject of the technical report summaries.

HOUSEHOLDING OF PROXY MATERIALS

CONSOL

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding CONSOL common stock but who share the same address, CONSOL has adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of this joint proxy statement/prospectus until such time as one or more of these stockholders notifies CONSOL that they want to receive separate copies. In addition, the broker, bank or other nominee for any stockholder who is a beneficial owner of CONSOL stock may deliver only one copy of this joint proxy statement/prospectus to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the CONSOL stockholders. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate joint proxy statement/prospectus or other proxy materials, or to receive a single copy of proxy materials in the future for stockholders sharing an address, please make such a request by phone at (800) 579-1639, online at www.proxyvote.com, by email at sendmaterial@proxyvote.com, or by writing to CONSOL’s Secretary at CONSOL Energy Inc., 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317.

Arch

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Arch common stock but who share the same address, Arch has adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of this joint proxy statement/prospectus until such time as one or more of these stockholders notifies Arch that they want to receive separate copies. In addition, the broker, bank or other nominee for any stockholder who is a beneficial owner of Arch stock may deliver only one copy of this joint proxy statement/prospectus to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the Arch stockholders. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate joint proxy statement/prospectus or other proxy materials, or to receive a single copy of proxy materials in the future for stockholders sharing an address, please make such a request by writing to the Secretary, Arch Resources, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, or by phone at (314) 994-2700.

FUTURE STOCKHOLDER PROPOSALS

CONSOL Stockholder Proposals

CONSOL will hold an annual meeting of stockholders in 2025 (the “CONSOL 2025 annual meeting”) regardless of whether the merger has been completed.

Any proposal submitted by a stockholder for inclusion in the proxy statement and form of proxy for the CONSOL 2025 annual meeting must (a) conform to the requirements of Rule 14a-8 promulgated under the Exchange Act and (b) be received by the Secretary of CONSOL at its principal executive office no later than December 2, 2024. Any such proposal should be addressed to Secretary, CONSOL Energy Inc., 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317. Please see additional information below regarding the content of proposals.

CONSOL’s advance notice provisions in its bylaws require that all stockholder matters to be submitted for consideration at the CONSOL 2025 annual meeting, but not included in CONSOL’s proxy statement, including any stockholder proposal not submitted under Rule 14a-8 or any director nomination, be received by the Secretary of CONSOL by written notice no later than the close of business on January 30, 2025, and no earlier than the close of business on December 31, 2024, together with certain information specified in the CONSOL bylaws.

If the date of the CONSOL 2025 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the CONSOL 2025 annual meeting and not later than the close of business on the later of the 90th day prior to the CONSOL 2025 annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by CONSOL. In addition, stockholders who intend to solicit proxies in support of director nominees other than CONSOL’s nominees must also comply with the additional requirements of Rule 14a-19(b).

Any stockholder desiring to nominate an individual for election as a director of CONSOL must follow the process described above and submit to the Secretary of CONSOL the information required by Sections 2.9 and 2.10 of the CONSOL bylaws (a copy of which will be provided to any stockholder upon written request to the Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, and (iii) a written representation and agreement of the nominee in the form provided by the Secretary upon written request.

In addition, CONSOL may require the stockholder to provide such further information as it may reasonably request.

Arch Stockholder Proposals

If the merger agreement is not adopted by the requisite vote of the Arch stockholders or if the merger is not completed for any reason, Arch intends to hold an annual meeting of its stockholders in 2025 (the “Arch 2025 annual meeting”). If the Arch 2025 annual meeting occurs, pursuant to the Arch bylaws, Arch stockholders of record may present proposals that are proper subjects for consideration at an annual meeting and/or nominate persons to serve on the Arch board at such annual meeting.

If you wish to submit proposals for possible inclusion in Arch’s 2025 proxy materials, Arch must receive them at its principal executive offices no later than November 27, 2024. Proposals should be addressed to Rosemary L. Klein, Senior Vice President—Law, General Counsel and Secretary, Arch Resources, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141. If you wish to include a nominee for director in the Arch 2025

Proxy Statement pursuant to the proxy access provisions of the Arch bylaws, and you meet the qualifications set forth in the Arch bylaws, your notice must be delivered not earlier than January 7, 2025 and not later than February 6, 2025.

If you wish to nominate directors and/or propose proper business from the floor for consideration at the Arch 2025 annual meeting, the Arch bylaws provide that: you must notify Arch’s secretary in writing; your notice must have been received at Arch’s headquarters not earlier than January 7, 2025 and not later than February 6, 2025; and your notice must contain the specific information required in the Arch bylaws.

Arch will send copies of these requirements to any stockholder who writes to Arch requesting this information. Please note that these requirements apply only to matters that you wish to bring before your fellow stockholders at the Arch 2025 annual meeting of stockholders without submitting them for possible inclusion in Arch’s 2025 proxy materials.

In addition to satisfying the foregoing requirements under the Arch bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Arch’s nominees must provide notice to Arch that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2025.

If the merger agreement is not adopted by the requisite vote of the Arch stockholders or if the merger is not completed for any reason, in connection with its solicitation of proxies for Arch’s 2025 annual meeting of stockholders, Arch intends to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain Arch’s proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

Both CONSOL and Arch file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. CONSOL’s and Arch’s SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. You will also be able to obtain many of these documents, free of charge, from CONSOL by accessing CONSOL’s website at http://www.consolenergy.com under the “Investors” link, then under the “Financials” tab and then under the “SEC Filings” link, or from Arch at http://www.archrsc.com under the “Investor Center” tab and then under the “SEC Filings” link.

CONSOL has filed a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. Statements contained in this document as to the contents of any contract or other document referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to or incorporated by reference into the registration statement. These documents contain important information about the companies and their financial condition.

The SEC allows CONSOL and Arch to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document or by more recent information incorporated by reference into this document. The documents that are incorporated by reference contain important information about the companies, and you should read this document together with any other documents incorporated by reference in this document. Some documents or information, such as that called for by Item 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this joint proxy statement/prospectus.

This document incorporates by reference the following documents that have previously been filed with the SEC by CONSOL:

•	Annual Report on Form 10-K for the year ended December 31, 2023 (filed with the SEC on February 9, 2024);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (filed with the SEC on May 7, 2024);

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 (filed with the SEC on August 8, 2024);

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 (filed with the SEC on November 5, 2024);

•	Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on April 30, 2024 (filed with the SEC on April 1, 2024);

•

Current Reports on Form 8-K filed with the SEC on May 6, 2024, August  21, 2024, October  15, 2024 and November 12, 2024 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

•

Any description of shares of CONSOL common stock contained in a registration statement filed by CONSOL pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

This document also incorporates by reference the following documents that have previously been filed with the SEC by Arch:

•	Annual Report on Form 10-K for the year ended December 31, 2023 (filed with the SEC on February 15, 2024);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (filed with the SEC on April 25, 2024);

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 (filed with the SEC on July 25, 2024);

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 (filed with the SEC on November 5, 2024);

•	Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on May 7, 2024 (filed with the SEC on March 27, 2024);

•

Current Reports on Form 8-K filed with the SEC on February 20, 2024, February  22, 2024, March  19, 2024, May  9, 2024, August  21, 2024 and October 15, 2024 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

•

Any description of shares of Arch common stock contained in a registration statement filed by Arch pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

In addition, CONSOL and Arch are incorporating by reference (1) any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of and prior to the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, and (2) any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this joint proxy statement/prospectus and prior to the date of the respective special meetings of the CONSOL stockholders and the Arch stockholders, provided, however, that CONSOL and Arch are not incorporating by reference any information furnished (but not filed) in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), except as otherwise specified therein. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed with the SEC.

You may request copies of this joint proxy statement/prospectus and any of the documents incorporated by reference herein or certain other information concerning CONSOL or Arch, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal executive offices are listed below.

For CONSOL Stockholders:	For Arch Stockholders:

CONSOL Energy Inc. 275 Technology Drive, Suite 101 Canonsburg, Pennsylvania 15317 Attention: Investor Relations (724) 416-8300	Arch Resources, Inc. One CityPlace Drive, Suite 300 St. Louis, Missouri 63141 Attention: Investor Relations (314) 994-2700

To obtain timely delivery of these documents before the CONSOL special meeting, CONSOL stockholders must request the information no later than January 2, 2025 (which is five business days before the date of the CONSOL special meeting).

To obtain timely delivery of these documents before the Arch special meeting, Arch stockholders must request the information no later than January 2, 2025 (which is five business days before the date of the Arch special meeting).

Neither CONSOL nor Arch has authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference herein in connection with any vote, the giving or withholding of any proxy or any investment decision in connection with the merger agreement. CONSOL and Arch take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This joint proxy statement/prospectus is dated November 26, 2024. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of such incorporated document.

Neither the mailing of this joint proxy statement/prospectus to CONSOL stockholders or Arch stockholders nor the issuance of CONSOL common stock in the merger will create any implication to the contrary.

If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

CONSOL ENERGY INC.,

MOUNTAIN RANGE MERGER SUB INC.

and

ARCH RESOURCES, INC.

Dated as of August 20, 2024

i

ii

Annex A   Certain Definitions

Annex B   Form of CONSOL Energy Inc. Charter Amendment

Annex C   Form of Certificate of Incorporation of the Surviving Corporation

Annex D   Form of A&R Bylaws of Core Natural Resources

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of August 20, 2024 (this “Agreement”), is being entered into by and among CONSOL Energy Inc., a Delaware corporation (“Parent”), Mountain Range Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Arch Resources, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting duly called and held by unanimous vote, (a) determined that this Agreement and the Transactions, including the Merger (each as defined below), are fair to, and in the best interests of, the Company and the holders of Company Common Stock (as defined below), (b) approved and declared advisable this Agreement and the Transactions, including the Merger, and (c) resolved to recommend that the holders of Company Common Stock adopt this Agreement;

WHEREAS, the Board of Directors of Parent (the “Parent Board”), at a meeting duly called and held by unanimous vote, (a) determined that this Agreement and the Transactions, including the issuance of the shares of common stock of Parent, par value $0.01 per share (“Parent Common Stock”), pursuant to this Agreement (the “Parent Stock Issuance”), and the amendment of the Parent Charter (as defined below) in the form set forth in Annex B to increase the number of shares of Parent Common Stock (as defined below) authorized thereunder (the “Parent Charter Amendment”), are fair to, and in the best interests of, Parent and the holders of Parent Common Stock, (b) approved and declared advisable this Agreement and the Transactions, including the Parent Stock Issuance and the Parent Charter Amendment, and (c) resolved to recommend that the holders of Parent Common Stock approve the Parent Stock Issuance and the Parent Charter Amendment;

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has unanimously (a) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Merger Sub and its sole stockholder, and (b) approved and declared advisable this Agreement and the Transactions, including the Merger;

WHEREAS, Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement, pursuant to Sections 228 and 251(c) of the Delaware General Corporation Law, as amended (the “DGCL”);

WHEREAS, Parent, Merger Sub and the Company desire to effect a strategic business combination on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement constitute, and be adopted as, a “plan of reorganization” within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, Parent, Merger Sub and the Company, intending to be legally bound, agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the capitalized terms have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement.

1.2 Terms Defined Elsewhere. As used in this Agreement, the following capitalized terms are defined in this Agreement as referenced in the following table:

Term	Section
A&R Bylaws	2.5
Agreement	Preamble
Applicable Date	4.5(a)
Book-Entry Shares	3.3(b)(ii)
Certificate of Merger	2.2(b)
Certificates	3.3(b)(i)
Closing	2.2(a)
Closing Date	2.2(a)
Code	Recitals
Company	Preamble
Company Alternative Acquisition Agreement	6.3(d)(iv)
Company Board	Recitals
Company Board Recommendation	4.3(a)
Company Budget	6.1(b)
Company Capital Stock	4.2(a)
Company Change of Recommendation	6.3(d)(vii)
Company Class A Common Stock	3.1(b)(i)
Company Class B Common Stock	3.1(b)(i)
Company Common Stock	3.1(b)(i)
Company Contracts	4.18(b)
Company Disclosure Letter	Article IV
Company Employee	6.9(a)
Company Equity Plan	4.2(a)
Company Financial Assurances	4.16(a)
Company Intellectual Property	4.14(a)
Company Leased Real Property	4.15
Company Material Adverse Effect	4.1
Company Owned Real Property	4.15
Company Permits	4.9(a)
Company Preferred Stock	4.2(a)
Company Real Property	4.15
Company Real Property Lease	4.15
Company SEC Documents	4.5(a)
Company Stockholders Meeting	4.4
Company Tax Counsel	6.18
Company Tax Opinion	6.18
Confidentiality Agreement	6.7(b)
Converted Shares	3.1(b)(iii)
Creditors’ Rights	4.3(a)
D&O Insurance	6.10(d)
DGCL	Recitals
Effective Time	2.2(b)
Eligible Shares	3.1(b)(i)
e-mail	9.2
End Date	8.1(b)(ii)
Environmental Claims	4.17(f)
Environmental Permits	4.17(b)
Exchange Agent	3.3(a)

Term	Section
Exchange Fund	3.3(a)
Exchange Ratio	3.1(b)(i)
Excluded Shares	3.1(b)(iii)
FASB 410	4.16(b)
Financial Assurances	4.16(a)
Fraud and Bribery Laws	4.9(f)
GAAP	4.5(b)
HSR Act	4.4
Indemnified Liabilities	6.10(a)
Indemnified Persons	6.10(a)
Joint Proxy Statement	4.4
Letter of Transmittal	3.3(b)(i)
Material Company Insurance Policies	4.19
Material Parent Insurance Policies	5.19
Merger	2.1
Merger Consideration	3.1(b)(i)
Merger Sub	Preamble
Merger Sub Board	Recitals
New Plans	6.9(a)
Old Plans	6.9(c)
Parent	Preamble
Parent Alternative Acquisition Agreement	6.4(d)(iv)
Parent Board	Recitals
Parent Board Recommendation	5.3(a)
Parent Budget	6.2(b)
Parent Capital Stock	5.2(a)
Parent Change of Recommendation	6.4(d)(vii)
Parent Charter Amendment	Recitals
Parent Common Stock	Recitals
Parent Contracts	5.18(b)
Parent Disclosure Letter	Article V
Parent Employee	6.9(a)
Parent Equity Plan	5.2(a)
Parent Financial Assurances	5.16(a)
Parent Intellectual Property	5.14(a)
Parent Leased Real Property	5.15
Parent Material Adverse Effect	5.1
Parent Owned Real Property	5.15
Parent Permits	5.9(a)
Parent Preferred Stock	5.2(a)
Parent Real Property	5.15
Parent Real Property Lease	5.15
Parent RSU Award	3.2(a)
Parent SEC Documents	5.5(a)
Parent Stock Issuance	Recitals
Parent Tax Counsel	6.18
Registration Statement	4.8
Surviving Corporation	2.1
Tail Period	6.10(d)
Terminable Breach	8.1(b)(iii)
Transaction Litigation	6.11
Vested PSU Award	3.2(b)

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company in accordance with the provisions of the DGCL (the “Merger”). As a result of the Merger, the separate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the State of Delaware as the surviving corporation (in such capacity, the Company is sometimes referred to in this Agreement as the “Surviving Corporation”).

2.2 Closing.

(a) The closing of the Merger (the “Closing”), shall take place at 9:00 a.m., New York City time, on the date that is the third Business Day immediately following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date) remotely by exchange of documents and signatures (or their electronic counterparts) or, if agreed by Parent and the Company, at the offices of Wachtell, Lipton, Rosen & Katz in New York, New York, or such other place as Parent and the Company may agree in writing. For purposes of this Agreement, “Closing Date” shall mean the date on which the Closing occurs.

(b) On the Closing Date, the Company and Merger Sub shall file a certificate of merger prepared and executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) with the Office of the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing and acceptance of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time as shall be agreed upon in writing by Parent and the Company and specified in the Certificate of Merger (the “Effective Time”).

2.3 Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, Liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

2.4 Organizational Documents of the Surviving Corporation. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, the Company, Merger Sub or any other Person, (a) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety to be in the form set forth in Annex C, and as so amended shall be the certificate of incorporation of the Surviving Corporation, until duly amended, subject to Section 6.10(b), as provided in such certificate of incorporation or in accordance with applicable Law, and (b) the bylaws of the Company in effect immediately prior to the Effective Time shall be amended and restated in their entirety to be in the form of the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be as mutually agreed between the parties, and as so amended shall be the bylaws of the Surviving Corporation, until duly amended, subject to Section 6.10(b), as provided in such bylaws or in accordance with applicable Law.

2.5 Organizational Documents of Parent. Parent shall take all necessary actions to cause (a) subject to the receipt of the Parent Stockholder Charter Approval prior to the Effective Time, the Parent Charter Amendment to become effective at the Effective Time and (b) as of the Effective Time, the bylaws of Parent to be amended and restated in their entirety in the form set forth in Annex D (the “A&R Bylaws”), and Parent’s amended and restated certificate of incorporation, as amended to date and by the Parent Charter Amendment, and the A&R Bylaws, shall be the certificate of incorporation and bylaws, respectively, of Parent until thereafter amended in accordance with the provisions thereof and applicable Law.

2.6 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation. Such directors and officers shall serve until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation.

2.7 Directors and Officers of Parent.

(a) Prior to the Effective Time, Parent shall take all actions as may be necessary to cause (i) the number of directors constituting the Parent Board as of the Effective Time to be eight, consisting of four directors to be designated by Parent and four directors to be designated by the Company, and (ii) the Parent Board as of the Effective Time to be as set forth on Schedule 2.7(a) of the Company Disclosure Letter. From and after the Effective Time, each person designated as a director of Parent shall serve as a director until such person’s successor shall be appointed or such person’s earlier death, resignation or removal in accordance with the Organizational Documents of Parent.

(b) Prior to the Effective Time, Parent shall take all actions as may be necessary to cause at the Effective Time: James A. Brock, who shall also be a member of the Parent Board effective as of the Effective Time in accordance with Section 2.7(a), to be appointed to serve as the Executive Chair of the Parent Board; Paul A. Lang, who shall also be a director of the Parent Board effective as of the Effective Time in accordance with Section 2.7(a), to be appointed to serve as the Chief Executive Officer of Parent; and the other officers of Parent to be as set forth on Schedule 2.7(b) of the Company Disclosure Letter. Subject to the terms of any employment agreement, each such officer shall serve until such officer’s successor shall be appointed or such officer’s earlier death, resignation, retirement, disqualification or removal in accordance with the Organizational Documents of Parent. If, before the Effective Time, any such person is unable or unwilling to serve as an officer of Parent, then a substitute officer shall be selected by mutual written agreement of Parent and the Company.

2.8 Combined Company HQ, Name and Trading Symbol. Immediately following the Closing, the principal offices of Parent and its Subsidiaries (including the Surviving Corporation) shall be located at 275 Technology Drive, Canonsburg, Pennsylvania 15317. At the Effective Time, the name of Parent shall be “Core Natural Resources, Inc.” Parent may also take all actions necessary to change the NYSE ticker symbol of Parent, as of the Effective Time, to be as mutually agreed between Parent and the Company.

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY

AND MERGER SUB; EXCHANGE

3.1 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of Parent, Merger Sub or the Company:

(a) Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of common stock of the Surviving Corporation immediately following the Effective Time.

(b) Capital Stock of the Company.

(i) Subject to the other provisions of this Article III, each share of Class A common stock, par value $0.01 per share of the Company (the “Company Class A Common Stock”), and Class B common stock, par value $0.01 per share of the Company (the “Company Class B Common Stock”, and together with the Company Class A Common Stock, “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares or Converted Shares (collectively, the “Eligible Shares”)) shall be converted into the right to receive from Parent that number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the “Merger Consideration”). As used in this Agreement, “Exchange Ratio” means 1.326.

(ii) All such Eligible Shares, when so converted pursuant to Section 3.1(b)(i), shall cease to be outstanding and shall automatically be cancelled and cease to exist. Each holder of a share of Company Common Stock that was outstanding immediately prior to the Effective Time (other than Excluded Shares and Converted Shares) shall cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration, (B) any dividends or other distributions in accordance with Section 3.3(g) and (C) any cash to be paid in lieu of any fractional shares of Parent Common Stock in accordance with Section 3.3(h), in each case to be issued or paid in consideration therefor upon the exchange of any Certificates or Book-Entry Shares, as applicable, in accordance with Section 3.3(a).

(iii) All shares of Company Common Stock held by the Company as treasury shares or by Parent or Merger Sub immediately prior to the Effective Time and, in each case, not held on behalf of third parties (collectively, “Excluded Shares”), shall automatically be cancelled and cease to exist as of the Effective Time, and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock that is owned by any direct or indirect Subsidiary of the Company or Parent (other than Merger Sub) (“Converted Shares”) shall automatically be converted into a number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (subject to adjustment in accordance with Section 3.1(c)).

(c) Impact of Stock Splits, Etc. Without limiting the Parties’ respective obligations under Section 6.1 and Section 6.2, in the event of any change in (i) the number or class of Eligible Shares, or securities convertible or exchangeable into or exercisable for Eligible Shares, or (ii) the number or class of shares of Parent Common Stock, or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock (including options to purchase Parent Common Stock), in each case issued and outstanding after the entry into this Agreement and prior to the Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Exchange Ratio and the Merger Consideration shall be equitably adjusted to reflect the effect of such change and, as so adjusted, shall from and after the date of such event, be the Exchange Ratio and the Merger Consideration, subject to further adjustment in accordance with this Section 3.1(c). Nothing in this Section 3.1(c) shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement.

3.2 Treatment of Equity Compensation Awards.

(a) Company RSU Awards. Effective as of the Effective Time (i) except as provided in Section 3.2(a)(ii), each Company RSU Award that is outstanding immediately prior to the Effective Time (and any related cash dividend equivalents) shall, by virtue of the Merger and without any action on the part of the holder thereof, fully vest, be cancelled and automatically converted into the right to receive, within five Business Days following the Effective Time, (A) a number of newly issued shares of Parent Common Stock equal to the product (rounded to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company RSU Award as of immediately prior to the Effective Time (whether vested or unvested), multiplied by (y) the Exchange Ratio; provided, however, that Parent shall withhold the number of shares of Parent Common Stock as reasonably determined by Parent to satisfy any tax withholding obligations associated with the settlement of such Company RSU Award (with any fractional shares of Parent Common Stock treated in accordance with Section 3.3(h) of this Agreement), and (B) payment in cash of any accrued and unpaid dividend equivalents related to such Company RSU Award (as determined immediately prior to the Effective Time), less applicable withholdings, and (ii) effective as of the Effective Time, each Company RSU Award that is granted after the execution of this Agreement and outstanding and unvested immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a restricted stock unit award corresponding to a number of shares of Parent Common Stock (each, a “Parent RSU Award”) (rounded to the nearest whole number of shares) equal to the product of (x) the number of shares of Company Common Stock subject to such Company RSU Award as of immediately prior to the Effective Time (whether vested of unvested), multiplied by (y) the Exchange Ratio. Each Parent RSU Award shall have the same terms and conditions as the corresponding Company RSU Award had immediately prior to the Effective Time.

(b) Company PSU Awards. Effective as of the Effective Time (i) except as provided in Section 3.2(b)(ii), each Company PSU Award that is outstanding as of immediately prior to the Effective Time (and any related cash dividend equivalents) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, within five Business Days following the Effective Time, (A) a number of newly issued shares of Parent Common Stock equal to the product (rounded to the nearest whole number) of (I) the number of shares of Company Common Stock subject to such Company PSU Award as of immediately prior to the Effective Time equal to the greater of (x) 100% of the target number of shares of Company Common Stock subject to the Company PSU Award and (y) the number of shares of Company Common Stock subject to the portion of the Company PSU Award that would have vested as of the Effective Time based on actual achievement of the performance goals related to such Company PSU Award as of the Effective Time (as applicable, the “Vested PSU Award”), multiplied by (II) the Exchange Ratio; provided, however, that Parent shall withhold the number of shares of Parent Common Stock as reasonably determined by Parent to satisfy any tax withholding obligations associated with the settlement of such Company PSU Award (with any fractional shares of Parent Common Stock treated in accordance with Section 3.3(h) of this Agreement), and (B) payment in cash of any dividend equivalents related to the Vested PSU Award (as determined immediately prior to the Effective Time), less applicable withholdings, and (ii) each Company PSU Award that is granted after the execution of this Agreement and is outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a Parent RSU Award (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (x) the target number of shares of Company Common Stock subject to such Company PSU Award by (y) the Exchange Ratio. Each Parent RSU Award shall have the same terms and conditions as the corresponding Company PSU Award had immediately prior to the Effective Time except that vesting of the award will be subject only to continuous service, and any performance-based objectives shall cease to apply.

(c) Company Equity Plan. As of the Effective Time, Parent shall assume the Company Equity Plan with the number of shares reserved and remaining for issuance under such Company Equity Plan adjusted to a number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock reserved and remaining for issuance under such Company Equity Plan immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole share.

(d) Administration. Prior to the Effective Time, the Company Board or the Compensation Committee of the Company Board shall adopt such resolutions as are required to effectuate the treatment of the Company RSU Awards and the Company PSU Awards pursuant to the terms of this Section 3.2.

3.3 Payment for Securities; Exchange.

(a) Exchange Agent; Exchange Fund. Prior to the Effective Time, Parent shall enter into, or cause Merger Sub to enter into, an agreement with Parent’s or the Company’s transfer agent, or another firm reasonably acceptable to the Company and Parent, to act as agent for the holders of Eligible Shares (the “Exchange Agent”) and to receive the Merger Consideration and to make payments in respect of any dividends or other distributions with respect to Parent Common Stock pursuant to Section 3.3(g) and in lieu of fractional shares pursuant to Section 3.3(h), in each case to which such holders shall become entitled pursuant to this Article III. Prior to the filing of the Certificate of Merger, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Eligible Shares, for distribution in accordance with this Article III through the Exchange Agent a number of shares of Parent Common Stock constituting at least the amount necessary to satisfy the payment of the Merger Consideration to the holders of Eligible Shares pursuant to this Article III. Parent agrees to make available to the Exchange Agent, from time to time as needed, cash in immediately available funds in an amount sufficient to pay any dividends or other distributions pursuant to Section 3.3(g). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued in exchange for Eligible Shares pursuant to this Agreement out of the Exchange Fund to the holders of Eligible Shares (after taking into account all Eligible Shares then held by such holder). Except as contemplated by this Section 3.3(a) and Sections 3.3(g) and 3.3(h), the Exchange Fund shall not be used for any other purpose. Any cash and shares of Parent Common Stock deposited with the Exchange Agent (including as payment for fractional shares in accordance with Section 3.3(h) and any dividends or other distributions in accordance with Section 3.3(g)) shall hereinafter be referred to as the “Exchange Fund.” Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Eligible Shares pursuant to this Agreement. The cash portion of the Exchange Fund may be invested by the Exchange Agent as reasonably directed by Parent; provided, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government; provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Eligible Shares pursuant to this Article III, and following any losses from any such investment, Parent shall reasonably promptly deposit (or cause to be deposited) additional cash in immediately available funds to the Exchange Agent for the benefit of the holders of Eligible Shares at the Effective Time in the amount of such losses, which additional cash will be deemed to be part of the Exchange Fund. Any interest or other income resulting from investment of the cash portion of the Exchange Fund shall, at the discretion of Parent, become part of the Exchange Fund, and any amounts in excess of the amounts payable under this Agreement shall be promptly returned to Parent or the Surviving Corporation.

(b) Payment Procedures.

(i) Certificates. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to deliver to each record holder, as of immediately prior to the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented Eligible Shares (“Certificates”), a notice advising such holders of the effectiveness of the Merger and a letter of transmittal (“Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates for payment of the Merger Consideration, which Letter of Transmittal and instructions shall be in a customary form and agreed to by Parent and the Company prior to the Closing. Upon surrender to the Exchange Agent of a Certificate, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the Exchange Agent or Parent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of Parent Common Stock (which shall be in uncertificated book-entry form) representing, in the aggregate, the whole number of shares of Parent Common Stock, if any, that such holder has the right to receive pursuant to Section 3.1 (after taking into account all shares of Company Common Stock then held by such holder), and (B) a check in the amount equal to the cash payable in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.3(h) and dividends and other distributions pursuant to Section 3.3(g).

(ii) Non-DTC Book-Entry Shares. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to deliver to each record holder, as of immediately prior to the Effective Time, of Eligible Shares represented by book-entry (“Book-Entry Shares”) not held through DTC, (A) a notice advising such holders of the effectiveness of the Merger, (B) a statement reflecting the number of shares of Parent Common Stock (which shall be in uncertificated book-entry form) representing, in the aggregate, the whole number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 3.1 (after taking into account all shares of Company Common Stock then held by such holder) and (C) a check in the amount equal to the cash payable in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.3(h) and dividends and other distributions pursuant to Section 3.3(g).

(iii) DTC Book-Entry Shares. With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration, cash in lieu of fractional shares of Parent Common Stock, if any, and any dividends or other distributions, in each case, that DTC has the right to receive pursuant to this Article III.

(iv) No interest shall be paid or accrued on any amount payable for Eligible Shares pursuant to this Article III.

(v) With respect to Certificates, if payment of the Merger Consideration (including any dividends or other distributions with respect to Parent Common Stock pursuant to Section 3.3(g) and any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 3.3(h)) is to be made to a Person other than the record holder of such Eligible Shares, it shall be a condition of payment that shares so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration (including any dividends or other distributions with respect to Parent Common Stock pursuant to Section 3.3(g) and any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 3.3(h)) to a Person other than the registered holder of such shares surrendered, or shall have established to the reasonable satisfaction of Parent that such Taxes either have been paid or are not applicable. With respect to Book-Entry Shares, payment of the Merger Consideration (including any dividends or other distributions with respect to Parent Common Stock pursuant to Section 3.3(g) and any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 3.3(h)) shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books of the Company as of the Effective Time. Until surrendered as contemplated by this Section 3.3(b)(v), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable in respect of such shares of Company Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.3(h) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3(g).

(c) Termination of Rights. All Merger Consideration (including any dividends or other distributions with respect to Parent Common Stock pursuant to Section 3.3(g) and any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 3.3(h)) paid upon the surrender of and in exchange for Eligible Shares, in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock. At the Effective Time, the stock transfer books of the Surviving Corporation shall be closed immediately, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged for the Merger Consideration payable in respect of the Eligible Shares previously represented by such Certificates or Book-Entry Shares (other than Certificates or Book-Entry Shares evidencing Excluded Shares or Converted Shares), any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 3.3(h) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3(g), without any interest thereon.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former stockholders of the Company on the twelve (12)-month anniversary of the Closing Date shall be delivered to Parent, upon demand, and any former common stockholders of the Company who have not theretofore received the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 3.3(h) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 3.3(g), in each case without interest thereon, to which they are entitled under this Article III shall thereafter look only to the Surviving Corporation and Parent (subject to applicable abandoned property, escheat or similar Laws) for payment of their claim for such amounts.

(e) No Liability. None of the Surviving Corporation, Parent, Merger Sub or the Exchange Agent shall be liable to any holder of Company Common Stock for any amount of Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share has not been surrendered prior to the time that is immediately prior to the time at which Merger Consideration, in respect of such Certificate or Book-Entry Share, would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Lost, Stolen, or Destroyed Certificates. If any Certificate (other than a Certificate evidencing Excluded Shares or Converted Shares) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed (in form and substance reasonably satisfactory to the Surviving Corporation and the Exchange Agent) and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond in such customary amount as the Surviving Corporation may direct as is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the shares of Company Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 3.3(h) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3(g).

(g) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Shares with respect to the whole shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate or Book-Entry Shares and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder, in each case until such holder shall surrender such Certificate or Book-Entry Shares in accordance with this Section 3.3. Following surrender of any such Certificate or Book-Entry Shares, there shall be paid to such holder of whole shares of Parent Common Stock issuable in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but with a subsequent payment date with respect to such whole shares of Parent Common Stock. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all whole shares of Parent Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if such whole shares of Parent Common Stock were issued and outstanding as of the Effective Time.

(h) No Fractional Shares of Parent Common Stock. No certificates or scrip or shares representing fractional shares of Parent Common Stock shall be issued upon the exchange of Eligible Shares and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock. Notwithstanding any other provision of this Agreement, each holder of Eligible Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates and Book-Entry Shares held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of

(i) the aggregate net cash proceeds as determined below and (ii) a fraction, the numerator of which is such fractional part of a share of Parent Common Stock, and the denominator of which is the number of shares of Parent Common Stock constituting a portion of the Exchange Fund as represents the aggregate of all fractional entitlements of all holders of Company Common Stock. As promptly as possible following the Effective Time, the Exchange Agent shall sell at then prevailing prices of the NYSE such number of shares of Parent Common Stock constituting a portion of the Exchange Fund as represents the aggregate of all fractional entitlements of all holders of Company Common Stock, with the cash proceeds (net of all commissions, transfer Taxes and other out-of-pocket costs and expenses of the Exchange Agent incurred in connection with such sales) of such sales to be used by the Exchange Agent to fund the foregoing payments in lieu of fractional shares.

(i) Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Parent, the Company, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment under applicable Law and shall pay the amount deducted or withheld to the appropriate Taxing Authority in accordance with applicable Law. Parent, the Company, Merger Sub, the Surviving Corporation and the Exchange Agent, as the case may be, shall cooperate in good faith to minimize any such deduction or withholding. To the extent such amounts are so deducted or withheld and paid over to the appropriate Taxing Authority by Parent, the Company, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

3.4 No Appraisal Rights. In accordance with the DGCL, no appraisal rights shall be available with respect to the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter dated as of the date of this Agreement and delivered by the Company to Parent and Merger Sub on or prior to the entry into this Agreement (the “Company Disclosure Letter”) and except as disclosed in the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference in such Company SEC Documents) filed with or furnished to the SEC and publicly available on EDGAR since December 31, 2021 and at least one Business Day prior to the date of this Agreement (without giving effect to any amendment to any such Company SEC Document filed on or after the date that is one Business Day prior to the date hereof) (excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature), the Company represents and warrants to Parent and Merger Sub as follows:

4.1 Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation, partnership or limited liability company duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, other than, in the case of the Company’s Subsidiaries, where the failure to be so organized or to have such power, authority or standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole (a “Company Material Adverse Effect”). Each of the Company and its Subsidiaries is duly authorized, qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets and properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of its Organizational Documents and the Organizational Documents of each Subsidiary of the Company that constitutes a “significant subsidiary” of the Company as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC as of the entry into this Agreement, each as amended prior to the execution of this Agreement and each Organizational Document, as made available to Parent, is in full force and effect, and neither the Company nor any of its Subsidiaries is in violation in any material respect of any of the provisions of such Organizational Documents.

4.2 Capital Structure.

(a) As of the entry into this Agreement, the authorized capital stock of the Company consists of (i) 299,589,834 shares of Company Class A Common Stock, (ii) 410,166 shares of Company Class B Common Stock and (iii) 50,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”). At the close of business on August 14, 2024: (A) 18,103,020 shares of Company Class A Common Stock were issued and outstanding, 257 shares of Company Class B Common Stock were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding; (B) 12,701,416 shares of Company Common Stock were treasury stock; (C) 159,472 shares of Company Common Stock were reserved for issuance upon the vesting of outstanding Company RSU Awards; (D) 405,658 shares of Company Common Stock were reserved for issuance upon the vesting of outstanding Company PSU Awards, assuming maximum performance; and (E) 1,155,105 shares of Company Common Stock remained available for issuance pursuant to the Company’s 2016 Omnibus Incentive Plan, as amended from time to time (“Company Equity Plan”). There are no warrants or similar rights exercisable or otherwise outstanding under the Company Warrant Agreement, and there are no Company Convertible Notes outstanding.

(b) All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the close of business on August 14, 2024, except as set forth in this Section 4.2, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company or any of its Subsidiaries any Company Capital Stock or securities convertible into or exchangeable or exercisable for Company Capital Stock (and the exercise, conversion, purchase, exchange or other similar price thereof). All outstanding shares of capital stock or other equity interests of the Subsidiaries of the Company are owned by the Company, or a direct or indirect wholly owned Subsidiary of the Company, are free and clear of all Encumbrances and have been duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Section 4.2, and except for changes since August 14, 2024 resulting from (i) stock grants or other awards granted, repurchased or redeemed in accordance with Section 6.1(b)(ii) in each case following the entry into this Agreement, (ii) the vesting and settlement of Company Equity Awards or (iii) the conversion of shares of Company Class B Common Stock into shares of Company Class A Common Stock at the option of any holder of Company Class B Common Stock in accordance with the terms of the Company’s Organizational Documents as in effect as of the entry into this Agreement, there are outstanding: (A) no shares of Company Capital Stock, Voting Debt or other voting securities of the Company, (B) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for or valued by reference to shares of Company Capital Stock, Voting Debt or other voting securities of the Company and (C) no options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Company Capital Stock or any Voting Debt or other voting securities of the Company or any of its Subsidiaries, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement or obligating Parent to issue additional shares of Parent Common Stock at the Effective Time pursuant to the terms of this Agreement. There are no dividends or distributions that have been declared by the Company with respect to the Company Common Stock that have not been paid by the Company. There are no stockholder agreements, voting trusts or other agreements to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock or other equity interest of the Company or any of its Subsidiaries. No Subsidiary of the Company owns any shares of the Company Capital Stock.

(c) Schedule 4.2(c) of the Company Disclosure Letter sets forth a list of each Subsidiary of the Company that constitutes a “significant subsidiary” of the Company as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC as of the entry into this Agreement, including its outstanding equity interests and the owners thereof. As of the entry into this Agreement, neither the Company nor any of its Subsidiaries has any (i) interests in a material joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person other than its Subsidiaries or (ii) obligations, whether contingent or otherwise, to consummate any material additional investment in any Person other than its Subsidiaries and its joint ventures listed on Schedule 4.2(c) of the Company Disclosure Letter.

4.3 Authority; No Violations; Consents and Approvals.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, only with respect to consummation of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due and valid execution of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in a Proceeding in equity or at law (collectively, “Creditors’ Rights”). The Company Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and holders of Company Common Stock, (ii) approved and declared advisable this Agreement and the Transactions, including the Merger, and (iii) resolved to recommend that the holders of Company Common Stock vote in favor of the adoption of this Agreement (such recommendation described in this clause (iii), the “Company Board Recommendation”). The Company Stockholder Approval is the only vote of the holders of any class or series of the Company Capital Stock necessary to adopt this Agreement and approve the Transactions.

(b) Except as set forth on Schedule 4.3(b) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (with or without notice or lapse of time, or both) (i) contravene, conflict with or result in a violation of any provision of the Organizational Documents of the Company (assuming that the Company Stockholder Approval is obtained) or any of its Subsidiaries, (ii) result in a violation of, a termination (or right of termination) or cancellation of, or default under, the creation or acceleration of any obligation or the loss or reduction of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, Company Contract, Company Permit, franchise or license to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets are bound, (iii) assuming the Consents referred to in Section 4.4 are duly and timely obtained or made and the Company Stockholder Approval has been obtained, contravene, conflict with or result in a violation of any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iv) result in the creation of any Encumbrance on any of the assets or property of the Company or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) or (iv), any such contraventions, conflicts, violations, defaults, acceleration, losses or Encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Transactions. Except for this Agreement, the Company is not party to any contract, arrangement or other commitment that does, would or would reasonably be expected to entitle any Person to appoint one or more directors to the Company Board.

4.4 Consents. No Consent from any Governmental Entity is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Transactions, except for: (a) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and any other applicable Regulatory Law; (b) the filing with the SEC of (i) a joint proxy statement in preliminary and definitive form (the “Joint Proxy Statement”) relating to the meeting of the stockholders of the Company to consider the adoption of this Agreement (including any postponement, adjournment or recess thereof, the “Company Stockholders Meeting”) and the Parent Stockholders Meeting and (ii) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions; (c) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware; (d) filings with the NYSE; (e) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws or Takeover Laws; and (f) any such Consent that the failure to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Transactions.

4.5 SEC Documents; Financial Statements.

(a) Since December 31, 2021 (the “Applicable Date”), the Company has filed or furnished with the SEC, on a timely basis, all forms, reports, certifications, exhibits, schedules, statements and documents (and all amendments and supplements thereto) required to be filed or furnished under the Securities Act or the Exchange Act, respectively (such forms, reports, certifications, exhibits, schedules, statements and documents, collectively, the “Company SEC Documents”). As of their respective dates, each of the Company SEC Documents, as amended or supplemented, complied, or if not yet filed or furnished, will comply as to form, in each case in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents contained, when filed or, if amended or supplemented prior to the entry into this Agreement, as of the date of such amendment or supplement with respect to those disclosures that are amended, or if filed with or furnished to the SEC subsequent to the entry into this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the entry into this Agreement: (i) neither the Company nor any of its officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications; (ii) there are no outstanding or unresolved comments received by the Company from the SEC with respect to any of the Company SEC Documents; and (iii) to the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or investigation. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.

(b) The financial statements of the Company included (or incorporated by reference) in the Company SEC Documents, including all notes and schedules thereto, complied, or, in the case of Company SEC Documents filed after the entry into this Agreement, will comply, in each case in all material respects, when filed or if amended or supplemented prior to the entry into this Agreement, as of the date of such amendment or supplement, with the rules and regulations of the SEC with respect thereto, and were, or, in the case of Company SEC Documents filed after the entry into this Agreement, will be, prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments) the financial position of the Company and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of the Company and its consolidated Subsidiaries for the periods presented therein (subject, in the case of unaudited statements, to normal year-end adjustments that are not material to any other adjustments described therein, including the notes thereto).

(c) The Company has implemented and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15(e) and (f) of the Exchange Act), which are effective (as such term is used in Rule 13a-15(b) of the Exchange Act) in providing reasonable assurance that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities in connection with the reports it files under the Exchange Act. Such disclosure controls and procedures are effective in providing reasonable assurance that all information required to be disclosed in any Company SEC Documents is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and further designed and maintained to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company financial statements for external purposes in accordance with GAAP. There (i) is no significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company or its Subsidiaries, (ii) is not, and since the Applicable Date there has not been, to the knowledge of the Company, any illegal act or fraud, whether or not material, that involves management or employees who have significant roles in the internal control of the Company or its Subsidiaries and (iii) is not, and since the Applicable Date there has not been, any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries.

4.6 Absence of Certain Changes or Events.

(a) Since June 30, 2024, there has not been any Company Material Adverse Effect.

(b) From June 30, 2024, through the entry into this Agreement, the Company and its Subsidiaries have conducted their business in the Ordinary Course in all material respects.

4.7 No Undisclosed Material Liabilities. There are no known Liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would be required to be reflected in financial statements prepared in accordance with GAAP, other than: (a) Liabilities adequately provided for on the balance sheet of the Company dated as of June 30, 2024 (including the notes thereto) contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024; (b) Liabilities incurred in the Ordinary Course subsequent to June 30, 2024; (c) Liabilities incurred in connection with the Transactions; (d) Liabilities incurred as permitted under Section 6.1(b)(x) and (e) Liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any of its Subsidiaries, in the Company’s consolidated financial statements or the Company SEC Documents.

4.8 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent pursuant to which shares of Parent Common Stock issuable in the Merger will be registered with the SEC (including any amendments or supplements, the “Registration Statement”) shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the Joint Proxy Statement will, at the date it is first mailed to stockholders of the Company and to stockholders of Parent and at the time of the Company Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the accuracy of the first sentence of Section 5.8, the Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by Parent, Merger Sub or any third parties specifically for inclusion or incorporation by reference therein.

4.9 Company Permits; Compliance with Applicable Law.

(a) The Company and its Subsidiaries hold and at all times since the Applicable Date have held all Permits necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable including all Permits relating to underground mining, surface mining, highwall mining and auger mining, processing, sale or transporting of coal and coal byproducts, or activities defined under the Surface Mining Control and Reclamation Act of 1977, as amended, as “surface coal mining operations” (collectively, the “Company Permits”), and have since the Applicable Date paid all fees and assessments due and payable in connection therewith, except where the failure to so hold or make such a payment has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are valid and in full force and effect and no suspension, revocation, non-renewal or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, Threatened, and the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in full force and effect or failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has been notified by any Governmental Entity since the Applicable Date that it is (i) ineligible as an entity to receive additional mining Permits or (ii) under investigation to determine whether its eligibility to receive such Permits should be “permit blocked.”

(c) Without limiting the generality of the foregoing, the operation of the coal mining and processing operations of the Company and its Subsidiaries and the state of reclamation with respect to each of their Permits is “current” or in “deferred status” with respect to the reclamation obligations required by such Permits and otherwise are in compliance with such Permits and all applicable mining, reclamation and other similar Laws, except where noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) The businesses of the Company and its Subsidiaries are not currently being conducted, and at no time since the Applicable Date have been conducted, in violation of any applicable Law, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no investigation, review or order by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or Threatened, other than those the outcome of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) There are no applications for new Permits (for the avoidance of doubt, not including amendments, renewals, extensions or other modifications of existing Permits) of the Company and its Subsidiaries.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (x) the Company and its Subsidiaries and their respective Affiliates, directors, officers and employees are in, and at all times since the Applicable Date, have been in, compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78a et seq. (1997 and 2000)), and any other applicable foreign or domestic anticorruption or anti-bribery Laws (collectively, the “Fraud and Bribery Laws”), and (y) none of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any of their respective Affiliates, directors, officers, employees, agents or other Representatives acting on behalf of the Company or any Subsidiary have directly or indirectly, in each case, in violation of the Fraud and Bribery Laws: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (iii) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent or (v) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts.

4.10 Compensation; Benefits.

(a) True, correct and complete copies of each of the material Company Plans (or, in the case of any Company Plan not in writing, a written description of the material terms thereof) and related contracts, instruments or agreements, including administrative service agreements and group insurance contracts, trust documents, and most recently received Internal Revenue Service favorable determination letter or opinion letter, as applicable, have been furnished or made available to Parent or its Representatives, along with the most recent report filed on Form 5500 and summary plan description and any summary of material modifications required under ERISA with respect to each Company Plan, and all material non-routine correspondence to or from any Governmental Entity, including with respect to any audit of or proceeding involving such plan or alleged noncompliance of such plan with applicable Laws.

(b) Each Company Plan has been maintained in compliance with all applicable Laws, including ERISA and the Code, except where the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, Threatened against, the Company or any of its Subsidiaries, or any fiduciary of any of the Company Plans, with respect to any Company Plan, and there are no Proceedings by a Governmental Entity with respect to any of the Company Plans, except for such actions, suits, claims or Proceedings that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) All material contributions required to be made by the Company to the Company Plans pursuant to their terms have been timely made.

(e) There are no material unfunded benefit obligations that have not been properly accrued for in the Company’s financial statements, and all material contributions or other amounts payable by the Company or any of its Subsidiaries with respect to each Company Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP.

(f) Each ERISA Plan of the Company and its Subsidiaries that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under

Section 401(a) of the Code and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Company Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax or penalty imposed pursuant to Section 4975 or 4976 of the Code in a material amount.

(g) None of the Company or any member of its Aggregated Group contributes to or has, during the last six years, had an obligation to contribute to, and no Company Plan is, (i) a defined benefit pension plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” as defined in Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(h) Except as required by applicable Law, no Company Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide such benefits.

(i) Neither the execution and delivery of this Agreement nor the consummation of the Transactions would, either alone or in combination with another event, (i) entitle any Company Employee to severance pay or benefits or to any material increase in severance pay or benefits, (ii) accelerate the time of payment or vesting, or increase the amount of or the funding of any compensation or benefits due to any such Company Employee, (iii) directly or indirectly cause the Company to transfer or set aside any material amount of assets to fund any material benefits under any Company Plan, (iv) limit or restrict the right to materially amend, terminate or transfer the assets of any Company Plan on or following the Effective Time or (v) result in any “excess parachute payment” within the meaning of Section 280G of the Code.

(j) Neither the Company nor any Subsidiary has any obligation to provide, and no Company Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(k) No Company Plan is maintained outside the jurisdiction of the United States or covers any Company Employees who reside or work outside of the United States.

4.11 Labor Matters.

(a) From January 1, 2020 to the present, neither the Company nor any of its Subsidiaries has been a party to any collective bargaining agreement or other agreement with any labor union. As of the entry into this Agreement, to the knowledge of the Company, there is no pending union representation petition involving employees of the Company or any of its Subsidiaries, and there are no activities or Proceedings by any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

(b) From January 1, 2020 to the present, there has been no unfair labor practice, charge or grievance arising out of any effort to organize employees of the Company or any of its Subsidiaries, a collective bargaining agreement, or other agreement with any labor union, nor has there been any other material labor-related grievance Proceeding against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company, Threatened, other than such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) From January 1, 2020 to the present, there has been no employee strike, or labor-related dispute, slowdown, work stoppage or lockout, pending, or, to the knowledge of the Company, Threatened, against or involving the Company or any of its Subsidiaries, other than such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) The Company and its Subsidiaries are, and since January 1, 2020 have been, in compliance in all material respects with all applicable Laws respecting employment and employment practices, and there have been and currently are no Proceedings pending or, to the knowledge of the Company, Threatened against the Company or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee or any class of the foregoing, relating to any of the foregoing applicable Laws, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship, other than such matters described in this sentence that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2020, neither the Company nor any of its Subsidiaries has received any written notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an audit, investigation, or any other Proceeding with respect to the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.12 Taxes.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) (A) all Tax Returns required to be filed (taking into account valid extensions of time for filing) by the Company or any of its Subsidiaries have been filed with the appropriate Taxing Authority, and all such filed Tax Returns are complete and accurate in all respects and (B) all Taxes that are due and payable by the Company or any of its Subsidiaries (other than Taxes being contested in good faith by appropriate Proceedings or for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Company SEC Documents) have been paid in full;

(ii) there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax by the Company or any of its Subsidiaries;

(iii) (A) there is no outstanding claim, assessment or deficiency against the Company or any of its Subsidiaries for any amount of Taxes that has been asserted or Threatened in writing by any Governmental Entity and (B) there are no disputes, audits, examinations, investigations or Proceedings pending or, to the knowledge of the Company, Threatened in writing regarding any Taxes or Tax Returns of the Company or any of its Subsidiaries;

(iv) (A) neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity contract or arrangement (not including, for the avoidance of doubt, (I) an agreement or arrangement solely between or among the Company or any of its Subsidiaries, or (II) any customary Tax sharing or indemnification provisions contained in any commercial agreement entered into in the Ordinary Course and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)) and (B) neither the Company nor any of its Subsidiaries has (x) been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is or was the Company or any of its Subsidiaries) or (y) any Liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor;

(v) in the past six years, no written claim has been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to any Tax, or required to file Tax Returns, in such jurisdiction;

(vi) there are no Encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries, except for Permitted Encumbrances;

(vii) neither the Company nor any of its Subsidiaries has participated in a “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2); and

(viii) neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the entry into this Agreement.

(b) Neither the Company nor any of its Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.13 Litigation. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Transactions, as of the entry into this Agreement, there is no (a) Proceeding pending or, to the knowledge of the Company, Threatened against the Company or any of its Subsidiaries or any of their respective properties, rights or assets or (b) judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries. As of the entry into this Agreement, there is no Proceeding pending, or, to the knowledge of the Company, Threatened, seeking to prevent or delay the consummation of the Transactions.

4.14 Intellectual Property.

(a) The Company and its Subsidiaries own or have the right to use all Intellectual Property used in or necessary for the operation of the businesses of each of the Company and its Subsidiaries as presently conducted (collectively, the “Company Intellectual Property”) free and clear of all Encumbrances, except for Permitted Encumbrances, except where the failure to own or have the right to use such properties has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the registrations, issuances and applications included in the Company Intellectual Property are in full force and effect and have not expired or been cancelled, abandoned or otherwise terminated, and payment of all renewal and maintenance fees and expenses due as of the Closing Date have been made.

(b) To the knowledge of the Company, the operation of the business of each of the Company and its Subsidiaries as presently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written claim or notice during the three-year period prior to the entry into this Agreement that the Company or any of its Subsidiaries have infringed upon, misappropriated or otherwise violated the Intellectual Property of any other Person, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company and its Subsidiaries have taken reasonable measures consistent with prudent industry practices to protect the Intellectual Property of the Company and its Subsidiaries, except where failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the IT Assets owned, used, or held for use by the Company or any of its Subsidiaries (i) are sufficient for the current needs of the businesses of the Company and its Subsidiaries; and (ii) to the knowledge of the Company, as of the entry into this Agreement, are free from any malicious code.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) the Company and each of its Subsidiaries have used commercially reasonable measures to ensure the confidentiality, privacy and security of personal information collected or held for use by the Company or its Subsidiaries during the three-year period prior to the entry into this Agreement; and (ii) to the knowledge of the Company, there has been no unauthorized access to or unauthorized use of any IT Assets, personal information or Intellectual Property owned or held for use by the Company or its Subsidiaries.

4.15 Real Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have defensible title to all real property owned by the Company or any of its Subsidiaries (collectively, the “Company Owned Real Property”) and valid leasehold estates in all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant, licensee or pursuant to any other occupancy arrangements) by the Company or any Subsidiary of the Company (collectively, including the improvements, fixtures and structures located thereon, the “Company Leased Real Property” and, together with the Company Owned Real Property, the “Company Real Property”), free and clear of all Encumbrances, except Permitted Encumbrances, (b) the Company and its Subsidiaries have defensible title to all Mining Rights included in the Company Owned Real Property, free and clear of all Encumbrances, except Permitted Encumbrances, (c) each agreement under which the Company or any Subsidiary of the Company is the landlord, sublandlord, licensor, tenant, subtenant, licensee or occupant with respect to the Company Leased Real Property (each, a “Company Real Property Lease”) to the knowledge of the Company is in full force and effect and is valid and enforceable against the parties thereto in accordance with its terms, subject, as to enforceability, to Creditors’ Rights, and neither the Company nor any of its Subsidiaries, or to the knowledge of the Company, any other party thereto, has received notice of any violation, breach or default under any Company Real Property Lease, and (d) there does not exist any pending or, to the knowledge of the Company, Threatened, condemnation or eminent domain Proceedings that affect any Company Real Property, subject, in each of clauses (a) through (d) above, to adverse proceedings in the Ordinary Course. The Company has not granted any third party any license, possessory or occupancy right or other similar right in any Company Real Property other than Permitted Encumbrances, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Real Property constitutes all of the real estate, land, buildings, structures and fixtures located thereon and all easements, rights of way, options, coal, mineral, mining, water, surface and other rights and interests appurtenant thereto used in and necessary for the operation in all material respects of the respective businesses of the Company and its Subsidiaries as currently conducted.

4.16 Mining; Financial Assurances.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Affiliates have, in the amounts and forms required, obtained or provided or posted all deposits, bonds, sureties, letters of credit, trust funds, bid bonds, performance bonds, reclamation bonds, guarantees, indemnity agreements and other financial assurances (collectively, “Financial Assurances”) as are (A) required under any applicable Permit of the Company and its Subsidiaries, Mining and Mining Safety Laws or Environmental Laws in connection with the Company and its Subsidiaries’ business for Reclamation and Mine Closure, including for land, water or other natural resources at any Company Real Property, or otherwise or (B) otherwise required or maintained in connection with the Company or its Subsidiaries business (collectively, the “Company Financial Assurances”); (ii) the consummation by the Company of the Transactions will not (with or without notice or lapse of time, or both) violate, conflict with or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute a default, event of default or an event that would constitute a default or event of default under the terms of, any Company Financial Assurance; and (iii) each of the Company and its Subsidiaries is in compliance with all Financial Assurances posted by each of the Company and its Subsidiaries in connection with its respective obligations.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Liability for asset retirement obligations recorded on the balance sheet of the Company dated as of June 30, 2024 has been properly accrued in accordance with the requirements of Financial Accounting Standards Board Codification Topic 410, Asset Retirement and Environmental Obligations, formerly known as Financial Accounting Standard No. 143 (“FASB 410”) and the projected cash flows used to calculate such Liability are equal to or in excess of the amounts the Company expects to expend to satisfy such obligations, determined on the basis of the Company and its Affiliates’ actual historic Reclamation and Mine Closure costs and currently planned mine life and escalated for inflation, in accordance with FASB 410 and applicable Law.

4.17 Environmental Matters. Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) the Company and its Subsidiaries and their respective operations and assets are and during the relevant statute of limitations period have been in compliance with Environmental Laws;

(b) the Company and its Subsidiaries have obtained and are and for the three years prior to the entry into this Agreement have been in compliance with all Permits required for the operations of the Company and its Subsidiaries under applicable Environmental Laws (“Environmental Permits”), and all Environmental Permits are valid and in good standing;

(c) there is no pending modification, renewal or application for any Environmental Permit relating to the business or activities of the Company as currently conducted with respect to which the Company or any of its Affiliates has received a written communication or otherwise has knowledge that it will not be granted on a timely basis;

(d) the Company and its Subsidiaries are not subject to any pending or, to the Company’s knowledge, Threatened Proceedings under Environmental Laws;

(e) to the Company’s knowledge, (i) there have been no Releases or Threatened Releases of Hazardous Materials at any property currently or formerly owned, operated, leased or otherwise used by the Company or any of its Subsidiaries, or at or from any offsite location where Hazardous Materials from the Company’s or its Subsidiaries’ operations have been sent for treatment, disposal, storage or handling, and (ii) neither the Company nor any of its Subsidiaries have generated, used, treated, stored, disposed of (including by granting any license or abandonment) or arranged for the disposal of, transported, handled, manufactured, or exposed any Person to, any Hazardous Materials, which in the case of clause (i) or (ii), has resulted or would be reasonably likely to result in Liability to the Company or any of its Subsidiaries (or any predecessor thereof) under Environmental Law;

(f) the Company and its Subsidiaries are not subject to any outstanding Encumbrances or Proceedings by any Governmental Entity or any Person respecting (i) Environmental Laws, (ii) Remedial Actions or (iii) any Release or Threatened Release of, or exposure to, a Hazardous Material (“Environmental Claims”) and, to the knowledge of the Company, no such Environmental Claims are Threatened. As of the entry into this Agreement, neither the Company nor any of its Subsidiaries has received any written notice or communication from any Person asserting a Liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of the Release of any Hazardous Materials at or from any property currently or formerly owned, operated, leased or otherwise used by the Company, or at or from any offsite location where Hazardous Materials from the Company’s or its Subsidiaries’ operations have been sent for treatment, disposal, storage or handling;

(g) none of the Company or any of its Subsidiaries is involved in any remediation, reclamation or other environmental operations outside the Ordinary Course;

(h) the Company and its Subsidiaries have completed all mine reclamation, decommissioning and rehabilitation required by any Governmental Entity and applicable Law;

(i) no Encumbrance pursuant to any Environmental Law has been imposed on any of the Company Real Property, and no Financial Assurance obligation for mine reclamation or otherwise required by Environmental Law is unsatisfied;

(j) as of the entry into this Agreement, there have been no environmental investigations, studies, audits, or other analyses conducted during the past three years by or on behalf of, or that are in the possession of, the Company or its Subsidiaries addressing potentially material environmental matters with respect to any property owned, operated or otherwise used by any of them that have not been delivered or otherwise made available to Parent prior to the entry into this Agreement; and

(k) the Company and its Subsidiaries have not assumed, undertaken, become subject to or provided an indemnity with respect to any Liability of any other Person relating to any Environmental Law or Hazardous Materials.

4.18 Material Contracts.

(a) Schedule 4.18(a) of the Company Disclosure Letter, together with the lists of exhibits contained in the Company SEC Documents, sets forth a true and complete list (but excluding any Company Plan), as of the entry into this Agreement, of the following contracts to which the Company or any of its Subsidiaries is a party:

(i) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act);

(ii) each agreement or Organizational Document of the Company or any of its Subsidiaries that would, on or after the Closing Date, prohibit or restrict the ability of the Company or Parent or any of their respective Subsidiaries (including the Surviving Corporation and its Subsidiaries) to declare and pay dividends or distributions with respect to their capital stock, pay any Indebtedness for borrowed money, obligations or Liabilities from time to time owed to Parent or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries), make loans or advances to Parent or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries);

(iii) each contract that contains covenants that limit the ability of the Company or any of its Affiliates to compete in any business or with any person or in any geographic area or distribution or sales channel, or to sell, supply or distribute any service or product, in each case, that could reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole;

(iv) each contract that (A) provides for material exclusive rights for the benefit of any third party, (B) grants “most favored nation” status to any third party or (C) requires the Company or any of its Affiliates to provide any minimum level of service, in each case which (1) are, or in a manner which is, material to the Company and its Subsidiaries taken as a whole and (2) may not be terminated (including such restrictive provisions) by the Company or its Subsidiaries on less than 90 days’ notice without payment by the Company or any of its Subsidiaries of any material penalty;

(v) each contract with a remaining term of more than one year from the date hereof that could require the Surviving Corporation or any of its Affiliates to purchase all (or a specified portion of) its total requirements of any product or service from a third party or that contains “take or pay” provisions and which (A) is expected to involve the payment of an amount in excess of $25 million in the aggregate during the fiscal year ending December 31, 2024 or any future fiscal year and (B) may not be terminated (including such restrictive provisions) by the Company or its Subsidiaries on less than 90 days’ notice without payment by the Company or any of its Subsidiaries of any material penalty;

(vi) each agreement evidencing any Indebtedness for borrowed money having an outstanding principal amount or outstanding commitments in excess of $25 million;

(vii) any coal supply agreement or purchase order or commitment to sell or offer to sell coal, (A) with a remaining term of more than three years from the later of the commencement of the term of the agreement and the date hereof (or, if the contract is entered into after the date of this Agreement, three years from the later of the commencement of the term of the agreement and the date the contract is entered into), (B) under which the aggregate amounts to be paid by the Company and its Subsidiaries over the remaining term of such agreement, order or commitment would reasonably be expected to exceed $100 million or (C) under which the aggregate amounts to be received by the Company and its Subsidiaries over the remaining term of such agreement, order or commitment would reasonably be expected to exceed $100 million;

(viii) that is a contractual royalty, production payment, net profits, earn-out or similar contract on a material property of such Party that has a value or expected value in excess of $5 million from the date hereof, excluding, however, any of the foregoing payable pursuant to any instrument with respect to Company Real Property;

(ix) each contract relating to the disposition or acquisition by the Company or any of its Subsidiaries of any material business or any material amount of assets (other than in the Ordinary Course) with obligations remaining to be performed or Liabilities continuing after the entry into this Agreement;

(x) each contract involving any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument or contract including commodities, in each case, with a notional amount exceeding $100 million and a term of at least three years from the entry into the instrument or contract, in each case, other than contracts for the purchase and sale of coal, diesel fuel and ANFO (ammonium nitrate and fuel oil) and contracts entered into as a hedging activity in the Ordinary Course consistent with the Company’s past practice and internal policy guidelines;

(xi) any joint venture, partnership or similar organizational contract involving a sharing of profits or losses by the Company or any of its Subsidiaries (or any contract, agreement or understanding involving any joint venture partner or any of its affiliates that relates to the applicable joint venture or the assets thereof) other than any contract entered into in the Ordinary Course which would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole; and

(xii) any contract to which the Company or any of its Subsidiaries is party granting to any Person an option, right of first offer or right of first refusal to purchase or acquire any assets of the Company or any of its Subsidiaries (other than any purchase option for additional coal volumes or any contract entered into in the Ordinary Course which would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole).

(b) Collectively, the contracts set forth in Section 4.18(a), whether or not set forth in the Company Disclosure Letter, are referred to in this Agreement as the “Company Contracts.” A complete and correct copy of each of the Company Contracts has been made available to Parent (provided that order forms, purchase orders and statements of work, in each case, that do not contain any restrictive covenants or other material terms need not be made available pursuant to this sentence, but shall nonetheless constitute Company Contracts). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Contract is legal, valid, binding and enforceable in accordance with its terms on the Company and each of its Subsidiaries that is a party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default under any Company Contract nor, to the knowledge of the Company, is any other party to any such Company Contract in breach or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the knowledge of the Company, any other party thereto. As of the entry into this Agreement, there are no disputes pending or, to the knowledge of the Company, Threatened with respect to any Company Contract and neither the Company nor any of its Subsidiaries has received any notice of the intention of any other party to any Company Contract to terminate for default, convenience or otherwise any Company Contract, nor to the knowledge of the Company, is any such party threatening to do so, in each case except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.19 Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the material insurance policies held by the Company or any of its Subsidiaries as of the entry into this Agreement (collectively, the “Material Company Insurance Policies”) is in full force and effect on the date of this Agreement. The Material Company Insurance Policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in breadth of coverage and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all premiums payable under the Material Company Insurance Policies prior to the entry into this Agreement have been duly paid to date, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transactions), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Material Company Insurance Policies. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the entry into this Agreement, no written notice of cancellation or termination has been received with respect to any Material Company Insurance Policy. As of the entry into this Agreement, the Company does not have any claims that are pending with insurers and (A) are reasonably expected to result in an insurance recovery of more than $5 million in the aggregate, or (B) have been denied or disputed by the underwriters or issuers of such insurance policy.

4.20 Opinion of Financial Advisor. The Company Board has received the opinion, that will subsequently be provided in writing, of Perella Weinberg Partners LP that, as of the date of such opinion and based upon and subject to the various limitations, qualifications and assumptions and other matters set forth therein, the Merger Consideration to be received by holders (other than (x) Parent and its Affiliates and (y) holders of Excluded Shares) of Company Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. A copy of such opinion will be provided (on a confidential basis and solely for informational purposes) by the Company to Parent promptly following the execution of this Agreement (it being agreed that such opinions are for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub or any other Person).

4.21 Brokers. Except for the fees and expenses payable to Perella Weinberg Partners LP, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has furnished to Parent true, complete and correct copies (subject to redactions for competitively sensitive information) of all agreements between the Company and Perella Weinberg Partners LP pursuant to which Perella Weinberg Partners LP is entitled to a fee as a result of the Transactions.

4.22 Related Party Transactions. Except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries are party to any transaction or arrangement under which any (a) present or former executive officer or director of the Company or any of its Subsidiaries, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity of the Company or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other contract with or binding upon the Company or any of its Subsidiaries or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

4.23 Takeover Laws. Assuming the accuracy of the representations and warranties set forth in Section 5.23, the approval of the Company Board of this Agreement and the Transactions represents all the action necessary to render inapplicable to this Agreement and the Transactions any Takeover Law or any anti-takeover provision in the Company’s Organizational Documents that is applicable to the Company, the shares of Company Common Stock or the Transactions.

4.24 No Additional Representations.

(a) The Company acknowledges that it is relying on its own investigation, examination and valuation of the Transactions. The Company has made all inspections and investigations of Parent deemed necessary or desirable by the Company. Except for the representations and warranties made in this Article IV, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, Liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and the Company expressly disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub or any of their respective Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company in this Article IV, any oral or written information presented to Parent or Merger Sub or any of their respective Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 4.24 shall limit Parent’s or Merger Sub’s remedies with respect to actual fraud (as defined under Delaware law) to the extent arising from the express representations and warranties made by the Company in this Article IV.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of Parent, Merger Sub or any other Person has made or is making any representations or warranties relating to Parent or its Subsidiaries (including Merger Sub) whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article V, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company or any of its Representatives and that the Company has not relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, the Company acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other Transactions).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company on or prior to the entry into this Agreement (the “Parent Disclosure Letter”) and except as disclosed in the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference in such Parent SEC Documents) filed with or furnished to the SEC and publicly available on EDGAR since December 31, 2021 and at least one Business Day prior to the date of this Agreement (without giving effect to any amendment to any such Parent SEC Document filed on or after the date that is one Business Day prior to the date hereof) (excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

5.1 Organization, Standing and Power. Each of Parent and its Subsidiaries is a corporation, limited partnership or limited liability company duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, other than, in the case of Parent’s Subsidiaries, where the failure to be so organized or to have such power, authority or standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole (a “Parent Material Adverse Effect”). Each of Parent and its Subsidiaries is duly authorized, qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets and properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has heretofore made available to the Company complete and correct copies of its Organizational Documents and the Organizational Documents of each Subsidiary of Parent that constitutes a “significant subsidiary” of Parent as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC as of the entry into this Agreement, each as amended prior to the execution of this Agreement and each Organizational Document, as made available to the Company, is in full force and effect, and neither Parent nor any of its Subsidiaries is in violation in any material respect of any of the provisions of such Organizational Documents.

5.2 Capital Structure.

(a) As of the entry into this Agreement, the authorized capital stock of Parent consists of (i) 62,500,000 shares of Parent Common Stock and (ii) 500,000 shares of preferred stock, par value $0.01 per share (“Parent Preferred Stock” and, together with the Parent Common Stock, the “Parent Capital Stock”). At the close of business on August 14, 2024: (A) 29,393,226 shares of Parent Common Stock were issued and outstanding and no shares of Parent Preferred Stock were issued and outstanding; (B) 324,478 shares of Parent Common Stock were reserved for issuance upon the vesting of outstanding Parent restricted stock units; (C) 115,228 shares of Parent Common Stock were reserved for issuance upon the vesting of outstanding Parent performance share units, assuming maximum performance; and (D) 2,592,015 shares of Parent Common Stock remained available for issuance pursuant to Parent’s Omnibus Performance Incentive Plan, as amended from time to time, and prior plans (the “Parent Equity Plan”). In addition, at the close of business on August 14, 2024, Parent had reserved 215,584 shares of Parent Common Stock to be issued in connection with the vesting of outstanding Parent performance-based cash-settled restricted stock units, assuming maximum performance. These 215,584 shares of Parent Common Stock will not be issued on vesting of the outstanding Parent performance-based cash-settled restricted stock units because the units will be settled solely in cash as required under the terms of the award agreements.

(b) All outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to preemptive rights. The Parent Common Stock to be issued pursuant to this Agreement, when issued, will be validly issued, fully paid and nonassessable and not subject to preemptive or similar rights. The Parent Common Stock to be issued pursuant to this Agreement, when issued, will be issued in compliance in all material respects with (i) applicable securities Laws and other applicable Law and (ii) all requirements set forth in applicable contracts. As of the close of business on August 14, 2024, except as set forth in this Section 5.2, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Parent or any of its Subsidiaries any Parent Capital Stock or securities convertible into or exchangeable or exercisable for or valued by reference to Parent Capital Stock (and the exercise, conversion, purchase, exchange or other similar price thereof). All outstanding shares of capital stock or other equity interests of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly owned Subsidiary of Parent, are free and clear of all Encumbrances and have been duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Section 5.2, and except for changes since August 14, 2024 resulting from (x) stock grants or other awards granted, repurchased or redeemed in accordance with Section 6.2(b)(ii) in each case following the entry into this Agreement or (y) the exercise of stock options (and the issuance of shares thereunder) or the vesting and settlement of equity awards, in each case outstanding as of such date, there are outstanding: (A) no shares of Parent Capital Stock, Voting Debt or other voting securities of Parent; (B) no securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for or valued by reference to shares of Parent Capital Stock, Voting Debt or other voting securities of Parent; and (C) no options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Parent Capital Stock or any Voting Debt or other voting securities of Parent or any of its Subsidiaries, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement. There are no dividends or distributions that have been declared by Parent with respect to the Parent Common Stock that have not been paid by Parent. There are no stockholder agreements, voting trusts or other agreements to which Parent or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock or other equity interest of Parent or any of its Subsidiaries. No Subsidiary of Parent owns any shares of Parent Capital Stock. As of the entry into this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares are validly issued, fully paid and nonassessable and are owned by Parent.

(c) Schedule 5.2(c) of the Parent Disclosure Letter sets forth a list of each Subsidiary of Parent that constitutes a “significant subsidiary” of Parent as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC as of the entry into this Agreement, including its outstanding equity interests and the owners thereof. As of the entry into this Agreement, neither Parent nor any of its Subsidiaries has any (i) interests in a material joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person other than its Subsidiaries or (ii) obligations, whether contingent or otherwise, to consummate any material additional investment in any Person other than its Subsidiaries and its joint ventures listed on Schedule 5.2(c) of the Parent Disclosure Letter.

5.3 Authority; No Violations; Consents and Approvals.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of each of Parent (subject to obtaining the Parent Stockholder Approval) and Merger Sub (provided that Parent, as sole stockholder of Merger Sub, duly executed and delivered a written consent approving and adopting this Agreement in accordance with Sections 228 and 251(c) of the DGCL, which by its terms will be effective immediately following the execution of this Agreement, and, when effective, will constitute the only approval of Merger Sub stockholders necessary to adopt this Agreement). This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due and valid execution of this Agreement by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject as to enforceability to Creditors’ Rights. The Parent Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Transactions, including the Parent Stock Issuance and the Parent Charter Amendment, are fair to, and in the best interests of, Parent and holders of Parent Common Stock, (ii) approved and declared advisable this Agreement and the Transactions, including the Parent Stock Issuance and the Parent Charter Amendment and (iii) resolved to recommend that the holders of Parent Common Stock approve the Parent Stock Issuance and the Parent Charter Amendment (such recommendation described in this clause (iii), the “Parent Board Recommendation”). The Merger Sub Board has unanimously (A) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Merger Sub and the sole stockholder of Merger Sub, and (B) approved and declared advisable this Agreement and the Transactions, including the Merger. Parent, as the owner of all of the outstanding shares of capital stock of Merger Sub, will immediately after the execution and delivery of this Agreement adopt this Agreement in its capacity as sole stockholder of Merger Sub. The Parent Stockholder Approval is the only vote of the holders of any class or series of the Parent Capital Stock necessary to approve the Parent Stock Issuance or the Parent Charter Amendment.

(b) Except as set forth on Schedule 5.3(b) of the Parent Disclosure Letter, the execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (with or without notice or lapse of time, or both) (i) contravene, conflict with or result in a violation of any provision of the Organizational Documents of Parent (assuming that the Parent Stockholder Approval is obtained) or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, result in a violation of, a termination (or right of termination) or cancellation of, or default under, the creation or acceleration of any obligation or the loss or reduction of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, Parent Contract, Parent Permit, franchise or license to which Parent or any of its Subsidiaries is a party or by which Parent, Merger Sub or any of their respective Subsidiaries or their respective properties or assets are bound, (iii) assuming the Consents referred to in Section 5.4 are duly and timely obtained or made and the Parent Stockholder Approval has been obtained, contravene, conflict with or result in a violation of any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (iv) result in the creation of any Encumbrance on any of the assets or property of Parent or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) or (iv), any such contraventions, conflicts, violations, defaults, acceleration, losses or Encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Transactions. Except for this Agreement, Parent is not party to any contract, arrangement or other commitment that does, would or would reasonably be expected to entitle any Person to appoint one or more directors to the Parent Board.

5.4 Consents. No Consent from any Governmental Entity is required to be obtained or made by Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, except for: (a) compliance with any applicable requirements of the HSR Act and any other applicable Regulatory Law; (b) the filing with the SEC of (i) the Joint Proxy Statement and the Registration Statement and (ii) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions; (c) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware; (d) filings with the NYSE; (e) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws or Takeover Laws; and (f) any such Consent that the failure to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Transactions.

5.5 SEC Documents; Financial Statements.

(a) Since the Applicable Date, Parent has filed or furnished with the SEC, on a timely basis, all forms, reports, certifications, exhibits, schedules, statements and documents (and all amendments and supplements thereto) required to be filed or furnished under the Securities Act or the Exchange Act, respectively (such forms, reports, certifications, exhibits, schedules, statements and documents, collectively, the “Parent SEC Documents”). As of their respective dates, each of the Parent SEC Documents, as amended or supplemented, complied, or if not yet filed or furnished, will comply as to form, in each case in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. None of the Parent SEC Documents contained, when filed or, if amended or supplemented prior to the entry into this Agreement, as of the date of such amendment or supplement with respect to those disclosures that are amended, or if filed with or furnished to the SEC subsequent to the entry into this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the entry into this Agreement: (i) neither Parent nor any of its officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications; (ii) there are no outstanding or unresolved comments received by Parent from the SEC with respect to any of the Parent

SEC Documents; and (iii) to the knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review or investigation. None of Parent’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.

(b) The financial statements of Parent included (or incorporated by reference) in the Parent SEC Documents, including all notes and schedules thereto, complied, or, in the case of Parent SEC Documents filed after the entry into this Agreement, will comply, in each case in all material respects, when filed or if amended or supplemented prior to the entry into this Agreement, as of the date of such amendment or supplement, with the rules and regulations of the SEC with respect thereto, and were, or, in the case of Parent SEC Documents filed after the entry into this Agreement, will be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments) the financial position of Parent and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of Parent and its consolidated Subsidiaries for the periods presented therein (subject, in the case of unaudited statements, to normal year-end adjustments that are not material to any other adjustments described therein, including the notes thereto).

(c) Parent has implemented and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15(e) and (f) of the Exchange Act), which are effective (as such term is used in Rule 13a-15(b) of the Exchange Act) in providing reasonable assurance that material information relating to Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities in connection with the reports it files under the Exchange Act. Such disclosure controls and procedures are effective in providing reasonable assurance that all information required to be disclosed in any Parent SEC Documents is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and further designed and maintained to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent financial statements for external purposes in accordance with GAAP. There (i) is no significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by Parent or its Subsidiaries, (ii) is not, and since the Applicable Date there has not been, to the knowledge of Parent, any illegal act or fraud, whether or not material, that involves management or employees who have significant roles in the internal control of Parent or its Subsidiaries and (iii) is not, and since the Applicable Date there has not been, any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer of Parent (as defined in Rule 3b-7 under the Exchange Act) or director of Parent or any of its Subsidiaries.

5.6 Absence of Certain Changes or Events.

(a) Since June 30, 2024, there has not been any Parent Material Adverse Effect.

(b) From June 30, 2024, through the entry into this Agreement Parent and its Subsidiaries have conducted their business in the Ordinary Course in all material respects.

5.7 No Undisclosed Material Liabilities. There are no known Liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would be required to be reflected in financial statements prepared in accordance with GAAP, other than: (a) Liabilities adequately provided for on the balance sheet of Parent dated as of June 30, 2024 (including the notes thereto) contained in Parent’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024; (b) Liabilities incurred in the Ordinary Course subsequent to June 30, 2024; (c) Liabilities incurred in connection with the Transactions; (d) Liabilities incurred as permitted under Section 6.2(b)(x) and (e) Liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material Liabilities of, Parent or any of its Subsidiaries, in Parent’s consolidated financial statements or the Parent SEC Documents.

5.8 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (a) the Registration Statement shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the Joint Proxy Statement will, at the date it is first mailed to stockholders of the Company and to stockholders of Parent and at the time of the Company Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the accuracy of the first sentence of Section 4.8, the Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by Parent with respect to statements made therein based on information supplied by the Company or any third parties specifically for inclusion or incorporation by reference therein.

5.9 Parent Permits; Compliance with Applicable Law.

(a) Parent and its Subsidiaries hold and at all times since the Applicable Date have held all Permits necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable including all Permits relating to underground mining, surface mining, highwall mining and auger mining, processing, sale or transporting of coal and coal byproducts, or activities defined under the Surface Mining Control and Reclamation Act of 1977, as amended, as “surface coal mining operations” (collectively, the “Parent Permits”), and have since the Applicable Date paid all fees and assessments due and payable in connection therewith, except where the failure to so hold or make such a payment has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are valid and in full force and effect and no suspension, revocation, non-renewal or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, Threatened, and Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to be in full force and effect or failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has been notified by any Governmental Entity since the Applicable Date that it is (i) ineligible as an entity to receive additional mining Permits or (ii) under investigation to determine whether its eligibility to receive such Permits should be “permit blocked.”

(c) Without limiting the generality of the foregoing, the operation of the coal mining and processing operations of Parent and its Subsidiaries and the state of reclamation with respect to each of their Permits is “current” or in “deferred status” with respect to the reclamation obligations required by such Permits and otherwise are in compliance with such Permits and all applicable mining, reclamation and other similar Laws, except where noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) The businesses of Parent and its Subsidiaries are not currently being conducted, and at no time since the Applicable Date have been conducted, in violation of any applicable Law, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, no investigation, review or order by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or Threatened, other than those the outcome of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(e) There are no applications for new Permits (for the avoidance of doubt, not including amendments, renewals, extensions or other modifications of existing Permits) of Parent and its Subsidiaries other than those set forth in Schedule 5.9(e) of the Parent Disclosure Letter.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (x) Parent and its Subsidiaries and their respective Affiliates, directors, officers and employees are in, and at all times since the Applicable Date, have been in, compliance in all material respects with the Fraud and Bribery Laws, and (y) none of Parent or any of its Subsidiaries nor, to the knowledge of Parent, any of their respective Affiliates, directors, officers, employees, agents or other Representatives acting on behalf of Parent or any Subsidiary have directly or indirectly, in each case, in violation of the Fraud and Bribery Laws: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (iii) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent or (v) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts.

5.10 Compensation; Benefits.

(a) True, correct and complete copies of each of the material Parent Plans (or, in the case of any Parent Plan not in writing, a written description of the material terms thereof) and related contracts, instruments or agreements, including administrative service agreements and group insurance contracts, trust documents, and most recently received Internal Revenue Service favorable determination letter or opinion letter, as applicable, have been furnished or made available to the Company or its Representatives, along with the most recent report filed on Form 5500 and summary plan description and any summary of material modifications required under ERISA with respect to each Parent Plan, and all material correspondence to or from any Governmental Entity, including with respect to any audit of or proceeding involving such plan or alleged noncompliance of such plan with applicable Laws.

(b) Each Parent Plan has been maintained in compliance with all applicable Laws, including ERISA and the Code, except where the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Parent, Threatened against, Parent or any of its Subsidiaries, or any fiduciary of any of the Parent Plans, with respect to any Parent Plan, and there are no Proceedings by a Governmental Entity with respect to any of the Parent Plans, except for such actions, suits, claims or Proceedings that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) All material contributions required to be made by Parent to the Parent Plans pursuant to their terms have been timely made.

(e) There are no material unfunded benefit obligations that have not been properly accrued for in Parent’s financial statements, and all material contributions or other amounts payable by Parent or any of its Subsidiaries with respect to each Parent Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP.

(f) Each ERISA Plan of Parent and its Subsidiaries that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and, to the knowledge of Parent, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Parent Plan. With respect to any ERISA Plan, neither Parent nor any of its Subsidiaries has engaged in a transaction in connection with which Parent or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax or penalty imposed pursuant to Section 4975 or 4976 of the Code in a material amount.

(g) None of Parent or any member of its Aggregated Group contributes to or has, during the last six years, had an obligation to contribute to, and no Parent Plan is, (i) a defined benefit pension plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” as defined in Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(h) Except as required by applicable Law, no Parent Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of Parent or any of its Subsidiaries has any obligation to provide such benefits.

(i) Neither the execution and delivery of this Agreement nor the consummation of the Transactions would, either alone or in combination with another event, (i) entitle any Parent Employee to severance pay or benefits or to any increase in severance pay or benefits, (ii) accelerate the time of payment or vesting, or increase the amount of or the funding of any compensation or benefits due to any such Parent Employee, (iii) directly or indirectly cause Parent to transfer or set aside any material amount of assets to fund any material benefits under any Parent Plan, (iv) limit or restrict the right to materially amend, terminate or transfer the assets of any Parent Plan on or following the Effective Time or (v) result in any “excess parachute payment” within the meaning of Section 280G of the Code.

(j) Neither Parent nor any Subsidiary has any obligation to provide, and no Parent Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(k) No Parent Plan is maintained outside the jurisdiction of the United States or covers any Parent Employees who reside or work outside of the United States.

5.11 Labor Matters.

(a) Except as set forth on Schedule 5.11(a) to the Parent Disclosure Letter, from January 1, 2020 to the present, neither Parent nor any of its Subsidiaries has been a party to any collective bargaining agreement or other agreement with any labor union. As of the entry into this Agreement, to the knowledge of Parent, there is no pending union representation petition involving employees of Parent or any of its Subsidiaries, and there are no activities or Proceedings by any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

(b) From January 1, 2020 to the present, there has been no unfair labor practice, charge or grievance arising out of any effort to organize employees of Parent or any of its Subsidiaries, a collective bargaining agreement, or other agreement with any labor union, nor has there been any other material labor-related grievance Proceeding against Parent or any of its Subsidiaries pending, or, to the knowledge of Parent, Threatened, other than such matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) From January 1, 2020 to the present, there has been no employee strike, or labor-related dispute, slowdown, work stoppage or lockout, pending, or, to the knowledge of Parent, Threatened, against or involving Parent or any of its Subsidiaries, other than such matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Parent and its Subsidiaries are, and since January 1, 2020 have been, in compliance in all material respects with all applicable Laws respecting employment and employment practices, and there have been and currently are no Proceedings pending or, to the knowledge of Parent, Threatened against Parent or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee or any class of the foregoing, relating to any of the foregoing applicable Laws, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship, other than such matters described in this sentence that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2020, neither Parent nor any of its Subsidiaries has received any written notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an audit, investigation, or any other Proceeding with respect to Parent or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.12 Taxes.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(i) (A) all Tax Returns required to be filed (taking into account valid extensions of time for filing) by Parent or any of its Subsidiaries have been filed with the appropriate Taxing Authority, and all such filed Tax Returns are complete and accurate in all respects and (B) all Taxes that are due and payable by Parent or any of its Subsidiaries (other than Taxes being contested in good faith by appropriate Proceedings or for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Parent SEC Documents) have been paid in full;

(ii) there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax by Parent or any of its Subsidiaries;

(iii) (A) there is no outstanding claim, assessment or deficiency against Parent or any of its Subsidiaries for any amount of Taxes that has been asserted or Threatened in writing by any Governmental Entity and (B) there are no disputes, audits, examinations, investigations or Proceedings pending or, to the knowledge of Parent, Threatened in writing regarding any Taxes or Tax Returns of Parent or any of its Subsidiaries;

(iv) (A) neither Parent nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity contract or arrangement (not including, for the avoidance of doubt, (I) an agreement or arrangement solely between or among Parent or any of its Subsidiaries, or (II) any customary Tax sharing or indemnification provisions contained in any commercial agreement entered into in the Ordinary Course and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)) and (B) neither Parent nor any of its Subsidiaries has (x) been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is or was

Parent or any of its Subsidiaries) or (y) any Liability for Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor;

(v) in the past six years, no written claim has been made by any Taxing Authority in a jurisdiction where Parent or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to any Tax, or required to file Tax Returns, in such jurisdiction;

(vi) there are no Encumbrances for Taxes on any of the assets of Parent or any of its Subsidiaries, except for Permitted Encumbrances;

(vii) neither Parent nor any of its Subsidiaries has participated in a “listed transaction,” as defined in Treasury Regulations § 1.6011-4(b)(2); and

(viii) neither Parent nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the entry into this Agreement.

(b) Neither Parent nor any of its Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

5.13 Litigation. Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Transactions, as of the entry into this Agreement, there is no (a) Proceeding pending, or, to the knowledge of Parent, Threatened against Parent or any of its Subsidiaries or any of their respective properties, rights or assets or (b) judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries. As of the entry into this Agreement, there is no Proceeding pending or, to the knowledge of Parent, Threatened, seeking to prevent or delay the consummation of the Transactions.

5.14 Intellectual Property.

(a) Parent and its Subsidiaries own or have the right to use all Intellectual Property used in or necessary for the operation of the businesses of each of Parent and its Subsidiaries as presently conducted (collectively, the “Parent Intellectual Property”) free and clear of all Encumbrances, except for Permitted Encumbrances, except where the failure to own or have the right to use such properties has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all of the registrations, issuances and applications included in the Parent Intellectual Property are in full force and effect and have not expired or been cancelled, abandoned or otherwise terminated, and payment of all renewal and maintenance fees and expenses due as of the Closing Date have been made.

(b) To the knowledge of Parent, the operation of the business of each of Parent and its Subsidiaries as presently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any written claim or notice during the three-year period prior to the entry into this Agreement that Parent or any of its Subsidiaries have infringed upon, misappropriated or otherwise violated the Intellectual Property of any other Person, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Parent and its Subsidiaries have taken reasonable measures consistent with prudent industry practices to protect the Intellectual Property of each of Parent and its Subsidiaries, except where failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the IT Assets owned, used, or held for use by Parent or any of its Subsidiaries (i) are sufficient for the current needs of the businesses of Parent and its Subsidiaries; and (ii) to the knowledge of Parent, as of the entry into this Agreement, are free from any malicious code.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (i) Parent and each of its Subsidiaries have used commercially reasonable measures to ensure the confidentiality, privacy and security of personal information collected or held for use by Parent or its Subsidiaries during the three-year period prior to the entry into this Agreement; and (ii) to the knowledge of Parent, there has been no unauthorized access to or unauthorized use of any IT Assets, personal information or Intellectual Property owned or held for use by Parent or its Subsidiaries.

5.15 Real Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent and its Subsidiaries have defensible title to all real property owned by Parent or any of its Subsidiaries (collectively, the “Parent Owned Real Property”) and valid leasehold estates in all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant, licensee or pursuant to any other occupancy arrangements) by Parent or any Subsidiary of Parent (collectively, including the improvements, fixtures and structures located thereon, the “Parent Leased Real Property” and, together with the Parent Owned Real Property, the “Parent Real Property”), free and clear of all Encumbrances, except Permitted Encumbrances, (b) Parent and its Subsidiaries have defensible title to all Mining Rights included in the Parent Owned Real Property, free and clear of all Encumbrances, except Permitted Encumbrances, (c) each agreement under which Parent or any Subsidiary of Parent is the landlord, sublandlord, licensor, tenant, subtenant, licensee or occupant with respect to the Parent Leased Real Property (each, a “Parent Real Property Lease”) to the knowledge of Parent is in full force and effect and is valid and enforceable against the parties thereto in accordance with its terms, subject, as to enforceability, to Creditors’ Rights, and neither Parent nor any of its Subsidiaries, or to the knowledge of Parent, any other party thereto, has received notice of any violation, breach or default under any Parent Real Property Lease, and (d) there does not exist any pending or, to the knowledge of Parent, Threatened, condemnation or eminent domain Proceedings that affect any Parent Real Property, subject, in each of clauses (a) through (d) above, to adverse proceedings in the Ordinary Course. Parent has not granted any third party any license, possessory or occupancy right or other similar right in any Parent Real Property other than Permitted Encumbrances, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the Parent Real Property constitutes all of the real estate, land, buildings, structures and fixtures located thereon and all easements, rights of way, options, coal, mineral, mining, water, surface and other rights and interests appurtenant thereto used in and necessary for the operation in all material respects of the respective businesses of Parent and its Subsidiaries as currently conducted.

5.16 Mining; Financial Assurances.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) Parent and its Affiliates have, in the amounts and forms required, obtained or provided or posted all Financial Assurances as are (A) required under any applicable Permit of Parent and its Subsidiaries, Mining and Mining Safety Laws or Environmental Laws in connection with Parent and its Subsidiaries’ business for Reclamation and Mine Closure, including for land, water or other natural resources at any Parent Real Property, or otherwise or (B) otherwise required or maintained in connection with Parent or its Subsidiaries business (collectively, the “Parent Financial Assurances”); (ii) the consummation by Parent of the Transactions will not (with or without notice or lapse of time, or both) violate, conflict with or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute a default, event of default or an event that would constitute a default or event of default under the terms of, any Parent Financial Assurance; and (iii) each of Parent and its Subsidiaries is in compliance with all Financial Assurances posted by each of Parent and its Subsidiaries in connection with its respective obligations.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, the Liability for asset retirement obligations recorded on the balance sheet of Parent dated as of June 30, 2024 has been properly accrued in accordance with the requirements of FASB 410 and the projected cash flows used to calculate such Liability are equal to or in excess of the amounts Parent expects to expend to satisfy such obligations, determined on the basis of Parent and its Affiliates’ actual historic Reclamation and Mine Closure costs and currently planned mine life and escalated for inflation, in accordance with FASB 410 and applicable Law.

5.17 Environmental Matters. Except as disclosed on Schedule 5.17 of the Parent Disclosure Letter and for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) Parent and its Subsidiaries and their respective operations and assets are and during the relevant statute of limitations period have been in compliance with Environmental Laws;

(b) Parent and its Subsidiaries have obtained and are and for the three years prior to the entry into this Agreement have been in compliance with all Environmental Permits, and all Environmental Permits are valid and in good standing;

(c) Parent and its Subsidiaries are not subject to any pending or, to Parent’s knowledge, Threatened Proceedings under Environmental Laws;

(d) there is no pending modification, renewal or application for any Environmental Permit relating to the business or activities of Parent as currently conducted with respect to which Parent or any of its Affiliates has received a written communication or otherwise has knowledge that it will not be granted on a timely basis;

(e) to Parent’s knowledge, (i) there have been no Releases or Threatened Releases of Hazardous Materials at any property currently or formerly owned, operated, leased or otherwise used by Parent or any of its Subsidiaries, or at or from any offsite location where Hazardous Materials from Parent’s or its Subsidiaries’ operations have been sent for treatment, disposal, storage or handling, and (ii) neither Parent nor any of its Subsidiaries have generated, used, treated, stored, disposed of (including by granting any license or abandonment) or arranged for the disposal of, transported, handled, manufactured, or exposed any Person to, any Hazardous Materials, which in the case of clause (i) or (ii), has resulted or would be reasonably likely to result in Liability to Parent or any of its Subsidiaries (or any predecessor thereof) under Environmental Law;

(f) Parent and its Subsidiaries are not subject to any outstanding Encumbrances or Proceedings by any Governmental Entity or any Person respecting (i) Environmental Laws, (ii) Remedial Actions or (iii) any Environmental Claims and, to the knowledge of Parent, no such Environmental Claims are Threatened. As of the entry into this Agreement, neither Parent nor any of its Subsidiaries has received any written notice or communication from any Person asserting a Liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of the Release of any Hazardous Materials at or from any property currently or formerly owned, operated, leased or otherwise used by Parent, or at or from any offsite location where Hazardous Materials from Parent’s or its Subsidiaries’ operations have been sent for treatment, disposal, storage or handling;

(g) none of Parent or any of its Subsidiaries is involved in any remediation, reclamation or other environmental operations outside the Ordinary Course;

(h) Parent and its Subsidiaries have completed all mine reclamation, decommissioning and rehabilitation required by any Governmental Entity and applicable Law;

(i) no Encumbrance pursuant to any Environmental Law has been imposed on any of the Parent Real Property, and no Financial Assurance obligation for mine reclamation or otherwise required by Environmental Law is unsatisfied;

(j) as of the entry into this Agreement, there have been no environmental investigations, studies, audits, or other analyses conducted during the past three years by or on behalf of, or that are in the possession of, Parent or its Subsidiaries addressing potentially material environmental matters with respect to any property owned, operated or otherwise used by any of them that have not been delivered or otherwise made available to the Company prior to the entry into this Agreement; and

(k) Parent and its Subsidiaries have not assumed, undertaken, become subject to or provided an indemnity with respect to any Liability of any other Person relating to any Environmental Law or Hazardous Materials.

5.18 Material Contracts.

(a) Schedule 5.18(a) of the Parent Disclosure Letter, together with the lists of exhibits contained in the Parent SEC Documents, sets forth a true and complete list (but excluding any Parent Plan), as of the entry into this Agreement, of the following contracts to which Parent or any of its Subsidiaries is a party:

(i) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act);

(ii) each agreement or Organizational Document of Parent or any of its Subsidiaries that would, on or after the Closing Date, prohibit or restrict the ability of Parent or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) to declare and pay dividends or distributions with respect to their capital stock, pay any Indebtedness for borrowed money, obligations or Liabilities from time to time owed to Parent or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries), make loans or advances to Parent or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries);

(iii) each contract that contains covenants that limit the ability of Parent or any of its Affiliates to compete in any business or with any person or in any geographic area or distribution or sales channel, or to sell, supply or distribute any service or product, in each case, that could reasonably be expected to be material to the business of Parent and its Subsidiaries, taken as a whole;

(iv) each contract that (A) provides for material exclusive rights for the benefit of any third party, (B) grants “most favored nation” status to any third party or (C) requires Parent or any of its Affiliates to provide any minimum level of service, in each case which (1) are, or in a manner which is, material to Parent and its Subsidiaries taken as a whole and (2) may not be terminated (including such restrictive provisions) by Parent or its Subsidiaries on less than 90 days’ notice without payment by Parent or any of its Subsidiaries of any material penalty;

(v) each contract with a remaining term of more than one year from the date hereof that could require Parent or any of its Affiliates to purchase all (or a specified portion of) its total requirements of any product or service from a third party or that contains “take or pay” provisions and which (A) is expected to involve the payment of an amount in excess of $25 million in the aggregate during the fiscal year ending December 31, 2024 or any future fiscal year and (B) may not be terminated (including such restrictive provisions) by Parent or its Subsidiaries on less than 90 days’ notice without payment by Parent or any of its Subsidiaries of any material penalty;

(vi) each agreement evidencing any Indebtedness for borrowed money having an outstanding principal amount or outstanding commitments in excess of $25 million;

(vii) any coal supply agreement or purchase order or commitment to sell or offer to sell coal, (A) with a remaining term of more than three years from the later of the commencement of the term of the agreement and the date hereof (or, if the contract is entered into after the date of this Agreement, three years from the later of the commencement of the term of the agreement and the date the contract is entered into), (B) under which the aggregate amounts to be paid by Parent and its Subsidiaries over the remaining term of such agreement, order or commitment would reasonably be expected to exceed $100 million or (C) under which the aggregate amounts to be received by Parent and its Subsidiaries over the remaining term of such agreement, order or commitment would reasonably be expected to exceed $100 million;

(viii) that is a contractual royalty, production payment, net profits, earn-out or similar contract on a material property of such Party that has a value or expected value in excess of $5 million from the date hereof, excluding, however, any of the foregoing payable pursuant to any instrument with respect to Parent Real Property;

(ix) each contract relating to the disposition or acquisition by Parent or any of its Subsidiaries of any material business or any material amount of assets (other than in the Ordinary Course) with obligations remaining to be performed or Liabilities continuing after the entry into this Agreement;

(x) each contract involving any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument or contract including commodities, in each case, with a notional amount exceeding $100 million and a term of at least three years from the entry into the instrument or contract, in each case, other than contracts for the purchase and sale of coal, diesel fuel and ANFO (ammonium nitrate and fuel oil) and contracts entered into as a hedging activity in the Ordinary Course consistent with Parent’s past practice and internal policy guidelines;

(xi) any joint venture, partnership or similar organizational contract involving a sharing of profits or losses by Parent or any of its Subsidiaries (or any contract, agreement or understanding involving any joint venture partner or any of its affiliates that relates to the applicable joint venture or the assets thereof) other than any contract entered into in the Ordinary Course which would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole; and

(xii) any contract to which Parent or any of its Subsidiaries is party granting to any Person an option, right of first offer or right of first refusal to purchase or acquire any assets of Parent or any of its Subsidiaries (other than any purchase option for additional coal volumes or any contract entered into in the Ordinary Course which would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole).

(b) Collectively, the contracts set forth in Section 5.18(a), whether or not set forth in the Parent Disclosure Letter, are referred to in this Agreement as the “Parent Contracts.” A complete and correct copy of each of the Parent Contracts has been made available to the Company (provided that order forms, purchase orders and statements of work, in each case, that do not contain any restrictive covenants or other material terms, need not be made available pursuant to this sentence, but shall nonetheless constitute Parent Contracts). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Contract is legal, valid, binding and enforceable in accordance with its terms on Parent and each of its Subsidiaries that is a party thereto and, to the knowledge of Parent, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries is in breach or default under any Parent Contract nor, to the knowledge of Parent, is any other party to any such Parent Contract in breach or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Parent or its Subsidiaries, or, to the knowledge of Parent, any other party thereto. As of the entry into this Agreement, there are no disputes pending or, to the knowledge of Parent, Threatened with respect to any Parent Contract and neither Parent nor any of its Subsidiaries has received any notice of the intention of any other party to any Parent Contract to terminate for default, convenience or otherwise any Parent Contract, nor to the knowledge of Parent, is any such party threatening to do so, in each case except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.19 Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of the material insurance policies held by Parent or any of its Subsidiaries as of the entry into this Agreement (collectively, the “Material Parent Insurance Policies”) is in full force and effect on the date of this Agreement. The Material Parent Insurance Policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its Subsidiaries and their respective properties and assets, and are in breadth of coverage and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all premiums payable under the Material Parent Insurance Policies prior to the entry into this Agreement have been duly paid to date, and neither Parent nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transactions), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Material Parent Insurance Policies. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the entry into this Agreement, no written notice of cancellation or termination has been received with respect to any Material Parent Insurance Policy. As of the entry into this Agreement, Parent does not have any claims that are pending with insurers and (A) are reasonably expected to result in an insurance recovery of more than $5 million in the aggregate, or (B) have been denied or disputed by the underwriters or issuers of such insurance policy.

5.20 Opinion of Financial Advisor. The Parent Board has received the opinion of Moelis & Company LLC, dated as of the date of this Agreement, to the effect that, based upon and subject to the limitations, qualifications and assumptions and other matters set forth in such opinion, as of the date of the opinion, the Exchange Ratio is fair, from a financial point of view, to Parent. A copy of such opinion will be provided (on a confidential basis and solely for informational purposes) by Parent to the Company promptly following the execution of this Agreement (it being agreed that such opinion is for the benefit of the Parent Board and may not be relied upon by the Company or any other Person).

5.21 Brokers. Except for the fees and expenses payable to Moelis & Company LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries. Parent has furnished to the Company true, complete and correct copies of all agreements between Parent and Moelis & Company LLC pursuant to which Moelis & Company LLC is entitled to a fee as a result of the Transactions.

5.22 Related Party Transactions. Except as disclosed in the Parent SEC Documents or as set forth in Schedule 5.22 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries are party to any transaction or arrangement under which any (a) present or former executive officer or director of Parent or any of its Subsidiaries, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity of Parent or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other contract with or binding upon Parent or any of its Subsidiaries or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by Parent pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

5.23 Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries own any shares of Company Common Stock (or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock), or any rights to acquire, directly or indirectly, any shares of Company Common Stock, except pursuant to this Agreement.

5.24 Merger Sub Business Conduct. Merger Sub was incorporated on August 16, 2024. Since its inception, Merger Sub has not, and prior to the Effective Time will not have, engaged in any activity, other than such actions in connection with (a) its organization and (b) the preparation, negotiation and execution of this Agreement and the Transactions. Merger Sub has no operations, has not generated any revenues and has no assets or Liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.

5.25 No Additional Representations.

(a) Parent acknowledges that it is relying on its own investigation, examination and valuation of the Transactions. Parent has made all inspections and investigations of the Company deemed necessary or desirable by Parent. Except for the representations and warranties made in this Article V, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, Liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Parent expressly disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Parent in this Article V, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 5.25 shall limit the Company’s remedies with respect to actual fraud (as defined under Delaware law) to the extent arising from the express representations and warranties made by Parent in this Article V.

(b) Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that none of the Company or any other Person has made or is making any representations or warranties relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article IV, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent or any of its Representatives and that Parent and Merger Sub have not relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, Parent acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other Transactions).

ARTICLE VI

COVENANTS AND AGREEMENTS

6.1 Conduct of the Company Business Pending the Merger.

(a) Except (i) as set forth on Schedule 6.1(a) of the Company Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as may be required by applicable Law, (iv) for any commercially reasonable actions in response to an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided that the Company shall, to the extent reasonably practicable under the circumstances, consult with Parent and take into account its views prior to taking any such actions pursuant to this clause (iv), and in any event, as promptly as reasonably practicable, inform Parent in writing of such condition and any such actions taken pursuant to this clause (iv), or (v) otherwise consented to by Parent in advance in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, it shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to conduct its businesses in the Ordinary Course, including by using its reasonable best efforts to preserve substantially intact its present business organization, goodwill and assets, to keep available the services of its current officers and employees and preserve its existing relationships and goodwill with Governmental Entities and its key employees, customers, suppliers, licensors, licensees, distributors, lessors, joint venture partners and others having significant business dealings with it.

(b) Except (i) as set forth on Schedule 6.1(b) of the Company Disclosure Letter, (ii) as expressly permitted or required by this Agreement or the Company’s capital budget (the “Company Budget”), a correct and complete copy of which has been made available to Parent and is set forth on Schedule 6.1(b) of the Company Disclosure Letter, (iii) as may be required by applicable Law, or (iv) otherwise consented to by Parent in advance in writing (which consent shall not be unreasonably withheld, conditioned or delayed), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, the Company shall not, and shall not permit its Subsidiaries to:

(i) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, the Company or its Subsidiaries, except for dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or another direct or indirect wholly owned Subsidiary of the Company, or dividends on the Company Common Stock in an amount not to exceed the amount set forth on Schedule 6.1(b) of the Company Disclosure Letter; (B) split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in the Company or any of its Subsidiaries; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, the Company or any Subsidiary of the Company, except as required to satisfy any applicable Tax withholding in respect of the vesting, exercise or settlement of any Company Equity Awards outstanding as of the entry into this Agreement or granted after execution of this Agreement without violation of this Agreement, in accordance with the terms of the Company Equity Plan and applicable award agreements;

(ii) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Company or any of its Subsidiaries or joint ventures or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (A) the issuance or delivery of Company Common Stock upon the vesting, settlement or exercise of or lapse of any restrictions on any Company Equity Awards outstanding as of the entry into this Agreement or granted after the entry into this Agreement without violation of this Agreement, in each case in accordance with the terms of such Company Equity Awards; (B) issuances by a wholly owned Subsidiary of the Company of such Subsidiary’s capital stock or other equity interests to the Company or any other wholly owned Subsidiary of the Company; and (C) shares of capital stock issued as a dividend made in accordance with Section 6.1(b)(i);

(iii) amend or propose to amend the Company’s or any of its Subsidiaries’ Organizational Documents (other than immaterial amendments to the Organizational Documents of the Company’s Subsidiaries);

(iv) other than any Company Permitted Acquisitions that do not involve consideration valued in excess of $25 million individually or $50 million in the aggregate (in each case, subject to Section 6.4), acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or any assets of, exchanging, licensing, or by any other manner), any business, assets or properties of any corporation, partnership, association or other business organization or division thereof;

(v) sell, lease, transfer, farmout, license, Encumber (other than Permitted Encumbrances), discontinue or otherwise dispose of (including through a joint venture) (x) any portion of its assets, rights or properties; other than (A) sales, leases or dispositions in an arm’s length transaction of non-operating assets for which the value of the applicable assets, rights or properties is less than $50 million in the aggregate;

(B) dispositions of personal property, inventory or Company Real Property in the Ordinary Course; (C) sales of obsolete, uneconomic or worthless equipment in the Ordinary Course; (D) among the Company and its wholly owned Subsidiaries; or (E) asset swaps in an arm’s length transaction involving exclusively non-operating assets the fair market value of which are less than $50 million in the aggregate; or (y) any interest in any existing joint venture;

(vi) authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Company’s Subsidiaries, other than, in each case, as would not otherwise prevent, delay or impair the consummation of the Transactions;

(vii) change in any material respect their material financial accounting principles, practices or methods, except as required by GAAP;

(viii) except in the Ordinary Course, (A) change or revoke any material election relating to Taxes; (B) enter into any closing agreement with respect to any material amount of Taxes; or (C) settle or compromise any material Tax claim, audit, assessment or dispute for an amount materially in excess of the amount reserved therefor in the Company SEC Documents (it being agreed and understood that none of clauses (i) through (vii) nor clauses (ix) through (xx) shall apply to Tax compliance matters, except for clause (xx) insofar as it relates to this clause (viii));

(ix) except as required by the terms of any Company Plan or in the Ordinary Course, (A) increase the compensation or benefits payable or to become payable to any of its current or former directors, officers, or employees, (B) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits; (C) enter into any new, or amend any existing, employment, severance, change in control, retention or similar agreement or arrangement; (D) solely with respect to arrangements not covered in the preceding clause (C), enter into, establish or adopt any Company Plan (or arrangement that would be a Company Plan if in effect as of the entry into this Agreement), or amend or terminate any Company Plan in existence as of the entry into this Agreement, other than amendments that do not have the effect of enhancing any benefits thereunder or otherwise resulting in materially increased costs to the Company; (E) hire or promote any employee who is (or would be) an executive officer; (F) terminate the employment of any executive officer, other than for cause; or (G) enter into, amend or terminate any collective bargaining agreement or other labor agreement;

(x) (A) retire, repay, defease, repurchase, discharge, satisfy or redeem all or any portion of the outstanding aggregate principal amount of the Company’s Indebtedness that has a repayment cost, “make whole” amount, prepayment penalty or similar obligation (other than by mutual agreement of the Company and Parent in accordance with Section 6.17 and Indebtedness incurred by the Company or its direct or indirect wholly owned Subsidiaries and owed to the Company or its direct or indirect wholly owned Subsidiaries), other than any such amounts under the Company’s existing credit facilities; (B) incur, create or assume any Indebtedness or guarantee any such Indebtedness of another Person; or (C) create any Encumbrances on any property or assets of the Company or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Encumbrances; provided, however, that the foregoing clauses (B) and (C) shall not restrict the incurrence of Indebtedness (i) under the Company’s existing credit facilities in the Ordinary Course, and in no event exceeding $25,000,000 of borrowings in the aggregate, (ii) by the Company that is owed to any wholly owned Subsidiary of the Company or by any Subsidiary of the Company that is owed to the Company or a wholly owned Subsidiary of the Company, (iii) incurred or assumed in connection with any acquisition permitted by Section 6.1(b)(iv), (iv) following consultation with Parent, refinancings or amendments of existing Indebtedness that will mature or be subject to mandatory tender or redemption within six months of the date of such refinancing or amendment, provided that such refinanced Indebtedness does not exceed the aggregate principal amount of the Indebtedness (including any unutilized commitments) being refinanced (plus accrued but unpaid interest, premiums and any associated reasonable costs and fees), (v) additional Indebtedness in an amount not to exceed $25,000,000, (vi) other Indebtedness incurred by mutual agreement of the Company and Parent in accordance with Section 6.17,

(vii) in the form of Financial Assurances to the extent required pursuant to any Permit, as the case may be, or Mining and Mining Safety Law, (viii) in the form of capital leases, (ix) insurance premium financings in the Ordinary Course or (x) the creation of any Encumbrances securing any Indebtedness permitted by the foregoing clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix);

(xi) (A) enter into any contract that would be a Company Contract if it were in effect as of the entry into this Agreement (other than in the Ordinary Course); (B) modify, amend, terminate or assign, or waive or assign any rights under, any Company Contract (other than in the Ordinary Course); or (C) enter into any contract, transaction, understanding or arrangement of the type set forth in Schedule 1.1(b) of the Company Disclosure Letter;

(xii) cancel, modify or waive any debts or claims held by the Company or any of its Subsidiaries or waive any rights held by the Company or any of its Subsidiaries having in each case a value in excess of $5 million in the aggregate;

(xiii) waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any Proceeding (excluding any audit, claim or other proceeding in respect of Taxes, which shall be governed by clause (vii) above) other than (A) the settlement of such proceedings involving only the payment of monetary damages by the Company or any of its Subsidiaries of any amount not exceeding $10 million in the aggregate (in excess of insurance coverage) and (B) as would not result in any restriction on future activity or conduct or a finding or admission of a violation of Law; provided that the Company shall be permitted to settle any Transaction Litigation in accordance with Section 6.11;

(xiv) except as permitted by clause (iv) above, make or commit to make any capital expenditures not included in the Company Budget, except for capital expenditures (A) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the Ordinary Course, (B) to repair damage resulting from insured casualty events, or (C) required on an emergency basis or for the safety of individuals, assets or the environment;

(xv) abandon, permit to lapse, modify in any material respect or fail to renew any material Company Permit or any material Mining Rights outside the Ordinary Course;

(xvi) close any facilities which are material to the operations of the Company outside the Ordinary Course;

(xvii) enter into material interest rate swaps, foreign exchange or commodity agreements and other similar hedging arrangements other than in the Ordinary Course for purposes of offsetting a bona fide exposure (including counterparty risk);

(xviii) enter into any transaction or contract with any Affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K promulgated under the Exchange Act;

(xix) take any action or omit to take any action that is reasonably likely to cause any of the conditions to the Merger set forth in Article VII to not be satisfied; or

(xx) agree to take any action that is prohibited by this Section 6.1(b).

6.2 Conduct of Parent Business Pending the Merger.

(a) Except (i) as set forth on Schedule 6.2(a) of the Parent Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as may be required by applicable Law, (iv) for any commercially reasonable actions in response to an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided that Parent shall, to the extent reasonably practicable under the circumstances, consult with the Company and take into account its views prior to taking any such actions pursuant to this clause (iv), and in any event, as promptly as reasonably practicable, inform the Company in writing of such condition and any such actions taken pursuant to this clause

(iv), or (v) otherwise consented to by the Company in advance in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Parent covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, it shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to conduct its businesses in the Ordinary Course, including by using its reasonable best efforts to preserve substantially intact its present business organization, goodwill and assets, to keep available the services of its current officers and employees and preserve its existing relationships and goodwill with Governmental Entities and its key employees, customers, suppliers, licensors, licensees, distributors, lessors, joint venture partners and others having significant business dealings with it.

(b) Except (i) as set forth on Schedule 6.2(b)(i) of the Parent Disclosure Letter, (ii) as expressly permitted or required by this Agreement or Parent’s capital budget (the “Parent Budget”), a correct and complete copy of which has been made available to the Company and is set forth on Schedule 6.2(b) of the Parent Disclosure Letter, (iii) as may be required by applicable Law, or (iv) otherwise consented to by the Company in advance in writing (which consent shall not be unreasonably withheld, conditioned or delayed), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, Parent shall not, and shall not permit its Subsidiaries to:

(i) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Parent or its Subsidiaries, except for dividends and distributions by a direct or indirect wholly owned Subsidiary of Parent to Parent or another direct or indirect wholly owned Subsidiary of Parent or dividends on the Parent Common Stock in an amount not to exceed the amount set forth on Schedule 6.2(b) of the Parent Disclosure Letter; (B) split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Parent or any of its Subsidiaries; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Parent or any Subsidiary of Parent, except as required to satisfy any applicable Tax withholding in respect of the vesting, exercise or settlement of any equity awards of Parent outstanding as of the entry into this Agreement or granted after execution of this Agreement without violation of this Agreement, in accordance with the terms of the Parent Equity Plans and applicable award agreements;

(ii) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Parent or any of its Subsidiaries or joint ventures or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (A) the issuance or delivery of Parent Common Stock upon the vesting, settlement or exercise of or lapse of any restrictions on any equity awards of Parent outstanding as of the entry into this Agreement or granted after the entry into this Agreement without violation of this Agreement, in each case, in accordance with the terms of such awards; (B) issuances by a wholly owned Subsidiary of Parent of such Subsidiary’s capital stock or other equity interests to Parent or any other wholly owned Subsidiary of Parent; and (C) shares of capital stock issued as a dividend made in accordance with Section 6.2(b)(i);

(iii) amend or propose to amend Parent’s or any of its Subsidiaries’ Organizational Documents (other than immaterial amendments to the Organizational Documents of Parent’s Subsidiaries);

(iv) other than any Parent Permitted Acquisitions that do not involve consideration valued in excess of $25 million individually or $50 million in the aggregate (in each case, subject to Section 6.4), acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or any assets of, exchanging, licensing, or by any other manner), any business, assets or properties of any corporation, partnership, association or other business organization or division thereof;

(v) sell, lease, transfer, farmout, license, Encumber (other than Permitted Encumbrances), discontinue or otherwise dispose of (including through a joint venture) any portion of its assets, rights or properties; other than (A) sales, leases or dispositions in an arm’s length transaction of non-operating assets for which the value of the applicable assets, rights or properties is less than $50 million in the aggregate;

(B) dispositions of personal property, inventory or Parent Real Property in the Ordinary Course; (C) sales of obsolete, uneconomic or worthless equipment in the Ordinary Course; (D) among Parent and its wholly owned Subsidiaries; or (E) asset swaps in an arm’s length transaction involving exclusively non-operating assets the fair market value of which are less than $50 million in the aggregate;

(vi) authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any of Parent’s Subsidiaries, other than, in each case, as would not otherwise prevent, delay or impair the consummation of the Transactions;

(vii) change in any material respect their material financial accounting principles, practices or methods, except as required by GAAP;

(viii) except in the Ordinary Course, (A) change or revoke any material election relating to Taxes; (B) enter into any closing agreement with respect to any material amount of Taxes; or (C) settle or compromise any material Tax claim, audit, assessment or dispute for an amount materially in excess of the amount reserved therefor in the Parent SEC Documents (it being agreed and understood that none of clauses (i) through (vii) nor clauses (ix) through (xx) shall apply to Tax compliance matters, except for clause (xx) insofar as it relates to this clause (viii));

(ix) except as required by the terms of any Parent Plan or in the Ordinary Course, (A) increase the compensation or benefits payable or to become payable to any of its current or former directors, officers, or employees, (B) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits; (C) enter into any new, or amend any existing, employment, severance, change in control, retention or similar agreement or arrangement; (D) solely with respect to arrangements not covered in the preceding clause (C), enter into, establish or adopt any Parent Plan (or arrangement that would be a Parent Plan if in effect as of the entry into this Agreement), or amend or terminate any Parent Plan in existence as of the entry into this Agreement, other than amendments that do not have the effect of enhancing any benefits thereunder or otherwise resulting in materially increased costs to the Parent; (E) hire or promote any employee who is (or would be) an executive officer; (F) terminate the employment of any executive officer, other than for cause; or (G) enter into, amend or terminate any collective bargaining agreement or other labor agreement;

(x) (A) retire, repay, defease, repurchase, discharge, satisfy or redeem all or any portion of the outstanding aggregate principal amount of Parent’s Indebtedness that has a repayment cost, “make whole” amount, prepayment penalty or similar obligation (other than by mutual agreement of the Company and Parent in accordance with Section 6.17 and Indebtedness incurred by Parent or its direct or indirect wholly owned Subsidiaries and owed to Parent or its direct or indirect wholly owned Subsidiaries), other than any such amounts under Parent’s existing credit facilities; (B) incur, create or assume any Indebtedness or guarantee any such Indebtedness of another Person; or (C) create any Encumbrances on any property or assets of Parent or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Encumbrances; provided, however, that the foregoing clauses (B) and (C) shall not restrict the incurrence of Indebtedness (i) under Parent’s existing credit facilities in the Ordinary Course, and in no event exceeding $25,000,000 of borrowings in the aggregate, (ii) by Parent that is owed to any wholly owned Subsidiary of Parent or by any Subsidiary of Parent that is owed to Parent or a wholly owned Subsidiary of Parent, (iii) incurred or assumed in connection with any acquisition permitted by Section 6.2(b)(iv), (iv) following consultation with the Company, refinancings or amendments of existing Indebtedness that will mature or be subject to mandatory tender or redemption within six months of the date of such refinancing or amendment, provided that such refinanced Indebtedness does not exceed the aggregate principal amount of the Indebtedness (including any unutilized commitments) being refinanced (plus accrued but unpaid interest, premiums and any associated reasonable costs and fees), (v) additional Indebtedness in an amount not to exceed $25,000,000, (vi) other Indebtedness incurred by mutual agreement of the Company and Parent in accordance with Section 6.17, (vii) in the form of Financial Assurances to the extent required pursuant to any Permit, as the case may be, or Mining and Mining Safety Law, (viii) in the form of capital leases,

(ix) insurance premium financings in the Ordinary Course or (x) the creation of any Encumbrances securing any Indebtedness permitted by the foregoing clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix);

(xi) (A) enter into any contract that would be a Parent Contract if it were in effect as of the entry into this Agreement (other than in the Ordinary Course); or (B) modify, amend, terminate or assign, or waive or assign any rights under, any Parent Contract (other than in the Ordinary Course);

(xii) cancel, modify or waive any debts or claims held by Parent or any of its Subsidiaries or waive any rights held by Parent or any of its Subsidiaries having in each case a value in excess of $5 million in the aggregate;

(xiii) waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any Proceeding (excluding any audit, claim or other proceeding in respect of Taxes, which shall be governed by clause (vii) above) other than (A) the settlement of such proceedings involving only the payment of monetary damages by Parent or any of its Subsidiaries of any amount not exceeding $10 million in the aggregate (in excess of insurance coverage) and (B) as would not result in any restriction on future activity or conduct or a finding or admission of a violation of Law; provided that Parent shall be permitted to settle any Transaction Litigation in accordance with Section 6.11;

(xiv) except as permitted by clause (iv) above, make or commit to make any capital expenditures not included in the Parent Budget, except for capital expenditures (A) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the Ordinary Course, (B) to repair damage resulting from insured casualty events or (C) required on an emergency basis or for the safety of individuals, assets or the environment;

(xv) abandon, permit to lapse, modify in any material respect or fail to renew any material Parent Permit or any material Mining Rights outside the Ordinary Course;

(xvi) close any facilities which are material to the operations of Parent outside the Ordinary Course;

(xvii) enter into material interest rate swaps, foreign exchange or commodity agreements and other similar hedging arrangements other than in the Ordinary Course for purposes of offsetting a bona fide exposure (including counterparty risk);

(xviii) enter into any transaction or contract with any Affiliate or other Person that would be required to be disclosed by Parent under Item 404 of Regulation S-K promulgated under the Exchange Act;

(xix) take any action or omit to take any action that is reasonably likely to cause any of the conditions to the Merger set forth in Article VII to not be satisfied; or

(xx) agree to take any action that is prohibited by this Section 6.2(b).

6.3 No Solicitation by the Company.

(a) Except as permitted by this Section 6.3, from and after the entry into this Agreement, the Company and its officers and directors shall, and shall cause the Company’s Subsidiaries and their respective officers and directors to, and shall use their reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries to, immediately cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore by the Company or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Competing Proposal. Within one Business Day of the date of this Agreement, the Company shall deliver a written notice to each Person that has received non-public information regarding the Company within the 12 months prior to the date of this Agreement pursuant to a confidentiality agreement with the Company for purposes of evaluating any transaction that could be a Company Competing Proposal and for whom no similar notice has been delivered prior to the entry into this Agreement requesting the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries heretofore furnished to such Person and all documents or material incorporating any such confidential information in the possession of such Person or its Representatives. Within one Business Day of the date of this Agreement, terminate any physical and electronic data access related to any such potential Company Competing Proposal previously granted to such Persons.

(b) From and after the entry into this Agreement and until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, except as otherwise permitted by this Section 6.3, the Company and its officers and directors shall not, shall cause the Company’s Subsidiaries and their respective officers and directors not to, and shall use their reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries not to, directly or indirectly:

(i) initiate, solicit, propose, knowingly encourage, or knowingly facilitate (including by way of furnishing non-public information) any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a Company Competing Proposal;

(ii) engage in, continue or otherwise participate in any discussions with any Person with respect to or negotiations with any Person with respect to, relating to, or in furtherance of a Company Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Competing Proposal;

(iii) furnish any non-public information regarding the Company or its Subsidiaries, or access to the properties, assets or employees of the Company or its Subsidiaries, to any Person in connection with or in response to any Company Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Competing Proposal;

(iv) approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent or agreement in principle, or other agreement providing for a Company Competing Proposal (other than a confidentiality agreement as provided in Section 6.3(e)(ii) entered into in compliance with Section 6.3(e)(ii)); or

(v) submit any Company Competing Proposal to the vote of the stockholders of the Company;

provided that, notwithstanding anything to the contrary in this Section 6.3, the Company or any of its Representatives may, in response to an inquiry or proposal from a third party, inform a third party or its Representative of the restrictions imposed by the provisions of this Section 6.3 (without conveying, requesting or attempting to gather any other information, except as otherwise specifically permitted under this Section 6.3).

(c) From and after the entry into this Agreement, the Company shall promptly (and in any event within the shorter of one Business Day and 48 hours) notify Parent of the receipt by the Company (directly or indirectly) of any Company Competing Proposal or any bona fide expression of interest, inquiry, proposal or offer with respect to a Company Competing Proposal made on or after the entry into this Agreement, any request for information or data relating to the Company or any of its Subsidiaries made by any Person in connection with a Company Competing Proposal or any request for discussions or negotiations with the Company or a Representative of the Company relating to a Company Competing Proposal (including the identity of such Person), and the Company shall provide to Parent promptly (and in any event within the shorter of one Business Day and 48 hours) (i) a copy of any such expression of interest, inquiry, proposal or offer with respect to a Company Competing Proposal made in writing provided to the Company or any of its Subsidiaries or (ii) if any such expression of interest, inquiry, proposal or offer with respect to a Company Competing Proposal is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter the Company shall (i) keep Parent reasonably informed (including upon request of Parent), on a prompt basis (and in any event within the shorter of one Business Day and 48 hours), of any material development regarding the status or terms of any such expressions of interest, proposals or offers (including any amendments thereto) or material requests and shall promptly (and in any event within the shorter of one Business Day and 48 hours) apprise Parent of the status of any such discussions or negotiations and (ii) provide to Parent as soon as practicable after receipt or delivery thereof (and in any event within the shorter of one Business Day and 48 hours) copies of all material written correspondence and other material written materials provided to the Company or its Representatives from any Person. Without limiting the foregoing, the Company shall notify Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning a Company Competing Proposal, prior to providing any such information or engaging in any such discussions or negotiations.

(d) Except as permitted by Section 6.3(e), the Company Board, including any committee thereof, shall not:

(i) change, withhold, withdraw, qualify or modify, or publicly propose or announce any intention to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation;

(ii) fail to include the Company Board Recommendation in the Joint Proxy Statement;

(iii) approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Company Competing Proposal;

(iv) publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 6.3(e)(ii) entered into in compliance with Section 6.3(e)(ii)) relating to a Company Competing Proposal (a “Company Alternative Acquisition Agreement”);

(v) in the case of a Company Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Company Common Stock (other than by Parent or an Affiliate of Parent), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to the earlier of (A) three Business Days prior to the date the Company Stockholders Meeting is held, including adjournments (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third Business Day prior to the date the Company Stockholders Meeting is held, including adjournments) and (B) ten business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;

(vi) if a Company Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Company Board Recommendation (or refer to the prior Company Board Recommendation) on or prior to the earlier of (A) five Business Days after Parent so requests in writing and (B) three Business Days prior to the date of the Company Stockholders Meeting (or promptly after announcement or disclosure of such Company Competing Proposal if announced or disclosed on or after the third Business Day prior to the date of the Company Stockholders Meeting); or

(vii) cause or permit the Company to enter into a Company Alternative Acquisition Agreement (any of the actions set forth in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi) and (vii), a “Company Change of Recommendation”).

(e) Notwithstanding anything in this Agreement to the contrary:

(i) the Company Board may, after consultation with its outside legal counsel, make such disclosures as the Company Board determines in good faith are necessary to comply with Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or make any “stop, look and listen” communication or any other disclosure to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act or make a disclosure that is required by applicable Law; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying the Company Board Recommendation, such disclosure shall be deemed to be a Company Change of Recommendation and Parent shall have the right to terminate this Agreement as set forth in Section 8.1(c);

(ii) prior to, but not after, the receipt of the Company Stockholder Approval, the Company and its Representatives may engage in the activities prohibited by Sections 6.3(b)(ii) or 6.3(b)(iii) (and, only with respect to a Company Competing Proposal that satisfies the requirements in this Section 6.3(e)(ii), may knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer with respect to such Company Competing Proposal or any modification thereto) with any Person if the Company receives a bona fide written Company Competing Proposal from such Person that was not solicited at any time following the execution of this Agreement in breach of the obligations set forth in this Section 6.3; provided, however, that (A) no information that is prohibited from being furnished pursuant to Section 6.3(b) may be furnished until the Company receives an executed confidentiality agreement from such Person containing limitations on the use and disclosure of non-public information furnished to such Person by or on behalf of the Company that are no less favorable to the Company in the aggregate than the terms of the Confidentiality Agreement (including standstill restrictions); (provided, further, that such confidentiality agreement does not contain provisions that prohibit the Company from providing any information to Parent in accordance with this Section 6.3 or that otherwise prohibits the Company from complying with the provisions of this Section 6.3), (B) any such non-public information has previously been made available to, or is made available to, Parent prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within the shorter of one Business Day and 48 hours) after) the time such information is made available to such Person, and (C) prior to taking any such actions, the Company Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Competing Proposal is, or would reasonably be expected to lead to, a Company Superior Proposal;

(iii) prior to, but not after, the receipt of the Company Stockholder Approval, the Company Board shall be permitted, through its Representatives or otherwise, to seek clarification from (but not, unless otherwise allowed pursuant to this Agreement, to provide any non-public information to) any Person that has made a Company Competing Proposal solely to clarify and understand the terms and conditions of such proposal to provide adequate information for the Company Board to make an informed determination under Section 6.3(e)(ii);

(iv) prior to, but not after, the receipt of the Company Stockholder Approval, in response to a bona fide written Company Competing Proposal from a third party that was not solicited at any time following the execution of this Agreement and did not arise from (x) a breach of the obligations set forth in Section 6.3(b)(i) through Section 6.3(b)(iii) or (y) a material breach of any of the other obligations set forth in this Section 6.3, if the Company Board so chooses, the Company Board may effect a Company Change of Recommendation (other than a Company Change of Recommendation contemplated by clause (vii) of the definition thereof); provided, however, that such a Company Change of Recommendation may not be made unless and until:

(A) the Company Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Company Competing Proposal is a Company Superior Proposal;

(B) the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Company Change of Recommendation in response to such Company Superior Proposal would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law;

(C) the Company provides Parent written notice of such proposed action and the basis thereof at least four Business Days in advance, which notice shall set forth in writing that the Company Board intends to consider whether to take such action and includes a copy of the available proposed Company Competing Proposal and any applicable transaction and financing documents;

(D) after giving such notice and prior to effecting such Company Change of Recommendation, the Company shall make itself available to negotiate (and cause its applicable Representatives to be available to negotiate) with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Company Board not to effect a Company Change of Recommendation in response thereto; and

(E) at the end of the four-Business Day period, prior to taking action to effect a Company Change of Recommendation, the Company Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Parent in writing and any other information offered by Parent in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the Company Competing Proposal remains a Company Superior Proposal and that the failure to effect a Company Change of Recommendation in response to such Company Superior Proposal would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law; provided that in the event of any material amendment or material modification to any Company Superior Proposal (it being understood that any amendment or modification to the economic terms of any such Company Superior Proposal shall be deemed material), the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.3(e)(iv) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.3(e)(iv) shall be reduced to two Business Days; provided, further, that any such new written notice shall in no event shorten the original four-Business Day notice period; and

(v) prior to, but not after, receipt of the Company Stockholder Approval, in response to a Company Intervening Event that occurs or arises after the entry into this Agreement and that did not arise from or in connection with a breach of this Agreement by the Company, the Company may, if the Company Board so chooses, effect a Company Change of Recommendation (other than a Company Change of Recommendation contemplated by clause (vii) of the definition thereof); provided, however, that such a Company Change of Recommendation may not be made unless and until:

(A) the Company Board determines in good faith after consultation with its financial advisors and outside legal counsel that a Company Intervening Event has occurred;

(B) the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Company Change of Recommendation in response to such Company Intervening Event would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law;

(C) the Company provides Parent written notice of such proposed action and the basis thereof four Business Days in advance, which notice shall set forth in writing that the Company Board intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the Company Intervening Event;

(D) after giving such notice and prior to effecting such Company Change of Recommendation and if requested by Parent, the Company negotiates (and causes its applicable Representatives to negotiate) in good faith with Parent (to the extent Parent wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Company Board not to effect a Company Change of Recommendation in response thereto; and

(E) at the end of the four-Business Day period, prior to taking action to effect a Company Change of Recommendation, the Company Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Parent in writing and any other information offered by Parent in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the failure to effect a Company Change of Recommendation in response to such Company Intervening Event would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law; provided that in the event of any material changes regarding any Company Intervening Event, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.3(e)(v) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.3(e)(v) shall be reduced to two Business Days; provided, further, that any such new written notice shall in no event shorten the original four-Business Day notice period.

(f) During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, the Company shall not (and it shall cause its Subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its Subsidiaries is a party, and the Company shall, or shall cause its applicable Subsidiary or Subsidiaries to, enforce the standstill provisions of any such agreement; provided that, notwithstanding any other provision in this Section 6.3, prior to, but not after, the time the Company Stockholder Approval is obtained, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Company Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties owed by the Company Board to the stockholders of the Company under applicable Law, the Company may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a Company Competing Proposal to the Company Board and communicate such waiver to the applicable third party; provided, however, that the Company shall advise Parent at least one Business Day prior to taking such action.

(g) Notwithstanding anything to the contrary in this Section 6.3, any action, or failure to take action, that is taken by any Subsidiary of the Company, any director or officer of the Company or any of its Subsidiaries or any Representative of the Company or any of its Subsidiaries acting at the Company’s direction or on its behalf, in each case, in violation of this Section 6.3 shall be deemed to be a breach of this Section 6.3 by the Company.

6.4 No Solicitation by Parent.

(a) Except as permitted by this Section 6.4, from and after the entry into this Agreement, Parent and its officers and directors shall, and shall cause Parent’s Subsidiaries and their respective officers and directors to, and shall use their reasonable best efforts to cause the other Representatives of Parent and its Subsidiaries to, immediately cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore by Parent or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Parent Competing Proposal. Within one Business Day of the date of this Agreement, Parent shall deliver a written notice to each Person that has received non-public information regarding Parent within the 12 months prior to the date of this Agreement pursuant to a confidentiality agreement with Parent for purposes of evaluating any transaction that could be a Parent Competing Proposal and for whom no similar notice has been delivered prior to the entry into this Agreement requesting the prompt return or destruction of all confidential information concerning Parent and any of its Subsidiaries heretofore furnished to such Person and all documents or material incorporating any such confidential information in the possession of such Person or its Representatives. Parent shall, within one Business Day of the date of this Agreement, terminate any physical and electronic data access related to any such potential Parent Competing Proposal previously granted to such Persons.

(b) From and after the entry into this Agreement and until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, except as otherwise permitted by this Section 6.4, Parent and its officers and directors shall not, shall cause Parent’s Subsidiaries and their respective officers and directors not to, and shall use their reasonable best efforts to cause the other Representatives of Parent and its Subsidiaries not to, directly or indirectly:

(i) initiate, solicit, propose, knowingly encourage, or knowingly facilitate (including by way of furnishing non-public information) any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a Parent Competing Proposal;

(ii) engage in, continue or otherwise participate in any discussions with any Person with respect to or negotiations with any Person with respect to, relating to, or in furtherance of a Parent Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Competing Proposal;

(iii) furnish any non-public information regarding Parent or its Subsidiaries, or access to the properties, assets or employees of Parent or its Subsidiaries, to any Person in connection with or in response to any Parent Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Competing Proposal;

(iv) approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent or agreement in principle, or other agreement providing for a Parent Competing Proposal (other than a confidentiality agreement as provided in Section 6.4(e)(ii) entered into in compliance with Section 6.4(e)(ii)); or

(v) submit any Parent Competing Proposal to the vote of the stockholders of Parent;

provided that, notwithstanding anything to the contrary in this Section 6.4, Parent or any of its Representatives may, in response to an inquiry or proposal from a third party, inform a third party or its Representative of the restrictions imposed by the provisions of this Section 6.4 (without conveying, requesting or attempting to gather any other information, except as otherwise specifically permitted under this Section 6.4).

(c) From and after the entry into this Agreement, Parent shall promptly (and in any event within the shorter of one Business Day and 48 hours) notify the Company of the receipt by Parent (directly or indirectly) of any Parent Competing Proposal or any bona fide expression of interest, inquiry, proposal or offer with respect to a Parent Competing Proposal made on or after the entry into this Agreement, any request for information or data relating to Parent or any of its Subsidiaries made by any Person in connection with a Parent Competing Proposal or any request for discussions or negotiations with Parent or a Representative of Parent relating to a Parent Competing Proposal (including the identity of such Person), and Parent shall provide to the Company promptly (and in any event within the shorter of one Business Day and 48 hours) (i) a copy of any such expression of interest, inquiry, proposal or offer with respect to a Parent Competing Proposal made in writing provided to Parent or any of its Subsidiaries or (ii) if any such expression of interest, inquiry, proposal or offer with respect to a Parent Competing Proposal is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof. Thereafter Parent shall (i) keep the Company reasonably informed (including upon request of the Company), on a prompt basis (and in any event within the shorter of one Business Day and 48 hours), of any material development regarding the status or terms of any such expressions of interest, proposals or offers (including any amendments thereto) or material requests and shall promptly (and in any event within the shorter of one Business Day or 48 hours) apprise the Company of the status of any such discussions or negotiations and (ii) provide to the Company as soon as practicable after receipt or delivery thereof (and in any event within the shorter of one Business Day and 48 hours) copies of all material written correspondence and other material written materials provided to Parent or its Representatives from any Person. Without limiting the foregoing, Parent shall notify the Company if Parent determines to begin providing information or to engage in discussions or negotiations concerning a Parent Competing Proposal, prior to providing any such information or engaging in any such discussions or negotiations.

(d) Except as permitted by Section 6.4(e), the Parent Board, including any committee thereof, shall not:

(i) change, withhold, withdraw, qualify or modify, or publicly propose or announce any intention to change, withhold, withdraw, qualify or modify, in a manner adverse to the Company, the Parent Board Recommendation;

(ii) fail to include the Parent Board Recommendation in the Joint Proxy Statement;

(iii) approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Parent Competing Proposal;

(iv) publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 6.4(e)(ii) entered into in compliance with Section 6.4(e)(ii)) relating to a Parent Competing Proposal (a “Parent Alternative Acquisition Agreement”);

(v) in the case of a Parent Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Parent Common Stock (other than by the Company or an Affiliate of the Company), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to the earlier of (A) three Business Days prior to the date the Parent Stockholders Meeting is held, including adjournments (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third Business Day prior to the date the Parent Stockholders Meeting is held, including adjournments) and (B) ten business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;

(vi) if a Parent Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Parent Board Recommendation (or refer to the prior Parent Board Recommendation) on or prior to the earlier of (A) five Business Days after the Company so requests in writing and (B) three Business Days prior to the date of the Parent Stockholders Meeting (or promptly after announcement or disclosure of such Parent Competing Proposal if announced or disclosed on or after the third Business Day prior to the date of the Parent Stockholders Meeting); or

(vii) cause or permit Parent to enter into a Parent Alternative Acquisition Agreement (any of the actions set forth in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi) and (vii), a “Parent Change of Recommendation”).

(e) Notwithstanding anything in this Agreement to the contrary:

(i) the Parent Board may, after consultation with its outside legal counsel, make such disclosures as the Parent Board determines in good faith are necessary to comply with Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or make any “stop, look and listen” communication or any other disclosure to the stockholders of Parent pursuant to Rule 14d-9(f) under the Exchange Act or make a disclosure that is required by applicable Law; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying the Parent Board Recommendation, such disclosure shall be deemed to be a Parent Change of Recommendation and the Company shall have the right to terminate this Agreement as set forth in Section 8.1(c);

(ii) prior to, but not after, the receipt of the Parent Stockholder Approval, Parent and its Representatives may engage in the activities prohibited by Sections 6.4(b)(ii) or 6.4(b)(iii) (and, only with respect to a Parent Competing Proposal that satisfies the requirements in this Section 6.4(e)(ii), may knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer with respect to such Parent Competing Proposal or any modification thereto) with any Person if Parent receives a bona fide written Parent Competing Proposal from such Person that was not solicited at any time following the execution of this Agreement in breach of the obligations set forth in this Section 6.4; provided, however, that (A) no information that is prohibited from being furnished pursuant to Section 6.4(b) may be furnished until Parent receives an executed confidentiality agreement from such Person containing limitations on the use and disclosure of non-public information furnished to such Person by or on behalf of Parent that are no less favorable to Parent in the aggregate than the terms of the Confidentiality Agreement (including standstill restrictions); (provided, further, that such confidentiality agreement does not contain provisions that prohibit Parent from providing any information to the Company in accordance with this Section 6.4 or that otherwise prohibits Parent from complying with the provisions of this Section 6.4), (B) any such non-public information has previously been made available to, or is made available to, the Company prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within the shorter of one Business Day and 48 hours) after) the time such information is made available to such Person, and (C) prior to taking any such actions, the Parent Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Parent Competing Proposal is, or would reasonably be expected to lead to, a Parent Superior Proposal;

(iii) prior to, but not after, the receipt of the Parent Stockholder Approval, the Parent Board shall be permitted, through its Representatives or otherwise, to seek clarification from (but not, unless otherwise allowed pursuant to this Agreement, to provide any non-public information to) any Person that has made a Parent Competing Proposal solely to clarify and understand the terms and conditions of such proposal to provide adequate information for the Parent Board to make an informed determination under Section 6.4(e)(ii);

(iv) prior to, but not after, the receipt of the Parent Stockholder Approval, in response to a bona fide written Parent Competing Proposal from a third party that was not solicited at any time following the execution of this Agreement and did not arise from (x) a breach of the obligations set forth in Section 6.4(b)(i) through Section 6.4(b)(iii) or (y) a material breach of any of the other obligations set forth in this Section 6.4, if the Parent Board so chooses, the Parent Board may effect a Parent Change of Recommendation (other than a Parent Change of Recommendation contemplated by clause (vii) of the definition thereof); provided, however, that such a Parent Change of Recommendation may not be made unless and until:

(A) the Parent Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Parent Competing Proposal is a Parent Superior Proposal;

(B) the Parent Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Parent Change of Recommendation in response to such Parent Superior Proposal would be inconsistent with the fiduciary duties owed by the Parent Board to the stockholders of Parent under applicable Law;

(C) Parent provides the Company written notice of such proposed action and the basis thereof at least four Business Days in advance, which notice shall set forth in writing that the Parent Board intends to consider whether to take such action and includes a copy of the available proposed Parent Competing Proposal and any applicable transaction and financing documents;

(D) after giving such notice and prior to effecting such Parent Change of Recommendation, Parent shall make itself available to negotiate (and cause its applicable Representatives to be available to negotiate) with the Company (to the extent the Company wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Parent Board not to effect a Parent Change of Recommendation in response thereto; and

(E) at the end of the four-Business Day period, prior to taking action to effect a Parent Change of Recommendation, the Parent Board takes into account any adjustments or revisions to the terms of this Agreement proposed by the Company in writing and any other information offered by the Company in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the Parent Competing Proposal remains a Parent Superior Proposal and that the failure to effect a Parent Change of Recommendation in response to such Parent Superior Proposal would be inconsistent with the fiduciary duties owed by the Parent Board to the stockholders of Parent under applicable Law; provided that in the event of any material amendment or material modification to any Parent Superior Proposal (it being understood that any amendment or modification to the economic terms of any such Parent Superior Proposal shall be deemed material), Parent shall be required to deliver a new written notice to the Company and to comply with the requirements of this Section 6.4(e)(iv) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.4(e)(iv) shall be reduced to two Business Days; provided, further, that any such new written notice shall in no event shorten the original four-Business Day notice period; and

(v) prior to, but not after, receipt of the Parent Stockholder Approval, in response to a Parent Intervening Event that occurs or arises after the entry into this Agreement and that did not arise from or in connection with a breach of this Agreement by Parent, Parent may, if the Parent Board so chooses, effect a Parent Change of Recommendation (other than a Parent Change of Recommendation contemplated by clause (vii) of the definition thereof); provided, however, that such a Parent Change of Recommendation may not be made unless and until:

(A) the Parent Board determines in good faith after consultation with its financial advisors and outside legal counsel that a Parent Intervening Event has occurred;

(B) the Parent Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Parent Change of Recommendation in response to such Parent Intervening Event would be inconsistent with the fiduciary duties owed by the Parent Board to the stockholders of Parent under applicable Law;

(C) Parent provides the Company written notice of such proposed action and the basis thereof four Business Days in advance, which notice shall set forth in writing that the Parent Board intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the Parent Intervening Event;

(D) after giving such notice and prior to effecting such Parent Change of Recommendation and if requested by the Company, Parent negotiates (and causes its applicable Representatives to negotiate) in good faith with the Company (to the extent the Company wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Parent Board not to effect a Parent Change of Recommendation in response thereto; and

(E) at the end of the four-Business Day period, prior to taking action to effect a Parent Change of Recommendation, the Parent Board takes into account any adjustments or revisions to the terms of this Agreement proposed by the Company in writing and any other information offered by the Company in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the failure to effect a Parent Change of Recommendation in response to such Parent Intervening Event would be inconsistent with the fiduciary duties owed by the Parent Board to the stockholders of Parent under applicable Law; provided that in the event of any material changes regarding any Parent Intervening Event, Parent shall be required to deliver a new written notice to the Company and to comply with the requirements of this Section 6.4(e)(v) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.4(e)(v) shall be reduced to two Business Days; provided, further, that any such new written notice shall in no event shorten the original four-Business Day notice period.

(f) During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, Parent shall not (and it shall cause its Subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its Subsidiaries is a party, and Parent shall, or shall cause its applicable Subsidiary or Subsidiaries to, enforce the standstill provisions of any such agreement; provided that, notwithstanding any other provision in this Section 6.4, prior to, but not after, the time the Parent Stockholder Approval is obtained, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Parent Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties owed by the Parent Board to the stockholders of Parent under applicable Law, Parent may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a Parent Competing Proposal to the Parent Board and communicate such waiver to the applicable third party; provided, however, that Parent shall advise the Company at least one Business Day prior to taking such action.

(g) Notwithstanding anything to the contrary in this Section 6.4, any action, or failure to take action, that is taken by any Subsidiary of Parent, any director or officer of Parent or any of its Subsidiaries or any Representative of Parent or any of its Subsidiaries acting at Parent’s direction or on its behalf, in each case, in violation of this Section 6.4 shall be deemed to be a breach of this Section 6.4 by Parent.

6.5 Preparation of Joint Proxy Statement and Registration Statement.

(a) Parent shall promptly furnish to the Company such data and information relating to it, its Subsidiaries (including Merger Sub) and the holders of its capital stock, as the Company may reasonably request for the purpose of including such data and information in the Joint Proxy Statement and any amendments or supplements thereto. The Company shall promptly furnish to Parent such data and information relating to it, its Subsidiaries and the holders of its capital stock, as Parent may reasonably request for the purpose of including such data and information in the Joint Proxy Statement and the Registration Statement and any amendments or supplements thereto.

(b) Promptly following the entry into this Agreement, the Company and Parent shall cooperate in preparing and shall use their respective commercially reasonable efforts to cause to be filed with the SEC reasonably promptly following the date of this Agreement, (i) a mutually acceptable Joint Proxy Statement relating to the matters to be submitted to the holders of Company Common Stock at the Company Stockholders Meeting and the holders of Parent Common Stock at the Parent Stockholders Meeting and (ii) the Registration Statement (of which the Joint Proxy Statement will be a part). The Company and Parent shall each use reasonable best efforts to cause the Registration Statement and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent and the Company shall each use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as reasonably practicable and Parent shall use reasonable best efforts to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of the Company and Parent will advise the other promptly after it receives any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or any request by the SEC for additional information. Each of the Company and Parent shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC in connection with the Transactions to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent will (i) provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), and (ii) shall include in such document or response all comments reasonably and promptly proposed by the other. The Company and Parent shall cause the Joint Proxy Statement to be disseminated to the Company stockholders and the Parent stockholders as promptly as reasonably practicable after the resolution of any comments of the SEC or its staff with respect to the Joint Proxy Statement.

(c) Parent and the Company shall make all necessary filings with respect to the Merger and the Transactions under the Securities Act and the Exchange Act and applicable “blue sky” laws and the rules and regulations thereunder. Each Party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order or the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. Each of the Company and Parent will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(d) If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company and Parent.

6.6 Stockholders Meetings.

(a) The Company shall use commercially reasonable efforts to take all action necessary in accordance with applicable Laws and the Organizational Documents of the Company to duly give notice of, convene and hold (in person or virtually, in accordance with applicable Law) a meeting of the holders of Company Common Stock for the purpose of obtaining the Company Stockholder Approval, to be held as promptly as reasonably practicable following the clearance of the Joint Proxy Statement by the SEC and the Registration Statement is declared effective by the SEC. Except as permitted by Section 6.3, the Company Board shall recommend that the holders of Company Common Stock vote in favor of the adoption of this Agreement at the Company Stockholders Meeting and the Company Board shall solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement, and the Joint Proxy Statement shall include the Company Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, the Company may, without Parent’s prior written consent, adjourn, postpone or otherwise delay the Company Stockholders Meeting (i) if the Company believes in good faith that such adjournment is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain the Company Stockholder Approval or (B) ensure that any legally required supplement or amendment to the Joint Proxy Statement is provided to the holders of Company Common Stock, (ii) if, as of the time for which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Company Stockholders Meeting, (iii) if and to the extent such postponement or adjournment of the Company Stockholders Meeting is required by an order issued by any court or other Governmental Entity of competent jurisdiction in connection with this Agreement or (iv) if the Parent Stockholders Meeting has been adjourned or postponed by Parent in accordance with Section 6.6(b), to the extent necessary to enable the Company Stockholders Meeting and the Parent Stockholders Meeting to be held within a single period of 24 consecutive hours as contemplated by Section 6.6(c); provided, however, that, unless otherwise agreed to by the Parties, in the case of any adjournment or postponement pursuant to clauses (i) or (ii) above, the Company Stockholders Meeting shall not be adjourned or postponed to a date that is more than 20 Business Days after the date for which the meeting was previously scheduled; and provided, further that the Company Stockholders Meeting shall not be adjourned or postponed to a date on or after the date that is two Business Days prior to the End Date. If requested by Parent, the Company shall promptly provide all voting tabulation reports relating to the Company Stockholders Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Parent reasonably informed regarding the status of the solicitation. Unless there has been a Company Change of Recommendation in accordance with Section 6.3, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the holders of Company Common Stock or any other Person to prevent the Company Stockholder Approval from being obtained. Once the Company has established a record date for the Company Stockholders Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholders Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or its Organizational Documents or in connection with a postponement or adjournment permitted under this Agreement. Without the prior written consent of Parent or as required by applicable Law, (i) unless part of an annual meeting, the adoption of this Agreement shall be the only matter (other than a non-binding advisory proposal regarding compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger and matters of procedure) that the Company shall propose to be acted on by the holders of Company Common Stock at the Company Stockholders Meeting and, other than customary annual meeting proposals at an annual meeting, the Company shall not submit any other proposal to such stockholders in connection with the Company Stockholders Meeting or otherwise (including any proposal inconsistent with the adoption of this Agreement or the consummation of the Transactions) and (ii) other than customary annual meeting proposals at an annual meeting, the Company shall not call any meeting of the holders of Company Common Stock other than the Company Stockholders Meeting.

(b) Parent shall use commercially reasonable efforts to take all action necessary in accordance with applicable Laws and the Organizational Documents of Parent to duly give notice of, convene and hold (in person or virtually, in accordance with applicable Law) a meeting of the holders of Parent Common Stock for the purpose of obtaining the Parent Stockholder Approval, to be held as promptly as reasonably practicable following the clearance of the Joint Proxy Statement by the SEC and the Registration Statement is declared effective by the SEC. Except as permitted by Section 6.4, the Parent Board shall recommend that the holders of Parent Common Stock vote in favor of the issuance of Parent Common Stock in the Merger and the Parent Charter Amendment and the Parent Board shall solicit from holders of Parent Common Stock proxies in favor of the Parent Stock Issuance and the Parent Charter Amendment, and the Joint Proxy Statement shall include the Parent Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent may, without the prior written consent of the Company, adjourn, postpone or otherwise delay the Parent Stockholders Meeting (i) if Parent believes in good faith that such adjournment is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain the Parent Stockholder Approval or (B) ensure that any legally required supplement or amendment to the Joint Proxy Statement is provided to the holders of Parent Common Stock, (ii) if, as of the time for which the Parent Stockholders Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Parent Stockholders Meeting, (iii) if and to the extent such postponement or adjournment of the Parent Stockholders Meeting is required by an order issued by any court or other Governmental Entity of competent jurisdiction in connection with this Agreement or (iv) if the Company Stockholders Meeting has been adjourned or postponed by the Company in accordance with Section 6.6(a), to the extent necessary to enable the Parent Stockholders Meeting and the Company Stockholders Meeting to be held within a single period of 24 consecutive hours as contemplated by Section 6.6(c); provided, however, that, unless otherwise agreed to by the Parties, in the case of any adjournment or postponement pursuant to clauses (i) or (ii) above, the Parent Stockholders Meeting shall not be adjourned or postponed to a date that is more than 20 Business Days after the date for which the meeting was previously scheduled; and provided, further that the Parent Stockholders Meeting shall not be adjourned or postponed to a date on or after the date that is two Business Days prior to the End Date. If requested by the Company, Parent shall promptly provide all voting tabulation reports relating to the Parent Stockholders Meeting that have been prepared by Parent or Parent’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep the Company reasonably informed regarding the status of the solicitation. Unless there has been a Parent Change of Recommendation in accordance with Section 6.4, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the holders of Parent Common Stock or any other Person to prevent the Parent Stockholder Approval from being obtained. Once Parent has established a record date for the Parent Stockholders Meeting, Parent shall not change such record date or establish a different record date for the Parent Stockholders Meeting without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or its Organizational Documents or in connection with a postponement or adjournment permitted under this Agreement. Without the prior written consent of the Company or as required by applicable Law, (i) unless part of an annual meeting, the adoption of the Parent Charter Amendment and the Parent Stock Issuance shall be the only matters that Parent shall propose to be acted on by the holders of Parent Common Stock at the Parent Stockholders Meeting and, other than customary annual meeting proposals at an annual meeting, Parent shall not submit any other proposal to such stockholders in connection with the Parent Stockholders Meeting or otherwise (including any proposal inconsistent with the Parent Charter Amendment, Parent Stock Issuance or the consummation of the Transactions) and (ii) other than customary annual meeting proposals at an annual meeting, Parent shall not call any meeting of the holders of Parent Common Stock other than the Parent Stockholders Meeting.

(c) The Parties shall cooperate and use their reasonable best efforts to set the record dates for and hold the Company Stockholders Meeting and the Parent Stockholders Meeting, as applicable, on the same day.

(d) Without limiting the generality of the foregoing, each of the Company and Parent agrees that its obligations to hold the Company Stockholders Meeting and the Parent Stockholders Meeting, as applicable, pursuant to this Section 6.6 shall not be affected by the making of a Company Change of Recommendation or a Parent Change of Recommendation, as applicable, and its obligations pursuant to this Section 6.6 shall not be affected by the commencement, announcement, disclosure or communication to the Company or Parent, as applicable, of any Company Competing Proposal or Parent Competing Proposal or other proposal (including, as applicable, a Company Superior Proposal or Parent Superior Proposal) or the occurrence or disclosure of any Company Intervening Event or Parent Intervening Event.

(e) Prior to the execution of this Agreement, Parent, as the sole stockholder of Merger Sub, shall have duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement, pursuant to Sections 228 and 251(c) of the DGCL.

6.7 Access to Information.

(a) Subject to applicable Law and the other provisions of this Section 6.7, during the period prior to the earlier of the Effective Time and the termination of this Agreement pursuant to the terms of Section 8.1, the Company and Parent each shall (and shall cause its Subsidiaries to), upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the Registration Statement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Transactions. The Company and Parent each shall, and shall cause each of its Subsidiaries to, afford to the other Party and its Representatives, during the period prior to the earlier of the Effective Time and the termination of this Agreement pursuant to the terms of Section 8.1, reasonable access, at normal business hours upon reasonable prior notice, to the officers, key employees, agents, properties, offices and other facilities of the Company or Parent, as applicable, and each of their Subsidiaries, as applicable, and to their books, records, contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to the Company or Parent, as applicable, and each of their Representatives, as applicable, such information concerning its and its Subsidiaries’ business, properties, contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of the Company or Parent, as applicable. The Company or Parent, as applicable, and each of its Representatives, as applicable, shall conduct any such activities referred to in this Section 6.7(a) in such a manner as not to interfere unreasonably with the business or operations of the Company or Parent, as applicable, or each of its Subsidiaries, as applicable, or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the Company or Parent, as applicable, and each of its Subsidiaries, as applicable, of their normal duties. Any such activities shall be coordinated through the General Counsels of Parent and the Company or their designees. Notwithstanding the foregoing:

(i) no Party shall be required to, or to cause any of its Subsidiaries to, grant access or furnish information, as applicable, to the other Party or any of its Representatives to the extent that such information is subject to an attorney/client privilege or the attorney work product doctrine or that such access or the furnishing of such information, as applicable, is prohibited by applicable Law or an existing contract or agreement (provided, however, the Company or Parent, as applicable, shall inform the other Party as to the general nature of the information that is being withheld and the Company and Parent, as applicable, shall reasonably cooperate to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required Consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege); and

(ii) no investigation or information provided pursuant to this Section 6.7 shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub in this Agreement.

(b) The Confidentiality Agreement, dated as of September 14, 2023, between Parent and the Company (as supplemented by that certain Clean Team Addendum to Confidentiality Agreement, the “Confidentiality

Agreement”) shall survive the execution and delivery of this Agreement in accordance with the terms thereof and shall apply to all confidential information furnished under this Agreement.

6.8 HSR and Other Approvals.

(a) Except for the filings and notifications made pursuant to Regulatory Laws to which the other subsections of this Section 6.8, and not this Section 6.8(a), shall apply, promptly following the execution of this Agreement, the Parties shall proceed to prepare and file with the appropriate Governmental Entities and other third parties all authorizations, Consents, notifications, certifications, registrations, declarations and filings that are necessary, proper or advisable in order to consummate the Transactions and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters. Notwithstanding the foregoing (but subject to the other subsections of this Section 6.8), in no event shall either the Company or Parent or any of their respective Affiliates be required to pay any consideration to any third parties or give anything of value to obtain any such Person’s authorization, approval, Consent or waiver to effectuate the Transactions, other than filing, recordation or similar fees. Subject to Section 6.5, Parent and the Company shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as applicable, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions. Subject to Section 6.8(c), neither Party nor its Subsidiaries shall agree to any actions, restrictions or conditions with respect to obtaining any Consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the Transactions without the prior written consent of the other Party (which consent may be withheld in such other Party’s sole discretion).

(b) Parent and the Company shall cooperate and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with one another in doing, all things necessary, proper or advisable to obtain any and all necessary actions or nonactions, Consents, clearances, approvals and expirations or termination of any waiting periods pursuant to any applicable Regulatory Law so as to consummate and make effective the Merger and the other Transactions prior to the End Date, including (i) preparing and filing any notification and report forms required under the HSR Act no later than 15 Business Days following the date of this Agreement; (ii) preparing and filing any other filings or notifications (or drafts thereof) under any other applicable Regulatory Law as promptly as reasonably practicable following the date of this Agreement; and (iii) responding to and complying with, as promptly as reasonably practicable, any request for additional information, documentary material or data by any Governmental Entity pursuant to the HSR Act or any other applicable Regulatory Law. In furtherance of the foregoing, Parent and the Company shall not (A) commit to or agree, or allow any of their respective Affiliates to commit to or agree, with any Governmental Entity to (1) stay, toll or extend any applicable waiting period under the HSR Act, (2) pull and refile or resubmit the notification and report forms pursuant to the HSR Act as applicable to the Merger or the other Transactions, (3) not consummate the Merger or any other Transactions before an agreed to date, or (4) any timing agreement, without the prior written consent of the other party; or (B) take any action that could reasonably be expected to hinder or delay in any material respect the obtaining of clearance or the expiration of the required waiting period under the HSR Act or Consent, clearance, approval or the expiration or termination of any waiting period under any other applicable Regulatory Law.

(c) Subject to the following proviso, nothing in this Section 6.8 or otherwise in this Agreement will require Parent, Merger Sub or the Company to take any action, including entering into any consent decree, hold separate or other arrangements, that requires (i) selling, divesting or disposing of any share capital or other equity voting interests, assets (whether tangible or intangible), businesses, contracts, divisions, operations or properties of Parent, the Company, or any of their respective Subsidiaries, (ii) terminating, transferring or creating relationships, contractual rights or other obligations of Parent, the Company, or any of their respective Subsidiaries, or (iii) otherwise taking or committing to take actions that after Closing would limit Parent’s, the Company’s and any of their respective Affiliates’ freedom of action with respect to, or their ability to retain, any share capital or other equity voting interests, assets (whether tangible or intangible), businesses, divisions, operations or properties of Parent or the Company or any of their respective Subsidiaries, provided, however, that Parent, Merger Sub and the Company shall be required to take, or cause to be taken, such actions set forth in clauses (i)-(iii) of this Section 6.8(c) as may be necessary to avoid or eliminate any impediment under any Regulatory Law so as to enable the Closing to occur no later than the End Date if such actions are (x) conditioned on the Closing and (y) not reasonably expected to materially impair the benefits or advantages the Parties expect to receive from the Merger. Notwithstanding the foregoing, neither the Company or Parent shall take, or agree with any Governmental Entity to take (or permit any of its Subsidiaries to take or agree to take), any such action or actions pursuant to this Section 6.8(c) without the prior written consent of the Company (in the case of Parent) or Parent (in the case of the Company).

(d) If any administrative or judicial action, including any action by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated in this Agreement as violative of any Regulatory Law, each of Parent and the Company shall use its respective best efforts to contest and resist any such action and to have vacated, lifted, reversed or overturned any order on or before the End Date, whether temporary, preliminary or permanent, that results from such action and that prohibits, prevents or restricts consummation of the Merger or any other transaction contemplated by this Agreement.

(e) Parent and the Company shall (i) consult and cooperate in all respects with each other in connection with any filing or submission with a Governmental Entity and with any investigation or other inquiry by or before a Governmental Entity or any other Person, (ii) keep the other party informed of any communication received by such party from any Governmental Entity or other Person (and in the case of written communications, furnish the other parties with a copy of such communication), (iii) permit the other party to review and discuss in advance, and consider in good faith the views of the other parties in connection with any proposed filing, submission or other communication to any Governmental Entity or other Person, (iv) promptly provide a copy of any such filing, submission or communication made (or, in the case of an oral communication, a summary of such communication) by any party to a Governmental Entity or other Person, and (v) to the extent not prohibited by the applicable Governmental Entity, give the other party the opportunity to attend and participate in any phone, videoconference, in-person or other meeting or conference, in each case of clauses (i)-(v), solely as it relates to any review, investigation, inquiry or other action pursuant to any applicable Regulatory Law in connection with the Merger or the other Transactions.

(f) Each of Parent and the Company shall pay 50% of any filing fees payable to any Governmental Entity with respect to any filings made by the Parties pursuant to this Section 6.8 under any applicable Regulatory Law.

6.9 Employee Matters.

(a) The Parties agree that, prior to the Closing, the Parties shall cooperate in reviewing, evaluating and analyzing the Company Plans and Parent Plans with a view toward developing appropriate new Employee Benefit Plans (the “New Plans”) with respect to each individual who is employed as of the Closing Date by the Company or a Subsidiary thereof and who remains employed by Parent or any of its Subsidiaries (including the Surviving Corporation or any of its Subsidiaries) (a “Company Employee”) and each individual who is employed as of the Closing Date by Parent or a Subsidiary thereof and who remains employed by Parent or any of its Subsidiaries (including the Surviving Corporation or any of its Subsidiaries) (a “Parent Employee”), which New Plans will, to the extent permitted by applicable law, and among other things, (A) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and (B) not discriminate between employees who were covered by Company Plans, on the one hand, and those covered by Parent Plans, on the other hand, at the Effective Time. In addition, the Parties agree that, for the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, each Company Employee and each Parent Employee shall be provided with (i) a total target cash compensation opportunity (consisting of base salary or wages, as applicable, and annual cash incentive opportunity) that is no less favorable than that provided to such employee immediately prior to the Closing; provided that a Company Employee’s or a Parent Employee’s base compensation (salary or wages, as applicable) shall not be reduced below the level in effect for such employee as of immediately prior to the Closing Date; (ii) target long-term incentive compensation opportunity that is no less favorable than that provided to such employee immediately prior to the Closing Date, which opportunity shall be provided so that no Company Employee or Parent Employee will be deprived of annual long-term incentive compensation awards for any calendar year as a result of differences in grant timing of long-term incentive awards by the Company and Parent prior to the Closing Date; (iii) employee benefits (including retirement plan participation but excluding severance benefits) that are no less favorable in the aggregate than those in effect for such employee immediately prior to the Closing Date; and (iv) eligibility for severance benefits that are no less favorable than those in effect for such employee as of immediately prior to the Closing Date. For the avoidance of doubt, New Plans may include a Parent Plan or a Company Plan, as determined by the Parties in accordance with the spirit of this Section 6.9.

(b) From and after the Effective Time, as applicable, for all purposes under the New Plans, each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries prior to the Effective Time, and each Parent Employee shall be credited with his or her years of service with Parent and its Subsidiaries prior to the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any corresponding Company Plan or Parent Plan, as applicable, except for benefit accrual under any New Plan that is a “defined benefit plan” as defined in Section 3(35) of ERISA, for purposes of eligibility for any retiree medical, dental or life insurance benefits or disability benefits, or to the extent it would result in a duplication of benefits for the same period of service.

(c) From and after the Effective Time, as applicable, the Parties shall, or shall cause the Surviving Corporation and its Subsidiaries to, (i) cause each Company Employee and Parent Employee and his or her eligible dependents to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Plan or Parent Plan in which such employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee or Parent Employee, cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents; and (iii) use commercially reasonable efforts to give each Company Employee and Parent Employee credit under the applicable New Plans for the plan year in which the Closing Date occurs toward applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Closing Date under the corresponding Old Plans for which payment has been made, in each case, to the extent permitted by the applicable insurance plan provider.

(d) Each Continuing Employee who, as of immediately prior to the Effective Time, is eligible for an annual cash bonus under a Parent Plan or Company Plan for calendar year 2024, shall receive an annual bonus for 2024 (to the extent such bonus is not otherwise paid prior to the Effective Time) in an amount not less than the amount payable based on the reasonable projection of Parent or the Company, as applicable, as of immediately prior to the Effective Time, of performance achievement for calendar year 2024 under the terms of the applicable Parent Plan or Company Plan, determined in a manner consistent with past practice and payable no later than 30 days following the Effective Time.

(e) From and after the Effective Time, the Company and Parent shall honor, and shall cause their Subsidiaries to honor, all Company Plans and Parent Plans in accordance with their terms. The Parties agree that the Merger shall constitute a “change in control,” “change of control,” or term of similar import under each applicable Company Plan, each applicable Parent Plan, any employment agreement with a Company Employee that is substantially similar to the employment agreement that is a Company SEC Document and any employment agreement with a Parent Employee that is substantially similar to the employment agreement that is a Parent SEC Document.

(f) The Company will provide to Parent current, updated calculations related to Section 280G of the Code that it obtains from the advisor that it retains to perform such calculations, promptly following receipt of such calculations and shall provide to Parent the most recent version of such calculations that exists ten Business Days prior to Closing (it being agreed, however, that Parent shall not be in breach of this obligation unless it has both (x) been notified by the Company of such breach and (y) failed to cure such breach by delivering the most recent version of such calculations within two Business Days of receipt of such notice).

(g) Nothing in this Agreement shall constitute an amendment to, or be construed as amending, any Employee Benefit Plan sponsored, maintained or contributed to by the Company, Parent or any of their respective Subsidiaries. The provisions of this Section 6.9 are for the sole benefit of the Parties, and nothing in this Section 6.9, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Company Employee, any Parent Employee or any other service provider (who is a natural person) of the Company, Parent or any of their respective Subsidiaries), other than the Parties and their respective permitted successors and assigns, any third-party beneficiary, legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 6.9) under or by reason of any provision of this Agreement. Nothing in this Agreement is intended or shall be deemed to (i) establish, modify or amend any Company Plan or Parent Plan, (ii) prevent or limit the ability of Company, Parent, the Surviving Corporation or any of their respective Affiliates from amending or terminating any of their respective Employee Benefit Plans or, after the Effective Time, any New Plan, or (iii) prevent or limit the ability of the Company, Parent, the Surviving Corporation or any of their respective Affiliates to discharge or terminate the employment or service of any employee, officer, director or other service provider of the Company, Parent, the Surviving Corporation or any of their respective Affiliates.

6.10 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement in effect as if the entry into this Agreement or otherwise, from and after the Effective Time, Parent and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the entry into this Agreement or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries or who acts as a fiduciary under any Company Plan, in each case, when acting in such capacity (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), Liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any Threatened or actual Proceeding to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries, a fiduciary under any Company Plan or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing prior to or at, but not after, the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case to the fullest extent permitted under applicable Law (and Parent and the Surviving Corporation shall, jointly and severally, pay expenses incurred in connection therewith in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable Law). Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.10, upon learning of any such Proceeding, shall notify the Surviving Corporation (but the failure so to notify shall not relieve a Party from any obligations that it may have under this Section 6.10 except to the extent such failure materially prejudices such Party’s position with respect to such claims). With respect to any determination of whether any Indemnified Person is entitled to indemnification by Parent or the Surviving Corporation under this Section 6.10, such Indemnified Person shall have the right, as contemplated by the DGCL, to require that such determination be made by special, independent legal counsel selected by the Indemnified Person and approved by Parent or the Surviving Corporation, as applicable (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed material services for Parent, the Surviving Corporation or the Indemnified Person within the last three years.

(b) From and after the Effective Time, Parent and the Surviving Corporation shall not amend, repeal or otherwise modify any provision in the Organizational Documents of the Surviving Corporation or any of its Subsidiaries in any manner that would affect (or manage the Surviving Corporation or its Subsidiaries, with the intent to or in a manner that would affect) adversely the rights thereunder of any Indemnified Person to indemnification, exculpation and advancement, except to the extent required by applicable Law. Parent shall, and shall cause the Surviving Corporation to, fulfill and honor any indemnification, expense advancement or exculpation agreements between the Company or any of its Subsidiaries and any of its directors, or officers existing and in effect prior to the entry into this Agreement.

(c) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in Section 6.10(a), relating to the enforcement of such Indemnified Person’s rights under this Section 6.10 or under any charter, bylaw or contract; provided, that, to the extent required by applicable Law, such Indemnified Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such Indemnified Person is not entitled to indemnification.

(d) Parent and the Company will cause to be put in place and maintain, and Parent shall fully prepay immediately prior to, and conditioned upon the occurrence of, the Effective Time, “tail” insurance policies with a claims period of at least six years from the Effective Time (the “Tail Period”) from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance (“D&O Insurance”) in an amount and scope at least as favorable as the Company’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to, but not after, the Effective Time; provided, however, that in no event shall the aggregate cost of the D&O Insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by the Company for such purpose; and provided, further, that, if the cost of such insurance coverage exceeds such amount, the Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(e) In the event that, prior to the sixth anniversary of the Effective Time, Parent or the Surviving Corporation or any of its successors or assignees after the Effective Time (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10. Parent and the Surviving Corporation shall not sell, transfer, distribute or otherwise dispose of any of their assets in a manner that would reasonably be expected to render Parent or Surviving Corporation unable to satisfy their obligations under this Section 6.10. The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, the Parties and each person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 6.10, and his heirs and Representatives. The rights of the Indemnified Persons under this Section 6.10 are in addition to any rights such Indemnified Persons may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable contracts or Law.

6.11 Transaction Litigation. In the event any Proceeding by any Governmental Entity or other Person is commenced or, to the knowledge of the Company or Parent, as applicable, Threatened, that questions the validity or legality of the Transactions or seeks damages in connection therewith, including stockholder litigation (“Transaction Litigation”), the Company or Parent, as applicable, shall promptly notify the other Party of such Transaction Litigation and shall keep the other Party reasonably informed with respect to the status thereof. The Company or Parent, as applicable, shall give the other Party a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation and shall consult regularly with the other Party in good faith and give reasonable consideration to the other Party’s advice with respect to such Transaction Litigation; provided that the Company or Parent, as applicable, shall not cease to defend, consent to the entry of any judgment, settle or offer to settle any Transaction Litigation without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

6.12 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the Parties. No Party shall, and each Party will cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the Transactions without the prior written approval of the other Party. Notwithstanding the foregoing, a Party, its Subsidiaries or their Representatives may issue a public announcement or other public disclosure to the extent such announcement or other disclosure is (a) required by applicable Law, (b) required by the rules of any stock exchange upon which such Party’s or its Subsidiary’s capital stock is traded or (c) consistent with the final initial press release with respect to the execution of this Agreement and the investor presentation given to investors on the date of announcement of the execution and delivery of this Agreement; provided, in each case, such Party uses reasonable best efforts to afford the other Party a reasonable opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon; and provided, however, that no provision in this Agreement shall be deemed to restrict in any manner a Party’s ability to communicate with its employees and that neither Party shall be required by any provision of this Agreement to consult with or obtain any approval from any other Party with respect to a public announcement or press release issued in connection with the receipt and existence of a Company Competing Proposal or a Parent Competing Proposal, as applicable, and matters related thereto or a Company Change of Recommendation or Parent Change of Recommendation, as applicable, other than as set forth in Section 6.3 or Section 6.4, as applicable.

6.13 Advice of Certain Matters; Control of Business. Subject to compliance with applicable Law, the Company and Parent, as the case may be, shall confer on a regular basis with each other and shall promptly provide each other (or their respective counsel) copies of all filings made by such Party or its Subsidiaries with the SEC or any other Governmental Entity in connection with this Agreement and the Transactions, to the extent permitted by applicable Law. Without limiting in any way any Party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give any Party, directly or indirectly, the right to control or direct the other Party and their respective Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.14 Reasonable Best Efforts; Notification.

(a) Except to the extent that the Parties’ obligations are specifically set forth elsewhere in this Article VI (including filings, notifications, required efforts, actions and other matters with respect to Regulatory Laws governed by Section 6.8), upon the terms and subject to the conditions set forth in this Agreement (including Section 6.3 and Section 6.4), each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other Transactions.

(b) Subject to applicable Law and as otherwise required by any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as applicable, or any of its Subsidiaries, from any third party or any Governmental Entity with respect to the Transactions (including those alleging that the approval or Consent of such Person is or may be required in connection with the Transactions).

6.15 Section 16 Matters. Prior to the Effective Time, Parent, Merger Sub and the Company shall take all such steps as may be reasonably necessary, proper or advisable to cause any dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 under the Exchange Act.

6.16 Stock Exchange Listing and Delistings. Parent shall take all action necessary, proper and advisable to cause the Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from the NYSE and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time. If the Surviving Corporation is required to file any quarterly or annual report pursuant to the Exchange Act by a filing deadline that is imposed by the Exchange Act and which falls on a date within the 15 days following the Closing Date, then, upon Parent’s reasonable request, the Company shall make available to Parent, at least ten Business Days prior to the Closing Date (or, if such request occurs within ten Business Days of the Closing Date, promptly following such request), a substantially advanced draft of any such annual or quarterly report reasonably likely to be required to be filed during such period (it being agreed, however, that the Company shall not be in breach of this obligation unless it has both (x) been notified by Parent of such breach and (y) failed to cure such breach by delivering the most recent version of such annual or quarterly report within two Business Days of receipt of such notice).

6.17 Financing and Indebtedness. During the period from the entry into this Agreement to the Effective Time, the Parties hereto shall cooperate in good faith to mutually determine and use reasonable best efforts to implement any necessary, appropriate or desirable arrangements in anticipation of the consummation of the Transactions, regarding each Party’s and its Subsidiaries’ credit agreements, indentures or other documents governing or relating to Indebtedness of the parties and their Subsidiaries, including arrangements by way of amendments, consents, offers to exchange, offers to purchase, redemption, payoff, new financing or otherwise, with respect to refinancing or retaining a Party’s or its Subsidiaries’ credit agreements or senior notes.

6.18 Tax Matters. Each of Parent, Merger Sub and the Company will (and will cause its respective Subsidiaries to) use its reasonable best efforts to cause the Merger to qualify, and will not take, cause to be taken, knowingly fail to take or knowingly cause to fail to be taken (and will cause its Subsidiaries not to take, cause to be taken, knowingly fail to take, or knowingly cause to fail to be taken) any actions that would, or would reasonably be expected to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Each of Parent, Merger Sub and the Company will use its reasonable best efforts and will cooperate with one another to obtain (x) an opinion of Latham & Watkins LLP (or another nationally recognized tax counsel reasonably acceptable to the Company) (“Company Tax Counsel”), dated as of the Closing Date (the “Company Tax Opinion”) to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (y) in connection with the filing of the Registration Statement, an opinion of each of Wachtell, Lipton, Rosen & Katz (or another nationally recognized tax counsel reasonably acceptable to Parent) (“Parent Tax Counsel”) and Company Tax Counsel, each dated as of such date as may be required by the SEC in connection with the filing of the Registration Statement, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (z) any other opinion(s) of counsel to be issued in connection with the declaration of effectiveness of the Registration Statement by the SEC (or as of the Closing Date) regarding the U.S. federal income tax treatment of the Transactions. In connection with the foregoing, (i) Parent shall deliver to Company Tax Counsel and Parent Tax Counsel a duly executed officer’s certificate in substantially the form set forth in Schedule 6.18 of the Parent Disclosure Letter, with any modifications reasonably requested by such counsel, and (ii) the Company shall deliver to Company Tax Counsel and Parent Tax Counsel a duly executed officer’s certificate in substantially the form set forth in Schedule 6.18 of the Company Disclosure Letter, with any modifications reasonably requested by such counsel, in the case of each of clauses (i) and (ii) at such times as such counsel shall reasonably request (including in connection with the effectiveness of the Registration Statement and at the Closing). Parent and the Company shall also provide such other information as reasonably requested by Company Tax Counsel or Parent Tax Counsel for purposes of rendering any opinion described in this Section 6.18.

6.19 Takeover Laws. None of the Parties will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the Transactions from the Takeover Laws of any state that purport to apply to this Agreement or the Transactions.

6.20 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

6.21 Dividends. Prior to the Effective Time, each of Parent and the Company shall coordinate with each other regarding the declaration and payment of dividends in respect of shares of Company Common Stock and Parent Common Stock and the record and payment dates relating thereto, so that no holders of Company Common Stock shall receive two dividends, or (if dividends are declared in such quarter) fail to receive one dividend, for any single calendar quarter with respect to its applicable shares of Company Common Stock and Parent Common Stock received as Merger Consideration. For the avoidance of doubt, Parent and the Company shall be permitted to declare and pay dividends solely to the extent permitted under Section 6.1 and Section 6.2.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Consummate the Merger. The respective obligation of each Party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived jointly by the Parties, in whole or in part, to the extent permitted by applicable Law:

(a) Stockholder Approvals. The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

(b) Regulatory Approval. (i) Any waiting period (and any extension thereof or timing agreements entered into with any Governmental Entity in accordance with Section 6.8) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired, and (ii) all applicable filings, notifications, Consents, clearances, approvals and expirations or termination of any waiting periods (or extensions thereof) under each other applicable Regulatory Law relating to the Transactions as set forth on Section 7.1(b) of the Parent Disclosure Letter shall have been made, obtained, expired, or terminated, as the case may be.

(c) No Injunctions or Restraints. No Governmental Entity having jurisdiction over any Party shall have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger, and no Law shall have been enacted after the entry into this Agreement that makes consummation of the Merger illegal or otherwise prohibited.

(d) Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or Proceedings seeking a stop order.

(e) NYSE Listing. The shares of Parent Common Stock issuable to the holders of shares of Company Common Stock pursuant to this Agreement shall have been authorized for listing on the NYSE, subject only to official notice of issuance.

7.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived exclusively by Parent, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties of the Company. (i) The representations and warranties of the Company set forth in Section 4.2(a) (Capital Structure) and the second and fourth sentences of Section 4.2(b) (Capital Structure) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, in all but any de minimis respects (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time); (ii) the representations and warranties of the Company set forth in Section 4.6(a) (Absence of Certain Changes or Events) and Section 4.21 (Brokers) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time); (iii) the representations and warranties of the Company set forth in Section 4.3(a) (Authority; No Violations; Consents and Approvals) and all other representations and warranties of the Company set forth in Section 4.2(b) (Capital Structure) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time); and (iv) all other representations and warranties of the Company set forth in Article IV (A) which are qualified by a “Company Material Adverse Effect” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time) and (B) which are not qualified by a “Company Material Adverse Effect” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except, in the case of this clause (iv)(B), where the failure of any such representation or warranty to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

(c) Compliance Certificate. Parent shall have received a certificate of the Company signed by an executive officer of the Company, dated the Closing Date, confirming that the conditions in Sections 7.2(a) and (b)  have been satisfied.

7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived exclusively by the Company, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties of Parent and Merger Sub. (i) The representations and warranties of Parent and Merger Sub set forth in Section 5.2(a) (Capital Structure) and the second sentence, fourth sentence, and sixth sentence of Section 5.2(b) (Capital Structure) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, in all but any de minimis respects (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time); (ii) the representations and warranties of Parent and Merger Sub set forth in Section 5.6(a) (Absence of Certain Changes or Events) and

Section 5.21 (Brokers) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time); (iii) the representations and warranties of Parent and Merger Sub set forth in Section 5.3(a) (Authority; No Violations; Consents and Approvals) and all other representations and warranties of Parent set forth in Section 5.2(b) (Capital Structure) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time); and (iv) all other representations and warranties of Parent and Merger Sub set forth in Article V (A) which are qualified by a “Parent Material Adverse Effect” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), and (B) which are not qualified by a “Parent Material Adverse Effect” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except, in the case of this clause (iv)(B), where the failure of any such representation or warranty to be so true and correct that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub each shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Effective Time.

(c) Compliance Certificate. The Company shall have received a certificate of Parent signed by an executive officer of Parent, on behalf of Parent and Merger Sub and dated the Closing Date, confirming that the conditions in Sections 7.3(a) and (b) have been satisfied.

(d) Company Tax Opinion. The Company shall have received the Company Tax Opinion.

7.4 Frustration of Closing Conditions. None of the Parties may rely, either as a basis for not consummating the Merger or for terminating this Agreement, on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether (except as expressly set forth below) before or after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained:

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if any Governmental Entity having jurisdiction over any Party shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or injunction or other action shall have become final and nonappealable, or if there shall be adopted any Law that permanently makes consummation of the Merger illegal or otherwise permanently prohibited; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to the Company, on the one hand, or Parent, on the other hand, if the failure of the Company, on the one hand, or either of Parent or Merger Sub, on the other hand, to fulfill any material covenant or agreement under this Agreement has been the cause of, materially contributed to or resulted in the action or event described in this Section 8.1(b)(i) occurring;

(ii) subject to the last sentence of Section 9.9, if the Merger shall not have been consummated on or before 11:59 p.m. Eastern time on August 20, 2025 (such date and time, as it may be extended, or such date and time as may be otherwise agreed by the Company and Parent in writing, the “End Date”); provided that if on such date and time, one or more of the conditions to the Closing set forth in (A) Section 7.1(b) or (B) Section 7.1(c) (if, in the case of clause (B), the order, decree, ruling, injunction or other action or Law, as applicable, relates to a Regulatory Law) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied or waived on such date) or waived, then the End Date shall be automatically extended until 11:59 p.m. Eastern time on November 20, 2025 (or such other date and time as may be otherwise agreed by the Company and Parent in writing); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to the Company, on the one hand, or Parent, on the other hand, if the failure of the Company, on the one hand, or either of Parent or Merger Sub, on the other hand, to fulfill any material covenant or agreement under this Agreement, including Section 6.8, has been the cause of, materially contributed to or resulted in the failure of the Merger to occur on or before such date;

(iii) in the event of a breach of any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) (with respect to Parent as the terminating Party) or Section 7.3(a) or Section 7.3(b) (with respect to the Company as the terminating Party), as applicable (and such breach is not curable prior to the End Date, or if curable prior to the End Date, has not been cured by the earlier of (i) 30 days after the giving of written notice to the breaching Party of such breach and (ii) five Business Days prior to the End Date) (a “Terminable Breach”); provided, however, that the terminating Party (or Merger Sub, with respect to Parent as the terminating Party) is not then in Terminable Breach of any representation, warranty, covenant or other agreement contained in this Agreement; or

(iv) if (A) the Company Stockholder Approval shall not have been obtained upon a vote held at a duly held and completed Company Stockholders Meeting after, if applicable, final adjournment and postponement, or (B) the Parent Stockholder Approval shall not have been obtained upon a vote held at a duly held and completed Parent Stockholders Meeting after, if applicable, final adjournment and postponement;

(c) by Parent, prior to, but not after, the time the Company Stockholder Approval is obtained, if the Company Board or a committee thereof shall have effected a Company Change of Recommendation (whether or not such Company Change of Recommendation is permitted by this Agreement); or

(d) by the Company, prior to, but not after, the time the Parent Stockholder Approval is obtained, if the Parent Board or a committee thereof shall have effected a Parent Change of Recommendation (whether or not such Parent Change of Recommendation is permitted by this Agreement).

8.2 Notice of Termination; Effect of Termination.

(a) A terminating Party shall provide written notice of termination to the other Party specifying with particularity the reason for such termination and any valid termination in accordance with the terms of this Agreement shall be effective immediately upon delivery of such written notice to the other Party.

(b) In the event of termination of this Agreement by any Party as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of any Party, except with respect to this Section 8.2, Section 6.7(b), Section 8.3 and Article I and IX (and the provisions that substantively define any related defined terms not substantively defined in such Sections and Articles (including Annex A)); provided, however, that notwithstanding anything to the contrary in this Agreement, no such termination shall relieve any Party from Liability for any damages for a Willful and Material Breach of any covenant, agreement or obligation under this Agreement or actual fraud (as defined under Delaware law) to the extent arising out of the express representations and warranties made by a Party under Article IV or Article V, as applicable (including the loss to the stockholders of Parent or the Company, as applicable, of the benefits of the transactions contemplated by this Agreement).

8.3 Expenses and Other Payments.

(a) Except as otherwise provided in this Agreement, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions, whether or not the Merger shall be consummated. For the avoidance of doubt, Parent shall bear and pay the expenses incurred in connection with the filing of the Registration Statement and the printing and mailing to the stockholders of Parent of the Joint Proxy Statement and the Company shall bear and pay the expenses incurred in connection with the filing, printing and mailing to the stockholders of the Company of the Joint Proxy Statement. Except as otherwise provided in Section 3.3(b)(v), all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees imposed with respect to, or as a result of, the Merger shall be borne by Parent or the Surviving Corporation, and expressly shall not be a Liability of holders of Company Common Stock.

(b) If (i) Parent terminates this Agreement pursuant to Section 8.1(c) (Company Change of Recommendation), (ii) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(ii) (End Date) and, in the case of clause (ii) only, both the Company Stockholder Approval shall not have been obtained and the Company Board or a committee thereof shall have effected a Company Change of Recommendation, or (iii) the Company terminates this Agreement pursuant to Section 8.1(b)(iv)(A) (Failure to Obtain Company Stockholder Approval) at a time when Parent had the right to terminate this Agreement pursuant to Section 8.1(c) (Company Change of Recommendation), then the Company shall pay Parent the Company Termination Fee in cash by wire transfer of immediately available funds to an account designated by Parent no later than two Business Days after notice of termination of this Agreement.

(c) If (i) the Company terminates this Agreement pursuant to Section 8.1(d) (Parent Change of Recommendation), (ii) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(ii) (End Date) and, in the case of clause (ii) only, both the Parent Stockholder Approval shall not have been obtained and the Parent Board or a committee thereof shall have effected a Parent Change of Recommendation, or (iii) Parent terminates this Agreement pursuant to Section 8.1(b)(iv)(B) (Failure to Obtain Parent Stockholder Approval) at a time when the Company had the right to terminate this Agreement pursuant to Section 8.1(d) (Parent Change of Recommendation), then Parent shall pay the Company the Parent Termination Fee in cash by wire transfer of immediately available funds to an account designated by the Company no later than two Business Days after notice of termination of this Agreement.

(d) If either the Company or Parent terminates this Agreement pursuant to (i) Section 8.1(b)(iv)(A) (Failure to Obtain Company Stockholder Approval), other than in the circumstances described in Section 8.3(b) or Section 8.3(e), then the Company shall pay Parent the Expense Amount or (ii) Section 8.1(b)(iv)(B) (Failure to Obtain Parent Stockholder Approval), other than in the circumstances described in Section 8.3(c) or Section 8.3(f), then Parent shall pay the Company the Expense Amount, in each case, no later than two Business Days after notice of termination of this Agreement.

(e) If (i) (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(iv)(A) (Failure to Obtain Company Stockholder Approval), and on or before the date of any such termination a Company Competing Proposal made after the entry into this Agreement but before any termination shall have been publicly announced or publicly disclosed and not been publicly withdrawn without qualification at least five

Business Days prior to the Company Stockholders Meeting or (B) the Company or Parent terminates this Agreement pursuant to Section 8.1(b)(ii) (End Date) or Parent terminates this Agreement pursuant to Section 8.1(b)(iii) (Company Terminable Breach) and following the execution of this Agreement and on or before the date of any such termination a Company Competing Proposal shall have been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five Business Days prior to the date of such termination, and (ii) (x) within nine months after the date of such termination, the Company enters into a definitive agreement with respect to a Company Competing Proposal and (y) such transaction is subsequently consummated, whether during or following such nine-month period, then the Company shall pay Parent, within two Business Days of the consummation of such transaction, the Company Termination Fee less any amount previously paid by the Company pursuant to Section 8.3(d)(i). It is understood and agreed that with respect to the preceding clauses (i) and (ii), any reference in the definition of Company Competing Proposal to “20%” shall be deemed to be a reference to “50%.”

(f) If (i) (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(iv)(B) (Failure to Obtain Parent Stockholder Approval), and on or before the date of any such termination a Parent Competing Proposal made after the entry into this Agreement but before any termination shall have been publicly announced or publicly disclosed and not been publicly withdrawn without qualification at least five Business Days prior to the Parent Stockholders Meeting or (B) the Company or Parent terminates this Agreement pursuant to Section 8.1(b)(ii) (End Date) or the Company terminates this Agreement pursuant to Section 8.1(b)(iii) (Parent Terminable Breach) and following the execution of this Agreement and on or before the date of any such termination a Parent Competing Proposal shall have been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five Business Days prior to the date of such termination, and (ii) (x) within nine months after the date of such termination, Parent enters into a definitive agreement with respect to a Parent Competing Proposal and (y) such transaction is subsequently consummated, whether during or following such nine-month period, then Parent shall pay the Company, within two Business Days of the consummation of such transaction, the Parent Termination Fee less any amount previously paid by Parent pursuant to Section 8.3(d)(ii). It is understood and agreed that (1) with respect to the preceding clause (i) and (ii), any reference in the definition of Parent Competing Proposal to “20%” shall be deemed to be a reference to “50%.”

(g) In no event shall Parent be entitled to receive more than one payment of the Company Termination Fee or more than one payment of the Expense Amount. If Parent receives the Company Termination Fee, then Parent will not be entitled to also receive a payment of the Expense Amount; upon payment of any Company Termination Fee, any Expense Amount previously paid by the Company shall be credited against the amount of the Company Termination Fee. In no event shall the Company be entitled to receive more than one payment of the Parent Termination Fee or more than one payment of the Expense Amount. If the Company receives the Parent Termination Fee, then the Company will not be entitled to also receive a payment of the Expense Amount; upon payment of any Parent Termination Fee, any Expense Amount previously paid by Parent shall be credited against the amount of the Parent Termination Fee. The Parties agree that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement. If a Party fails to promptly pay the amount due by it pursuant to this Section 8.3, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate equal to the greater of 5% per annum and the federal funds rate. If, in order to obtain such payment, the other Party commences a Proceeding that results in judgment for such Party for such amount, the defaulting Party shall pay the other Party its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Proceeding. The Parties agree that the monetary remedies set forth in this Section 8.3 and the equitable remedies set forth in Section 9.9 shall be the sole and exclusive remedies of (i) the Company and its Subsidiaries against Parent and Merger Sub and any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated except in the case of actual fraud (as defined under Delaware law) to the extent arising out of the express representations and warranties made by Parent under Article V or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Parent and Merger Sub shall be liable for damages for such fraud or Willful and Material Breach), and, upon payment of such amount, none of Parent or Merger Sub or any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates shall have any further Liability or obligation relating to or arising out of this Agreement or the Transactions, except for the Liability of Parent or Merger Sub, as applicable, in the case of actual fraud (as defined under Delaware law) to the extent arising out of the express representations and warranties made by Parent under Article V or a Willful and Material Breach of any covenant, agreement or obligation; and (ii) Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated except in the case of actual fraud (as defined under Delaware law) to the extent arising out of the express representations and warranties made by the Company under Article IV or a Willful and Material Breach of any covenant, agreement or obligation (in which case only the Company shall be liable for damages for such fraud or Willful and Material Breach), and, upon payment of such amount, none of the Company and its Subsidiaries or any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates shall have any further Liability or obligation relating to or arising out of this Agreement or the Transactions, except for the Liability of the Company in the case of actual fraud (as defined under Delaware law) to the extent arising out of the express representations and warranties made by the Company under Article IV or a Willful and Material Breach of any covenant, agreement or obligation.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival. Except as otherwise provided in this Agreement, none of the representations, warranties, agreements and covenants contained in this Agreement will survive the Closing; provided, however, that Article I (and the provisions that substantively define any related defined terms not substantively defined in Article I (including Annex A)), this Article IX and the agreements of the Parties in Articles II and III, and Section 4.24 (No Additional Representations), Section 5.25 (No Additional Representations), Section 6.9 (Employee Matters), Section 6.10 (Indemnification; Directors’ and Officers’ Insurance), Section 6.18 (Tax Matters), and those other covenants and agreements contained in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Closing, shall survive the Closing. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

9.2 Notices. All notices, requests and other communications to any Party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) upon receipt, if delivered in person, (b) upon transmission, if transmitted by electronic mail (“e-mail”) (excluding “undeliverable” or similar automated replies); or (c) the next succeeding Business Day, if transmitted by national overnight courier (providing proof of delivery), in each case as addressed as follows (or to such other address as any Party shall specify by written notice so given):

(i)	if to Parent or Merger Sub, to:

CONSOL Energy Inc.

275 Technology Drive, Suite 101

Canonsburg, Pennsylvania 15317

Attention:	Mitesh Thakkar
Matthew Tyree
E-mail:	MiteshThakkar@consolenergy.com
MatthewTyree@consolenergy.com

with a required copy to (which copy shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Jenna E. Levine
E-mail:	JELevine@wlrk.com

and

McGuireWoods LLP

Tower Two-Sixty

260 Forbes Avenue, Suite 1800

Pittsburgh, PA 15222

Attention:	Hannah Thompson Frank
E-mail:	HFrank@mcguirewoods.com

and

McGuireWoods LLP

201 North Tyron Street, Suite 3000

Charlotte, NC 28202

Attention:	John B. Hoke
E-mail:	JBHoke@mcguirewoods.com

(ii)	if to the Company, to:

Arch Resources, Inc.

1 CityPlace Drive, Suite 300

St. Louis, MO 63141

Attention:	Rosemary L. Klein
E-mail:	RKlein@archrsc.com

with a required copy to (which copy shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention:	Charles K. Ruck
Charles E. Carpenter
Ian A. Nussbaum
Thomas A. Verity
E-mail:	Charles.Ruck@lw.com
Charlie.Carpenter@lw.com
Ian.Nussbaum@lw.com
Thomas.Verity@lw.com

Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice has been given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

9.3 Rules of Construction.

(a) Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged between the Parties shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted it is of no application and is expressly waived.

(b) The inclusion of any information in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, that such information is required to be listed in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, that such items are or may be material to the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or that such items have resulted or may result in a Company Material Adverse Effect or a Parent Material Adverse Effect. The headings, if any, of the individual sections of each of the Parent Disclosure Letter and the Company Disclosure Letter are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Letter and Parent Disclosure Letter are arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one section of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent on its face, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Letter or Parent Disclosure Letter with respect to such other representations or warranties or an appropriate cross reference thereto. Each of the Company Disclosure Letter and the Parent Disclosure Letter is qualified in its entirety by reference to the specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, representations and warranties of the Company, Parent or Merger Sub, as applicable, except as and to the extent provided in this Agreement. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties or covenants of the Company or Parent and Merger Sub, as applicable, that are set forth in the corresponding Section or subsection of this Agreement (whether or not there is a corresponding reference to the Company Disclosure Letter or Parent Disclosure Letter in such Section or subsection of this Agreement), and (ii) any other representations and warranties or covenants of the Company or Parent and Merger Sub, as applicable, that are set forth in this Agreement, but in the case of this clause (ii) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure. Neither the Company Disclosure Letter nor the Parent Disclosure Letter shall be deemed to be part of this Agreement but shall instead constitute facts ascertainable outside of this Agreement for purposes of Section 251 of the DGCL.

(c) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between or among the Parties to determine whether any obligation, item or matter (whether or not described in this Agreement or included in any schedule) is or is not material for purposes of this Agreement.

(d) All references in this Agreement to Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereto” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. Unless the context otherwise requires, the word “including” (in its various forms) means “including, without limitation.” For purposes of this Agreement, pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined in this Agreement) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained in this Agreement shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. Unless the context otherwise requires, all references in this Agreement to a specific time shall refer to New York,

New York time. As used in this Agreement: (i) unless the context otherwise requires, the word “or” is not exclusive; (ii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; (iii) references to “written” or “writing” include in electronic form; and (iv) the term “dollars” and the symbol “$” mean United States Dollars. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(e) In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated, amended and restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity includes any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section; (iv) “days” mean calendar days; when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day, or if any action must be taken under this Agreement on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; and (v) “made available” means, with respect to any document or other information made available by the Company or Parent, as applicable, any document or other information that was (A) provided by the Company or its Representatives to Parent and its Representatives, or provided by Parent or its Representatives to the Company and its Representatives, as applicable, (B) included in the virtual data room of the Company or Parent, as applicable, hosted in connection with the Transactions and available to the other party and its Representatives or (C) filed or furnished with the SEC by the Company or Parent, as applicable, and publicly available on EDGAR, in each case prior to the execution of this Agreement.

9.4 Counterparts. This Agreement may be executed in two or more counterparts, including via facsimile or e-mail in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

9.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof. The Company Disclosure Letter and the Parent Disclosure Letter do not form part of this Agreement but instead operate upon the terms of this Agreement as provided in this Agreement. Except for (a) the provisions of Section 6.10 (which from and after the Effective Time are intended for the benefit of, and shall be enforceable by, the Persons referred to in Section 6.10 and by their respective heirs and Representatives), but only from and after the Effective Time, and (b) the rights of the Company, on behalf of the Company’s stockholders (each of which are third party beneficiaries of this Agreement to the extent required for this provision to be enforceable), and the rights of Parent, on behalf of Parent’s stockholders (each of which are third party beneficiaries of this Agreement to the extent required for this provision to be enforceable), to pursue specific performance as set forth in Section 9.9 or, if specific performance is not sought or granted as a remedy, damages (including damages based on the loss of the benefits of the transactions contemplated by this Agreement to such stockholders) in accordance with Section 8.2(b) in the event of fraud or Willful and Material Breach (it being agreed that in no event shall any Company or Parent shareholder be entitled to enforce any of their rights, or any of the party’s obligations, under this Agreement directly in the event of any such breach, but rather that (i) the Company shall have the sole and exclusive right to do so in its sole and absolute discretion, as agent for the Company’s stockholders, and (ii) Parent shall have the sole and exclusive right to do so in its sole and absolute discretion, as agent for Parent’s stockholders, and the Company or Parent, as applicable, may retain any amounts obtained in connection therewith), nothing in this

Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.6 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, SOLELY IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY OF THE STATE OF DELAWARE DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS, AND WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

9.7 Severability. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 9.8 shall be void and of no effect.

9.9 Specific Performance. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the termination of this Agreement pursuant to Section 8.1, it is accordingly agreed that each Party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 9.9, this being in addition to any other remedy to which it is entitled under the terms of this Agreement at law or in equity. Each Party accordingly agrees (a) the non-breaching Party will be entitled to injunctive and other equitable relief, without proof of actual damages, (b) the alleged breaching Party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 9.9, and (c) the alleged breaching Party will not plead in defense thereto that there would be an adequate remedy at Law. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If prior to the End Date, any Party hereto brings an action to enforce specifically the performance of the terms and provisions hereof by any other Party, the End Date shall automatically be extended by such other time period established by the court presiding over such action. A Party’s pursuit of an injunction, specific performance or other equitable remedies at any time shall not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled.

9.10 Amendment. This Agreement may be amended by the Parties at any time before or after adoption of this Agreement by the stockholders of the Company or the approval of the Parent Stock Issuance by the stockholders of Parent, but, after any such adoption or approval, no amendment shall be made which would require the further approval by such stockholders pursuant to applicable Law without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

9.11 Extension; Waiver. At any time prior to the Effective Time, the Company and Parent may, to the extent allowed under applicable Law:

(a) extend the time for the performance of any of the obligations or acts of the other Party under this Agreement;

(b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement; or

(c) waive compliance with any of the agreements or conditions of the other Party contained in this Agreement.

Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right, power or privilege under this Agreement shall operate as a waiver of any breach of any provision hereof or of any prior or subsequent breach of the same or any other provision hereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of any other right, power or privilege under this Agreement. No agreement on the part of a Party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed by such Party.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

CONSOL ENERGY INC.

By:	/s/ James A. Brock
Name:	James A. Brock
Title:	Chairman and Chief Executive Officer

MOUNTAIN RANGE MERGER SUB INC.

By:	/s/ James A. Brock
Name:	James A. Brock
Title:	President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

ARCH RESOURCES, INC.

By:	/s/ Paul A. Lang
Name:	Paul A. Lang
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX A

Certain Definitions

“Affiliate” means, with respect to any Person, as of the relevant time of determination, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise.

“Aggregated Group” means all entities under common control with any Person within the meaning of Section 414(b), (c), (k), (m) or (o) of the Code or Section 4001 of ERISA.

“beneficial ownership,” including the correlative term “beneficially owning,” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.

“Business Day” means a day other than a day on which banks in the State of New York or the State of Delaware are authorized or obligated to be closed.

“Company Competing Proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with Parent or any of its Subsidiaries) involving, directly or indirectly: (a) any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of any business or assets of the Company or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that accounted for or generated, as applicable, 20% or more of the Company’s and its Subsidiaries’ assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding 12 months, (b) any acquisition of beneficial ownership by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of 20% or more of the outstanding shares of Company Common Stock or any other securities entitled to vote in the election of directors or any tender or exchange offer that if consummated would result in any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) beneficially owning 20% or more of the outstanding shares of Company Common Stock entitled to vote in the election of directors or (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, in each case, except in connection with a Company Permitted Acquisition.

“Company Convertible Notes” means the 5.25% convertible senior notes due 2025 of the Company issued pursuant to the Company Convertible Notes Indenture.

“Company Convertible Notes Indenture” means the Indenture, dated as of November 3, 2020, between the Company and UMB Bank, National Association, as trustee.

“Company Equity Awards” means the Company RSU Awards and the Company PSU Awards.

“Company Incentive Plan” means the Company 2016 Omnibus Incentive Plan, as amended from time to time.

“Company Intervening Event” means a material development or change in circumstance that occurs or arises after the entry into this Agreement that was not known to or reasonably foreseeable by the Company Board as of the entry into this Agreement (or, if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board as of the entry into this Agreement); provided, however, that in no event shall the following constitute a Company Intervening Event: (i) the receipt, existence or terms of an actual or possible Company Competing Proposal or Company Superior Proposal, (ii) any change, in and of itself, in the price or trading volume of shares of Company Common Stock or Parent Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Company Intervening Event, to the extent otherwise permitted by this definition), (iii) the fact that the Company or any of its Subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Company Intervening Event, to the extent otherwise permitted by this definition), (iv) changes in general economic or business conditions, or conditions (or changes in such conditions) in the coal industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable Law), in each case in the United States or elsewhere in the world, or (v) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other Person (including any Company Permitted Acquisition).

“Company Permitted Acquisition” means any acquisition (by asset purchase or exchange, stock purchase, merger, or otherwise) by the Company or any of its Subsidiaries of another Person that (a) provides for aggregate consideration comprised solely of cash, (b) does not require approval by the stockholders of the Company, (c) would not reasonably be expected to cause a material downgrade to the Company’s credit rating and (d) would not reasonably be expected to prevent, impair or delay consummation of the Transactions (including any material delay in the timing of expiration of the waiting period under the HSR Act).

“Company Plan” means an Employee Benefit Plan sponsored, maintained, or contributed to by the Company or its Affiliates or with respect to which the Company or its Affiliates have any Liability.

“Company PSU Award” means each restricted stock unit award granted under the Company Incentive Plan the vesting of which is conditioned, in whole or in part, on the attainment of performance goals.

“Company RSU Award” means each restricted stock unit awarded granted under the Company Incentive Plan that is not a Company PSU Award.

“Company Stockholder Approval” means the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon in accordance with the DGCL and the Organizational Documents of the Company.

“Company Superior Proposal” means a bona fide written proposal that is made after the entry into this Agreement by any Person(s) or “group” (within the meaning of Section 13(d) of the Exchange Act) (other than Parent or any of its Affiliates) involving the purchase, acquisition, transfer or sale of, directly or indirectly, in one or a series of related transactions, (a) the businesses or assets of the Company or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that account for all or substantially all of the fair market value of the Company and its Subsidiaries’ assets or that generated all or substantially all of the Company’s and its Subsidiaries’ net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding 12 months, respectively, or (b) all or substantially all of the outstanding shares of Company Common Stock, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good-faith determination of the Company Board, after consultation with its financial advisors and outside legal advisors, if consummated, would result in a transaction more favorable to the Company’s stockholders than the Merger after considering all factors the Company Board deems relevant in exercising their fiduciary duties in accordance with applicable Law.

“Company Termination Fee” means $82,000,000.

“Company Warrant Agreement” means the Warrant Agreement, dated as of October 5, 2016, by and between the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent.

“Consent” means any filing, notice, report, registration, approval, consent, ratification, permit, permission, waiver, expiration of waiting periods or authorization.

“control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“COVID-19” means the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof).

“DTC” means The Depository Trust Company.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.

“Employee Benefit Plan” of any Person means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), and any equity option, restricted equity, equity purchase plan, equity compensation plan, phantom equity or appreciation rights plan, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan, policy or agreement, deferred compensation agreement or arrangement, change in control, hospitalization or other medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and any other compensation or employee benefit plan, agreement, arrangement, program, practice, or understanding for any present or former director, employee or contractor of the Person.

“Encumbrances” means liens, pledges, charges, encumbrances, claims, hypothecation, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, defects or imperfections in title, prior assignment, license, sublicense or other burdens, options or encumbrances of any kind or any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing (any action of correlative meaning, to “Encumber”).

“Environmental Laws” means any and all applicable Laws relating to (a) pollution (prevention or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, the climate or the environment (including ambient air, soil, surface water or groundwater, land surface, sediments or subsurface strata), (b) the manufacture, processing, distribution, use, exposure to, treatment, storage, release, transport or handling of Hazardous Materials, including the relevant portions of all Mining and Mining Safety Laws, or (c) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal or transportation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expense Amount” means, with respect to the Company or Parent, as applicable, an amount (not to exceed $23,500,000), equal to the sum of all documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of the Company or Parent, as applicable, and its respective Affiliates) incurred by the Company or Parent, as applicable, or its Subsidiaries or on its or their behalf, in connection with or related to (a) the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions and ancillary documents related thereto, (b) the preparation, printing, filing, and mailing of the Joint Proxy Statement and the Registration Statement, (c) the filing of any required notices under any Regulatory Laws, or in connection with other regulatory approvals, (d) all other matters related to the Transactions and (e) any litigation with respect to the foregoing matters.

“Governmental Entity” means any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“Hazardous Materials” means any (a) substance, material or waste designated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Laws; and (b) asbestos or asbestos-containing materials, whether in a friable or non-friable condition, lead-containing material, polychlorinated biphenyls, naturally occurring radioactive materials, petroleum or petroleum products, byproducts or distillates, including crude oil and natural gas, explosive or radioactive materials or wastes, coal ash and other combustion residuals, slag, silica and silica dust, hydrochloric acid or radon, but, in each case, shall not include coal and coal byproducts.

“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; and (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the Ordinary Course, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the Ordinary Course.

“Intellectual Property” means any and all proprietary, industrial and intellectual property rights, under the applicable Law of any jurisdiction or rights under international treaties, both statutory and common law rights, including: (a) patents and applications for same, and extensions, divisions, continuations, continuations-in-part, reexaminations, revisions, renewals, substitutes, and reissues thereof; (b) trademarks, service marks, certification marks, collective marks, brand names, d/b/a’s, trade names, slogans, domain names, symbols, logos, trade dress and other identifiers of source, and registrations and applications for registrations thereof and renewals of the same (including all common law rights and goodwill associated with the foregoing and symbolized by the foregoing); (c) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, together with all common law and moral rights therein, database rights, and registrations and applications for registration of the foregoing, and all renewals, extensions, restorations and reversions thereof; (d) trade secrets, know-how, and other rights in information, including designs, formulations, concepts, compilations of information, methods, techniques, procedures, and processes, whether or not patentable; (e) Internet domain names and URLs; and (f) all other intellectual property, industrial or proprietary rights.

“IT Assets” means computers, software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all associated documentation.

“knowledge” means the actual knowledge of: (a) in the case of the Company, the individuals listed in Schedule 1.1 of the Company Disclosure Letter; and (b) in the case of Parent, the individuals listed in Schedule 1.1 of the Parent Disclosure Letter.

“Law” means any applicable laws, rules, statutes, regulations, any governmental order or binding agreement with any Governmental Entity, ordinance, code, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement of competent jurisdiction.

“Liability” mean, as to any Person, adverse claims, Proceedings, liabilities, commitments, responsibilities and obligations of any kind or nature whatsoever, direct or indirect, absolute or contingent, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required to be reflected, in such Person’s balance sheet or other books and records.

“Material Adverse Effect” means, when used with respect to either the Company or Parent, any circumstance, effect, change, event or development (“Effect”) that has had, or would reasonably be expected to have, a material adverse effect on the financial condition, business or operations of such Party and its

Subsidiaries, taken as a whole; provided, however, that no Effect (by itself or when aggregated or taken together with any and all other Effects) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect” or shall be taken into account when determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur:

(i) general economic conditions (or changes in such conditions) or changes in global or national economic conditions generally;

(ii) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets, including (A) changes in interest rates and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii) changes or conditions generally affecting the coal mining industry, including changes (on a current or forward basis) in the market price of thermal coal or other carbon based sources of energy or power, other mineral products used or sold by a Party or its Subsidiaries or any geographic markets in which either Party operates;

(iv) political conditions (or changes in such conditions) or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism, and including the conflicts in Ukraine and the Middle East and the escalation or general worsening thereof and including cyberattacks), including any results of elections;

(v) acts of god or force majeure events, including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or manmade disasters, pandemics (including the existence and impact of the COVID-19 pandemic) or weather conditions;

(vi) the announcement of this Agreement or the pendency or consummation of the Transactions (other than with respect to any representation or warranty that is intended to address the consequences of the execution or delivery of this Agreement or the announcement or consummation of the Transactions) or the identity of the other Party as a party to this Agreement;

(vii) compliance with the terms of, or the taking of any action expressly required by, this Agreement (except for any obligation under this Agreement to operate in the Ordinary Course pursuant to Sections 6.1 or 6.2, as applicable);

(viii) changes in Law or other legal or regulatory conditions, or the authoritative interpretation or enforcement thereof, or changes in GAAP or other accounting standards (or the authoritative interpretation or enforcement thereof); or

(ix) any changes in such Party’s stock price or the trading volume of such Party’s stock, or any failure by such Party to meet any analysts’ estimates or expectations of such Party’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such Party or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect to the extent not otherwise excluded under this definition);

provided, however, any such Effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i), (ii), (iii), (iv) or (v) that disproportionately adversely affect such Party and its Subsidiaries, taken as a whole, as compared to other similarly situated industry participants, may be taken into account (solely to the extent of such disproportionate impact) when determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur.

“Mining and Mining Safety Laws” means all Laws and orders relating to the exploration, extraction, mining, processing, storage, loading, selling, trading, shipping, transportation and delivery of coal and non-coal minerals as well as safety and health and Reclamation and Mine Closure requirements related to or arising out of such activities, including (a) the Surface Mining Control and Reclamation Act of 1977, 30 U.S.C. §§ 1201 et. seq.; (b) the Federal Mine Safety and Health Act of 1977, 30 U.S.C. §§ 801 et. seq.; and (c) the Occupational and Safety Health Act of 1970, 29 U.S.C. §§ 652 et. seq., in each case including any implementing regulations and any state analogs.

“Mining Rights” means, when used with respect to the Company or Parent, as applicable, any and all underground and surface coal reserves, mineral rights, mining rights, surface claims, water rights, concessions, leases, surface leases and similar rights necessary for the Company’s or Parent’s (and their respective Subsidiaries’) mining operations, as applicable as currently conducted.

“NYSE” means the New York Stock Exchange.

“Ordinary Course” means, with respect to an action taken by any Person, that such action is consistent with the ordinary course of business of such Person.

“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and (d) with respect to any other Person the applicable organizational, constituent and governing documents and instruments of such Person.

“other Party” means: (a) when used with respect to the Company, Parent and Merger Sub; and (b) when used with respect to Parent or Merger Sub, the Company.

“Parent Charter” means the Amended and Restated Certificate of Incorporation of CONSOL Energy Inc., dated as of November 27, 2017, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation of CONSOL Energy Inc., dated as of May 8, 2020, and the Certificate of Amendment to Amended and Restated Certificate of Incorporation of CONSOL Energy Inc., dated as of May 6, 2024.

“Parent Competing Proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with the Company or any of its Subsidiaries) involving, directly or indirectly: (a) any acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of any business or assets of Parent or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that accounted for or generated, as applicable, 20% or more of Parent’s and its Subsidiaries’ assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding 12 months, (b) any acquisition of beneficial ownership by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of 20% or more of the outstanding shares of Parent Common Stock or any other securities entitled to vote in the election of directors or any tender or exchange offer that if consummated would result in any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) beneficially owning 20% or more of the outstanding shares of Parent Common Stock entitled to vote in the election of directors or (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries, in each case, except in connection with a Parent Permitted Acquisition.

“Parent Intervening Event” means a material development or change in circumstance that occurs or arises after the entry into this Agreement that was not known to or reasonably foreseeable by the Parent Board as of the entry into this Agreement (or, if known or reasonably foreseeable, the magnitude or material consequences of which were not known or reasonably foreseeable by the Parent Board as of the entry into this Agreement);

provided, however, that in no event shall the following constitute a Parent Intervening Event: (i) the receipt, existence or terms of an actual or possible Parent Competing Proposal or Parent Superior Proposal, (ii) any change, in and of itself, in the price or trading volume of shares of Parent Common Stock or Company Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Parent Intervening Event, to the extent otherwise permitted by this definition), (iii) the fact that Parent or any of its Subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Parent Intervening Event, to the extent otherwise permitted by this definition), (iv) changes in general economic or business conditions, or conditions (or changes in such conditions) in the coal industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable Law), in each case in the United States or elsewhere in the world, or (v) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other Person (including any Parent Permitted Acquisition).

“Parent Permitted Acquisition” means any acquisition (by asset purchase or exchange, stock purchase, merger, or otherwise) by Parent or any of its Subsidiaries of another Person that (a) provides for aggregate consideration comprised solely of cash, (b) does not require approval by the stockholders of Parent, (c) would not reasonably be expected to cause a material downgrade to Parent’s credit rating and (d) would not reasonably be expected to prevent, impair or delay consummation of the Transactions (including any material delay in the timing of expiration of the waiting period under the HSR Act).

“Parent Plan” means an Employee Benefit Plan sponsored, maintained, or contributed to by Parent or its Affiliates or with respect to which Parent or its Affiliates have any Liability.

“Parent Stockholder Approval” means the Parent Stockholder Charter Approval and the Parent Stockholder Issuance Approval.

“Parent Stockholder Charter Approval” means the approval of the Parent Charter Amendment by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of Parent entitled to vote thereon at the Parent Stockholders Meeting in accordance with the DGCL and the Organizational Documents of Parent.

“Parent Stockholder Issuance Approval” means the approval of the Parent Stock Issuance by the affirmative vote of a majority of shares of Parent Common Stock entitled to vote thereon and present in person and represented by proxy at the Parent Stockholders Meeting in accordance with the rules and regulations of the NYSE and the Organizational Documents of Parent.

“Parent Stockholders Meeting” means a meeting of the stockholders of Parent to consider the approval of the Parent Stock Issuance and the Parent Charter Amendment, including any postponement, adjournment or recess thereof.

“Parent Superior Proposal” means a bona fide written proposal that is made after the entry into this Agreement by any Person(s) or “group” (within the meaning of Section 13(d) of the Exchange Act) (other than the Company or any of its Affiliates) involving the purchase, acquisition, transfer or sale of, directly or indirectly, in one or a series of related transactions, (a) the businesses or assets of Parent or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that account for all or substantially all of the fair market value of Parent and its Subsidiaries’ assets or that generated all or substantially all of Parent’s and its Subsidiaries’ net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding 12 months, respectively, or (b) all or substantially all of the outstanding shares of Parent Common Stock, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good-faith determination of the Parent Board, after consultation with its financial advisors and outside legal advisors, if consummated, would result in a transaction more favorable to Parent’s stockholders than the Merger after considering all factors the Parent Board deems relevant in exercising their fiduciary duties in accordance with applicable Law.

“Parent Termination Fee” means $82,000,000.

“Party” or “Parties” means a party or the parties to this Agreement, except as the context may otherwise require.

“Permits” means all permits, licenses, certifications, registrations, consents, authorizations, variances, exemptions, orders, franchises and approvals of any Governmental Entity.

“Permitted Encumbrances” means:

(a) to the extent not applicable to the Transactions or otherwise waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any contracts, including joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents;

(b) contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s liens and other similar Encumbrances arising in the Ordinary Course for amounts not yet delinquent and Encumbrances for Taxes or assessments that are not yet delinquent or, in all instances, if delinquent, that are being contested in good faith in the Ordinary Course and for which adequate reserves have been established in accordance with GAAP by the party responsible for payment thereof;

(c) Encumbrances arising in the Ordinary Course under operating agreements, joint venture agreements, partnership agreements, farm-out agreements, coal supply agreements, purchase orders or commitments, division orders, contracts for the sale, purchase, transportation, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the coal business, provided, however, that, in each case, such Encumbrance (i) secures obligations that are not Indebtedness or a deferred purchase price and are not delinquent and (ii) would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, on the value, use or operation of the encumbered property;

(d) such Encumbrances as the Company (in the case of Encumbrances with respect to properties or assets of Parent or its Subsidiaries) or Parent (in the case of Encumbrances with respect to properties or assets of the Company or its Subsidiaries), as applicable, may have expressly waived in writing;

(e) all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and other easements and rights-of-way, on, over or in respect of any of the properties of the Company or Parent, as applicable, or any of their respective Subsidiaries, that are of record and customarily granted in the coal industry or do not materially interfere with the operation, value or use of the property or asset affected;

(f) any Encumbrances discharged at or prior to the Effective Time (including Encumbrances securing any Indebtedness that will be paid off in connection with Closing);

(g) Encumbrances imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions, which do not materially interfere with the operation, value or use of the property or asset affected; or

(h) the terms (including Royalties) of all instruments comprising the Company Real Property and Parent Real Property, as applicable.

“Person” means any individual, natural person, general or limited partnership, limited liability company, unlimited liability corporation, corporation, proprietorship, joint stock company, trust, estate, union, joint venture, Governmental Entity, association or unincorporated business organization, or any other form of business or professional entity.

“Proceeding” means any claim (including a claim of a violation of applicable Law or Environmental Law), cause of action, action, audit, demand, litigation, suit, proceeding, investigation, grievance, citation, summons, subpoena, inquiry, hearing, originating application to a tribunal, arbitration or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise, whether in contract, in tort or otherwise, and whether or not such claim, cause of action, action, audit, demand, litigation, suit, proceeding, investigation grievance, citation, summons, subpoena, inquiry, hearing, originating application to a tribunal, arbitration or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Reclamation and Mine Closure” means activities relating to closure, rehabilitation or restoration of mined areas and areas impacted by mining activities, including environmental remediation, reclamation, revegetation, filling and recontouring, treatment or containment of mining waste, dismantling or decommissioning of equipment and facilities, closure and post-closure monitoring and abatement, control or prevention of adverse effects of mining activities as well as obtaining and maintaining any Permits and Financial Assurances in connection with such activities.

“Regulatory Law” means any applicable supranational, national, federal, state, country, local or foreign antitrust, competition, trade regulation, or foreign investment or foreign subsidies Laws that are designed or intended to prohibit, restrict or regulate (a) actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States or (b) investments by entities that are deemed a foreign entity or by entities that are deemed to have received foreign subsidies for purposes of any applicable law or regulation.

“Release” means any releasing, depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, seeping, dumping, disposing or allowing the escape or migration of any Hazardous Material into the indoor or outdoor environment.

“Remedial Action” means all actions to (a) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials in the environment; (b) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not endanger or threaten to endanger human health or the Environment; or (c) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release.

“Representatives” means, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of such Person.

“Royalties” means any Liability for advance or minimum royalties, production royalties, overriding royalties, net profits interests, production payments, wheelage or haulage royalties or payments and any other payments out of or measured by production.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) more than 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or equivalent governing body, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or controlled by the subject Person or by one or more of its respective Subsidiaries.

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under applicable Law, including Section 203 of the DGCL.

“Tax Returns” means any return, report, statement, information return or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes, including any schedule or attachment thereto and any amendment thereof.

“Taxes” means any and all taxes and similar charges, duties, levies or other assessments of any kind, including, but not limited to, income, estimated, business, occupation, corporate, gross receipts, transfer, stamp, employment, occupancy, license, severance, capital, impact fee, production, ad valorem, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and custom duties, imposed by any Governmental Entity, whether disputed or not, including interest, penalties, and additions to tax imposed with respect thereto.

“Taxing Authority” means any Governmental Entity having jurisdiction in matters relating to Taxes.

“Threatened” means any demand or statement made or any notice that has been given that would lead a reasonable person to conclude that a Proceeding is a possible outcome of such demand, statement or notice.

“Transactions” means the Merger and the other transactions contemplated by this Agreement, including the Parent Stock Issuance and the Parent Charter Amendment, and each other agreement to be executed and delivered in connection herewith and therewith.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“Voting Debt” of a Person means bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of such Person may vote.

“Willful and Material Breach”, including the correlative term “Willfully and Materially Breach,” shall mean a material breach (or the committing of a material breach) that is a consequence of an act or failure to take an act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) will constitute a breach of this Agreement.

Annex B

ANNEX B

Form of CONSOL Energy Inc. Charter Amendment

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CONSOL ENERGY INC.

CONSOL Energy Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts this Certificate of Amendment (this “Certificate of Amendment”), which amends its Amended and Restated Certificate of Incorporation, as heretofore amended (the “Certificate of Incorporation”), as described below, and does hereby further certify that:

FIRST: The Board of Directors of the Corporation has duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation described herein (the “Amendment”) and directing that the Amendment be submitted for consideration by the stockholders of the Corporation, and the holders of a majority of the outstanding Common Stock, par value of $0.01 per share, of the Corporation entitled to vote at the special meeting of the stockholders called and held upon notice in accordance with Section 222 of the DGCL for the purpose of voting on the Amendment have voted in favor of the Amendment.

SECOND: Article I of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

(a) The name of the corporation is Core Natural Resources, Inc.

THIRD: Article IV, Section 4.1, paragraph (a) of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

(a) The total number of shares of capital stock which the Corporation shall have authority to issue is 125,500,000, which shall be divided into two classes, consisting of 125,000,000 shares of Common Stock, par value of $0.01 per share (the “Common Stock”), and 500,000 shares of Preferred Stock, par value of $0.01 per share (the “Preferred Stock”).

FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the DGCL. The foregoing amendments shall be effective upon filing with the Secretary of State of the State of Delaware.

FIFTH: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

W/4744345

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by an authorized officer of the Corporation as of this ____ day of __________, ____.

CONSOL ENERGY INC.

By:
Name:
Title:

W/4744345

Annex C

ANNEX C

Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[●]

The Amended and Restated Certificate of Incorporation of [●], a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), consists of the articles set forth below.

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is: [●].

ARTICLE II

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL or any successor statute.

ARTICLE IV

Section 1. The Corporation shall be authorized to issue one thousand (1,000) shares of capital stock, all of which 1,000 shares shall be shares of common stock, par value $0.01 per share (the “Common Stock”).

Section 2. The Common Stock shall have the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, as hereinafter set forth in this Article IV.

(a) Dividends. The holders of Common Stock shall be entitled to receive, when and as declared, out of assets and funds legally available therefor, cash or non-cash dividends payable as and when the board of directors of the Corporation (the “Board of Directors”) in its sole business judgment so declares. Any such dividend shall be payable ratably to all record holders of Common Stock as of the record date fixed by the Board of Directors in accordance with the by-laws of the Corporation (the “By-Laws”) for the payment thereof.

(b) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Common Stock then outstanding shall be entitled to be paid ratably out of the remaining assets and funds of the Corporation available for distribution to its stockholders, in proportion to the number of shares of Common Stock held by each such holder (including any declared but unpaid dividends on the Common Stock, subject to proportionate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) of such assets and funds.

(c) Voting. Except as required by law, or as otherwise provided herein or in any amendment hereof:

(i) the entire voting power of the Corporation shall be vested in the holders of the Common Stock, and

(ii) each holder of Common Stock entitled to vote shall at every meeting of the stockholders of the Corporation be entitled to one vote for each share of Common Stock registered in his or her name on the record of stockholders.

ARTICLE V

Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to be voted in the election of directors.

ARTICLE VI

In furtherance and not in limitation of those powers conferred by law, the Board of Directors is expressly authorized and empowered to make, alter and repeal the By-Laws.

ARTICLE VII

Meetings of the stockholders shall be held at such place, within or without the State of Delaware as may be designated by, or in the manner provided in, the By-Laws or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

ARTICLE VIII

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereinafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VIII.

ARTICLE IX

Section 1. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of such director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for a director pursuant to Section 174 of the DGCL, (d) for any transaction from which such director derived an improper personal benefit or (e) for an officer in any action by or in the right of the Corporation.

Section 2. Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article IX shall eliminate or reduce the effect of this Article IX in respect of the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring before such amendment, repeal or adoption of an inconsistent provision.

[Signature Page Follows]

IN WITNESS WHEREOF, [●] has caused this Amended and Restated Certificate of Incorporation to be executed by an authorized officer, this [●] day of [●].

[●]

By:
Name:
Title:

[Signature Page to A&R Certificate of Incorporation]

Annex D

FOURTH AMENDED AND RESTATED

BYLAWS

OF

CORE NATURAL RESOURCES, INC.

Incorporated under the Laws of the State of Delaware

(effective [●])

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1. Delaware Office. The registered office of Core Natural Resources, Inc. (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

SECTION 1.2. Other Offices. The Corporation may have such other offices, either inside or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or as the business of the Corporation may require.

SECTION 1.3. Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

SECTION 2.1. Annual Meeting. An annual meeting of the stockholders of the Corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting shall be held at such date, time and place (if any) as may be fixed by resolution of the Board of Directors.

SECTION 2.2. Special Meetings. Subject to the rights of the holders of any then outstanding series of stock having a preference over the Common Stock of the Corporation as to dividends, voting or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by or at the direction of (i) the Chair of the Board of Directors, the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”), and any power of stockholders to call a special meeting is specifically denied. The record date for, and the date, time, and place (if any) of, any special meeting, shall be fixed by the Board of Directors.

SECTION 2.3. Place of Meeting. The Board of Directors or the Chair of the Board of Directors, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation. The Board of Directors may also, in its sole discretion, determine that any meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt and in accordance with the DGCL, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 2.4. Notice of Meeting. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place (if any), date, time, the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, or by electronic transmission in the manner provided in Section 232 of the DGCL (except to the extent prohibited by Section 232(e) of the DGCL) by or at the direction of the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer or the Corporate Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. In the case of notice given by commercial delivery service, such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such delivery, the delivery charge to be paid by the Corporation or the person sending such notice and not by the addressee. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A stockholder may also waive notice of a meeting as provided in Section 7.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”) otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 2.5. Quorum; Adjournment and Postponement. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at all meetings of stockholders. Except as otherwise provided by applicable law or the Certificate of Incorporation or these Bylaws, when a specified item of business requires a separate vote by a class or series or classes or series of stock, the holders of a majority of the outstanding shares of such class or series or classes or series entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of such business. The Chair of the Board of Directors, the Chief Executive Officer or chair of a meeting may adjourn or postpone the meeting for any purpose (including due to a technical failure to convene or continue a meeting using remote communication) and to any other time and other place (if any) at which a meeting may be held under these Bylaws. When a meeting is adjourned to another time or place (if any), notice need not be given of the adjourned meeting if: (a)(i) the time, the place (if any), and the means of remote communication, if any, by which stockholders may be deemed to be present and vote at the meeting, are: (A) announced at the meeting at which the adjournment is taken; (B) displayed during the time for the meeting, on the same electronic network used to enable stockholders to participate in the meeting by means of remote communication; or (C) set forth in the notice of the meeting given in accordance with these Bylaws; and (ii) the date of the adjourned meeting is not more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice stating the place (if any), date, time, and means of remote communication, if any, will be sent as provided in Section 2.4 of these Bylaws or (b) otherwise permitted by applicable law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or postponement, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.6. Conduct of Meetings. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate as chair of the meeting, or in the absence of such a person, the Chair of the Board of Directors, or if none or in the Chair of the Board of Directors’ absence or inability to act, the Chief Executive Officer, or if none or in the Chief Executive Officer’s absence or inability to act, the President, or if none or in the President’s absence or inability to act, a Vice President, or, if none of the foregoing is present or able to act, by a chair to be chosen by the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting. The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chair of the meeting shall appoint any person present to act as secretary of the meeting. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chair shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.7. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the DGCL) by the stockholder, or by such stockholder’s duly authorized attorney in fact.

SECTION 2.8. Notice of Nominations and Stockholder Business.

(A) Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and for proposals of other business to be properly brought before an annual meeting, such nominations and proposals of other business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly made at the annual meeting by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of individuals for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or bring other business proposals (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(B) Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the special meeting by or at the direction of the Board of Directors; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting.

Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving notice with respect to such special meeting and at the time of the special meeting, (2) is entitled to vote at the meeting, and (3) complies with the procedures set forth in these Bylaws as to such nomination. This Section 2.8(B) shall be the exclusive means for a stockholder to make nominations or bring other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders.

(C) General. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this paragraph, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

SECTION 2.9. Advance Notice of Stockholder Business and Nominations.

(A) Annual Meeting of Stockholders. Without qualification or limitation, subject to Section 2.9(C)(4) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.8(A) of these Bylaws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.10 of these Bylaws), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting. Notwithstanding the foregoing, if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the first anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.9(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to Section 2.8(B) of these Bylaws. Subject to Section 2.9(C)(4) of these Bylaws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 2.10 of these Bylaws), and timely updates and supplements thereof in each case in proper form, in writing, to the Secretary. To be timely, a stockholder’s notice pursuant to the preceding sentence shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice pursuant to the first sentence of this paragraph shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(C) Disclosure Requirements.

(1) To be in proper form, a stockholder’s notice given pursuant to this Section 2.9 to the Secretary must include the following, as applicable:

(a) As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and/or their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, and/or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement (regardless of the purpose or effect of such repurchase or “stock borrowing” agreement or arrangement), involving such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) to which such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith and (I) any direct or indirect interest of such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith, if any, and (iv) any other information relating to such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b) If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between or among any of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c) As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K or any successor provision promulgated under the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(d) With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement as required by Section 2.10 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws, including without limitation Sections 2.9, 2.10 and 2.11 hereof, shall be eligible for election as directors;

(e) In addition to the requirements set forth in this Section 2.9 with respect to any nomination proposed to be made at a meeting, any stockholder, beneficial owner, if any, on whose behalf the nomination is being made, or their respective affiliates and associates, or others working in concert therewith, if any, intending to solicit proxies pursuant to Rule 14a-19 of the Exchange Act shall deliver notice to the Corporation in accordance with this Section 2.9 and such notice shall include: (i) the names, business addresses, and, if known, residence addresses of all nominees for whom the stockholder, beneficial owner, if any, or their respective affiliates and associates, or others acting in concert therewith, if any, intends to solicit proxies; (ii) the names, business addresses, and, if known, residence addresses of all nominees who would be presented for election at the meeting of stockholders in the event of a need to change the stockholder’s, beneficial owner’s, if any, or their respective affiliates’ and associates’, or others’ acting in concert therewith, if any, original slate; and (iii) a representation that the stockholder, beneficial owner, if any, or their respective affiliates and associates, or others acting in concert therewith intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, including the solicitation of the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors;

(f) Upon request of the Corporation, if a stockholder, beneficial owner, if any, on whose behalf the nomination is being made, or their respective affiliates and associates, or others acting in concert therewith, if any, provides notice pursuant to Rule 14a-19(b) of the Exchange Act, such stockholder, beneficial owner, if any, or their respective affiliates and associates, or others acting in concert therewith, if any, shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting of stockholders, reasonable evidence that it has met requirements of Rule 14a-19(a)(3) of the Exchange Act; and

(g) Unless otherwise required by applicable law, if any stockholder, beneficial owner, if any, on whose behalf the nomination is being made, or their respective affiliates and associates, or others acting in concert therewith, if any, provides notice pursuant to Rule 14a-19(b) of the Exchange Act and such stockholder, beneficial owner, or their respective affiliates and associates, or others working in concert therewith subsequently fails to comply with any requirements of Rule 14a-19 of the Exchange Act, any other rules or regulations thereunder, or these Bylaws, then the Corporation will disregard any proxies or votes solicited for such nominees and such nomination will be disregarded.

(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of these Bylaws, “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership.

(3) Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered.

(4) Nothing in this Section 2.9 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 and Rule 14a-19 under the Exchange Act, nothing in this Section 2.9 shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

SECTION 2.10. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a stockholder for election or reelection to the Board of Directors must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made

(which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) will comply with the Corporation’s corporate governance guidelines and other policies applicable to its directors, and has disclosed therein whether all any portion of securities of the Corporation were purchased with any financial assistance provided by any other person and whether any other person has any interest in such securities, (D) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time, (E) consents to being named as a nominee in any proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card and agrees to serve if elected as a director and (F) will abide by the requirements of Section 2.11 of these Bylaws.

SECTION 2.11. Procedure for Election of Directors; Required Vote.

(A) Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. The Board of Directors or chair of the meeting may, in their or his or her sole discretion, require that any votes cast for the election of directors at such meeting be cast by written ballot.

(B) If a nominee for director who is an incumbent director receives a greater number of votes “withheld” from his or her election than votes “for” such director nominee’s election, he or she shall promptly tender his or her resignation to the Board of Directors following certification of the election results. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.10.

(C) Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at a meeting at which is quorum is present and entitled to vote on the matter shall be the act of the stockholders. The Board of Directors or chair of a meeting may, in their or his or her sole discretion, require that any votes cast at such meeting shall be cast by written ballot.

(D) Any individual who is nominated for election to the Board of Directors at an annual meeting shall, if requested by the Corporation, tender an irrevocable resignation in advance of the annual meeting. Such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (1) the information provided to the Corporation by such individual or, if applicable, by any stockholder who nominated such individual, was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (2) such individual or, if applicable, any stockholder who nominated such individual, shall have breached any representations or obligations owed to the Corporation under these Bylaws.

SECTION 2.12. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The chair of the meeting shall be appointed by the inspector or inspectors to fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 2.13. Stockholder Action by Written Consent. Subject to the rights of the holders of any then outstanding series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, only if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the action that is the subject of the consent.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 3.2. Number and Tenure of Directors.

(A) Subject to the rights of the holders of any series of Preferred Stock to elect directors, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”); provided that prior to the Expiration Date (as defined below), the number of directors shall be fixed in accordance with, and shall require the approvals set forth in, Article X of these Bylaws. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

(B) Subject to the rights of any holders of any class or any series of Preferred Stock to elect directors, all directors up for election shall be elected for a term expiring at the next annual meeting of stockholders.

SECTION 3.3. Election of Directors. The directors shall be elected at the annual meetings of stockholders as specified in the Certificate of Incorporation, except as otherwise provided in the Certificate of Incorporation or in these Bylaws, and each director of the Corporation shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

SECTION 3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place, if any, as, the annual meeting of stockholders, or such other date, time and place as the Board of Directors may provide by resolution without other notice than this Bylaw, or such resolution, as applicable. The Board of Directors may, by resolution, provide the date, time and place, if any, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.5. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chair of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, date and time of the meetings.

SECTION 3.6. Notice of Meeting. Notice of any special meeting of directors shall be given to each director at such person’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, email or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by email, facsimile transmission, telephone or by hand, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.4 of these Bylaws.

SECTION 3.7. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or applicable committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.8. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.9. Quorum. Subject to Section 3.10 of these Bylaws, a whole number of directors equal to at least a majority of the directors then in office shall constitute a quorum for the transaction of business, provided that such directors represent at least one-third of the Whole Board. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the Certificate of Incorporation, these Bylaws or the DGCL. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.10. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until such director’s successor shall have been duly elected and qualified; provided that prior to the Expiration Date, the filling of vacancies shall also be subject to the applicable provisions of Article X of these Bylaws. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

SECTION 3.11. Chair of the Board. Subject to the applicable provisions of Article X, the Board of Directors may appoint, by the affirmative vote of the majority of the directors then in office, a Chair of the Board of Directors (who may be an Executive Chair or the Chief Executive Officer) from among the directors. The Chair of the Board of Directors shall preside over all meetings of the Board of Directors and stockholders at which he or she is present. The Chair of the Board of Directors may also be an executive officer of the Corporation. If the Chair of the Board of Directors is an Executive Chair, the Executive Chair shall be an executive officer of the Corporation and shall perform such duties and possess such powers as are customarily vested in the office of the Chair of the Board of Directors of a corporation or as may be vested in him or her by the Board of Directors from time to time. The Executive Chair and Chief Executive Officer shall have joint responsibilities over the strategy, policy making, capital allocation and personnel matters of the Corporation. The Executive Chair shall have broad access to the records, management and personnel of the Corporation and its subsidiaries, including without limitation the power and authority to obtain any information about the Corporation and its operations. The Executive Chair is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation. During the time of any vacancy in the office of Chief Executive Officer or in the event of the absence or disability of the Chief Executive Officer, the Executive Chair shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors or otherwise specified herein. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 3.11 for the exercise by the Executive Chair of the powers of the Executive Chair.

SECTION 3.12. Committees. The Board of Directors may designate any such committee as the Board of Directors considers appropriate, which shall consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors as appropriate.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.6 of these Bylaws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

SECTION 3.13. Removal. Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding and the applicable requirements of Article X of these Bylaws, any director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote in an election of such director.

SECTION 3.14. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV

OFFICERS

SECTION 4.1. Elected Officers. The officers of the Corporation shall be appointed by the Board of Directors, or as otherwise provided in this Article IV, and shall include a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and such other officers as the Board of Directors from time to time may deem proper, which may include an Executive Chair, one or more Vice Presidents (including, without limitation, Senior Vice Presidents) and a Treasurer. Any number of offices may be held by the same person. All officers appointed in accordance with these Bylaws shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof, or (subject to Article X) the Chief Executive Officer in the case of any Vice President, Senior Vice President or Treasurer appointed by the Chief Executive Officer pursuant to Section 4.3. The Board or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee, or by the Chief Executive Officer, as the case may be. For the avoidance of doubt, such other officers and agents shall have the powers and perform the duties as are customarily incident to the position they hold.

SECTION 4.2. Term of Office. Each officer shall hold office until such officer’s successor shall have been duly appointed and shall have qualified or until such officer’s earlier death, resignation or removal.

SECTION 4.3. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and Section 3.11, he or she shall be in the general and active charge of the entire business and affairs of the Corporation and shall be its chief policy-making officer. The Chief Executive Officer shall report to the Executive Chair so long as there is an Executive Chair. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation. Subject to the authority of the Board of Directors, the Executive Chair and the provisions of the Certificate of Incorporation and these Bylaws, including Article X, the Chief Executive Officer is authorized to appoint one or more Vice Presidents (including, without limitation, Senior Vice Presidents) and/or a Treasurer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws. The Chief Executive Officer of the Corporation may also serve as President, if so appointed by the Board of Directors.

SECTION 4.4. President. The President of the Corporation shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors, the Executive Chair and the Chief Executive Officer are carried into effect. The President shall, in the absence or disability of the Chief Executive Officer and the Executive Chair, act with all of the powers and be subject to all the restrictions of the Chief Executive Officer. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Executive Chair, Chief Executive Officer or the Board of Directors or as may be provided in these Bylaws.

SECTION 4.5. Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity. The Chief Financial Officer shall assist the Executive Chair, the Chief Executive Officer and the President in the general supervision of the Corporation’s financial policies and affairs.

SECTION 4.6. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law; the Secretary shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and the Secretary shall see that the books, reports, statements, certificates and other documents and records required by applicable law to be kept and filed are properly kept and filed; and in general, the Secretary shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such Secretary by the Board of Directors, the Executive Chair, the Chief Executive Officer or the President.

SECTION 4.7. Vice Presidents. Any Vice President shall have such powers and shall perform such duties as shall be assigned to such Vice President by the Board of Directors, the Executive Chair, the Chief Executive Officer or the President.

SECTION 4.8. Treasurer. Any Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds, shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors, and shall have such further powers and duties as shall be prescribed from time to time by the Board of Directors, the Executive Chair, the Chief Executive Officer or the President.

SECTION 4.9. Removal. Any officer or agent appointed by the Board of Directors may be removed from office at any time with or without cause by the affirmative vote of a majority of the Board of Directors then in office. Subject to Article X, any officer or agent appointed by the Chief Executive Officer may be removed by the Chief Executive Officer at any time with or without cause. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, or his or her resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 4.10. Vacancies. Subject to Article X, a newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors. Subject to Article X, any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

SECTION 5.1. Form. Shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is presented to the Corporation. If any shares of stock of the Corporation are represented by a certificate, every holder of stock in the Corporation represented by a certificate shall be entitled to have the certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. If the Board of Directors shall direct that any shares of stock of the Corporation shall be represented by certificates, the Chair of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, if any, any Assistant Treasurer, the Corporate Secretary, any

Assistant Corporate Secretary and any other officer designated by the Board of Directors shall be deemed to be authorized for purposes of this Section 5.1 to sign certificates representing shares of the Corporation’s capital stock. Any or all of the signatures on any certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed on, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

SECTION 5.2. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. In the case of any shares represented by certificates, transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his, her or its attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board of Directors or the Chief Executive Officer may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of the Corporation’s capital stock.

SECTION 5.3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or certificates or uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 5.4. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

SECTION 5.5. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.6. Registered Stockholders. The Corporation may treat the registered owner of any shares of its stock as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1. Indemnification.

(A) Each person who was or is a party to, or is otherwise threatened to be made a party to or is otherwise involved (including involvement as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (each such director or officer, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment or modification), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such Proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in Section 6.3, the Corporation shall indemnify any such Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(B) To obtain indemnification under this Article VI, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and as is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification. Upon written request by a Covered Person for indemnification pursuant to the first sentence of this Section 6.1(B), a determination, if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made in the specific case (i) if a Change of Control (as defined in the

Corporation’s current equity compensation plan) shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Covered Person, or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Covered Person, or (D) if so directed by the Board of Directors, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by (i) the Board of Directors if a Change of Control shall not have occurred or (ii) by the Covered Person if a Change of Control shall have occurred, unless the Covered Person shall request that such selection be made by the Board of Directors. If it is so determined that the Covered Person is entitled to indemnification, payment to the Covered Person shall be made within 10 days after such determination.

(C) To the extent that a Covered Person is a party to or a participant in and is successful (on the merits or otherwise) in defense of any action, suit or proceeding, the Corporation shall indemnify the Covered Person against all expenses actually and reasonably incurred by the Covered Person or on the Covered Person’s behalf in connection therewith. To the extent permitted by applicable law, if the Covered Person is not wholly successful in such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such action, suit or proceeding, the Corporation shall indemnify the Covered Person to the fullest extent permitted by applicable law against all expenses actually and reasonably incurred by the Covered Person or on the Covered Person’s behalf in connection with or related to each successfully resolved claim, issue or matter.

SECTION 6.2. Advance of Expenses. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than the DGCL permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not, except to the extent specifically required by applicable law, in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise.

SECTION 6.3. Claims. If a determination by the Corporation that the Covered Person is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnification, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses to a Covered Person, in whole or in part, or if payment in full pursuant to such request is not made within forty-five (45) days after a written claim submitted pursuant to Section 6.1(b) of these Bylaws (or, in the case of an advance of expenses, twenty (20) days after provision of a statement pursuant to Section 6.2 of these Bylaws and any required Undertaking), the right to indemnification or advances as granted by this Article VI shall be enforceable by such Covered Person in any court of competent jurisdiction. Such Covered Person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the Undertaking, if required by the DGCL, has been tendered to the Corporation) that the Covered Person has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the Covered Person for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including by its Board of Directors, Independent Counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its Board of Directors, Independent Counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct.

SECTION 6.4. Non-Exclusivity of Rights. The rights conferred on any person in this Article VI, shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or the Board of Directors. In addition, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI. The Board of Directors shall have the power to delegate to such officer or other person as the Board of Directors shall specify the determination of whether indemnification shall be given to any person pursuant to this Section 6.4.

SECTION 6.5. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

SECTION 6.6. Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VI.

SECTION 6.7. Continuation of Indemnification. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article VI shall continue notwithstanding that the person has ceased to be a Covered Person and shall inure to the benefit of his or her estate, heirs, executors, administrators, legatees and distributees; provided, however, that, except as set forth in Section 6.3, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 6.8. Effect of Amendment or Repeal. The provisions of this Article VI shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a Covered Person (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VI, the Corporation intends to be legally bound to each such current or former Covered Person. With respect to current and former Covered Persons, the rights conferred under this Article VI are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any Covered Persons who commence service following adoption of these Bylaws, the rights conferred under this Article VI shall be present contractual rights, and such rights shall fully vest, and be deemed to have vested fully, immediately upon such Covered Person’s service in the capacity which is subject to the benefits of this Article VI.

SECTION 6.9. Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

SECTION 6.10. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 6.11. Definitions. For purposes of this Article VI:

(A) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Covered Person;

(B) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the Covered Person in an action to determine the Covered Person’s rights under this Article VI.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

SECTION 7.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

SECTION 7.3. Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the words “Corporate Seal, Delaware,” the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 7.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 7.5. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chair of the Board of Directors, the Chief Executive Officer, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chair of the Board of Directors, the Chief Executive Officer, or the Secretary, or at such later time as is specified therein. Except to the extent specified in such notice, no formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

ARTICLE VIII

CONTRACTS, PROXIES, ETC.

SECTION 8.1. Contracts. In addition to the powers otherwise granted to officers pursuant to Article IV hereof, the Board of Directors or Chief Executive Officer may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Without limiting the foregoing, unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President, the Secretary and the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.

SECTION 8.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President or any other officer delegated such power by the Board of Directors may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

ARTICLE IX

AMENDMENTS

Unless otherwise provided by the Certificate of Incorporation, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal these Bylaws. Unless otherwise provided by the Certificate of Incorporation, the stockholders shall have the power to adopt, amend, alter or repeal these Bylaws by an affirmative vote of shares representing a majority of the voting power of all the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE X

CERTAIN CORPORATE GOVERNANCE MATTERS

SECTION 10.1. Executive Chair; President and CEO. Effective as of the Effective Time (for all purposes of this Article X, as defined in the Agreement and Plan of Merger, dated as of August 20, 2024, by and among the Corporation, Mountain Range Merger Sub Inc., a Delaware corporation and Arch Resources, Inc., a Delaware corporation (“Arch”), as the same may be amended from time to time (the “Merger Agreement”)), (a) James A. Brock shall serve as the Executive Chair of the Board of Directors and (b) Paul A. Lang shall serve as the Chief Executive Officer of the Corporation and as a member of the Board of Directors. The initial term of James A. Brock as Executive Chair of the Board of Directors shall expire effective as of the earlier of (i) the two-year anniversary of the Effective Time (the “Expiration Date”) or (ii) any date as of which James A. Brock ceases to serve as a member of the Board of Directors for any reason in accordance with these Bylaws (such date, the “Chairman Succession Date”). James A. Brock’s service as a member of the Board of Directors need not cease upon the cessation of his term as Executive Chair of the Board of Directors pursuant to clause (i) of the immediately preceding sentence. From and after the Chairman Succession Date, the Board of Directors shall select a member of the Board of Directors (which may be James A. Brock if still a member of the Board of Directors) to serve as Chair or Executive Chair of the Board of Directors. The Executive Chair may voluntarily resign from his or her position at any time. The initial term of Paul A. Lang as Chief Executive Officer of the Corporation shall expire no earlier than the two-year anniversary of the Effective Time other than in the case of

(and limited to) (1) the Chief Executive Officer’s resignation or death prior to such date or (2) the Chief Executive Officer’s removal from such office by the Board of Directors in accordance with the applicable requirements of Article X of these Bylaws.

SECTION 10.2. Board Size and Composition. Effective as of the Effective Time, the Board of Directors shall be comprised of four Continuing CONSOL Directors (as defined below), including James A. Brock, and four Continuing Arch Directors (as defined below), including Paul A. Lang and Richard A. Navarre. From and after the Effective Time until the Expiration Date: (i) the number of directors that comprises the full Board of Directors shall be eight; (ii) any Continuing CONSOL Director and any Continuing Arch Director who is then serving as a member of the Board of Directors and whose term is expiring at an annual meeting of shareholders held on a date that is prior to the Expiration Date shall be nominated by the Board of Directors for election to the Board of Directors at such annual meeting, subject to applicable stock exchange, legal and other applicable requirements, in each case provided that if the Continuing CONSOL Director or Continuing Arch Director, as applicable, was an independent director of the Corporation, such individual continues to be an independent director of the Corporation, and unless such Continuing CONSOL Director or Continuing Arch Director, as applicable, notifies the Board of Directors of his or her desire not to be so nominated; (iii) no vacancy on the Board created by the cessation of service of a director shall be filled by the Board of Directors, and the Board of Directors shall not appoint or nominate any individual to fill such vacancy, unless (x) if the predecessor director leading to the creation of such vacancy was an independent director of the Corporation, such individual would be an independent director of the Corporation, (y) in the case of a vacancy created by the cessation of service of a Continuing CONSOL Director, not less than a majority of the Continuing CONSOL Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, and (z) in the case of a vacancy created by the cessation of service of a Continuing Arch Director, not less than a majority of the Continuing Arch Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy; provided, that any such appointment or nomination pursuant to clause (y) or (z) shall be made in accordance with applicable Law and the rules of the New York Stock Exchange (or other national securities exchange on which the Corporation’s securities are then listed). For purposes of this Article X, the term “Continuing CONSOL Directors” shall mean the directors of the Corporation who were designated by the Corporation to be directors of the Corporation as of the Effective Time pursuant to Section 2.7(a) of the Merger Agreement, and any directors of the Corporation who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of any such director (or any successor thereto) pursuant to clause (y) of the second sentence of this Section 10.2, and the term “Continuing Arch Directors” shall mean the directors of Arch who were designated by Arch to be directors of the Corporation as of the Effective Time pursuant to Section 2.7(a) of the Merger Agreement, and any directors of the Corporation who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of any such director (or any successor thereto) pursuant to clause (z) of the second sentence of this Section 10.2.

SECTION 10.3. Lead Independent Director. From the Effective Time through the Chairman Succession Date, or any subsequent time when the Chair of the Board of Directors is not an independent director, the Board of Directors shall have a lead independent director who shall be elected by a majority of the members of the Board of Directors. The initial lead independent director of the Board of Directors shall be Richard A. Navarre.

Section 10.4. Officer Appointment and Removal. While the Corporation has an Executive Chair, the consent of both the Executive Chair and the Chief Executive Officer shall be required for the appointment or removal of any officer with a position of Senior Vice President or above. In the event the Chief Executive Officer and Executive Chair are unable to agree, such decision shall be made instead by the Board of Directors; provided however, that if such disagreement occurs prior to the Expiration Date, then such decision shall be made by the affirmative vote of at least 75% of the directors then in office.

SECTION 10.5. Certain Actions; Amendments; Interpretation. The following actions shall require the affirmative vote of at least 75% of the Whole Board (rounded to the nearest whole number): (i) prior to the

Expiration Date, the removal of James A. Brock from his position as the Executive Chair of the Board of Directors, or any diminution in or modification of the duties of the Executive Chair of the Board of Directors or the other matters set forth in Section 3.11 of these Bylaws, or any election or appointment of a replacement Chair or Executive Chair of the Board of Directors (including to fill a vacancy in any such position); (ii) prior to the Expiration Date, the failure to appoint or re-nominate James A. Brock or Paul A. Lang as a member of the Board of Directors; (iii) prior to the Expiration Date, the removal of Paul A. Lang from his position as the Chief Executive Officer of the Corporation, or any diminution in or modification of the duties of the Chief Executive Officer set forth in Section 4.3 of these Bylaws or the other matters set forth in Section 3.11 of these Bylaws, or any election or appointment of a replacement Chief Executive Officer (including to fill a vacancy in any such position); and (iv) prior to the Expiration Date, any change in the size or composition of the Board of Directors as set forth in Section 10.2 of these Bylaws. Effective as of the Effective Time until the Expiration Date, the provisions of this Article X may be modified, amended or repealed, and any bylaw provision or other resolution (including any proposed corresponding modification, amendment or repeal of any provision of the Corporation’s other constituent documents) inconsistent with this Article X may be adopted, only by (and any such modification, amendment, repeal or inconsistent bylaw provision or other resolution may be proposed or recommended by the Board of Directors only by) the affirmative vote of at least 75% of the Whole Board (rounded to the nearest whole number). In the event that the size of the Board of Directors is increased, then any provision in Section 10.4 or this Section 10.5 which requires the approval of a specific number of directors will be deemed amended to adjust such requirement proportionately so that 75% of the Whole Board (rounded to the nearest whole number) is required for any such approval. In the event of any inconsistency between any provision of this Article X and any other provision of these Bylaws, including Article III or Article IX of these Bylaws, the provisions of this Article X shall control to the fullest extent permitted by law.

ANNEX B

PRIVILEGED AND CONFIDENTIAL

August 20, 2024

Board of Directors

CONSOL Energy Inc.

275 Technology Drive

Suite 101

Canonsburg, PA 15317

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to CONSOL Energy Inc., a Delaware corporation (the “Company”), of the Exchange Ratio (as defined below) pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among the Company, Arch Resources, Inc., a Delaware corporation (“Arch”), and Mountain Range Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Acquisition Sub”). As more fully described in the Agreement, Acquisition Sub will be merged with and into Arch (the “Transaction”) and each issued and outstanding share of Class A common stock, par value $0.01 per share (“Arch Class A Common Stock”), and each issued and outstanding share of Class B common stock, par value $0.01 per share (“Arch Class B Common Stock” and, together with the Arch Class A Common Stock, the “Arch Common Stock”), of Arch (other than the Excluded Shares or Converted Shares (each as defined in the Agreement)) will be converted into the right to receive 1.326 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share (“Company Common Stock”), of the Company.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts, relating to the Company and Arch; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Arch furnished to us by Arch, including financial forecasts provided to or discussed with us by the management of Arch; (iv) reviewed information regarding the capitalization of the Company (furnished to us by the Company) and Arch (furnished to us by Arch); (v) reviewed certain internal information relating to cost savings, synergies and related expenses and certain pro forma effects, in each case expected to result from the Transaction (the “Expected Synergies”), furnished to us by the Company and Arch; (vi) reviewed certain internal information relating to the net operating losses (“NOLs”) of Arch, including estimates of utilization, furnished to us by Arch; (vii) conducted discussions with members of the senior management and representatives of the Company and Arch concerning the information described in clauses (i) through (vi) of this paragraph, as well as the businesses and prospects of the Company and Arch generally; (viii) reviewed the reported prices and trading activity for the Company Common Stock and Arch Common Stock; (ix) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (x) considered certain other transactions as we deemed appropriate; (xi) reviewed the execution version of the Agreement; (xii) participated in certain discussions and negotiations among representatives of the Company and Arch and their advisors; and (xiii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

399 Park Avenue | 4th Floor | New York, NY 10022

Moelis & Company LLC doing business as Moelis

In connection with our analysis and opinion, we have relied on the information supplied to, discussed with or reviewed by us being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any such information). We have also relied on the representation of the Company’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. We have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts and other information relating to the Company, Arch, the Expected Synergies and the NOLs referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company or Arch, as the case may be, as to the future performance of the Company and Arch, such Expected Synergies (including the amount, timing and achievability thereof) and the NOLs (including the timing and utilization thereof). We also have assumed, at your direction, that the future financial results and the Expected Synergies and the NOLs will be achieved at the times and in the amounts projected. In addition, we have relied on the assessments of the managements of the Company and Arch as to the Company’s ability to retain key employees of Arch and to integrate the businesses of the Company and Arch. We express no views as to the reasonableness of any financial forecasts or the Expected Synergies or the NOLs or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company or Arch, nor have we been furnished with any such evaluation or appraisal.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company. Our opinion does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Exchange Ratio from a financial point of view to the Company. Our opinion relates to the relative values of the Company and Arch. We express no opinion as to what the value of Company Common Stock actually will be when issued pursuant to the Transaction or the prices at which Company Common Stock or Arch Common Stock may trade at any time. We are not expressing any opinion as to fair value, viability or the solvency of the Company or Arch following the closing of the Transaction. In rendering this opinion, we have assumed that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreement are accurate and correct, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to our analysis. In addition, representatives of the Company have advised us, and we have assumed, that the Transaction will qualify as a tax free reorganization for federal income tax purposes. We have not been authorized to solicit and have not solicited indications of interest in a possible transaction with the Company from any party.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company, Arch or the Transaction.

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion, regardless of the conclusion reached herein. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and Arch. In the past two years prior to the date hereof, we have not been engaged by (and have not received any fees from) the Company or Arch. We may in the future provide investment banking and other services to the Company and Arch and may receive compensation for such services.

This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Exchange Ratio from a financial point of view to the Company. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Exchange Ratio or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

MOELIS & COMPANY LLC

ANNEX C

767 Fifth Avenue New York, NY 10153

T 212.287.3200 F 212.287.3201 pwpartners.com

August 20, 2024

The Board of Directors

Arch Resources, Inc.

1 CityPlace Drive, Suite 300

St. Louis, MO 63141

Members of the Board:

We understand that Arch Resources, Inc. (the “Company”), CONSOL Energy Inc. (“Parent”), and Mountain Range Merger Sub Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge (the “Merger”) with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of Parent, and each share of Class A common stock, par value $0.01 per share of the Company (the “Company Class A Common Stock”), and Class B common stock, par value $0.01 per share of the Company (the “Company Class B Common Stock” and together with the Company Class A Common Stock, the “Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, other than Excluded Shares (as defined in the Merger Agreement), will be converted into the right to receive 1.326 shares (the “Merger Consideration”) of common stock, par value $0.01 per share (the “Parent Common Stock”), of Parent. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders (other than (x) Parent and its affiliates and (y) holders of Excluded Shares) of outstanding shares of Company Common Stock of the Merger Consideration in the proposed Merger pursuant to the Merger Agreement.

For purposes of the opinion set forth herein, we have, among other things:

1.

reviewed certain publicly available financial statements and other publicly available business and financial information with respect to the Company and Parent, including equity research analyst reports;

2.

reviewed certain internal financial statements, analyses and forecasts (the “Company Forecasts”) and other internal financial information and operating data relating to the business of the Company, in each case, prepared by management of the Company and approved for our use by management of the Company;

3.

reviewed certain internal financial statements, analyses and forecasts (the “Parent Forecasts”) and other internal financial information and operating data relating to the business of Parent, in each case, prepared by management of Parent, as approved for our use by management of the Company;

4.

discussed the Parent Forecasts and, at the instruction of senior management of the Company, certain sensitivities with respect thereto, with senior management of the Company, the Board of Directors of the Company, and other representatives and advisors of the Company;

5.

discussed the past and current business, operations, financial condition and prospects of the Company and the combined company with senior management of the Company, the Board of Directors of the Company, and other representatives and advisors of the Company;

6.

discussed the past and current business, operations, financial condition and prospects of Parent and the combined company with senior management of the Company and Parent, the Board of Directors of the Company, and other representatives and advisors of the Company and Parent;

7.	discussed with members of the senior management of the Company and Parent their assessment of the strategic rationale for, and the potential benefits of, the Merger;

8.

reviewed certain estimates as to the amount and timing of certain cost savings and related expenses, operating efficiencies, revenue effects and financial synergies anticipated by management of Parent and the Company to result from the consummation of the Merger (the “Synergies”) as approved for our use by the management of the Company;

9.	compared the financial performance of the Company and Parent with that of certain publicly-traded companies which we believe to be generally relevant;

10.

reviewed the historical trading prices for the Company Class A Common Stock and the Parent Common Stock and compared such price with that of securities of certain publicly-traded companies which we believe to be generally relevant;

11.	participated in discussions among representatives of the Company and Parent and their respective advisors;

12.	reviewed a draft of the Merger Agreement dated August 20, 2024; and

13.	conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.

For purposes of our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by us (including information that was available from public sources) and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Company Forecasts and the Synergies, we have been advised by management of the Company and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby and we express no view as to the reasonableness of the Company Forecasts, the Synergies or the assumptions on which they are based. With respect to the Parent Forecasts, we have been advised by management of Parent and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Parent as to the future financial performance of Parent and the other matters covered thereby, and we express no view as to the reasonableness of the Parent Forecasts or the assumptions on which they are based. In particular, the Company Forecasts, Parent Forecasts and Synergies reflect certain assumptions regarding the coal mining industry, including with respect to commodity prices, that are subject to significant uncertainty and that, if different than assumed, could have a material impact on our analysis and this opinion. In arriving at our opinion, we have not made or been provided with any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of the Company, Parent or any of their respective subsidiaries other than that certain actuarial report prepared by Mercer LLC, dated February 28, 2020, regarding certain retiree medical liabilities under the Coal Industry Retiree Health Benefit Act of 1992 and certain federal black lung liabilities under the Black Lung Benefits Act. We have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company, Parent or any other party. In addition, we have not evaluated the solvency of any party to the Merger Agreement, or the impact of the Merger thereon, including under any applicable laws relating to bankruptcy, insolvency or similar matters.

We have assumed that the final Merger Agreement will not differ from the draft of the Merger Agreement reviewed by us in any respect material to our analysis or this opinion. We have also assumed that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct in all respects material to our analysis and this opinion, (ii) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to our analysis and this opinion, and (iii) the Merger will be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement, without any modification, amendment, waiver or delay that would be material to our analysis or this opinion. In addition, we have assumed that in connection with the receipt of all approvals and consents required in connection with the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would be material to our analysis.

This opinion addresses only the fairness from a financial point of view, as of the date hereof, to the holders (other than (x) Parent and its affiliates and (y) holders of Excluded Shares) of Company Common Stock of the Merger Consideration in the proposed Merger pursuant to the Merger Agreement. For purposes of our opinion, we have assumed, with your consent, that the Company Class A Common Stock and Company Class B Common Stock are economically equivalent. We have not been asked to, nor do we, offer any opinion as to any other term of the Merger Agreement or any other document contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Merger or the likely timeframe in which the Merger will be consummated. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Merger Consideration or otherwise. We express no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of the Company, as to the underlying decision by the Company to engage in the Merger or as to the relative merits of the Merger compared with any alternative transactions or business strategies. Nor do we express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document. This opinion does not address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals.

We were not requested to, and we did not, solicit third-party indications of interest in the possible acquisition of all or part of the Company, nor were we requested to consider, and our opinion does not address, the underlying business decision by the Company to engage in the Merger or the relative merits of the Merger as compared with any alternative transactions or business strategies.

We have acted as financial advisor to the Company with respect to the Merger and this opinion and will receive a fee for our services, a portion of which becomes payable upon delivery of this opinion (or would have become payable if we had advised the Company that we were unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse us for certain expenses and indemnify us for certain liabilities that may arise out of our engagement.

Perella Weinberg Partners LP and its affiliates, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We and our affiliates also engage in securities trading and brokerage, asset management activities, equity research and other financial services. As previously disclosed to you, we and our affiliates have, within the past two years, provided investment banking and financial advisory services to Parent or its affiliates for which we or such affiliates have not received, and are not owed, any, compensation. Except in connection with our engagement as financial advisor to the Company in connection with the Merger, during the two-year period prior to the date hereof, no material relationship existed between Perella Weinberg Partners LP or its affiliates, on the one hand, and the Company or any of its affiliates pursuant to which we or our affiliates has received or anticipates receiving compensation. We and our affiliates in the future may provide investment banking and other financial services to Parent and/or the Company and their respective affiliates and in the future may receive compensation for the rendering of these services. In the ordinary course of our business activities, we and our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers or clients, in (i) debt, equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, Parent or any of their respective affiliates and (ii) any currency or commodity that may be material to the parties or otherwise involved in the Merger. The issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.

This opinion and our advisory services are for the information and assistance of the Board of Directors of the Company in connection with, and for the purpose of its evaluation of, the Merger. This opinion is not intended to be and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote or otherwise act with respect to the proposed Merger or any other matter. We express no opinion as to what the value of the Parent Common Stock actually will be when issued or the prices at which the Company Common Stock or Parent Common Stock will trade at any time, including following announcement or completion of the Merger. In addition, we express no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of the Company. Our opinion is necessarily based on financial, economic, market, monetary and other conditions as in effect on, and the information made available to us as of, the date hereof. Subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders (other than (x) Parent and its affiliates and (y) holders of Excluded Shares) of Company Common Stock in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

PERELLA WEINBERG PARTNERS LP

ANNEX D

Form of CONSOL Energy Inc. Charter Amendment

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CONSOL ENERGY INC.

CONSOL Energy Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts this Certificate of Amendment (this “Certificate of Amendment”), which amends its Amended and Restated Certificate of Incorporation, as heretofore amended (the “Certificate of Incorporation”), as described below, and does hereby further certify that:

FIRST: The Board of Directors of the Corporation has duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation described herein (the “Amendment”) and directing that the Amendment be submitted for consideration by the stockholders of the Corporation, and the holders of a majority of the outstanding Common Stock, par value of $0.01 per share, of the Corporation entitled to vote at the special meeting of the stockholders called and held upon notice in accordance with Section 222 of the DGCL for the purpose of voting on the Amendment have voted in favor of the Amendment.

SECOND: Article I of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

(a) The name of the corporation is Core Natural Resources, Inc.

THIRD: Article IV, Section 4.1, paragraph (a) of the Certificate of Incorporation is amended and restated to read in its entirety as follows:

(a) The total number of shares of capital stock which the Corporation shall have authority to issue is 125,500,000, which shall be divided into two classes, consisting of 125,000,000 shares of Common Stock, par value of $0.01 per share (the “Common Stock”), and 500,000 shares of Preferred Stock, par value of $0.01 per share (the “Preferred Stock”).

FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the DGCL. The foregoing amendments shall be effective upon filing with the Secretary of State of the State of Delaware.

FIFTH: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

D-1

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by an authorized officer of the Corporation as of this ____ day of __________, ____.

CONSOL ENERGY INC.

By:
Name:
Title:

D-2

ANNEX E

FOURTH AMENDED AND RESTATED

BYLAWS

OF

CORE NATURAL RESOURCES, INC.

Incorporated under the Laws of the State of Delaware

(effective [●])

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1. Delaware Office. The registered office of Core Natural Resources, Inc. (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

SECTION 1.2. Other Offices. The Corporation may have such other offices, either inside or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or as the business of the Corporation may require.

SECTION 1.3. Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

SECTION 2.1. Annual Meeting. An annual meeting of the stockholders of the Corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting shall be held at such date, time and place (if any) as may be fixed by resolution of the Board of Directors.

SECTION 2.2. Special Meetings. Subject to the rights of the holders of any then outstanding series of stock having a preference over the Common Stock of the Corporation as to dividends, voting or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by or at the direction of (i) the Chair of the Board of Directors, the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”), and any power of stockholders to call a special meeting is specifically denied. The record date for, and the date, time, and place (if any) of, any special meeting, shall be fixed by the Board of Directors.

SECTION 2.3. Place of Meeting. The Board of Directors or the Chair of the Board of Directors, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation. The Board of Directors may also, in its sole discretion, determine that any meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt and in accordance with the DGCL, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 2.4. Notice of Meeting. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place (if any), date, time, the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, or by electronic transmission in the manner provided in Section 232 of the DGCL (except to the extent prohibited by Section 232(e) of the DGCL) by or at the direction of the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer or the Corporate Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. In the case of notice given by commercial delivery service, such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such delivery, the delivery charge to be paid by the Corporation or the person sending such notice and not by the addressee. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A stockholder may also waive notice of a meeting as provided in Section 7.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”) otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 2.5. Quorum; Adjournment and Postponement. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at all meetings of stockholders. Except as otherwise provided by applicable law or the Certificate of Incorporation or these Bylaws, when a specified item of business requires a separate vote by a class or series or classes or series of stock, the holders of a majority of the outstanding shares of such class or series or classes or series entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of such business. The Chair of the Board of Directors, the Chief Executive Officer or chair of a meeting may adjourn or postpone the meeting for any purpose (including due to a technical failure to convene or continue a meeting using remote communication) and to any other time and other place (if any) at which a meeting may be held under these Bylaws. When a meeting is adjourned to another time or place (if any), notice need not be given of the adjourned meeting if: (a)(i) the time, the place (if any), and the means of remote communication, if any, by which stockholders may be deemed to be present and vote at the meeting, are: (A) announced at the meeting at which the adjournment is taken; (B) displayed during the time for the meeting, on the same electronic network used to enable stockholders to participate in the meeting by means of remote communication; or (C) set forth in the notice of the meeting given in accordance with these Bylaws; and (ii) the date of the adjourned meeting is not more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice stating the place (if any), date, time, and means of remote communication, if any, will be sent as provided in Section 2.4 of these Bylaws or (b) otherwise permitted by applicable law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or postponement, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.6. Conduct of Meetings. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate as chair of the meeting, or in the absence of such a person, the Chair of the Board of Directors, or if none or in the Chair of the Board of Directors’ absence or inability to act, the Chief Executive Officer, or if none or in the Chief Executive Officer’s absence or inability to act, the President, or if none or in the President’s absence or inability to act, a Vice President, or, if none of the foregoing is present or able to act, by a chair to be chosen by the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting. The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chair of the meeting shall appoint any person present to act as secretary of the meeting. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chair shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.7. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the DGCL) by the stockholder, or by such stockholder’s duly authorized attorney in fact.

SECTION 2.8. Notice of Nominations and Stockholder Business.

(A) Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and for proposals of other business to be properly brought before an annual meeting, such nominations and proposals of other business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly made at the annual meeting by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of individuals for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or bring other business proposals (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(B) Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the special meeting by or at the direction of the Board of Directors; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting.

Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving notice with respect to such special meeting and at the time of the special meeting, (2) is entitled to vote at the meeting, and (3) complies with the procedures set forth in these Bylaws as to such nomination. This Section 2.8(B) shall be the exclusive means for a stockholder to make nominations or bring other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders.

(C) General. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this paragraph, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

SECTION 2.9. Advance Notice of Stockholder Business and Nominations.

(A) Annual Meeting of Stockholders. Without qualification or limitation, subject to Section 2.9(C)(4) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.8(A) of these Bylaws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.10 of these Bylaws), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting. Notwithstanding the foregoing, if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the first anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.9(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of the Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to Section 2.8(B) of these Bylaws. Subject to Section 2.9(C)(4) of these Bylaws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 2.10 of these Bylaws), and timely updates and supplements thereof in each case in proper form, in writing, to the Secretary. To be timely, a stockholder’s notice pursuant to the preceding sentence shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be considered timely, a stockholder’s notice pursuant to the first sentence of this paragraph shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(C) Disclosure Requirements.

(1) To be in proper form, a stockholder’s notice given pursuant to this Section 2.9 to the Secretary must include the following, as applicable:

(a) As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and/or their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, and/or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement (regardless of the purpose or effect of such repurchase or “stock borrowing” agreement or arrangement), involving such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) to which such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith and (I) any direct or indirect interest of such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith, if any, and (iv) any other information relating to such stockholder, such beneficial owner and/or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b) If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between or among any of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c) As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K or any successor provision promulgated under the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(d) With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement as required by Section 2.10 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws, including without limitation Sections 2.9, 2.10 and 2.11 hereof, shall be eligible for election as directors;

(e) In addition to the requirements set forth in this Section 2.9 with respect to any nomination proposed to be made at a meeting, any stockholder, beneficial owner, if any, on whose behalf the nomination is being made, or their respective affiliates and associates, or others working in concert therewith, if any, intending to solicit proxies pursuant to Rule 14a-19 of the Exchange Act shall deliver notice to the Corporation in accordance with this Section 2.9 and such notice shall include: (i) the names, business addresses, and, if known, residence addresses of all nominees for whom the stockholder, beneficial owner, if any, or their respective affiliates and associates, or others acting in concert therewith, if any, intends to solicit proxies; (ii) the names, business addresses, and, if known, residence addresses of all nominees who would be presented for election at the meeting of stockholders in the event of a need to change the stockholder’s, beneficial owner’s, if any, or their respective affiliates’ and associates’, or others’ acting in concert therewith, if any, original slate; and (iii) a representation that the stockholder, beneficial owner, if any, or their respective affiliates and associates, or others acting in concert therewith intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, including the solicitation of the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors;

(f) Upon request of the Corporation, if a stockholder, beneficial owner, if any, on whose behalf the nomination is being made, or their respective affiliates and associates, or others acting in concert therewith, if any, provides notice pursuant to Rule 14a-19(b) of the Exchange Act, such stockholder, beneficial owner, if any, or their respective affiliates and associates, or others acting in concert therewith, if any, shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting of stockholders, reasonable evidence that it has met requirements of Rule 14a-19(a)(3) of the Exchange Act; and

(g) Unless otherwise required by applicable law, if any stockholder, beneficial owner, if any, on whose behalf the nomination is being made, or their respective affiliates and associates, or others acting in concert therewith, if any, provides notice pursuant to Rule 14a-19(b) of the Exchange Act and such stockholder, beneficial owner, or their respective affiliates and associates, or others working in concert therewith subsequently fails to comply with any requirements of Rule 14a-19 of the Exchange Act, any other rules or regulations thereunder, or these Bylaws, then the Corporation will disregard any proxies or votes solicited for such nominees and such nomination will be disregarded.

(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of these Bylaws, “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership.

(3) Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered.

(4) Nothing in this Section 2.9 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 and Rule 14a-19 under the Exchange Act, nothing in this Section 2.9 shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

SECTION 2.10. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a stockholder for election or reelection to the Board of Directors must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made

(which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) will comply with the Corporation’s corporate governance guidelines and other policies applicable to its directors, and has disclosed therein whether all any portion of securities of the Corporation were purchased with any financial assistance provided by any other person and whether any other person has any interest in such securities, (D) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time, (E) consents to being named as a nominee in any proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card and agrees to serve if elected as a director and (F) will abide by the requirements of Section 2.11 of these Bylaws.

SECTION 2.11. Procedure for Election of Directors; Required Vote.

(A) Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. The Board of Directors or chair of the meeting may, in their or his or her sole discretion, require that any votes cast for the election of directors at such meeting be cast by written ballot.

(B) If a nominee for director who is an incumbent director receives a greater number of votes “withheld” from his or her election than votes “for” such director nominee’s election, he or she shall promptly tender his or her resignation to the Board of Directors following certification of the election results. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.10.

(C) Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at a meeting at which is quorum is present and entitled to vote on the matter shall be the act of the stockholders. The Board of Directors or chair of a meeting may, in their or his or her sole discretion, require that any votes cast at such meeting shall be cast by written ballot.

(D) Any individual who is nominated for election to the Board of Directors at an annual meeting shall, if requested by the Corporation, tender an irrevocable resignation in advance of the annual meeting. Such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (1) the information provided to the Corporation by such individual or, if applicable, by any stockholder who nominated such individual, was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (2) such individual or, if applicable, any stockholder who nominated such individual, shall have breached any representations or obligations owed to the Corporation under these Bylaws.

SECTION 2.12. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The chair of the meeting shall be appointed by the inspector or inspectors to fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 2.13. Stockholder Action by Written Consent. Subject to the rights of the holders of any then outstanding series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, only if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the action that is the subject of the consent.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 3.2. Number and Tenure of Directors.

(A) Subject to the rights of the holders of any series of Preferred Stock to elect directors, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”); provided that prior to the Expiration Date (as defined below), the number of directors shall be fixed in accordance with, and shall require the approvals set forth in, Article X of these Bylaws. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

(B) Subject to the rights of any holders of any class or any series of Preferred Stock to elect directors, all directors up for election shall be elected for a term expiring at the next annual meeting of stockholders.

SECTION 3.3. Election of Directors. The directors shall be elected at the annual meetings of stockholders as specified in the Certificate of Incorporation, except as otherwise provided in the Certificate of Incorporation or in these Bylaws, and each director of the Corporation shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

SECTION 3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place, if any, as, the annual meeting of stockholders, or such other date, time and place as the Board of Directors may provide by resolution without other notice than this Bylaw, or such resolution, as applicable. The Board of Directors may, by resolution, provide the date, time and place, if any, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.5. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chair of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, date and time of the meetings.

SECTION 3.6. Notice of Meeting. Notice of any special meeting of directors shall be given to each director at such person’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, email or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by email, facsimile transmission, telephone or by hand, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.4 of these Bylaws.

SECTION 3.7. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or applicable committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.8. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.9. Quorum. Subject to Section 3.10 of these Bylaws, a whole number of directors equal to at least a majority of the directors then in office shall constitute a quorum for the transaction of business, provided that such directors represent at least one-third of the Whole Board. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the Certificate of Incorporation, these Bylaws or the DGCL. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.10. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until such director’s successor shall have been duly elected and qualified; provided that prior to the Expiration Date, the filling of vacancies shall also be subject to the applicable provisions of Article X of these Bylaws. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

SECTION 3.11. Chair of the Board. Subject to the applicable provisions of Article X, the Board of Directors may appoint, by the affirmative vote of the majority of the directors then in office, a Chair of the Board of Directors (who may be an Executive Chair or the Chief Executive Officer) from among the directors. The Chair of the Board of Directors shall preside over all meetings of the Board of Directors and stockholders at which he or she is present. The Chair of the Board of Directors may also be an executive officer of the Corporation. If the Chair of the Board of Directors is an Executive Chair, the Executive Chair shall be an executive officer of the Corporation and shall perform such duties and possess such powers as are customarily vested in the office of the Chair of the Board of Directors of a corporation or as may be vested in him or her by the Board of Directors from time to time. The Executive Chair and Chief Executive Officer shall have joint responsibilities over the strategy, policy making, capital allocation and personnel matters of the Corporation. The Executive Chair shall have broad access to the records, management and personnel of the Corporation and its subsidiaries, including without limitation the power and authority to obtain any information about the Corporation and its operations. The Executive Chair is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation. During the time of any vacancy in the office of Chief Executive Officer or in the event of the absence or disability of the Chief Executive Officer, the Executive Chair shall have the duties and powers of the Chief Executive Officer unless otherwise determined by the Board of Directors or otherwise specified herein. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 3.11 for the exercise by the Executive Chair of the powers of the Executive Chair.

SECTION 3.12. Committees. The Board of Directors may designate any such committee as the Board of Directors considers appropriate, which shall consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors as appropriate.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.6 of these Bylaws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

SECTION 3.13. Removal. Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding and the applicable requirements of Article X of these Bylaws, any director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote in an election of such director.

SECTION 3.14. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV

OFFICERS

SECTION 4.1. Elected Officers. The officers of the Corporation shall be appointed by the Board of Directors, or as otherwise provided in this Article IV, and shall include a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and such other officers as the Board of Directors from time to time may deem proper, which may include an Executive Chair, one or more Vice Presidents (including, without limitation, Senior Vice Presidents) and a Treasurer. Any number of offices may be held by the same person. All officers appointed in accordance with these Bylaws shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof, or (subject to Article X) the Chief Executive Officer in the case of any Vice President, Senior Vice President or Treasurer appointed by the Chief Executive Officer pursuant to Section 4.3. The Board or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee, or by the Chief Executive Officer, as the case may be. For the avoidance of doubt, such other officers and agents shall have the powers and perform the duties as are customarily incident to the position they hold.

SECTION 4.2. Term of Office. Each officer shall hold office until such officer’s successor shall have been duly appointed and shall have qualified or until such officer’s earlier death, resignation or removal.

SECTION 4.3. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and Section 3.11, he or she shall be in the general and active charge of the entire business and affairs of the Corporation and shall be its chief policy-making officer. The Chief Executive Officer shall report to the Executive Chair so long as there is an Executive Chair. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation. Subject to the authority of the Board of Directors, the Executive Chair and the provisions of the Certificate of Incorporation and these Bylaws, including Article X, the Chief Executive Officer is authorized to appoint one or more Vice Presidents (including, without limitation, Senior Vice Presidents) and/or a Treasurer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws. The Chief Executive Officer of the Corporation may also serve as President, if so appointed by the Board of Directors.

SECTION 4.4. President. The President of the Corporation shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors, the Executive Chair and the Chief Executive Officer are carried into effect. The President shall, in the absence or disability of the Chief Executive Officer and the Executive Chair, act with all of the powers and be subject to all the restrictions of the Chief Executive Officer. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Executive Chair, Chief Executive Officer or the Board of Directors or as may be provided in these Bylaws.

SECTION 4.5. Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity. The Chief Financial Officer shall assist the Executive Chair, the Chief Executive Officer and the President in the general supervision of the Corporation’s financial policies and affairs.

SECTION 4.6. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law; the Secretary shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and the Secretary shall see that the books, reports, statements, certificates and other documents and records required by applicable law to be kept and filed are properly kept and filed; and in general, the Secretary shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such Secretary by the Board of Directors, the Executive Chair, the Chief Executive Officer or the President.

SECTION 4.7. Vice Presidents. Any Vice President shall have such powers and shall perform such duties as shall be assigned to such Vice President by the Board of Directors, the Executive Chair, the Chief Executive Officer or the President.

SECTION 4.8. Treasurer. Any Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds, shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors, and shall have such further powers and duties as shall be prescribed from time to time by the Board of Directors, the Executive Chair, the Chief Executive Officer or the President.

SECTION 4.9. Removal. Any officer or agent appointed by the Board of Directors may be removed from office at any time with or without cause by the affirmative vote of a majority of the Board of Directors then in office. Subject to Article X, any officer or agent appointed by the Chief Executive Officer may be removed by the Chief Executive Officer at any time with or without cause. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, or his or her resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 4.10. Vacancies. Subject to Article X, a newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors. Subject to Article X, any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

SECTION 5.1. Form. Shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is presented to the Corporation. If any shares of stock of the Corporation are represented by a certificate, every holder of stock in the Corporation represented by a certificate shall be entitled to have the certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. If the Board of Directors shall direct that any shares of stock of the Corporation shall be represented by certificates, the Chair of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, if any, any Assistant Treasurer, the Corporate Secretary, any

Assistant Corporate Secretary and any other officer designated by the Board of Directors shall be deemed to be authorized for purposes of this Section 5.1 to sign certificates representing shares of the Corporation’s capital stock. Any or all of the signatures on any certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed on, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

SECTION 5.2. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. In the case of any shares represented by certificates, transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his, her or its attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board of Directors or the Chief Executive Officer may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of the Corporation’s capital stock.

SECTION 5.3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or certificates or uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 5.4. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

SECTION 5.5. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.6. Registered Stockholders. The Corporation may treat the registered owner of any shares of its stock as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1. Indemnification.

(A) Each person who was or is a party to, or is otherwise threatened to be made a party to or is otherwise involved (including involvement as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (each such director or officer, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment or modification), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such Proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in Section 6.3, the Corporation shall indemnify any such Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(B) To obtain indemnification under this Article VI, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and as is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification. Upon written request by a Covered Person for indemnification pursuant to the first sentence of this Section 6.1(B), a determination, if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made in the specific case (i) if a Change of Control (as defined in the

Corporation’s current equity compensation plan) shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Covered Person, or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Covered Person, or (D) if so directed by the Board of Directors, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by (i) the Board of Directors if a Change of Control shall not have occurred or (ii) by the Covered Person if a Change of Control shall have occurred, unless the Covered Person shall request that such selection be made by the Board of Directors. If it is so determined that the Covered Person is entitled to indemnification, payment to the Covered Person shall be made within 10 days after such determination.

(C) To the extent that a Covered Person is a party to or a participant in and is successful (on the merits or otherwise) in defense of any action, suit or proceeding, the Corporation shall indemnify the Covered Person against all expenses actually and reasonably incurred by the Covered Person or on the Covered Person’s behalf in connection therewith. To the extent permitted by applicable law, if the Covered Person is not wholly successful in such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such action, suit or proceeding, the Corporation shall indemnify the Covered Person to the fullest extent permitted by applicable law against all expenses actually and reasonably incurred by the Covered Person or on the Covered Person’s behalf in connection with or related to each successfully resolved claim, issue or matter.

SECTION 6.2. Advance of Expenses. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than the DGCL permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not, except to the extent specifically required by applicable law, in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise.

SECTION 6.3. Claims. If a determination by the Corporation that the Covered Person is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnification, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses to a Covered Person, in whole or in part, or if payment in full pursuant to such request is not made within forty-five (45) days after a written claim submitted pursuant to Section 6.1(b) of these Bylaws (or, in the case of an advance of expenses, twenty (20) days after provision of a statement pursuant to Section 6.2 of these Bylaws and any required Undertaking), the right to indemnification or advances as granted by this Article VI shall be enforceable by such Covered Person in any court of competent jurisdiction. Such Covered Person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the Undertaking, if required by the DGCL, has been tendered to the Corporation) that the Covered Person has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the Covered Person for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including by its Board of Directors, Independent Counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its Board of Directors, Independent Counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct.

SECTION 6.4. Non-Exclusivity of Rights. The rights conferred on any person in this Article VI, shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or the Board of Directors. In addition, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI. The Board of Directors shall have the power to delegate to such officer or other person as the Board of Directors shall specify the determination of whether indemnification shall be given to any person pursuant to this Section 6.4.

SECTION 6.5. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

SECTION 6.6. Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VI.

SECTION 6.7. Continuation of Indemnification. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article VI shall continue notwithstanding that the person has ceased to be a Covered Person and shall inure to the benefit of his or her estate, heirs, executors, administrators, legatees and distributees; provided, however, that, except as set forth in Section 6.3, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 6.8. Effect of Amendment or Repeal. The provisions of this Article VI shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a Covered Person (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VI, the Corporation intends to be legally bound to each such current or former Covered Person. With respect to current and former Covered Persons, the rights conferred under this Article VI are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any Covered Persons who commence service following adoption of these Bylaws, the rights conferred under this Article VI shall be present contractual rights, and such rights shall fully vest, and be deemed to have vested fully, immediately upon such Covered Person’s service in the capacity which is subject to the benefits of this Article VI.

SECTION 6.9. Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

SECTION 6.10. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 6.11. Definitions. For purposes of this Article VI:

(A) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Covered Person;

(B) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the Covered Person in an action to determine the Covered Person’s rights under this Article VI.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year. The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

SECTION 7.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

SECTION 7.3. Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the words “Corporate Seal, Delaware,” the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 7.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 7.5. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chair of the Board of Directors, the Chief Executive Officer, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chair of the Board of Directors, the Chief Executive Officer, or the Secretary, or at such later time as is specified therein. Except to the extent specified in such notice, no formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

ARTICLE VIII

CONTRACTS, PROXIES, ETC.

SECTION 8.1. Contracts. In addition to the powers otherwise granted to officers pursuant to Article IV hereof, the Board of Directors or Chief Executive Officer may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Without limiting the foregoing, unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President, the Secretary and the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.

SECTION 8.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President or any other officer delegated such power by the Board of Directors may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

ARTICLE IX

AMENDMENTS

Unless otherwise provided by the Certificate of Incorporation, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal these Bylaws. Unless otherwise provided by the Certificate of Incorporation, the stockholders shall have the power to adopt, amend, alter or repeal these Bylaws by an affirmative vote of shares representing a majority of the voting power of all the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE X

CERTAIN CORPORATE GOVERNANCE MATTERS

SECTION 10.1. Executive Chair; President and CEO. Effective as of the Effective Time (for all purposes of this Article X, as defined in the Agreement and Plan of Merger, dated as of August 20, 2024, by and among the Corporation, Mountain Range Merger Sub Inc., a Delaware corporation and Arch Resources, Inc., a Delaware corporation (“Arch”), as the same may be amended from time to time (the “Merger Agreement”)), (a) James A. Brock shall serve as the Executive Chair of the Board of Directors and (b) Paul A. Lang shall serve as the Chief Executive Officer of the Corporation and as a member of the Board of Directors. The initial term of James A. Brock as Executive Chair of the Board of Directors shall expire effective as of the earlier of (i) the two-year anniversary of the Effective Time (the “Expiration Date”) or (ii) any date as of which James A. Brock ceases to serve as a member of the Board of Directors for any reason in accordance with these Bylaws (such date, the “Chairman Succession Date”). James A. Brock’s service as a member of the Board of Directors need not cease upon the cessation of his term as Executive Chair of the Board of Directors pursuant to clause (i) of the immediately preceding sentence. From and after the Chairman Succession Date, the Board of Directors shall select a member of the Board of Directors (which may be James A. Brock if still a member of the Board of Directors) to serve as Chair or Executive Chair of the Board of Directors. The Executive Chair may voluntarily resign from his or her position at any time. The initial term of Paul A. Lang as Chief Executive Officer of the Corporation shall expire no earlier than the two-year anniversary of the Effective Time other than in the case of

(and limited to) (1) the Chief Executive Officer’s resignation or death prior to such date or (2) the Chief Executive Officer’s removal from such office by the Board of Directors in accordance with the applicable requirements of Article X of these Bylaws.

SECTION 10.2. Board Size and Composition. Effective as of the Effective Time, the Board of Directors shall be comprised of four Continuing CONSOL Directors (as defined below), including James A. Brock, and four Continuing Arch Directors (as defined below), including Paul A. Lang and Richard A. Navarre. From and after the Effective Time until the Expiration Date: (i) the number of directors that comprises the full Board of Directors shall be eight; (ii) any Continuing CONSOL Director and any Continuing Arch Director who is then serving as a member of the Board of Directors and whose term is expiring at an annual meeting of shareholders held on a date that is prior to the Expiration Date shall be nominated by the Board of Directors for election to the Board of Directors at such annual meeting, subject to applicable stock exchange, legal and other applicable requirements, in each case provided that if the Continuing CONSOL Director or Continuing Arch Director, as applicable, was an independent director of the Corporation, such individual continues to be an independent director of the Corporation, and unless such Continuing CONSOL Director or Continuing Arch Director, as applicable, notifies the Board of Directors of his or her desire not to be so nominated; (iii) no vacancy on the Board created by the cessation of service of a director shall be filled by the Board of Directors, and the Board of Directors shall not appoint or nominate any individual to fill such vacancy, unless (x) if the predecessor director leading to the creation of such vacancy was an independent director of the Corporation, such individual would be an independent director of the Corporation, (y) in the case of a vacancy created by the cessation of service of a Continuing CONSOL Director, not less than a majority of the Continuing CONSOL Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, and (z) in the case of a vacancy created by the cessation of service of a Continuing Arch Director, not less than a majority of the Continuing Arch Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy; provided, that any such appointment or nomination pursuant to clause (y) or (z) shall be made in accordance with applicable Law and the rules of the New York Stock Exchange (or other national securities exchange on which the Corporation’s securities are then listed). For purposes of this Article X, the term “Continuing CONSOL Directors” shall mean the directors of the Corporation who were designated by the Corporation to be directors of the Corporation as of the Effective Time pursuant to Section 2.7(a) of the Merger Agreement, and any directors of the Corporation who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of any such director (or any successor thereto) pursuant to clause (y) of the second sentence of this Section 10.2, and the term “Continuing Arch Directors” shall mean the directors of Arch who were designated by Arch to be directors of the Corporation as of the Effective Time pursuant to Section 2.7(a) of the Merger Agreement, and any directors of the Corporation who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of any such director (or any successor thereto) pursuant to clause (z) of the second sentence of this Section 10.2.

SECTION 10.3. Lead Independent Director. From the Effective Time through the Chairman Succession Date, or any subsequent time when the Chair of the Board of Directors is not an independent director, the Board of Directors shall have a lead independent director who shall be elected by a majority of the members of the Board of Directors. The initial lead independent director of the Board of Directors shall be Richard A. Navarre.

Section 10.4. Officer Appointment and Removal. While the Corporation has an Executive Chair, the consent of both the Executive Chair and the Chief Executive Officer shall be required for the appointment or removal of any officer with a position of Senior Vice President or above. In the event the Chief Executive Officer and Executive Chair are unable to agree, such decision shall be made instead by the Board of Directors; provided however, that if such disagreement occurs prior to the Expiration Date, then such decision shall be made by the affirmative vote of at least 75% of the directors then in office.

SECTION 10.5. Certain Actions; Amendments; Interpretation. The following actions shall require the affirmative vote of at least 75% of the Whole Board (rounded to the nearest whole number): (i) prior to the

Expiration Date, the removal of James A. Brock from his position as the Executive Chair of the Board of Directors, or any diminution in or modification of the duties of the Executive Chair of the Board of Directors or the other matters set forth in Section 3.11 of these Bylaws, or any election or appointment of a replacement Chair or Executive Chair of the Board of Directors (including to fill a vacancy in any such position); (ii) prior to the Expiration Date, the failure to appoint or re-nominate James A. Brock or Paul A. Lang as a member of the Board of Directors; (iii) prior to the Expiration Date, the removal of Paul A. Lang from his position as the Chief Executive Officer of the Corporation, or any diminution in or modification of the duties of the Chief Executive Officer set forth in Section 4.3 of these Bylaws or the other matters set forth in Section 3.11 of these Bylaws, or any election or appointment of a replacement Chief Executive Officer (including to fill a vacancy in any such position); and (iv) prior to the Expiration Date, any change in the size or composition of the Board of Directors as set forth in Section 10.2 of these Bylaws. Effective as of the Effective Time until the Expiration Date, the provisions of this Article X may be modified, amended or repealed, and any bylaw provision or other resolution (including any proposed corresponding modification, amendment or repeal of any provision of the Corporation’s other constituent documents) inconsistent with this Article X may be adopted, only by (and any such modification, amendment, repeal or inconsistent bylaw provision or other resolution may be proposed or recommended by the Board of Directors only by) the affirmative vote of at least 75% of the Whole Board (rounded to the nearest whole number). In the event that the size of the Board of Directors is increased, then any provision in Section 10.4 or this Section 10.5 which requires the approval of a specific number of directors will be deemed amended to adjust such requirement proportionately so that 75% of the Whole Board (rounded to the nearest whole number) is required for any such approval. In the event of any inconsistency between any provision of this Article X and any other provision of these Bylaws, including Article III or Article IX of these Bylaws, the provisions of this Article X shall control to the fullest extent permitted by law.

ARCH RESOURCES, INC. ONE CITYPLACE DRIVE, SUITE 300 ST. LOUIS, MO 63141 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 8, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ARCH2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 8, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V59513-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ARCH RESOURCES, INC. The Board of Directors (the “Board of Directors”) of Arch Resources, Inc. (the “Company”) recommends a vote “FOR” proposal 1: For Against Abstain 1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of August 20, 2024, ! ! ! by and among the Company, CONSOL Energy Inc. (“CONSOL”), and Mountain Range Merger Sub, Inc., a wholly owned subsidiary of CONSOL (“Merger Sub”), providing for, among other things, the acquisition of the Company by CONSOL pursuant to a merger between Merger Sub and the Company (the “Merger”). The Board of Directors recommends a vote “FOR” proposal 2: For Against Abstain 2. To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers ! ! ! that is based on or otherwise relates to the Merger. The Board of Directors recommends a vote “FOR” proposal 3: For Against Abstain 3. To approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit ! ! ! the solicitation of additional votes or proxies if there are not sufficient votes cast at the special meeting to approve proposal 1. NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name appears hereon. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement is available at www.proxyvote.com. V59514-TBD One CityPlace Drive, Suite 300 St. Louis, Missouri 63141 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 9, 2025 AT 8:00 A.M. CENTRAL TIME The undersigned hereby appoints Paul A. Lang and Rosemary L. Klein and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of Arch Resources, Inc., a Delaware corporation, that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on January 9, 2025, at 8:00 a.m., Central Time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting. This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR proposals 1, 2 and 3. Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.